   As filed with the Securities and Exchange Commission on February 25, 2003
                                                    Registration No. 333-102442
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               -----------------
                              Amendment No. 1 to
                                 Form S-4/F-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------
                             CARNIVAL CORPORATION
                           P&O PRINCESS CRUISES PLC

            (Exact name of Registrant as specified in its charter)

             Republic of Panama                         4600                     59-156976
              England and Wales                         4600                       None
                                                  (Primary Standard          (I.R.S. Employer
(State or other jurisdiction of incorporation        Industrial             Identification No.)
              or organization)                   Classification Code
                                                       Number)

                               -----------------

               Carnival Corporation     P&O Princess Cruises plc
              3655 N.W. 87/th/ Avenue     77 New Oxford Street
             Miami, Florida 33178-2428  London, England WC1A 1PP
                  (305) 599-2600            +44 20 7805 1200

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                Arnaldo Perez, Esq.       Mona Ehrenreich, Esq.
                  General Counsel          c/o Princess Cruise
               Carnival Corporation            Lines, Ltd.
               3655 N.W. 87th Avenue     24305 Town Center Drive
             Miami, Florida 33178-2428  Santa Clarita, California
                  (305) 599-2600                  91355
                                             (661) 753-0000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

               Mark S. Bergman, Esq.    Duncan C. McCurrach, Esq.
               Paul, Weiss, Rifkind,     Sullivan & Cromwell LLP
              Wharton & Garrison LLP        125 Broad Street
              Alder Castle, 10 Noble       New York, NY 10004
                      Street                 (212) 558-4000
                  London EC2V 7JU
                 +44 20 7367 1600

                               -----------------

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

                               -----------------

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               -----------------

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                               EXPLANATORY NOTE

This registration statement comprises (i) Carnival's proxy statement with respect to the special meeting of Carnival shareholders to be held to approve the dual listed company structure with P&O Princess Cruises plc, (ii) Carnival's registration statement with respect to shares of Carnival common stock required to be registered as a result of the implementation of the dual listed company structure and (iii) P&O Princess Cruises plc's registration statement with respect to its special voting share that will be created as part of the dual listed company structure.

The information in this proxy statement/prospectus is not complete and may be changed. Nether registrant may sell the shares registered under the registration statement of which this proxy statement/prospectus is a part until the registration statement filed with the SEC is declared effective. This document is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted.


                Subject to completion, dated February 24, 2003

[LOGO] CARNIVAL
CORPORATION

                                 MICKY ARISON
                             Chairman of the Board
                            Chief Executive Officer

                                                                 [      ], 2003

Dear Shareholder:

As you may be aware, Carnival Corporation and P&O Princess Cruises plc have agreed to combine their businesses strategically under a dual listed company structure, which we refer to as the Combined Group in the attached proxy statement/prospectus. The Combined Group will be the largest cruise vacation group in the world, based on revenues, passengers carried and available capacity. The Combined Group will operate a combined fleet of 65 cruise ships and will sail to all major destinations outside the Far East. This is a significant transaction for Carnival and an important step in our history.

Under the DLC structure, the businesses of Carnival and P&O Princess will be combined principally through a series of contracts. Each company will continue to retain its separate legal identity, but the two companies will share a single senior executive management team, will have identical boards of directors and will be run as if they were a single economic enterprise. The two companies will pursue a common set of business objectives established by the identical boards and single management team, who will evaluate these strategies and other operational decisions from the perspective of all the shareholders.

Following completion of the transactions necessary to complete the DLC structure, you will continue to own the Carnival shares you currently own, but these shares will effectively reflect your economic interest in the Combined Group as a whole. On most matters that affect all of the shareholders of the Combined Group, you will vote together with the shareholders of P&O Princess on a combined basis. Carnival shares held by you and other current Carnival shareholders will represent at least 74% of the total equity and voting power of the Combined Group. Carnival shares are listed, and will continue to be listed, on the New York Stock Exchange under the symbol "CCL."

Information about the DLC transaction and proposed amendments to Carnival's articles of incorporation and by-laws required to implement the DLC structure is included in the accompanying proxy statement/prospectus. I urge you to read this material carefully and fully. You should also carefully consider the risk factors beginning on page 30.

Carnival's management believes that there will be significant benefits in sharing the best practices of the management teams of Carnival and P&O Princess across the Combined Group. The DLC transaction will allow the Combined Group to offer a wider range of vacation choices for its passengers and will enhance its ability to attract more passengers from land-based vacations. Carnival's board of directors is asking you to approve the Offer and Implementation Agreement and related transactions required to effect the DLC transaction, including necessary amendments to Carnival's articles of incorporation and by-laws, and the additional proposed amendments to Carnival's articles of incorporation, as described in more detail in the accompanying proxy statement/prospectus.

We cannot complete the DLC transaction unless you and your fellow shareholders approve it by a vote of a majority of all outstanding Carnival shares. The board of directors of Carnival has unanimously approved the DLC transaction and recommends that you vote FOR the resolutions set out in the notice of the special meeting.

The board of directors has fixed the close of business on ., 2003 as the record date for the determination of shareholders entitled to vote at the meeting or any adjournment of the meeting.

Thank you for your ongoing support and continued interest in Carnival
Corporation.

                                          Sincerely,

                                          [Signature]
                                          Chairman of the Board and
                                          Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in this proxy statement/prospectus. Any representation to the contrary is a criminal offence. This document is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted.

This proxy statement/prospectus is dated ., 2003 and is first being mailed to the shareholders of Carnival on or about . , 2003.

                     REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Carnival and P&O Princess by reference to documents that Carnival and P&O Princess have previously filed with the SEC and that are not included in or delivered with this proxy statement/prospectus. You can obtain documents incorporated by reference, other than certain exhibits to those documents, by requesting them in writing or by telephone from us or P&O Princess at the following addresses:

Carnival Corporation
3655 N.W. 87th Avenue
Miami, Florida 33178-2428
Attention: Corporate Secretary
Telephone: (305) 599-2600, Ext. 18018;

P&O Princess Cruises plc
77 New Oxford Street
London WC1A 1PP, England.
Attention: Company Secretary
Telephone: +44 20 7805-1200.

You will not be charged for any of these documents that your request. In order to ensure timely delivery of the documents, any request should be made by ., 2003. See "Where You Can Find More Information."

[LOGO] CARNIVAL
CORPORATION

                             3655 N.W. 87TH AVENUE
                           MIAMI, FLORIDA 33178-2428

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

DATE                          ., 2003

TIME                          .

PLACE                         .

ITEMS OF BUSINESS              1. To consider and approve the Offer and
                                  Implementation Agreement, dated January 8,
                                  2003, between Carnival Corporation and P&O
                                  Princess Cruises plc and the transactions contemplated by that agreement, as more fully described in the attached proxy statement/prospectus;
                               2. To consider and approve proposed amendments
                                  to the articles of incorporation and by-laws of Carnival Corporation (other than amendments covered by Proposals 3 and 4), including the issuance of a certificate of amendment as required by Panamanian law, in connection with the transactions contemplated by the Offer and Implementation Agreement, as more fully described in the attached proxy statement/prospectus;

                               3. To consider and approve a proposed amendment
                                  to the articles of incorporation of Carnival
                                  Corporation to increase the number of shares of common stock that Carnival Corporation has the authority to issue by 999,999,998 shares, including the issuance of a certificate of amendment as required by Panamanian law;
                               4. To consider and approve a proposed amendment
                                  to the articles of incorporation of Carnival
                                  Corporation to reduce the quorum requirement for meetings of the board of directors of Carnival Corporation from a majority, to one-third, of the total number of directors, including the issuance of a certificate of amendment as required by Panamanian law; and
                               5. To transact such other business as may
                                  properly come before the meeting.

                              The transactions contemplated by the Offer and Implementation Agreement will not be completed and the necessary amendments to Carnival's articles of incorporation and by-laws will not be effected unless the resolutions in respect of Items 1 and 2 are approved by our shareholders and the DLC transaction is approved by the shareholders of P&O Princess Cruises plc.

                              The resolutions in respect of Items 3 and 4 are
                              conditioned upon the resolutions in respect of
                              Items 1 and 2. If the Offer and Implementation
                              Agreement and related amendments to Carnival's
                              articles of incorporation and by-laws are not
                              approved by Carnival's shareholders, and the DLC
                              transaction is not approved by the shareholders
                              of P&O Princess Cruises plc, Carnival's
                              authorized common stock will not be increased and
                              the quorum requirement for director meetings will
                              not be reduced.
RECORD DATE                   You are entitled to vote if you were a
                              shareholder at the close of business on ., 2003.
MEETING ADMISSION             Attendance at the meeting is limited to
                              shareholders and one guest each. Each shareholder
                              may be asked to present valid picture
                              identification, such as a driver's license or
                              passport. Shareholders holding shares in
                              brokerage accounts (under a "street name") will
                              need to bring a copy of a brokerage statement
                              reflecting share ownership as of the record date.
                              The meeting will begin promptly at [time of day].
VOTING BY PROXY               Please submit a proxy as soon as possible so that
                              your shares can be voted at the meeting in accordance with your instructions. For specific instructions, please refer to the Questions and Answers beginning on page 1 of this proxy statement/prospectus and the instructions on the proxy card.

                                          On behalf of the Board of Directors

                                          /s/ ARNALDO PEREZ
                                          --------------------------------------
                                          ARNALDO PEREZ
                                          Senior Vice President,
                                          General Counsel and Secretary

                                   IMPORTANT

  A proxy statement/prospectus and proxy card are enclosed. All shareholders are urged to follow the instructions attached to the proxy card and complete, sign, date and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder attending the meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

                   IT IS IMPORTANT THAT YOUR SHARES BE VOTED

                               TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
QUESTIONS AND ANSWERS                                                                     1
   About the DLC Transaction                                                              1
   About the Special Meeting                                                              7
SUMMARY TERM SHEET FOR THE DLC TRANSACTION                                               11
   Proposals To Be Voted On                                                              11
   Parties to the DLC Transaction                                                        13
       Carnival                                                                          13
       P&O Princess                                                                      13
   Reasons for the DLC Transaction                                                       14
   The DLC Structure                                                                     14
   Highlights of the Combined Group                                                      15
   Conditions to the DLC Transaction                                                     16
   Termination of the Offer and Implementation Agreement                                 17
   Termination Fee                                                                       17
   No Consideration Payable                                                              17
   Required Vote                                                                         17
   Changes in Rights of Carnival Shareholders                                            18
   Special Voting Entities; Special Voting Shares                                        18
   Trust Shares of Beneficial Interest                                                   18
   Accounting Treatment                                                                  19
   United States Federal Income Tax Consequences                                         19
   Regulatory Approvals                                                                  19
   No Appraisal Rights                                                                   19
   Mandatory Exchange                                                                    20
   Partial Share Offer                                                                   20
   Arison Family and Associates                                                          20
   Cautionary Note Concerning Factors That May Affect Future Results                     21
SELECTED HISTORICAL FINANCIAL AND OPERATING DATA OF CARNIVAL                             22
SELECTED HISTORICAL FINANCIAL DATA OF P&O PRINCESS                                       24
SELECTED UNAUDITED PRO FORMA FINANCIAL DATA                                              27
COMPARATIVE PER SHARE DATA                                                               29
   Statement of Operations Data                                                          29
   Balance Sheet Data                                                                    29
COMPARATIVE STOCK PRICES                                                                 30
RISK FACTORS                                                                             31
CAUTIONARY NOTE CONCERNING FACTORS THAT MAY AFFECT FUTURE RESULTS                        39
THE SPECIAL MEETING                                                                      41
   The Proposals                                                                         41
   Record Date and Voting                                                                41
   Required Vote                                                                         41
   Proxies; Revocation                                                                   41
   Confidential Voting                                                                   42
   Other Matters                                                                         42
THE DLC TRANSACTION                                                                      43
   Background to the DLC Transaction                                                     43
   Reasons for the DLC Transaction                                                       47
   Other Considerations of Carnival and P&O Princess in respect of the DLC Transaction   48
   Recommendation of Carnival and P&O Princess Boards of Directors                       49
   The DLC Structure                                                                     49
   Special Voting Entities; Special Voting Shares                                        51
   Trust Shares of Beneficial Interest                                                   52
       Generally                                                                         52
       Pairing Agreement                                                                 53
       Voting Trust Deed                                                                 53

                                                                         Page
                                                                         ----
     No Consideration Payable                                             54
     Required Vote                                                        54
     Accounting Treatment                                                 54
     United States Federal Income Tax Consequences                        54
     Regulatory Approvals                                                 54
     No Appraisal Rights                                                  54
     Takeover Regulation of the Combined Group                            54
     Existing 4.9% Ownership Limit                                        56
  THE COMPANIES                                                           57
     Carnival                                                             57
     P&O Princess                                                         58
  THE COMBINED GROUP                                                      59
     Brands                                                               59
     Fleet                                                                60
     Lower Berths                                                         60
     Strategy                                                             61
     Industry Background                                                  63
       North America                                                      63
       Europe                                                             64
       UK                                                                 64
       Germany                                                            64
       Southern Europe                                                    65
       South America                                                      65
       Australia                                                          65
     Characteristics of the Cruise Vacation Industry                      65
     Competition                                                          66
     Employees                                                            66
     Board and Management                                                 67
     Dividends                                                            67
     On-going Reporting                                                   67
     Taxation of the Combined Group                                       68
     Taxation of Carnival Shareholders                                    71
  DIRECTORS AND EXECUTIVE OFFICERS OF THE COMBINED GROUP                  73
  UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE COMBINED GROUP         76
  CHANGES IN RIGHTS OF CARNIVAL SHAREHOLDERS                              85
     General                                                              85
     Voting Rights                                                        85
     Special Voting Shares                                                87
     Reflecting Votes of Carnival Shareholders at P&O Princess Meetings   88
     Equalization Share                                                   89
     Quorum Requirements                                                  89
     Shareholder Action By Written Consent                                90
     Shareholder Proposals                                                91
     Standard of Conduct for Directors                                    91
     Meetings of the Board of Directors                                   92
     General Meetings of Shareholders                                     92
     Special Meetings of Shareholders                                     93
     Sources and Payment of Dividends                                     93
     Rights of Purchase and Redemption                                    94
     Appraisal Rights                                                     94
     Pre-emptive Rights                                                   94
     Amendment of Governing Instruments                                   95
     Stock Class Rights                                                   96

                                                                           Page
                                                                           ----
   Rights of Inspection                                                     97
   Classification of the Board of Directors                                 98
   Election of Directors                                                    98
   Removal of Directors                                                     98
   Vacancies on the Board of Directors                                      99
   Indemnification of Directors and Officers                                99
   Takeover Restrictions                                                   100
   Liquidation                                                             101
PROPOSAL 1 APPROVAL OF THE OFFER AND IMPLEMENTATION AGREEMENT              103
   The Offer and Implementation Agreement                                  103
       Introduction                                                        103
       Generally                                                           104
       Conditions to the Offer and Implementation Agreement                104
       Other Key Provisions of the Offer and Implementation Agreement      105
       Termination of the Offer and Implementation Agreement               107
       No Solicitation                                                     108
       Mandatory Exchange                                                  109
       Governing Law of the Offer and Implementation Agreement             110
   The Equalization and Governance Agreement                               110
       General Principles                                                  110
       Restrictions on Buy-Backs and Share Issuances                       111
       Disenfranchisement                                                  111
       Liquidation                                                         111
       Termination of the Equalization and Governance Agreement            112
       Governing Law of Equalization and Governance Agreement              113
   Equalization Ratio                                                      113
   SVE Special Voting Deed                                                 114
       General Provisions                                                  114
       Amendments to SVE Special Voting Deed                               115
       Termination of SVE Special Voting Deed                              115
       Governing Law of SVE Special Voting Deed                            116
   Deeds of Guarantee                                                      116
       Carnival Deed of Guarantee                                          116
       P&O Princess Deed of Guarantee                                      117
PROPOSAL 2 APPROVAL OF AMENDMENTS TO CARNIVAL'S ARTICLES OF
INCORPORATION AND BY-LAWS IN CONNECTION WITH THE DLC TRANSACTION           118
   Capitalization                                                          118
   Voting Rights                                                           118
   Disenfranchisement                                                      118
   Special Voting Share                                                    118
   Quorum Requirements                                                     119
   Shareholder Action By Written Consent                                   119
   Standard of Conduct for Directors                                       119
   Meetings of the Board of Directors                                      119
   General Meetings of Shareholders                                        120
   Special Meetings of Shareholders                                        120
   Sources and Payment of Dividends                                        120
   Pre-emptive Rights                                                      120
   Amendment of Governing Instruments                                      121
   Stock Class Rights                                                      121
   Rights of Inspection                                                    121
   Election of Directors                                                   121
   Removal of Directors                                                    122
   Vacancies on the Board of Directors                                     122

                                                                         Page
                                                                         ----
      Indemnification of Directors and Officers                          122
      Takeover Restrictions                                              122
      Liquidation                                                        123
   PROPOSAL 3 APPROVAL OF AMENDMENT TO CARNIVAL'S ARTICLES OF
     INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
     AUTHORIZED FOR ISSUANCE                                             124
   PROPOSAL 4 APPROVAL OF AMENDMENT TO CARNIVAL'S ARTICLES OF
     INCORPORATION TO REDUCE QUORUM REQUIREMENT FOR BOARD MEETINGS       124
   COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT    125
   INTERESTS OF CERTAIN PERSONS IN THE PROPOSALS                         129
   OTHER BUSINESS                                                        129
   LEGAL MATTERS                                                         129
   EXPERTS                                                               129
   WHERE YOU CAN FIND MORE INFORMATION                                   130
   DOCUMENTS INCORPORATED BY REFERENCE                                   130
   LIMITATIONS ON ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. FEDERAL
     SECURITIES LAWS                                                     131

ANNEXES
-------

Annex A-1  Offer and Implementation Agreement

Annex A-2  Form of Equalization and Governance Agreement

Annex A-3  Form of SVE Special Voting Deed

Annex A-4  Form of Carnival Third Amended and Restated Articles of Incorporation

Annex A-5  Form of Carnival Amended and Restated By-Laws

Annex A-6  Form of P&O Princess Amended Memorandum of Association

Annex A-7  Form of P&O Princess Amended Articles of Association

Annex A-8  Form of Carnival Deed of Guarantee

Annex A-9  Form of P&O Princess Deed of Guarantee

Annex A-10 Form of Carnival Deed

Annex A-11 Directors of Carnival and P&O Princess

Annex B    Form of Pairing Agreement

Annex C    Form of Voting Trust Deed

                             QUESTIONS AND ANSWERS

This question-and-answer section highlights important information in this proxy statement/prospectus but does not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents we refer you to for a more complete understanding of the matters being considered at the special meeting.

Unless the context otherwise requires, references in this proxy statement/prospectus to "Carnival", "the Company", "we" or "us" are to Carnival Corporation and its subsidiaries, references to "P&O Princess" are to P&O Princess Cruises plc and its subsidiaries, and references to "the Combined Group" are references to the new enterprise resulting from the DLC transaction between us and P&O Princess.

About the DLC Transaction

Q: Why am I receiving these materials?

A: Our board of directors is providing these materials to you in connection with our special meeting and the DLC transaction referred to below. As a shareholder, you are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement/prospectus.

Q: What am I being asked to vote on?

A: You are being asked to consider and vote upon proposals to implement a dual listed company, or "DLC", structure with P&O Princess, which we refer to in this document as the "DLC transaction". These proposals include approval of an Offer and Implementation Agreement and amendments to our articles of incorporation and by-laws. You are also being asked to approve amendments to our articles of incorporation which, although consistent with the amendments relating to the DLC transaction, are not directly related to the DLC transaction.

Q: What is the DLC transaction?

A: The DLC transaction is a means of enabling us and P&O Princess to combine our management and operations as if we were a single economic enterprise, while retaining our separate legal identities. This will be accomplished through contractual arrangements and amendments to each company's governing documents. In addition, the governing documents of the two companies will be harmonized, to the extent practicable and permitted by law, to ensure our and P&O Princess' corporate procedures are substantially similar. As part of the DLC transaction, P&O Princess intends to change its name to Carnival plc at the extraordinary general meeting of P&O Princess shareholders. You will be voting on the changes to our governing documents (our articles of incorporation and by-laws) to give effect to these arrangements, as well as other amendments to our articles of incorporation which, although consistent with the amendments relating to the DLC transaction, are not directly related to the DLC transaction.

Q: What votes are required to approve the DLC transaction?

A: The DLC transaction must be approved by our shareholders and P&O Princess shareholders. Our shareholders must approve the proposals at the special meeting by the affirmative vote of a majority of all outstanding Carnival shares entitled to vote at the special meeting. P&O Princess shareholders must approve the DLC transaction by not less than three-quarters of the votes cast at the P&O Princess extraordinary general meeting. Micky Arison, our Chairman and Chief Executive Officer, other members of the Arison family and trusts for their benefit have entered into undertakings under which they will be required to cause shares beneficially owned by them representing approximately 47% of the voting power of Carnival to vote in favor of the resolutions required to implement the DLC structure at the special meeting. These undertakings are irrevocable except in circumstances where the DLC transaction is withdrawn or lapses.

Q: What is P&O Princess?

A: P&O Princess is a global cruise vacation company providing cruises to Alaska, the Caribbean, Europe, the Mediterranean, the Panama Canal and other exotic locations. P&O Princess also has a land-based tour operation division in Alaska. P&O Princess ordinary shares are listed on the London Stock Exchange, which we refer to in this document as the "LSE", and its American Depositary Shares are listed on the New York Stock Exchange, which we refer to in this document as the "NYSE". Both P&O Princess shares and P&O Princess ADSs trade under the symbol "POC" on their respective exchanges. You can learn more about P&O Princess by reading the documents P&O Princess has filed with the SEC. See "Where You Can Find More Information."

Q: Why does Carnival want to implement the DLC transaction?

A: Our board of directors believes that the DLC transaction is advantageous for Carnival and in the best interests of Carnival and its shareholders. Carnival has agreed to enter into the DLC transaction with P&O Princess in order to create the Combined Group. The transaction will allow the Combined Group to offer a wider range of vacation choices for its passengers and is expected to enhance its ability to attract more passengers from land-based vacations.

Q: What is the Combined Group?

A: The Combined Group, which reflects the businesses of Carnival and P&O
   Princess that will be managed and operated as if they were a single economic enterprise, will be the largest cruise vacation group in the world, based on revenue, passengers carried and available capacity. It will have a wide portfolio of complementary brands, both by geography and product offering, and will include some of the best known cruise brands globally. As of January 31, 2003, Carnival and P&O Princess, together, would have had a combined fleet of 65 cruise ships offering 99,982 lower berths, with 18 additional cruise ships with 42,260 lower berths scheduled to be added over the next three and a half years. The Combined Group will be a leading provider of cruises to all major cruise destinations outside the Far East. Carnival and P&O Princess together carried approximately 4.7 million passengers in fiscal 2002.

Q: Will P&O Princess become a subsidiary of Carnival?

A: No. P&O Princess will continue to exist as a separate publicly quoted company and its shares will continue to be listed on the LSE. Our board and the P&O Princess board will be identical and the Combined Group will be managed by a single senior executive management team. The two companies will pursue a common set of business objectives established by the identical boards and single management team, who will evaluate these strategies and other operational decisions from the perspective of all the shareholders.

Q: Will there be any transfer of assets between us and P&O Princess in connection with the DLC transaction?

A: No. The implementation of the DLC structure will not involve any transfer of assets between us and P&O Princess. Following completion of the DLC transaction, management of the Combined Group will determine whether assets will be owned by Carnival or P&O Princess as is most efficient and appropriate under the then prevailing circumstances. The

   Combined Group will comprise all of the assets held by P&O Princess and Carnival immediately prior to the implementation of the DLC transaction. No transfer of assets between the two companies will affect the equalization ratio or the relative economic interests of Carnival shareholders and P&O Princess shareholders in the Combined Group.

Q: What will happen to my Carnival shares?

A: Upon completion of the DLC transaction, you will continue to own your Carnival shares and will keep your existing certificates, if you have any. Carnival shares will continue to be listed on the NYSE. In connection with the DLC transaction, Carnival shareholders will receive trust shares of beneficial interests in a special voting entity in the form of a trust that we are creating. Following completion of the DLC transaction, Carnival shares will trade together with the trust shares of beneficial interest in this special voting trust, which we refer to in this proxy statement/prospectus as the "P&O Princess Special Voting Trust". Separate stock certificates will not be issued to represent these trust shares of beneficial interest; instead, certificates representing your Carnival shares will also evidence these trust shares of beneficial interest. You should not turn in your Carnival stock certificates.

Q: What are the trust shares of beneficial interest?

A: The trust shares of beneficial interest will represent an interest in the P&O Princess Special Voting Trust. The trustee of the P&O Princess Special Voting Trust will hold the P&O Princess special voting share. This special voting share is the mechanism by which your votes at Carnival shareholders meetings will be given effect at the P&O Princess shareholders meetings for purposes of the joint electorate actions and class rights actions described below. The trust shares of beneficial interest will entitle you to receive any distributions made by the trust. However, as the sole purpose of the trust relates to the holding of the special voting share, it is not expected to make any distributions.

Q. Will I be voting on the issuance of the trust shares?

A: No. The trust shares will be distributed by way of a dividend declared by our board of directors.

Q: What will happen to my future dividends?

A: After completion of the DLC transaction, dividends declared by us will continue to be paid by us to our shareholders and dividends declared by P&O Princess will continue to be paid by P&O Princess to its shareholders. However, we will not be able to declare or pay a dividend without an equivalent dividend (before taxes and other deductions) being declared or paid by P&O Princess and vice versa. Dividends on both our shares and P&O Princess shares declared after completion of the DLC transaction will be paid at about the same time and in equalized amounts. Our payment of dividends in the future will depend on business conditions, our financial condition and earnings and the financial condition and earnings of the Combined Group, the ability of P&O Princess to pay an equivalent dividend and other factors. It is intended that the first dividend to be paid by the Combined Group will be declared in April 2003, with a record date in May 2003, and a payment date in June 2003.

Q: Will my voting rights change?

A: Yes. On most matters that affect all of the shareholders of the Combined
   Group, shareholders of Carnival and P&O Princess will effectively vote together as a single decision-making body on matters requiring the approval of shareholders of either company. These matters will be specified in the governing documents of each company as "joint electorate actions". Combined voting will be accomplished through a special voting share, one to be issued by Carnival and held by a special voting entity set up by P&O Princess, and one to be issued by P&O Princess that will be held by the special voting entity in the form of a trust formed by Carnival. Certain matters where the interests of the two shareholder bodies may diverge will be specified in the governing documents of each company as "class rights actions". These class rights actions will be voted on separately by the shareholders of each company. If either group of shareholders does not approve a class rights action, that action generally cannot be taken by either company.

Q: Will I be asked to vote at P&O Princess meetings?

A: No. Your vote at Carnival shareholder meetings, for purposes of determining the outcome of combined voting, will automatically be reflected as appropriate at any parallel P&O Princess shareholders meeting through the mechanism of the special voting share.

Q: Who will be the directors and senior executive management team of the Combined Group?

A: We and P&O Princess will be managed and operated as if we were a single economic enterprise. Although we and P&O Princess will continue to exist as separate companies with its own board of directors and senior executive management, the boards and senior executive management of each company will be identical. The proposed directors of Carnival and P&O Princess following implementation of the DLC structure are listed under "Directors and Executive Officers of the Combined Group". In addition to their normal fiduciary duties to the company and obligation to have regard to the interests of its shareholders, the directors of each company will be entitled to have regard to the interests of the other company and its shareholders. Micky Arison, our Chairman and Chief Executive Officer, will be the Chairman and Chief Executive Officer of both Carnival and P&O Princess, Howard S. Frank, our Vice-Chairman and Chief Operating Officer, will be the Vice-Chairman and Chief Operating Officer of both Carnival and P&O Princess and Gerald R. Cahill, our Chief Financial Officer and Chief Accounting Officer, will be the Chief Financial Officer and Chief Accounting Officer of both Carnival and P&O Princess. The headquarters of the Combined Group will be in Miami, Florida with a corporate office in London.

Q: How will the directors of Carnival and P&O Princess be elected?

A: Resolutions relating to the appointment, removal and re-election of directors will be considered as a joint electorate action and voted upon by the shareholders of each company effectively voting together as a single decision-making body. No person may be a member of the board of directors of Carnival or P&O Princess without also being a member of the board of directors of the other company.

Q: When will we elect the directors of Carnival and P&O Princess?

A: We and P&O Princess expect to hold our next annual meetings in June 2003 at which the re-election of all of the directors will be considered as a joint electorate action.

Q: What is the Partial Share Offer?

A: In connection with the DLC transaction, we are making a tender offer for up to 20% of P&O Princess' outstanding shares, which we refer to in this proxy statement/prospectus as the "Partial Share Offer." The Partial Share Offer is not being made to you and will not influence whether or not the DLC transaction will proceed. Any P&O Princess shares that we acquire in the

   Partial Share Offer will not give us, or you, additional control over P&O Princess as those shares, under the terms of the agreements implementing the DLC transaction, will not have voting rights.

Q: What percentage of the Combined Group will be controlled by existing
   Carnival shareholders?

A: If the DLC transaction is approved, existing Carnival shareholders will hold approximately 74% of the equity of the Combined Group following its implementation. However, to the extent that P&O Princess shares are exchanged for Carnival shares under the Partial Share Offer, the percentage of the equity of the Combined Group represented by Carnival shares will increase. If the Partial Share Offer is taken up in full, approximately 79% of the equity of the Combined Group will be held through Carnival shares with the balance of the equity held through P&O Princess shares.

Q: What are the most significant conditions to the DLC transaction?

A: Completion of the DLC transaction is subject to certain conditions being satisfied or waived on or before September 30, 2003. The most important of these include:

   .   approval of the shareholders of each of Carnival and P&O Princess;

   . the absence of action, or threatened action, by any governmental authority that restrains, enjoins or otherwise prohibits the completion or performance of, or materially adversely affects, the DLC transaction and the other transactions contemplated by the Offer and Implementation Agreement;

   .   effectiveness of the revised governing documents;

   .   and all relevant regulatory consents or approvals having been obtained;

   . the Partial Share Offer becoming unconditional (other than the condition regarding closing of the DLC transaction); and

   . approval by the NYSE of the listing of either the trust shares of beneficial interest or the P&O Princess special voting share, subject in either case only to official notice of issuance.

Q: When do you expect to complete the DLC transaction?

A: We are working to complete the DLC transaction as soon as possible. We hope to complete the DLC transaction as soon as we can following our special meeting and the extraordinary general meeting of P&O Princess shareholders, if the required shareholder approvals are obtained at those meetings. In addition to shareholder approvals, we must satisfy all of the other closing conditions specified in the Offer and Implementation Agreement. Subject to these conditions, we expect completion of the DLC transaction to take place early in the second quarter of 2003.

Q: What are the tax consequences of the DLC transaction?

A: Although there is no U.S. federal income tax authority addressing the tax consequences of a DLC transaction, we believe that the DLC transaction should not give rise to taxable income or gain for Carnival shareholders that are U.S. holders (as we use this term in this proxy statement/prospectus) for U.S. federal income tax purposes. However, the Internal Revenue Service may assert that Carnival shareholders received taxable income as a result of the various voting and equalization provisions necessary to implement the DLC structure, including the trust shares. We believe that such voting and other rights, if any, received by shareholders are expected to have only nominal value and, therefore, the receipt of such rights by Carnival shareholders would only result in a nominal amount of income. It is possible, however, that the IRS may disagree with this conclusion.

   Holders of Carnival shares should consult their independent professional advisers in the light of their particular circumstances as to the U.S. federal income tax consequences of the DLC transaction, as well as to the effect of any state, local or applicable foreign tax law.

Q: What accounting treatment and reporting requirements will be applicable to the Combined Group?

A: We expect that under U.S. GAAP the DLC transaction will be accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 "Business Combinations". In accordance with the purchase method of accounting, the P&O Princess U.S. GAAP accounting policies will be conformed to our accounting policies upon completion of the DLC transaction.

   Following completion of the DLC transaction, P&O Princess will change its fiscal year end from December 31 to November 30 so that it will be the same as our current fiscal year end. The Combined Group intends to publish combined financial statements denominated in U.S. dollars and prepared in accordance with U.S. GAAP. We expect that these combined financial statements will be included in a combined annual report. P&O Princess expects to include summary balance sheet information and summary income statement information prepared in accordance with UK GAAP, without notes, in the annual report.

   In addition, we and P&O Princess will file periodic and current reports with the SEC on a joint basis in accordance with the rules applicable to U.S. domestic reporting companies. The financial statements presented in the periodic reports will consist of combined financial statements of the Combined Group prepared in accordance with U.S. GAAP.

Q: What corporate governance require-ments will apply to the Combined Group?

A: We and P&O Princess comply with, and the Combined Group will comply with, the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002 and the NYSE. P&O Princess will also continue to comply with the rules of the UK Listing Authority and the LSE.

Q: Should I vote?

A: Yes. The proposed DLC transaction is an important step in our history and your vote is critical to this process. Your board of directors unanimously believes the DLC transaction is in the best interests of Carnival's shareholders. Because the proposals contained in this proxy statement/prospectus require the approval of a majority of all outstanding shares entitled to vote at the special meeting, and not merely of those shares voted at the special meeting, your vote is all the more important. Please complete and send in the proxy card attached to this proxy statement/prospectus.

Q: Does the Carnival board recommend the DLC transaction?

A: Yes. Our board of directors unanimously recommends that you vote your shares
   FOR the proposals necessary to effect the DLC transaction. As of January 9, 2003, our directors and executive officers and their affiliates beneficially own an aggregate of 234,376,872 Carnival shares, which represents 39.9% of Carnival's outstanding shares. Our directors and executive officers intend to vote their Carnival shares FOR the proposals at the special meeting.

Q: Does the P&O Princess board recommend the DLC transaction?

A: Yes. The board of directors of P&O Princess has recommended that P&O
   Princess shareholders vote in favor of the DLC transaction. The directors and executive officers of P&O Princess beneficially own approximately 0.2% of P&O Princess' outstanding shares. The P&O Princess directors and executive officers intend to vote their shares in favor of the resolution to approve, among other matters, the DLC transaction at the P&O Princess extraordinary general meeting.

About the Special Meeting

Q: When and where is the special meeting?

A: The special meeting is scheduled to be held as follows:

      Date:  ., 2003

      Time:  .

      Place:  .

Q: Who can attend the meeting?

A: All shareholders of record as of ., 2003, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first come, first served basis. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport.

   If you hold your shares through a stockbroker or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of ., 2003 together with proof of identification. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Q: What vote will be required to approve the proposals?

A: Approval of the Offer and Implementation Agreement and the amendments to our articles of incorporation and by-laws will require the vote of the holders of a majority of our outstanding shares of common stock entitled to vote on these proposals.

Q: What class of shares are entitled to be voted?

A: We have only one class of common stock outstanding. Each share of our common stock outstanding as of the close of business on ., 2003, the Record Date, is entitled to one vote at the special meeting. On the Record Date, we had approximately . shares of common stock issued and outstanding.

Q: What is the quorum requirement for the meeting?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q: What shares owned by me can be voted?

A: All shares owned by you as of ., 2003, the Record Date, may be voted by you.
   These
   shares include those (1) held directly in your name as the shareholder of record, including shares purchased through our Dividend Reinvestment Plan and our Employee Stock Purchase Plan and (2) held for you as the beneficial owner though a stockbroker, bank or other nominee.

   At the close of business on that day, approximately . shares of our common stock were outstanding.

Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A: Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

   Shareholder of Record

   If your shares are registered directly in your name with our transfer agent, SunTrust Bank, you are considered, with respect to those shares, the shareholder of record, and this proxy statement/prospectus is being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to the persons named in the proxy or to vote in person at the meeting. We have enclosed a proxy card for you to use.

   Beneficial Owner

   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q: How can I vote my shares in person at the meeting?

A: Shares held directly in your name as the shareholder of record may be voted in person at the special meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification.

   Even if you plan to attend the special meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares. Please refer to the voting instruction card included by your broker or nominee.

Q: How can I vote my shares without attending the meeting?

A: Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. For shareholders of record, you may do this by signing your proxy card and mailing it in the enclosed envelope. If you provided specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "How are votes counted?".

   In most instances, where your shares are held in street name, you will be able to do this over the Internet at www.carnivalcorp.com, by telephone or by mail. Please refer to the voting instruction card included by your broker or nominee.

Q: Can I change my vote?

A: You may change your proxy instruction at any time prior to the vote at the special meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the special meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares owned beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q: What happens if I do not vote?

A: Your vote is important. We cannot complete the DLC transaction unless the holders of a majority of the outstanding shares of Carnival common stock vote ''FOR'' the proposals.

Q: Do I have any appraisal rights if I oppose the proposals?

A: No. Shareholders do not have the right to an appraisal of the value of their shares in connection with the proposals.

Q: How are votes counted?

A: You may vote "FOR", "AGAINST" or "ABSTAIN" from voting on the proposals set out in the notice of meeting. If you "ABSTAIN", it has the same effect as a vote "AGAINST". If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted "FOR" the proposals set out in the notice of meeting.

Q: What does it mean if I receive more than one proxy or voting instruction card?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting cards you receive.

Q: Where can I find the voting results of the meeting?

A: We will announce preliminary voting results at the meeting and publish final results via press release.

Q: What happens if additional proposals are presented at the meeting?

A: Other than the proposals described in this proxy statement/prospectus, we do not expect any matters to be presented for a vote at the special meeting. If you grant a proxy, the persons named as proxy holders, Micky Arison, our Chairman of the Board and Chief Executive Officer, and Arnaldo Perez, our Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q: Who will count the vote?

A: A representative of SunTrust Bank, our transfer agent, will tabulate the votes and act as the inspector of elections.

Q: Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Carnival or to third parties except
   (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our board of directors. Occasionally, shareholders provide written comments on their proxy card which are then forwarded to management.

Q: Who will bear the cost of soliciting votes for the meeting?

A: We will pay the entire cost of preparing, assembling, printing, mailing and distributing this proxy statement/prospectus and soliciting votes for the meeting. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders.

Q: What do I need to do now?

A: You should thoroughly read this proxy statement/prospectus and indicate on your proxy card how you want to vote your shares of common stock. You should sign and mail your proxy card in the enclosed envelope as soon as possible so that your shares of common stock may be represented at the special meeting on ., 2003. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote "FOR" the proposals. If you abstain, your failure to vote will have the effect of a vote against the proposals.

   On behalf of the Board of Directors

          Arnaldo Perez
          Senior Vice President,
          General Counsel and Secretary

Dated:  ., 2003

                  SUMMARY TERM SHEET FOR THE DLC TRANSACTION

This summary contains selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the DLC transaction fully and to obtain a more complete description of its terms, you should carefully read this entire document, including the Annexes, and the documents to which we refer you. See "Where You Can Find More Information".

The DLC transaction is a means of enabling us and P&O Princess to combine our management and operations as if we were a single economic enterprise, while retaining our separate legal identities. This will be accomplished through contractual arrangements (addressed in Proposal 1) and amendments to each company's governing documents. In addition, the governing documents of the two companies will be harmonized, to the extent practicable and permitted by law, to ensure our and P&O Princess' corporate procedures are substantially similar. You will be voting on the changes to our governing documents (our articles of incorporation and by-laws) to give effect to these arrangements (addressed in Proposal 2) as well as other amendments to our articles of incorporation which, although consistent with the amendments relating to the DLC transaction are not directly related to the DLC transaction (Proposals 3 and 4).

Proposals To Be Voted On

  Proposal 1--Approval of the Offer and Implementation Agreement (Page 103)

You are being asked to approve the Offer and Implementation Agreement, which is attached as Annex A, and related transactions required to effect the DLC transaction. The affirmative vote of the holders of a majority of all outstanding Carnival shares entitled to vote at the special meeting is required to approve the Offer and Implementation Agreement.

The Offer and Implementation Agreement sets forth the conditions which must be satisfied or waived by us and P&O Princess prior to completion of the DLC transaction and outlines the transactions to be effected at the closing of the DLC transaction. These include:

..   amendments to our governing documents and the governing documents of P&O
    Princess;

..   entry into the Equalization and Governance Agreement between us and P&O
    Princess, which will govern the future relationship of Carnival and P&O Princess under a dual listed company structure;

..   issuance by each of us and P&O Princess of special voting shares; and

..   election of the same individuals as members of the board of directors of each of Carnival and P&O Princess.

Our board of directors unanimously recommends a vote FOR the approval of the Offer and Implementation Agreement and related transactions.

  Proposal 2--Approval of Amendments to Carnival's Articles of Incorporation and By-laws (Page 118)

You are also being asked to approve the adoption of our Third Amended and Restated Articles of Incorporation and Amended and Restated By-laws, which are attached as Annexes A-4 and A-5 to this proxy statement/prospectus. The affirmative vote of the holders of a majority of all outstanding shares of our common stock entitled to vote at the special meeting is required to approve the amendments to our articles of incorporation and by-laws.

Amendments to certain provisions of our existing articles of incorporation and by-laws are necessary in order to harmonize the governing documents of Carnival and P&O Princess. Upon completion of the

DLC transaction, equivalent changes will be made to the governing documents of P&O Princess. These proposed amendments depart from our existing articles of incorporation and by-laws in areas such as the election and removal of directors, calling of shareholders' meetings, quorum for shareholder meetings and the vote required to approve certain matters. We are also eliminating the requirement that our annual meeting be held in March or April of each year so that we may hold our annual meeting at the same time P&O Princess holds its annual meeting.

We are proposing to increase our authorized capital stock to 2,000,000,000 shares, of which 1,959,999,998 are shares of common stock and 40,000,000 are shares of preferred stock. In connection with the DLC transaction, we will also have one share of special voting stock, which we refer to in this proxy statement/prospectus as a special voting share, and one share of special stock, which we refer to in this proxy statement/prospectus as the equalization share. You are being asked to vote separately on the proposal to increase in the number of shares of common stock that we have the authority to issue (Proposal
3), other than the increase of two shares (the special voting share and the equalization share), which are covered by Proposal 2 as they are directly related to the DLC transaction.
If approved, our Third Amended and Restated Articles of Incorporation would become effective when filed with the Public Registry Office of the Republic of Panama, which is planned to occur upon completion of the DLC transaction. The Amended and Restated By-laws would become effective at the same time. Approval of this proposal is a condition to the parties' obligation to complete the DLC transaction.

Our board of directors unanimously recommends a vote FOR the amendments to our articles of incorporation and by-laws.

The transactions contemplated by the Offer and Implementation Agreement will not be completed and the amendments to our articles of incorporation and by-laws in connection with the DLC transaction will not be effected unless Proposal 1 and Proposal 2 are approved by our shareholders and the DLC transaction is approved by the shareholders of P&O Princess.
Proposal 3 - Approval of Amendment to Carnival's Articles of Incorporation to Increase the Number of Shares of Common Stock Authorized for Issuance (Page 124) You are also being asked to approve an amendment to our articles of incorporation to increase the number of shares of common stock that we have the authority to issue by 999,999,998 shares. The affirmative vote of the holders of a majority of all outstanding shares of our common stock is required to approve this amendment to our articles of incorporation.
Our board of directors unanimously recommends a vote FOR the amendment to our articles of incorporation to increase the number of shares of common stock that we have the authority to issue by 999,999,998 shares.
Proposal 4 - Approval of Amendment to Carnival's Articles of Incorporation to Reduce the Quorum Requirement for Board Meetings (Page 124 )
You are also being asked to approve an amendment to our articles of incorporation to reduce the quorum requirement for meetings of the board of directors from a majority, to one-third, of the total number of directors. The affirmative vote of the holders of a majority of all outstanding shares of our common stock is required to approve this amendment to our articles of incorporation.

Our board of directors unanimously recommends a vote FOR the amendment to our articles of incorporation to reduce the quorum requirement for meetings of the board of directors from a majority, to one-third, of the total number of directors.
Proposals 3 and 4 are conditioned upon the approval of Proposals 1 and 2 by our shareholders. If the Offer and Implementation Agreement and related amendments to our articles of incorporation and by-laws are not approved by our shareholders, and the DLC transaction is not approved by the shareholders of P&O Princess, our authorized common stock will not be increased and the quorum requirement for director meetings will not be reduced. If Proposal 3 and/or Proposal 4 are not approved, such disapproval will have no effect on the DLC transaction.
Parties to the DLC Transaction

Carnival (Page 57)

We are a global cruise vacation and leisure travel company. We offer a broad range of cruise brands serving the vacation market through Carnival Cruise Lines, Holland America Line, Costa Cruises, Cunard Line, Seabourn Cruise Line and Windstar Cruises. Our various brands operate 45 cruise ships, offering a total of 67,282 lower berths, in Alaska, Australia, Bahamas, Bermuda, Canada, the Caribbean, Europe, the Hawaiian Islands, the Mediterranean, the Mexican Riviera, New England, the Panama Canal, South America and other exotic destinations worldwide. We have 13 additional cruise ships on order, which will offer a further 30,580 lower berths. These ships are expected to enter service over the next three and a half years. In addition to our cruise operations, we operate a tour business through Holland America Tours which markets sightseeing tours both separately and as a part of its cruise/tour packages. Holland America Tours operates 13 hotels in Alaska and the Canadian Yukon, two luxury day boats and a fleet of over 300 motorcoaches and 13 railcars. Our business strategy is to use this wide, diverse range of vacation options to attract passengers from other land-based vacation choices.

We were incorporated under the laws of the Republic of Panama in November 1974. Our common stock is listed on the NYSE under the symbol "CCL". Our principal executive offices are located at Carnival Place, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428. The telephone number of our principal executive offices is
(305) 599-2600.

P&O Princess (Page 58)

P&O Princess is a global cruise vacation company operating under the following brand names: Princess Cruises in North America; P&O Cruises, Ocean Village and Swan Hellenic in the UK; AIDA and A'ROSA in Germany; and P&O Cruises in Australia. P&O Princess provides cruises to Alaska, the Caribbean, Europe, the Mediterranean, the Panama Canal and other exotic destinations. As of January 31, 2003, P&O Princess has a fleet of 20 ocean cruise ships and two river boats offering a total of 33,100 lower berths, with five additional ocean cruise ships and two river boats on order as of that date, offering a further 12,080 lower berths. The new ships are expected to be delivered over the next two years. P&O Princess' tour division, Princess Tours, is a tour operator in Alaska with five riverside lodges, a fleet of motorcoaches and Midnight Sun Express rail cars.

P&O Princess was incorporated and registered in England and Wales in July 2000. P&O Princess ordinary shares are listed on the LSE and P&O Princess ADSs are listed on the NYSE. Both P&O Princess shares and P&O Princess ADSs trade under the symbol "POC" on their respective exchanges. P&O Princess' principal executive offices are located at 11-12 Charles II Street, London SW1Y 4QU, England. The telephone number of P&O Princess' principal executive offices is +44 20 7805-1200.

Reasons for the DLC Transaction (Page 47)

We and P&O Princess have agreed to enter into the DLC transaction in order to create the Combined Group, which will reflect the businesses of Carnival and P&O Princess that will be managed and operated as if they were a single economic enterprise. The Combined Group will be the largest cruise vacation group in the world, based on revenue, passengers carried and available capacity. The DLC transaction will allow the Combined Group to offer a wider range of vacation choices for its passengers and will enhance its ability to attract more passengers from land-based vacations. As of January 31, 2003, Carnival, together with P&O Princess, would have had a combined fleet of 65 cruise ships offering 99,982 lower berths. The Combined Group will be a leading provider of cruises to all major destinations outside the Far East.

The DLC Structure (Page 49)

After giving effect to the DLC transaction, we and P&O Princess each will remain as a separate publicly quoted company, although we and P&O Princess will be managed and operated as if we were a single economic enterprise. Our board and the P&O Princess board will be identical and the Combined Group will be managed by a single senior executive management team. The two companies will pursue a common set of business objectives established by the identical boards and single management team, who will evaluate these strategies and other operational decisions from the perspective of all the shareholders. Some key features of the DLC structure are listed below.

..   Our shares and, for the foreseeable future, P&O Princess American
    Depositary Shares, or ADSs, will continue to be listed on the NYSE and P&O Princess shares will continue to have their primary listing on the LSE.

..   The implementation of the DLC structure will not involve any transfer of assets between us and P&O Princess. Following completion of the DLC transaction, management of the Combined Group will determine whether assets will be owned by Carnival or P&O Princess as is most efficient and appropriate under the then prevailing circumstances. The Combined Group will comprise all of the assets held by P&O Princess and Carnival immediately prior to the implementation of the DLC transaction. No transfer of assets between the two companies will affect the equalization ratio or the relative economic interests of Carnival shareholders and P&O Princess shareholders in the Combined Group.

..   Carnival shareholders will continue to hold their Carnival shares and P&O
    Princess shareholders will continue to hold their P&O Princess shares, unless P&O Princess shareholders elect to exchange their P&O Princess shares (up to a maximum of 20% of the outstanding shares of P&O Princess) for Carnival shares in the Partial Share Offer. If the full 20% is tendered in the Partial Share Offer, approximately 79% of the equity of the Combined Group will be held through Carnival shares and the balance will be held through P&O Princess shares.

..   The economic and voting interests represented by an individual share in each company will be equalized based on a ratio, which we refer to in this proxy statement/prospectus as the "equalization ratio." The equalization ratio will initially be 0.3004 Carnival shares for each P&O Princess share and P&O Princess ADS. Upon completion of the DLC transaction, P&O Princess will reorganize and consolidate its share capital so that the equalization ratio will be one Carnival share for each P&O Princess share.

..   The equalization ratio is subject to adjustment in a limited number of circumstances, as described in the section of this proxy statement/prospectus entitled "The Equalization and Governance Agreement--Equalization Ratio."

..   As a result of the 1:1 equalization ratio, one Carnival share will have the same rights to distributions of income and capital and voting rights as one P&O Princess share. Carnival and P&O Princess shareholders initially will receive equal quarterly dividends. If the equalization ratio is adjusted to a value other than 1:1, Carnival and P&O Princess shares will no longer have equivalent rights, as described in the section of this proxy statement/prospectus entitled "The Equalization and Governance Agreement--Equalization Ratio."

..   On most matters that affect all shareholders of the Combined Group,
    Carnival and P&O Princess shareholders will vote together as a single body. These matters are called joint electorate actions.

..   On specified matters where the interests of Carnival shareholders may differ from the interests of P&O Princess shareholders, each shareholder body will vote separately as a class. These matters are called class rights actions and include, among others:

   .   transactions primarily designed to amend or unwind the DLC structure;

   . adjustments to the equalization ratio not in accordance with the Equalization and Governance Agreement; and

   . amendments to tax related provisions in Carnival's articles of incorporation.

   No class rights action generally may be implemented unless approved by both shareholder bodies, which means that each shareholder body generally has a veto with respect to class rights actions.

..   We and P&O Princess each will continue to have separate boards of directors, but the boards and senior executive management of both companies will be identical. In addition to their normal fiduciary duties to the company and obligation to have regard to the interests of its shareholders, the directors of each company will be entitled to have regard to the interests of the other company and its shareholders.

..   We and P&O Princess will execute cross-guarantees regarding all debt incurred after implementation of the DLC structure by either company as if we and P&O Princess were a single economic enterprise.

..   Takeover restrictions will be in place so that, generally, no person will be able to obtain control over the Combined Group without making an offer to the shareholders of both companies on equivalent terms.

..   Neither Carnival nor P&O Princess will be able to issue any shares carrying voting rights to the other, except on a pre-emptive basis to all shareholders, for two years following the date on which the DLC structure is implemented. After expiration of the initial two year period, for each of the subsequent three years neither Carnival nor P&O Princess may issue shares carrying voting rights to the other company, except on a pre-emptive basis to all shareholders, in excess of 5% per year of the issued or outstanding shares (calculated as at the first day in such annual period). Thereafter, there will be no restriction on the issuance of shares carrying voting rights to the other company or any of that company's subsidiaries. These restrictions may be varied by a class rights action.

..   Shares held by one company in the other will not have voting rights unless such company holds 90% or more of the outstanding shares of the other.

Highlights of the Combined Group (Page 59)

The Combined Group will be the leading global cruise vacation operator with brands appealing to the widest target audience, focused on sourcing passengers from developed vacation markets where cruising is one of the largest and fastest growing vacation alternatives. We expect to market certain of the Combined Group's brands to enter into and expand developing vacation markets. In pursuit of this strategy, the companies of the Combined Group will seek to:

..   Build on brand strengths

   The Combined Group will have some of the most widely recognized cruise brands in North America, Europe, South America (primarily Brazil and Argentina) and Australia and will be a leading provider of cruise vacations to all of the key cruise destinations outside the Far East. We expect the Combined Group to continue to grow its brands and broaden and develop the range of its destinations, itineraries, tours and vacation alternatives.

..   Increase global presence

   The Combined Group will be one of the leading cruise vacation companies in the UK, Germany and southern Europe, which are three of the largest vacation markets outside of North America. We believe that the brand offering and diversified fleet of the Combined Group will enable it to accelerate the entry of cruising into existing and new geographical vacation markets.

..   Maximize growth through strategic deployment of its brands and fleet

   The Combined Group expects to strategically deploy its diversified fleet in order to increase its global reach and enter new and developing markets. Such strategic deployment is expected to allow the Combined Group to appeal to the largest target audience with brands, products and itineraries with the widest appeal in a particular geographic region.

..   Realize cost savings

   Carnival and P&O Princess expect that the Combined Group will generate significant cost savings, estimated to be at least $100 million on an annualized basis, commencing in the first full fiscal year following completion of the DLC transaction. Carnival and P&O Princess expect that these cost savings will be generated principally through the dissemination of best practices between the companies, economies of scale and the rationalization of certain shoreside operations. One-time cash costs of achieving these cost savings are expected to be approximately $30 million.

Conditions to the DLC Transaction (Page 104)

Completion of the DLC transaction is subject to certain conditions being satisfied or waived on or before September 30, 2003. The most important of these include:

..   approval of the shareholders of each of Carnival and P&O Princess;

..   the absence of action, or threatened action, by any governmental authority that restrains, enjoins or otherwise prohibits the completion or performance of, or materially adversely affects, the DLC transaction and the other transactions contemplated by the Offer and Implementation Agreement;

..   effectiveness of the revised governing documents of each of Carnival and
    P&O Princess;

..   clearance of the DLC transaction under the European Commission merger regulation and all other relevant regulatory consents or approvals having been obtained;

..   the Partial Share Offer becoming unconditional (other than the condition regarding completion of the Offer and Implementation Agreement); and

..   approval by the NYSE of the listing of either the trust shares of beneficial interest or the P&O Princess special voting share, subject in either case only to official notice of issuance.

Termination of the Offer and Implementation Agreement (Page 107)

The Offer and Implementation Agreement may be terminated, and the DLC transaction abandoned, before the DLC transaction is scheduled to be completed if the P&O Princess board and Carnival board mutually agree to do so. In addition, the Offer and Implementation Agreement may be terminated, and the DLC transaction abandoned by action of either the Carnival board or the P&O Princess board, as applicable, if:

..   the DLC transaction is not completed by September 30, 2003;

..   any governmental authority of competent jurisdiction has issued a final, non-appealable order permanently restraining, enjoining or otherwise prohibiting completion of the DLC transaction or materially adversely affecting the DLC transaction;

..   the shareholders of either party fail to approve the DLC transaction at the relevant shareholders' meeting called for the purpose of considering and voting upon the DLC transaction and other transactions necessary to complete the DLC transaction;

..   the board of directors of the other party, at any time prior to the relevant shareholders' meeting, withdraws or adversely modifies its approval or recommendation of the DLC transaction or has resolved to take such action, or has failed to reconfirm such approval or recommendation at the request of the other party;

..   the board of directors of the other party has recommended a superior acquisition proposal to its shareholders; or

..   the other party materially breaches any representation, warranty, covenant or agreement contained in the Offer and Implementation Agreement that causes the failure of certain conditions to closing and such breach cannot be or has not been cured prior to termination.

Neither party may terminate the Offer and Implementation Agreement if that party has breached in any material respect its obligations under the Offer and Implementation Agreement and such breach contributed to the failure of the DLC transaction to be completed.

Termination Fee

In certain circumstances, if the Offer and Implementation Agreement is terminated, a termination fee of $49.4 million, representing 1% of P&O Princess' market capitalization at the close of business on January 7, 2003, will be required to be paid by Carnival or P&O Princess.

No Consideration Payable

There is no consideration payable to us or you in connection with the DLC transaction. The consideration exchanged between us and P&O Princess will be the execution and delivery by each company of the agreements required to implement the DLC structure, including certain cross-guarantees regarding future debt of either company.

Required Vote

Approval of the Offer and Implementation Agreement (Proposal 1) and related transactions required to effect the DLC transaction, including the necessary amendments to our articles of incorporation and by-laws (Proposal 2) and the additional proposed amendments to our articles of incorporation (Proposals 3 and 4) requires the affirmative vote of a majority of all outstanding Carnival shares entitled to vote at the special meeting.

Changes in Rights of Carnival Shareholders (Page 85)

In order to harmonize the governing documents of Carnival and P&O Princess and give effect to the DLC structure, it is necessary to amend certain provisions of our existing articles of incorporation and by-laws. You are being asked to approve these amendments at the special meeting. The most important of these changes include:

..   equalizing the economic and voting rights of shareholders of both companies based on the equalization ratio;

..   providing that Carnival and P&O Princess shareholders vote together as a single body on most matters, except where the interests of the Carnival shareholders diverge from the interests of the P&O Princess shareholders or where the matter is procedural or technical;

..   authorizing a special voting share as a means to implement the new voting arrangements;

..   requiring any resolutions, other than resolutions relating to procedural or technical matters, to be voted on by the shareholders of both Carnival and P&O Princess;

..   authorizing the Carnival board to consider the interests of both Carnival and P&O Princess and their shareholders; and

..   adding additional takeover provisions so that, generally, no person will be able to obtain control over the Combined Group without making an offer to the shareholders of both companies on equivalent terms. These new takeover provisions are in addition to existing provisions in our articles of incorporation that prevent any person(s) (other than the Arison family and its permitted transferees) from acquiring more than 4.9% of the beneficial ownership of our shares. While both the mandatory offer protection and 4.9% ownership threshold remain in place, no third party other than the Arison family and trusts for their benefit will be able to acquire control of the Combined Group.

Special Voting Entities; Special Voting Shares (Page 51)

As a mechanism to effect the new voting arrangements resulting from the DLC structure, two new special voting entities will be formed:

..   The Carnival Special Voting Entity (which will hold the special voting share to be voted at Carnival shareholders meetings, in order to give effect to the outcome of votes at a parallel P&O shareholders meeting for purposes of joint electorate actions and class rights actions) is a company whose shares will be held legally and beneficially owned by The Law Debenture Trust Corporation p.l.c., an independent trustee company incorporated in England and Wales.

..   The P&O Princess Special Voting Trust (the trustee of which will hold the special voting share to be voted at the P&O Princess shareholders meetings, in order to give effect to the outcome of votes at a parallel Carnival shareholders meeting for purposes of joint electorate actions and class rights actions) will be a trust established under Bermuda law.

On completion of the DLC transaction, Carnival will issue the Carnival special voting share to the Carnival Special Voting Entity, and the P&O Princess special voting share will be transferred to the trustee of the P&O Princess Special Voting Trust.

Trust Shares of Beneficial Interest (Page 52)

Trust shares of beneficial interest in the P&O Princess Special Voting Trust will be transferred to Carnival. Immediately following this transfer, Carnival will distribute the trust shares of beneficial interest in the P&O Princess Special Voting Trust by way of a dividend to Carnival shareholders of record at the close of business on . 2003. Separate certificates will not be issued to represent these trust shares of beneficial interest in the P&O Princess Special Voting Trust; instead, the trust shares of beneficial interest will be paired with, and evidenced by, certificates representing Carnival shares pursuant to a pairing agreement to be entered into between Carnival and the P&O Princess Special Voting Trust at closing of the DLC transaction.

Following completion of the DLC transaction, Carnival shares will trade in units consisting of one Carnival share and one trust share of beneficial interest in the P&O Princess Special Voting Trust. The trust shares of beneficial interest in the P&O Princess Special Voting Trust will entitle Carnival shareholders to receive any distributions made by the P&O Princess Special Voting Trust. As the sole purpose of the P&O Princess Special Voting Trust relates to the holding of the P&O Princess special voting share, it is not expected to make any distributions.

The P&O Princess special voting share will be voted based upon the outcome of voting at the relevant parallel meeting of Carnival shareholders, based on the votes cast by Carnival shareholders voting their Carnival shares.

Accounting Treatment (Page 54)

We expect to account for the DLC transaction as a purchase by Carnival of P&O Princess. We also expect that under U.S. GAAP the DLC transaction will be accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 "Business Combinations". In accordance with the purchase method of accounting, the P&O Princess U.S. GAAP accounting policies will be conformed to our accounting policies upon completion of the DLC transaction.

United States Federal Income Tax Consequences (Page 54)

Although there is no U.S. federal income tax authority addressing the tax consequences of a DLC transaction, we believe that the DLC transaction should not give rise to taxable income or gain for U.S. Carnival shareholders that are U.S. holders for U.S. federal income tax purposes. However, the IRS may assert that U.S. Carnival shareholders received taxable income as a result of the various voting and equalization provisions necessary to implement the DLC structure, including the trust shares. We believe that such voting and other rights, if any, received by shareholders are expected to have only nominal value and, therefore, the receipt of such rights by U.S. Carnival shareholders would only result in a nominal amount of income. It is possible, however, that the IRS may disagree with this conclusion.

Holders of Carnival shares should consult their independent professional advisers in the light of their particular circumstances as to the U.S. federal income tax consequences of the DLC transaction, as well as to the effect of any state, local or applicable foreign tax law.

Regulatory Approvals (Page 54)

The DLC transaction is conditioned upon the receipt of certain regulatory approvals and consents. We have received clearance from the U.S. Federal Trade Commission and the European Commission for the DLC transaction, and therefore no further regulatory approvals are required.

No Appraisal Rights (Page 54)

You have no right to an appraisal of the value of your shares in connection with the DLC transaction.

Mandatory Exchange (Page 109)

In certain limited circumstances following implementation of the DLC structure, P&O Princess shares, other than those held by us, may be subject to a mandatory exchange for Carnival shares at the then prevailing equalization ratio. A mandatory exchange can occur if there is a change in applicable tax laws, rules or regulations that the board of directors of P&O Princess reasonably determines is reasonably likely to have a material adverse effect on the Combined Group and the exchange is approved by 66 2/3% of the shareholders of P&O Princess and Carnival voting on a joint electorate action. A mandatory exchange can also be triggered if there is a change in the applicable non-tax laws, rules or regulations, as a result of which the board of directors of P&O Princess reasonably determines that it is reasonably likely that all or a substantial portion of the agreements that give effect to the DLC structure are unlawful, illegal or unenforceable. Were either of these changes to occur, we would issue additional shares to deliver to P&O Princess shareholders in accordance with the then prevailing equalization ratio and we would own 100% of P&O Princess. Your Carnival shares will not be subject to any mandatory exchange for P&O Princess shares.

Partial Share Offer

In connection with the DLC transaction, we are making a Partial Share Offer to P&O Princess shareholders to exchange all or part of their P&O Princess shares for Carnival shares, subject to an aggregate maximum of 20% of P&O Princess' outstanding shares. The Partial Share Offer is not being made to you. If the DLC transaction is not completed due to lack of shareholder approval or for any other reason, the Partial Share Offer will not be completed. The Partial Share offer is designed to allow those P&O Princess shareholders who would prefer to hold their interests in the Combined Group through Carnival shares listed on the NYSE to exchange P&O Princess shares for Carnival shares if the DLC transaction is completed. To the extent P&O Princess shares are exchanged in the Partial Share Offer, the aggregate equity interests in the Combined Group held through Carnival shares immediately after completion of the DLC transaction will increase from approximately 74% to a maximum of approximately 79%. In no event will the take up of the Partial Share Offer affect the equalization ratio.

Arison Family and Associates

Micky Arison (our Chairman and Chief Executive Officer, who will also become the Chairman and Chief Executive Officer of P&O Princess following completion of the DLC transaction), other members of the Arison family and trusts for their benefit have entered into undertakings under which they will be required to cause shares beneficially owned by them representing approximately 47% of the voting rights in Carnival to vote in favor of the proposals at the special meeting. These undertakings are irrevocable except in circumstances where the DLC proposal is withdrawn or lapses.

Following completion of the DLC transaction, Micky Arison, other members of the Arison family and trusts for their benefit will beneficially own shares representing approximately 35% of the combined voting power of the outstanding shares of the Combined Group. There are certain restrictions on their ability to increase their aggregate holdings beyond 40% of the voting power of the Combined Group, unless they acquire additional shares or voting power by making comparable offers to acquire all the equity of the Combined Group.

We are, and following implementation of the DLC structure the Combined Group will be, capable of carrying on its operations independently of this group of controlling shareholders. Carnival has a policy to ensure that all transactions and relationships between it and its affiliated entities (which would include the controlling shareholders and entities controlled by them) are on an arm's-length basis and also on a normal commercial basis (i.e., it may not engage in business transactions with any affiliate on terms and conditions less favourable to Carnival than the terms and conditions available at the time for comparable transactions with unaffiliated persons). On completion of the DLC transaction, P&O Princess will adopt a similar policy on transactions with this group of controlling shareholders so that, following implementation of the DLC structure, any business transactions between the Combined Group and this group of controlling shareholders will be at arm's length and on a normal commercial basis.

Cautionary Note Concerning Factors That May Affect Future Results (Page 39)

Certain statements contained in this proxy statement/prospectus are "forward-looking statements" that involve risks, uncertainties and assumptions with respect to us and P&O Princess and therefore, the Combined Group, including certain statements concerning the transactions described in this proxy statement/prospectus, future results, plans and goals and other events which have not yet occurred. You can find many (but not all) of these statements by looking for words like "will," "may," "believes," "expects," "anticipates," "forecasts," "future," intends," "plans" and "estimates" and for similar expressions.

Because forward-looking statements involve risks and uncertainties, there are many factors that could cause the transactions described in this proxy statement/prospectus not to occur and/or each of our, P&O Princess' and the Combined Group's actual results, performance or achievements to differ materially from those expressed or implied in this proxy statement/prospectus. These factors include, but are not limited to, regulatory and shareholder approvals of the DLC transaction, achievement of expected benefits from the DLC transaction, risks associated with the combination of Carnival's and P&O Princess' businesses by means of a DLC structure and liquidity and index inclusion as a result of the implementation of the DLC structure, including a possible mandatory exchange.

         SELECTED HISTORICAL FINANCIAL AND OPERATING DATA OF CARNIVAL

The selected consolidated financial data presented below for fiscal 1998 through 2002 and as of the end of each such fiscal year are derived from Carnival's audited consolidated financial statements and should be read in conjunction with the audited consolidated financial statements and the related notes, including those incorporated in this proxy statement/prospectus by reference to Carnival's Annual Report on Form 10-K for the year ended November 30, 2002. Carnival's consolidated financial statements have been prepared in accordance with U.S. GAAP, using Carnival's accounting policies. See "Where You Can Find More Information About Carnival ".

                                                                Years Ended November 30,
-                                         ---------------------------------------------------------------
                                               2002            2001          2000       1999         1998
-                                         ----------      ----------      ---------  ---------  ---------
                                               (U.S. dollars in thousands, except per share and operating data)
Statement of operations data/(a)/:
Revenues                                   4,368,269       4,535,751      3,778,542  3,497,470  3,009,306
Operating income                           1,042,059         891,731        982,958  1,019,699    896,524
Net income/(b)/                            1,015,941/(c)/    926,200/(c)/   965,458  1,027,240    835,885
Earnings per share:
  Basic                                         1.73            1.58           1.61       1.68       1.40/(d)/
  Diluted                                       1.73            1.58           1.60       1.66       1.40/(d)/
Dividends declared per share/(d)/               .420            .420           .420       .375       .315/(d)/
Cash from operations                       1,469,032       1,238,936      1,279,535  1,329,724  1,091,840
Capital expenditures                       1,986,482         826,568      1,003,348    872,984  1,150,413

Other operating data:
Available lower berth days/(e)/               21,436          20,685         15,888     14,336     12,237
Passengers carried                             3,549           3,385          2,669      2,366      2,045
Occupancy percentage/(f)/                      105.2%          104.7%         105.4%     104.3%     106.3%
                                                                   As of November 30,
                                          ---------------------------------------------------------------
                                             2002/(a)/       2001/(a)/    2000/(a)/     1999         1998
-                                         ----------      ----------      ---------  ---------  ---------
                                                              (U.S. dollars in thousands)
Balance sheet and other data:
Total assets                              12,334,848/(g)/ 11,563,552/(g)/ 9,831,320  8,286,355  7,179,323
Long-term debt, excluding current portion  3,011,969       2,954,854      2,099,077    867,515  1,563,014
Total shareholders' equity                 7,417,903       6,590,777      5,870,617  5,931,247  4,285,476
Debt to capital/(h)/                            29.9%           31.1%          28.6%      15.3%      27.6%

--------
(a)From June 1997 through September 28, 2000, Carnival owned 50% of Costa Cruises. On September 29, 2000, Carnival completed the acquisition of the remaining 50% interest in Costa. Carnival accounted for this transaction using the purchase accounting method. Prior to the fiscal 2000 acquisition, Carnival accounted for its 50% interest in Costa using the equity method. Commencing in fiscal 2001, Costa's results of operations have been consolidated in the same manner as Carnival's other wholly-owned subsidiaries. Carnival's November 30, 2000 and subsequent consolidated balance sheets include Costa's balance sheet. All statistical information prior to 2001 does not include Costa. See Notes 5 and 17 in Carnival's 2002 consolidated financial statements, which are incorporated by reference in this proxy statement/prospectus.

(b)Effective 1 December 2001, Carnival adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", which requires that companies stop amortising goodwill and requires an annual, or when events or circumstances dictate a more frequent, impairment review of goodwill. Accordingly, as of 1 December 2001, Carnival no longer amortises its goodwill. If goodwill had not been recorded for periods prior to 1 December 2001, Carnival's adjusted net income and adjusted basic and diluted earnings per share would have been as follows (U.S. dollars in thousands, except per share data):

                                          Years Ended 30 November
                                     ---------------------------------
                                      2001    2000     1999     1998
         -                           ------- ------- --------- -------
         Net income                  926,200 965,458 1,027,240 835,885
         Goodwill amortisation        25,480  23,046    20,666  17,074
                                     ------- ------- --------- -------
         Adjusted net income         951,680 988,504 1,047,906 852,959
                                     ======= ======= ========= =======
         Adjusted earnings per share
         Basic                          1.63    1.65      1.71    1.43
         Diluted                        1.62    1.64      1.70    1.43

(c)Carnival's net income for fiscal 2001 and 2002 includes an impairment charge of $140 million and $20 million, respectively, and fiscal 2001 includes a nonoperating net gain of $101 million from the sale of Carnival's investment in Airtours. In addition, fiscal 2002 included a $51 million income tax benefit as a result of a new Italian investment incentive, which allows Costa to receive an income tax benefit based on contractual expenditures during 2002 on construction of new ships. See Notes 4, 5 and 9 in Carnival's 2002 consolidated financial statements, which are incorporated by reference in this document.

(d)The 1998 per share amounts have been adjusted to reflect a two-for-one stock split effective June 12, 1998.

(e)Represents the total annual passenger capacity, assuming two passengers per cabin, that Carnival's ships offered for sale, which is computed by multiplying passenger capacity by ship operating days.

(f)In accordance with cruise industry practice, occupancy percentage is calculated based upon two passengers per cabin even though some cabins can accommodate three or more passengers. The percentages in excess of 100% indicate that more than two passengers occupied some cabins.

(g)Effective December 1, 2000, Carnival adopted SFAS No. 133, which requires that all derivative instruments be recorded on Carnival's balance sheet. Total assets at November 30, 2001 and 2002 included $567 million and $178 million, respectively, which represents the fair value of hedged firm commitments. See Note 2 in Carnival's 2002 consolidated financial statements, which are incorporated by reference in this document.

(h)Represents the percentage of total debt to the sum of total debt and shareholders' equity.

              SELECTED HISTORICAL FINANCIAL DATA OF P&O PRINCESS

The selected financial data of P&O Princess presented below for fiscal 1998 through 2002 and as of the end of each such fiscal year are derived from P&O Princess' audited consolidated financial statements and should be read in conjunction with the audited consolidated financial statements and notes to those accounts incorporated by reference in this proxy statement/prospectus.

P&O Princess' consolidated financial statements are presented on the basis that P&O Princess' cruise business and subsidiaries were part of its business and subsidiaries for all years presented or, if not owned by P&O Princess at all times during such period, from the date such businesses and subsidiaries were acquired by P&O Princess and/or until the date on which P&O Princess disposed of them, as applicable.

P&O Princess' consolidated financial statements have been prepared using P&O Princess' accounting policies in accordance with UK GAAP, which differ in some respects from U.S. GAAP. The notes to the P&O Princess audited consolidated financial statements, for the year ended December 31, 2002, which are incorporated by reference in this proxy statement/prospectus, provide a description of the principal differences between U.S. GAAP and UK GAAP as they relate to P&O Princess and a reconciliation to U.S. GAAP of certain financial statement items.

                                                                    Years ended December 31, (restated)/(c)/
-                                                          ---------------------------------------------------------
                                                                2002          2001        2000    1999/(a)/ 1998/(a)/
                                                           --------       --------      --------  --------  --------
                                                            (U.S. dollars in millions, except per share and per ADS
                                                                                  information)
Selected profit and loss information:
UK GAAP
Turnover                                                    2,526.8        2,451.0       2,423.9   2,111.6   1,852.4
Net operating costs                                        (2,228.1)/(b)/ (2,089.7)     (2,050.8) (1,723.3) (1,509.2)
                                                           --------       --------      --------  --------  --------
Group operating profit                                        298.7          361.3         373.1     388.3     343.2
Share of operating results of joint ventures                     --            0.1           0.5        --       0.3
                                                           -              --------      --------  --------  --------
Total operating profit                                        298.7          361.4         373.6     388.3     343.5
Non-operating profit/(loss)                                     1.2           (1.9)         (6.5)     (4.8)       --
                                                                -         --------      --------  --------  --------
Profit on ordinary activities before interest                 299.9          359.5         367.1     383.5     343.5
Net interest and similar items                                (74.0)         (58.0)        (49.1)    (25.7)    (31.4)
                                                              -----       --------      --------  --------  --------
Profit on ordinary activities before taxation                 225.9          301.5         318.0     357.8     312.1
Taxation/(c)/                                                 (17.1)          81.7/(f)/    (57.2)    (73.6)    (88.8)
                                                              -----       --------      --------  --------  --------
Profit on ordinary activities after taxation                  208.8          383.2         260.8     284.2     223.3
Equity minority interests                                        --           (0.1)         (2.6)     (0.5)       --
                                                           -              --------      --------  --------  --------
Profit for the financial year attributable to shareholders    208.8          383.1         258.2     283.7     223.3
                                                              ---         --------      --------  --------  --------

                                         Years ended December 31, (restated)/(c)/
-                                       -------------------------------------------
                                        2002      2001      2000  1999/(a)/ 1998/(a)/
                                        ----- -----         ----- --------  --------
                                         30.2  55.4/(f)/     38.1   41.7      32.8
Diluted earnings per share (cents)/(g)/  30.0  55.2/(f)/     38.1   41.7      32.8
Basic earnings per ADS (cents)/(g)/     120.8 221.6         152.4  166.8     131.2
Diluted earnings per ADS (cents)        120.0 220.8         152.4  166.8     131.2
Fixed charge cover/(d)/                   2.9   3.8           4.8    8.7       6.6
Dividend per share (cents)               12.0  12.0          12.0     --        --
Dividend per ADS (cents)                 48.0  48.0          48.0     --        --
U.S. GAAP
Net income                              212.9 425.2/(e)(f)/ 253.7  267.7     222.4
Basic earnings per share (cents)(g)      30.7  61.5          37.1   39.3      32.6
Diluted earnings per share (cents)(g)    30.6  61.2          37.1   39.3      32.6
Basic earnings per ADS (cents)          122.8 246.0         148.4  157.1     130.5
Diluted earnings per ADS (cents)        122.4 244.8         148.4  157.1     130.5

--------
(a)Prior to the de-merger of P&O Princess from The Peninsular and Oriental Steam Navigation Company in 2000, no combined financial statements had been prepared for the companies and businesses comprising P&O Princess. The financial information for fiscal years 1998 and 1999 has been extracted from KPMG Audit Plc's accountants' report on P&O Princess contained in the listing particulars dated September 26, 2000 which were prepared for the de-merger.
(b)In fiscal 2002, net operating costs under UK GAAP included U.S.$117.0 million of transaction costs.
(c)At January 1, 2002, P&O Princess adopted FRS 19. The 2001 balance sheet was restated to reflect full provision for deferred tax, an increase in deferred tax liabilities of $108.1 million. The tax credit for the year to December 31, 2001 has been increased to reflect the elimination of the majority of future potential tax liabilities, upon P&O Princess' election to enter the UK tonnage tax regime by $96.8 million. The profit and loss account and balance sheet information for each of the three years ended December 31, 2000 have also been restated for the adoption of Financial Reporting Standard 19: Deferred Tax.
(d)Defined as profit before fixed charges (excluding capitalized interest) and taxation divided by fixed charges. Fixed charges consist of the net interest expense in the profit and loss account, interest capitalized in respect of ships and other fixed assets and an estimate of the interest implicit in operating lease rentals.
(e)At January 1, 2001, P&O Princess adopted SFAS No. 133. The cumulative effect of the change in this accounting policy at that date was a charge of $9.0 million, which is included in net income for fiscal 2001. The basic and diluted earnings per share for fiscal 2001 is after the cumulative effect of the change in this accounting principle.
(f)Under UK GAAP the year ended December 31, 2001 includes a tax credit of $97.5 million, comprising a credit from the release of deferred tax on entry into the tonnage tax regime of $192.5 million and tax charges arising from internal corporate restructuring of $95.0 million. The U.S. GAAP tax credit for the year ended December 31, 2001 is for the release of deferred taxes.
(g)  EffectiveJanuary 1, 2002 P&O Princess adopted Statement of Financial
              Accounting Standards (''SFAS'') No 142, ''Goodwill and Other Intangible Assets'', which requires that companies stop amortizing goodwill and requires an annual, or when events or circumstances dictate a more frequent, impairment review of goodwill. Accordingly, as of January 1, 2002 P&O Princess no longer amortizes its goodwill. If goodwill had not been recorded for periods prior to January 1, 2002 P&O Princess' adjusted net income and adjusted basic and diluted earnings per share would have been as follows:

                                          Year Ended December 31,
                                          ---------------------------
                                          2001   2000   1999   1998
                                          -----  -----  -----  -----
                                          (U.S. dollars in thousands,
                                          except per share data)
              Net income                  425.2  253.7  267.7  222.4
              Goodwill amortization         2.9    2.0    1.0    0.8
                                          -----  -----  -----  -----
              Adjusted net income         428.1  255.7  268.7  223.2
                                          -----  -----  -----  -----
              Adjusted earnings per share

                Basic                      61.9   37.4   39.4   32.7
                Diluted                    61.6   37.4   39.4   32.7


                                                       At December 31, (restated)/(c)/
                                              ------------------------------------------------
                                                2002      2001      2000      1999      1998
                                              --------  --------  --------  --------  --------
                                                         (U.S. dollars in millions)
Selected balance sheet information:
UK GAAP
Fixed assets                                   5,772.8   4,418.3   3,959.5   3,258.3   2,949.7
Current assets                                   558.9     451.4     649.3     406.7     382.4
                                              --------  --------  --------  --------  --------
Total assets                                   6,331.7   4,869.7   4,608.8   3,665.0   3,332.1
                                              --------  --------  --------  --------  --------
Other creditors and provisions                (1,000.9)   (847.0) (1,190.4) (1,343.8) (1,494.4)
Creditors: amounts falling due after one year (2,516.8) (1,393.1) (1,062.7)   (216.7)   (139.7)
                                              --------  --------  --------  --------  --------
Total liabilities                             (3,517.7) (2,240.1) (2,253.1) (1,560.5) (1,634.1)
Equity minority interests                         (0.2)     (0.2)     (0.2)     (7.7)       --
                                              --------  --------  --------  --------  --------
Consolidated shareholders' funds               2,813.8   2,629.4   2,355.5   2,096.8   1,698.0
                                              --------  --------  --------  --------  --------
U.S. GAAP
Total assets                                   6,368.9   4,996.3   4,460.7   3,571.3   3,252.1
Long-term obligations                         (2,623.6) (1,641.8) (1,275.5)   (416.1)   (296.8)
Consolidated shareholders' funds               2,725.1   2,551.8   2,296.3   2,006.8   1,622.0

                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

The following selected unaudited pro forma financial data give pro forma effect to the DLC transaction, after giving effect to the pro forma adjustments described in the notes accompanying the unaudited pro forma financial information of the Combined Group included in this proxy statement/prospectus. We have prepared the unaudited pro forma financial information from, and you should read the data in conjunction with, the historical consolidated financial statements, including the related notes, of Carnival and P&O Princess that we have incorporated by reference in this proxy statement/prospectus.

We have prepared the following unaudited pro forma financial data in accordance with U.S. GAAP and in accordance with Carnival's accounting policies under U.S. GAAP. U.S. GAAP differs in certain respects from UK GAAP, and Carnival's accounting policies under U.S. GAAP differ in certain respects from P&O Princess' accounting policies under UK GAAP and U.S. GAAP. The notes to the P&O Princess audited consolidated financial statements for the year ended December 31, 2002, which are incorporated by reference in this proxy statement/prospectus, describe the principal differences between U.S. GAAP and UK GAAP as they relate to P&O Princess.

Selected Unaudited Pro Forma Financial Data For The Combined Group in U.S. GAAP
               (U.S. Dollars In Millions, Except Per Share Data)

Pro Forma Combined Statement of Operations Data:

                                                 For the Year
                                                    Ended
                                                 November 30,
                                                     2002
                                                 ------------
                   Revenues                         6,891.2
                   Costs and expenses
                   Operating                       (3,892.7)
                   Selling and administrative        (972.8)
                   Depreciation and amortization     (551.5)
                   Impairment charge                  (20.0)
                                                   --------
                                                   (5,437.0)
                                                   --------
                   Operating income                 1,454.2

                   Nonoperating (expense) income
                   Net interest expense              (157.4)
                   Other expense                       (3.0)
                   Income tax benefit                  39.5
                                                   --------
                                                     (120.9)
                                                   --------
                   Net income                       1,333.3
                                                   ========
                   Earnings per share
                   Basic (U.S.$)                       1.67
                   Diluted (U.S.$)                     1.67

Pro Forma Combined Balance Sheet Data:

                                                          November 30,
                                                              2002
                                                          ------------
          Assets
          Current assets
          Cash and cash equivalents                            828.8
          Short-term investments                                39.0
          Accounts receivable, net                             237.6
          Inventories                                          178.7
          Prepaid expenses and other                           320.1
          Fair value of derivative contracts                     7.3
          Fair value of hedged firm commitments                 78.4
                                                           ---------
           Total current assets                              1,689.9

          Property and Equipment, Net                       15,733.9
          Goodwill and Intangible Assets, Net                3,605.5
          Other Assets                                         294.3
          Fair Value of Hedged Firm Commitments                109.1
          Fair value of derivative contracts                    54.6
                                                           ---------
                                                            21,487.3
                                                           =========
          Liabilities and Shareholders' Equity
          Current liabilities
          Current portion of long-term debt                    275.6
          Accounts payable                                     452.9
          Accrued liabilities                                  543.8
          Customer deposits                                  1,253.3
          Dividends payable                                     61.6
          Fair value of derivative contracts                   125.4
                                                           ---------
           Total current liabilities                         2,712.6

          Long-Term Debt                                     5,576.7
          Deferred Income and Other Long-Term Liabilities      283.9
          Fair Value of Derivative Contracts                   115.4
          Shareholders' Equity                              12,798.7
                                                           ---------
                                                            21,487.3
                                                           =========

                          COMPARATIVE PER SHARE DATA

The following table sets forth selected historical and pro forma per share data for Carnival and historical and pro forma equivalent per share data for P&O Princess prepared in accordance with U.S. GAAP. The unaudited pro forma net income and book value data give effect to the transaction as if it was completed on November 30, 2002 for balance sheet purposes and December 1, 2001 for statement of operations purposes and are based on the unaudited pro forma combined financial information of Carnival and P&O Princess prepared in accordance with U.S. GAAP included in this proxy statement/prospectus. The unaudited pro forma per share data should be read in conjunction with the historical audited and unaudited consolidated financial statements and related notes of Carnival included in "Selected Historical Financial and Operating Data of Carnival" and the historical audited and unaudited consolidated financial statements and related notes of P&O Princess included in "Selected Historical Financial Data of P&O Princess". The P&O Princess pro forma equivalent per share data were calculated by multiplying the Carnival pro forma per share data by an exchange ratio of 0.3004.

The unaudited pro forma combined per share data may not be indicative of the operating results or financial position that would have occurred if the DLC transaction had been completed at the beginning of the period indicated, and may not be indicative of future operating results or financial position.

Statement of Operations Data:

                          For the Year                                      For the Year
                             Ended                                             Ended
                          November 30,                                      December 31,
                              2002                                              2002
                         --------------                                    --------------
                         (U.S. dollars)                                    (U.S. dollars)
CARNIVAL--HISTORICAL                    P&O PRINCESS--HISTORICAL
Net income per share                    Net income per share/(1)/
   Basic                      1.73         Basic                               0.307
   Diluted                    1.73         Diluted                             0.306
Cash dividends per share      0.42      Cash dividends per share               0.12

CARNIVAL--PRO FORMA                     P&O PRINCESS--PRO FORMA EQUIVALENT
Net income per share                    Net income per share
   Basic                      1.67         Basic                               0.50
   Diluted                    1.67         Diluted                             0.50
Cash dividends per share      0.42      Cash dividends per share               0.126

Balance Sheet Data:

                     At November 30, 2002
                     --------------------
                                                                              Pro Forma
                                                                            Equivalent at
                                   Pro                         December 31,   November
                     Historical   Forma                            2002       30, 2002
                     ----------   -----                        ------------ -------------
                      (U.S. dollars)
CARNIVAL                                  P&O PRINCESS
Book value per share   12.64      16.01   Book value per share     3.93         4.81

--------
(1)The historical net income per share includes $0.15 per share under U.S. GAAP related to $105.1 million of P&O Princess transaction costs and break-up fees related to the Royal Caribbean terminated transaction and the Carnival DLC transaction.

                           COMPARATIVE STOCK PRICES

The following table sets out (i) the closing middle-market quotations for P&O Princess shares as derived from the London Stock Exchange Daily Official List,
(ii) the closing price per P&O Princess ADSs as reported on the NYSE Composite Transactions Tape, (iii) the closing stock price of Carnival shares as reported on the NYSE Composite Transactions Tape, (iv) the "equivalent per ordinary share price" (as defined below) of P&O Princess shares and (v) the "equivalent per ADS price" (as defined below) of P&O Princess ADSs on:

.. November 19, 2001 (the last business day prior to the date of the announcement that P&O Princess and Royal Caribbean announced that they had entered into an agreement to implement a dual listed company structure);

..   October 23, 2002 (the last business day prior to the public announcement of pre-conditional proposal for the DLC transaction and the Partial Share Offer); and

..   . 2003 (the latest practicable date prior to the mailing of this document).

The "equivalent per ordinary share price" of the P&O Princess shares and the "equivalent per ADS price" of P&O Princess ADSs represents the value that would have been received by a P&O Princess shareholder accepting the Partial Share Offer for each P&O Princess share or P&O Princess ADS at these prices of Carnival shares, calculated by multiplying the applicable middle-market quotation for Carnival shares by 0.3004 and 1.2016, respectively, which is the fraction of a Carnival share being offered in exchange for each of the issued P&O Princess shares and P&O Princess ADSs, respectively, in the Partial Share Offer.

                                                                    P&O
                                                        P&O       Princess
                          P&O       P&O    Carnival   Princess   equivalent
                        Princess  Princess  common   equivalent   per ADS
                        ordinary    ADSs    shares  per ordinary   price
                         shares   (in U.S. (in U.S. share price   (in U.S.
                       (in pence) dollars) dollars)  (in pence)   dollars)
                       ---------- -------- -------- ------------ ----------
     November 19, 2001   317.0     18.10    26.11      554.5       31.37
     October 23, 2002    455.0     29.35    26.00      504.3       31.24
     . 2003                .         .        .          .           .

                                 RISK FACTORS

In addition to the other information contained in or incorporated by reference into this proxy/prospectus (including the risk factors contained in Carnival's Annual Report on Form 10-K for the year ended November 30, 2002 and P&O Princess' Annual Report on Form 20-F for the year ended December 31, 2001), you should consider the following risk factors before deciding how to vote on the DLC transaction.

Risks relating to the DLC transaction

Benefits from the DLC structure may not be achieved to the extent or within the time period currently expected, which could eliminate, reduce and/or delay the improvements in cost savings and operational efficiencies expected to be generated by the DLC structure.

Following completion of the DLC transaction, we and P&O Princess will be managed as if we were a single economic enterprise. We expect the combination of Carnival and P&O Princess under the DLC structure to enable us to achieve cost savings through synergies as well as enhanced operational efficiencies. However, we may encounter substantial difficulties during this process that could eliminate, reduce and/or delay the realization of the cost savings and synergies that we currently expect. Among other things, these difficulties could include:

..  loss of key employees;

.. inconsistent and/or incompatible business practices, operating procedures, information systems, financial controls and procedures, cultures and compensation structures between us and P&O Princess;

..  unexpected integration issues and higher than expected integration costs; and

.. the diversion of management's attention from day-to-day business as a result of the need to deal with integration issues.

As a result of these difficulties, the actual cost savings and synergies generated by the DLC structure may be less, and may take longer to realize, than we currently expect.

The structure of the DLC transaction involves risks not associated with the more common ways of combining the operations of two companies and these risks may have an adverse effect on the economic performance of the companies and/or their respective share prices.

The DLC structure is a relatively uncommon way of combining the management and operations of two companies and it involves different issues and risks than those associated with the other more common ways of effecting such a combination, such as a merger or exchange offer to create a wholly owned subsidiary. In the DLC transaction, the combination will be effected primarily by means of contracts between us and P&O Princess and not by operation of a statute or court order. The legal effect of these contractual rights may be different than the legal effect of a merger or amalgamation under statute or court order and there may be difficulties in enforcing these contractual rights. Courts may interpret or enforce these contracts in a manner inconsistent with the express provisions and intentions of Carnival and P&O Princess expressed in such contracts. For instance, a bankruptcy court may not choose to follow our contractual way of allocating liabilities and assets. In addition, the contracts will be enforceable only by the companies and not directly by their shareholders. The Combined Group will maintain two separate public companies and comply with both Panamanian corporate law and English company and securities laws and different regulatory and stock exchange requirements in the UK and the U.S. This is likely to require more administrative time and cost than is currently the case for each company, which may have an adverse effect on the Combined Group's operating efficiency.

The shares of Carnival and P&O Princess may not trade in line with the equalization ratio.

The economic interests of the shares of Carnival and P&O Princess will be contractually aligned in accordance with the equalization ratio. However, because the shares of the two companies will remain outstanding, will not be exchangeable for each other at the option of the shareholder and will primarily trade in separate markets with different characteristics and in different currencies, the relative market prices of the shares of Carnival and P&O Princess may not exactly reflect the equalization ratio. P&O Princess shares could trade at a discount to the Carnival shares because P&O Princess shares will represent between 21% and 26% of the equity of the Combined Group.

Economic returns on shares of Carnival and P&O Princess will be dependent upon the economic performance of the Combined Group and the inability of one company to pay dividends may limit or prevent the payment of dividends by the other.

Upon implementation of the DLC structure, the dividends paid on shares of Carnival and P&O Princess will depend primarily on the economic performance of the assets of both companies of the Combined Group. Therefore, the past performance of P&O Princess shares and Carnival shares may not reflect the future performance of these shares. Additionally, if one company is unable to pay dividends on its shares, the other company must make such payments to the other and/or scale back its dividend in order to equalize the distributions in accordance with the equalization ratio. After taking into consideration the actions necessary to equalize such distributions, both companies may be limited in their ability, or unable, to pay dividends.

Changes under the Internal Revenue Code, applicable U.S. income tax treaties, and the uncertainty of the DLC structure under the Internal Revenue Code may adversely affect the U.S. federal income taxation of the U.S. source shipping income of the Combined Group.

We and P&O Princess believe that substantially all of the U.S. source shipping income of each of Carnival and P&O Princess qualifies for exemption from U.S. federal income tax, either under:

   .   Section 883 of the Internal Revenue Code;

   . as appropriate in the case of P&O Princess and its UK resident subsidiaries, under the U.S.-UK Income Tax Treaty; or

   .   other applicable U.S. income tax treaties,

and should continue to so qualify after completion of the DLC transaction. There is, however, no existing U.S. federal income tax authority that directly addresses the tax consequences of implementation of a dual listed company structure such as the DLC structure for purposes of Section 883 or any other provision of the Internal Revenue Code or any income tax treaty and, consequently, the matters discussed above are not free from doubt. See "The Combined Group--Taxation of the Combined Group--U.S. Taxation."

To date no final U.S. Treasury regulations or other definitive interpretations of the relevant portions of Section 883 have been promulgated, although regulations have been proposed. Any such final regulations or official interpretations could differ materially from our interpretation of this Internal Revenue Code provision and, even in the absence of differing regulations or official interpretations, the Internal Revenue Service might successfully challenge either or both Carnival's and P&O Princess' interpretation. In addition, the provisions of Section 883 are subject to change at any time by legislation. Moreover, changes could occur in the future with respect to the trading volume or trading frequency of Carnival shares and/or P&O Princess shares on their respective exchanges or with respect to the identity, residence, or holdings of Carnival's and/or P&O Princess' direct or indirect shareholders that could affect the eligibility of Carnival and its subsidiaries and/or certain members of the P&O Princess Group otherwise eligible for the benefits of Section 883 to qualify for the benefits of the
Section 883 exemption. Accordingly, it is possible that Carnival and its ship-owning or operating subsidiaries and/or certain members of the P&O Princess Group whose tax exemption is based on Section 883 may lose this exemption. If any such corporation were not entitled to the benefits of Section 883, it would be subject to U.S. federal income taxation on a portion of its income, which would reduce the net income of such corporation. As used in this proxy statement/prospectus, "P&O Princess Group" means P&O Princess, its subsidiaries and its subsidiary undertakings.

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As noted above, P&O Princess believes that substantially all of the U.S. source shipping income of P&O Princess and its UK resident subsidiaries qualifies for exemption from U.S. federal income tax under the U.S.-UK Income Tax Treaty. The U.S.-UK Income Tax Treaty has been renegotiated and signed but is pending ratification by the U.S. P&O Princess believes that substantially all of the U.S. source shipping income of the companies referred to above should qualify for exemption from U.S. federal income tax under such treaty if, and as of when, the pending treaty comes into force. In addition, certain companies of the Combined Group may rely on other U.S. income tax treaties for similar exemptions from U.S. taxation on U.S. source shipping income. We and P&O Princess do not believe that the DLC transaction will affect the ability of these corporations to continue to qualify for such treaty benefits. There is, however, no authority that directly addresses the effect, if any, of DLC arrangements or the availability of benefits under the treaties and, consequently, the matter is not free from doubt.

These treaties may be abrogated by either applicable country, replaced or modified with new agreements that treat shipping income differently than under the agreements currently in force. If any of the corporations discussed in the paragraph above that currently qualify for exemption from U.S. source shipping income under any applicable U.S. income tax treaty do not qualify for benefits under the existing treaties or if the existing treaties are abrogated, replaced or materially modified in a manner adverse to the interests of any such corporation and, with respect to U.S. federal income tax only, such corporation does not qualify for Section 883 exemption, such corporation may be subject to U.S. federal income taxation on a portion of its income, which would reduce the net income of any such corporation.

A small group of shareholders will collectively own approximately 35% of the total combined voting power of the outstanding shares of the Combined Group and may be able to effectively control the outcome of shareholder voting.

A group of shareholders, comprising certain members of the Arison family, including Micky Arison, and trusts established for their benefit, which currently beneficially owns approximately 47% of the voting power of Carnival, will own shares entitled to cast approximately 35% of the total combined voting power of the outstanding shares of the Combined Group. Depending upon the nature and extent of the shareholder vote, this group of shareholders may have the power to effectively control, or at least to influence substantially, the outcome of shareholder votes and, therefore, the corporate actions requiring such votes.

Following completion of the DLC transaction, fewer shares of P&O Princess will be required to approve resolutions at P&O Princess shareholder meetings than would otherwise be the case because:

   . P&O Princess shares acquired by Carnival in the Partial Share Offer (potentially up to 20% of its outstanding shares) or otherwise generally will not have voting rights; and

   . votes at P&O Princess shareholder meetings generally will be carried out based on the percentage of shares voting, rather than based on the number of shares outstanding.

Provisions in the Carnival and P&O Princess governing documents may prevent or discourage takeovers and business combinations that shareholders in the Combined Group might consider in their best interests.

Our articles of incorporation and by-laws and P&O Princess' articles will contain provisions that may delay, defer, prevent or render more difficult a takeover attempt that shareholders in the Combined Group might consider to be in their best interests. For instance, these provisions may prevent shareholders in the Combined Group from receiving a premium to the market price of Carnival shares and/or P&O Princess shares offered by a bidder in a takeover context. These additional takeover restrictions provide, generally, that no person will be able to obtain control of the Combined Group without making an offer to the shareholders of both companies on equivalent terms. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of Carnival shares or P&O Princess shares if they are viewed as discouraging takeover attempts in the future.

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

Specifically, our articles of incorporation contain provisions that prevent third parties, other than the Arison family and trusts for their benefit, from acquiring beneficial ownership of more than 4.9% of the outstanding Carnival shares without the consent of our board of directors and provide for the lapse of rights, and sale, of any shares acquired in excess of that limit. In addition, our and P&O Princess' governing documents will contain provisions that would apply some of the anti-takeover protections provided by the UK Takeover Code to both companies. No third party, other than the Arison family and trusts for their benefit, may acquire additional shares or voting control over shares in either company, if such person would then be able to cast 30% or more of the votes which could be cast on a joint electorate action, without making an equivalent offer for the other company. Our articles and by-laws will provide that Carnival shareholders cannot act by written consent. The combined effect of these provisions may preclude third parties from seeking to acquire a controlling interest in either company in transactions that shareholders might consider to be in their best interests and may prevent them from receiving a premium above market price for their shares. These provisions may only be amended by both sets of shareholders, voting separately as a class, in a class rights action.

Risks relating to the Combined Group's businesses

The Combined Group may lose business to competitors throughout the vacation market.

The Combined Group will operate in the vacation market, and cruising is one of many alternatives for people choosing a vacation. The Combined Group will therefore risk losing business not only to other cruise lines, but also to other vacation operators that provide other leisure options, including hotels, resorts and package holidays and tours.

The Combined Group will face significant competition from other cruise lines, both on the basis of cruise pricing and also in terms of the nature of ships and services it will offer to cruise passengers. The Combined Group's principal competitors within the cruise vacation industry will include:

..   Royal Caribbean Cruises Ltd., which owns Royal Caribbean International and
    Celebrity Cruises;

..   Norwegian Cruise Line and Orient Lines;

..   Disney Cruise Line;

..   MyTravel's Sun Cruises, Thomson, Saga and Fred Olsen in the UK;

..   Festival Cruises, Hapag-Lloyd, Peter Deilmann and Phoenix Reisen in Germany;

..   Festival Crusies, Mediterranean Shipping Cruises, Royal Olympia Cruises and
    Louis Cruise Line in southern Europe;

..   Crystal Cruises;

..   Radisson Seven Seas Cruise Line; and

..   Silversea Cruises.

The Combined Group will also compete with land-based vacation alternatives throughout the world, including, among others, resorts and hotels located in Las Vegas, Nevada, Orlando, Florida, various Caribbean, Mexican, Bahamian and Hawaiian Island destination resorts and numerous vacation destinations throughout Europe and the rest of the world.

In the event that the Combined Group does not compete effectively with other vacation alternatives and cruise companies, its results of operations and financial condition could be adversely affected.

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Overcapacity within the cruise and competing land-based vacation industry could have a negative impact on net revenue yields, increase operating costs, result in ship asset impairments and could adversely affect profitability.

Cruising capacity has grown in recent years and we and P&O Princess expect it to continue to increase over the next three and a half years as all of the major cruise vacation companies are expected to introduce new ships. In order to utilize new capacity, the cruise vacation industry will need to increase its share of the overall vacation market. The overall vacation market is also facing increases in land-based vacation capacity, which also will impact the Combined Group. Failure of the cruise vacation industry to increase its share of the overall vacation market could have a negative impact on the Combined Group's net revenue yields. Should net revenue yields be negatively impacted, the Combined Group's results of operations and financial condition could be adversely affected, including the impairment of the value of its ship assets. In addition, increased cruise capacity could impact the Combined Group's ability to retain and attract qualified crew at competitive costs and, therefore, increase the Combined Group's shipboard employee costs.

The international political and economic climate and other world events affecting safety and security could adversely affect the demand for cruises and could harm the Combined Group's future sales and profitability.

Demand for cruises and other vacation options has been, and is expected to continue to be, affected by the public's attitude towards the safety of travel, the international political climate and the political climate of destination countries. Events such as the terrorist attacks in the U.S. on September 11, 2001 and the threat of additional attacks, the outbreak of hostilities or war or concerns that hostilities or war might break out, including the possibility of military action against Iraq, and national government travel advisories, together with the resulting political instability and concerns over safety and security aspects of traveling, have had a significant adverse impact on demand and pricing in the travel and vacation industry and may continue to do so in the future. Demand for cruises is also likely to be increasingly dependent on the underlying economic strength of the countries from which cruise companies source their passengers. Economic or political changes that reduce disposable income or consumer confidence in the countries from which the Combined Group will source its passengers may affect demand for vacations, including cruise vacations, which are a discretionary purchase. Decreases in demand could lead to price discounting which, in turn, could reduce the profitability of its business.

The debt rating of the Combined Group may be downgraded from our current rating, and for this or other reasons the Combined Group may not be able to obtain financing on terms that are favorable or consistent with its expectations.

Access to financing for the Combined Group will depend on, among other things, the maintenance of strong long-term credit ratings. Our debt is currently rated "A" by Standard & Poor's, "A2" by Moody's Investor Services and "A" by FitchRatings. P&O Princess' debt is currently rated "BBB" by Standard & Poor's, "Baa3" by Moody's and "BBB+" by FitchRatings. As a result of the DLC transaction, the debt rating of the Combined Group may be downgraded from our current ratings although it is expected to remain a strong investment grade rating.

We believe our current external sources of liquidity, including committed financings, and cash on hand, together with forecasted cash flows from future operations, will be sufficient to fund most or all of the capital projects, debt service requirements, dividend payments and working capital needs of the Combined Group.

The forecasted cash flow from future operations for the Combined Group, as well as the credit ratings of each of us and P&O Princess, may be adversely affected by various factors, including, but not limited to, declines in customer demand, increased competition, overcapacity, the deterioration in general economic and business conditions, terrorist attacks, ship incidents, adverse publicity and increases in fuel prices, as well as other factors noted under these risk factors and the "Cautionary Note Concerning Factors That May Effect Future Results" section below. To the extent that the Combined Group is required, or chooses, to fund future cash requirements, including future shipbuilding commitments, from sources other than cash flow from operations, cash on hand and current external sources of liquidity, the Combined Group will have to secure such financing from banks or through the offering of debt and/or equity securities in the public or private markets. If P&O Princess loses eligibility for inclusion in the FTSE 100 or Carnival is removed from the S&P 500, it may be more difficult for either company to access the equity capital markets.

The future operating cash flow of the Combined Group may not be sufficient to fund future obligations, and the Combined Group may not be able to obtain additional financing, if necessary, at a cost that meets its expectations. Accordingly, the financial results of the Combined Group could be adversely affected.

Conducting business internationally can result in increased costs.

The Combined Group will operate the businesses of Carnival and P&O Princess internationally and plans to continue to develop its international presence. Operating internationally exposes the Combined Group to a number of risks, including:

..   currency fluctuations;

..   interest rate movements;

..   the imposition of trade barriers and restrictions on repatriation of earnings;

..   political risks;

..   risk of increases in duties, taxes and governmental royalties; and

..   changes in laws and policies affecting cruising, vacation or maritime businesses or the governing operations of foreign-based companies.

If the Combined Group is unable to address these risks adequately, its results of operations and financial condition could be adversely affected.

Accidents and other incidents at sea or adverse publicity concerning the cruise industry or the Combined Group could affect the Combined Group's reputation and harm its future sales and profitability.

The operation of cruise ships involves the risk of accidents, illnesses, mechanical failures and other incidents at sea, which may bring into question passenger safety, health, security and vacation satisfaction and thereby adversely affect future industry performance. Incidents involving passenger cruise ships could occur and could adversely affect future sales and profitability. In addition, adverse publicity concerning the vacation industry in general or the cruise industry or the Combined Group in particular could impact demand and, consequently, have an adverse impact on the Combined Group's profitability.

Operating, financing and tax costs are subject to many economic and political factors that are beyond the Combined Group's control, which could result in increases in operating and financing costs.

Some of the Combined Group's operating costs, including fuel, food, insurance and security costs, are subject to increases because of market forces and economic or political instability beyond the Combined Group's control. In addition, interest rates and the Combined Group's ability to secure debt or equity financing, including in order to finance the purchase of new ships, are dependent on many economic and political factors. Actions by U.S. and non-U.S. taxing jurisdictions could also cause an increase in the Combined Group's costs. Increases in operating, financing and tax costs could adversely affect the Combined Group's results because the Combined Group may not be able to recover these increased costs through price increases of its cruise vacations.

Environmental legislation and regulations could affect operations and increase operating costs.

Some environmental groups have lobbied for more stringent regulation of cruise ships. Some groups also have generated negative publicity about the cruise industry and its environmental impact. The U.S. Environmental Protection Agency is considering new laws and rules to manage cruise ship waste. Alaskan authorities are currently investigating an incident that occurred in August 2002 on board Holland America's Ryndam involving a wastewater discharge from the ship. As a result of this incident, various Ryndam ship officers have received grand jury subpoenas from the U.S. Attorney's office in Alaska. If the investigation results in charges being brought, sanctions could include a prohibition of operations in Alaska's Glacier Bay National Park and Preserve for a period of time.

In addition, pursuant to a settlement with the U.S. government in April 2002, we pled guilty to certain environmental violations. We were sentenced under a plea agreement pursuant to which we paid fines in fiscal 2002 totalling $18 million to the U.S. government and other parties. We accrued for these fines in fiscal 2001. We were also placed on probation for a term of five years. Under the terms of the probation, any future violation of environmental laws by us may be deemed a violation of probation. In addition, we were required as a special term of probation to develop, implement and enforce a worldwide environmental compliance program. We are in the process of implementing the environmental compliance program and expect to incur approximately $10 million in additional annual environmental compliance costs in 2003 and yearly thereafter as a result of the program. If the DLC transaction is approved, the terms of the environmental compliance program will become applicable to P&O Princess, resulting in higher environmental compliance costs for P&O Princess.

The Combined Group's costs of complying with current and future environmental laws and regulations, or liabilities arising from past or future releases of, or exposure to, hazardous substances or to vessel discharges, could increase the cost of compliance or otherwise materially adversely affect the Combined Group's business, results of operations or financial condition.

New regulation of health, safety and security issues could increase operating costs and adversely affect net income.

The Combined Group is subject to various international, national, state and local health, safety and security laws, regulations and treaties. The International Maritime Organization, sometimes referred to as the IMO, which operates under the United Nations, has adopted safety standards as part of the Safety of Life at Sea, sometimes referred to as SOLAS, which is applicable to all of our ships. Generally SOLAS establishes vessel design, structural features, materials, construction and life saving equipment requirements to improve passenger safety and security.

In addition, ships that call on U.S. ports are subject to inspection by the U.S. Coast Guard for compliance with the SOLAS Convention and by the U.S. Public Health Service for sanitary standards. Carnival's and P&O Princess' ships are also subject to similar inspections pursuant to the laws and regulations of various other countries such ships visit. Finally, the U.S. Congress recently enacted the Maritime Transportation Security Act of 2002 which implements a number of security measures at U.S. ports, including measures that relate to foreign flagged vessels calling at U.S. ports.

Carnival and P&O Princess believe that health, safety and security issues will continue to be areas of focus by relevant government authorities both in the U.S. and abroad. Resulting legislation or regulations, or changes in existing legislation or regulations, could impact the operations of the Combined Group and would likely subject the Combined Group to increasing compliance costs in the future.

Delays in ship construction and problems encountered at shipyards could reduce the Combined Group's profitability.

The construction of cruise ships is a complex process and involves risks similar to those encountered in other sophisticated construction projects, including delays in completion and delivery. In addition, industrial actions and insolvency or financial problems of the shipyards building the Combined Group's ships could also delay or prevent the delivery of its ships under construction. These events could adversely affect the Combined Group's profitability. However, the impact from a delay in delivery could be mitigated by contractual provisions and refund guarantees obtained by the Combined Group.

In addition, we and P&O Princess have entered into forward foreign currency contracts to fix the cost in U.S. dollars of certain of our and P&O Princess' foreign currency denominated shipbuilding contracts. If any of the shipyards are unable to perform under the related contract, the foreign currency forward contracts related to that shipyard's shipbuilding contracts would still have to be honored. This might require us or P&O Princess to realize a loss on an existing contract without having the ability to have an offsetting gain on its foreign currency denominated shipbuilding contract, thus adversely affecting the financial results of the Combined Group.

       CAUTIONARY NOTE CONCERNING FACTORS THAT MAY AFFECT FUTURE RESULTS

Certain statements contained in this proxy statement/prospectus are "forward-looking statements" that involve risks, uncertainties and assumptions with respect to us and P&O Princess and our respective subsidiaries and therefore, the Combined Group, including certain statements concerning the transactions described in this proxy statement/prospectus, future results, plans and goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. You can find many (but not all) of these statements by looking for words like "will," "may," "believes," "expects," "anticipates," "forecast," "future," "intends," "plans" and "estimates" and for similar expressions.

Because forward-looking statements involve risks and uncertainties, there are many factors that could cause the transactions described in this proxy statement/prospectus not to occur and/or each of our, P&O Princess' and the Combined Group's actual results, performance or achievements to differ materially from those expressed or implied in this proxy statement/prospectus. These factors include, but are not limited to:

..   shareholder approvals of the DLC transaction;

..   achievement of expected benefits from the DLC transaction;

..   risks associated with the combination of Carnival's and P&O Princess'
    businesses by means of the DLC structure;

..   liquidity and index inclusion as a result of the implementation of the DLC structure, including a possible mandatory exchange;

..   risks associated with the uncertainty of the tax status of the DLC structure;

..   general economic and business conditions which may impact levels of disposable income of consumers and the net revenue yields for the cruise brands of Carnival, P&O Princess and the Combined Group;

..   conditions in the cruise and land-based vacation industries, including competition from other cruise ship operators and providers of other vacation alternatives and increases in capacity offered by cruise ship and land-based vacation alternatives;

..   the impact of operating internationally;

..   the international political and economic climate, armed conflict, terrorist attacks and other world events and negative publicity and their impact on the demand for cruises;

..   accidents and other incidents at sea affecting the health, safety, security and vacation satisfaction of passengers;

..   the ability of Carnival, P&O Princess and the Combined Group to implement their shipbuilding programs and brand strategies and to continue to expand their businesses worldwide;

..   the ability of Carnival, P&O Princess and the Combined Group to attract and retain shipboard crew;

..   the ability to obtain financing on terms that are favorable or consistent with Carnival's, P&O Princess' and the Combined Group's expectations;

..   the impact of changes in operating and financing costs, including changes in foreign currency and interest rates and security, fuel, food and insurance costs;

..   changes in the tax, environmental and other regulatory regimes under which each company operates; and

..   the ability of a small group of shareholders effectively to control the outcome of shareholder voting.

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

These risks and other risks are detailed in the section entitled "Risk Factors" and in our and P&O Princess' SEC reports. That section and those reports contain important cautionary statements and a discussion of many of the factors that could materially affect the accuracy of each company's forward-looking statements and/or adversely affect their respective businesses, results of operations and financial positions, which statements and factors are incorporated in this proxy statement/prospectus by reference.

Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant listing rules, we and P&O Princess expressly disclaim any obligation to disseminate, after the date of this proxy statement/prospectus, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

                              THE SPECIAL MEETING

The Proposals

This proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by our board of directors for use at a special
meeting to be held on . , 2003, at 10:00 a.m., New York City time, at [      ].
The purpose of the special meeting is for you to consider and vote upon proposals to approve:

..   the Offer and Implementation Agreement, dated as of January 8, 2003, by and between Carnival and P&O Princess;

..   our Third Amended and Restated Articles of Incorporation and Amended and
    Restated By-laws;

..   an amendment to our articles of incorporation to increase the number of shares of common stock that we have the authority to issue by 999,999,998 shares; and

..   an amendment to our articles of incorporation to reduce the quorum requirement for meetings of our board of directors from a majority, to one-third, of the total number of directors.

This proxy statement/prospectus and the enclosed form of proxy are first being mailed to you on or about ., 2003.

Record Date and Voting

The holders of record of Carnival common stock as of the close of business on the record date, which was ., 2003, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were . shares of Carnival common stock outstanding.

The holders of a majority of the shares of Carnival common stock outstanding on .., 2003, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting.

You may vote your shares of Carnival common stock in any of two ways:

..   by completing, signing, dating and returning the enclosed proxy card by mail; or

..   by appearing and voting in person by ballot at the special meeting.

Required Vote

Each share of Carnival common stock which is outstanding on the record date entitles its holder to one vote at the special meeting. Completion of the DLC transaction requires the adoption of the first two proposals at the special meeting by the affirmative vote of the holders of a majority of the outstanding shares of Carnival common stock. Proposals 3 and 4 will not be given effect if the proposals relating to the DLC transaction are not approved.

Because the vote is based on the number of shares of Carnival common stock outstanding rather than on the number of votes cast, failure to vote your shares is effectively a vote against the DLC transaction and the other amendments to our articles of incorporation. In addition, although treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists, abstentions and "broker non-votes" will have the same effect as votes against adoption of the proposals.

Proxies; Revocation

If you vote your shares of Carnival common stock by signing a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, your shares of Carnival common stock will be voted "FOR" the adoption of the proposals.

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You may revoke your proxy at any time before the proxy is voted at the special meeting. A proxy may be revoked prior to the vote at the special meeting in any of three ways:

..   by submitting a written revocation dated after the date of the proxy that is being revoked to the Secretary of Carnival at 3655 N.W. 87th Avenue, Miami, Florida 33178-2428;

..   by submitting a later--dated proxy relating to the same shares to the
    Secretary of Carnival by mail; or

..   by appearing and voting in person by ballot at the special meeting.

Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you do not hold your shares of Carnival common stock in your own name, you may revoke or change a previously given proxy by following the instructions provided by the bank, broker or other party that is the registered owner of the shares.

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes for the meeting. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders.

Confidential Voting

It is our policy that all proxies, ballots and tabulations that identify the vote of individual shareholders are kept confidential. Your vote will not be disclosed within Carnival or to third parties, except as necessary to meet legal requirements, allow for tabulation and certification of votes, facilitate a successful proxy solicitation by our board of directors or where shareholders submit comments with their proxy.

Other Matters

Our board of directors is not aware of any business to be acted upon at the special meeting other than the proposals relating to the DLC transaction and the amendments to our articles of incorporation. If other matters are duly brought before the special meeting, or any adjournments or postponements of the special meeting, the persons appointed as proxies will have discretion to vote or act on these matters according to their best judgment.

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                              THE DLC TRANSACTION

Background to the DLC Transaction

In the past, both P&O Princess and Carnival have sought to identify, explore and, where appropriate, implement strategies to develop and broaden their cruise product offerings. The senior management of each company has regularly reviewed with its board of directors the strategic objectives of its company and the possible means of achieving those objectives. Both management teams have regularly updated their boards on the changing structure and dynamics of the cruise industry and the overall vacation market.

In the summer of 2001, Mr. Peter Ratcliffe, Chief Executive Officer of P&O Princess, met with Mr. Richard Fain, Chairman and Chief Executive Officer of Royal Caribbean. During these meetings, the possibility of a business combination between P&O Princess and Royal Caribbean was discussed. In subsequent meetings, senior executives of the two companies discussed the changes and developments in their respective companies, and in the cruise industry generally, particularly in light of the events of September 11, 2001 and their effect on the global vacation market, and continued to explore a business combination of the two companies.

On September 24, 2001, during the early stages of the discussions between P&O Princess and Royal Caribbean, Mr. Howard Frank, Vice Chairman and Chief Operating Officer of Carnival, made a telephone call to Mr. Ratcliffe in which he inquired whether P&O Princess would be interested in pursuing discussions towards a business combination with Carnival. Given that P&O Princess' share price was at or near its all time low at the time of the call, P&O Princess did not follow up on this call.

On November 20, 2001, P&O Princess and Royal Caribbean announced that they had entered into agreements to implement a dual listed company transaction. Those agreements, which were not publicly available at that time, included non-solicitation provisions restricting P&O Princess and Royal Caribbean from entering into discussions with third parties except in specified circumstances involving a third party's offer determined by the relevant board to be a Superior Proposal as explained below. The dual listed company transaction provided for a combination of equals in which P&O Princess shareholders would have held approximately 50.7% of the equity in a dual listed company structure that was substantially similar to the DLC transaction.

On December 13, 2001, following the announcement of the Royal Caribbean transaction, Carnival submitted a detailed private proposal to the P&O Princess board regarding an offer to acquire P&O Princess. The offer was for 200 pence in cash and 0.1361 Carnival shares per P&O Princess share. Based on the prior business day's closing price for Carnival shares of $26.55 per share and an exchange rate of $1.00=(Pounds)0.692, the Carnival shares were valued at 250 pence, valuing the offer at 450 pence per P&O Princess share. Carnival also proposed the possibility of effecting a combination via alternative structures, including a dual listed company structure. The P&O Princess board carefully considered Carnival's proposal with Sullivan & Cromwell LLP and Freshfields Bruckhaus Deringer, its legal advisors, and Schroder Salomon Smith Barney, its financial advisor, and, at its meeting on December 15, 2001, the P&O Princess board determined that Carnival's proposal was not more favorable from a financial point of view to P&O Princess' shareholders than the transaction with Royal Caribbean and was not reasonably likely to be consummated (that is, it was not a "Superior Proposal" as defined under P&O Princess' agreement with Royal Caribbean). In particular, the P&O Princess board believed that Carnival's proposal would result in P&O Princess shareholders receiving shares that would not be included in the FTSE indices, and consequently a significant portion of P&O Princess shareholders, particularly UK institutional shareholders, would be unable or unwilling to hold such shares. As a result of this, the board believed that the proposed Carnival transaction would deprive such P&O Princess shareholders of the ability to retain an investment in the cruise industry and to share in the potential benefits of combining with Carnival, making it less financially favorable than the Royal Caribbean transaction in which all P&O Princess shareholders were expected to be

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

able to share in the upside potential expected to be generated by that transaction. Further, the board believed that Carnival's proposal did not represent an irrevocable commitment to make and maintain an offer because it was subject to a number of pre-conditions, including financing and regulatory approvals. The board also believed that Carnival's proposal faced greater regulatory risk in the U.S. and Europe.
On December 16, 2001, P&O Princess announced that its board had concluded that the Royal Caribbean transaction was the more attractive alternative for P&O Princess shareholders, because it believed that Carnival's pre-conditional cash and share proposal was less favorable financially to P&O Princess shareholders and would face greater execution risk than the Royal Caribbean transaction. In response to P&O Princess' rejection of its proposal, Carnival publicly announced a pre-conditional offer for all of the issued share capital of P&O Princess on the same terms as its December 13 proposal.

On December 19, 2001, P&O Princess announced that, in light of Carnival's offer and in order to give its shareholders time to consider fully their alternatives, it would hold an extraordinary general meeting to vote on the Royal Caribbean transaction on February 14, 2002.

Carnival announced on December 24, 2001 that it had made the necessary U.S. antitrust filings in relation to its offer for P&O Princess.

On December 27, 2001, P&O Princess mailed its circular to its shareholders with respect to the Royal Caribbean transaction and made its implementation agreement and Joint Venture Agreement with Royal Caribbean publicly available, including the non-solicitation provisions described above.

On January 6, 2002, Carnival sent a letter to the P&O Princess board requesting a meeting with P&O Princess to discuss Carnival's offer and seeking clarity on a number of issues in connection with the Royal Caribbean transaction, including further details regarding termination of the Joint Venture Agreement. P&O Princess responded by letter on January 8, 2002. In its response, P&O Princess referred Carnival to the publicly available agreements between P&O Princess and Royal Caribbean and informed Carnival that those agreements prevented P&O Princess from discussing any acquisition proposal with Carnival that was not a Superior Proposal and that its board continued to believe that Carnival's proposal was neither financially superior to the Royal Caribbean transaction nor deliverable. Consequently, P&O Princess declined Carnival's request for a meeting.

Mr. Ratcliffe publicly clarified on January 10, 2002 that P&O Princess could unilaterally terminate the Joint Venture Agreement with Royal Caribbean in January 2003 at no cost as long as no change of control of P&O Princess had been completed prior to the termination date. On January 10, 2002, Carnival sent another letter to the P&O Princess board asking it for further clarification of this statement.

On January 17, 2002, Carnival indicated in a letter to P&O Princess that Carnival would, subject to certain conditions, be willing to increase its pre-conditional offer to a 250 pence in cash and 0.1380 Carnival shares for each P&O Princess share. Based on the prior business day's closing price for Carnival shares of $26.06 per share and an exchange rate of $1.00=(Pounds)0.695, the Carnival shares were valued at 250 pence, valuing the offer at 500 pence per P&O Princess share. After reviewing Carnival's new proposal in detail with its advisors, the P&O Princess board reaffirmed its view that Carnival's revised proposal was not a Superior Proposal and that, accordingly, P&O Princess continued to be unable to meet with Carnival to discuss its proposal without breaching its contractual obligations to Royal Caribbean.

On January 30, 2002, Carnival announced a revised pre-conditional offer of
0.2684 Carnival shares for each P&O Princess share, valuing each P&O Princess share at 515 pence (based on the prior business day's closing price for Carnival shares of $27.05 per share and an exchange rate of $1.00=(Pounds)0.709). The revised offer included a partial cash alternative of 250 pence for each P&O Princess share, pre-conditional on financing being arranged on terms satisfactory to Carnival by no later than the date of posting of the offer document.


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

On January 31, 2002, Carnival wrote to P&O Princess shareholders urging them to vote to adjourn the extraordinary general meeting scheduled for February 14, 2002. Carnival suggested this adjournment in order to postpone the vote on the Royal Caribbean transaction until the various antitrust authorities could rule on both transactions.

The P&O Princess board carefully reviewed Carnival's revised offer with its legal and financial advisers and, at its meeting on February 3, 2002, determined that Carnival's revised offer, as revised, was not a Superior Proposal on both value and deliverability grounds. P&O Princess publicly announced its board's conclusions on February 4, 2002 and, under its contractual obligations to Royal Caribbean, remained unable to meet with Carnival. Carnival responded by restating its commitment to proceed with its revised offer and to obtain the necessary regulatory approvals in the U.S. and Europe.

On February 7, 2002, Carnival announced the terms of a further increased offer of 0.3004 Carnival shares for each P&O Princess share, valuing each P&O Princess share at 550 pence (based on the prior business day's closing price for Carnival shares of $25.86 per share and an exchange rate of $1.00=(Pounds)0.708), and again raised the possibility of alternative structures, including a dual listed company structure. Carnival's increased offer was pre-conditional only on the receipt of regulatory approval. The increased offer included a partial cash alternative of 250 pence for each P&O Princess share, pre-conditional on the availability of financing on terms satisfactory to Carnival.

The P&O Princess board carefully reviewed the increased offer with its legal and financial advisers and, at its meeting on February 8, 2002, the P&O Princess board determined that it was not a Superior Proposal. On February 8, 2002, P&O Princess announced that it continued to recommend that its shareholders approve the dual listed company transaction with Royal Caribbean. While the P&O Princess board acknowledged the improvement of Carnival's increased offer in terms of value, it noted that it remained concerned about the structure and deliverability of the Carnival transaction.

P&O Princess convened its extraordinary general meeting with respect to the Royal Caribbean transaction on February 14, 2002. Before resolutions to approve the Royal Caribbean transaction were voted upon, P&O Princess shareholders proposed and passed a resolution to adjourn the meeting. The Chairman of P&O Princess then announced that the meeting would be adjourned for an indefinite period.

On February 27, 2002, Carnival announced that it had formally notified its proposed combination with P&O Princess to the European Commission for review under the EC Merger Regulation. The European Commission cleared the proposed combination on July 24, 2002.

On September 24, 2002, prior to the U.S. Federal Trade Commission closing its investigation into both transactions, the P&O Princess board met to consider the relative merits of the Royal Caribbean transaction and Carnival's proposal in light of currently available information. At that meeting, representatives of Schroder Salomon Smith Barney, P&O Princess' financial advisor, advised the board that it believed that, based on the valuation and share price analyses discussed with the board at that meeting, Carnival's prior proposal to enter into a dual listed company transaction with P&O Princess on the same financial terms as Carnival's latest share exchange proposal was more favorable to P&O Princess' shareholders from a financial point of view than the transaction with Royal Caribbean.

On October 4, 2002, the U.S. Federal Trade Commission voted not to oppose Carnival's acquisition of P&O Princess or the Royal Caribbean transaction. As a result, the only pre-condition to Carnival's increased offer was satisfied.

Following the Federal Trade Commission announcement, P&O Princess re-examined Carnival's increased offer, including Carnival's prior proposal to enter into a dual listed company transaction with P&O Princess as an alternative to the share exchange offer. After consulting with its financial and legal advisers and considering the analyses discussed with its financial advisor on September 24, 2002 at its

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

meeting on October 4, 2002 the P&O Princess board determined that Carnival's dual listed company proposal was more favorable from a financial point of view to P&O Princess' shareholders than the transaction with Royal Caribbean and was reasonably likely to be consummated given that all regulatory clearances had been obtained. On October 4, 2002, P&O Princess announced that its board had determined Carnival's dual listed company proposal to be a Superior Proposal and that it was willing and able under its agreement with Royal Caribbean to enter into talks with Carnival to discuss this proposal.

On October 11, 2002, executives of Carnival and P&O Princess met together with their respective advisers to discuss a combination of their companies through a dual listed company structure. Discussions also focused on a partial share offer to be launched in conjunction with seeking shareholder approval for the dual listed company structure that would permit P&O Princess shareholders who wished to exchange some of their P&O Princess shares for Carnival shares to do so. On the same date, Carnival and P&O Princess entered into a confidentiality agreement that contemplated the exchange of confidential information between them.

Executives of Carnival and P&O Princess and their respective advisers continued to meet throughout the weeks of October 14, and October 21, 2002. During this time, the boards of directors of Carnival and P&O Princess each held meetings, at which their respective management teams and advisers provided updates on the discussions to date and on the strategic implications and possible benefits and risks of the dual listed company transaction involving the two companies.

On October 24, 2002, Carnival issued a press release announcing its pre-conditional offer to enter into the DLC transaction based on the form of agreements and instruments that it had negotiated with P&O Princess. In order for P&O Princess to be able to accept this offer, its board had to withdraw its recommendation of the Royal Caribbean transaction within 48 hours of Carnival's announcement and not subsequently reinstate such recommendation, the Royal Caribbean transaction had to be voted down by P&O Princess shareholders or otherwise abandoned, the Joint Venture Agreement had to terminate at no cost (other than the break fee under its implementation agreement with Royal Caribbean), the P&O Princess board of directors had to approve and recommend the DLC transaction by January 10, 2003, and P&O Princess had to enter into the negotiated form of the offer and implementation agreement by January 10, 2003. The DLC proposal included the Partial Share Offer for up to, in aggregate, a maximum of 20% of the issued share capital of P&O Princess. The making of the Partial Share Offer, including the establishment of the 20% limit, was the subject of negotiation between the parties, and was designed to allow those P&O Princess shareholders who would prefer to participate in the Combined Group through holding Carnival shares an opportunity to do so, while at the same time maintaining the liquidity and market value of the P&O Princess shares.

On October 25, 2002, the P&O Princess board held a meeting to consider the announcement of the DLC proposal and decided to withdraw its recommendation of the Royal Caribbean dual listed company transaction. Subsequent to that meeting, P&O Princess announced that its board welcomed Carnival's announcement of its dual listed company proposal and had determined that the DLC proposal would be financially superior for P&O Princess shareholders compared with the Royal Caribbean dual listed company transaction. It also announced that its board had withdrawn its recommendation of the Royal Caribbean dual listed company transaction.

P&O Princess also entered into an agreement with Royal Caribbean on October 25, 2002 which terminated the implementation agreement with Royal Caribbean immediately, terminated the Joint Venture Agreement on January 1, 2003 as long as no change of control of P&O Princess occurred prior to this date, and provided mutual releases from liabilities arising under the two agreements. Pursuant to the agreement, P&O Princess paid Royal Caribbean $62.5 million as a break fee under its implementation agreement with Royal Caribbean. The P&O Princess board announced that it would

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

formally consider satisfaction of the remaining pre-conditions to the DLC proposal, including entry into an offer and implementation agreement with Carnival, in early January 2003.

On October 29, 2002, Lord Sterling of Plaistow, Chairman of P&O Princess, sent a letter to P&O Princess shareholders informing them of the announcement of the DLC proposal, the withdrawal of the P&O Princess board's recommendation of the Royal Caribbean transaction and the subsequent arrangements with Royal Caribbean for, among other things, the termination of existing agreements between them. Lord Sterling also informed P&O Princess shareholders that he no longer intended to reconvene the adjourned extraordinary general meeting convened on February 14, 2002 to approve the dual listed company combination with Royal Caribbean.

On January 2, 2003, P&O Princess announced that the Joint Venture Agreement had been terminated, and Carnival issued a press release acknowledging and welcoming the termination of the Joint Venture Agreement.

On January 7, 2003, the P&O Princess board approved the DLC transaction and agreed to recommend to the P&O Princess shareholders that they vote in favor of the resolution to implement the DLC structure. Later that day, the senior executive management teams of P&O Princess and Carnival and their respective advisors finalized the agreements and documentation to implement the DLC structure. In the early morning of January 8, 2003, Carnival and P&O Princess signed the Offer and Implementation Agreement. P&O Princess then issued a press release announcing that its board had agreed and recommended the DLC transaction and that P&O Princess had signed the Offer and Implementation Agreement. Carnival issued a press release announcing the execution of the Offer and Implementation Agreement, acknowledging P&O Princess' announcement of its board's recommendation and setting forth its offer to enter into the DLC transaction based on the Offer and Implementation Agreement and related agreements and instruments and the terms of the Partial Share Offer.

Reasons for the DLC Transaction

We and P&O Princess have agreed to enter into the DLC transaction in order to create the Combined Group. We and P&O Princess believe the principal benefits of the creation of the Combined Group by means of the DLC structure are as set forth below and that the DLC structure is the optimal structure to seek to achieve all of these benefits:

Complementary well-known brands operating globally

The Combined Group will be the largest cruise vacation group in the world, based on revenues, passengers carried and available capacity. It will have a wide portfolio of complementary brands, both by geography and product offering, and will include some of the best known cruise brands globally. The combination will allow the Combined Group to offer a wider range of vacation choices for its passengers. In addition, the combination is expected to enhance the Combined Group's ability to attract more passengers from land-based vacations, based on its ability to provide vacations in most of the largest vacation markets in the world, and its strategy of entering new and developing markets by building on its brand strength, global presence and ability to strategically deploy its brands and diversified fleet.

The Combined Group's brands will include Carnival Cruise Lines, Princess Cruises, Holland America Line, P&O Cruises, Costa Cruises, Cunard Line, Seabourn Cruise Line, Windstar Cruises, AIDA, A'ROSA, Swan Hellenic, Ocean Village and P&O Cruises (Australia). The Combined Group will serve all of the key cruising destinations outside the Far East, including the Caribbean, Alaska, Australia, Europe, New England, Canada, Bahamas, Bermuda, the Hawaiian islands, the Mediterranean, the Mexican Riviera, the Panama Canal, South America and other exotic destinations worldwide.


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

Benefits of sharing best practices and generating cost savings

The Combined Group will be managed as if the two companies were a single economic enterprise by a single senior executive management team and identical boards of directors.

We and P&O Princess expect that the Combined Group will generate significant cost savings, estimated to be at least $100 million on an annualized basis, commencing in the first full fiscal year following completion of the DLC transaction. We and P&O Princess expect that these cost savings will be generated principally through the dissemination of best practices between the companies, economies of scale and the rationalization of certain shoreside operations. One-time cash costs of achieving these cost savings are expected to be approximately $30 million.

Financial flexibility and access to capital markets

The Combined Group will have substantial financial flexibility, with strong operating cash flow, low leverage and a strong balance sheet, and expects to maintain a strong investment grade credit rating.

The Combined Group is also expected to have greater access to capital markets. Carnival's shares will remain listed on the NYSE and are expected to continue to be included in the S&P 500. P&O Princess' shares will remain listed on the LSE and are expected to remain eligible for inclusion in the FTSE series of indices and are expected to continue to be included with full weighting in the FTSE 100.

High quality combined fleet to enhance growth within the cruise industry

Upon completion of the DLC transaction, the Combined Group expects to operate a fleet of 65 cruise ships with an aggregate capacity of 99,982 lower berths. Carnival and P&O Princess together have an additional 18 new cruise ships on order, with an aggregate capacity of 42,260 lower berths, scheduled for delivery in the next three and a half years. Carnival and P&O Princess also expect that the Combined Group will have one of the youngest and most modern fleets in the cruise industry, with an average vessel age (weighted by lower berths) of 7.5 years as of January 31, 2003.

The Combined Group expects to deploy its diversified fleet strategically in order to increase its global reach and enter new and developing markets. This strategic deployment is expected to allow the Combined Group to appeal to the largest target audience by providing brands, products and itineraries with the widest appeal in a particular geographic region.

The DLC structure allows continued participation in the global cruise industry for P&O Princess shareholders who wish to continue to hold shares in a UK-listed company

Following the implementation of the DLC structure, P&O Princess is expected to remain included in the FSTE 100. This will allow P&O Princess shareholders who are required, or wish, to hold shares in a UK-listed company included in the FTSE indices to continue to do so, and, as a result, to continue to participate as a shareholder in the global cruise industry through P&O Princess. A share acquisition or exchange offer or other more common means of combining the businesses of Carnival and P&O Princess in which all P&O Princess shareholders would receive Carnival shares, which are not eligible for inclusion in the FTSE series of indices, and/or a partial cash alternative would not have afforded all P&O Princess shareholders this opportunity. Additionally, the Partial Share Offer for up to 20% of P&O Princess' outstanding shares allows those P&O Princess shareholders who would prefer to participate in the Combined Group by holding shares in a U.S. listed company the opportunity to do so for at least some of their holdings.

Other Considerations of Carnival and P&O Princess in respect of the DLC Transaction

In addition to the factors described above that supported our and P&O Princess' decisions to approve the Offer and Implementation Agreement and to recommend that shareholders vote to approve the

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DLC transaction, our board and the P&O Princess board each also considered potential factors that weighed against proceeding with the transaction, in general, and against using a DLC structure, in particular. These included:

..   the risk that the benefits and synergies anticipated from the DLC transaction might not be achieved to the extent or within the time period expected;

..   risks associated with the structure of the DLC transaction that are not associated with the more common ways of combining operations of two companies;

..   the risk that the London-listed shares of P&O Princess may trade at a discount to the New York-listed shares of Carnival;

..   the possibility that each company's shareholders might achieve more value over the long-term from continued operation of such company as an independent company or by combining with a different company;

..   risks concerning the uncertainty of the DLC structure under the Internal
    Revenue Code; and

..   the fact that a small group of shareholders would collectively own approximately 35% of the total combined voting power of the Combined Group and may be able to effectively control the outcome of shareholder voting.

A number of these factors are described in more detail under the caption "Risk Factors--Risks relating to the DLC transaction".

Our board and the P&O Princess board did not assign particular weight or ranking to any of the factors that they considered. Also, in making their determination, individual directors may have assigned a different level of importance to each factor.

Recommendation of Carnival and P&O Princess Boards of Directors

Our board and P&O Princess' board each weighed both the potential advantages of the DLC transaction and the potential factors against the DLC transaction and determined that the potential advantages of the DLC transaction outweighed the potential factors against the DLC transaction. Consequently, it was the judgment of our board and the P&O Princess board that the DLC transaction is in the best interests of Carnival and its shareholders and P&O Princess and its shareholders. Both our board and the P&O Princess board recommend that our respective shareholders vote in favor of the DLC transaction.

The DLC Structure

After giving effect to the DLC transaction, we and P&O Princess each will remain as separate listed companies, although we and P&O Princess will be operated as if we were a single economic enterprise. Our board and the P&O Princess board will be identical and the Combined Group will be managed by a single senior executive management team. The two companies will pursue a common set of business objectives established by the identical boards and single management team, who will evaluate these strategies and other operational decisions from the perspective of all the shareholders. Some key features of the DLC structure are listed below.

..   Our shares and, for the foreseeable future, P&O Princess ADSs will continue to be listed on the NYSE and P&O Princess shares will continue to have their primary listing on the LSE.

..   The implementation of the DLC structure will not involve any transfer of assets between us and P&O Princess. Following completion of the DLC transaction, management of the Combined Group will determine whether assets will be owned by Carnival or P&O Princess as is most efficient and appropriate under the then prevailing circumstances. The Combined Group will comprise all of the

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   assets held by P&O Princess and Carnival immediately prior to the implementation of the DLC transaction. No transfer of assets between the two companies will affect the equalization ratio or the relative economic interests of Carnival shareholders and P&O Princess shareholders in the Combined Group.

..   Carnival shareholders will continue to hold their Carnival shares and P&O
    Princess shareholders will continue to hold their P&O Princess shares, unless P&O Princess shareholders elect to exchange their P&O Princess shares (up to a maximum of 20% of the outstanding shares of P&O Princess) for Carnival shares in the Partial Share Offer. If the full 20% is tendered in the Partial Share Offer, approximately 79% of the equity of the Combined Group will be held through Carnival shares and the balance will be held through P&O Princess shares.

..   The economic and voting interests represented by an individual share in each company will be equalized based on a ratio, which we refer to in this proxy statement/prospectus as the "equalization ratio." The equalization ratio will initially be 0.3004 Carnival shares for each P&O Princess share. Upon completion of the DLC transaction, P&O Princess will reorganize and consolidate its share capital so that the equalization ratio will be one Carnival share for each P&O Princess share.

..   The equalization ratio is subject to adjustment in a limited number of circumstances, as described in the section of this proxy statement/prospectus entitled "Equalization and Governance
    Agreement--Equalization Ratio".

..   As a result of the 1:1 equalization ratio, one Carnival share will have the same rights to distributions of income and capital and voting rights as one P&O Princess share. Carnival and P&O Princess shareholders initially will receive equal quarterly dividends. If the equalization ratio is adjusted to a value other than 1:1, Carnival and P&O Princess shares will no longer have equivalent rights as described in the section of this proxy statement/prospectus entitled "Equalization and Governance Agreement--Equalization Ratio".

..   On most matters that affect all shareholders of the Combined Group,
    Carnival and P&O Princess shareholders will vote together as a single body, these matters are called joint electorate actions.

..   On specified matters where the interests of Carnival shareholders may differ from the interests of P&O Princess shareholders, each shareholder body will vote separately as a class. These matters are called class rights actions and include, among others:


   .   transactions primarily designed to amend or unwind the DLC structure;


   . adjustments to the equalization ratio not in accordance with the Equalization and Governance Agreement; and


   . amendments to tax related provisions in Carnival's articles of incorporation.


   No class rights action generally may be implemented unless approved by both shareholder bodies, which means that each shareholder body generally has a veto with respect to class rights actions.

..   We and P&O Princess each will continue to have separate boards of directors, but the boards and senior executive management of both companies will be identical. In addition to their normal fiduciary duties to the company and obligation to have regard to the interests of its shareholders, the directors of each company will be entitled to have regard to the interests of the other company and its shareholders.

..   We and P&O Princess will execute cross-guarantees regarding all debts incurred after implementation of the DLC structure owed by either company as if we and P&O Princess were a single economic enterprise.

..   Takeover restrictions will be in place so that, generally, no person will be able to obtain control over the Combined Group without making an offer to the shareholders of both companies on equivalent terms.

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..   Neither Carnival nor P&O Princess will be able to issue any shares carrying voting rights to the other, except on a pre-emptive basis to all shareholders, for two years period following the date on which the DLC structure is implemented. After expiration of the initial two year period, for each of the subsequent three years neither Carnival nor P&O Princess may issue shares carrying voting rights to the other company or any of that company's subsidiaries, except on a pre-emptive basis to all shareholders, in excess of 5% per year of the issued or outstanding shares (calculated as at the first day in such annual period). Thereafter, there will be no restriction on the issuance of shares carrying voting rights to the other company or any of that company's subsidiaries. These restrictions may be varied by a class rights action.

..   Shares held by one company in the other will not have voting rights unless such company holds 90% or more of the outstanding shares in the other.

Special Voting Entities; Special Voting Shares

As a mechanism to effect the new voting arrangements resulting from the DLC structure, two new special voting entities will be formed. The Carnival Special Voting Entity (which will hold the Carnival special voting share to be voted at Carnival shareholders meetings, in order to give effect to the outcome of votes at a parallel P&O Princess shareholders meeting for purposes of joint electorate actions and class rights actions) will be a company whose shares will be held legally and beneficially owned by The Law Debenture Trust Corporation p.l.c., an independent trustee company incorporated in England and Wales. The P&O Princess Special Voting Trust (the trustee of which will hold the P&O Princess special voting share to be voted at P&O Princess shareholders meetings, in order to give effect to the outcome of votes at a parallel Carnival shareholders meeting for purposes of joint electorate actions and class rights actions) will be a trust established under Bermuda law.

The Carnival Special Voting Entity will be present by a corporate representative or by proxy at any Carnival shareholder meeting at which a resolution relating to a joint electorate action and/or class rights action is to be considered. The trustee of the P&O Princess Special Voting Trust will be present by a representative or by proxy at any P&O Princess shareholder meeting at which a resolution relating to a joint electorate action and/or a class rights action is to be considered.

For joint electorate actions, the Carnival special voting share will represent the number of votes cast at the parallel meeting of P&O Princess shareholders (as adjusted by the equalization ratio and rounded up to the nearest whole percentage) and the P&O Princess special voting share will represent the number of votes cast at the parallel meeting of Carnival shareholders (as adjusted by the equalization ratio).

For class rights actions, the Carnival Special Voting Entity and the trustee of the P&O Princess Special Voting Trust, as holders of the special voting shares will only vote if the proposed action has not been approved at the parallel meeting of the shareholders of the other company. In that event, the special voting shares will represent that number of votes equal to the largest whole percentage that is less than the percentage of the number of votes (or, in the case of a special resolution of P&O Princess shareholders, such percentage less one vote) necessary to defeat the resolution at the meeting of shareholders of the other company, if the total number of votes capable of being cast by all outstanding shares (and any other shares able to vote) were cast in favour of the resolution. In most cases, this will be 49% (for a majority vote, 49% is the largest whole percentage that is less than the 50% needed to defeat the resolution). The special voting shares will not represent any votes on matters of a procedural or technical nature. The special voting shares will have the right to return at par on liquidation ranking behind the common shares.

The SVE Special Voting Deed, which Carnival, P&O Princess, the Carnival Special Voting Entity, the trustee of the P&O Princess Special Voting Trust and the legal and beneficial owner of the Carnival Special Voting Entity will enter into as part of the DLC transaction, which is attached to this proxy

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statement/prospectus as Annex A-3, will regulate the manner in which the
Carnival Special Voting Entity and the trustee of the P&O Princess Special Voting Trust will exercise the votes attaching to the Carnival special voting share and the P&O Princess special voting share.

Other than the creation and distribution of the trust shares of beneficial interest in the P&O Princess Special Voting Trust described below, the Carnival Special Voting Entity will be prohibited from dealing with the Carnival special voting share, or with any interest in or right attaching to the Carnival special voting share, unless such dealing has been approved by each of the Carnival board and P&O Princess board in its sole and absolute discretion and the transferee has agreed to be bound by the SVE Special Voting Deed. The trustee of the P&O Princess Special Voting Trust will be prohibited from dealing with the P&O Princess special voting share, or with any interest or right attaching to the P&O Princess special voting share, except for a sale of the special voting share approved by each of the Carnival board and the P&O Princess board in its sole and absolute discretion. The Carnival board and P&O Princess board can require the Carnival Special Voting Entity and the trustee of the P&O Princess Special Voting Trust to transfer the special voting shares to a new person nominated by the boards if the SVE Special Voting Deed terminates or if they want to replace the trustee company owning the shares in the Carnival Special Voting Entity and the trustee of the P&O Princess Special Voting Trust.

It has been agreed that P&O Princess will pay the Carnival Special Voting Entity fees and expenses incurred in the performance of its obligations under the DLC structure and that Carnival will pay the trustee of the P&O Princess Special Voting Trust fees and expenses incurred in the performance of its obligations under the DLC structure.

Trust Shares of Beneficial Interest

Generally

On completion of the DLC transaction, Carnival will issue the Carnival special voting share to the Carnival Special Voting Entity and the P&O Princess special voting share will be transferred to the trustee of the P&O Princess Special Voting Trust. Trust shares of beneficial interest in the P&O Princess Special Voting Trust will be transferred to Carnival. Immediately following this transfer, Carnival will distribute the trust shares of beneficial interest by way of dividend to Carnival shareholders of record at the close of business on .., 2003. Separate certificates will not be issued to represent these trust shares of beneficial interest; instead, the trust shares of beneficial interest will be paired with and evidenced by certificates representing Carnival shares pursuant to a pairing agreement to be entered into between Carnival and the trustee of the P&O Princess Special Voting Trust at closing of the DLC transaction.

Following completion of the DLC transaction, Carnival shares will trade together with trust shares of beneficial interest in the P&O Princess Special Voting Trust. The trust shares of beneficial interest in the P&O Princess Special Voting Trust will entitle Carnival shareholders to receive any distributions made by the P&O Princess Special Voting Trust. As the sole purpose of the P&O Princess Special Voting Trust relates to the holding of the P&O Princess special voting share, it is not expected to make any distributions. See "The DLC Transaction--Changes in Rights of Carnival Shareholders--Special Voting Shares" for a discussion of the rights of the special voting shares.

The P&O Princess special voting share will be voted based upon the outcome of voting at the relevant parallel meeting of Carnival shareholders, based on the number of votes cast by Carnival shareholders voting their Carnival shares.

Pairing Agreement

At the closing of the DLC transaction, we will enter into a pairing agreement with the trustee of the P&O Princess Special Voting Trust and a transfer agent. The pairing agreement is attached as Annex B to this proxy statement/prospectus. Pursuant to the pairing agreement:

.. trust shares and Carnival shares will not be transferable unless the transferee acquires the same number of trust shares and Carnival shares;

.. Carnival and the trustee of P&O Princess Special Voting Trust will not agree to any transfer of trust shares without the corresponding Carnival shares;

.. trust shares and Carnival shares will not be represented by separate certificates, but by one certificate of Carnival common stock, which will represent an equal number of Carnival shares and trust shares; and

.. upon each issuance of additional Carnival shares, including pursuant to the exercise of any existing option or convertible security, the P&O Princess Special Voting Trust will issue an equal number of additional trust shares.

After the effective date of the pairing agreement:

.. if Carnival declares or pays any distribution consisting in whole or in part of Carnival shares, or subdivides or combines Carnival shares, then the P&O Princess Special Voting Trust will effect corresponding adjustments to maintain the pairing relationship of one Carnival share to each trust share;

..  if Carnival otherwise reclassifies the Carnival shares, then the P&O
   Princess Special Voting Trust will effect such transactions as are necessary to maintain the pairing relationship of the securities into which one Carnival share was so reclassified to each trust share; and

..  if Carnival cancels or retires any Carnival shares, the trustee of the P&O
   Princess Trust will cancel or retire the corresponding trust shares.

Voting Trust Deed

The voting trust deed of the P&O Princess Special Voting Trust will reflect the terms of the pairing agreement. The voting trust deed is attached as Annex C to this proxy statement/prospectus. The trust property will consist of the P&O Princess special voting share, all payments or collections in respect of the P&O Princess special voting share and all other property from time to time deposited in the trust. The voting trust deed will provide that at every meeting of P&O Princess shareholders at which a resolution relating to a joint electorate action or a class rights action is to be considered, the trustee of the P&O Princess Special Voting Trust will be present by corporate representative or by proxy. The trustee will not have any discretion as to how the P&O Princess special voting share is to be voted at any P&O Princess shareholders meeting. The trustee will cause the trust to vote the P&O Princess special voting share at any P&O Princess shareholders meeting in accordance with the requirements of the P&O Princess articles, the SVE Special Voting Deed and the DLC equalization principles (in effect, to reflect the outcome of votes at parallel Carnival shareholders meetings for purposes of joint electorate actions and class rights actions).

The P&O Princess Special Voting Trust will have a single class of trust shares of beneficial interest. Each trust share will represent a fractional, undivided interest in the trust property. The trust will be authorized to issue an unlimited amount of trust shares.

No Consideration Payable

There is no consideration payable to Carnival or Carnival shareholders in connection with the DLC transaction. The consideration exchanged between Carnival and P&O Princess is the execution and delivery by each company of the agreements required to implement the DLC structure, including the Deeds of Guarantee described in "Proposal 1--The Offer and Implementation Agreement--Deeds of Guarantee".

Required Vote

Approval of the Offer and Implementation Agreement (Proposal 1) and related transactions required to effect the DLC transaction, including the necessary amendments to the articles of incorporation and by-laws of Carnival (Proposal
2) and the additional proposed amendments to our articles of incorporation (Proposals 3 and 4), requires the affirmative vote of a majority of all outstanding shares Carnival shares entitled to vote at the special meeting.

Accounting Treatment

We expect to account for the DLC transaction as a purchase by Carnival of P&O Princess. We also expect that under U.S. GAAP the DLC transaction will be accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 "Business Combinations". In accordance with the purchase method of accounting, the P&O Princess U.S. GAAP accounting policies will be conformed to our accounting policies upon completion of the DLC transaction.

United States Federal Income Tax Consequences

Although there is no U.S. federal income tax authority addressing the tax consequences of a DLC transaction, we believe that the DLC transaction should not give rise to taxable income or gain for U.S. Carnival shareholders that are U.S. holders for U.S. federal income tax purposes. However, the IRS may assert that U.S. Carnival shareholders received taxable income as a result of the various voting and equalization provisions necessary to implement the DLC transaction, including the trust shares. We believe that such voting and other rights, if any, received by shareholders are expected to have only nominal value and, therefore, the receipt of such rights by U.S. Carnival shareholders would only result in a nominal amount of income. It is possible, however, that the IRS may disagree with this conclusion. For general information on the application of current U.S. tax laws applicable to Carnival shareholders that are U.S. holders in respect of the DLC transaction, see "The Combined Group--Taxation of the Combined Group--U.S. Taxation."

Holders of Carnival shares should consult their independent professional advisers in the light of their particular circumstances as to the U.S. federal income tax consequences of the DLC transaction, as well as to the effect of any state, local or applicable foreign tax law.

Regulatory Approvals

The DLC transaction is conditioned upon the receipt of certain regulatory approvals and consents. We have received clearance from the U.S. Federal Trade Commission and the European Commission for the DLC transaction, and therefore no further regulatory approvals are required.

No Appraisal Rights

The holders of Carnival common stock have no right to an appraisal of the value of their shares in connection with the DLC transaction.

Takeover Regulation of the Combined Group

Following completion of the DLC transaction, Carnival and P&O Princess will remain separately listed companies and will remain subject to any takeover laws and rules applicable in their jurisdiction of organization, subject to provisions in the Carnival articles and the P&O Princess articles, which are intended to have the effect of:

..   recognizing the substantive effect of the DLC transaction, which is that the two companies should be regarded as a combined enterprise that will be managed by a single senior executive management team, have aligned economic interests and pursue common objectives; and

..   respecting the acquisition limits under the UK Takeover Code.

The UK Takeover Panel has confirmed that, on the basis of information available to it, upon completion of the DLC transaction, neither P&O Princess nor Carnival will be a company to which the UK Takeover Code applies. The Takeover Code provides a number of protections for shareholders, particularly in relation to mandatory offers where a person or group of persons acting in concert acquires in excess of 30% of the voting rights of a company.

Provisions will be included in the governing documents of Carnival and P&O Princess in order to replicate certain of the protections provided by the UK Takeover Code for companies listed on the LSE.

Control threshold

Under the P&O Princess articles and the Carnival articles, there will be a limit that effectively prevents a person (together with any concert parties) from (a) acquiring, or acquiring voting control over, 30% or more of the combined votes which could be cast on a joint electorate action or (b) if such person(s) already holds not less than 30%, but not more than 50%, of the combined votes which would be cast on a joint electorate action, acquiring, or acquiring voting control over, any shares which increase the percentage of votes which such person(s) could cast on a joint electorate action, except as described below.

Equivalent opportunities

If a person (together with any concert parties) exceeds either of the limits described above then, under the Carnival articles and the P&O Princess articles, that person will lose all rights attached to such shares as described below unless that person makes, or announces a binding intention to make, equivalent offers for both companies of the Combined Group within 10 days of exceeding either limit and such offers are made to both Carnival shareholders and P&O Princess shareholders within 28 days of making such an announcement. In summary, the equivalent offers (and any increase or extension thereof) must:

..   be made to all holders of Carnival shares and P&O Princess shares at or about the same time;

..   comply with all applicable laws and rules which would govern an offer for the Carnival shares and which would govern an offer for the P&O Princess shares; and

..   be determined by the P&O Princess board and Carnival board to be equivalent with respect to consideration (including taking into account any existing share price disparity), terms and conditions of offer, information with respect to such offer and time to consider the offer for both the Carnival shareholders and the P&O Princess shareholders, both in relation to an initial offer and any increase or extensions.

Due to the variety of takeover procedures and structuring mechanisms for such a transaction and the different takeover regimes applicable to both companies the concept of equivalence has not been defined in the Carnival or P&O Princess articles. It is expected that the boards of Carnival and P&O Princess, considering applicable rules and regulations promulgated under the Exchange Act and, where relevant, in consultation with the UK Takeover Panel, will determine whether the offers are equivalent. In any event, such determination would be made on a case-by-case basis.

Each group of shareholders will be provided equivalent treatment and opportunities and therefore will be entitled to make its own decision as to whether the relevant offer is accepted. The completion of such transaction would require both offers to become unconditional.

Breach of limits

Under the Carnival articles and the P&O Princess articles, if a person exceeds either limit described above without making an equivalent offer for all Carnival shares and P&O Princess shares, then, under the Carnival articles and the P&O Princess articles, such excess shares will be transferred to a trustee to be held in trust for a charitable organization. Such transfer may be effected by the relevant board of the company concerned. The person who originally beneficially owned those shares in breach of the prescribed ownership limit will lose rights to income and any voting rights on those shares. The trustee may then be required by the relevant board to transfer such shares to another person, including (subject to applicable law and regulation) the relevant company.

Exclusions to the ownership threshold

The provisions and restrictions described above will not apply to:

..   any buy-back;

..   any acquisition of shares if the restrictions are prohibited by applicable law and regulations;

..   any acquisition by members of the Arison family and trusts for their benefit provided their holdings do not increase by more than 1% of the voting power of the Combined Group in any period of twelve consecutive months, subject to their combined shareholdings not exceeding 40% of the voting power of the Combined Group. Any transfers of shares among members of the Arison family and trusts for their benefit are also not subject to the provisions and restrictions described above; and

..   any acquisition pursuant to a mandatory exchange.

Existing 4.9% Ownership Limit

In order to qualify as a publicly-traded corporation under Section 883, the Carnival articles also contain provisions that prevent third parties, other than the Arison family and trusts for their benefit, from acquiring beneficial ownership of more than 4.9% of the outstanding Carnival shares without the consent of the Carnival board of directors and provide for the lapse of rights, and sale, of any shares acquired in excess of that limit. The combined effect of these provisions precludes a third party from acquiring control of a controlling interest in either company or the Combined Group. These provisions may only be amended by both sets of shareholders, voting separately as a class, in a class rights action.

                                 THE COMPANIES

Carnival

We are a global cruise vacation and leisure travel company. We offer a broad range of cruise brands serving the vacation market through Carnival Cruise Lines, Holland America Line, Costa Cruises, Cunard Line, Seabourn Cruise Line and Windstar Cruises. Our various brands operate 45 cruise ships, offering a total of 67,282 lower berths, in Alaska, Australia, Bahamas, Bermuda, Canada, the Caribbean, Europe, the Hawaiian Islands, the Mediterranean, the Mexican Riviera, New England, the Panama Canal, South America and other exotic destinations worldwide. We have 13 additional cruise ships on order, which will offer a further 30,580 lower berths. These ships are expected to enter service over the next three and a half years. In addition to our cruise operations, we operate a tour business through Holland America Tours, which markets sightseeing tours both separately and as a part of its cruise/tour packages.

Additional summary information about our cruise brands is as follows:

                        NUMBER OF  PASSENGER
      CRUISE BRAND        SHIPS   CAPACITY/(1)/ PRIMARY LOCATION OF PASSENGERS
      ------------      --------- ------------  ------------------------------
  Carnival Cruise Lines    18        38,348             North America
  Holland America          11        14,494             North America
  Costa                    8         10,754                Europe
  Cunard                   2          2,458                Europe
  Seabourn                 3            624             North America
  Windstar                 3            604             North America
                        --------- ------------
                           45        67,282

--------
(1)In accordance with cruise industry practice, all passenger capacities are measured in lower berths calculated based on two passengers per cabin even though some cabins can accommodate three or more passengers.

Our cruise operations had worldwide cruise passengers, passenger capacity and occupancy as follows/(1)/:

       FISCAL YEAR             CRUISE PASSENGERS         PASSENGER CAPACITY           OCCUPANCY/(3)/
       -----------         -------------------------  -------------------------  -------------------------
          2002                     3,549,000                  67,282/(2)/                 105.2%
          2001                     3,385,000                   58,346                     104.7%
          2000                     2,669,000                   48,196                     105.4%
          1999                     2,366,000                   43,810                     104.3%
          1998                     2,045,000                   39,466                     106.3%

--------
(1)Information presented is as of the end of our fiscal year for passenger capacity. Costa's passengers, capacity and occupancy are only included in 2001 and 2002.
(2)Excludes Windstar Cruises' 148 passenger capacity ship, Wind Song, which was removed from service in December 2002.
(3)In accordance with cruise industry practice, occupancy is determined based on double occupancy per cabin even though some cabins can accommodate three or more passengers. Accordingly, the percentages in excess of 100% indicate that more than two passengers occupied some cabins.

We were incorporated under the laws of the Republic of Panama in November 1974. Our common stock is listed on the NYSE under the symbol "CCL". Our principal executive offices are located at Carnival Place, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428. The telephone number of our principal executive offices is
(305) 599-2600.

P&O Princess

P&O Princess is a global cruise vacation company operating under the following brand names: Princess Cruises in North America; P&O Cruises, Ocean Village and Swan Hellenic in the UK; AIDA and A'ROSA in Germany; and P&O Cruises in Australia. P&O Princess provides cruises to Alaska, the Caribbean, Europe, the Mediterranean, the Panama Canal and other exotic destinations. As of January 31, 2003, P&O Princess has a fleet of 20 ocean cruise ships and two river boats offering a total of 33,100 lower berths, with five additional ocean cruise ships and two river boats on order as of that date, offering a further 12,080 lower berths. The new ships are expected to be delivered over the next two years. P&O Princess' tour division, Princess Tours, is a tour operator in Alaska with five riverside lodges, a fleet of motorcoaches and Midnight Sun Express rail cars. P&O Princess also owns P&O Travel, a business to business travel agency, which is responsible for the purchasing of part of P&O Princess' air travel requirements.

Additional summary information as of January 31, 2003 about P&O Princess' cruise brands is as follows:

                                                                                    PRIMARY LOCATION OF
    CRUISE BRAND/(1)/           NUMBER OF SHIPS        PASSENGER CAPACITY/(2)/          PASSENGERS
    -----------------      -------------------------  -------------------------  -------------------------
Princess Cruises                      11                       19,920                  North America
P&O Cruises (UK)                       4                        7,170                 United Kingdom
Swan Hellenic                          1                          360                 United Kingdom
AIDA                                   2                        2,460                     Germany
A'ROSA                                 1                        1,590                     Germany
A'ROSA (river cruises)                 2                          400                     Germany
P&O Cruises (Australia)                1                        1,200                    Australia
                           -------------------------  -------------------------
                                      22                       33,100

--------
(1)Ocean Village, a new UK cruise brand, is expected to commence passenger service in May 2003.
(2)In accordance with cruise industry practice, all passenger capacities are measured in lower berths calculated based on two passengers per cabin even though some cabins can accommodate three or more passengers.

P&O Princess' cruise operations had worldwide cruise passengers, passenger capacity and occupancy as follows:

       FISCAL YEAR             CRUISE PASSENGERS         PASSENGER CAPACITY              OCCUPANCY
       -----------         -------------------------  -------------------------  -------------------------
          2002                     1,178,000                   10,670                     100.0%
          2001                     1,028,000                    9,465                     100.0%
          2000                       930,000                    8,731                      99.3%
          1999                       758,000                    7,133                     100.0%
          1998                       634,000                    6,307                      98.3%
          1997                       /(1)/                      5,781                      98.8%

--------
(1)Not available.

P&O Princess was incorporated and registered in England and Wales in July 2000. P&O Princess ordinary shares are listed on the LSE and P&O Princess ADSs are listed on the NYSE. Both P&O Princess shares and P&O Princess ADSs trade under the symbol "POC" on their respective exchanges. P&O Princess' principal executive offices are located at 11-12 Charles II Street, London SW1Y 4QU, England. The telephone number of P&O Princess' principal executive offices is +44 20 7805 1200.

                              THE COMBINED GROUP

The description of the Combined Group assumes completion of the DLC transaction. The DLC transaction is conditioned on certain events, including approval by the shareholders of both Carnival and P&O Princess.

The implementation of the DLC structure will involve a strategic combination of the businesses of Carnival and P&O Princess. The two companies will have a single senior executive management team and identical boards of directors, and will be operated as if they were a single economic enterprise.

The Combined Group will be the largest cruise vacation group in the world, based on revenues, passengers carried and available capacity. It will have a wide portfolio of complementary brands, both by geography and product offering, and will include some of the best known cruise brands globally. We believe that the combination will allow the Combined Group to offer a wider range of vacation choices for its passengers and will enhance its ability to attract passengers from land-based vacations to cruise vacations.

The Combined Group will have a combined fleet of 65 cruise ships offering 99,982 lower berths, with 18 additional cruise ships having 42,260 lower berths scheduled to be added over the next three and a half years. In addition, the Combined Group will be a leading provider of cruises to all major cruise destinations outside the Far East. The Combined Group will have one of the youngest and most modern fleets in the cruise industry, with an average vessel age (weighted by lower berths) of 7.5 years as of January 31, 2003. The Combined Group will also operate two private destination ports of call in the Caribbean for the exclusive use of its passengers and two river boats in Germany, and will offer land-based tour packages as part of its vacation product alternatives. Carnival and P&O Princess together carried approximately
4.7 million passengers in fiscal 2002.

On a pro forma basis in accordance with U.S. GAAP, the Combined Group would have reported revenues of $6.9 billion and net income of $1.3 billion for the fiscal year ended November 30, 2002. On the same basis, the Combined Group would have reported shareholders' equity of $12.8 billion as at November 30, 2002.

Brands

The Combined Group will offer thirteen complementary brands with leading positions in North America, the UK, Germany, Italy, France, Spain, Brazil, Argentina and Australia. These brands operate itineraries in the following regions: Alaska, Australia, Bahamas, Bermuda, Canada, the Caribbean, Europe, the Hawaiian Islands, the Mediterranean, the Mexican Riviera, New England, the Panama Canal, South America and other exotic destinations worldwide.

The Combined Group's principal brands will include:

      Carnival Cruise Lines     -- primarily marketed in North America
      Princess Cruises
      Holland America Line
      Cunard Line
      Windstar Cruises
      Seabourn Cruise Line

      P&O Cruises (UK)          --primarily marketed in the United Kingdom
      Swan Hellenic
      Ocean Village

      AIDA                      --primarily marketed in Germany
      A'ROSA


 Costa Cruises                --primarily marketed in southern Europe and Germany

 P&O Cruises (Australia)      --primarily marketed in Australia

Both Carnival and P&O Princess have historically managed their brands on a decentralized basis. The Combined Group intends to take a similar approach while integrating certain back office activities and taking other steps to achieve economies of scale and cost synergies.

Fleet

The Combined Group will operate a fleet of 65 cruise ships with an aggregate capacity of 99,982 lower berths. Carnival and P&O Princess together have an additional 18 cruise ships on order, with an aggregate capacity of 42,260 lower berths, scheduled for delivery during the next three and a half years. In addition, the Combined Group will operate two river boats on the Danube and will have two new river boats on order representing a further 400 lower berths.

As of January 31, 2003, the fleet of the Combined Group (excluding river boats) would have had an average vessel age (weighted by lower berths) of 7.5 years and an average vessel size of approximately 1,540 lower berths. Based on the existing fleet and announced additions and withdrawals, and excluding river boats, the average vessel age (weighted by lower berths) of the Combined Group's fleet will be 8.7 years at November 30, 2006 and its average vessel size will have increased to approximately 1,720 lower berths.

The table below summarizes the Combined Group's fleet capacity measured in lower berths by brand as of January 31, 2003 and the projected fleet capacity at November 30, 2006, taking into account existing cruise ships on order and announced transfers and withdrawals. In accordance with industry practice, capacity is based on two passengers occupying the lower berths in each cabin, even though some cabins can accommodate more than two passengers.

Lower Berths

                        Capacity at                                          Projected
                        January 31,  Vessel      Announced      Announced   capacity at
Brands                     2003     additions withdrawals/(4)/  transfers   Nov 30, 2006
------                     ----     --------- ----------------  ---------   ------------
Carnival Cruise Lines      38,348    11,046          --             --         49,394
Princess Cruises           19,920    10,410          --         (3,600)        26,730
Holland America Line       14,494     7,392          --             --         21,886
Cunard Line                 2,458     4,588          --             --          7,046
Windstar Cruises              604        --          --             --            604
Seabourn Cruise Line          624        --          --             --            624
P&O Cruises (UK)            7,170        --          --           560 /(3)/     7,730
Swan Hellenic/(1)/            360       676        (360)            --            676
Ocean Village/(2)/             --       160          --          1,450          1,610
Costa Cruises              10,754     7,554          --             --         18,308
AIDA                        2,460     1,270          --             --          3,730
A'ROSA                      1,590        --          --          1,590          3,180
P&O Cruises (Australia)     1,200        --          --             --          1,200
A'ROSA (River Cruises)        400       400          --             --            800
                          -------    ------        ----         ------        -------
Total                     100,382    43,496        (360)            --        143,518

--------
(1)The charter for the 360-berth Minerva ends in April 2003. The ship will be replaced by a new chartered ship, Minerva II, which was built in 2001 and has 676 lower berths.
(2)Arcadia, which is currently sailing in the P&O Cruises (UK) fleet, is due to be transferred to Ocean Village in the second quarter of 2003. Her refit will result in the creation of an additional 160 lower berths.

(3)This figure reflects the net result of the transfer of Adonia, with 2,010 lower berths, from the Princess fleet to the P&O Cruises (UK) fleet in the second quarter of 2003 and the redeployment of Arcadia, with 1,450 lower berths, to the Ocean Village fleet in the second quarter of 2003.
(4)The Combined Group is expected to withdraw additional capacity from service through 2006.

Strategy

Carnival and P&O Princess operate multi-brand strategies that are intended to differentiate themselves from their competitors and provide products and services appealing to the widest possible target audience across all major segments of the vacation industry.

Having established the contemporary Carnival Cruise Lines brand in 1972, Carnival entered the premium/luxury segment with the acquisition of Holland America Line/Windstar Cruises in 1989. Carnival has continued to acquire and build brands and expand its geographic reach, through the further acquisition of the ultra luxury Seabourn brand, the contemporary European brand Costa Cruises and the premium/luxury British brand Cunard. These six brands are managed by four distinct management groups which operate on a decentralized basis. Carnival has found this decentralized management approach to be highly successful and expects the Combined Group to be managed in a similar fashion.

Similarly, P&O Princess has established a multi-brand strategy targeting a wide customer base. From established positions in the UK and Australian cruise industries, P&O Princess improved its position in the North American cruise industry in the 1970s and 1980s through the acquisitions of Princess Cruises and Sitmar Cruises and in Germany through the acquisition in 1999 of a majority stake in AIDA Cruises, one of the best known cruise brands in Germany. P&O Princess acquired the remainder of AIDA Cruises in 2000 and commenced the operation of a new German brand, A'ROSA, in 2002. In the UK, P&O Princess has recently launched Ocean Village, a new brand for the contemporary segment.

The Combined Group's will seek to be the leading global cruise vacation operator with brands appealing to the widest target audience, focused on sourcing passengers from developed vacation markets where cruising is one of the fastest growing vacation alternatives. Carnival and P&O Princess also expect to market certain of the Combined Group's brands to enter into and expand developing vacation markets. In pursuit of this strategy, the companies of the Combined Group will seek to:

Build on brand strengths

The Combined Group will have some of the most widely recognized cruise brands in North America, Europe, South America (primarily Brazil and Argentina) and Australia and will be a leading provider of cruise vacations to all of the key cruise destinations outside the Far East, including Alaska, Australia, Bahamas, Bermuda, Canada, the Caribbean, Europe, the Hawaiian Islands, the Mediterranean, Mexican Riviera, New England, the Panama Canal, South America and other exotic destinations worldwide. Carnival and P&O Princess intend to continue to grow the Combined Group's brands and broaden and develop the range of destinations, itineraries, tours and vacation alternatives offered by the Combined Group. The Combined Group intends to provide greater choice and options for its passengers among these well-recognized brands in order to continue to attract passengers from the wider vacation market.

Increase global presence

It is expected that the brand offerings and diversified fleet of the Combined Group will enable it to accelerate the entry of cruising into existing and new geographical vacation markets.

We believe that there is a significant opportunity to continue to build the Combined Group's presence in the relatively underdeveloped cruise vacation industry within continental Europe. The Combined Group will be one of the leading cruise vacation companies in the UK, Germany and southern Europe,

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which are three of the largest vacation markets outside of North America. In the UK, P&O Cruises and Cunard are two of the most recognized brands. AIDA is one of the best known cruise brands in Germany, and Costa is one of the most widely recognized cruise brands in Europe.

Maximize growth through strategic deployment of its brands and fleet

The Combined Group expects to strategically deploy its diversified fleet in order to increase its global reach and enter new and developing markets. Such strategic deployment is expected to allow the Combined Group to appeal to the largest target audience with brands, products and itineraries with the widest appeal in a particular geographic region.

Carnival and P&O Princess have traditionally constructed purpose-built ships for each of their brands, consistent with the passenger demographics and product features of the particular brand. In addition, in order to take advantage of the rapidly expanding demand in Europe for cruises, several vessels have been transferred within the Carnival and P&O Princess groups over the last several years. For example, Carnival's Tropicale was transferred to Costa and now operates as the Costa Tropicale and Holland America's Westerdam was transferred to Costa and now operates as the Costa Europa. P&O Princess has successfully deployed vessels in order to build its brands in the UK and Australia and to launch a new brand in Germany. For instance, in 2002 P&O Princess transferred the Ocean Princess and the Crown Princess to the P&O Cruises (UK) and A'ROSA brands in the UK and Germany, respectively, and intends to transfer the Sea Princess to the P&O Cruises (UK) fleet in 2003. In 2000, Princess Cruises' Sky Princess was redeployed to P&O Cruises (Australia) and now operates as the Pacific Sky.

We expect the Combined Group to continue to explore opportunities to utilize its vessels in such a manner consistent with providing the overall best return for the Combined Group.

Realize cost savings.

Carnival has consistently been one of the most efficient cruise operators in the cruise vacation industry. Carnival believes it has been able to achieve these efficiencies through its decentralized management approach, economies of scale, highly experienced management team and the ability to disseminate best practices across its operating companies. Since its demerger from The Peninsular and Oriental Steam Navigation Company in October 2000, P&O Princess has pursued a cost reduction program aimed at bringing its cost structure more into line with other major cruise operators. This program enabled underlying costs to be reduced by 13% per available berth day over two years.

Carnival and P&O Princess expect that the Combined Group will generate significant cost savings, estimated to be at least $100 million on an annualized basis, commencing in the first full fiscal year following completion of the DLC transaction. Carnival and P&O Princess expect that these cost savings will be generated principally through the dissemination of best practices between the companies, economies of scale and the rationalization of certain shoreside operations. Carnival and P&O Princess expect that the majority of cost savings will come from the following areas:

..   rationalizing each of sourcing and logistics, tour operations, certain back office functions and other offices and activities, such as sales and support offices globally;

..   reducing selling, general and administrative costs from areas such as insurance, rent and other administrative costs;

..   rationalizing port activities;

..   rationalizing information technology across the group; and

..   disseminating best practices across shipboard and shoreside operations.

One-time cash costs of achieving these cost savings are expected to be approximately $30 million.

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Industry Background

Since 1970, cruising has been one of the fastest growing segments of the vacation market. According to Cruise Lines International Association, or CLIA, a leading industry trade group, in 1970 approximately 0.5 million North American-sourced passengers took cruises of two consecutive nights or more. CLIA estimates that this number reached approximately 7.4 million passengers in 2002, a compound annual growth rate of approximately 9% since 1970.

Outside North America, the principal sources of passengers for the industry are the UK, Germany, Italy, France, Spain, South America and Australia. In all of these areas, cruising represents a smaller proportion of the overall vacation market than it does in North America but, based on industry data, is generally experiencing higher growth rates.

Cruising offers a broad range of products to suit vacationing passengers of many ages, backgrounds and interests. Cruise brands can be broadly divided into the contemporary, premium and luxury segments. The Combined Group will have significant product offerings in each of these segments. The contemporary segment is the largest segment and typically includes cruises that last seven days or less, have a more casual ambience and are less expensive than premium or luxury cruises. The premium segment is smaller than the contemporary segment and typically includes cruises that last from seven to 14 days. Premium cruises emphasize quality, comfort, style and more destination- focused itineraries and the average pricing on these cruises is typically higher than those in the contemporary segment. The luxury segment is the smallest segment and is typically characterized by smaller vessel size, very high standards of accommodation and service, generally with higher prices than the premium segment. Notwithstanding these marketing segment classifications, there is overlap and competition among cruise segments.

The Combined Group will provide cruise vacations in most of the largest vacation markets in the world: North America, the UK, Germany and southern Europe. A brief description of the principal vacation regions in which the Combined Group intends to operate is as follows:

North America

The largest vacation market in the world is North America. According to CLIA, approximately 7.4 million North American passengers took cruises for two consecutive nights or more in 2002.

Estimates of North American-sourced cruise passengers and the number of lower berths marketed in North America compiled by CLIA from 1997 to 2002 are as follows:

                                 Cruise
                               Passengers
                               sourced in     Lower Berths
                                  North     Marketed in North
                 Calendar Year America/(1)/   America/(2)/
                     1997       5,051,000        118,000
                     1998       5,428,000        138,000
                     1999       5,894,000        149,000
                     2000       6,882,000        166,000
                     2001       6,906,000        176,000
                     2002       7,400,000        193,000

--------
(1)Based on passengers carried for at least two consecutive nights for the calendar year (2002 estimates are preliminary).
(2)As of the end of the calendar year. These figures include some ships which are marketed in North America and elsewhere.

The principal itineraries visited by North American cruise passengers in 2002 were the Caribbean, Bahamas and Mexico. In addition, North American cruise passengers visited Alaska, Bermuda, Europe, the Mediterranean, the Panama Canal and other exotic locations, including South America, Africa, the South Pacific, the Orient and India.

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Based on the number of ships that are currently on order worldwide and scheduled for delivery between 2003 and 2006, Carnival and P&O Princess expect that the net capacity serving North American consumers will increase significantly over the next several years. Projections compiled by CLIA indicate that by the end of 2003, 2004 and 2005, North America will be served by 187,197 and 199 ships, respectively, having an aggregate passenger capacity of approximately 213,000, 236,000 and 240,000 lower berths, respectively. These figures include some ships that are expected to be marketed in North America and elsewhere. CLIA's estimates of capacity do not include assumptions related to unannounced ship withdrawals due to factors such as the age of ships or changes in the location from where ships' passengers are predominantly sourced and, accordingly, could indicate a higher percentage growth in North American capacity than will actually occur. Nonetheless, we expect that net capacity serving North American-sourced cruise passengers will increase over the next several years.
Europe

We estimate that Europe is one of the largest vacation markets, but cruising in Europe has achieved a much lower penetration rate than in North America. We estimate that approximately 2.3 million European-sourced passengers took cruise vacations in 2002 compared to approximately 7.4 million North American-sourced passengers. However, from 1990 to 2002, the number of cruise passengers sourced from Europe has been growing faster than the number of cruise passengers sourced from North America. From 1997 through 2001, the rate at which Europeans took a cruise grew at a compound annual growth rate of 12% compared to an 8% growth rate with respect to North Americans. With respect to the European countries from which the most cruise passengers are sourced, from 1997 through 2001 the compound annual growth rate in cruise passengers was 10% in the UK, 14% in France, 8% in Germany and 11% in Italy. Cruise vacation companies are continuing to expand their offerings in Europe. For example, more cruise vacations were marketed to European passengers in 2002 than in 2001. We expect that a number of additional new or existing ships will be introduced into Europe over the next several years.

We also believe that Europe will represent a significant area for the growth for the Combined Group because, among other things, the vacation markets in Europe are large but the level of penetration of cruising is low.

UK

The UK is one of the largest sources for cruise passengers in the world. According to G.P.Wild (International) Limited, approximately 0.8 million UK passengers took cruises in 2001. Cruising was relatively underdeveloped as a vacation option for UK consumers until the mid-1990s, but since then there has been strong growth in the number of cruise passengers sourced from the UK. The number of UK cruise passengers increased by a compound annual growth rate of approximately 10% between 1997 and 2001. The main destination for UK cruise passengers is the Mediterranean. Other popular destinations for UK cruise passengers include the Caribbean, the Atlantic Islands, including the Canary Islands and the Azores, and Scandinavia. The Combined Group will have two of the most widely recognized brands in the UK-P&O Cruises (UK) and Cunard.

Germany

Germany is one of the largest sources for cruise passengers in continental Europe with approximately 0.4 million on cruise passengers in 2001. Germany exhibited a compound annual growth rate in the number of cruise passengers carried of approximately 8% between 1997 and 2001. We believe that German cruising is an underdeveloped region for the cruise industry. The main destinations visited by German cruise passengers are the Mediterranean and the Caribbean. Other popular destinations for German cruise passengers include Scandinavia and the Atlantic Islands. The Combined Group will have four brands marketed in Germany: AIDA, A'ROSA, Costa and Cunard.

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Southern Europe

The main regions in southern Europe for sourcing cruise passengers are Italy, France and Spain. Together, these countries generated approximately 0.7 million cruise passengers in 2001. Cruising in Italy, France and Spain exhibited a compound annual growth rate in the number of passengers carried of approximately 15% between 1997 and 2001. We believe that these regions are also relatively underdeveloped for the cruise industry. The Combined Group intends to increase its penetration in Southern Europe through Costa Cruises, the largest and one of the most recognized cruise brands marketed in Europe.

South America

Cruising has been marketed in South America for many years, although the region remains in an early stage of development. Cruises from South America typically occur during the southern hemisphere summer months of November through March, and are primarily seven to nine days in duration. The Combined Group expects its presence in this region will be primarily represented through the Costa brand, which currently operates two vessels in this region Costa Classica and Costa Tropicale, offering approximately 2,324 lower berths.

Australia

Cruising in Australia is relatively small but well established. We estimate that approximately 0.1 million Australians took cruise vacations in 2001. The Combined Group expects to continue to serve this region through the P&O Cruises (Australia) brand, which currently operates Pacific Sky and, for a portion of the year, Pacific Princess in this region, and through Cunard and Holland America, which market their world and other cruises in Australia.

Characteristics of the Cruise Vacation Industry

Strong growth

Cruise vacations have experienced significant growth in recent years. The number of new cruise ships currently on order from shipyards indicates that the growth in supply of cruise capacity is set to continue for a number of years. As a result of this continuing growth in supply, continued growth in demand across the industry, particularly in North America, will be required in order to take up this increase in supply. Given the historical growth rate of cruising and the relative low penetration levels in major vacation markets, the Combined Group believes that there are significant areas for growth. However, in order for demand to meet available capacity, for the past few years there has been pressure on cruise pricing. See "Risk Factors--Risks relating to the Combined Group's businesses."

Wide appeal of cruising

Cruising appeals to a broad demographic range of passengers. Industry surveys estimate that the principal passengers for cruising in North America (defined as households with income of $40,000 or more headed by a person who is at least 25 years old) now comprise approximately 128 million people. About half of these individuals have expressed an interest in a cruise as a vacation alternative.

Relatively low penetration levels

North America has the highest cruising penetration rates per capita. Nevertheless, CLIA estimates that only 15% of the U.S. population has ever taken a cruise. In the UK, where there has been significant expansion in the number of cruise passengers carried over the last five years, cruising penetration levels per capita are only approximately three-fifths of those of North America. In the principal vacation regions in continental Europe, cruising penetration levels per capita are approximately one-fifth of those in North America. Elsewhere in the world cruising is at an early stage of development and has far lower penetration rates.

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Satisfaction rates

Cruise passengers tend to rate their overall satisfaction with a cruise-based vacation higher than comparable land-based hotel and resort vacations. In North America, industry studies indicate that cruise passengers experience a high level of satisfaction with their cruise product, with 69% of cruisers finding the value of the cruise vacation experience to be as good as, or better than, the value of other vacations.

Competition

Carnival and P&O Princess compete, and the Combined Group will compete, both with a wide array of land-based vacation alternatives and with other cruise lines for consumers' disposable leisure time dollars.

The Combined Group will compete with land-based vacation alternatives throughout the world, including, among others, resorts and hotels located in Las Vegas, Nevada, Orlando, Florida, various Caribbean, Mexican, Bahamian and Hawaiian Island destination resorts and numerous vacation destinations throughout Europe and the rest of the world. Specifically, the Combined Group's land-based competitors include, among many others, MyTravel, Club Mediterranee, GoGo Tours, Fairfield Communities Vacation Ownership Club, First Choice, Harrah's Entertainment, Hilton Hotels, Hyatt Hotels, Kuoni Travel, Mandalay Resort Group, Disney, Universal Studios, Marriott International Resorts and the Marriott Vacation Ownership Club, MGM Grand, Nouvelle Frontieres, Perillo Tours, Ritz-Carlton Hotels, Saga Tours, Six Flags, Starwood Hotels and Resorts, Sandals Resorts, Sun City Resorts, Thomas Cook, Trafalgar and companies in the TUI Group, as well as various other theme parks.

The Combined Group's primary cruise competitors in the contemporary and/or premium cruise segments for North American-sourced passengers will be Royal Caribbean Cruises Ltd., which owns Royal Caribbean International and Celebrity Cruises, Star Cruises plc, which owns Norwegian Cruise Line and Orient Lines, and Disney Cruise Line.

The Combined Group's primary cruise competitors for European-sourced passengers will be My Travel's Sun Cruises, Fred Olsen, Saga and Thomson in the UK; Festival, Hapag-Lloyd, Peter Deilmann and Phoenix Reisen in Germany; and Mediterranean Shipping Cruises, Royal Olympia Cruises, Louis Cruise Line and Festival Cruises in southern Europe. The Combined Group will also compete for passengers throughout Europe with Norwegian Cruise Line, Orient Lines, Royal Caribbean International and Celebrity Cruises.

The Combined Group's primary competitors in the luxury cruise segment for its Cunard, Seabourn and Windstar brands will include Crystal Cruises, Radisson Seven Seas Cruise Line, and Silversea Cruises.

The Combined Group's brands will also compete with similar or overlapping product offerings across all of the Combined Group's segments.

Employees

The Combined Group is expected to have approximately 11,400 full and part-time/seasonal employees engaged in shoreside operations upon implementation of the DLC structure. Carnival and P&O Princess will also employ, in the aggregate, approximately 45,800 officers, crew and staff on its combined fleet of 65 cruise ships and two river boats. A significant proportion of employees that work in Carnival's and P&O Princess' ship, hotel, and motor coach operations are unionized and/or are party to collective bargaining agreements. We consider our respective employee and union relations generally to be good.

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The Combined Group is expected to source its shipboard officers primarily from
Italy, Holland, the UK and Norway. The remaining crew positions are manned by persons from around the world. The Combined Group is expected to utilize various manning agents in many countries and regions to help secure its shipboard employees.

Board and Management

Carnival and P&O Princess will be managed and operated as if they were a single economic enterprise. Although each of Carnival and P&O Princess will continue to exist as a separate company with its own board of directors and senior executive management, the boards and senior executive management of each company will be identical. The proposed directors of Carnival and P&O Princess following implementation of the DLC structure are listed under "Directors and Executive Officers of the Combined Group". In addition to their normal fiduciary duties to the company and obligation to have regard to the interests of its shareholders, the directors of each company will be entitled to have regard to the interests of the other company and its shareholders. Micky Arison, the Chairman and Chief Executive Officer of Carnival, will be Chairman and Chief Executive Officer of both Carnival and P&O Princess and Howard S. Frank, the Vice Chairman and Chief Operating Officer of Carnival, will be the Vice Chairman and Chief Operating Officer of both Carnival and P&O Princess. Peter Ratcliffe, P&O Princess' Chief Executive Officer, will be an executive director of both Carnival and P&O Princess. In addition, Gerald R. Cahill, the Chief Financial Officer and Chief Accounting Officer of Carnival, will be the Chief Financial Officer and Chief Accounting Officer of both Carnival and P&O Princess. The Combined Group expects to take advantage of the best management practices across the two companies. The headquarters of the Combined Group will be in Miami with a corporate office in London.

Dividends

Following completion of the DLC transaction, P&O Princess shareholders will continue to receive dividends declared by P&O Princess and Carnival shareholders will continue to receive dividends declared by Carnival. Dividends in respect of both P&O Princess shares and Carnival shares declared after completion of the DLC transaction will be paid at about the same time and in equalized amounts in accordance with the equalization ratio disregarding any amounts required to be deducted or withheld in respect of taxes and the amount of any applicable tax credits.
Carnival will continue to pay dividends in U.S. dollars. P&O Princess shareholders will continue to have the option to elect to receive dividends in U.S. dollars or pounds sterling in accordance with P&O Princess' existing procedures.

It is intended that the first dividend to be paid by the Combined Group will be declared in April 2003, with a record date in May 2003 and a payment date in June 2003.

On-going Reporting

We expect that the DLC transaction will be accounted for under U.S. GAAP using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 "Business Combinations". In accordance with the purchase method of accounting, the P&O Princess U.S. GAAP accounting policies will be conformed to Carnival's accounting policies upon completion of the DLC transaction.

Following implementation of the DLC structure, P&O Princess will change its fiscal year end to November 30 so that it will be the same as Carnival's current fiscal year end. The Combined Group intends to publish combined financial statements denominated in U.S. dollars and prepared in accordance with U.S. GAAP. We expect that these combined financial statements will be included in a combined annual report. P&O Princess also expects to include summary balance sheet information

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and summary income statement information prepared in accordance with UK GAAP, without notes, in the annual report. P&O Princess shareholders will be able to request an additional document containing P&O Princess financial statements prepared in accordance with UK GAAP, which together with the other published information would constitute the full annual report and financial statements.

We and P&O Princess will file periodic and current reports with the SEC on a joint basis in accordance with the rules applicable to U.S. domestic reporting companies. The financial statements presented in the periodic reports will consist of combined financial statements of the Combined Group prepared in accordance with U.S. GAAP.

Taxation of the Combined Group

UK Taxation

Following the DLC transaction, P&O Princess will continue to be tax resident in the UK and should continue to qualify for the UK tonnage tax regime in respect of its relevant shipping profits.

In order for the tonnage tax regime to apply to relevant shipping profits, it is necessary, among other matters, that the strategic and commercial management of P&O Princess vessels currently within the tonnage tax regime remain located in the UK. We believe that after implementation of the DLC transaction, sufficient strategic and commercial management activities will remain located in the UK to satisfy this test.

P&O Princess has been advised by its tax advisers that the DLC transaction should not affect the application of the motive test exemption to the UK's controlled foreign company rules, which currently applies to the non-UK resident Princess Cruises brand vessel owning and operating subsidiaries.

U.S. Taxation

Exemption under Section 883 of the Internal Revenue Code

In general, under Section 883, certain non-U.S. corporations are not subject to U.S. federal income tax or branch profits tax on certain U.S. source income derived from the international operation of a ship or ships. Carnival and many of its ship-owning and operating subsidiaries are non-U.S. corporations that are organized in foreign countries that the Internal Revenue Service has recognized as having granted an equivalent exemption to U.S. corporations for the purposes of Section 883 and that derive income from sources within the United States. In addition, certain members of the P&O Princess Group are organised in foreign countries that the Internal Revenue Service has recognized as having granted an equivalent exemption to U.S. corporations for the purposes of Section 883 and which derive income from sources within the U.S.

A foreign corporation will qualify for the benefits of Section 883 if, in relevant part, (i) the foreign country in which the foreign corporation is organized grants an equivalent exemption to corporations organized in the U.S. and (ii) either (a) more than 50% of the value of the corporation's stock is owned, directly or indirectly, by individuals who are residents of that country or of another foreign country that grants an equivalent exemption to corporations organized in the U.S. referred to as the "stock ownership test" (such individuals are referred to as "Qualified Shareholders") or (b) the foreign corporation meets the publicly-traded test described below. In addition, to the extent a foreign corporation's shares are owned by a direct or indirect parent corporation which itself meets the publicly-traded test, then in analyzing the stock ownership test with respect to such subsidiary, stock owned directly or indirectly by such parent corporation will be deemed owned by individuals resident in the country of incorporation of such parent corporation.

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A company whose shares are considered to be "primarily and regularly traded on an established securities market" in the U.S., the UK or another qualifying jurisdiction will meet the publicly-traded test (the "publicly-traded test"). Pursuant to recently revised proposed Treasury Regulations issued under Section 883, stock will be considered "primarily traded" on one or more established securities markets if, with respect to each class of stock of the particular corporation, the number of shares in each such class that are traded during a taxable year on any such market exceeds the number of shares in each such class traded during that year on any other established securities market. Stock of a corporation will be generally considered "regularly traded" on one or more established securities markets under the proposed regulations if (i) one or more classes of stock of the corporation that, in the aggregate, represent more than 50% of the total combined voting power of all classes of stock of such corporation entitled to vote and of the total value of the stock of such corporation are listed on such market; and (ii) with respect to each class relied on to meet the more than 50% requirement in (i) above, (x) trades in each such class are effected, other than in de minimis quantities, on such market on at least 60 days during the taxable year, and (y) the aggregate number of shares in each such class of the stock that are traded on such market during the taxable year is at least 10% of the average number of shares of the stock outstanding in that class during the taxable year. A class of stock that otherwise meets the requirements outlined in the preceding sentence is not treated as meeting such requirements for a taxable year if, at any time during the taxable year, one or more persons who own, actually or constructively, at least 5% of the vote and value of the outstanding shares of the class of stock, own, in the aggregate, 50% or more of the vote and value of the outstanding shares of the class of stock (the "5% Override Rule"). However, the 5% Override Rule does not apply (a) where the foreign corporation establishes that Qualified Shareholders own sufficient shares of the closely-held block of stock to preclude non-Qualified Shareholders of the closely-held block of stock from owning 50% or more of the total value of the class of stock for more than half of the taxable year; or (b) to certain investment companies provided that no person owns, directly or through attribution, both 5% or more of the value of the outstanding interests in such investment company and 5% or more of the value of the shares of the class of stock of the foreign corporation.

Carnival will continue to qualify as a publicly-traded foreign corporation for these purposes after the DLC transaction and, consequently its foreign subsidiaries that are organized in foreign jurisdictions that grant an equivalent exemption will, subject to the discussion in the following paragraph, continue to qualify for Section 883 benefits. P&O Princess believes that it also should continue to qualify as a publicly-traded foreign corporation for these purposes after the DLC transaction and, consequently, that, if relevant, certain members of the P&O Princess Group that are organised in foreign jurisdictions that grant an equivalent exemption should, subject to discussion in the following paragraph, continue to qualify for Section 883 benefits.

It is possible that the Combined Group may be characterized for U.S. federal income tax purposes as a partnership between Carnival and P&O Princess or, conceivably, among their shareholders, notwithstanding the express intention of the parties that the DLC structure shall not constitute a partnership or other similar entity for any purpose. While either such characterization could affect the technical application of certain rules, neither should have a material impact under Section 883 or applicable U.S. income tax treaties, as appropriate.

In addition, the DLC structure has a number of features, including the special voting share and other features with respect to which there is limited or no authority under the Internal Revenue Code or applicable U.S. income tax treaties. Although the IRS could take a different position, Carnival and P&O Princess believe that the special voting share structure is not inconsistent with the publicly-traded test of Section 883 and that the DLC transaction should not adversely affect the abilities of Carnival and P&O Princess, nor the abilities of their respective subsidiaries, to qualify for the benefits of
Section 883 or the applicable U.S. income tax treaties, as appropriate.

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Exemption under Applicable Income Tax Treaties

Article 8 of the UK-U.S. Income Tax Treaty provides substantially the same exemption from tax for UK resident companies for U.S. source shipping income as
Section 883. P&O Princess and its UK resident subsidiaries should continue to qualify for such benefits after the DLC transaction has been completed. Although the UK-U.S. Income Tax Treaty has been renegotiated and signed (though it still has not entered into force as it is pending ratification by the U.S.), the provisions of Article 8, as renegotiated, are essentially the same as the provisions in the existing treaty. Unlike the current treaty, however, the pending UK-U.S. Income Tax Treaty contains a Limitations on Benefits article that requires one of certain alternative tests to be satisfied in order for a party to be eligible for benefits under the treaty. P&O Princess believes that it and its UK resident subsidiaries should satisfy the Limitation on Benefits article if, and as of when, the pending treaty comes into force. The pending treaty also contains other limitations that would deny the availability of treaty benefits for income earned through certain entities. While these other limitations would apply to income earned through certain P&O Princess entities, P&O Princess believes, based on its current circumstances, that it will be able to reorganize by, for example, moving the affected operations into a UK entity or one formed in another equivalent exemption jurisdiction, such that the relevant U.S. source shipping income should qualify for an exemption from U.S. federal income tax, either under the pending treaty or pursuant to Section 883.

In addition, certain members of the Combined Group rely on other U.S. income tax treaties for similar exemptions from U.S. taxation on U.S. source shipping income. We do not believe that the DLC transaction will affect the ability of these corporations to continue to qualify for such treaty benefits.

There is, however, no authority that directly addresses the impact of a DLC arrangement or the availability of benefits under Section 883 or any applicable U.S. income tax treaty and, consequently, the matters discussed above are not entirely free from doubt.

Taxation in the Absence of an Exemption under Section 883 or Any Applicable U.S. Income Tax Treaty.

Shipping income that is attributable to transportation of passengers which begins or ends in the U.S. is considered to be 50% derived from U.S. sources. Shipping income that is attributable to transportation of passengers which begins and ends in foreign countries is considered 100% derived from foreign sources and not subject to U.S. federal income tax. Shipping income that is attributable to the transportation of passengers which begins and ends in the U.S. without stopping at an intermediate foreign port is considered to be 100% derived from U.S. sources.

The legislative history of the transportation income source rules suggests that a cruise that begins and ends in a U.S. port, but that calls on more than one foreign port, will derive U.S. source income only from the first and last legs of the cruise. Because there are no regulations or other IRS interpretations of these rules, the applicability of the transportation income source rules in the aforesaid manner is not free from doubt.

In the event that Carnival or P&O Princess or any of their respective subsidiaries were to fail, in part or in whole, to meet the requirements of
Section 883 of the Internal Revenue Code or Article 8 of the UK-U.S. Income Tax Treaty or other applicable U.S. income tax treaty, as appropriate, then the non-exempt U.S. source shipping income would be subject to either the 4% of gross income tax regime of Section 887 of the Internal Revenue Code (the "4% tax regime") or the net income and branch profits tax regimes of Section 882 and Section 884 of the Internal Revenue Code (collectively, the "net tax regime").

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

The net tax regime is only applicable where the relevant foreign corporation has, or is considered to have, a fixed place of business in the U.S. that is involved in the earning of U.S.-source shipping income and substantially all of this shipping income is attributable to regularly scheduled transportation. Under the net tax regime, U.S.-source shipping income, net of applicable deductions, would be subject to a corporate tax of up to 35% and the net after-tax income would be potentially subject to a further branch tax of 30%. In addition, interest paid by these corporations, if any, would generally be subject to a 30% branch interest tax.

Under the 4% tax regime, which should be the tax regime applicable to vessel owning subsidiaries, the U.S. source shipping income of each of the vessel owning subsidiaries would be subject to a 4% tax imposed on a gross basis, without benefit of deductions. Under the 4% tax regime, the maximum effective rate of tax on the gross shipping income of these subsidiaries attributable to transportation that either begins or ends in the U.S. would not exceed 2%.

Taxation of Carnival Shareholders

The following is a discussion of the material U.S. federal income tax consequences generally applicable to a U.S. holder (as defined below) of Carnival shares with respect to the DLC transaction. This discussion is based upon existing U.S. federal income tax law, including the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), proposed, temporary and final Treasury Regulations, administrative pronouncements, and judicial decisions, as in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Carnival has not and will not seek a ruling from the United States Internal Revenue Service ("IRS") with respect to the U.S. federal income tax consequences described below and, as a result, there can be no assurance that the IRS will agree with, or that a court will uphold, any of the conclusions set forth herein.

This discussion assumes that each of the Carnival shares has been held as a capital asset as defined in Section 1221 of the Internal Revenue Code in the hands of the U.S. holder at all relevant times. This discussion assumes that Carnival is not a "controlled foreign corporation," "foreign personal holding company" or "passive foreign investment company" ("PFIC") for U.S. federal income tax purposes. This discussion does not address state, local or foreign tax consequences to U.S. holders, nor does this discussion address all the tax consequences that may be relevant to a U.S. holder in light of such holder's particular circumstances or to U.S. holders subject to special rules, including certain financial institutions, regulated investment companies, insurance companies, dealers in securities, tax exempt organizations, persons who hold Carnival shares as part of a position in a "straddle" or "appreciated financial position" or as part of a "hedging" or "conversion" transaction, persons that own or have owned, actually or constructively, 10% or more of the Carnival shares, persons who acquired their Carnival shares through the exercise or cancellation of employee stock options or otherwise as compensation for services, U.S. holders whose functional currency is not the U.S. dollar and holders of Carnival shares that are not U.S. holders. This discussion does not address U.S. tax considerations that may apply to Carnival shareholders that are not U.S. holders.

A "U.S. holder" is a holder of Carnival shares who or that is for U.S. federal income tax purposes (i) a citizen or individual resident of the United States,
(ii) a corporation or other entity taxable as a corporation organized under the law of the United States or any political subdivision thereof (including the States and the District of Columbia), (iii) an estate or trust defined in
Section 7701(a)(30) of the Internal Revenue Code, or (iv) any other person that is subject to U.S. federal income tax on its worldwide income.

Although there is no U.S. federal income tax authority addressing the tax consequences of a DLC transaction, Carnival believes that the DLC transaction should not give rise to taxable income or gain for U.S. Carnival shareholders for U.S. federal income tax purposes. However, the IRS may assert that U.S. Carnival shareholders received taxable income as a result of the various voting and equalization provisions necessary to implement the DLC transaction. Carnival believes that such voting and other rights, if any, received by shareholders are expected to have only nominal value and, therefore, the receipt of such rights by U.S. Carnival shareholders would only result in a nominal amount of income. It is possible, however, that the IRS may disagree with this conclusion.

Holders of Carnival shares should consult their independent professional advisers in the light of their particular circumstances as to the U.S. federal income tax consequences of the DLC transaction, as well as to the effect of any state, local or applicable foreign tax law.

            DIRECTORS AND EXECUTIVE OFFICERS OF THE COMBINED GROUP

Set forth below is information with respect to the anticipated members of the board of directors and senior executive management team of each of Carnival and P&O Princess following completion of the DLC transaction. You are not being asked to vote on the election of these directors. We and P&O Princess expect to hold our next annual meetings in June 2003 at which the re-election of all of the directors will be considered as a joint electorate action.

Following completion of the DLC transaction, the directors of Carnival and P&O Princess and their respective functions will be:

             Name                       Function
             ----                       --------
             Micky Arison /(1)/         Chairman and Chief
                                        Executive Officer
             Howard S. Frank /(1)/      Vice-Chairman and Chief
                                        Operating Officer
             Robert Dickinson /(1)/     Executive Director
             Pier Luigi Foschi /(3)/    Executive Director
             A. Kirk Lanterman /(1)/    Executive Director
             Peter Ratcliffe /(2)/      Executive Director

             Ambassador Richard G.
               Capen, Jr. /(1)/         Non-Executive Director
             Arnold W. Donald /(1)/     Non-Executive Director
             Baroness Hogg /(2)/        Non-Executive Director
             Modesto A. Maidique /(1)/ Non-Executive Director Sir John Parker /(2)/ Non-Executive Director Stuart Subotnick /(1)/ Non-Executive Director
             Uzi Zucker /(1)/           Non-Executive Director
--------
Notes:

(1)Existing Carnival director
(2)Existing P&O Princess director
(3)New director

On completion of the DLC transaction, Stuart Subotnick will be designated as the Senior Non-Executive Director. This is a newly-created position which the non-executive directors as a body will select, on an annual basis, from one of their number.

Directors

The directors of each of Carnival and P&O Princess following completion of the DLC transaction will be:

Micky Arison, age 53, has been Chairman of the Carnival board of directors since October 1990 and a director since June 1987. He has been Chief Executive Officer of Carnival since 1979.

Howard S. Frank, age 61, has been Vice Chairman of the Carnival board of directors since October 1993 and a director since April 1992. He was appointed Chief Operating Officer of Carnival in January 1998. From July 1989 to January 1998, he was Chief Financial Officer and Chief Accounting Officer of Carnival. From July 1975 through June 1989, he was a partner with Price Waterhouse.

Ambassador Richard G. Capen, Jr., age 68, has been a director of Carnival since April 1994. He is currently a corporate director, author and business consultant. From 1992 to 1993, Ambassador Capen served as United States Ambassador to Spain. From 1989 to 1991, Ambassador Capen served as Vice Chairman of Knight-Ridder, Inc. Ambassador Capen was the Chairman and Publisher of the Miami Herald from 1983 to 1989. Ambassador Capen is a member of the board of directors of the Economy Fund, Smallcap Fund and Fixed Income Funds of The Capital Group.

Robert H. Dickinson, age 60, has been a director of Carnival since June 1987. Mr. Dickinson was Senior Vice President--Sales and Marketing of the Carnival Cruise Lines division ("CCL") of Carnival from 1979 through May 1993. Since May 1993, Mr. Dickinson has served as President and Chief Operating Officer of CCL.

Arnold W. Donald, age 48, has been a director of Carnival since January 2001. Since March 2000, Mr. Donald has been the Chairman and Chief Executive Officer of Merisant Company, a manufacturer and marketer of tabletop sweetener products, including the Equal(R) and Canderel(R) brands. From January 1998 to March 2000 he was Senior Vice President of Monsanto Company, a company which develops agricultural products and consumer goods, and President of its nutrition and consumer sector. Prior to that he was President of Monsanto Company's agricultural sector. He is a member of the board of directors of Crown Cork & Seal Company, Inc., Belden, Inc., GenAmerica Insurance Company, The Scotts Company and Oil-Dri Corporation.

Pier Luigi Foschi, age 56, has been Chief Executive Officer of Costa Crociere, S.p.A. since October 1997 and Chairman of its board since January 2000. From 1974 to 1997, he held senior positions with OTIS, a world leader in the field of elevators, which is a subsidiary of United Technologies Corporation, and from 1990 to 1997 he was Executive Vice President of Otis's Asia-Pacific operations.

Baroness Hogg, age 56, is a director of P&O Princess, Chairman of 3i Group Plc and Frontier Economics and a non-executive director of GKN plc, a Governor of the British Broadcasting Corporation and a member of the House of Lords Economic Affairs Committee. Sarah Hogg was Head of the Prime Minister's Policy Unit, with the rank of Second Permanent Secretary, from 1990-1995 and served as a non-executive director of P&O between 1999 and October 2000. Sarah Hogg has been a non-executive director of P&O Princess since the demerger in October 2000.

A. Kirk Lanterman, age 71, has been a director of Carnival since April 1992. He has been Chairman of the Board, President and Chief Executive Officer of Holland America Line Inc., formerly known as Holland America Line-Westours Inc., ("HAL"), a subsidiary of Carnival, since August 1999. From March 1997 to August 1999, he was Chairman of the Board and Chief Executive Officer of HAL. From December 1989 to March 1997, he was President and Chief Executive Officer of HAL. From 1983 to 1989, he was President and Chief Operating Officer of HAL. From 1979 to 1983 he was President of Westours, Inc., which merged with Holland America Line in 1983.

Modesto A. Maidique, age 62, has been a director since April 1994. He has been President of Florida International University ("FIU") since 1986. Prior to assuming the presidency of FIU, Dr. Maidique taught at the Massachusetts Institute of Technology, Harvard University and Stanford University. Dr. Maidique has also served as Vice President and General Manager of the Semiconductor Division of Analog Devices, Inc. which he co-founded in 1969, as President and Chief Executive Officer of Gerome Therapeutics Collaborative Research, Inc., a genetics engineering firm, and as General Partner of Hambrecht & Quist, a venture capital firm. Dr. Maidique is a director of National Semiconductor, Inc.

Sir John Parker, age 60, is a director of P&O Princess and the non-executive Chairman of National Grid Transco plc, and RMC Group plc. He is non-executive director of Brambles Industries plc. He was formerly Chairman of Babcock International Group plc and a past President of the Royal Institution of Naval Architects. Sir John Parker has been a member of the General Committee of Lloyds Register of Shipping since 1983 and Chairman of its Technical Committee from 1993 until 2002. He is Vice-President of the Engineering Employers' Federation. Sir John has been a non-executive director of P&O Princess since the demerger in October 2000 and was appointed Deputy Chairman in September 2002.

Peter Ratcliffe, age 54, has been Chief Executive Officer and a director of P&O Princess since the demerger of P&O Princess from P&O in October 2000. He was previously an executive director of P&O and head of its cruise division, having served as President of Princess Cruises since 1993 and its Chief Operating Officer since 1989. His early career was spent with P&O Containers Limited in London and Sydney. Peter Ratcliffe served as the Chairman of the International Council of Cruise Lines in 1997 and 1998.

Stuart Subotnick, age 60, has been a director since July 1987. Mr. Subotnick has been a general partner and the Executive Vice President of Metromedia Company since July 1986. He was a director of Metromedia Inc., a predecessor company, from 1982 and its Executive Vice President from 1986. Prior to 1986, Mr. Subotnick was Senior Vice President--Finance of Metromedia Inc. from October 1983 and a member of the Office of the President from 1982. He is a director of Metromedia International Group, Inc., Metromedia Fiber Networks Inc. and Big City Radio Inc.

Uzi Zucker, age 66, has been a director since July 1987. Mr. Zucker joined Bear, Stearns & Co. in 1967 and was a Limited Partner until 1982 and has been a General Partner since. Mr. Zucker has been a Senior Managing Director of Bear, Stearns & Co. Inc. since 1985. He is a director of Alliance Tire Company Ltd., Cathay Investment Fund and Conair Corporation.

Executive officers

Following completion of the DLC transaction, Micky Arison, the Chairman and Chief Executive Officer of Carnival, will be the Chairman and Chief Executive Officer of both Carnival and P&O Princess and Howard S. Frank, the Vice Chairman and Chief Operating Officer of Carnival, will be the Vice-Chairman and Chief Operating Officer of both Carnival and P&O Princess. Peter Ratcliffe, P&O Princess' Chief Executive Officer, will be an executive director of both Carnival and P&O Princess. In addition, Gerald R. Cahill, the Chief Financial Officer and Chief Accounting Officer of Carnival, will be the Chief Financial Officer and Chief Accounting Officer of both Carnival and P&O Princess.

        UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE COMBINED GROUP

The following unaudited pro forma financial information gives pro forma effect to the proposed DLC transaction, after giving effect to the pro forma adjustments described in the accompanying notes. We have prepared the unaudited pro forma financial information from, and you should read it in conjunction with, the historical consolidated financial statements, including the related notes, of Carnival and P&O Princess that we have incorporated by reference in this proxy statement/prospectus. For more information on how to obtain copies of information incorporated by reference, see "Where You Can Find More Information."

The unaudited pro forma financial information has been prepared in accordance with U.S. GAAP and in accordance with Carnival's accounting policies under U.S. GAAP. U.S. GAAP differs in certain respects from UK GAAP, and Carnival's accounting policies under U.S. GAAP differ in certain respects from P&O Princess' accounting policies under UK GAAP and U.S. GAAP. The notes to the P&O Princess audited consolidated financial statements for the year ended December 31, 2002, which are incorporated by reference in this proxy statement/prospectus, describe the principal differences between U.S. GAAP and UK GAAP as they relate to P&O Princess.

We expect that under U.S. GAAP the DLC transaction will be accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 "Business Combinations." The business combination adjustments include provisional estimates of the fair value of the identifiable assets and liabilities acquired. On completion of the DLC transaction, adjustments will be made to these provisional estimates to reflect their estimated fair value at that time. In accordance with the purchase method of accounting, the P&O Princess U.S. GAAP accounting policies will be conformed to Carnival's accounting policies upon completion of the DLC transaction.

The unaudited pro forma statement of operations for the year ended November 30, 2002 has been prepared as if the DLC transaction had occurred on December 1, 2001. The unaudited pro forma balance sheet as of November 30, 2002 has been prepared as if the DLC transaction had occurred on that date. The historical financial information for P&O Princess used in the unaudited pro forma financial information of the Combined Group is as at and for the year ended December 31, 2002.

The following unaudited pro forma financial information:

..   has been included for illustrative purposes only and, because of its nature, may not give a true picture of the results and the financial position of the Combined Group;

..   does not purport to represent what the combined results of operations actually would have been if the DLC transaction had occurred on December 1, 2001 or what those results will be for any future periods. The pro forma adjustments are based upon currently available information;

..   does not reflect the results of business operations or trading since
    November 30, 2002 for Carnival and December 31, 2002 for P&O Princess; and

..   has not been adjusted to reflect any net transaction benefits referred to in other sections of this proxy/prospectus.

                  Unaudited Pro Forma Statement of Operations
                     For the Year Ended November 30, 2002
               (U.S. dollars in millions, except per share data)

                                                                Pro forma adjustments
                                                         -----------------------------        Pro Forma
                              Carnival                   Accounting         Business          Combined
                               (U.S.     P&O Princess      policy          combination          Group
                               GAAP)    (U.S. GAAP)/(1)/ adjustments       adjustments       (U.S. GAAP)
                              --------  ---------------  -----------       -----------       -----------
Revenues                       4,368.3      2,526.8             (3.9)/(a)/                       6,891.2
Costs and expenses
Operating                     (2,311.9)    (1,576.6)            (5.2)/(b)/                      (3,892.7)
                                                                 1.0/(a)/
Selling and administrative      (612.0)      (472.1)             4.3/(c)/        105.1/(k)/       (972.8)
                                                                                   1.9/(i)/
Depreciation and amortization   (382.3)      (169.2)                                              (551.5)
Impairment charge                (20.0)          --                                                (20.0)
                              --------     --------             ----             -----          --------
                              (3,326.2)    (2,217.9)             0.1             107.0          (5,437.0)
                              --------     --------             ----             -----          --------
Operating income               1,042.1        308.9             (3.8)            107.0           1,454.2
Nonoperating (expense) income
Net interest expense             (78.6)       (77.3)                              (1.5)/(f)/      (157.4)
Other (expense) income, net       (4.2)         1.2                                                 (3.0)
Income tax benefit (expense)      56.6        (19.9)                               2.8/(g)/         39.5
                              --------     --------             ----             -----          --------
                                 (26.2)       (96.0)                               1.3            (120.9)
                              --------     --------             ----             -----          --------
Net income                     1,015.9        212.9             (3.8)            108.3           1,333.3
                              ========     ========             ====             =====          ========
Earnings per share/(n)/
Basic (U.S.$)                     1.73                                                              1.67
Diluted (U.S.$)                   1.73                                                              1.67

--------
(1)P&O Princess information is for the year ended December 31, 2002.

See accompanying notes to unaudited pro forma financial information of the Combined Group in accordance with U.S. GAAP.

  Unaudited Pro Forma Balance Sheet As of November 30, 2002 (U.S. dollars and shares in millions)

                                                                             Pro Forma adjustments
                                                                ---------------------------------------
                                                                                                                    Pro Forma
                                      Carnival                  Accounting                     Business             Combined
                                       (U.S.    P&O Princess      policy                      combination             Group
                                       GAAP)   (U.S. GAAP)/(1)/ adjustments                   adjustments          (U.S. GAAP)
                                      -------- ---------------  -----------                 -----------            -----------
Assets
Current assets
Cash and cash equivalents                666.7       162.1                                                             828.8
Short-term investments                    39.0          --                                                              39.0
Accounts receivable, net                 108.3       125.9              3.4/(a)/                                       237.6
Inventories                               91.3        87.4                                                             178.7
Prepaid expenses and other               148.3       165.3             18.9/(c)/                  (66.0)/(g)/          320.1
                                                                      (16.5)/(b)/                  70.1/(l)/
Fair value of derivative contracts          --         7.3                                                               7.3
Fair value of hedged firm commitments     78.4        41.4                                        (41.4)/(e)/           78.4
                                      --------     -------            -----                     -------             --------
Total current assets                   1,132.0       589.4              5.8                       (37.3)             1,689.9

Property and Equipment, Net           10,115.4     5,618.5                                                          15,733.9
Goodwill and Intangible Assets,                                                                 2,924.4/(d)/         3,605.5
 Net                                     681.1        75.4                                        (75.4)/(j)/
Other Assets                             297.2        31.0                                        (17.6)/(f)/          294.3
                                                                                                   13.9/(l)/
                                                                                                  (30.2)/(d-ii)/
Fair Value of Hedged Firm
 Commitments                             109.1          --                                                             109.1
Fair Value of Derivative Contracts          --        54.6                                                              54.6
                                      --------     -------            -----                     -------             --------
                                      12,334.8     6,368.9              5.8                     2,777.8             21,487.3
                                      ========     =======            =====                     =======             ========
Liabilities and Shareholders'
 Equity
Current liabilities
Current portion of long-term debt        148.6       127.0                                                             275.6
Accounts payable                         268.7       184.2                                                             452.9
Accrued liabilities                      290.4       194.7             (0.1)/(a)/                  29.0/(k)/           543.8
                                                                                                   29.8/(d-ii)/
Customer deposits                        770.6       467.2             15.5/(a)/                                     1,253.3
Dividends payable                         61.6          --                                                              61.6
Fair value of derivative contracts        79.8        45.6                                                             125.4
Fair value of hedged firm commitments       --         1.5                                         (1.5)/(e)/             --
                                      --------     -------            -----                     -------             --------
Total current liabilities              1,619.7     1,020.2             15.4                        57.3              2,712.6

Long-Term Debt                         3,012.0     2,569.7                                         (5.0)/(f)/        5,576.7
Deferred Income and Other Long-
 Term Liabilities                        170.8        28.1                                         85.0/(h)/           283.9
Fair Value of Derivative Contracts       114.4         1.0                                                             115.4
Fair Value of Hedged Firm
 Commitments                                --        24.8                                        (24.8)/(e)/             --
Shareholders' Equity                   7,417.9     2,725.1             (9.6)      /(d-iii)/     2,665.3/(m)/        12,798.7
  Common Stock; 960 shares, 750
   shares and 1,185 shares
   authorized; 586.8 shares, 693.5
   shares and 799.4 shares issued
   and outstanding for Carnival, P&O
   Princess and Pro Forma Combined
   Group, respectively
                                      --------     -------            -----                     -------             --------
                                      12,334.8     6,368.9              5.8                     2,777.8             21,487.3
                                      ========     =======            =====                     =======             ========

--------
(1)P&O Princess information is as of December 31, 2002.

See accompanying notes to unaudited pro forma financial information of the Combined Group in accordance with U.S. GAAP.

    Notes to the unaudited pro forma financial information of the Combined
                      Group in accordance with U.S. GAAP

1.  Basis of Presentation

The unaudited pro forma financial information has been prepared on the basis that the DLC transaction will be accounted for using the purchase method of accounting under U.S. GAAP with Carnival as the acquirer. The pro forma financial information is based upon the U.S. GAAP accounting policies of Carnival.

The historical financial information in relation to Carnival as at and for the year ended November 30, 2002 has been derived from the financial information on Carnival that we have incorporated by reference in this proxy statement/prospectus.

The historical financial information in relation to P&O Princess as at and for the year ended December 31, 2002 has been derived from the financial information on P&O Princess that is incorporated by reference in this proxy statement/prospectus after making certain adjustments. The adjustments, which are set out in note 2, relate to the conversion of financial information on P&O Princess' accounting policies under UK GAAP to P&O Princess' accounting policies under U.S. GAAP.

2.  Conversion of P&O Princess' financial information to U.S. GAAP

This note provides details of adjustments required to convert P&O Princess' previously reported financial information as at and for the year ended December 31, 2002 that was prepared in accordance with P&O Princess' accounting policies under UK GAAP to information in accordance with U.S. GAAP. Further details of the adjustments are set out in P&O Princess' financial statements for the year ended December 31, 2002, which are incorporated by reference in this proxy statement/prospectus.

(i)  Profit and loss accounts


For the year ended December 31, 2002

                                    P&O Princess  U.S. GAAP  P&O Princess
                                      UK GAAP    adjustments  U.S. GAAP
                                    ------------ ----------- ------------
                                         (U.S. dollars in millions)
      Revenues                         2,526.8        --        2,526.8
      Costs and expenses
      Operating                       (1,576.6)       --       (1,576.6)
      Selling and administrative        (477.6)      5.5         (472.1)
      Depreciation and amortization     (173.9)      4.7         (169.2)
                                      --------      ----       --------
                                      (2,228.1)     10.2       (2,217.9)
                                      --------      ----       --------
      Operating income                   298.7      10.2          308.9
      Nonoperating (expense) income
      Net interest expense               (74.0)     (3.3)         (77.3)
      Other income                         1.2        --            1.2
      Income tax expense                 (17.1)     (2.8)         (19.9)
                                      --------      ----       --------
                                         (89.9)     (6.1)         (96.0)
                                      --------      ----       --------
      Net income                         208.8       4.1          212.9
                                      ========      ====       ========

    Notes to the unaudited pro forma financial information of the Combined
                Group in accordance with U.S. GAAP--(Continued)


(ii)  Net assets

As of December 31, 2002

                                                P&O Princess   U.S. GAAP P&O Princess
                                                     UK GAAP adjustments    U.S. GAAP
                                                ------------ ----------- ------------
                                                     (U.S. dollars in millions)
Assets
Current assets
   Cash and cash equivalents                        162.1          --        162.1
   Accounts receivable, net                         125.9          --        125.9
   Inventories                                       87.4          --         87.4
   Prepaid expenses and other                       183.5       (18.2)       165.3
   Fair value of derivative contracts                  --         7.3          7.3
   Fair value of hedged firm commitments               --        41.4         41.4
                                                  -------       -----      -------
   Total current assets                             558.9        30.5        589.4
Property and Equipment, Net                       5,629.4       (10.9)     5,618.5
Goodwill and Intangible Assets, Net                 127.1       (51.7)        75.4
Other Assets                                         16.3        14.7         31.0
Fair value of derivative contracts                     --        54.6         54.6
                                                  -------       -----      -------
                                                  6,331.7        37.2      6,368.9
                                                  =======       =====      =======
Liabilities and Shareholders' Equity
Current liabilities
   Current portion of long-term debt                120.3         6.7        127.0
   Accounts payable                                 184.2          --        184.2
   Accrued liabilities                              215.5       (20.8)       194.7
   Customer deposits                                467.2          --        467.2
   Fair value of derivative contracts                  --        45.6         45.6
   Fair value of hedged firm commitments               --         1.5          1.5
                                                  -------       -----      -------
   Total current liabilities                        987.2        33.0      1,020.2
Long-Term Debt                                    2,516.8        52.9      2,569.7
Deferred Income and Other Long-Term Liabilities      13.7        14.4         28.1
Fair Value of Derivative Contracts                     --         1.0          1.0
Fair Value of Hedged Firm Commitments                  --        24.8         24.8
Shareholders' Equity                              2,814.0       (88.9)     2,725.1
                                                  -------       -----      -------
                                                  6,331.7        37.2      6,368.9
                                                  =======       =====      =======

3.  Accounting policy adjustments

The pro forma financial information has been prepared in accordance with the accounting policies of Carnival under U.S. GAAP, which differ in certain respects from the U.S. GAAP accounting policies of P&O Princess as noted below. Upon completion of the DLC transaction, Carnival and P&O Princess will perform a detailed review of their accounting policies and financial statement classifications. As a result of this detailed review, it may become necessary to make certain reclassifications to the Combined Group's financial statements to conform the P&O Princess financial statements to the Carnival accounting polices and classifications. Although management does not expect that this detailed review will result in material changes to accounting policies or classifications other than as noted below, no such assurance can be given at this time.

(a)  Cruise revenues and expenses

    P&O Princess' accounting policy is initially to record deposits received on sales of cruises as deferred income and recognize them, together with revenues from onboard activities and all

    Notes to the unaudited pro forma financial information of the Combined
                Group in accordance with U.S. GAAP--(Continued)

    associated direct costs of a voyage, on a pro rata basis at the time of the voyage. Carnival's accounting policy is to recognize these items generally upon completion of voyages with durations of ten days or less and on a pro rata basis for voyages in excess of ten days. For the year ended and as of 30 November 2002 adjustments of $(2.9) million and $(12.0) million (the latter affecting accounts receivable, accrued liabilities and customer deposits) have been made to conform P&O Princess' policy to Carnival's policy.

(b)  Dry-docking

    P&O Princess' accounting policy is to capitalize dry-docking costs and amortize them to operating expense using the straight-line method through the date of the next scheduled dry-dock, which typically is over two to three years. Carnival's dry-dock accounting policy is the same as P&O Princess' except that the capitalized dry-dock costs are amortized to expense generally over one year. For the year ended and as of November 30, 2002 adjustments of $(5.2) million and $(16.5) million have been made to conform P&O Princess' policy to Carnival's policy.

(c)  Marketing and promotion costs

    P&O Princess' accounting policy under U.S. GAAP is to expense all marketing and promotion costs as incurred. Carnival expenses all such costs as incurred except for brochures and media production costs, which are recorded as prepaid expenses and charged to expense as the brochures are consumed or upon the first airing of the advertisement, respectively. For the year ended and as of November 30, 2002 adjustments of $4.3 million and $18.9 million have been made to conform P&O Princess' policy to Carnival's policy.

4.  Business combination adjustments
(d) Purchase consideration and related goodwill and intangible assets are as follows:

                                                             (U.S.$m)  Notes
   Purchase consideration                                     5,380.8    (i)
   Costs of acquisition                                          60.0   (ii)
                                                             --------
   Total purchase consideration                               5,440.8
   Less fair value of net assets acquired                    (2,516.4) (iii)
                                                             --------
   Excess of purchase consideration over net assets acquired  2,924.4   (iv)
                                                             ========

--------
(i)The purchase consideration is expected to be based upon the average of the quoted closing market price of Carnival's shares beginning two days before and ending two days after January 8, 2003, the date its DLC transaction offer announcement was agreed to by the P&O Princess board. In addition, the number of P&O Princess shares is adjusted for the proposed share reorganization of 3.3289 existing P&O Princess shares for one new P&O Princess share, including P&O Princess stock options which will vest in full on completion of the DLC transaction. A Carnival share price of $25.31 has been used for purposes of this pro forma presentation and an estimated number of P&O Princess shares in issue of 212.6 million after adjusting for the share reorganization.
(ii)Represents Carnival's estimated direct costs of carrying out the proposed DLC transaction, including costs related to the registration of Carnival shares pursuant to the Partial Share Offer, of which $30.2 million has been incurred by Carnival and is included in other assets. An adjustment has been made to remove this $30.2 million from other assets as it will be included in the purchase consideration upon completion of the DLC transaction. Of the total $60.0 million of acquisition costs, $29.8 million had not been incurred as of November 30, 2002 and, accordingly, an adjustment has been made to increase accrued liabilities for this amount.

    Notes to the unaudited pro forma financial information of the Combined
                Group in accordance with U.S. GAAP--(Continued)

(iii)Based upon preliminary estimates of the fair value of the identifiable assets acquired and liabilities assumed given current information. On completion of the DLC transaction, adjustments will be made to these preliminary estimates to reflect their estimated fair values at that time. We expect to have independent appraisals performed to assist us in establishing the fair value of P&O Princess' ships and amortizable and non-amortizable intangible assets. However, based on the information currently available, it is not expected that the amount of separately identifiable amortizable intangible assets will be material to the Combined Group's financial statements. No assurance can be given that the preliminary fair value estimates included in this pro forma financial information will not be materially changed as a result of these valuations. Fair value adjustments are detailed in the notes and the table below.

                                                            Accounting
                                                              policy
                                               P&O Princess adjustments        Fair value        Pro Forma
                                               (U.S. GAAP)   (Note 3)          adjustments       fair value
P&O Princess fair value of net assets acquired ------------ -----------       -----------        ----------
    Assets
    Current assets
    Cash and cash equivalents                      162.1                                            162.1
    Accounts receivable, net                       125.9            3.4/(a)/                        129.3
    Inventories                                     87.4                                             87.4
    Prepaid expenses and other                     165.3           18.9/(c)/         70.1/(l)/      171.8
                                                                  (16.5)/(b)/       (66.0)/(g)/
    Fair value of derivative contracts               7.3                                              7.3
    Fair value of hedged firm commitments           41.4                            (41.4)/(e)/        --
                                                 -------          -----            ------         -------
    Total current assets                           589.4            5.8             (37.3)          557.9
                                                 -------          -----            ------         -------

    Property and Equipment, Net                  5,618.5                                          5,618.5
    Goodwill and Intangible Assets,
     Net                                            75.4                            (75.4)/(j)/        --
    Other Assets                                    31.0                            (17.6)/(f)/      27.3
                                                                                     13.9/(l)/
    Fair value of derivative contracts              54.6                                             54.6
                                                 -------          -----            ------         -------
                                                 6,368.9            5.8            (116.4)        6,258.3
                                                 =======          =====            ======         =======
    Liabilities and Shareholders'
     Equity
    Current liabilities
    Current portion of long-term debt              127.0                                            127.0
    Accounts payable                               184.2                                            184.2
    Accrued liabilities                            194.7           (0.1)/(a)/        29.0/(k)/      223.6
    Customer deposits                              467.2           15.5/(a)/                        482.7
    Fair value of derivative contracts              45.6                                             45.6
    Fair value of hedged firm commitments            1.5                             (1.5)/(e)/        --
                                                 -------          -----            ------         -------
    Total current liabilities                    1,020.2           15.4              27.5         1,063.1
                                                 -------          -----            ------         -------

    Long-Term Debt                               2,569.7                             (5.0)/(f)/   2,564.7
    Other Long-Term Liabilities                     28.1                             85.0/(h)/      113.1
    Fair Value of Derivative Contracts               1.0                                              1.0
    Fair Value of Hedged Firm Commitments           24.8                            (24.8)/(e)/        --
    Shareholders' Equity                         2,725.1           (9.6)/(*)/      (199.1)/(**)/  2,516.4
                                                 -------          -----            ------         -------
                                                 6,368.9            5.8            (116.4)        6,258.3
                                                 =======          =====            ======         =======

   -----
   (*) Represents the net shareholders' equity decrease due to accounting policy adjustments.
   (**) Represents the net shareholders' equity decrease due to fair value adjustments.
(iv)The excess of purchase consideration over net assets acquired is primarily estimated to include the value attributed to P&O Princess's trademarks, brand names and goodwill. Management believes that these trademarks and brand names have indefinite lives and, accordingly, based on SFAS No. 142, "Goodwill and Other Intangible Assets", no adjustment for pro forma amortization is required. It is not possible at this time to reasonably estimate the separate amounts attributable to identifiable intangible assets or goodwill since the measurement of these assets requires the expertise of an independent appraiser who will not be engaged until after the completion of the DLC transaction. Accordingly, the entire amount of the excess of the purchase consideration has currently been allocated to goodwill, but is expected to be allocated between goodwill and other identifiable intangible assets such as brand names and trademarks, subsequent to the completion of the DLC transaction based primarily on the appraiser's valuation. However, since it is expected that the material intangibles that

    Notes to the unaudited pro forma financial information of the Combined
                Group in accordance with U.S. GAAP--(Continued)

   will be identified and valued will have indefinite lives, no material impact on the pro forma statement of operations is expected as a result of this presentation on the Combined Group's balance sheet, as neither goodwill nor these indefinite lived intangibles are allowed to be amortized.

(e)A net adjustment of $15.1 million has been made against the fair value of hedged firm commitments. These adjustments relate to contractural commitments for ships which were ordered, and hedged, at a time when the euro exchange rate was different, and hence, these contracts could be replaced today at a euro price that would convert to a different U.S. dollar cost at current exchange rates.

   Otherwise, the book value, including prepaid dry-dock costs, and fair value of ships in use and under construction are preliminarily estimated to be the same in all material respects. However, we intend to have an appraisal of all the P&O Princess ships, so it is possible that the fair value of some of P&O Princess' ships could be less than or greater than their carrying value.

(f)An adjustment of $5.0 million has been made to the book value of P&O Princess fixed interest rate long-term debt to reflect current interest rates, without giving effect to any possible changes in credit ratings. The fair value of this debt is based upon quoted market prices or the discounted present value of future amounts payable on the debt. The fair value adjustment is amortized over the remaining term of the debt as applicable, which results in a pro forma increase of $1.5 million in interest expense for 2002. In addition, an adjustment has been made to write-off the book value of P&O Princess' historical deferred financing costs of $17.6 million related to its existing borrowings as such costs have been considered in determining the fair value of P&O Princess' debt.

(g)An adjustment of $66.0 million has been made to the book value of other tax assets to reflect recoverable value to the Combined Group and to reverse $2.8 million of P&O Princess' tax expense.

(h)An adjustment of $85.0 million has been made to record the fair value of P&O Princess' pension plan liabilities. This relates to the Merchant Navy Officers Pension Fund and is calculated based upon, among other things, P&O Princess' current share of total employer contributions.

(i)On completion of the DLC transaction all awards and options granted under the P&O Princess employee share incentive plans will vest in full. An adjustment has been made to reverse the P&O Princess employee share incentive and matching award charge of $1.9 million for the year ended November 30, 2002.

(j)An adjustment has been made to eliminate $75.4 million of P&O Princess' historical goodwill related to prior business acquisitions.

(k)P&O Princess expects to incur and expense approximately $146.0 million of costs related to its terminated Royal Caribbean transaction and the completion of the DLC transaction with Carnival, including costs incurred to register P&O Princess ordinary shares with the U.S. Securities and Exchange Commission. Under U.S. GAAP, $11.9 million was expensed in the year ended December 31, 2001, and $105.1 million was expensed in 2002. An adjustment has been made to reverse this $105.1 million in the pro forma statement of operations for 2002 since Carnival and P&O Princess believe that the Royal Caribbean and Carnival costs are non-recurring charges directly attributable in all material respects to the DLC transaction. Of the total $146.0 million of P&O Princess' costs, $29.0 million has not been incurred as at December 31, 2002 and an adjustment has been made to increase accrued liabilities for this amount.

(l)An adjustment of $84.0 million ($70.1 million current and $13.9 million long term) has been made to record the fair value of P&O Princess' contractual commitments to receive probable and estimable liquidated damages and business interruption insurance proceeds related to the delayed delivery of the Diamond Princess. This ship was initially scheduled for delivery in May 2003, but has been delayed as a result of a fire in October 2002.

    Notes to the unaudited pro forma financial information of the Combined
                Group in accordance with U.S. GAAP--(Continued)

(m)The shareholders' equity adjustment of $2,665.3 million represents the net equity increase due to the application of business combination adjustments, as detailed below:

                                                                           US$m     Notes
Excess of purchase consideration over net assets acquired                2,924.4    4/(d)/
Reduction in P&O Princess shareholders' funds for fair value adjustments  (199.1)   4/(d-iii)/
Costs of acquisition                                                       (60.0)   4/(d-ii)/
                                                                         -------
Shareholders' equity adjustment                                          2,665.3
                                                                         =======

(n)The pro forma weighted average number of shares has been calculated as if the DLC transaction had occurred on December 1, 2001 and after adjusting for the proposed P&O Princess share reorganization of 3.3289 existing P&O Princess shares for one new P&O Princess share.

   Based upon the weighted average number of shares outstanding of 706.6 million, including 14.2 million of share options which all vest upon completion of the DLC transaction (706.6 million diluted), or 212.3 million (212.3 million diluted) after the proposed P&O Princess share reorganization, for P&O Princess and 586.6 million (588.1 million diluted) for Carnival for the years ended December 31, 2002 and November 30, 2002, respectively, the pro forma weighted average number of shares for the Combined Group is calculated as 798.9 million (800.4 million diluted).

   The pro forma earnings per share amounts have been calculated using the pro forma weighted average number of shares, calculated as described above, and the pro forma earnings for the Combined Group.

(o)Certain restructuring and integration expenses may be recorded subsequent to completion of the DLC transaction. The amount of these charges has not yet been determined, although they have been preliminarily estimated to be approximately $30 million, as they will be the subject of a detailed plan of restructuring and integration to be completed subsequent to the consummation of the DLC transaction. A portion of these charges may subsequently be determined to be part of the purchase consideration. These charges are not reflected in the unaudited pro forma financial information because they are not expected to have a continuing impact on the combined results.

                  CHANGES IN RIGHTS OF CARNIVAL SHAREHOLDERS

Set forth below is a summary comparison of the rights of Carnival shareholders before and after the DLC transaction (and assuming approval of Proposals 3 and 4, as well) that highlights the proposed changes to Carnival's articles of incorporation and by-laws. This summary is not complete and we encourage you to refer to the relevant parts of the proposed Third Amended and Restated Articles of Incorporation of Carnival, which are attached to this proxy statement/prospectus as Annex A-4, and the proposed Amended and Restated By-laws of Carnival, which are attached to this proxy statement/prospectus as Annex A-5.

General

Carnival's authorized capital stock consists of 1,000,000,000, of which 960,000,000 are shares of common stock and 40,000,000 are shares of preferred stock. As of January 9, 2003, there were 586,773,138 shares of common stock and no shares of preferred stock outstanding. Our transfer agent and registrar is SunTrust Bank. We are proposing to increase our authorized capital stock to 2,000,000,000 shares, of which 1,959,999,998 are shares of common stock (see Proposal 3), and 40,000,000 are shares of preferred stock. In connection with the DLC transaction, we will also have one share of special voting stock, which we refer to in this proxy statement/prospectus as a special voting share, and one share of special stock, which we refer to in this proxy statement/prospectus as the equalization share.

Upon completion of the DLC transaction, you will continue to own your Carnival shares and will keep your existing certificates, if you have any. Carnival shares will continue to be listed on the NYSE. In connection with the DLC transaction, Carnival shareholders will receive trust shares of beneficial interests in a special voting entity in the form of a trust that we are creating. Following completion of the DLC transaction, Carnival shares will trade in units consisting of one Carnival share and one trust share of beneficial interest in the special voting entity. Separate stock certificates will not be issued to represent these trust shares of beneficial interest; instead, certificates representing your Carnival shares will also evidence these trust shares of beneficial interest.

Voting Rights

Before DLC transaction

Under Panamanian law, unless the articles of incorporation provide otherwise, each shareholder is entitled to one vote for each share of capital stock held by the shareholder, and the articles of incorporation may provide that in elections of directors and other specified circumstances, shareholders are entitled to cumulative voting. At any meeting of shareholders, all matters, except as otherwise provided by Panamanian law, will be decided by a majority of the votes cast by shareholders present in person or by proxy. Carnival's current articles of incorporation do not alter the voting rights as provided under Panamanian law or provide for cumulative voting.

After DLC transaction

Following completion of the DLC transaction, all matters, except as otherwise expressly provided by Panamanian law, the articles or by-laws, will be decided by a majority of the votes cast by all shareholders entitled to vote (including, where applicable, the Carnival Special Voting Entity) who are present in person or by proxy at such meeting; provided that votes recorded as abstentions will not be counted as having been "cast." In connection with the DLC transaction, special voting arrangements will be implemented so that the shareholders of Carnival and P&O Princess will vote together as a single decision-making body on all actions submitted to a shareholder vote other than matters designated as class rights actions or resolutions on procedural or technical matters.

These are called joint electorate actions and will include:

..  the appointment, removal or re-election of any director of Carnival or P&O
   Princess or both of them;

.. if required by law, the receipt or adoption of the annual accounts of both companies;

..  the appointment or removal of the auditors of either company;

..  a change of name by P&O Princess or Carnival, or both of them; or

..  the implementation of a mandatory exchange.

The following table illustrates how these voting arrangements would affect joint electorate actions needing to be passed by a majority vote, assuming 100% of each company's shareholders vote and the Partial Share Offer is taken up in full:

                Carnival             P&O Princess          Outcome
                --------        ---------------------- ----------------
          64% or more approve      100% disapprove       Action taken
         63% or less disapprove      100% approve        Action taken
          51% or less approve   55% or more disapprove Action not taken
         51% or less disapprove  54% or more approve     Action taken

A change in the equalization ratio resulting from a share reorganization or otherwise would only affect voting rights on a per share basis. In the aggregate, such a change would not affect the relative weighting between the current shareholders of Carnival and P&O Princess. Assuming the Partial Share Offer is taken up in full, approximately 79% of the equity (and hence of the vote in a joint electorate action) would remain with the holders of Carnival shares, while approximately 21% of the equity and the vote in a joint electorate action would remain with the holders of P&O Princess shares.

The relative voting rights of the P&O Princess shares and Carnival shares will be determined by the equalization ratio. Based on an equalization ratio of 1:1, each Carnival share will have the same voting rights as one P&O Princess share on joint electorate actions.

In the case of class rights actions, the company wishing to carry out the class rights action would require the prior approval of shareholders of both companies, each voting separately as a class. If shareholders of either company do not approve the action, it generally will fail.

Class rights actions will include:

.. the voluntary liquidation, dissolution or winding up (or equivalent) of either company for which shareholder approval is required (other than as part of a voluntary liquidation, dissolution or winding up (or equivalent) of both companies at or about the same time provided that such liquidation is not for the purpose of reconstituting all or a substantial part of the business of the two companies in one or more successor entities);

.. the sale, lease, exchange or other disposition of all or substantially all of the assets of either company other than a bona fide commercial transaction for valid business purposes and at fair market value and not as part of a proposal, the primary purpose of which is to collapse or unify the DLC structure;

.. an adjustment to the equalization ratio, other than in accordance with the Equalization and Governance Agreement;

..  any amendment, removal or alteration of any of the provisions of P&O
   Princess' articles of association and Carnival's articles of incorporation and by-laws which entrench specified core provisions of the DLC structure;

.. any amendment or termination of the principal agreements under which the DLC structure is implemented (except where otherwise specifically provided in the relevant agreement);

.. any amendment to, removal or alteration of the effect of certain tax-related provisions of Carnival's articles of incorporation that would be likely to cause a mandatory exchange; and

.. anything which the boards of both companies agree should be approved as a class rights action.

The following table illustrates how these voting arrangements would affect class right actions:

                    Carnival    P&O Princess
                  shareholders  shareholders     Outcome
                  ------------  ------------ ----------------
                  Approve /(1)/  Disapprove  Action not taken
                   Disapprove    Disapprove  Action not taken
                   Disapprove   Approve/(2)/ Action not taken
                     Approve      Approve      Action taken

--------
(1)Assumes that holders of at least approximately 1% or more of the outstanding Carnival shares do not cast votes on the action. In contrast, if all Carnival shareholders voted in favor of the action, it would be taken.
(2)Assumes that holders of at least approximately 1% or more of the outstanding P&O Princess shares do not cast votes on the action, or in the case of a special resolution that at least one vote is cast against the action. In contrast, if all P&O Princess shareholders voted in favor of the action, it would be taken.

When a quorum for the transaction of business is present at any meeting, a resolution duly approved at a meeting of Carnival's shareholders by the affirmative vote of a majority of all the votes cast on such resolution by all shareholders of Carnival entitled to vote on it (including, where applicable, the Carnival Special Voting Entity as holder of the Carnival special voting share described below) who are present in person or by proxy at the meeting will decide such question brought before such meeting, unless the question is one upon which, by express provision of applicable law or regulation, the articles of incorporation or the by-laws, a greater vote is required, in which case such express provision will govern. Every resolution put to a vote at any meeting of Carnival shareholders is conducted on a poll.

No resolution to approve a class rights action or joint electorate action will be approved unless a parallel P&O Princess shareholders' meeting is held to vote on any equivalent resolution.

The Carnival board and the P&O Princess board may:

.. decide to seek approval from shareholders for any matter that would not otherwise require such approval;

.. require any joint electorate action to instead be approved as a class rights action; or

.. specify a higher majority vote than the majority that would otherwise be required by applicable laws and regulations.

Special Voting Shares

Before DLC transaction

Carnival's current articles of incorporation and by-laws do not provide for a special voting share, as the special voting share is merely a mechanism to give effect to shareholder votes at parallel shareholder meetings on joint electorate actions and class rights actions as described above under ''Voting Rights'' and quorum provisions as described below under ''Quorum Requirements,'' in each case following completion of the DLC transaction.

After DLC transaction

Reflecting votes of P&O Princess shareholders at Carnival meetings

In connection with the DLC transaction, Carnival's articles of incorporation will be amended to authorize one special voting share. The Carnival special voting share will have no rights to income or capital and no voting rights except as described below. Upon completion of the DLC transaction,

Carnival will issue the Carnival special voting share to the Carnival Special Voting Entity. At all meetings at which a joint electorate action or a class rights action will be considered, the holder of the Carnival special voting share must be present.

For joint electorate actions, the Carnival special voting share will represent the number of votes cast at the parallel meeting of P&O Princess shareholders (as adjusted by the equalization ratio and rounded up to the nearest whole number) and will represent "yes" votes, "no" votes and abstention at the Carnival meeting in accordance with votes cast at the P&O Princess meeting.

For class rights actions, the Carnival Special Voting Entity, as holder of the Carnival special voting share, will only vote if the proposed action has not been approved at the parallel P&O Princess meeting. In that event, the Carnival special voting share will represent that number of votes equal to the largest whole percentage that is less than the percentage of the number of votes necessary to defeat the resolution at the Carnival meeting if the total votes capable of being cast by all outstanding Carnival shares able to vote were cast in favor of the resolution. In most cases, this will be 49% (for a majority vote, 49% is the largest whole percentage that is less than the 50% needed to defeat the resolution). Generally, assuming holders of approximately 1% or more of the Carnival shares do not cast votes on such class rights action, it will fail. If the P&O Princess shareholders approve the proposed action, the Carnival special voting share will not represent any votes.

The Carnival special voting share will not represent any votes on any resolution of a procedural or technical nature, which we refer to in this document as "procedural resolutions." Procedural resolutions are those that do not adversely affect the shareholders of P&O Princess in any material respect and are put to the Carnival shareholders at a meeting. The Chairman of the Carnival board will, in his absolute discretion, determine whether a resolution is a procedural resolution. To the extent that such matters require the approval of Carnival shareholders, any of the following will be procedural resolutions:

.. that certain people be allowed to attend or be excluded from attending the meeting;

.. that discussion be closed and the question put to the vote (provided no amendments have been raised);

.. that the question under discussion not be put to the vote (where a shareholder feels the original motion should not be put to the meeting at all, if such original motion was brought during the course of that meeting);

.. to proceed with matters in an order other than that set out in the notice of the meeting;

..  to adjourn the debate (for example, to a subsequent meeting); and

..  to adjourn the meeting.

Reflecting votes of Carnival shareholders at P&O Princess meetings

On completion of the DLC transaction, the P&O Princess special voting share will be transferred to the trustee of the P&O Princess Special Voting Trust. For joint electorate actions, the P&O Princess special voting share will represent the number of votes cast at the parallel meeting of Carnival shareholders (as adjusted by the equalization ratio and rounded to the nearest whole number) and will represent "yes" votes, "no" votes and abstention at the P&O Princess meeting in accordance with votes cast at the Carnival meeting.

For class rights actions, the trustee of the P&O Princess Special Voting Trust, as holder of the P&O Princess special voting share, will only vote if the proposed action has not been approved at the parallel Carnival meeting. In that event, the P&O Princess special voting share will represent that number of votes equal to the largest whole percentage that is less than the percentage of the number of votes (or, in the case of a special resolution, such percentage less one vote) necessary to defeat the resolution at the P&O Princess meeting if the total number of votes capable of being cast by all outstanding P&O Princess shares (and other P&O Princess shares able to vote) were cast in favor of the resolution. In most cases, this will be 49% (for a majority vote, 49% is the largest whole percentage that is less than the 50% needed to defeat the resolution). Generally, assuming holders of approximately 1% or more of P&O Princess shares do not cast votes on such class rights action, it will fail. If the Carnival shareholders approve the proposed action, the P&O Princess special voting share will not represent any votes.

The P&O Princess special voting share will not represent any votes on any procedural resolutions.

Trust shares of beneficial interest in the P&O Princess Special Voting Trust will be transferred to Carnival. Immediately following this transfer, Carnival will distribute the trust shares of beneficial interest in the P&O Princess Special Voting Trust by way of dividend to Carnival shareholders of record at the close of business on . 2003. Separate certificates will not be issued to represent these trust shares of beneficial interest in the P&O Princess Special Voting Trust; instead, the trust shares of beneficial interest will be paired with, and evidenced by, certificates representing Carnival shares, as provided in the pairing agreement. The provisions of the pairing agreement described under ''Special Voting Entities; Special Voting Shares -- Pairing Agreement'' will also be reflected in the Carnival articles.

Following completion of the DLC transaction, Carnival shares will trade in units consisting of one Carnival share and one trust share of beneficial interest in the P&O Princess Special Voting Trust. The trust shares of beneficial interest in the P&O Princess Special Voting Trust will entitle Carnival shareholders to receive any distributions made by the P&O Princess Special Voting Trust. As the sole purpose of the P&O Princess Special Voting Trust relates to the holding of the P&O Princess special voting share, it is not expected to make any distributions.

Equalization Share

Before DLC transaction
Carnival's current articles of incorporation and by-laws do not provide for an equalization share, as the equalization share is merely a mechanism to give effect to equalized dividend payments to the shareholders of Carnival and P&O Princess.

After DLC transaction

In connection with the DLC transaction, Carnival's articles will be amended to authorize one equalization share, par value $0.01 per share. The equalization share will:

..  have rights to dividends in accordance with the Equalization and Governance
   Agreement as declared and paid by the board of directors;

.. have no rights to receive notice of, attend or vote at any shareholder meeting; and

.. in the event of a voluntary or involuntary liquidation of Carnival, rank after all other holders of shares.

Quorum Requirements

Before DLC transaction

Under Carnival's current by-laws, the holders of a majority of the shares of stock entitled to vote at any meeting of shareholders, present in person or represented by proxy, constitutes a quorum for the transaction of any business at such meeting.

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After DLC transaction

Following completion of the DLC transaction, the presence in person or by proxy at any meeting of Carnival shareholders holding at least one-third of the total votes entitled to be cast will constitute a quorum for the transaction of business at such meeting, except as otherwise required by applicable law or regulation, the articles of incorporation or the by-laws.

For purposes of determining whether a quorum exists at any meeting of shareholders where a joint electorate action or a class rights action is to be considered:

.. if the meeting of Carnival shareholders convenes before the parallel shareholder meeting of P&O Princess, the Carnival special voting share will, at the commencement of the meeting, have no votes and therefore will not be counted for purposes of determining the total number of shares entitled to vote at such meeting or whether a quorum exists at such meeting, although the Carnival special voting share itself must be present, either in person (through a representative of the Carnival Special Voting Entity) or by proxy;

.. if the meeting of the Carnival shareholders convenes at substantially the same time as or after the parallel shareholder meeting of P&O Princess with respect to one or more joint electorate actions, the Carnival special voting share will have the maximum number of votes attached to it as were cast on such joint electorate actions, either for, against or abstained, at the parallel shareholder meeting of P&O Princess, and such maximum number of votes (including abstentions) will constitute shares entitled to vote and present for purposes of determining whether a quorum exists at such meeting; and

.. if the meeting of shareholders convenes at substantially the same time as or after the parallel shareholder meeting of P&O Princess with respect to a class rights action, the Carnival special voting share will, at the commencement of the meeting, have no votes and therefore will not be counted for purposes of determining the total number of shares entitled to vote at such meeting or whether a quorum exists at such meeting, although the Carnival special voting share itself must be present, either in person (through a representative of the Carnival Special Voting Entity) or by proxy.

In addition, in order for a quorum to be validly constituted with respect to meetings of shareholders convened to consider a joint electorate action or class rights action, the Carnival Special Voting Entity must be present at such meeting.

Shareholder Action By Written Consent

Before DLC transaction

Panamanian law provides that shareholders may act by written consent and Carnival's current by-laws allow action to be taken by written consent.

After DLC transaction

Following completion of the DLC transaction, Carnival's articles of incorporation and by-laws will not provide Carnival shareholders with the ability to act by written consent.

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Shareholder Proposals

Before DLC transaction

Panamanian law does not specifically address the issue of shareholders' proposals and Carnival's by-laws do not expressly permit shareholder proposals to be considered at the annual meeting of shareholders. Panamanian law requires that prior notice of a meeting must set out the purpose or purposes for which the meeting is convened. Any proposal to be discussed at a meeting should be included in the notice of the meeting, unless the notice reserves time for any other matters which the shareholders may which to discuss.

Under the rules of the Exchange Act, shareholders may submit proposals, including director nominations, for consideration at shareholder meetings. Such proposals will need to comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. In order for shareholder proposals to be considered for inclusion in Carnival's proxy statement/prospectus for an annual meeting, the written proposals must be received by Carnival not less than 120 calendar days before the first anniversary of the date of mailing of the proxy statement from the previous year's annual meeting.

Carnival's by-laws provide that at any special meeting of shareholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice of the special meeting. Carnival's by-laws provide that special meetings of shareholders may only be called by the Carnival board or the president or secretary of Carnival.

After DLC transaction

No change is proposed to be made to Carnival's articles of incorporation or by-laws regarding shareholder proposals.

Standard of Conduct for Directors

Before DLC transaction

Panamanian law imposes a general fiduciary duty on directors to act prudently and in the best interests of the company. Among other things, directors are responsible for the authenticity of the payments which appear to have been made on behalf of the company, for the validity of dividends to be paid, general book-keeping and for effecting the operation of the company in accordance with applicable laws, its articles of incorporation, its by-laws, and resolutions of the General Assembly of shareholders.

After DLC transaction

No change is proposed to be made to Carnival's articles of incorporation or by-laws regarding the standard of conduct for directors, except that following completion of the DLC transaction, the Carnival board of directors will be authorized to operate and carry into effect the Equalization and Governance Agreement, the SVE Special Voting Deed and the Carnival Deed of Guarantee and, subject to applicable laws and regulations, nothing done by any director in good faith pursuant to such authority and obligations will constitute a breach of the fiduciary duties of such director to Carnival or its shareholders. In particular, the directors will, in addition to their duties to Carnival, be entitled to consider the interests of the Carnival shareholders and the P&O Princess shareholders as if Carnival and P&O Princess were a single entity. Following completion of the DLC transaction, the boards of directors of Carnival and P&O Princess will be identical.

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Meetings of the Board of Directors

Before DLC transaction

Under Panamanian law, the business of every corporation is to be managed and directed by a board of directors whom, subject to the provisions of Panamanian law and the articles of incorporation, will have absolute control and full direction over the corporation's affairs. Carnival's current articles of incorporation provide that meetings of the board of directors may be held in the Republic of Panama or in any other country and any director can be represented and vote by proxy. The board of directors may act by written consent of a majority of the directors or their proxies in lieu of a meeting. A majority of the total number of directors constitutes a quorum for the transaction of business at any meeting of Carnival's board, and the vote of a majority of the directors present at the time of the vote, if a quorum is present, will be the act of the board.

After DLC transaction

Following completion of the DLC transaction, at all meetings of each board of directors, the presence in person or by proxy, of at least one-third of the total number of directors will constitute a quorum for the transaction of business except as may be otherwise specifically provided by applicable law, the articles of incorporation or by-laws. The act of a simple majority of the directors present in person or by proxy at any meeting at which there is a quorum will constitute a valid act of the board of directors, except as may be otherwise specifically provided by applicable law or regulation, the articles of incorporation or by-laws. The board of directors will continue to be allowed to act by written consent.

General Meetings of Shareholders

Before DLC transaction

The current by-laws of Carnival provide that the annual meeting of shareholders be held on a date and at a time in March or April of each year fixed by the Carnival board. Under Panamanian law, the President, Vice President, Secretary, or Assistant-Secretary may also determine the place of such meeting which may be within or without of the Republic of Panama.

After DLC transaction

Following completion of the DLC transaction, written notice of all meetings of shareholders will have to state the purpose of the meeting, including whether a joint electorate or class rights action will be considered. The requirement that the annual meeting be held in March or April of each year will be removed.

In addition, if Carnival proposes to undertake a joint electorate action or class rights action, Carnival must immediately give notice to P&O Princess of the nature of the joint electorate action or the class rights action it proposes to take. Unless such action is proposed to be taken at the annual meeting of shareholders, the board of directors must convene a special meeting for the purpose of considering a resolution to approve the joint electorate action or class rights action. Such meeting will be held as close in time as practicable with the parallel shareholder meeting convened by P&O Princess for purposes of considering such joint electorate action or class rights action. If Carnival receives notice from P&O Princess that P&O Princess proposes to undertake a joint electorate action or a class rights action, the Carnival board of directors must convene a meeting of Carnival shareholders as close in time as practicable to the P&O Princess meeting and must propose an equivalent resolution as that proposed at the P&O Princess meeting. Carnival must cooperate fully with P&O Princess in preparing resolutions, explanatory memoranda or any other information or material required in connection with the proposed joint electorate action or class rights action.

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Special Meetings of Shareholders

Before DLC transaction

Panamanian law provides that special meetings of shareholders may be called by:
(1) the President, Vice President, Secretary, or Assistant-Secretary; or (2) any person or persons authorized by the corporation's articles of incorporation or by-laws. The by-laws of Carnival provide that special meetings of shareholders may be called at any time by the board of directors, the President or the Secretary. Shareholders may not call special meetings. Carnival's by-laws provide that written notice of each meeting of the shareholders, stating the date, hour, place and purpose or purposes thereof, will be given, personally or by mail, to each shareholder entitled to notice of or to vote at the meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, such notice will be deposited in the U.S. mail, postage prepaid, directed to the shareholder at his/her address as it appears on the records of Carnival.

After DLC transaction

No change is proposed to be made to Carnival's articles of incorporation and by-laws regarding special meetings, except that following completion of the DLC transaction, written notice of all meetings of shareholders will state the purpose of the meeting, including whether a joint electorate action or class rights action will be considered. In addition, if Carnival proposes to undertake a joint electorate action or class rights action, Carnival must immediately give notice to P&O Princess of the nature of the joint electorate action or the class rights action it proposes to take. Unless such action is proposed to be taken at the annual meeting of shareholders, the board of directors is to convene a special meeting for the purpose of considering a resolution to approve the joint electorate action or class rights action. Such meeting will be held as close in time as practicable with the parallel shareholder meeting convened by P&O Princess for purposes of considering such joint electorate action or class rights action. If Carnival receives notice from P&O Princess that P&O Princess proposes to undertake a joint electorate action or a class rights action the Carnival board of directors must convene a meeting of Carnival shareholders as close in time as practicable to the P&O Princess meeting and must propose an equivalent resolution as that proposed at the P&O Princess meeting. Carnival must cooperate fully with P&O Princess in preparing resolutions, explanatory memoranda or any other information or material required in connection with the proposed joint electorate action or class rights action.

Sources and Payment of Dividends

Before DLC transaction

Under Panamanian law, a corporation may pay dividends to the extent of a corporation's net earnings or capital surplus.

After DLC transaction

Following completion of the DLC transaction, Carnival expects to continue to pay quarterly dividends and there will be no change in the entitlement of quarterly dividends for shareholders of either company. Carnival shareholders and P&O Princess shareholders will have rights to income and capital distributions from the combined group based on the equalization ratio. In order for the companies to pay a dividend or make a distribution, the ratio of dividends and distributions paid per share of Carnival common stock to dividends and distributions paid per P&O Princess ordinary share must equal the equalization ratio, taking account the applicable currency exchange rate.

Dividends will be equalized according to the equalization ratio (and any balancing transactions between the companies will be determined and made) before deduction of any amounts in respect of the tax required to be deducted or withheld and excluding the amounts of any tax credits or other tax benefits.

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If one company has insufficient profits or is otherwise unable to pay a dividend, Carnival and P&O Princess will, as far as practicable, enter into such balancing transactions as are necessary to enable both companies to pay dividends in accordance with the equalization ratio. This may take the form of a payment from one company to the other or a dividend payment on an equalization share. Following completion of the DLC transaction Carnival and P&O Princess expect that dividends received by P&O Princess shareholders will be made to be consistent with Carnival's regular quarterly dividend.

Rights of Purchase and Redemption

Before DLC transaction

Under Panamanian law, except as otherwise provided in the articles of incorporation, any corporation may purchase, redeem and dispose of its own shares. If the acquisition of shares is made with funds or property other than the excess of assets over the liabilities or the net earnings of the corporation, the acquired shares of stock will be canceled by the reduction of the issued stock, but such shares may be sold again if the authorized capital stock is not decreased by the cancellation of such shares. Shares of its own stock acquired by any corporation, from funds derived from the excess of its assets over its liabilities or net earnings, may be retained by the corporation as treasury stock and sold by it or may be canceled or reissued by resolution passed by the board of directors.

Carnival's current articles of incorporation do not prohibit the corporation from purchasing, redeeming and disposing of its own shares. The NYSE requires that prompt publicity be given and prompt notice be sent to the NYSE of action which will result in, or which looks toward, either the partial or full call for redemption of a listed security. NYSE rules provide that when a listed security is fully redeemed, trading is suspended as soon as the redemption funds become available to the holders of the security. When only a part of the listed securities are redeemed, the amount authorized to be listed is reduced by the amount redeemed as soon as the redemption funds become available to holders of the redeemed securities.

After DLC transaction

No change is proposed to be made to Carnival's articles of incorporation or by-laws regarding rights of purchase and redemption of Carnival shares.

Appraisal Rights

Before DLC transaction

Under Panamanian law, shareholders of a corporation do not have appraisal rights.

After DLC transaction

No change is proposed to be made to Carnival's articles of incorporation or by-laws regarding appraisal rights.

Pre-emptive Rights

Before DLC transaction

Under Panamanian law, a shareholder is entitled to pre-emptive rights to subscribe for additional issuances of common stock or any security convertible into stock in proportion to the shares that are owned unless there is a provision to the contrary in the articles of incorporation. Carnival's articles of incorporation provide that Carnival shareholders are not entitled to pre-emptive rights.

After DLC transaction

No change is proposed to be made to Carnival's articles of incorporation regarding pre-emptive rights, except that pursuant to the Equalization and Governance Agreement, neither Carnival nor P&O

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Princess may issue any shares carrying voting rights to the other or its subsidiaries (except on a pre-emptive basis) during the first two years following the date of the Equalization and Governance Agreement. After expiration of the initial two-year period, for each of the subsequent three years neither Carnival nor P&O Princess may issue shares carrying voting rights to the other company, or any of that company's subsidiaries, except on a pre-emptive basis to all shareholders, in excess of 5% per year of the issued or outstanding shares (calculated as at the first day in such annual period). Thereafter, there will be no restriction on the issuance of shares carrying voting rights to the other company or any of that company's subsidiaries. These restrictions may be varied by a class rights action.

Amendment of Governing Instruments

Before DLC transaction

Under Panamanian law, unless the articles of incorporation require a greater vote, an amendment to the articles of incorporation may be made:

..   by the holders or their proxies of all the issued and outstanding stock of the corporation entitled to vote;

..   by means of a resolution passed by holders or their proxies of the majority of the outstanding stock of the corporation entitled to vote; and

..   in case the amendment to the articles consists in any change in the preference of shares of any class, by means of a resolution passed by holders or their proxies of majority of the outstanding stock of the corporation entitled to vote of each class.

Carnival's articles do not specifically address amendments.

Under Panamanian law, the board of directors of a corporation has the power to adopt, amend or repeal the by-laws of the corporation, unless specifically provided to the contrary by the articles of incorporation or in the by-laws approved by the shareholders. The by-laws of Carnival provide that the by-laws may be altered, amended, supplemented or repealed or new by-laws may be adopted, by the board of directors or by vote of the holders of the shares entitled to vote in the election of directors. Any by-laws adopted, altered or supplemented by the board of directors may be altered, amended, supplemented or repealed by the shareholders entitled to vote thereon.

After DLC transaction

Following completion of the DLC transaction, any amendment to the provisions of Carnival's amended articles of incorporation which entrench the DLC structure will require approval as a class rights action. The entrenched provisions of the amended articles of incorporation include matters relating to:

..  the special voting share;

..  anti-takeover provisions;

..  dividends and distributions;

..  amendments to Carnival's articles and by-laws; and

..  liquidation.

All other provisions of Carnival's articles (except as provided below) may be amended by the shareholders of Carnival and P&O Princess voting together in a joint electorate action. Amendments to the Carnival articles require approval, whether in a class rights action or joint electorate action, of a

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majority of all votes entitled to be cast with respect thereto (including votes entitled to be cast by the Carnival special voting share) at a meeting of Carnival shareholders.

Notwithstanding the foregoing, any amendment of the articles of incorporation
(1) to specify or change the location of the office or registered agent of Carnival, or (2) to make, revoke or change the designation of a registered agent, or to specify or change the registered agent, may be approved and effected by the board of directors without the approval of the shareholders of Carnival or the shareholders of P&O Princess.

Following completion of the DLC transaction, any amendment to or repeal of the provisions of Carnival's by-laws which entrench the DLC structure will also require approval as a class rights action. Any amendment to or repeal of any by-law of Carnival other than any of the Carnival entrenched by- laws may be approved and effected by the board of directors without the approval of the shareholders of Carnival or the shareholders of P&O Princess. The entrenched provisions of the amended by-laws include matters relating to:

..  the transferability of the special voting share;

.. the scope of, and voting rights and procedures in relation to, joint electorate actions, class rights actions and procedural resolutions; and

..  election, qualification and disqualification of directors.

Any amendment to or repeal of any by-law of Carnival other than any of the Carnival entrenched by-laws may be approved and effected by the Carnival board without the approval of Carnival Shareholders or P&O Princess shareholders.

If a mandatory exchange is triggered, the articles of incorporation and the by-laws will be automatically amended upon completion of the mandatory exchange, without any further action of Carnival or the shareholders of Carnival to conform to the articles of incorporation and by-laws of Carnival prior to the implementation of the DLC structure. See "Proposal 1--The Offer and Implementation Agreement--Mandatory Exchange".

Stock Class Rights

Before DLC transaction

Under Panamanian law, any change to the rights of holders of Carnival common stock or any series of preferred stock requires an amendment to the Carnival articles of incorporation. Panamanian law provides that the holders of shares of a class or series will be entitled to vote as a class upon a proposed amendment if the amendment consists in any change in the preference of the outstanding shares of any class, or would authorize the issuance of shares with preferences which are in any respect superior to those of outstanding shares of any class.

Under its current articles of incorporation, Carnival has the right to issue shares of common stock and shares of preferred stock for such consideration and for such corporate purposes as the board of directors may from time to time determine. The shares of authorized common stock shall be identical in all respects and have equal rights and privileges. The shares of preferred stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of preferred stock authorized, and with distinctive serial designations, all as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares of preferred stock. Each series of shares of preferred stock:

.. may have such voting powers, full or limited, or may be without voting powers;

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..  may be subject to redemption at such time or times and at such prices;

.. may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, in such consideration (including, without limitation, shares of capital stock), on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

.. may have such rights upon the dissolution of, or upon any distribution of the assets of Carnival;

.. may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of Carnival or any other person at such price or prices or at such rates of exchange and with such adjustments;

.. may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

.. may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of Carnival or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by Carnival or any subsidiary of, any outstanding shares of Carnival; and

.. may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions, all as shall be stated in the resolution or resolutions providing for the issue of such shares of preferred stock.

After DLC transaction

No change is proposed to be made to Carnival's articles of incorporation regarding stock class rights, except that the proposed articles of incorporation provide that the holders of shares of Carnival common stock be entitled, in accordance with the Equalization and Governance Agreement and to the exclusion of the holders of shares of preferred stock, to receive such dividends as from time to time may be declared by the board of directors, except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of preferred stock.

Rights of Inspection

Before DLC transaction

Panamanian law does not regulate the right to inspect the corporate books and records. Any shareholder may inspect the corporation's stock ledger, a list of its shareholders and its other books and records and make copies or extracts of those materials during normal business hours, subject to applicable provisions, if any, in the articles of incorporation or by-laws. The current by-laws of Carnival provide that the board of directors will determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts, books, minutes and other records of Carnival or any of them will be open to the inspection of the shareholders. However, a shareholder holding at least 5% of the issued and outstanding capital stock of the corporation may request the General Assembly of Shareholders to appoint auditors for examination of the balance sheet, or the incorporation records of the corporation, or the management thereof, but if such proposal is rejected, a Judge may without further proceeding appoint such auditors.

After DLC transaction

Following completion of the DLC transaction, every Carnival shareholder will, upon written demand stating the purpose thereof, have a right to inspect, in person or by agent or attorney, during the usual

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hours of business, for a purpose reasonably related to his interests as a shareholder, the share register, books of account, and minutes of all proceedings, and make copies or extracts therefrom.

Classification of the Board of Directors

Before DLC transaction

Panamanian law permits the articles of incorporation or the by-laws to provide that directors be divided into one, two or three classes, with the term of office of one class of directors to expire each year. Carnival's current articles of incorporation do not provide for classification of its board of directors and each member of the Carnival board is elected annually to serve until the next annual meeting of shareholders.

After DLC transaction

No change is proposed to be made to Carnival's articles of incorporation regarding classification of its board of directors.

Election of Directors

Before DLC transaction

Panamanian law provides that the directors of a corporation will be elected in such manner, at such place and in such time as the articles of incorporation or the by-laws determine, and that vacancies existing in the board of directors will be filled in the manner prescribed by the articles of incorporation or the by-laws. If the directors are not elected on the day designated for that purpose, the directors in office will continue to serve as such until their respective successors are elected. Carnival's current by-laws provide that all elections of directors be by written ballot and that directors be elected by a plurality of the votes cast at a meeting of shareholders of shares entitled to vote in the election of directors. Subject to the provisions of the articles of incorporation, the number of directors is fixed by the by-laws of the corporation. Carnival's current articles of incorporation provide that the number of directors be no less than three and no more than 17. Within said minimum and maximum, the total number of directors may be fixed from time to time by action of the shareholders or by action of the board. A change in the minimum and maximum number of directors will require an amendment to the articles.

After DLC transaction

Following completion of the DLC transaction, resolutions relating to the appointment, removal and re-election of directors will be considered as a joint electorate action and voted upon by the shareholders of each company effectively voting together as a single decision-making body. The number of directors will be a minimum of three and a maximum of 25. No person may be elected or appointed to serve on the Carnival board unless that person is also elected to be a member of the P&O Princess board. Any director of Carnival who resigns from the Carnival board must also resign from the P&O Princess board and vice versa.

Removal of Directors

Before DLC transaction

Panamanian law provides that a director may be removed with or without cause by the holders of a majority in voting power of the shares entitled to vote at an election of directors. The by-laws of Carnival provide that any director may be removed at any time, with or without cause, only by the affirmative vote of holders of a majority of the shares of the class of common stock which elected them.

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After DLC transaction

Following completion of the DLC transaction, subject to the provisions of Panamanian law, directors may be removed with or without cause only by a majority vote of a quorum of the shareholders.

Vacancies on the Board of Directors

Before DLC transaction

Under Panamanian law, vacancies existing in the board of directors will be filled in the manner prescribed by the company's articles of incorporation or the by-laws. Subject to the foregoing, the following vacancies may be filled by a vote of a majority of the directors then in office: (1) vacancies on a board of directors; and (2) newly created directorships resulting from an increase in the authorized number of directors. However, if the holders of any specific class of stock are entitled to elect directors, vacancies and newly created directorships of the class may only be filled by a majority of the directors elected by the class. If the board increases the number of directors, any vacancy so created may be filled by the board.

After DLC transaction

Following completion of the DLC transaction, vacancies on the board of directors will be filled by a majority of the directors then in office, even though less than a quorum, provided that any such person is appointed to both the Carnival board and the P&O Princess board at the same time. If only one director remains in office, the director will have the power to fill all vacancies. If there are no directors, the Secretary of Carnival may call a meeting at the request of any two shareholders for the purpose of appointing one or more directors.

Indemnification of Directors and Officers

Before DLC transaction

Panamanian law does not specifically address the issue of indemnification of directors and officers. Carnival may indemnify any officer or director who is made a party to any suit or proceeding on account of being a director, officer or employee of the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement reasonably incurred by him/her in connection with the action, through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding if the officer or director acted in good faith and in a manner he/she reasonably believed to be in the best interests of the corporation. In a criminal proceeding, the standard is that the director or officer had no reasonable cause to believe his/her conduct was unlawful.

Carnival's articles of incorporation and by-laws provide that Carnival will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of Carnival against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the General Corporation Law of Panama, and any other applicable law, as from time to time in effect. This right of indemnification is not exclusive of any other rights to which a director or officer may be entitled. Any repeal or modification of the applicable provisions of the General Corporation Law of Panama will not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

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In addition, Carnival's current articles of incorporation provide that Carnival may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of Carnival, or is or was serving at the request of Carnival as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the General Corporation Law of the Republic of Panama, and any other applicable law, as from time to time in effect. Such right of indemnification is not exclusive of any other rights to which any such person may be entitled. Carnival is authorized to purchase and maintain insurance in respect of its indemnification obligations.

After DLC transaction

Following completion of the DLC transaction, a director of Carnival will not be liable to Carnival, P&O Princess or their respective shareholders for monetary damages for breach of fiduciary duty as a director.

Each person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director or an officer of Carnival or P&O Princess or is or was serving at the request of Carnival or P&O Princess as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by Carnival against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by Panamanian law, and any other applicable law, as from time to time in effect. Carnival will continue to have the power to purchase and maintain insurance in respect of its indemnification obligations.

A member of the board of directors, or a member of any committee designated by the board of directors, will, in the performance of his duties, be fully protected in relying in good faith upon the records of Carnival or P&O Princess and upon such information, opinions, reports or statements presented to Carnival by any of Carnival's or P&O Princess' officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of Carnival. In discharging their duties, directors and officers, when acting in good faith, may rely upon financial statements of Carnival or P&O Princess represented to them to be correct by the chief financial officer or the controller or other officer of Carnival or P&O Princess having charge of its books or accounts, or stated in a written report by an independent public or certified public account or firm of such accountants fairly to reflect the financial condition of Carnival or P&O Princess.

Takeover Restrictions

Before DLC transaction

Under Panamanian law, directors are responsible for the good management and in general for the execution or faulty fulfillment of their obligations to administer the corporation's affairs. There is limited legislative or judicial guidance on takeover issues in Panama and it is difficult to anticipate how a Panamanian court will react or resolve a matter concerning application of a policy of judicial deference to board of directors decisions to adopt anti-takeover measures in the face of a potential takeover where the directors are able to show that (1) they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal and (2) the board action taken was reasonable in relation to the threat posed. Before the DLC transaction, Carnival was not subject to the UK Takeover Code.

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In order to qualify as a publicly-traded company under Section 883 of the
Internal Revenue Code, Carnival's articles also contain restrictions that prevent any person(s) (other than the Arison family and its permitted transferees) from acquiring beneficial ownership of more than 4.9% of Carnival shares.

After DLC transaction

Following completion of the DLC transaction, the articles of incorporation of Carnival will contain provisions which would apply to any person, or group of persons acting in concert, that acquires shares in the Combined Group which would trigger a mandatory offer obligation as if the UK Takeover Code applied to the Combined Group on a combined basis. Where:

..   a person or group of persons acquired, or acquires voting rights over 30%
    or more of the combined votes which would be cast on a joint electorate action; or

..   any person or group of persons that already holds not less than 30% but not more than 50% of the combined votes which would be cast on a joint electorate action, acquired, or acquires voting rights over, any shares which increase the percentage of votes which such person(s) could cast on a joint electorate action, such shares acquired would be disenfranchised (that is, the owner of those shares could cease to have any economic or voting rights on those shares) unless an offer for all the shares in the Combined Group at a price equivalent to that applicable to the acquisition has been made by the person or group. These takeover restrictions would not apply to:

..   acquisitions of shares of the other company by either P&O Princess or
    Carnival;

..   if the restrictions are prohibited by applicable law and regulations;

..   any acquisition by the Arison family and certain trusts for their benefit within the thresholds described below; and

..   any acquisition pursuant to a mandatory exchange.

There are certain exceptions to these provisions in the case of the Arison family and trusts for their benefit which together will hold approximately 35% of the equity of the Combined Group immediately following implementation of the DLC structure. The Arison family and certain trusts for their benefit can acquire shares in the Combined Group without triggering these provisions provided that, as a result, their aggregate holdings do not increase by more than 1% of the voting power of the Combined Group in any period of 12 consecutive months, subject to their combined holdings not exceeding 40% of the voting power of the Combined Group. However, these parties may acquire additional shares or voting power without being subject to these restrictions if they comply with the offer requirement described above. These restrictions do not apply to acquisitions of shares by either P&O Princess or Carnival.

The 4.9% ownership threshold will remain in place following the DLC transaction. While both the mandatory offer protection and 4.9% protection remain in place, no third party other than the Arison family and certain trusts for their benefit will be able to acquire control of the Combined Group.

Liquidation

Before DLC transaction

Under Panamanian law, if the board of directors deems it advisable that the corporation be dissolved, it is to propose by a majority of the votes of the members thereof an Agreement of Dissolution and within 10 days shall call or cause to be called, in accordance with law, a meeting of stockholders, to vote on the resolution passed by the board of directors proposing the dissolution. At the stockholders' meeting, the holders of a majority of shares with voting rights on the matter can adopt the resolution for the

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dissolution of the company. The dissolution of the company may also be adopted by written consent in lieu of meeting of the holders of all shares having voting power. Carnival's current articles of incorporation and by-laws do not address liquidation.

After DLC transaction

Following completion of the DLC transaction, in the event of a voluntary or involuntary liquidation of Carnival, to the extent assets are available for distribution, Carnival is to ensure that the holders of Carnival common stock and P&O Princess ordinary shares will be entitled to a liquidation distribution which is equivalent on a per share basis in accordance with the equalization ratio then in effect and disregarding any tax consequences.

In giving effect to the principles regarding a liquidation of Carnival, Carnival may:

..   make a payment to P&O Princess in accordance with the provisions of the
    Equalization and Governance Agreement;

..   issue shares to P&O Princess or to holders of P&O Princess ordinary shares and make a distribution or return on such shares; or

..   take any other action that the boards of directors of each of Carnival and
    P&O Princess consider appropriate to give effect to such principles.

Any action other than a payment of cash by one company to the other company will require the prior approval of the board of directors of each company.

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                                  PROPOSAL 1

              APPROVAL OF THE OFFER AND IMPLEMENTATION AGREEMENT

You are being asked to approve the Offer and Implementation Agreement and related transactions required to effect the DLC transaction. The affirmative vote of the holders of a majority of all outstanding Carnival shares entitled to vote at the special meeting is required to approve the Offer and Implementation Agreement.

We have attached the Offer and Implementation Agreement as Annex A to this proxy statement/prospectus. We encourage you to read this agreement carefully because it is the legal document that governs the terms and conditions on which we and P&O Princess will effect the DLC transaction.

The Offer and Implementation Agreement
Introduction
On January 8, 2003, P&O Princess and Carnival entered into the Offer and Implementation Agreement under which, subject to certain conditions, they agreed to implement the DLC structure. Upon entering into the Offer and Implementation Agreement and the board of P&O Princess recommending the DLC proposal, all of the pre-conditions to Carnival's DLC proposal were satisfied.

The following is a simplified illustration of the Combined Group after implementation of the DLC structure.

                                  [FLOW CHART]



(1)Votes at Carnival shareholders meetings based on the outcome of votes at parallel meetings of P&O Princess shareholders, and is held by the trustee of the P&O Princess Special Voting Trust.
(2)Votes at P&O Princess shareholders meetings based on the outcome of votes at parallel meetings of Carnival shareholders and is held by the Carnival Special Voting Entity.
(3)Trust shares of beneficial interest in the P&O Princess Special Voting Trust will be distributed by way of a dividend to Carnival shareholders.
(4)Trust shares of beneficial interest in the P&O Princess Special Voting Trust will be paired with Carnival shares pursuant to the pairing agreement.

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Generally

The Offer and Implementation Agreement sets out the terms and conditions under which Carnival and P&O Princess have agreed to implement the DLC structure. The Offer and Implementation Agreement was entered into by Carnival and P&O Princess on January 8, 2003. Under the Offer and Implementation Agreement, Carnival and P&O Princess have agreed, among other things:

.. to use their respective reasonable best efforts to take all steps necessary or desirable to implement the DLC structure;

.. on satisfaction or waiver of the conditions precedent to closing of the DLC transaction:

    -- to enter into the Equalization and Governance Agreement, the SVE Special
       Voting Deed, the Deeds of Guarantee;

    -- to effect the amendments to their respective governing documents necessary to implement the DLC structure;

    -- to issue their respective special voting shares;

    -- to appoint, and procure the resignations of, such persons as are necessary to ensure that the board of directors of each company is identical;

.. subject to certain exceptions, not to approach or entertain, solicit or facilitate an approach from a third party with respect to an acquisition proposal for all or a significant portion of the assets or voting power of its company; and

.. to pay a break fee of $49.4 million, representing 1% of P&O Princess' market capitalization at the close of business on January 7, 2003, to the other company if the Offer and Implementation Agreement is terminated in certain circumstances.

Conditions to the Offer and Implementation Agreement

Completion of the DLC transaction is subject to certain conditions set forth in the Offer and Implementation Agreement being satisfied or waived on or before September 30, 2003. If the conditions are not satisfied or waived by the relevant party on or before September 30, 2003, either Carnival or P&O Princess may (so long as the terminating party is not in breach of the Offer and Implementation Agreement and subject to the approval of the UK Takeover Panel) terminate the Offer and Implementation Agreement. Closing of the DLC transaction is scheduled to take place not later than the third business day after the date all conditions are satisfied or waived or such other date as the parties agree. If the Offer and Implementation Agreement is terminated, the DLC transaction will not proceed. The most important of these conditions include:

.. approval of at least three-quarters of the P&O Princess shareholders and a majority of Carnival shareholders;

.. the absence of action, or threatened action, by any governmental authority that restrains, enjoins or otherwise prohibits the completion or performance of, or materially adversely affects, the DLC transaction and the other transactions contemplated by the Offer and Implementation Agreement;

.. effectiveness of the revised governing documents of each of P&O Princess and Carnival;

.. clearance of the DLC transaction under the European Commission merger regulation and all other relevant regulatory consents or approvals having been obtained;

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..  the Partial Share Offer becoming unconditional (other than the condition regarding completion of the DLC transaction); and

.. approval by the NYSE of the listing of either the trust shares of beneficial interest or the P&O Princess special voting share, subject in either case only to official notice of issuance.

Our obligation to complete the DLC transaction is subject to the satisfaction or waiver of the following additional conditions:

.. the representations and warranties of P&O Princess set forth in the Offer and Implementation Agreement, as qualified by applicable materiality thresholds, being true and correct as of the date of the Offer and Implementation Agreement and as of the closing date;

.. P&O Princess having performed in all material respects its obligations under the Offer and Implementation Agreement;

.. P&O Princess having obtained all third party consents or approvals necessary to complete the DLC transaction, other than those that would not have a material adverse effect;

..  P&O Princess having issued the P&O Princess special voting share and the P&O
   Princess special voting share having been deposited in the P&O Princess Special Voting Trust;

.. each of the documents required to implement the DLC structure having been executed and delivered in the form agreed; and

.. the Joint Venture Agreement between P&O Princess and Royal Caribbean Cruises having been terminated.

The obligation of P&O Princess to complete the DLC transaction is subject to the satisfaction or waiver of the following additional conditions:

..  our representations and warranties in the Offer and Implementation
   Agreement, as qualified by applicable materiality thresholds, being true and correct as of the date of the Offer and Implementation Agreement and as of the date of completion;

.. our performance in all material respects of our obligations under the Offer and Implementation Agreement;

.. our having obtained all third party consents or approvals necessary to complete the DLC transaction, other than those that would not have a material adverse effect;

..  our having issued the Carnival special voting share to the Carnival Special
   Voting Entity; and

.. each of the documents required to implement the DLC structure having been executed and delivered in the form agreed.

Other Key Provisions of the Offer and Implementation Agreement

Conduct of business

Each of P&O Princess and Carnival have undertaken customary covenants that place restrictions on it and its subsidiaries until the completion of the DLC transaction. In general, the P&O Princess group and the Carnival group are required to conduct their respective businesses in the usual, regular and ordinary course and to use their reasonable best efforts to preserve materially intact their business organizations and present lines of business, to maintain commercially reasonable insurance, to maintain their material rights and franchises and preserve their existing material relationships with third parties. P&O Princess and Carnival may, nevertheless, undertake the following actions: internal reorganizations that are not reasonably likely to have a material adverse effect on the company undertaking such reorganization; the purchase, sale or charter of any vessels or amendment to or termination of existing shipbuild contracts; making other acquisitions or investments for consideration,

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when offset against any divestments, not to exceed $500 million in the aggregate; and making any divestments the net proceeds of which do not exceed $500 million.

P&O Princess and Carnival have also agreed to various specific restrictions that are substantially reciprocal relating to the conduct of their respective businesses. These restrictions relate to, among other things, amendments to governing documents, issuances of shares, changes in capitalization, payment of dividends, incurrence of indebtedness and the entering into of non-competition agreements.

The parties have also agreed to adjust the equalization ratio in the manner provided in the Equalization and Governance Agreement for all actions occurring prior to the effective time of the DLC transaction that would require an automatic adjustment if such agreement were in force during such period, except that there will be no adjustments for regular dividends declared prior to the effective time.

Information and cooperation

The Offer and Implementation Agreement contains mutual covenants relating to cooperation and consultation with respect to necessary filings with governmental entities, access to information of the other party and public announcements with respect to the transactions contemplated by the Offer and Implementation Agreement.

Shareholder meetings

The Offer and Implementation Agreement contains mutual covenants relating to the preparation of this proxy statement/prospectus and the other prospectus and circular relating to the DLC transaction and the holding of the P&O Princess extraordinary general meeting and the Carnival special meeting as soon as possible to obtain shareholder approval of the transactions contemplated by the Offer and Implementation Agreement.

Corporate governance

Following the DLC transaction, the board of directors of each of P&O Princess and Carnival will consist of 13 directors. The proposed directors of Carnival and P&O Princess following implementation of the DLC structure are listed under "Directors and Executive Officers of the Combined Group".

Declaration and payment of dividends

P&O Princess and Carnival have agreed that, until the DLC transaction is completed, each company will only pay regular quarterly dividends. The parties have agreed to coordinate declaration of dividends so that neither company's shareholders will receive two dividends, or fail to receive one dividend, in respect of the quarter in which the DLC transaction is completed.

Representations and warranties

The Offer and Implementation Agreement contains substantially reciprocal representations and warranties of P&O Princess and Carnival relating to their respective businesses that are customary in business combination transactions. Certain representations and warranties are qualified by a material adverse effect standard, which for purposes of the Offer and Implementation Agreement, means a material adverse effect on:

..   the financial condition, results of operations, assets or business of the relevant party and its subsidiaries;

..   the ability of the relevant party to perform its obligations under the
    Offer and Implementation Agreement; or

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..   the completion of the DLC transaction or implementation of the transactions contemplated by the Offer and Implementation Agreement.

With the exception of the representation regarding corporate authority and approval of the transactions contemplated by the Offer and Implementation Agreement, the representations in the Offer and Implementation Agreement do not survive termination of the Offer and Implementation Agreement or the completion of the DLC transaction.

Directors' indemnification

P&O Princess has agreed to indemnify the directors of Carnival in relation to any personal liability arising from information provided (or which should have been provided) by P&O Princess in connection with certain public documents to be published by Carnival relating to the DLC proposal. Similarly, Carnival has agreed to indemnify P&O Princess directors on a similar basis in connection with certain public documents to be published by P&O Princess relating to the DLC proposal.

Partial Share Offer

The Offer and Implementation Agreement contains certain provisions agreed by the parties relating to the making, terms and conduct of the Partial Share Offer.

Termination of the Offer and Implementation Agreement

The Offer and Implementation Agreement may be terminated, and the DLC transaction abandoned, before the DLC transaction is scheduled to be completed if the P&O Princess board and Carnival board mutually agree to do so. In addition, the Offer and Implementation Agreement may be terminated, and the DLC transaction abandoned by action of either the P&O Princess board and Carnival board, as applicable, if:

..  the DLC transaction is not completed by September 30, 2003;

.. any governmental authority of competent jurisdiction shall have issued a final, non-appealable order permanently restraining, enjoining or otherwise prohibiting the completion of the DLC transaction or materially adversely affecting the DLC transaction;

.. the shareholders of either party fail to approve the DLC transaction at the relevant shareholders' meeting called for the purpose of considering and voting upon the DLC transaction and other transactions necessary to complete the DLC transaction;

.. the board of directors of the other party, at any time prior to the shareholders' meetings, withdraws or adversely modifies its approval or recommendation of the DLC transaction or shall have resolved to take such action, or shall have failed to reconfirm such approval or recommendation at the request of the other party;

.. the board of directors of the other party has recommended a superior acquisition proposal to its shareholders; or

.. the other party materially breaches any representation, warranty, covenant or agreement contained in the Offer and Implementation Agreement that causes the failure of certain conditions to closing and such breach cannot be or has not been cured prior to termination.

Neither party may terminate the Offer and Implementation Agreement, if that party has breached in any material respect its obligations under the Offer and Implementation Agreement and such breach contributed to the failure of the DLC transaction to be completed.

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If the Offer and Implementation Agreement is terminated, it will become void and there will be no liability on the part of P&O Princess or Carnival, except that:

.. termination will not relieve a breaching party from liability for any breach of the Offer and Implementation Agreement; and

.. termination will not relieve a terminating party from its obligation to pay, if applicable, the break fee to the other party as described below.

P&O Princess will be obligated to pay Carnival a break fee of $49.4 million, representing 1% of P&O Princess' market capitalization at the close of business on January 7, 2003, if the Offer and Implementation Agreement is terminated:

.. by either P&O Princess or Carnival as a result of P&O Princess failing to obtain shareholder approval of the DLC transaction and, at the time of such failure, an acquisition proposal existed with respect to P&O Princess; or

..  by Carnival due to:

    -- the P&O Princess board withdrawing or adversely modifying, or resolving to withdraw or adversely modify, its approval or recommendation of the DLC transaction or failing to reconfirm such approval or recommendation;

    -- the P&O Princess board recommending a superior acquisition proposal to its shareholders; or

    -- P&O Princess having breached the no solicitation provisions described below,

and, a third party acquisition proposal with respect to P&O Princess is completed within 18 months of the date of the Offer and Implementation Agreement.

Carnival will be obligated to pay P&O Princess a break fee of $49.4 million, representing 1% of P&O Princess' market capitalization at the close of business on January 7, 2003 if the Offer and Implementation Agreement is terminated:

.. by either Carnival or P&O Princess as a result of Carnival failing to obtain shareholder approval of the DLC transaction and at the time of such failure, an acquisition proposal existed with respect to Carnival; or

..  by P&O Princess due to:

    -- the Carnival board withdrawing or adversely modifying, or resolving to withdraw or adversely modify, its approval or recommendation of the Offer and Implementation Agreement and the DLC transaction, or failing to reconfirm such approval or recommendation;

    -- the Carnival board recommending a superior acquisition proposal to its shareholders; or

    -- Carnival having breached the no solicitation covenants described below,

and a third-party acquisition proposal with respect to Carnival is completed within 18 months of the date of the Offer and Implementation Agreement

No Solicitation

P&O Princess and Carnival have also agreed that they and their respective subsidiaries will not, and they will use their reasonable best efforts to cause their respective representatives and subsidiaries' representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or any proposal or offer relating to a merger, acquisition or other business combination transaction involving the acquisition of 15% or more of the assets or equity securities of P&O Princess or Carnival. P&O Princess and Carnival have also agreed not to have any discussions with or provide any confidential information to any person relating to an acquisition proposal or otherwise facilitate any

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effort or attempt to make an acquisition proposal, except as described below.
If a bona fide unsolicited written acquisition proposal is made to P&O Princess or Carnival, that party can negotiate and furnish information in connection with such proposal and recommend such proposal to its shareholders if (i) its board of directors determines in good faith after consultation with outside legal counsel that such action is required by its fiduciary duties, and (ii) the proposal is on terms which the board of directors determines, after consultation with its financial advisers and after giving the other party 10 business days to respond to such proposal, is more favorable from a financial point of view to its shareholders than the DLC transaction, is reasonably likely to be completed, and which relates to at least a majority of the assets or voting power of the applicable company. P&O Princess and Carnival have agreed that they will immediately advise each other following the receipt of any acquisition proposal.

Mandatory Exchange

In certain limited circumstances following implementation of the DLC structure, P&O Princess shares may be subject to a mandatory exchange for Carnival shares at the then prevailing equalization ratio. Upon a mandatory exchange, P&O Princess shareholders would no longer hold their investment in the Combined Group in the form of P&O Princess shares listed on the LSE, but would instead hold their investment in the form of Carnival shares listed on the NYSE. A mandatory exchange would occur if there is a change in applicable tax laws, rules or regulations or their application or interpretation, and, based on a legal opinion and after using commercially reasonable efforts to explore available alternatives, and the P&O Princess board shall have reasonably determined that:

.. the change is reasonably likely to have a material adverse effect on the Combined Group being considered as a single enterprise;

.. it is reasonably likely that the material adverse effect would be eliminated or substantially reduced by a mandatory exchange; and

.. the material adverse effect could not be substantially eliminated by any commercially reasonable alternative to a mandatory exchange,

and the mandatory exchange is approved by two-thirds of the shareholders of P&O Princess and Carnival voting on a joint electorate action.

A mandatory exchange would also occur if:

.. there is a change in the applicable non-tax laws, rules or regulations or their application or interpretation, as a result of which the P&O Princess board has reasonably determined and having received a legal opinion, that it is reasonably likely that all or a substantial portion of the documents required to implement the DLC structure are unlawful, illegal or unenforceable; or

.. a court or other governmental entity has issued a ruling, judgement, decree or order, which has been appealed to the extent the P&O Princess board deems reasonably appropriate, holding that all or a substantial portion of the DLC documents are unlawful, illegal or unenforceable, and the P&O Princess board, based on a legal opinion and after using commercially reasonable efforts to explore the available alternatives to the mandatory exchange, has reasonably determined that:

.. the legal basis for the illegality or unenforceability would be eliminated by a mandatory exchange;

.. the illegality or unenforceability could not be eliminated by amendments to the documents required to implement the DLC structure that would not materially and adversely affect the rights of the shareholders of P&O Princess and Carnival, taken together or in relation to each other;

.. the change in law or the ruling, judgment, decree or order is reasonably likely to be enforced in a way that will have a material adverse effect on the Combined Group; and

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..  the P&O Princess board decides to effect a mandatory exchange.

Carnival will execute the Carnival Corporation Deed for the benefit of P&O Princess shareholders in respect of its obligations to effect a mandatory exchange under the P&O Princess articles on the basis described above. The Carnival Corporation Deed will automatically terminate in the following circumstances:

..  termination of the Equalization and Governance Agreement;

..  completion of a mandatory exchange;

.. a resolution is passed for the liquidation of the whole or substantially the whole of P&O Princess; or

.. the mandatory exchange provisions in the P&O Princess articles are properly deleted.

Governing Law of the Offer and Implementation Agreement

The Offer and Implementation Agreement will be governed by New York law.

The Equalization and Governance Agreement

General Principles

The Equalization and Governance Agreement, which will be the contractual relationship between Carnival and P&O Princess that governs the treatment of the two companies as if they were a single economic enterprise following implementation of the DLC structure, embodies the following DLC principles:

.. Carnival and P&O Princess will operate as if they were a single economic enterprise, through identical boards of directors and a single senior executive management;

.. the economic interests of Carnival and P&O Princess will be aligned and they will pursue common interests;

.. the directors of Carnival and P&O Princess will be entitled to have regard to the interests of both groups of shareholders and both companies of the Combined Group;

.. the capital of the Combined Group will be deployed and managed in the most effective way for the benefit of the shareholders of the Combined Group;

.. voting on matters to be considered by the Combined Group's shareholders will be undertaken in accordance with the P&O Princess articles, the Carnival articles and by-laws and the SVE Special Voting Deed; and

.. no person will be permitted to obtain control over Carnival or P&O Princess without making a comparable takeover offer for the other company. Subject to compliance with these provisions, a person, together with any concert party, may (a) acquire, or acquire voting rights over, 30% or more of the combined votes which could be cast on a joint electorate action; or (b) if such person already holds not less than 30%, but not more than 50%, of the combined votes which could be cast as a joint electorate action, acquire voting rights over any shares which increase the percentage of votes which such person(s) could cast on a joint electorate action.

The Equalization and Governance Agreement will be entered into by Carnival and P&O Princess at closing of the DLC transaction and will be the primary agreement governing the ongoing relationship of Carnival and P&O Princess as dual listed companies operating as if they were a single economic enterprise in the Combined Group.

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Restrictions on Buy-Backs and Share Issuances

During the first two years after the date of the Equalization and Governance Agreement neither company will be able to:

.. purchase any P&O Princess shares (except those P&O Princess shares acquired by Carnival pursuant to the Partial Share Offer); nor

.. issue any shares (or other shares carrying voting rights or securities convertible into shares carrying voting rights) to any member of the P&O Princess group and/or the Carnival group (other than as part of pre-emptive issue to all shareholders of either Carnival or P&O Princess or the issue of an equalization share).

The restrictions referred to above will apply from the second anniversary until the fifth anniversary of the date of the Equalization and Governance Agreement except that Carnival will be permitted to purchase up to 5% of the issued P&O Princess shares (and other shares carrying voting rights) during each 12 month period commencing after the second anniversary of the date of the Equalization and Governance Agreement and each company shall be entitled to issue shares, up to an aggregate of 5% of its outstanding or issued share capital (or other shares carrying voting rights or securities convertible into shares carrying voting rights) to any member of the P&O Princess group and/or the Carnival group during each 12 month period commencing after the second anniversary of the date of the Equalization and Governance Agreement. All such restrictions lapse on the fifth anniversary of the date of the Equalization and Governance Agreement.

Disenfranchisement

All P&O Princess shares acquired by any member of the Carnival group, whether as a result of the Partial Share Offer or otherwise, will automatically lose the right to attend or vote at any general meeting or class meeting of P&O Princess, unless the Carnival group beneficially owns 90% or more of P&O Princess shares, or to receive liquidation distributions.

Liquidation

Under the Equalization and Governance Agreement, the Carnival articles and the P&O Princess articles, the provisions described below will apply on the insolvency of either or both companies. These provisions are intended to ensure that, as far as practicable, the shareholders of the Combined Group are treated equitably in the event of insolvency of either or both companies and in accordance with the equalization ratio.

One or both companies insolvent

If either or both of Carnival and/or P&O Princess goes into liquidation, Carnival and P&O Princess will make and receive such payments or take such other actions required to ensure that the holders of shares of each company would, had each entity gone into liquidation on the same date, be entitled to receive a distribution which is equivalent on a per share basis in accordance with the equalization ratio then in effect, based on the prevailing U.S. dollar/pound sterling exchange rate (or such other exchange rate agreed by the P&O Princess board and Carnival board (or the liquidators of the relevant companies)) and ignoring any tax on, or tax benefit of, any shareholder. To establish the amount payable, each company will determine the amount of assets (if any) it will have available for distribution on the date of liquidation (or notional date of liquidation) to shareholders after payment of all its debts and other financial obligations including any tax costs associated with such payment and any payments due on any preference shares. To the extent one company has greater net assets so that any liquidation distribution to its shareholders would not be equivalent on a per share basis (in accordance with the equalization ratio then in effect based on the applicable exchange rate, but ignoring any tax on, or tax benefit of, a shareholder) to the amount that could be paid by the other

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company, the first company will pay or make a balancing payment (or take other balancing action described below) in such amount as will ensure that, after payment of any tax liability in respect of the balancing payment or other action by the companies, both companies make equivalent liquidation payments; provided always that neither company need make a balancing payment if it would result in no holders of Carnival shares or P&O Princess shares being entitled to receive any distribution of property or cash whatsoever.

Balancing action

In giving effect to the principle regarding a liquidation of Carnival and/or P&O Princess described above, Carnival and P&O Princess will take such action as may be required to give effect to that principle, which may include:

..  making a payment (of cash or in specie) to the other company;

.. issuing shares (which may include the equalization share) to the other company or to holders of shares of the other company and making any distribution or return on such shares; or

.. taking any other action that Carnival and P&O Princess consider appropriate to give effect to that principle.

Any action other than a payment of cash by one company to the other shall require the prior approval of the boards of both companies.

Combination

In any combination of Carnival and P&O Princess into a single, non-DLC structure, the consideration to be received by the shareholders of the two companies will be calculated by reference to the equalization ratio then in effect.

Termination of the Equalization and Governance Agreement

The Equalization and Governance Agreement may be terminated:

.. if either Carnival or P&O Princess has become a wholly owned subsidiary of the other (including as a result of a mandatory exchange);

.. by mutual agreement of Carnival and P&O Princess and approved as a class rights action; or

..  after all liquidation obligations have been satisfied.

In any other circumstances of termination of the DLC structure, the Carnival board and P&O Princess board will use their reasonable endeavours to agree to a termination proposal to be put to their shareholders which those boards consider to be equitable to both the holders of Carnival shares and the holders of P&O Princess shares, at the equalization ratio then in effect and using a currency exchange rate agreed by the parties (or, failing which, an exchange rate determined by an independent accounting firm). If the Carnival board and P&O Princess board cannot agree on the proposal to be put to their respective shareholders then each board will appoint an independent accounting firm to establish the value of its company as of the proposed date of termination. The two accounting firms will use the same principles of valuation. If the accounting firms fail to agree on each other's valuation for the other company, then a third independent accounting firm shall be appointed to finally determine the values of both companies. If the agreed/determined respective values of each company on a per share basis (using the applicable exchange rate) are not in a proportion that reflects the equalization ratio at the proposed date of termination, then a balancing payment, or other equivalent action agreed by the companies, will be made by one company to the other as appropriate as will ensure that, after payment of any tax liability by either company in respect of such balancing payment (or other action), such values are in a proportion that reflects the equalization ratio.

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In the event of any conflict between the Equalization and Governance Agreement, on the one hand, and either the P&O Princess memorandum and articles or the Carnival articles of incorporation and by-laws, on the other hand, the parties will use their best endeavours to ensure that any required amendment to the P&O Princess memorandum and articles or the Carnival articles of incorporation and by-laws, as is appropriate, is proposed at shareholder meetings of P&O Princess and/or Carnival in order to conform the relevant governing document with the provisions of the Equalization and Governance Agreement.

Governing Law of Equalization and Governance Agreement

The Equalization and Governance Agreement will be governed by the laws of the Isle of Man.

Equalization Ratio

In order to effect the relative rights of Carnival shares and P&O Princess shares, the Combined Group will be operated under the following DLC equalization principles:

.. the equalization ratio will effectively govern the proportion in which distributions of income and capital are made to the holders of Carnival shares relative to the holders of P&O Princess shares (and vice versa) and the relative voting rights of the holders of Carnival shares and the holders of P&O Princess shares on joint electorate actions. Immediately after completion of the DLC transaction and the P&O Princess share reorganization, a holder of one Carnival share will effectively have the same right to distributions of income and capital and rights as to voting in relation to joint electorate actions as the holder of one P&O Princess share;

..  issuances of or transactions affecting the share capital of Carnival or P&O
   Princess will be implemented in a way which will not give rise to a materially different financial effect as between the interests of the holders of Carnival shares and the interests of the holders of P&O Princess shares. If any such issue or transaction involves any of the following:

    -- a rights issue of shares at less than market value;

    -- an offer of any securities, or a grant of any options, warrants or other rights to subscribe for, purchase or sell any securities, to shareholders by way of rights;

    -- non-cash distributions to shareholders and share repurchases involving an offer made to all or substantially all of the shareholders of a company to repurchase their shares at a premium to market value;

    -- a consolidation or subdivision of shares; or

    -- an issue of shares to shareholders for no consideration or solely by way of capitalization of profits or reserves,

then an automatic adjustment to the equalization ratio will occur as prescribed in the Equalization and Governance Agreement, unless the Carnival board of directors and P&O Princess board of directors, in their sole discretion, undertake:

.. an offer or action which having regard to the then existing equalization ratio; the timing of the offer or action; and any other relevant circumstances, is in the reasonable opinion of the boards of Carnival and P&O Princess financially equivalent (but not necessarily identical) in respect of, on the one hand holders of Carnival shares, and on the other hand holders of P&O Princess shares, and does not materially disadvantage either company's shareholders, which we refer to as a "matching action"; or

.. an alternative to such automatic adjustment that has been approved as such by a class rights action.

Any adjustments to the equalization ratio will be communicated to shareholders through a press release.

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The Carnival board and P&O Princess board will be under no obligation to undertake any such matching action or to seek approval of an alternative as a class rights action if any issue or transaction referred to above is not covered by an automatic adjustment to the equalization ratio, then no automatic adjustment to the equalization ratio will occur, but the Carnival board and P&O Princess board shall have the right (in their sole discretion), but not the obligation, to undertake a matching action, or to seek approval of an adjustment to the equalization ratio as a class rights action.

No adjustment to the equalization ratio will be required in respect of:

..  scrip dividends or dividend reinvestments at market price;

.. issuances of P&O Princess shares or Carnival shares or securities convertible into, or exercizable or exchangeable for, such shares pursuant to employee share plans;

..  issuances of Carnival shares under Carnival's $600,000,000 2% Convertible
   Senior Debentures due 2021 and the $1,051,175,000 Liquid Yield Option Notes(TM) due 2021;

.. issuances of shares or securities convertible into, or exercisable or exchangeable for, such shares other than to all or substantially all shareholders of either company (including for acquisitions);

..  a buy-back or repurchase of any shares:

    -- in the market by means of an offer not open to all or substantially all shareholders of either company or in compliance with Rule 10b-18 under the Exchange Act;

    -- at or below market value;

    -- by either company pursuant to the provisions in such company's governing documents; or

    -- pro rata to the shareholders of the Combined Group at the same effective premium to the market price (taking into account the equalization ratio);

..  matching actions;

..  the issue of an equalization share by either company to the other; and

..  any purchase, cancellation or reduction of disenfranchized shares.

SVE Special Voting Deed

General Provisions

The SVE Special Voting Deed will be signed by Carnival, P&O Princess, the Carnival Special Voting Entity (as holder of the Carnival special voting share), the trustee of the P&O Princess Special Voting Trust (as holder of the P&O Princess special voting share) and the legal and beneficial owner of the Carnival Special Voting Entity. Among other things, the SVE Special Voting Deed sets out the following:

Notification obligations. The obligations of Carnival and P&O Princess respectively to notify the Carnival Special Voting Entity and the trustee of the P&O Princess Special Voting Trust of the votes cast by holders of Carnival shares and P&O Princess shares at shareholder meetings (in the case of joint electorate actions) and whether or not any resolution in relation to a class rights action was passed by the required majority of holders of Carnival shares or P&O Princess shares;

Voting obligations. The obligations of the Carnival Special Voting Entity and the trustee of the P&O Princess Special Voting Trust to attend meetings and to vote its special voting share in accordance with the Carnival articles and by-laws or the P&O Princess articles (as the case may be) and the SVE Special Voting Deed;

Restrictions on transfer of special voting share. Restrictions on the ability of the Carnival Special Voting Entity to transfer or encumber in any way (other than the creation and distribution of the trust shares of beneficial interest in the P&O Princess Special Voting Trust) the Carnival special voting share or interests in or rights attaching to such share unless approved by Carnival and P&O Princess and restrictions on the ability of the trustee of the P&O Princess Special Voting Trust to transfer or encumber in any way (other than the creation and distribution of the trust shares of beneficial interest in the P&O Princess Special Voting Trust) the P&O Princess Special Voting share or interests in or rights attaching to such share except that the trustee may sell such share in accordance with the voting trust deed if approved by Carnival and P&O Princess;

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Provision of information. The obligations of Carnival and P&O Princess to provide the Carnival Special Voting Entity and the trustee of the P&O Princess Special Voting Trust with such information as it reasonably requires (other than information which is of a price-sensitive nature and not generally available) for the purpose of exercising the powers and discretion vested in it, and discharging its duties, under the SVE Special Voting Deed;

Confidentiality. The obligation of the Carnival Special Voting Entity and the trustee of the P&O Princess Special Voting Trust to maintain the confidentiality of information provided to it;

Remuneration of special voting entities. The remuneration, which shall be agreed between the parties from time to time, and expenses payable to the Carnival Special Voting Entity and the trustee of the P&O Princess Special Voting Trust;

Exclusion of responsibilities. The Carnival Special Voting Entity and the trustee of the P&O Princess Special Voting Trust will not be responsible:

.. in respect of actions taken by them on the opinion or advice of or on information obtained from any lawyer, valuer, banker, accountant, registrars or transfer agent of Carnival or P&O Princess or other expert;

.. in circumstances where they have acted upon or have implemented or given effect to any resolution purporting to have been passed as a resolution of shareholders; and

.. in respect of them having accepted or acted or relied upon notices given to them by Carnival or P&O Princess;

Indemnity. Subject to certain exceptions, such as fraud, negligence or willful default, the Carnival Special Voting Entity and the trustee of the P&O Princess Special Voting Trust (and their directors, officers, employees, and other agents) will be indemnified against all liabilities or expenses incurred by them in the execution of their respective obligations under the SVE Special Voting Deed;

Restriction on activities. Prohibitions on the Carnival Special Voting Entity and the trustee of the P&O Princess Special Voting Trust carrying out any activities other than those necessary or expedient to perform their respective obligations under the SVE Special Voting Deed or the Carnival articles and by-laws and/or P&O Princess memorandum and articles; and

Directors. The requirement that the directors of the Carnival Special Voting Entity be appointed by the owner of the Carnival Special Voting Entity but that such directors cannot be employees or directors of the P&O Princess group or the Carnival group.

Amendments to SVE Special Voting Deed

The SVE Special Voting Deed may be amended by all the parties to it agreeing in writing. The Carnival Special Voting Entity, the trustee of the P&O Princess Special Voting Trust and the owner of the Carnival Special Voting Entity are generally required to concur with Carnival and P&O Princess in amending the SVE Special Voting Deed in relation to:

.. formal or technical amendments which Carnival and P&O Princess certify do not materially prejudice the interests of shareholders;

.. amendments necessary to correct manifest errors or inconsistencies between the SVE Special Voting Deed and the Equalization and Governance Agreement; and

..  amendments approved by both groups of shareholders as a class rights action.

Termination of SVE Special Voting Deed

The SVE Special Voting Deed will terminate if the Equalization and Governance Agreement is terminated or if a resolution to terminate the SVE Special Voting Deed is approved by the shareholders of the Combined Group as a class rights action. Upon termination of the SVE Special Voting Deed or if Carnival so decides, the Carnival Special Voting Entity will transfer its special voting share to a person notified to it in writing by the board. In addition, Carnival can require the Carnival Special Voting Entity

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to transfer the special voting share to a new person (nominated by the Carnival board) if it wants to replace the trustee company owning the shares in the Carnival Special Voting Entity.

Governing Law of SVE Special Voting Deed

The SVE Special Voting Deed will be governed by the laws of the Isle of Man.

Deeds of Guarantee

At closing of the DLC transaction, Carnival and P&O Princess will each enter into a Deed of Guarantee. The Deeds of Guarantee will be governed by the laws of the Isle of Man.

Carnival Deed of Guarantee

Under the Offer and Implementation Agreement, we have agreed with P&O Princess to execute the Carnival Deed of Guarantee at the completion of the DLC transaction in respect of:

.. any contractual monetary obligations owed to creditors of P&O Princess incurred on or after completion;

.. any contractual monetary obligations of other persons, referred to as principal debtors, which are guaranteed by P&O Princess and are incurred on or after completion; and

.. any other obligation of any kind which may be agreed between the Carnival board and the P&O Princess board.

Pursuant to the Carnival Deed of Guarantee, we will guarantee the payment by P&O Princess of such obligations and will undertake to pay on demand any amounts due and in respect of such obligations if for any reason P&O Princess does not make payment in respect of such obligations on their due date.

The obligations to be covered by the Carnival Deed of Guarantee exclude the following obligations incurred by P&O Princess or by any principal debtor:

..  any non-monetary obligations;

.. obligations to the extent covered by the terms of any policy of insurance of which P&O Princess (or the principal debtor) has the benefit and which is in full force and effect;

.. any obligation explicitly guaranteed in writing by Carnival otherwise than under the Carnival Deed of Guarantee;

.. any obligation incurred under an arrangement which explicitly provides that the obligation is not to be guaranteed by Carnival;

.. obligations owed to Carnival or to any of its subsidiaries or subsidiary undertakings or to any subsidiary or subsidiary undertaking of P&O Princess;

..  obligations of P&O Princess under or in connection with any guarantee by P&O
   Princess of any obligation of Carnival or any subsidiary of Carnival;

.. obligations excluded from the scope of the Carnival Deed of Guarantee (see below); and

.. obligations of P&O Princess under a guarantee, or of any principal debtor guaranteed by that guarantee, to the extent that the guaranteed obligation is not a contractual monetary obligation or is of a type excluded as referred to above.

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Beneficiaries of the Carnival Deed of Guarantee may make demand upon Carnival provided that any such beneficiary has first served a written demand on P&O Princess and (to the extent, if any, that the terms of the relevant obligation require such recourse) recourse first being had to any other person or security.

The Carnival Deed of Guarantee will automatically terminate if the Equalization and Governance Agreement terminates or ceases to have effect or if the P&O Princess Deed of Guarantee has terminated or ceased to have effect. We may also terminate the Carnival Deed of Guarantee with the consent of P&O Princess (or without their consent where P&O Princess is in liquidation) upon three months notice. No termination of the Carnival Deed of Guarantee will be effective with respect to any existing obligation subject to the guarantee (that is, an obligation incurred before, or arising out of any credit or similar facility available for use at, the time at which the termination becomes effective).

We may, with the agreement of P&O Princess, at any time exclude obligations of a particular type, or a particular obligation or obligations, incurred after a specified future time from the scope of the Carnival Deed of Guarantee. The future time must, in the case of obligations of a particular type, be at least three months after the date on which notice of the relevant exclusion is given or, in the case of a particular obligation, at least five business days after the date on which notice is given.

We may also amend the Carnival Deed of Guarantee, at any time and in any way, with effect from such future time as it determines. That future time must be at least three months after the date on which notice of such amendment is given under the terms of the Carnival Deed of Guarantee. Any such amendment shall require the prior agreement of P&O Princess, except where P&O Princess is in liquidation. No amendment will be effective in respect of existing obligations, as referred to above.

Any notice to be given to creditors generally will be given by way of an advertisement in one United Kingdom and one U.S. newspaper (usually the Financial Times and The Wall Street Journal).

P&O Princess Deed of Guarantee

P&O Princess has agreed to execute a reciprocal guarantee for the benefit of certain creditors of Carnival on parallel terms to those described above at closing of the DLC transaction.

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                                  PROPOSAL 2

 APPROVAL OF AMENDMENTS TO CARNIVAL'S ARTICLES OF INCORPORATION AND BY-LAWS IN
                      CONNECTION WITH THE DLC TRANSACTION

Amendments to certain provisions of our existing articles of incorporation and by-laws are necessary in order to harmonize the governing documents of Carnival and P&O Princess. Upon completion of the DLC transaction, equivalent changes will be made to the governing documents of P&O Princess. These proposed amendments depart from our existing articles of incorporation and by-laws in areas such as the election and removal of directors, calling of shareholders' meetings, quorum and the vote required to approve certain matters.

Set forth below is a summary of the proposed changes to Carnival's articles of incorporation and by-laws. This summary is not complete and we encourage you to refer to the relevant portions of the proposed Third Amended and Restated Articles of Incorporation of Carnival, which are attached to this proxy statement/prospectus as Annex B, and the proposed Amended and Restated By-laws of Carnival, which are attached to this proxy statement/prospectus as Annex C, as well as the section of this proxy statement/prospectus called "The DLC Transaction--Changes in Rights of Carnival Shareholders".

Capitalization

In connection with the DLC transaction, we are increasing our authorized capital stock from 1,000,000,000 shares, including 960,000,000 shares of common stock, to 2,000,000,000 shares, including 1,959,999,998 shares of common stock. You are being asked to vote separately on increasing the number of shares of common stock that we have the authority to issue by 999,999,998 shares (Proposal 3). Our new articles of incorporation will also authorize one special voting share and one equalization share.

Voting Rights

In connection with the DLC transaction, special voting arrangements will be implemented so that the shareholders of Carnival and P&O Princess will vote together as a single decision-making body on all actions submitted to a shareholder vote other than matters designated as class rights actions or resolutions on procedural or technical matters. The relative voting rights of the P&O Princess shares and Carnival shares will be determined by the equalization ratio. Based on an equalization ratio of 1:1, each Carnival share will have the same voting rights as one P&O Princess share on joint electorate actions.

In the case of class rights actions, the company wishing to carry out the class rights action would require the prior approval of shareholders of both companies, each voting separately as a class. If shareholders of either company do not approve the action, it will fail. No resolution to approve a class rights action or joint electorate action shall be approved unless a parallel P&O Princess shareholders' meeting is held to vote on any equivalent resolution. See "The DLC Transaction--Changes in Rights of Carnival Shareholders--Voting Rights".

Disenfranchisement

All of our shares acquired by any member of the P&O Princess group will automatically lose the right to attend or vote at any general meeting or class meeting of Carnival, unless the P&O Princess group beneficially owns 90% or more of our shares, or to receive liquidation distributions.

Special Voting Share

In connection with the DLC transaction, Carnival's articles of incorporation will be amended to authorize one special voting share. Upon completion of the DLC transaction, Carnival will issue a

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special voting share to the Carnival Special Voting Entity. At all meetings at which a joint electorate action or a class rights action will be considered, the holder of the Carnival special voting share must be present. See "The DLC Transaction--Changes in Rights of Carnival Shareholders--Special Voting Shares".

In connection with the DLC transaction, the articles of P&O Princess will also be amended to authorize a special voting share. On completion of the DLC transaction, the P&O Princess special voting share will be transferred to the trustee of the P&O Princess Special Voting Trust. Trust shares of beneficial interest in the P&O Princess Special Voting Trust will be transferred to Carnival. Immediately following this transfer, Carnival will distribute the trust shares of beneficial interest in the P&O Princess Special Voting Trust by way of dividend to Carnival shareholders of record at the close of business on .. 2003. Separate certificates will not be issued to represent these trust shares of beneficial interest in the P&O Princess Special Voting Trust; instead, the trust shares of beneficial interest will be paired with, and evidenced by, certificates representing Carnival shares, as provided in the pairing agreement. The provisions of the pairing agreement described under "Special Voting Entities; Special Voting Shares--Pairing Agreement" will be reflected in the Carnival articles.

Following completion of the DLC transaction, Carnival shares will trade in units consisting of one Carnival share and one trust share of beneficial interest in the P&O Princess Special Voting Trust.
Quorum Requirements

Following the DLC transaction, the presence in person or by proxy at any meeting of Carnival shareholders holding at least one-third of the total votes entitled to be cast will constitute a quorum for the transaction of business at such meeting, except as otherwise required by applicable law or regulation, the articles of incorporation or the by-laws. The quorum requirements for any meeting where a joint electorate action or a class rights action is to be considered are discussed in the section of this proxy statement/prospectus called "The DLC Transaction--Changes in Rights of Carnival Shareholders--Quorum Requirements".

Shareholder Action By Written Consent

Following completion of the DLC transaction, Carnival's articles of incorporation will not provide Carnival shareholders with the ability to act by written consent.

Standard of Conduct for Directors

No change is proposed to be made to Carnival's articles of incorporation or by-laws regarding the standard of conduct for directors, except that following completion of the DLC transaction, the board of directors will be authorized to operate and carry into effect the Equalization and Governance Agreement, the SVE Special Voting Deed and the Carnival Deed of Guarantee and, subject to applicable laws and regulations, nothing done by any director in good faith pursuant to such authority and obligations will constitute a breach of the fiduciary duties of such director to Carnival or its shareholders. In particular, the directors will, in addition to their duties to Carnival, be entitled to consider the interests of the Carnival shareholders and the P&O Princess shareholders as if Carnival and P&O Princess were a single entity. Following completion of the DLC transaction, the boards of directors of Carnival and P&O Princess will be identical.

Meetings of the Board of Directors

Following completion of the DLC transaction, the board of directors of each of Carnival and P&O Princess will be identical. At all meetings of each board of directors, the presence in person or by

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proxy, of at least one-third of the total number of directors will constitute a quorum for the transaction of business except as may be otherwise specifically provided by applicable law, the articles of incorporation or by-laws. You are being asked to vote separately on the reduction in the quorum requirement for board meetings (Proposal 4). The act of a simple majority of the directors present in person or by proxy at any meeting at which there is a quorum will constitute a valid act of the board of directors, except as may be otherwise specifically provided by applicable law or regulation, the articles of incorporation or by-laws.

General Meetings of Shareholders

No change is proposed to be made to Carnival's by-laws regarding annual meetings, except that following completion of the DLC transaction, written notice of all meetings of shareholders must state the purpose of the meeting, including whether a joint electorate or class rights action will be considered, and the requirement that the annual meeting be held in March or April of each year will be removed.

In addition, if Carnival proposes to undertake a joint electorate action or class rights action, Carnival must immediately give notice to P&O Princess of the nature of the joint electorate action or the class rights action it proposes to take. Unless such action is proposed to be taken at the annual meeting, the board of directors must convene a special meeting for the purpose of considering a resolution to approve the joint electorate action or class rights action. If Carnival receives notice from P&O Princess that P&O Princess proposes to undertake a joint electorate action or a class rights action, the Carnival board of directors must convene a meeting of Carnival shareholders as close in time as practicable to the P&O Princess meeting and must propose an equivalent resolution as that proposed at the P&O Princess meeting. Such meeting will be held as close in time as practicable with the parallel shareholder meeting convened by P&O Princess for purposes of considering such joint electorate action or class rights action. Carnival must cooperate fully with P&O Princess in preparing resolutions, explanatory memoranda or any other information or material required in connection with the proposed joint electorate action or class rights action. See "The DLC Transaction--Changes in Rights of Carnival Shareholders--General Meetings of Shareholders".

Special Meetings of Shareholders

No change is proposed to be made to Carnival's articles of incorporation and by-laws regarding special meetings, except to provide for the mechanics relating to joint electorate and class rights actions. See "The DLC Transaction--Changes in Rights of Carnival Shareholders--Special Meetings of Shareholders".

Sources and Payment of Dividends

Following completion of the DLC transaction, Carnival expects to continue to pay quarterly dividends and there will be no change in the entitlement of quarterly dividends for shareholders of either company. Carnival shareholders and P&O Princess Shareholders will have rights to income and capital distributions from the combined group based on the equalization ratio. In order for the companies to pay a dividend or make a distribution, the ratio of dividends and distributions paid per share of Carnival common stock to dividends and distributions paid per P&O Princess ordinary share must equal the equalization ratio, taking account the applicable currency exchange rate. See "The DLC Transaction--Changes in Rights of Carnival Shareholders--Sources and Payments of Dividends".

Pre-emptive Rights

No change is proposed to be made to Carnival's articles of incorporation regarding pre-emptive rights, except that pursuant to the Equalization and Governance agreement, neither Carnival nor P&O Princess may issue any shares carrying voting rights to the other or its subsidiaries (except on a pre-emptive basis) during the first two years following the date of the Equalization and Governance

Agreement. Thereafter, until the fifth anniversary of the date of the Equalization and Governance Agreement, neither Carnival nor P&O Princess may issue more than 5% of its shares to the other or its subsidiaries (unless such issuance is made on a pre-emptive basis) in any 12 month period.

Amendment of Governing Instruments

Following completion of the DLC transaction, any amendment to the provisions of Carnival's amended articles of incorporation which entrench the DLC structure will require approval as a class rights action. See "The DLC
Transaction--Changes in Rights of Carnival Shareholders--Amendment of Governing Instruments".

Notwithstanding the foregoing, any amendment of the articles of incorporation
(1) to specify or change the location of the office or registered agent of Carnival, or (2) to make, revoke or change the designation of a registered agent, or to specify or change the registered agent, may be approved and effected by the board of directors without the approval of the shareholders of Carnival or the shareholders of P&O Princess.

Following completion of the DLC transaction, any amendment to or repeal of the provisions of Carnival's by-laws which entrench the DLC structure will also require approval as a class rights action. Any amendment to or repeal of any by-law of Carnival other than any of the Carnival entrenched by-laws may be approved and effected by the board of directors without the approval of the shareholders of Carnival or the shareholders of P&O Princess. See "The DLC Transaction--Changes in Rights of Carnival Shareholders--Amendment of Governing Instruments".

Upon completion of a mandatory exchange, the articles of incorporation and the by-laws will be automatically amended without any further action of Carnival or the shareholders of Carnival to conform to the articles of incorporation and by-laws of Carnival prior to the implementation of the DLC structure. See "The DLC Transaction--Changes in Rights of Carnival Shareholders--Amendment of Governing Instruments".

Stock Class Rights

No change is proposed to be made to Carnival's articles of incorporation regarding stock class rights, except that the proposed articles of incorporation provide that the holders of shares of Carnival common stock be entitled, in accordance with the Equalization and Governance Agreement and to the exclusion of the holders of shares of preferred stock, to receive such dividends as from time to time may be declared by the board of directors, except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of preferred stock.

Rights of Inspection

Following completion of the DLC transaction, every Carnival shareholder will, upon written demand stating the purpose thereof, have a right to inspect, in person or by agent or attorney, during the usual hours of business, for a purpose reasonably related to his interests as a shareholder, the share register, books of account, and minutes of all proceedings, and make copies or extracts therefrom.

Election of Directors

Following completion of the DLC transaction, resolutions relating to the appointment, removal and re-election of directors will be considered as a joint electorate action and voted upon by the shareholders of each company effectively voting together as a single decision-making body. The number of directors will be a minimum of three and a maximum of 25. No person may be elected or appointed to serve on

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

the Carnival board unless that person is also elected to be a member of the P&O Princess board. Any director of Carnival who resigns from the Carnival board must also resign from the P&O Princess board.

Removal of Directors

Following completion of the DLC transaction, subject to the provisions of Panamanian law, directors may be removed with or without cause only by a majority vote of a quorum of the shareholders.

Vacancies on the Board of Directors

Following completion of the DLC transaction, vacancies on the board of directors will be filled by a majority of the directors then in office, even though less than a quorum, provided that any such person is appointed to both the Carnival board and the P&O Princess board at the same time. If only one director remains in office, the director will have the power to fill all vacancies. If there are no directors, the Secretary of Carnival may call a meeting at the request of any two shareholders for the purpose of appointing one or more directors.

Indemnification of Directors and Officers

Following completion of the DLC transaction, a director of Carnival will not be liable to Carnival, P&O Princess or their respective shareholders for monetary damages for breach of fiduciary duty as a director.

Each person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director or an officer of Carnival or P&O Princess or is or was serving at the request of Carnival or P&O Princess as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by Carnival against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by Panamanian law, and any other applicable law, as from time to time in effect. Carnival will continue to have the power to purchase and maintain insurance in respect of its indemnification obligations.

A member of the board of directors, or a member of any committee designated by the board of directors, will, in the performance of his duties, be fully protected in relying in good faith upon the records of Carnival or P&O Princess and upon such information, opinions, reports or statements presented to Carnival by any of Carnival's or P&O Princess' officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of Carnival. In discharging their duties, directors and officers, when acting in good faith, may rely upon financial statements of Carnival or P&O Princess represented to them to be correct by the chief financial officer or the controller or other officer of Carnival or P&O Princess having charge of its books or accounts, or stated in a written report by an independent public or certified public account or firm of such accountants fairly to reflect the financial condition of Carnival or P&O Princess.

Takeover Restrictions

Following completion of the DLC transaction, the articles of incorporation of Carnival will contain provisions which would apply to any person, or group of persons acting in concert, that acquires shares in the Combined Group which would trigger a mandatory offer obligation as if the UK Takeover Code applied to the Combined Group on a combined basis. See "The DLC Transaction--Changes in Rights of Carnival Shareholders--Takeover Restrictions".

Carnival's articles also contain restrictions that prevent any person(s) (other than the Arison family and its permitted transferees) from acquiring more than 4.9% of the beneficial ownership of Carnival shares. While both the mandatory offer protection and 4.9% ownership threshold remain in place, no third party other than the Arison family and trusts for their benefit will be able to acquire control of the Combined Group.

Liquidation

Following completion of the DLC transaction, in the event of a voluntary or involuntary liquidation of Carnival, to the extent assets are available for distribution, Carnival is to ensure that the holders of Carnival common stock and P&O Princess ordinary shares will be entitled to a liquidation distribution which is equivalent on a per share basis in accordance with the equalization ratio then in effect and disregarding any tax consequences. See "The DLC Transaction--Changes in Rights of Carnival Shareholders--Liquidation".

                                  PROPOSAL 3

 APPROVAL OF AMENDMENT TO CARNIVAL'S ARTICLES OF INCORPORATION TO INCREASE THE
           NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE

You are being asked to approve an amendment to our articles of incorporation to increase the number of shares of common stock that we have the authority to issue by 999,999,998 shares. The affirmative vote of the holders of a majority of all outstanding shares of our common stock is required to approve this amendment to our articles of incorporation. The increase in respect of the special voting share and the equalization share are integral to the DLC transaction and are covered by Proposal 2.

We propose to increase our authorized common stock in order to give us greater flexibility to respond to our future business needs as they may arise including capital raising, future capital requirements and acquisitions. We do not have at this time any plans, commitments or understandings with respect to any acquisitions.

Disadvantages may result from an increase in the number of authorized but unissued shares of common stock. Our articles of incorporation do not provide for preemptive rights. If the increase in authorized common stock is approved by our shareholders, a significant number of additional shares would be available for issuance without further action by our shareholders, unless such action is required by law or NYSE listing requirements. The issuance of additional shares of common stock could have a dilutive effect on the voting power of existing shareholders and on earnings per share.

                                  PROPOSAL 4

  APPROVAL OF AMENDMENT TO CARNIVAL'S ARTICLES OF INCORPORATION TO REDUCE THE
                     QUORUM REQUIREMENT FOR BOARD MEETINGS

You are being asked to approve an amendment to our articles of incorporation to reduce the quorum requirement for meetings of the board of directors from a majority, to one-third, of the total number of directors. The affirmative vote of the holders of a majority of all outstanding shares of our common stock is required to approve this amendment to our articles of incorporation.

The change in the quorum requirement reflects a desire to have a consistent quorum at board meetings of both our board and the P&O Princess board. Our current quorum requirement is a majority of the directors and P&O Princess' current quorum requirement is two directors, and the one-third threshold is a compromise between the two. As this change is not technically necessary for the DLC transaction and as the one-third threshold is in neither our current articles nor P&O Princess' current articles, we are submitting this change for separate approval by our shareholders.

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

      COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information concerning the share ownership of (1) all persons known by us to be the beneficial owners of 5% or more of the 586,773,138 shares of common stock outstanding as of January 9, 2003, (2) the Chief Executive Officer and the four most highly compensated executive officers of the Company, (3) each other director of Carnival and (4) all directors and executive officers as a group.

Micky Arison, the Chairman of the Board and Chief Executive Officer of Carnival other members of the Arison family and trusts for their benefit (collectively, the "Principal Shareholders"), beneficially own shares representing approximately 47% of the voting power of the common stock and have entered into undertakings under which they will be required to vote such shares in favor of the proposals at the special meeting. These undertakings are irrevocable except in circumstances where the DLC transaction is withdrawn or lapses. The table begins with ownership of the Principal Shareholders. See footnote (2) below for a description of the group comprised of members of the Arison family and other persons and entities affiliated with them.

The number of shares beneficially owned by each entity, person, director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shares voting power or investment power and also any shares
which the individual has the right to acquire as of   .  , 2003 (60 days after
the record date of   .  , 2003) through the exercise of any stock option or
other right.

                          Beneficial Ownership Table

        Name and Address of Beneficial Owners         Amount and Nature of     Percent of
           or Identity of Group/(1)/ Stock            Beneficial Ownership       Common
        -------------------------------------         --------------------     ----------
Micky Arison.........................................     227,663,671/(2)(3)/     38.9%
Marilyn B. Arison....................................       1,032,440/(2)/           *
  c/o AFO, LLC
  P.O. Box 11-1605
  Miami, Florida 33111-1605
Shari Arison.........................................       6,251,200/(2)(4)/        *
  c/o Israel Arison Foundation
  Marcaz Golda Center
  23 Shaul Hamelech Blvd.
  Tel Aviv, Israel 64367
James M. Dubin.......................................     141,112,083/(2)(16)/    24.9%
  c/o Paul, Weiss, Rifkind, Wharton & Garrison LLP
  1285 Avenue of the Americas
  New York, New York 10019
MA 1994 B Shares, L.P................................     106,114,284/(2)(5)/     18.1%
MA 1994 B Shares, Inc................................     106,114,284/(2)(5)/     18.1%
JMD Delaware, Inc....................................     106,114,284/(2)(5)/     18.1%
  as Trustee for the Micky Arison 1994 "B" Trust
MA 1997 Holdings, L.P................................       6,042,187/(2)(6)/       *
MA 1997 Holdings, Inc................................       6,042,187/(2)(6)/       *
JMD Delaware, Inc....................................       6,042,187/(2)(6)/       *
  as Trustee for the Micky Arison 1997 Holdings Trust

               Name and Address of Beneficial Owners                Amount and Nature of    Percent of
                  or Identity of Group/(1)/ Stock                   Beneficial Ownership      Common
               -------------------------------------                --------------------    ----------
The Royal Bank of Scotland Trust Company (Jersey) Limited..........      46,145,830/(2)(7)/     7.9%
  as Trustee of the Ted Arison 1992 Irrevocable Trust for Lin No. 2
  P.O. Box 298, St. Helier
  Jersey, Channel Islands
Balluta Limited....................................................       5,102,708/(2)/         *
  as Trustee for the Shari Arison Irrevocable Guernsey Trust
  c/o Baring Brothers (Guernsey) Limited
  Arnold House, St. Julian's Avenue
  St. Peter Port
  Guernsey, Channel Islands GYI-3DA
Cititrust (Jersey) Limited.........................................      76,787,525/(2)(7)/    13.1%
  as Trustee for the Ted Arison 1994 Irrevocable Trust For
  Shari No. 1
  P.O. Box 728, 38 Esplanade, St. Helier
  Jersey, Channel Islands JE4-8ZT
JMD Protector......................................................     122,933,355/(2)(7)/    21.0%
  c/o Paul, Weiss, Rifkind, Wharton & Garrison LLP
  1285 Avenue of the Americas
  New York, New York 10019
JMD Delaware, Inc..................................................       2,124,560/(2)/         *
  as Trustee for the Continued Trust for Micky Arison
JMD Delaware, Inc..................................................       3,759,010/(2)/         *
  as Trustee for the Continued Trust for Shari Arison Dorsman
JMD Delaware, Inc..................................................       4,759,010/(2)/         *
  as Trustee for the Continued Trust for Michael Arison
JMD Delaware, Inc..................................................       1,432,440/(2)(8)/      *
  as Trustee for the Marilyn B. Arison Irrevocable Delaware Trust
JMD Delaware, Inc..................................................       1,000,000/(2)/         *
  as Trustee for the Michael Arison 1999 Irrevocable Delaware Trust
MBA I, L.L.C.......................................................       1,432,440/(2)(8)/      *
TAMMS Investment Company...........................................       3,653,168/(2)/         *
  Limited Partnership
TAMMS Management Corporation.......................................       3,653,168/(2)/         *
The Ted Arison Family Foundation USA, Inc..........................       2,250,000/(2)/         *
  3655 N.W. 87 Avenue
  Miami, Florida 33178
Robert H. Dickinson................................................         525,104/(9)/         *
Pier Luigi Foschi..................................................          50,000/(10)/        *
Howard S. Frank....................................................       1,073,606/(11)/        *
A. Kirk Lanterman..................................................         170,595/(12)/        *
  c/o Holland America Line
  300 Elliott Avenue West
  Seattle, Washington 98119
Maks L. Birnbach...................................................          33,600/(13)/        *
  c/o Fullcut Manufacturers, Inc.
  555 Fifth Avenue, 19th Floor,
 New York, New York 10128

           Name and Address of Beneficial Owners             Amount and Nature of  Percent of
              or Identity of Group/(1)/ Stock                Beneficial Ownership    Common
           -------------------------------------             --------------------  ----------
Ambassador Richard G. Capen, Jr.............................          40,202/(14)/      *
  6077 San Elijo
 Rancho Santa Fe, California 92067
Arnold W. Donald............................................           4,200/(15)/      *
  c/o Merisant Company
  1 North Brentwood Blvd., Ste. 510
  Clayton, MO 63105
Modesto A. Maidique.........................................          22,400/(17)/      *
  Florida International University
  Office of the President
  University Park Campus
  107th Avenue and S.W. 8th Street
  Miami, Florida 33199
Stuart Subotnick............................................          62,400/(18)/      *
  c/o Metromedia Company
  810 7th Avenue, 29th Floor
 New York, New York 10019
Sherwood M. Weiser..........................................          14,400/(19)/      *
  c/o Continental Hospitality Holdings, LLC
  3250 Mary Street
  Coconut Grove, Florida 33133
Meshulam Zonis..............................................         631,463/(20)/      *
 1 Island Place, 3801 NE 207th Street
  Tower 1, Apartment 2802
  North Miami Beach, Florida 32180
Uzi Zucker..................................................          62,400/(21)/      *
  c/o Bear, Stearns & Co. Inc.
  383 Madison Avenue
 New York, New York 10179
All directors and executive officers as a group (22 persons)     234,376,872/(22)/    39.9%

--------
*  Less than one percent.
(1)The address of each natural person named, unless otherwise noted, is 3655 N.W. 87 Avenue, Miami, Florida 33178-2428. The address of all other entities, unless otherwise noted, is 1201 North Market Street, Wilmington, Delaware 19899.
(2)Micky Arison, Shari Arison and the other Arison family entities named that own shares of common stock have filed a joint statement on Schedule 13D with respect to the shares of common stock held by such persons. TAMMS Investment Company Limited Partnership ("TAMMS") owns 3,653,168 shares of common stock. TAMMS' general partner is TAMMS Management Corporation ("TAMMS Corp."), which is wholly-owned by MBA I, L.L.C. ("MBA I") and Marilyn B. Arison. TAMMS' limited partners are various trusts established for the benefit of certain members of Micky Arison's family, including Shari Arison and Marilyn Arison (the "Family Trusts"). By virtue of the limited partnership agreement of TAMMS, TAMMS Corp. may also be deemed to beneficially own such 3,653,168 shares of common stock. By virtue of their interests in TAMMS, JMD Delaware, Inc. and Balluta Limited, as trustees of certain of the Family Trusts, may be deemed to beneficially own the portion of the 3,653,168 shares of common stock held by TAMMS which corresponds to their respective partnership interest in TAMMS. Such amounts are included in the number of shares set forth next to their names in the table above. Because Marilyn Arison beneficially owns all of the capital stock of TAMMS Corp., she may be deemed to beneficially own all of the 3,653,168 shares of common stock owned by TAMMS; however, she disclaims beneficial ownership of 2,620,728 of such shares of common stock (those owned by partners of TAMMS other than TAMMS Corp. and MBA I. Accordingly, Marilyn B. Arison has only reported beneficial ownership of 1,032,440 shares held by TAMMS L.P. Because of his position as President of TAMMS Corp., Micky Arison may be deemed to beneficially own the 3,653,168 shares of common stock owned by TAMMS; however, Micky Arison disclaims beneficial ownership of all such shares which are beneficially owned by TAMMS. Accordingly, Micky Arison has not reported beneficial ownership of any of the shares owned by TAMMS.
(3)Includes (i) 288,000 shares of common stock issuable to Micky Arison upon his exercise of stock options granted to him in May 1995 and January 1998, 1999, 2000, 2001 and October 2001, (ii) 6,042,187 shares of common stock held by the MA 1997 Holdings, L.P., (iii) 106,114,284 shares of common stock held by the MA 1994 B Shares, L.P., (iv) 93,847,639 shares

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

   of common stock held by the Ted Arison 1992 Irrevocable Trust for Lin No. 2, Ted Arison 1994 Irrevocable Trust For Shari No. 1 and the Michael Arison 1999 Irrevocable Delaware Trust by virtue of the authority granted to Micky Arison under the last will of Ted Arison, and (v) 17,538,393 shares of common stock held by The 1997 Irrevocable Trust for Micky Arison, all of which may be deemed to be beneficially owned by Micky Arison. However, Micky Arison disclaims beneficial ownership of all such shares owned by TAMMS.
(4)Under the terms governing the Shari Arison Irrevocable Guernsey Trust, Shari Arison has the sole right to vote and direct the sale of the 4,000,000 shares of common stock held directly by such trust. Includes 2,250,000 shares owned by The Ted Arison Family Foundation USA, Inc. (the "Foundation"). Because Shari Arison is Chairman and President of the Foundation, she may be deemed to beneficially own the common stock held by the Foundation. Also includes 1,200 shares of common stock owned by Shari Arison's children. Shari Arison disclaims beneficial ownership of the shares owned by the Foundation and her children.
(5)MA 1994 B Shares, L.P. ("MA 1994, L.P.") owns 106,114,284 shares of common stock. The general partner of MA 1994, L.P. is MA 1994 B Shares, Inc. ("MA 1994, Inc."), which is wholly-owned by the Micky Arison 1994 "B" Trust, a trust established for the benefit of Micky Arison and his heirs (the "B Trust"). The sole limited partner of MA 1994, L.P. is the B Trust. By virtue of the limited partnership agreement of MA 1994, L.P., MA 1994, Inc. may be deemed to beneficially own all such 106,114,284 shares of common stock. By virtue of the B Trust's interest in MA 1994, L.P., the B Trust may be deemed to beneficially own all such 106,114,284 shares of common stock. Under the terms of the instrument governing the B Trust, Micky Arison has the sole right to vote and direct the sale of the common stock indirectly held by the B Trust. The trustee of the B Trust is JMD Delaware, Inc., a corporation wholly-owned by James M. Dubin.
(6)MA 1997 Holdings, L.P. ("MA 1997, L.P.") owns 6,042,187 shares of common stock. The general partner of MA 1997, L.P. is MA 1997 Holdings, Inc. ("MA 1997, Inc."), which is wholly-owned by the Micky Arison 1997 Holdings Trust, a trust established for the benefit of Micky Arison and his heirs (the "MA 1997 Trust"). The sole limited partner of MA 1997, L.P. is the MA 1997 Trust. By virtue of the limited partnership agreement of MA 1997, L.P., MA 1997, Inc. may be deemed to beneficially own all of such 6,042,187 shares of common stock. By virtue of the MA 1997 Trust's interest in MA 1997, L.P., the MA 1997 Trust may be deemed to beneficially own all such 6,042,187 shares of common stock. Under the terms of the instrument governing the MA 1997 Trust, Micky Arison has the sole right to vote the common stock indirectly held by the MA 1997 Trust. The trustee of the MA 1997 Trust is JMD Delaware, Inc., a corporation wholly-owned by James M. Dubin.
(7)JMD Protector, Inc., a Delaware corporation, is the protector of the Ted Arison 1994 Irrevocable Trust for Shari No. 1 and the Ted Arison 1992 Irrevocable Trust for Lin No. 2 has certain voting and dispositive rights with respect to the common stock held by such trusts.
(8)MBA I LLC owns 400,000 shares of common stock and a limited partnership interest in TAMMS (See Note 2 above). MBA I may be deemed to own 1,032,440 shares of common stock held by TAMMS which corresponds to its respective partnership interest in TAMMS and TAMMS Corp. The Marilyn B. Arison Irrevocable Delaware Trust (the "Irrevocable Trust") owns a controlling interest in MBA I; therefore, the Irrevocable Trust may be deemed to beneficially own all such 1,432,440 shares of common stock.
(9)Includes 278,400 shares of common stock issuable to Mr. Dickinson upon exercise of stock options granted to him in August 1997, 1998, 1999, 2000 and 2001 and January and October 2001. Also includes 244,551 shares of common stock owned by Dickinson Enterprises Limited Partnership (the "Dickinson Partnership"). The general partner of the Dickinson Partnership is Dickinson Enterprises, Inc., which is wholly owned by a revocable trust established for the benefit of Mr. Dickinson and his heirs (the "Dickinson Trust"). Under the terms of the instrument governing the Dickinson Trust, Mr. Dickinson has the sole right to vote and direct the sale of the common stock indirectly held by the Dickinson Trust.
(10)Includes 30,000 shares of common stock issuable to Mr. Foschi upon his exercise of stock options granted to him in January and October 2001.
(11)Includes (i) 740,000 shares of common stock issuable to Mr. Frank upon his exercise of stock options granted to him in May 1995, January 1998, 1999, 2000 and 2001 and October 2001, (ii) 9,600 shares of common stock owned by Mr. Frank's wife as to which he disclaims beneficial ownership, and (iii) 4,002 shares of common stock owned by the Jackson S. Woolworth Irrevocable Trust and the Cassidy B. Woolworth Trust (Mr. Frank is trustee), as to which Mr. Frank disclaims beneficial ownership.
(12)Includes 8,000 shares of common stock held by the Helen K. Lanterman Trust (Mr. Lanterman is trustee).
(13)Includes 8,500 shares of common stock owned by Trust Under Will of Norman Salit (Mr. Birnbach is trustee), and 1,000 shares of common stock owned by Fullcut Manufacturers, Inc. Employee Pension Fund (Mr. Birnbach is the trustee of such fund), as to which he disclaims beneficial ownership. Also includes 2,400 shares of common stock issuable to Mr. Birnbach upon his exercise of stock options granted to him in April and October 2001.
(14)Includes 22,400 shares of common stock issuable to Ambassador Capen upon his exercise of stock options granted to him in April 1999 and April and October 2001. Also includes 17,000 shares owned by the Capen Trust, of which Mr. Capen is co-trustee. Also includes 802 shares of common stock owned by Ambassador Capen's wife as to which he disclaims beneficial ownership.
(15)Includes 2,400 shares of common stock issuable to Mr. Donald upon his exercise of stock options granted to him in April and October 2001. Also includes 1,800 shares owned by The Arnold and Hazel Donald Charitable Trust (Mr. Donald is trustee).

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

(16)By virtue of being the sole shareholder of JMD Delaware, Inc., JMD Protector, Inc. and Balluta Limited, Mr. Dubin may be deemed to own the aggregate of 141,111,083 shares of common stock beneficially owned by such entities, as to which he disclaims beneficial ownership.
(17)Includes 22,400 shares of common stock issuable to Dr. Maidique upon his exercise of stock options granted to him in April 1999 and 2001 and October 2001.
(18)Includes 2,400 shares of common stock issuable to Mr. Subotnick upon his exercise of stock options granted to him in April and October 2001.
(19)Includes 2,400 shares of common stock issuable to Mr. Weiser upon his exercise of stock options granted to him in April and October 2001. Also includes 4,000 shares of common stock owned by Mr. Weiser's wife as to which he disclaims beneficial ownership.
(20)Includes 98,400 shares of common stock issuable to Mr. Zonis upon his exercise of stock options granted to him in January 1998, 1999 and 2000 and April and October 2001.
(21)Includes 2,400 shares of common stock issuable to Mr. Zucker upon his exercise of stock options granted to him in April and October 2001.
(22)Includes an aggregate of 1,516,027 shares of common stock issuable to directors and executive officers upon their exercise of previously granted stock options.

                 INTERESTS OF CERTAIN PERSONS IN THE PROPOSALS

As of January 9, 2003, Carnival had no interest in P&O Princess shares. As of January 9, 2003, A. Kirk Lanterman, a director and executive officer of Carnival, beneficially owned 16 P&O Princess shares.

                                OTHER BUSINESS

Our board of directors is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the enclosed proxy will vote the proxies in accordance with their best judgment.

                                 LEGAL MATTERS

The validity of the Carnival shares will be passed upon for Carnival by Tapia Linares y Alfaro. The validity of the P&O Princess special voting share will be passed upon by Freshfields Bruckhaus Deringer.

                                    EXPERTS

The consolidated financial statements of Carnival incorporated in this proxy/prospectus by reference to Carnival's Annual Report on Form 10-K for the year ended November 30, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of P&O Princess as of December 31, 2002 and 2001 and for each of the years in the three year period ended December 31, 2002 have been incorporated by reference herein in reliance upon the report of KPMG Audit Plc, chartered accountants and registered auditors incorporated by reference herein and upon the authority of said firm as experts in auditing and accounting. The audit report covering the December 31, 2002 consolidated financial statements refers to the adoption of FRS 19 Deferred Tax.

                      WHERE YOU CAN FIND MORE INFORMATION

We and P&O Princess file annual, quarterly and current reports, proxy statement/prospectus and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we and P&O Princess file electronically with the SEC, which you can access over the Internet at www.sec.gov. Our electronic SEC filings are also available through its website at www.carnivalcorp.com and P&O Princess' electronic SEC filings are also available through its website at www.poprincess.com. Information contained on the Carnival or P&O Princess website is not incorporated into this proxy statement/prospectus and does not constitute a part of this proxy statement/prospectus. You can also obtain information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

Statements contained in this proxy statement/prospectus, or in any document incorporated by reference in this proxy statement/prospectus, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC.

                      DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" the information we and P&O Princess file with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this proxy statement/prospectus, and later information we and P&O Princess file with the SEC will automatically update and supersede the information in this proxy statement/prospectus. We incorporate by reference into this proxy statement/prospectus the documents listed below, and any future filings we make with the SEC (file number 1-9610) and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the date of the special meeting. The documents we incorporate by reference are:

..   our annual report on Form 10-K for the year ended November 30, 2002;

..   our current reports on Form 8-K dated December 2, 2002, December 19, 2002 and January 8, 2003.

We also incorporate by reference into this proxy statement/prospectus the documents filed with the SEC by P&O Princess that are listed below, any future filings P&O Princess makes with the SEC (file number 1-15136) and any filings P&O Princess makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement/prospectus and before the special meeting. The documents filed by P&O Princess that we incorporate by reference are:

..   P&O Princess' annual report on Form 20-F for the year ended December 31,
    2001; and

..   P&O Princess' reports of foreign issuer on Form 6-K dated January 9, 2003 and February 25, 2003.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this proxy statement/prospectus has been delivered, upon written or oral request, a copy of any or all the documents we incorporate by reference in this proxy statement/prospectus, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this proxy statement/prospectus incorporates. You may request copies by writing or telephoning us or P&O Princess at the following addresses:

Carnival Corporation
Carnival Place
3655 N.W. 87th Avenue
Miami, Florida 33178-2428
Attention: The Corporate Secretary
Telephone: (305) 599-2600, Ext. 18018

P&O Princess Cruises plc
77 New Oxford Street
London WC1A 1PP, England.
Attention: Company Secretary
Telephone: +44 20 7805-1200.

You will not be charged for any of these documents that your request. In order to ensure timely delivery of the documents, any request should be made by . 2003.

In connection with the P&O Princess extraordinary general meeting to approve the DLC transaction, P&O Princess is disseminating to its shareholders a shareholder circular, which it has furnished to the SEC under cover of Form 6-K. The circular does not form a part of, and is not incorporated by reference in, this proxy statement/prospectus.

This proxy statement/prospectus does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in such jurisdiction. You should rely only on the information we have provided or incorporated by reference in this proxy statement/prospectus to vote your shares at the special meeting. We have not authorized any person to provide information other than that provided in this proxy statement/prospectus. We have not authorized anyone to provide you with different information. This proxy statement/prospectus is dated ., 2003. You should not assume that the information in this proxy statement/prospectus is accurate as of any date other than that date or that any information contained in any document we have has incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, and the mailing of this proxy statement/prospectus to shareholders does not create any implication to the contrary. Accordingly, we urge you to review each document we and P&O Princess subsequently file with the SEC and we incorporate by reference as we describe above for updated information.

           LIMITATIONS ON ENFORCEABILITY OF CIVIL LIABILITIES UNDER
                         U.S. FEDERAL SECURITIES LAWS

P&O Princess is a company organized under the laws of England and Wales with headquarters in London, England. Most of P&O Princess' directors and many of its officers and certain of the experts named in this document are residents of the UK and not the U.S. In addition, a number of the directors of P&O Princess after completion of the DLC transaction will be residents of the UK and not the U.S. A large portion of the assets of P&O Princess and of such other persons are located outside of the U.S. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S federal securities laws to:

..   effect service within the U.S. upon P&O Princess, the directors and officers of P&O Princess and certain experts located outside the U.S.;

..   enforce in U.S. courts or outside the U.S. judgments obtained against those persons in U.S. courts;

..   enforce in U.S. courts judgments obtained against those persons in courts in jurisdictions outside the U.S.; and

..   enforce against those persons in the UK, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities predicated solely upon the U.S. federal securities laws.

Individual shareholders of an English company (including U.S. persons and depositary shareholders) have the right under English law to bring lawsuits on behalf of the company in which they are a shareholder, and on their own behalf against the company, in certain limited circumstances. Except in limited circumstances, English law does not permit class action lawsuits by shareholders.

                                                                      Annex A-1

                                                                 EXECUTION COPY

                      OFFER AND IMPLEMENTATION AGREEMENT

                                    Between

                             Carnival Corporation

                                      and

                           P&O Princess Cruises plc

                          Dated as of January 8, 2003

                               TABLE OF CONTENTS

                                                                                 Page
    -                                                                            ----
ARTICLE I    Definitions........................................................   2

ARTICLE II   Closing; Equalization Ratio........................................   8
2.1 Closing.....................................................................   8
2.2 Transactions to be Effected and Documents to be Exchanged...................   8
     2.2.1   Equalization and Governance Agreement..............................   8
     2.2.2   SVE Special Voting Deed............................................   8
     2.2.3   Carnival Amendments................................................   8
     2.2.4   P&O Princess Amendments............................................   8
     2.2.5   P&O Princess Special Share.........................................   8
     2.2.6   Issuance and Dividend of SVT Shares................................   8
     2.2.7   Carnival Special Share.............................................   8
     2.2.8   Mutual Directors...................................................   9
     2.2.9   Officers...........................................................   9
    2.2.10   Deeds of Guarantee.................................................   9
    2.2.11   Carnival Deed......................................................   9
    2.2.12   Pairing Agreement..................................................   9
    2.2.13   Other Documents....................................................   9
2.3 Equalization Ratio..........................................................   9

ARTICLE III  Representations and Warranties.....................................   9
3.1 Representations and Warranties of Carnival and P&O Princess.................   9
     3.1.1   Organization, Good Standing and Qualification......................   9
     3.1.2   Capital Structure..................................................  10
     3.1.3   Corporate Authority; Approval and Fairness.........................  11
     3.1.4   Governmental Filings; No Violations................................  12
     3.1.5   Reports; Financial Statements......................................  12
     3.1.6   Absence of Certain Changes.........................................  14
     3.1.7   Litigation and Liabilities.........................................  15
     3.1.8   Brokers and Finders................................................  15
     3.1.9   Ownership of Other Party's Common Stock............................  16
    3.1.10   Taxes..............................................................  16
    3.1.11   Carnival Common Stock to be Issued in the Offer....................  16

ARTICLE IV   Covenants..........................................................  16
4.1 Interim Operations..........................................................  16
     4.1.1   Ordinary Course....................................................  16
     4.1.2   Governing Documents; Share Capital; Dividends......................  17
     4.1.3   Issuance of Securities; Indebtedness; Acquisitions and Dispositions  17
     4.1.4   Employee Benefits..................................................  18
     4.1.5   Representations and Warranties.....................................  18
     4.1.6   Non-Competition Agreements.........................................  18
     4.1.7   Satisfaction of Closing Conditions.................................  18
     4.1.8   No Related Actions.................................................  18
4.2 Acquisition Proposals.......................................................  18
     4.2.1   No Shop............................................................  18
     4.2.2   Notifications......................................................  19
     4.2.3   Compliance with Exchange Act, Exchange Regulations and City Code...  19
4.3 Information Supplied........................................................  20
     4.3.1   Shareholder Documents..............................................  20
4.4 Shareholders Meetings.......................................................  20
4.5 Filings; Other Actions; Notification........................................  21

                                                                                Page
               -                                                                ----
                4.5.1   Filings................................................  21
                4.5.2   Mailing of Documents...................................  21
                4.5.3   Cooperation............................................  21
                4.5.4   Furnishing Information.................................  22
                4.5.5   Status.................................................  22
                4.5.6   Consultation; Participation............................  22
                4.5.7   Cooperation in Defense of Claim........................  22
         4.6   Access..........................................................  22
         4.7   Publicity.......................................................  23
         4.8   Benefits and Other Matters......................................  23
                4.8.1   Director and Officer Liability.........................  23
                4.8.2   Directors of Carnival and P&O Princess.................  24
                4.8.3   Executive Officers.....................................  24
         4.9   Expenses........................................................  24
        4.10   Other Actions by Carnival and P&O Princess......................  24
               4.10.1   Dividends..............................................  24
               4.10.2   Integration Planning...................................  24
        4.11   Carnival Offer to Exchange......................................  25
               4.11.1   Offer to Exchange......................................  25
               4.11.2   Modification of the Offer, Fractional Shares...........  25
               4.11.3   Expiration and Extension of the Offer Acceptance Period  25
               4.11.4   Acceptances by Carnival................................  25
               4.11.5   Schedule TO............................................  25
               4.11.6   P&O Princess Shareholder Information...................  26
               4.11.7   Schedule 14D-9.........................................  26
               4.11.8   Termination of the Offer...............................  26
               4.11.9   Adjustment of the Offer Exchange Ratio.................  26

ARTICLE V               Conditions to the Closing..............................  26
         5.1   Conditions to Each Party's Obligation to Effect the Closing.....  26
                5.1.1   Shareholder Approvals..................................  26
                5.1.2   Regulatory Consents....................................  27
                5.1.3   Laws and Orders........................................  27
                5.1.4   Carnival Amendments and P&O Princess Amendments........  27
                5.1.5   Approval of P&O Princess EGM Circular..................  27
                5.1.6   Offer..................................................  27
                5.1.7   Registration Statements................................  27
                5.1.8   European Commission....................................  27
                5.1.9   NYSE Listing...........................................  28
         5.2   Conditions to Obligations of P&O Princess to Effect the Closing.  28
                5.2.1   Representations and Warranties of Carnival.............  28
                5.2.2   Performance of Obligations of Carnival.................  28
                5.2.3   Consents Under Agreements..............................  28
                5.2.4   Carnival Special Share.................................  28
                5.2.5   Other DLC Documents....................................  28
         5.3   Conditions to Obligations of Carnival...........................  29
                5.3.1   Representations and Warranties of P&O Princess.........  29
                5.3.2   Performance of Obligations of P&O Princess.............  29
                5.3.3   Consents Under Agreements..............................  29
                5.3.4   P&O Princess Special Share.............................  29
                5.3.5   Other DLC Documents....................................  29
                5.3.6   Termination of Joint Venture Agreement.................  29

                                                                             Page
                       -                                                     ----
                  ARTICLE VI                Termination.....................  29
                   6.1 Termination by Mutual Consent........................  29
                   6.2 Termination by Either P&O Princess or Carnival.......  29
                   6.3 Termination by Carnival..............................  30
                   6.4 Termination by P&O Princess..........................  30
                   6.5 Effect of Termination and Abandonment................  30
                       6.5.1                Effect of Termination...........  30
                       6.5.2                Carnival Break Fee..............  31
                       6.5.3                P&O Princess Break Fee..........  31

                  ARTICLE VII               Miscellaneous and General.......  32
                   7.1 Survival.............................................  32
                   7.2 Modification or Amendment............................  32
                   7.3 Waiver of Conditions.................................  32
                   7.4 Failure or Indulgence Not Waiver; Remedies Cumulative  32
                   7.5 Counterparts.........................................  32
                   7.6 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL........  32
                       7.6.1                Governing Law And Venue.........  32
                       7.6.2                WAIVER OF JURY TRIAL............  33
                   7.7 Notices..............................................  33
                   7.8 Entire Agreement.....................................  34
                   7.9 Severability.........................................  35
                  7.10 Interpretation.......................................  35
                  7.11 Assignment...........................................  35
                  7.12 No Partnership.......................................  35

         EXHIBIT A Agreed form of Equalization and Governance Agreement
         EXHIBIT B Agreed form of SVE Special Voting Deed
         EXHIBIT C Agreed form of Carnival Amended Articles
         EXHIBIT D Agreed form of Carnival Amended By-Laws
         EXHIBIT E Agreed form of P&O Princess Amended Memorandum
         EXHIBIT F Agreed form of P&O Princess Amended Articles
         EXHIBIT G Agreed form of Carnival Deed of Guarantee
         EXHIBIT H Agreed form of P&O Princess Deed of Guarantee
         EXHIBIT I Agreed form of Carnival Deed
         EXHIBIT J Directors of Carnival and P&O Princess

         Annex 1   Offer Conditions

   OFFER AND IMPLEMENTATION AGREEMENT (hereinafter called this "Agreement"), dated as of January 8, 2003, between Carnival Corporation, a corporation organized under the laws of the Republic of Panama, having its principal place of business at 3655 N.W. 87th Avenue, Miami, FL 33178-2428 ("Carnival"), and P&O Princess Cruises plc, a public limited company incorporated in England and Wales (Registered No. 4039524) having its registered office at 77 New Oxford Street, London WC1A 1PP ("P&O Princess").

                                   RECITALS

   WHEREAS, on the terms and subject to the conditions provided herein Carnival and P&O Princess (each, a "Party" and, together, the "Parties") intend to establish a dual listed company structure for the purposes of conducting their businesses together, treating their shareholders as if they owned an interest in a combined enterprise and creating certain rights for the Carnival Shareholders and the P&O Princess Shareholders in respect of their indirect interests in the combined enterprise;

   WHEREAS, on the terms and subject to the conditions herein, Carnival also wishes to offer to P&O Princess shareholders the opportunity to exchange their P&O Princess Ordinary Shares for shares of Carnival Common Stock, pursuant to the Offer;

   WHEREAS, the board of directors of each Party has determined that it is in the best interest of their respective companies and shareholders to enter into transactions (collectively, the "Transactions") contemplated by this Agreement, including the Offer;

   WHEREAS, in furtherance of such determination, the board of directors of each Party has approved this Agreement and the Transactions, including,

      (i) the execution and delivery by each of Carnival and P&O Princess of an Equalization and Governance Agreement (the "Equalization and Governance Agreement") in the Agreed Form,

      (ii) (a) the issue by Carnival of one share of special voting stock (the "Carnival Special Share") to a newly organized special purpose entity wholly owned by an entity designated by P&O Princess and reasonably acceptable to Carnival that is not an Affiliate of P&O Princess or Carnival (such special purpose entity, the "Carnival SVC") and (b) the issue by P&O Princess of one special voting share (the "P&O Princess Special Share"), to Carnival, which shall immediately thereafter deposit (the "Deposit") the P&O Princess Special Share with a trust company to be designated by Carnival and reasonably acceptable to P&O Princess (the "P&O Princess Trustee"), in its capacity as trustee of the P&O Princess Special Voting Trust (the "P&O Princess SVT"), a trust to be formed under the P&O Princess Special Voting Trust Agreement, and in each case (a) and (b), subject to the terms of a voting agreement (the "SVE Special Voting Deed") in the Agreed Form,

      (iii) (a) the issue to Carnival by the P&O Princess Trustee, in respect of the Deposit, of one share of beneficial interest in the P&O Princess SVT (each, a "SVT Share") for each share of Carnival Common Stock outstanding on the Closing Date, (b) the execution and delivery of the Pairing Agreement (the "Pairing Agreement") between Carnival and the P&O Princess Trustee in the Agreed Form and (c) the distribution by Carnival as a dividend to the holders of the Carnival Common Stock of one SVT Share for each share of Carnival Common Stock;

      (iv) the appointment or election of the same individuals as members of the board of directors of Carnival and P&O Princess, and

      (v) the implementation of the corporate governance arrangements contained in the Agreed Form of the Carnival Amendments and the P&O Princess Amendments;

   WHEREAS, it is intended that this Agreement and the DLC Transactions will not for any legal, tax or other purpose (i) alter the status of P&O Princess and Carnival as separate independent entities, (ii) result in any of Carnival, P&O Princess, their respective Subsidiaries, or their respective shareholders being treated as creating an entity or otherwise entering into any partnership, joint venture, association or agency relationship, or (iii) give either Party (or its respective Subsidiaries or shareholders) any legal or beneficial ownership interest in the assets or income of the other Party, and shall not be construed as having such effect;

   WHEREAS, as an inducement to P&O Princess' willingness to enter into this Agreement and the Transactions, the Carnival Major Stockholders each entered into a separate deed poll (respectively the "Arison Deed Poll", the "JMD Delaware, Inc. Deed Poll" and the "JMD Protector, Inc. Deed Poll") covering the shares of Carnival Common Stock listed in Exhibit A to each deed poll (collectively the "Stockholders Deed Polls"); and

   WHEREAS, Carnival and P&O Princess desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

   NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

                                   ARTICLE I

                                  Definitions

   "Affiliate" of any specified Person shall have the meaning assigned to such term in Rule 12b-2 promulgated under the Exchange Act.

   "Agreed Form" means, with respect to any DLC Document, the form of such DLC Document agreed by the Parties on or prior to the Closing; provided, however, that the Agreed Form of the Equalization and Governance Agreement, the Deeds of Guarantee, the SVE Special Voting Deed, the Carnival Amended Articles, the Carnival Amended By-Laws, the P&O Princess Amended Memorandum, the P&O Princess Amended Articles and the Carnival Deed shall be the forms attached to this Agreement, together with such changes thereto as the Parties may agree prior to the Closing.

   "Business Day" means any day other than a Saturday, Sunday or day on which banking institutions in The City of New York or London are authorized or obligated by law or executive order to close in the United States or England (or on which such banking institutions are open solely for trading in euros).

   "Carnival Announcement" means Carnival's press release with respect to a "Pre-conditional Carnival DLC proposal with Partial Share Offer for P&O Princess" dated 24 October 2002.

   "Carnival Common Stock" means the common stock, par value $0.01 per share, of Carnival, excluding the Carnival Special Share.

   "Carnival Circular" means the proxy statement/prospectus to be sent to Carnival shareholders in connection with the DLC Transaction and the Carnival Shareholders Meeting, as amended or supplemented, containing (i) a notice convening the Carnival Shareholders Meeting, (ii) information relating to the approval by Carnival shareholders of the Carnival Amendments,
(iii) the prospectus from the Second Joint Registration Statement, (iv) such other information (if any) as may be required by the City Code, the Takeover Panel, the SEC or the NYSE and (v) such other information as P&O Princess and Carnival shall agree to include therein, and any supplements thereto and any other circulars or documents issued to shareholders or employees of Carnival.

   "Carnival Deed" means the deed between Carnival and P&O Princess in the form attached to this Agreement as Exhibit I.

   "Carnival Deed of Guarantee" means the guarantee whereby Carnival agrees to guarantee certain obligations of P&O Princess for the benefit of certain future creditors of P&O Princess, in the Agreed Form.

   "Carnival Group" means Carnival, its subsidiaries and its subsidiary undertakings.

   "Carnival Major Stockholders" means Micky Arison, JMD Delaware, Inc. and JMD Protector, Inc.

   "Carnival SVC Owner" means the legal and beneficial owner of all of the shares in Carnival SVC, as mutually agreed by Carnival and P&O Princess.

   "City Code" means the United Kingdom City Code on Takeovers and Mergers.

   "Companies Act" means the Companies Act 1985 of the United Kingdom, as amended.

   "Compensation and Benefit Plans" means, with respect to Carnival or P&O Princess, any bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of it and its Subsidiaries.

   "Deeds of Guarantee" means each of the P&O Princess Deed of Guarantee and the Carnival Deed of Guarantee.

   "DLC Documents" means the Equalization and Governance Agreement, the SVE Special Voting Deed, the Carnival Amended Articles, the Carnival Amended By-Laws, the P&O Princess Amended Memorandum, the P&O Princess Amended Articles, the Carnival SVC constituent documents, the P&O Princess SVT constituent documents, the Deeds of Guarantee, the Carnival Deed, the Pairing Agreement and any other document or instrument the parties agree is a DLC Document.

   "DLC Transactions" means the Transactions other than those relating to the Offer and other transactions incidental to the Offer.

   "Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

   "Governmental Entity" means a court of competent jurisdiction or any government or any governmental, regulatory, self-regulatory or administrative authority, agency, commission, body or any other governmental entity and shall include any relevant competition authorities, the Takeover Panel, the European Commission, the London Stock Exchange, the UKLA, the U.S. Securities and Exchange Commission and the NYSE.

   "IRC" means the United States Internal Revenue Code of 1986, as amended.

   "Joint Registration Statement" means the joint registration statement on Form S-4 and Form F-4 under the Securities Act relating to the Offer and the deemed exchange of P&O Princess Ordinary Shares in connection with the DLC Transaction, as amended or supplemented.

   "Joint Venture Agreement" means the Joint Venture Agreement among P&O Princess, Royal Caribbean Cruises Ltd. and JOEX Limited, dated as of November 19, 2001.

   "Law" means any law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, franchise, license or permit of any Governmental Entity, including the City Code.

   "Lien" shall mean any mortgage, pledge, lien, deed of trust, hypothecation, claim, security interest, title defect, encumbrance, burden, tax lien (as used in Section 6321 of the IRC or similarly by any state, local, or foreign tax authority), charge, or other similar restriction, title retention agreement, option, easement, covenant, encroachment or other adverse claim.

   "London Listing Rules" means the listing rules of the UKLA.

   "London Stock Exchange" means the London Stock Exchange plc.

   "Material Adverse Change" means, with respect to any Party, any change, effect, event or occurrence which has had or could reasonably be expected to have a Material Adverse Effect with respect to such Party other than any changes, effects, events or occurrences attributable to any one or more of the following: (i) any changes after the date of this Agreement in generally accepted accounting principles or interpretations thereof that applies to such Party, (ii) the announcement and performance of this Agreement and compliance with the covenants and obligations set forth herein, and (iii) the economy or financial markets relevant to such Party in general or in general to the industries in which such Party operates and not having a materially disproportionate effect relative to the other Party on, such Party.

   "Material Adverse Effect" means, with respect to any Party, a material adverse effect on (i) the financial condition, results of operations, assets or business of such Party and its Subsidiaries, taken as a whole, (ii) the ability of such Party to perform without delay or restrictions its obligations under this Agreement or the transactions contemplated on its part hereby or (iii) the consummation or implementation of the Transactions.

   "NYSE" means the New York Stock Exchange, Inc.

   "Offer" means a partial offer to exchange up to 20% of the outstanding P&O Princess Ordinary Shares (whether or not held in the form of P&O Princess ADSs) as of the Effective Time for validly issued, fully paid and non-assessable shares of Carnival Common Stock at the Offer Exchange Ratio as such offer may be amended from time to time as permitted under this Agreement and by applicable Law upon the terms and subject to the conditions set forth in this Agreement.

   "Offer Documents" means the Schedule TO, the prospectus contained in the Joint Registration Statement, the transmittal and acceptance documents, and any other documents or information as may be required by the City Code, the Takeover Panel, the UKLA, the NYSE, the SEC or London Stock Exchange in connection with the Offer.

   "Offer Exchange Ratio" means 0.3004 shares of Carnival Common Stock for each P&O Princess Ordinary Share.

   "Person" means a natural person, a corporation, a limited liability company, a general or limited partnership, a trust, an estate, a joint venture, any Governmental Entity, or any other entity or organization.

   "P&O Princess ADSs" means the American Depositary Shares of P&O Princess, each of which represents four P&O Princess Ordinary Shares, which are listed on the NYSE.

   "P&O Princess Deed of Guarantee" means the guarantee whereby P&O Princess agrees to guarantee certain obligations of Carnival for the benefit of certain future creditors of Carnival, in the Agreed Form.

   "P&O Princess EGM Circular" means the circular to be sent to P&O Princess shareholders in connection with the P&O Princess Shareholders Meeting to approve the DLC Transactions containing (i) a notice convening the P&O Princess Shareholders Meeting, (ii) such other information (if any) as may be required by the City Code, the Takeover Panel, the UKLA, the SEC, the NYSE or the London Stock Exchange, (iii) all information required by applicable Law relating to the DLC Transactions and (iv) such other information as P&O Princess and Carnival shall agree to include therein, and any supplements thereto and any other circulars or documents issued to shareholders or employees of P&O Princess.

   "P&O Princess Group" means P&O Princess, its subsidiaries and its subsidiary undertakings.

   "P&O Princess Ordinary Shares" means the ordinary shares (including the Ordinary Shares underlying P&O Princess' American Depositary Shares) of P&O Princess, excluding the P&O Princess Special Share.

   "PGCL" means Law 32 of the Corporation Law of 1927 of the Republic of Panama, as amended.

   "Registration Statements" means the Joint Registration Statement and the Second Joint Registration Statement.

   "Schedule TO" means a Tender Offer Statement on Schedule TO promulgated under the Exchange Act with respect to the Offer, as amended or supplemented, which shall contain or incorporate by reference all or part of the Joint Registration Statement.

   "Second Joint Registration Statement" means the joint registration statement on Form S-4 and Form F-4 under the Securities Act relating to the deemed exchange of shares of Carnival Common Stock in connection with the DLC Transaction and the registration of the P&O Princess Special Voting Share, as amended or supplemented.

   "Securities Act" means the United States Securities Act of 1933, as amended.

   "Shareholder Documents" means the P&O Princess EGM Circular, the Joint Registration Statement and the Second Joint Registration Statement, including the prospectuses constituting part of the Joint Registration Statement and the Second Joint Registration Statement.

   "Significant Subsidiary" of any specified Person shall have the meaning assigned to such term in Rule 1-02(w) of the Regulation S-X promulgated under the Exchange Act.

   "Subsidiary" means, with respect to a Party, any entity, whether incorporated or unincorporated, in which such Party owns, directly or indirectly, a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the directors or other persons performing similar functions, or the management and policies of which such Party otherwise has the power to direct.

   "Takeover Panel" means the UK Panel on Takeovers and Mergers.

   "US GAAP" means United States generally accepted accounting principles.

   "UK GAAP" means United Kingdom generally accepted accounting principles.

   "UKLA" means the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the UK Financial Services and Markets Act 2000.

   "Wider Carnival Group" means Carnival and any of its subsidiary undertakings or any associated undertaking or company of which 20 per cent. or more of the voting capital is held by the Carnival Group or any partnership, joint venture, firm or company in which any member of the Carnival Group may be interested.

   "Wider P&O Princess Group" means P&O Princess and any of its subsidiary undertakings or any associated undertaking or company of which 20 per cent. or more of the voting capital is held by the P&O Princess Group or any partnership, joint venture, firm or company in which any member of the P&O Princess Group may be interested.

   Each of the following terms is defined in the Section set forth opposite such term:

                           SCHEDULE OF DEFINED TERMS

                    Defined Term                    Section
                    ------------                    -------
                    Acquisition Proposal...........    4.2.1
                    Agreement...................... Recitals
                    Arison Deed Poll............... Recitals
                    Audit Date.....................  3.1.5.2
                    Bankruptcy and Equity Exception  3.1.3.1
                    Carnival....................... Recitals
                    Carnival Amended Articles......    2.2.3
                    Carnival Amended By-Laws.......    2.2.3
                    Carnival Amendments............    2.2.3
                    Carnival Audit Date............  3.1.5.1
                    Carnival Disclosure Letter.....      3.1
                    Carnival Officers..............  3.1.7.1
                    Carnival Preferred Stock.......  3.1.2.1
                    Carnival Reports...............  3.1.5.1
                    Carnival Required Consents.....  3.1.4.1
                    Carnival Requisite Vote........  3.1.3.1
                    Carnival Shareholders Meeting..      4.4
                    Carnival Special Share......... Recitals
                    Carnival SVC................... Recitals
                    Carnival Stock Plans...........  3.1.2.1
                    Carnival Termination Amount....    6.5.2
                    Closing........................      2.1
                    Closing Date...................      2.1
                    Confidentiality Agreement......      4.6
                    Contracts......................  3.1.4.2
                    Deposit........................ Recitals
                    Disclosure Letter..............      3.1
                    Effective Time.................      2.1

                           SCHEDULE OF DEFINED TERMS

                 Defined Term                          Section
                 ------------                          -------
                 Equalization and Governance Agreement Recitals
                 Equalization Ratio...................      2.3
                 Governmental Consents................    5.1.2
                 HSR Act..............................  3.1.4.1
                 Indemnitees..........................  4.8.1.2
                 Integration Committee................   4.10.2
                 JMD Delaware, Inc. Deed Poll......... Recitals
                 JMD Protector, Inc. Deed Poll........ Recitals
                 Mutual Directors.....................    4.8.2
                 Offer Conditions.....................   4.11.1
                 Order................................    5.1.3
                 Pairing Agreement.................... Recitals
                 Parties.............................. Recitals
                 Party................................ Recitals
                 Permits..............................  3.1.7.2
                 P&O Princess......................... Recitals
                 P&O Princess Amended Articles........    2.2.4
                 P&O Princess Amended Memorandum......    2.2.4
                 P&O Princess Amendments..............    2.2.4
                 P&O Princess Audit Date..............  3.1.5.2
                 P&O Princess Disclosure Letter.......      3.1
                 P&O Princess Officers................  3.1.7.1
                 P&O Princess Option Plans............  3.1.2.2
                 P&O Princess Reports.................  3.1.5.2
                 P&O Princess Required Consents.......  3.1.4.1
                 P&O Princess Requisite Vote..........  3.1.3.2
                 P&O Princess Shareholders Meeting....      4.4
                 P&O Princess Special Share........... Recitals
                 P&O Princess SVT..................... Recitals
                 P&O Princess Termination Amount......    6.5.3
                 P&O Princess Trustee................. Recitals
                 P&O Princess UK Reports..............  3.1.5.2
                 P&O Princess US Reports..............  3.1.5.2
                 Qualifying Acquisition Proposal......    4.2.1
                 Reports..............................  3.1.5.2
                 Representatives......................    4.2.1
                 Schedule 14D-9.......................   4.11.7
                 SEC..................................  3.1.5.1
                 Stockholders Deed Polls.............. Recitals
                 Superior Proposal....................    4.2.1
                 SVE Special Voting Deed.............. Recitals
                 SVT Share............................ Recitals
                 Tax..................................   3.1.10
                 Tax Return...........................   3.1.10
                 Termination Date.....................      6.2
                 Transactions......................... Recitals

                                  ARTICLE II

                          Closing; Equalization Ratio

   2.1  Closing.

   The closing and completion (the "Closing") of the DLC Transactions shall take place simultaneously (i) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, 10019 and at the offices of Herbert Smith, Exchange Square, Primrose Street, London, EC2A 2HS, not later than the third Business Day after the first day on which all of the conditions set forth in Article V are satisfied or waived by the Party or Parties entitled thereto in accordance with this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or (ii) at such other places and time and/or on such other date as Carnival and P&O Princess may agree in writing (the "Closing Date"). All transactions to be effected at the Closing shall be effected simultaneously, and no transaction shall be complete or effective until such time as all such transactions are complete and effective (the "Effective Time").

   2.2 Transactions to be Effected and Documents to be Exchanged. At or prior to the Closing:

      2.2.1 Equalization and Governance Agreement. Each of P&O Princess and Carnival shall execute and deliver to the other the Equalization and Governance Agreement in the Agreed Form;

      2.2.2 SVE Special Voting Deed. Carnival, P&O Princess, Carnival SVC, the P&O Princess Trustee and the Carnival SVC Owner shall execute and deliver the SVE Special Voting Deed in the Agreed Form;

      2.2.3 Carnival Amendments. The second amended and restated articles of incorporation of Carnival shall be amended and restated in the Agreed Form (the "Carnival Amended Articles") and shall be filed with the Companies Registry of the Republic of Panama in accordance with the provisions of the PGCL, and the amended and restated By-Laws of Carnival shall be amended and restated in the Agreed Form (the "Carnival Amended By-Laws" and, collectively with the Carnival Amended Articles, the "Carnival Amendments"), and shall become effective;

      2.2.4 P&O Princess Amendments. An amendment to each of the memorandum and articles of association of P&O Princess, in the Agreed Form (such memorandum as so amended, the "P&O Princess Amended Memorandum", such articles, as so amended, the "P&O Princess Amended Articles" and, collectively with the P&O Princess Amended Memorandum, the "P&O Princess Amendments") shall become effective;

      2.2.5 P&O Princess Special Share. P&O Princess shall issue and allot the P&O Princess Special Share to Carnival, which shall make the Deposit. P&O Princess shall register the P&O Princess Trustee as the holder of the P&O Princess Special Share and issue a share certificate or holding statement for the P&O Princess Special Share to the P&O Princess Trustee;

      2.2.6 Issuance and Dividend of SVT Shares. The P&O Princess Trustee shall issue to Carnival, in respect of the Deposit, one SVT Share for each share of Carnival Common Stock outstanding as of the Closing Date, and Carnival shall distribute, as a dividend to holders of Carnival Common Stock, one SVT Share for each share of Carnival Common Stock;

      2.2.7 Carnival Special Share. Carnival shall issue the Carnival Special Share to Carnival SVC, register Carnival SVC as the holder of the Carnival Special Share and issue a share certificate or a book statement for the Carnival Special Share to Carnival SVC;

      2.2.8 Mutual Directors. To the extent that they are not already effective, (i) the appointment or election of the Mutual Directors designated pursuant to Section 4.8.2 as directors of each of Carnival and P&O Princess, comprising the entire board of directors of each of Carnival and P&O Princess, shall become effective, and (ii) the resignation of each director of Carnival or P&O Princess who is not designated as a Mutual Director shall become effective;

      2.2.9 Officers. The appointment or election of the individuals identified as officers pursuant to Section 4.8.3 as officers of each of Carnival and P&O Princess shall become effective;

      2.2.10 Deeds of Guarantee. Each Party shall execute and deliver to the other the Deeds of Guarantee;

      2.2.11  Carnival Deed.  Carnival shall execute and deliver the Carnival
   Deed;

      2.2.12 Pairing Agreement. Carnival and the P&O Princess Trustee shall execute and deliver the Pairing Agreement; and

      2.2.13 Other Documents. Each Party shall deliver to the other such other documents, instruments and certificates as the other Party may reasonably request in connection with the Transactions and the Closing.

   2.3  Equalization Ratio.  Subject to adjustment as set forth below in this
Section 2.3, the Equalization Ratio to be set forth in the Equalization and Governance Agreement shall, as of the Effective Time, be one P&O Princess Ordinary Share to 0.3004 of a share of Carnival Common Stock, such that the voting rights and the rights to distributions (of income and capital) of one P&O Princess Ordinary Share shall be equivalent to the voting rights and the rights to distributions of 0.3004 of a share of Carnival Common Stock.

If the Parties agree that the Equalization Ratio shall instead be 1:1, then they shall make such subdivisions and/or combinations of Carnival Common Stock and/or P&O Princess Ordinary Shares, or other such actions, as they mutually agree are necessary to achieve that result. In either case, the Equalization Ratio (i) shall be adjusted, in the manner provided in the Equalization and Governance Agreement, for all actions occurring on or after the date hereof and at or before the Effective Time that would require an automatic adjustment to the Equalization Ratio pursuant to the terms of the Equalization and Governance Agreement as if such agreement were effective during such period, and (ii) subject to any such adjustment, shall be the Equalization Ratio as of the Effective Time; provided, however, that the Equalization Ratio shall not be adjusted for regular dividends declared prior to the Effective Time and permitted pursuant to Section 4.1.2. Such Equalization Ratio, as so adjusted from time to time, is referred to herein as the "Equalization Ratio".

                                  ARTICLE III

                        Representations and Warranties

   3.1 Representations and Warranties of Carnival and P&O Princess. Except as set forth in the corresponding sections or subsections of the disclosure letter, dated the date hereof and signed by an authorized officer, delivered by Carnival to P&O Princess or by P&O Princess to Carnival (each a "Disclosure Letter" and the "Carnival Disclosure Letter" and the "P&O Princess Disclosure Letter", respectively), as the case may be, Carnival (except for subparagraphs 3.1.2.2, 3.1.3.2, 3.1.5.2, 3.1.8(ii), and 3.1.9.2 below and references in
Section 3.1.1 below to documents made available by P&O Princess to Carnival) hereby represents and warrants to P&O Princess, and P&O Princess (except for subparagraphs 3.1.2.1, 3.1.3.1, 3.1.5.1, 3.1.8(i), and 3.1.9.1 below and references in Section 3.1.1 below to documents made available by Carnival to P&O Princess), hereby represents and warrants to Carnival, that:

      3.1.1 Organization, Good Standing and Qualification. Each of it and its Significant Subsidiaries is a corporation or other organization duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of its respective jurisdiction of incorporation or organization and has all requisite corporate or similar power and authority, and has been duly authorized by all necessary approvals and orders, to own, operate and lease its properties and assets and to carry on its business as presently conducted and is duly qualified to do business and is in good standing in each jurisdiction where the ownership, operation or leasing of its assets or properties or conduct of its business requires such qualification, except for any such failures to be so organized, qualified or in good standing, or to have such power or authority, which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect with respect to it. Carnival has made available to P&O Princess complete and correct copies of its articles of incorporation and by-laws, and P&O Princess has made available to Carnival complete and correct copies of its memorandum and articles of association, in all cases as amended to date. Such articles of incorporation and by-laws or memorandum and articles of association, as the case may be, as so made available are in full force and effect.

      3.1.2  Capital Structure.

          3.1.2.1 The authorized capital stock of Carnival consists of 960,000,000 shares of Carnival Common Stock, of which 586,837,283 shares were issued and outstanding as of the close of business on January 3, 2003, and 40,000,000 shares of Preferred Stock, par value $0.01 per share ("Carnival Preferred Stock") none of which is outstanding as of the date hereof. All of the outstanding shares of Carnival Common Stock have been duly authorized and validly issued and are paid and non-assessable.

       Carnival has no shares of Carnival Common Stock or Carnival Preferred Stock reserved for or otherwise subject to issuance, except that as of the close of business on January 3, 2003, there were no more than 56,570,829 shares of Carnival Common Stock subject to issuance pursuant to the plans of Carnival identified in paragraph 3.1.2.1 of the Carnival Disclosure Letter as being the only Compensation and Benefit Plans or agreements pursuant to which Carnival Common Stock may be issued (the "Carnival Stock Plans"). Each of the outstanding shares of capital stock or other ownership interests of each of Carnival's Significant Subsidiaries is duly authorized, validly issued, fully paid and non-assessable and owned by Carnival or a direct or indirect wholly owned Subsidiary of Carnival, in each case free and clear of any Lien. Except as set forth above or as contemplated by this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind which obligate Carnival or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of Carnival or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from Carnival or any of its Subsidiaries, any securities of Carnival or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except as described in the Carnival Disclosure Letter, Carnival does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Carnival on any matter.

          3.1.2.2 The authorized share capital of P&O Princess is $375 million divided into 750,000,000 P&O Princess Ordinary Shares. As of the close of business on January 7, 2003, the allotted and issued share capital of P&O Princess consisted of 693,596,865 P&O Princess Ordinary Shares. All of those P&O Princess Ordinary Shares have been duly authorized and validly issued and are fully paid or credited as fully paid. P&O Princess has no P&O Princess Ordinary Shares reserved for or otherwise subject to issuance, except that, as of the close of business on January 7, 2003, there were no more than 10,000,000 P&O Princess Ordinary

       Shares and no more than 2,000,000 P&O Princess ADSs subject to issuance pursuant to the plans of P&O Princess identified in subparagraph 3.1.2.2 of the P&O Princess Disclosure Letter as being the only Compensation and Benefit Plans or agreements pursuant to which P&O Princess Ordinary Shares may be issued (the "P&O Princess Option Plans"). Each of the outstanding shares of capital stock or other ownership interests of each of P&O Princess' Significant Subsidiaries is duly authorized, validly issued, fully paid and non-assessable and owned by P&O Princess or a direct or indirect wholly owned Subsidiary of P&O Princess, in each case free and clear of any Lien. Except as set forth above or as contemplated by this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind which obligate P&O Princess or any of its Subsidiaries to issue or to sell any shares of capital stock or other securities of P&O Princess or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from P&O Princess or any of its Subsidiaries, any securities of P&O Princess or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. P&O Princess does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of P&O Princess on any matter.

      3.1.3  Corporate Authority; Approval and Fairness.

          3.1.3.1 Carnival has all requisite corporate power and authority and has taken all corporate action necessary in order to authorize, execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject only to the approval of the Transactions (including the Carnival Amendments by the vote of the holders of not less than 50% of the outstanding shares of Carnival Common Stock entitled to vote thereon (the "Carnival Requisite Vote"). Assuming the due authorization, execution and delivery of this Agreement by each party thereto other than Carnival or any of its Subsidiaries, this Agreement constitutes, and at the Effective Time each DLC Document to which Carnival will be or is a party will constitute, a valid and binding agreement of Carnival enforceable against Carnival in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). The Board of Directors of Carnival has approved this Agreement (including the Exhibits hereto) and the Transactions.

          3.1.3.2 P&O Princess has all requisite corporate power and authority and has taken all corporate action necessary in order to authorize, execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject only to the approval of the Transactions (including the P&O Princess Amendments) by, on a show of hands, not less than 75% of the holders of the outstanding P&O Princess Ordinary Shares present in person or, on a poll, by the holders of not less than 75% of the votes attaching to the P&O Princess Ordinary Shares who vote in person or by proxy at the P&O Princess Shareholders Meeting at which a quorum is present and acting throughout (the "P&O Princess Requisite Vote"). Assuming the due authorization, execution and delivery of this Agreement by each party thereto other than P&O Princess or any of its Subsidiaries, this Agreement constitutes, and at the Effective Time each DLC Document to which P&O Princess will be or is a party will constitute, a valid and binding agreement of P&O Princess, enforceable against P&O Princess in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Board of Directors of P&O Princess
       (A) has approved this Agreement (including the Exhibits hereto), and the Transactions and (B) has received the advice of its financial advisor, Schroder Salomon Smith Barney, to the effect that, as of the date of this Agreement, the terms of the DLC Transactions are fair and reasonable.

      3.1.4  Governmental Filings; No Violations.

          3.1.4.1 Other than the filings, consents, notices, approvals, confirmations, declarations and/or decisions listed in Section 3.1.4.1 of each Party's Disclosure Letter (all such filings, consents, notices, approvals, confirmations, declarations and/or decisions to be made, given or obtained by Carnival being the "Carnival Required Consents", and by P&O Princess being the "P&O Princess Required Consents") no filings, notices, approvals, confirmations, and/or declarations are required to be made by it or any of its Subsidiaries with, nor are any approvals, consents or other confirmations required to be obtained by it or any of its Subsidiaries from, any Governmental Entity, in connection with the execution and delivery by it of this Agreement and the consummation by it of the Transactions, except those the failure of which to make, give or obtain, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to it.

          3.1.4.2 The execution, delivery and performance of this Agreement by it does not, and the consummation by it of the Transactions will not, constitute or result in (A) a breach or violation of, or a default under, its articles of incorporation or by-laws, in the case of Carnival, or memorandum or articles of association, in the case of P&O Princess, or the comparable governing instruments of any of the Significant Subsidiaries of Carnival and P&O Princess, (B) subject to making, giving or obtaining all Carnival Required Consents or P&O Princess Required Consents, as applicable, and all other necessary third-party consents as set forth in Section 3.1.4.2 of its Disclosure Letter, a breach or violation of, or a default under, or the termination, amendment, cancellation or acceleration of any obligations or penalties or the creation of a Lien, charge, "put" or "call" right, right of purchase or other encumbrance on the assets of it or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any agreement, lease, license, insurance contract, contract, note, mortgage, loan, indenture, arrangement (including, without limitation, any financing arrangement) or other obligation ("Contracts") binding upon it or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which it or any of its Subsidiaries is or any of its or their assets is subject or bound, (C) any change in the rights or obligations of either Party under any of its Contracts, or (D) any employee of it or its Subsidiaries being entitled to severance pay under, acceleration of the time of payment or vesting or triggering of any payment of compensation or benefits under, increasing the amount payable or triggering of any other obligation pursuant to, any of the Compensation and Benefit Plans involving in any such case an amount or value greater than $2.5 million for any individual or $10 million in the aggregate or any breach or violation of, or a default under, any of the Compensation and Benefit Plans, except, in the case of clause (B) or (C) above, for any breach, violation, default, termination, amendment, cancellation, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to it. Neither Party nor any of its Subsidiaries is in violation of, or default under, or with the lapse of time or giving of notice or both would be in violation of, or default under, any provision of any agreement, instrument or arrangement pursuant to which it has borrowed money or otherwise incurred indebtedness where the resulting acceleration of all the borrowed money or indebtedness under all such agreements, instruments and arrangements would be greater than $100 million.

      3.1.5  Reports; Financial Statements.

          3.1.5.1 Carnival has made available to P&O Princess copies of (A) each registration statement, report, or other document prepared by it or its Subsidiaries and filed with the United States Securities and Exchange Commission (the "SEC") since November 30, 2001 (the "Carnival Audit Date"), including Carnival's Annual Report on Form 10-K for the year ended November 30, 2001 and Quarterly Reports on Form 10-Q for the quarters ended February 28, 2002, May 31, 2002 and August 31, 2002, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such registration statement, report, or other document filed with the SEC subsequent to the date hereof, the "Carnival Reports") and (B) all circulars, reports and other documents distributed by Carnival to its shareholders since the Carnival Audit Date (it being understood that all documents filed with the SEC shall be deemed to have been made available for purposes of this Section 3.1.5.1). As of their respective dates, the Carnival Reports did not, and any Carnival Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Carnival Reports (including the related notes and schedules) fairly presents, or in the case of those filed with the SEC after the date hereof will fairly present, in all material respects, the consolidated financial position of Carnival and its Subsidiaries as of its date and each of the related consolidated statements of operations, shareholders' equity and cash flows included in or incorporated by reference into the Carnival Reports (including any related notes and schedules) fairly presents, or in the case of those filed with the SEC after the date hereof will fairly present, in all material respects, the consolidated results of operations, retained earnings and changes in cash flows, as the case may be, of Carnival and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that are not expected to be material in amount or effect), in each case in accordance with US GAAP consistently applied during the periods involved except as may be noted therein. All of the Carnival Reports, as of their respective dates (and as of the date of any amendment to the respective Carnival Report), complied, or in the case of those filed with the SEC after the date hereof will comply, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Except as disclosed in the Carnival Reports filed prior to the date hereof, Carnival and its consolidated Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Carnival and its consolidated Subsidiaries or the footnotes thereto prepared in conformity with US GAAP, other than (A) liabilities incurred in the ordinary course of business consistent with past practice, (B) liabilities incurred in accordance with Section 4.1,
       (C) liabilities for Taxes in respect of income, profits or gains earned in the ordinary course of business or (D) liabilities that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect with respect to Carnival.

          3.1.5.2 P&O Princess has made available to Carnival copies of (A) each registration statement, report or other document prepared by it or its Subsidiaries and filed with, or furnished to, the SEC since December 31, 2001 (the "P&O Princess Audit Date", with the P&O Princess Audit Date and the Carnival Audit Date each being referred to herein as the relevant Party's "Audit Date"), including P&O Princess' Annual Report on Form 20-F for the year ended December 31, 2001 and interim financial Reports on Form 6-K for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, each in the form (including exhibits, annexes and any amendments thereto) filed with, or furnished to, the SEC (collectively, including any such registration statement, report or other document filed with, or furnished to, the SEC subsequent to the date hereof, the "P&O Princess US Reports"); and (B) all circulars, reports and other documents distributed by P&O Princess to its shareholders since the P&O Princess Audit Date (it being understood that all documents filed with the SEC shall be deemed to have been made available for purposes of this Section 3.1.5.2). As of their respective dates, the P&O Princess US Reports did not, and any P&O Princess US Report filed with, or furnished to, the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the P&O Princess US Reports, as of their respective dates (and as of the date of any amendment to the respective P&O Princess US Reports), complied, or in the case of those filed with, or furnished to, the SEC after the date hereof will comply, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. All documents notified by P&O Princess to, or filed by P&O Princess with, the UKLA since the P&O Princess Audit Date, including any documents notified by P&O Princess to, or filed by P&O Princess with, the UKLA subsequent to the date hereof (the "P&O Princess UK Reports", collectively with the P&O Princess US Reports, the "P&O Princess Reports", with the Carnival Reports and the P&O Princess Reports each being referred to as the relevant Party's "Reports") complied, or in the case of those notified or filed by P&O Princess subsequent to the date hereof will comply, as to form, in all material respects with the applicable provisions, of the London Listing Rules and the Companies Act. As of their respective dates, the P&O Princess UK Reports did not, and any P&O Princess UK Report notified by P&O Princess to, or filed by P&O Princess with, the UKLA subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading in any material respect. Each of the consolidated balance sheets included in or incorporated by reference into the P&O Princess Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated financial position of P&O Princess and its Subsidiaries as of its date, and each of the related consolidated statements of profit and loss accounts, changes in shareholders' funds, total recognized gains and losses and cash flows included in or incorporated by reference into the P&O Princess Reports (including any related notes and schedules) fairly presents, or, in the case of those filed with or furnished to, the SEC after the date hereof, will fairly present, in all material respects, the consolidated results of operations, retained earnings and cash flows of P&O Princess and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that are not expected to be material in amount or effect), in each case in accordance with UK GAAP consistently applied during the periods involved except as may be noted therein. The related notes to the P&O Princess US Reports filed with the SEC reconciling such consolidated balance sheet, consolidated statement of income, statement of changes in shareholders' interest, and statement of cash flows comply in all material respects with the requirements of the SEC applicable to such reconciliation to US GAAP. Except as disclosed in the P&O Princess Reports filed prior to the date hereof, P&O Princess and its consolidated Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of P&O Princess and its consolidated Subsidiaries or the footnotes thereto prepared in conformity with UK GAAP, other than
       (A) liabilities incurred in the ordinary course of business consistent with past practice, (B) liabilities incurred in accordance with Section 4.1, (C) liabilities for Taxes in respect of income, profits or gains earned in the ordinary course of business or (D) liabilities that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect with respect to P&O Princess.

      3.1.6 Absence of Certain Changes. Except as disclosed in its Reports filed or furnished prior to the date hereof, or as expressly contemplated by this Agreement, since its Audit Date it and its Significant Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction ("material" being construed in the context of the Party and its Subsidiaries taken as a whole) other than according to, the ordinary and usual course of such businesses, and there has not been (i) any Material Adverse Change with respect to it; (ii) declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of its capital stock, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and except as expressly permitted hereby; (iii) any split in its capital stock, combination, subdivision or reclassification of any of its capital stock or issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except as expressly contemplated hereby or (iv) any change by it in accounting principles, practices or methods except as required by changes in US GAAP or UK GAAP, as the case may be. Since its Audit Date, except as provided for herein or as disclosed in its Reports filed or furnished prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by it or any of its Subsidiaries to officers or key employees, or any amendment of, or acceleration of the time of payment or vesting under, any of its Compensation and Benefit Plans or agreements, other than increases or amendments in the ordinary course of business consistent with past practice that are not, individually or aggregate, material ("material" being construed in the context of the Party and its Subsidiaries taken as a whole) or that are contemplated by this Agreement.

      3.1.7  Litigation and Liabilities.

          3.1.7.1 Except as disclosed in its Reports filed or furnished prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings existing, pending or, to the knowledge of, in the case of Carnival, its Chief Executive Officer, Chief Financial Officer or General Counsel (the "Carnival Officers") and, in the case of P&O Princess, its Chief Executive Officer, Chief Financial Officer or General Counsel (the "P&O Princess Officers") threatened, against it or any of its Subsidiaries or
       (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, or any other facts or circumstances of which, in the case of Carnival, the Carnival Officers, and, in the case of P&O Princess, the P&O Princess Officers, have knowledge that would reasonably be expected to result in any claims against, or obligations or liabilities of, it or any of its Subsidiaries, except, in each case, for those that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect with respect to it.

          3.1.7.2 Except as disclosed in its Reports filed or furnished prior to the date hereof it and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, orders and approvals of Governmental Entities which are necessary for the operation of the businesses as now being conducted by it and its Subsidiaries, taken as a whole (as to each Party, its "Permits"), no suspension or cancellation of any of its Permits is pending or, to the knowledge of the Carnival Officers in the case of Carnival or the P&O Princess Officers in the case of P&O Princess, threatened and it and its Subsidiaries are in compliance with the terms of its Permits, except for any such failures to hold, suspensions or cancellations of, or failures to comply with, such Permits that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect with respect to it. Neither it nor its Subsidiaries is in violation with respect to any Laws of any Governmental Entity, except for any such violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect with respect to it.

      3.1.8 Brokers and Finders. Neither it nor any of its Subsidiaries, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the execution and delivery of this Agreement or the Transactions, except that (i) Carnival has retained Merrill Lynch International and UBS Warburg Ltd. as its financial advisors and disclosed its arrangements with such financial advisors to P&O Princess prior to the date hereof and (ii) P&O Princess has retained Schroder Salomon Smith Barney as its financial advisors and disclosed its arrangements with such financial advisor to Carnival prior to the date hereof.

      3.1.9  Ownership of Other Party's Common Stock.

          3.1.9.1 Carnival and its Subsidiaries do not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange Act) any P&O Princess Ordinary Shares or P&O Princess American Depositary Shares.

          3.1.9.2 P&O Princess and its Subsidiaries do not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange Act) any shares of Carnival Common Stock or any debt of Carnival that is convertible into such shares.

      3.1.10 Taxes. Except for any such matters that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect with respect to it, it and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all Taxes that are required to have been paid including any Taxes which it or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency and (iv) have no liability with respect to Taxes that accrued on or before November 30, 2001 (in the case of Carnival) or December 31, 2001 (in the case of P&O Princess) in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Reports filed or furnished on or prior to the date hereof. Except for any such matters that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect with respect to it, there are no pending or, to the knowledge of the P&O Princess Officers or the Carnival Officers (as appropriate) threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes and Tax matters or any unresolved questions or claims concerning its or any of its Subsidiaries' Tax liability.

   As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all national, federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, capital gains, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever whether levied in the United Kingdom, Panama, the United States or any other country, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

      3.1.11 Carnival Common Stock to be Issued in the Offer. All of the shares of Carnival Common Stock to be issued in the Offer in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

                                  ARTICLE IV

                                   Covenants

   4.1 Interim Operations. Each of Carnival and P&O Princess covenants and agrees as to itself and its Subsidiaries that, after the date hereof and until the Effective Time, except (i) as the other Party shall otherwise approve in writing, (ii) as set forth in the corresponding section of the applicable Disclosure Letter, (iii) as otherwise expressly contemplated by or provided in this Agreement, or (iv) as required by applicable Law:

      4.1.1 Ordinary Course. The businesses of it and its Subsidiaries (taken as a whole) shall be conducted in the usual, regular and ordinary course consistent with past practice and, to the extent consistent therewith, it and each of its Significant Subsidiaries shall use its reasonable best efforts to preserve its business organization and present lines of business materially intact and maintain its commercially reasonable insurance (taking into account industry practice and market conditions) and material rights and franchises and preserve its existing material relations with third parties. Notwithstanding anything in this Agreement to the contrary, none of the following actions by any Party and/or its Subsidiaries after the date of this Agreement shall be prohibited by this Agreement: (i) any internal reorganizations and related actions pursuant thereto involving such Party and/or its Subsidiaries that do not have and are not reasonably likely to have a Material Adverse Effect on such Party, (ii) any purchase, sale or charters of any vessels or any amendment to, or termination of, new-building contracts, (iii) any other acquisitions or investments for consideration not exceeding in the aggregate $500 million plus the net proceeds of any divestments referred to in the next clause, and
   (iv) any divestments the net proceeds of which do not exceed $500 million in the aggregate;

      4.1.2 Governing Documents; Share Capital; Dividends. It shall not (i) amend its articles of incorporation or by-laws, in the case of Carnival, or its memorandum and articles of association, in the case of P&O Princess (except for any amendments made solely to preserve its tax position to the extent necessary or desirable); (ii) split, combine, subdivide or reclassify its outstanding shares of capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; (iii) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any capital stock other than (A) in the case of Carnival, regular quarterly cash dividends consistent with past practice and (B) in the case of P&O Princess, regular quarterly cash dividends consistent with past practice (it being understood that P&O Princess may accelerate payment of its dividend for the fourth quarter of the 2002 financial year to March
   2003); or (iv) reduce, cancel, repurchase, redeem or otherwise acquire or permit any of its Subsidiaries to reduce, cancel, purchase or otherwise acquire (except for repurchases, redemptions or acquisitions required by (A) the terms of its capital stock or securities outstanding on the date hereof or (B) the respective terms as of the date hereof of, or in connection with, any Carnival Stock Plans, in the case of Carnival, or P&O Princess Option Plans, in the case of P&O Princess, or any dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans), any shares of the capital stock of P&O Princess or Carnival, as the case may be, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

      4.1.3 Issuance of Securities; Indebtedness; Acquisitions and Dispositions. Neither it nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind to acquire, the capital stock of P&O Princess or Carnival, as the case may be, of any class other than (x) in the case of Carnival, shares of Carnival Common Stock issuable pursuant to options outstanding on the date hereof under the Carnival Stock Plans, additional options or rights to acquire shares of Carnival Common Stock granted under the terms of any Carnival Stock Plan as in effect on the date hereof in the ordinary course of the operation of such Carnival Stock Plan or pursuant to Carnival's convertible debt securities outstanding as of the date hereof, (y) in the case of P&O Princess, P&O Princess Ordinary Shares issuable or transferable pursuant to options outstanding on the date hereof under the P&O Princess Option Plans and additional options or rights to acquire P&O Princess Ordinary Shares granted under the terms of any P&O Princess Option Plans as in effect on the date hereof in the ordinary course of the operation of such P&O Princess Option Plan and (z) issuances of securities in connection with grants or awards of stock-based compensation made in accordance with paragraph 4.1.4 hereof), or (ii) incur or modify any significant indebtedness or other liability except in the ordinary and usual course of business consistent with past practice or pursuant to the financial plans communicated to the other Party in writing prior to the date hereof. Neither it nor any of its Significant Subsidiaries will merge or consolidate with any Person;

      4.1.4 Employee Benefits. Neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards of stock-based compensation or other benefits under, accelerate the time of payment or vesting under, amend or otherwise modify any Compensation and Benefit Plan or agreement or increase the salary, wage, bonus or other compensation of any directors, officers or employees except for grants or awards to directors, officers and employees of it or its Subsidiaries under existing Compensation and Benefit Plans, agreements or otherwise in each case in the normal and usual course of business consistent with past practice (which shall include normal periodic performance reviews and related compensation and benefit increases);

      4.1.5 Representations and Warranties. Neither it nor any of its Subsidiaries shall take any action or omit to take any action that would cause any of its representations and warranties not to satisfy the condition set forth in Section 5.2.1 or 5.3.1, as applicable, as of the Closing Date;

      4.1.6 Non-Competition Agreements. Neither Party shall enter into or renew any non-compete, exclusivity or similar agreement that would restrict or limit, in any material respect as of the Effective Time (material being construed in the context of the Party and its Subsidiaries taken as a whole), its operations;

      4.1.7 Satisfaction of Closing Conditions. Neither Party shall take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Transactions; and

      4.1.8 No Related Actions. Neither it nor any of its Subsidiaries shall authorize or enter into an agreement to do any of the foregoing.

   4.2  Acquisition Proposals.

      4.2.1 No Shop. Each of Carnival and P&O Princess agrees that, subject to Section 4.2.3 and except as expressly contemplated by this Agreement, neither it nor any of its Subsidiaries nor any of the officers or directors of it or its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and its Subsidiaries' officers, directors, employees, investment bankers, attorneys, accountants, financial advisors, agents or other representatives (collectively, with respect to each of Carnival and P&O Princess, such Person's "Representatives") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer by a third party with respect to a merger, takeover, reorganization, share exchange, scheme of arrangement, dual-holding company transaction, consolidation or similar transaction involving Carnival or P&O Princess, or any purchase of or joint venture (or similar arrangement) involving, or offer to purchase or enter into a joint venture (or similar arrangement) involving, all or 15% or more of the equity securities of Carnival or P&O Princess, as the case may be, or of its and its Subsidiaries' assets taken as a whole (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Each of Carnival and P&O Princess further agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' officers or directors shall, and that it shall direct and use its reasonable best efforts to cause its Representatives not to, directly or indirectly, have any discussions with or provide any confidential information or data to any Person relating to an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent either Carnival or P&O Princess or its board of directors from (i) negotiating with or furnishing information to any Person who has made a bona fide unsolicited written Acquisition Proposal which did not result from a breach of this Section 4.2.1 (or any action that would have constituted such a breach if the Representatives of such Party were bound by this Section to the same extent as such Party) or Section 6 of, or any comparable no-shop provision in, the Stockholders Deed Polls (or any action that would have constituted a breach if the Representatives (as defined in the Stockholders Deed Polls) were bound by such Section to the same extent as the Carnival Major Stockholders) (each, a "Qualifying Acquisition Proposal") or (ii) recommending a Qualifying Acquisition Proposal to its shareholders, if and only to the extent that, in each case, the board of directors of such Party determines in good faith after consultation with outside legal counsel that the failure to take such action would result in a breach of the fiduciary duties of the Board of Directors and such Qualifying Acquisition Proposal is a Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means in respect of Carnival or P&O Princess, as applicable, any Qualifying Acquisition Proposal by a third party (x) on terms which the board of directors of such Party determines in its good faith judgment to be more favorable from a financial point of view to its shareholders than the Transactions after consultation with its financial advisors (which advice shall be communicated to the other Party) and after giving the other Party at least ten Business Days to respond to such third party Qualifying Acquisition Proposal, (y) which the board of directors of such Party determines in its good faith judgment to constitute a transaction that is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal and (z) which relates to at least a majority of the consolidated assets by value or the securities by voting power of such Party. Each of Carnival and P&O Princess agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal. Each of Carnival and P&O Princess also agrees that if it has not already done so, it will promptly request each Person, if any, that has heretofore executed a confidentiality agreement within the 12 months prior to the date hereof in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

      4.2.2 Notifications. Each of Carnival and P&O Princess agrees that it will take the necessary steps promptly to inform its Subsidiaries and its and its Subsidiaries' Representatives of the obligations undertaken in this
   Section 4.2. Each of Carnival and P&O Princess agrees that it will notify the other promptly if any inquiries, proposals or offers relating to or constituting an Acquisition Proposal are received by, any information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, it, any of its Subsidiaries or any of its or its Subsidiaries' Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep the other informed, on a current basis, of the status and material terms of any such proposals or offers, including providing the other Party with copies of any information provided to such other Person.

      4.2.3  Compliance with Exchange Act, Exchange Regulations and City
   Code. Nothing contained in this Agreement shall prohibit a Party from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to an Acquisition Proposal by means of a tender or exchange offer or taking such action and making such recommendations as its board of directors shall determine, in good faith after consultation with outside legal counsel, is required in order to comply with any obligations imposed on it by the SEC, the NYSE, the City Code, the Takeover Panel, the London Stock Exchange or the UKLA in relation to any Acquisition Proposal (provided that it is hereby acknowledged, for the avoidance of doubt, that no provision of the City Code requires P&O Princess or its directors to solicit or initiate any Acquisition Proposal). If the SEC, the NYSE, the Takeover Panel, UKLA or London Stock Exchange, as applicable, requests or directs a Party to take any course of action in connection with, or which would have any effect on, the Transactions, then such Party agrees, solely to the extent practicable (having regard to the time available and the nature and urgency of such request or direction), to (i) notify the other Party of this fact and (ii) consult with the other Party prior to taking any action with respect to such request or direction.

   4.3  Information Supplied.

      4.3.1 Shareholder Documents. Each of Carnival and P&O Princess each agrees, as to itself and its Subsidiaries that:

          4.3.1.1 It shall provide such information for inclusion in each of the Shareholder Documents, such that each Shareholder Document shall contain all particulars relating to Carnival and P&O Princess required to comply in all material respects with all applicable Laws, including the PGCL, the Companies Act, the City Code and the Financial Services and Markets Act 2000 (and the rules and regulations thereunder), the requirements of the London Stock Exchange, the listing rules of the UKLA, the Securities Act, the Exchange Act and the rules and regulations of the SEC and the NYSE;

          4.3.1.2 The information provided by such Party for inclusion or incorporation by reference in any of the Shareholder Documents shall not, at the date of mailing to shareholders and at the time or times of the Carnival Shareholders Meeting or the P&O Princess Shareholders Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; and

          4.3.1.3 If at any time prior to the Carnival Shareholders Meeting or the P&O Princess Shareholders Meeting, as applicable, any information relating to Carnival or P&O Princess, or any of their respective Affiliates, officers or directors, should be discovered by Carnival or P&O Princess which should be set forth in a supplement to any of the Shareholder Documents, so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect, the Party which discovers such information shall promptly notify the other Party and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be promptly disseminated to the Carnival shareholders or the P&O Princess shareholders, as applicable.

   4.4 Shareholders Meetings. Carnival and P&O Princess will each respectively take all action necessary to convene a meeting of the holders of Carnival Common Stock to obtain the Carnival Requisite Vote (the "Carnival Shareholders Meeting") and the holders of P&O Princess Ordinary Shares to obtain the P&O Princess Requisite Vote (the "P&O Princess Shareholders Meeting") to approve the Transactions, as soon as possible after the date hereof, and the Parties shall liaise to ensure that the Carnival Shareholders Meeting will be held two days prior to the P&O Princess Shareholders Meeting; provided that if either Party elects to hold its meeting on an earlier date, it may do so; provided, however, the P&O Princess Shareholders Meeting may not be convened prior to the 20th Business Day after commencement of the Offer. Subject to fiduciary obligations and the requirements of applicable Law, the board of directors of each of Carnival and P&O Princess shall recommend to its respective shareholders the approval of, in the case of Carnival, the Carnival Amendments and, in the case of P&O Princess, the P&O Princess Amendments, and in each case, this Agreement and the DLC Transactions, which recommendation shall be set forth in the Carnival Circular and the P&O Princess EGM Circular, respectively, and shall take all lawful action to solicit such approval. The Carnival Shareholders Meeting and the P&O Princess Shareholders Meeting will be held regardless of any failure to make such recommendation or any change in such recommendation.

   4.5  Filings; Other Actions; Notification.

      4.5.1 Filings. As promptly as practicable after the execution of this Agreement, Carnival and P&O Princess shall prepare and make all necessary filings and notifications to any Governmental Entity required to implement the DLC Transactions, including the filing of the Shareholder Documents with the SEC and UKLA, as appropriate. Carnival and P&O Princess shall cooperate to conform the content of the Shareholder Documents, to the extent reasonably practicable and appropriate. Carnival and P&O Princess each shall use its reasonable best efforts to have the Registration Statements declared effective by the SEC as promptly as practicable after filing. P&O Princess and Carnival each shall use its reasonable best efforts to have the P&O Princess EGM Circular approved by the UKLA as promptly as practicable after filing. Carnival and P&O Princess shall each provide the other and its counsel with copies of any comments Carnival or P&O Princess or its counsel may receive from the SEC or its Staff or the UKLA, as applicable, with respect to the Shareholders Documents promptly after the receipt of such comments, and Carnival and P&O Princess shall cooperate (and shall cause their respective counsel to cooperate) reasonably in responding promptly and appropriately to such comments. Carnival shall promptly prepare and file a supplemental listing application with the NYSE with respect to the shares of Carnival Common Stock to be issued in the Offer and shall use its reasonable best efforts to have such shares of Carnival Common Stock approved for listing by the NYSE, subject only to official notice of issuance, and shall promptly prepare and file a listing application with the NYSE with respect to the SVT Shares and shall use its reasonable best efforts to have such SVT Shares approved for listing by the NYSE, subject only to official notice of issuance.

      4.5.2 Mailing of Documents. Carnival shall use its reasonable best efforts to cause the Carnival Circular to be mailed to its shareholders as promptly as practicable after the SEC has declared the Second Joint Registration Statement effective. P&O Princess shall use its reasonable best efforts to cause the P&O Princess EGM Circular to its shareholders, and Carnival shall use its reasonable best efforts to cause the Offer Documents to be mailed to the P&O Princess shareholders as promptly as practicable after the SEC has declared the Joint Registration Statement effective and UKLA has approved the P&O Princess EGM Circular.

      4.5.3 Cooperation. Carnival and P&O Princess shall each cooperate with the other and (i) use (and shall cause their respective Subsidiaries to use) all their respective reasonable best efforts promptly to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Transactions as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) use (and shall cause their respective Subsidiaries to use) all their respective reasonable best efforts to obtain as promptly as practicable all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party (other than Carnival Required Consents and P&O Princess Required Consents) necessary, proper or advisable to consummate the Transactions, and (iii) use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable to obtain the Carnival Required Consents or P&O Princess Required Consents, as the case may be; provided that neither Party shall be required by this Section 4.5.3(ii) or (iii) to accept or agree to any conditions, terms or restrictions in connection with any such Carnival Required Consent or P&O Princess Required Consent, as the case may be, which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on P&O Princess and/or Carnival after the Effective Time (it being understood that, for this purpose, materiality shall be considered with reference to the total equity market value of P&O Princess and Carnival as a unified commercial enterprise). Subject to applicable Laws relating to the exchange of information, Carnival and P&O Princess shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Carnival and its Subsidiaries or P&O Princess and its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Transactions. In exercising the foregoing right, each of Carnival and P&O Princess shall act reasonably and as promptly as practicable.

      4.5.4 Furnishing Information. Carnival and P&O Princess each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Shareholder Documents or any other necessary or appropriate filing, notice, statement, registration, submission of information or application made by or on behalf of Carnival or P&O Princess or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Transactions.

      4.5.5 Status. Carnival and P&O Princess each shall keep the other apprised of the status of matters relating to completion of the Transactions, including promptly furnishing the other with copies of notices or other communications received by Carnival or P&O Princess, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Transactions. Carnival and P&O Princess each shall give prompt notice to the other of any change that is reasonably likely to result in a Material Adverse Effect on it or of any failure of any condition set forth in Article V to the other Party's obligations to effect the Transactions.

      4.5.6 Consultation; Participation. Prior to making any filing, notice, petition, statement, registration, submission of information or application to or with any third party and/or Governmental Entity (including any securities exchange) in connection with the consummation of the Transactions and except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, each Party shall make all reasonable efforts to consult with the other Party with respect to the content of such filing, notice, petition, statement, registration, submission of information or application and to provide the other Party with copies of the proposed filing, notice, petition, statement, registration, statement of information or application. Carnival and P&O Princess each shall not agree to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry relating to the Transactions unless it consults with the other Party in advance and, to the extent practicable and permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate thereat. The foregoing requirements of Section 4.5.6 shall not apply to P&O Princess' discussions and meetings with the UK Inland Revenue with respect to tonnage taxes and amendments to existing tonnage tax elections; provided that P&O Princess shall notify Carnival of any such discussions and meetings, and to the extent practicable, consult with Carnival with respect thereto.

      4.5.7 Cooperation in Defense of Claim. In the event any claim, action, suit investigation or other proceeding by any Governmental Entity or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of this Agreement or any of the Transactions or claims damages in connection therewith, the Parties agree to cooperate and use their reasonable best efforts, subject to the limitations set forth in Section 4.5.3, to defend against and respond thereto.

   4.6 Access. In order to facilitate consummation of the Transactions, the Parties hereby agree that upon reasonable request to an executive officer of P&O Princess or Carnival, as the case may be, designated for the purpose, and except as may otherwise be required by applicable Law, each Party shall (and shall cause its Subsidiaries to) afford the other Party's Representatives access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may be requested by the other Party which it reasonably requires in order to investigate and confirm the accuracy of such Party's representations and warranties and the satisfaction of the conditions to Closing relating thereto; provided that no receipt of information pursuant to this Section shall affect or be deemed to modify any representation or warranty made by Carnival or P&O Princess hereunder; and provided, further that the foregoing shall not require Carnival or P&O Princess to permit any inquiry, or to disclose any information, that in the reasonable judgment of Carnival or P&O Princess, as the case may be, would (i) violate any antitrust or competition Law or (ii) result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality to third parties if Carnival or P&O Princess, as the case may be, shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All such information shall be governed by the terms of the Confidentiality Agreement, dated October 11, 2002, between the Parties (the "Confidentiality Agreement"), including without limitation all such information disclosed in the Disclosure Letters.

   4.7  Publicity.  Carnival and P&O Princess shall to the extent practicable
(i) consult with each other and, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or as required by the Takeover Panel, mutually agree on the content prior to issuing any press releases or otherwise making public announcements with respect to the Transactions and (ii) consult with each other prior to issuing any press releases or otherwise making public announcements which could materially affect the Transactions.

   4.8  Benefits and Other Matters.

      4.8.1  Director and Officer Liability.

          4.8.1.1 P&O Princess and Carnival each agree that all rights to indemnification and all limitations on liability existing in favor of any Indemnitee (as defined below) in respect of acts or omissions of such Indemnitee on or prior to the Effective Time as provided in the articles of incorporation and by-laws, in the case of Carnival, or memorandum and articles of association, in the case of P&O Princess, or an agreement between an Indemnitee and it or its Subsidiaries in effect as of the date hereof shall continue in full force and effect in accordance with the terms thereof.

          4.8.1.2 For six years after the Effective Time, P&O Princess or Carnival, as the case may be, shall indemnify and hold harmless the individuals who on or prior to the Effective Time were officers or directors of either Party or either Party's Subsidiaries (the "Indemnitees") to the same extent as set forth in Section 4.8.1.1 above. In the event any claim in respect of which indemnification is available pursuant to the foregoing provisions is asserted or made within such six-year period, all rights to indemnification shall continue until such claim is disposed of or all judgments, orders, decrees or other rulings in connection with such claim are duly satisfied.

          4.8.1.3 For six years after the Effective Time, P&O Princess and Carnival shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by its officers' and directors' liability insurance policy on terms with respect to coverage and in amounts no less favorable than those of such policy in effect on the date hereof; provided, however, that during such period, Carnival and P&O Princess shall be required to maintain or procure as much coverage as can be obtained for the remainder of such period for an annual premium not in excess of 200% of the current annual premium paid by P&O Princess or Carnival, as the case may be, for its existing coverage.

          4.8.1.4  The obligations of P&O Princess and Carnival under this
       Section 4.8.1 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 4.8.1 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 4.8.1 applies shall be third party beneficiaries of this Section 4.8.1).

          4.8.1.5 Each Party (the "Providing Party") shall indemnify and hold harmless, to the fullest extent permissible under applicable Law, the officers and directors of the other party in respect of all losses, claims, damages, costs, expenses and liabilities arising from or in connection with the information provided by such Providing Party for use in the Shareholder Documents pursuant to Section 4.3 which contains any untrue statement of a material fact or an omission to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      4.8.2 Directors of Carnival and P&O Princess. At the Effective Time, the board of directors of each of Carnival and P&O Princess shall consist of the individuals listed on Exhibit J (the "Mutual Directors"). Such Mutual Directors shall be the directors of each of Carnival and P&O Princess from and after the Effective Time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with P&O Princess' memorandum and articles and Carnival's restated articles of incorporation and by-laws, in each case as then in effect. Carnival and P&O Princess agree to procure such resignations of their respective directors as may be necessary so that at the Effective Time the Mutual Directors are the only directors of Carnival and P&O Princess.

      4.8.3 Executive Officers. At the Effective Time, Micky Arison shall be elected or appointed as Chairman and Chief Executive Officer of Carnival and P&O Princess, and Howard S. Frank shall be elected or appointed as Chief Operating Officer of Carnival and P&O Princess, to serve in such capacities until their respective successors are elected or appointed and shall have qualified in accordance with the P&O Princess' memorandum and articles and Carnival's restated articles of incorporation and by-laws, in each case as then in effect. If at or immediately prior to the Effective Time, either of such individuals shall be unwilling or unable to serve, a person to fill such position shall be designated by the chief executive officer of Carnival at such time.

   4.9 Expenses. Except as otherwise provided in Section 6.5, whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expense, except that the Parties each shall pay one-half of filing fees and printer costs and expenses in connection with the preparation and filing of the Shareholder Documents.

   4.10  Other Actions by Carnival and P&O Princess.

      4.10.1 Dividends. Except with respect to the distribution of the 0 SVT Shares by Carnival contemplated by this Agreement, Carnival and P&O Princess shall coordinate the declaration, setting of record dates and payment dates of dividends on Carnival Common Stock and P&O Princess Ordinary Shares so that the respective holders of Carnival Common Stock and P&O Princess Ordinary Shares do not receive two dividends in respect of the calendar quarter in which the Effective Time occurs or fail to receive a dividend in respect of the calendar quarter in which the Effective Time occurs.

      4.10.2 Integration Planning. To the extent permitted by applicable Law, promptly following the date of this Agreement, the Parties will establish an integration planning committee (the "Integration Committee") to address and agree upon integration issues. The Chief Executive Officer of each of Carnival and P&O Princess shall determine which of their respective officers shall serve on the Integration Committee and such Committee shall be comprised of an equal number of persons from Carnival and P&O Princess.

   4.11  Carnival Offer to Exchange.  Section 4.11 is subject to applicable Law.

      4.11.1 Offer to Exchange. Provided that this Agreement shall not have been terminated, and subject to the provisions of this Agreement, Carnival shall commence, within the meaning of Rule 14d-2 under the Exchange Act, the Offer, not later than ten business days after the effective date of the Joint Registration Statement or earlier if required by the City Code. The Offer shall be subject only to the conditions (the "Offer Conditions") set forth in Annex 1 hereto (including, without limitation, the occurrence of the Closing), of which conditions 4 and 5 may be waived in whole or in part by Carnival in its sole discretion. The P&O Princess EGM Circular shall state that P&O Princess shareholders may (i) vote to approve the DLC Transactions; and/or (ii) accept the Offer, subject to the terms and conditions set forth therein and in the Offer Documents. Subject to the terms and conditions of the Offer and this Agreement (including, without limitation, Section 4.11.4), Carnival shall acquire all P&O Princess Ordinary Shares validly tendered and not withdrawn pursuant to the Offer in compliance with the obligations respecting prompt payment pursuant to Rule 14e-1(c) under the Exchange Act and Rule 31.8 of the City Code.

      4.11.2 Modification of the Offer, Fractional Shares. Subject to the City Code, Carnival expressly reserves the right to modify the terms of the Offer, except that, without the prior written consent of P&O Princess, Carnival shall not (i) decrease the Offer Exchange Ratio, (ii) impose any conditions to the Offer in addition to the Offer Conditions or modify the Offer Conditions (other than to waive any Offer Conditions to the extent permitted by this Agreement), (iii) except as provided in Section 4.11.3, extend the Offer, (iv) change the form of consideration payable in the Offer or (v) make any other change or modification in any of the terms of the Offer in any manner that is adverse to the holders of P&O Princess Ordinary Shares. Notwithstanding anything to the contrary set forth herein, no certificates representing fractional shares of Carnival Common Stock shall be issued in connection with the exchange of Carnival Common Stock for P&O Princess Ordinary Shares upon consummation of the Offer, and in lieu thereof each tendering shareholder who would otherwise be entitled to a fractional share of Carnival Common Stock in the Offer will be paid an amount in cash equal to either: (i) the product obtained by multiplying (A) the fractional share interest to which such holder would otherwise be entitled by (B) the closing price of the Carnival Common Stock on the NYSE (as reported in The Wall Street Journal or, if not reported therein, any other authoritative source) on the date the Offer becomes unconditional; or (ii) the pro rata entitlement of such member to the net proceeds of the sale of the aggregate fractional entitlements to Carnival Common Stock which shall be sold in the market at the best price reasonably obtainable by Carnival; provided always that Carnival shall be able to choose whether to apply the procedure referred to in (i) or (ii) above, shall not be obliged to give any reasons for such choice and such choice shall be conclusive and binding on all persons concerned and shall not be open to challenge on any grounds whatsoever.

      4.11.3 Expiration and Extension of the Offer Acceptance Period. The period for acceptance of the Offer shall initially expire at 5:00 p.m., London time, on the date of the P&O Princess Shareholders Meeting unless it is extended by Carnival with the consent of the Takeover Panel.

      4.11.4 Acceptances by Carnival. The terms of the Offer shall provide that if the number of P&O Princess Ordinary Shares as to which the Offer is accepted represents more than 20% of the outstanding P&O Princess Ordinary Shares, only that number of P&O Princess Ordinary Shares representing 20% of the outstanding P&O Princess Ordinary Shares shall be acquired by Carnival, and acceptances shall be scaled back in the manner prescribed by Rule 36.7 of the City Code.

      4.11.5 Schedule TO. As promptly as practicable after the date hereof, Carnival shall file with the SEC a Schedule TO.

      4.11.6 P&O Princess Shareholder Information. In connection with the Offer, P&O Princess shall cause its registrar to furnish Carnival promptly with mailing labels containing the names and addresses of the record holders of P&O Princess Ordinary Shares as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of shareholders, security position listings and computer files and all other information in P&O Princess's possession or control regarding the beneficial owners of P&O Princess Ordinary Shares and any securities convertible into P&O Princess Ordinary Shares, and shall furnish to Carnival such information and assistance (including updated lists of shareholders, security position listings and computer files) as Carnival may reasonably request in communicating the Offer to P&O Princess's shareholders. P&O Princess shall cooperate with Carnival to communicate the Offer to the holders of the P&O Princess ADSs. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents, Carnival and its affiliates, associates and agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and, if this Agreement shall be terminated, will promptly, upon request, deliver, and will use reasonable efforts to cause its affiliates, associates and agents to deliver, to P&O Princess all copies of such information then in their possession or control.

      4.11.7 Schedule 14D-9. In accordance with the Exchange Act, P&O Princess shall file with the SEC a Statement on Schedule 14D-9 with respect to the Offer (such document, as amended from time to time, the "Schedule 14D-9").

      4.11.8 Termination of the Offer. The Offer may be terminated by Carnival if, at the expiration date of the Offer, any of the Offer Conditions has not been met.

      4.11.9 Adjustment of the Offer Exchange Ratio. Subject to the City Code, in the event that, other than pursuant to the Transactions, Carnival changes or establishes a record date for changing the number of shares of Carnival Common Stock issued and outstanding as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination or similar transaction with respect to the outstanding shares of Carnival Common Stock and the record date therefor shall be prior to the Effective Time, the Offer Exchange Ratio, and any other calculations based on or relating to the shares of Carnival Common Stock shall be appropriately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination or similar transaction. In the event that other than pursuant to the Transactions, P&O Princess changes or establishes a record date for changing the number of P&O Princess Ordinary Shares issued and outstanding as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination or similar transaction with respect to the outstanding P&O Princess Ordinary Shares and the record date therefor shall be prior to the completion of the Offer, the Offer Exchange Ratio, and any other calculations based on or relating to the P&O Princess Ordinary Shares shall be appropriately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination or similar transaction.

                                   ARTICLE V

                           Conditions to the Closing

   5.1 Conditions to Each Party's Obligation to Effect the Closing. The respective obligations of P&O Princess and Carnival to effect the Closing and the DLC Transactions are subject to the satisfaction or waiver of each of the following conditions:

      5.1.1 Shareholder Approvals. This Agreement and the DLC Transactions (including the Carnival Amendments) shall have been duly approved by holders of Carnival Common Stock constituting the Carnival Requisite Vote and this Agreement, and the DLC Transactions (including the P&O Princess Amendments) shall have been duly approved by the shareholders of P&O Princess constituting the P&O Princess Requisite Vote.

      5.1.2 Regulatory Consents. All Carnival Required Consents and P&O Princess Required Consents from or with any Governmental Entity (collectively, "Governmental Consents") in connection with the consummation of the DLC Transactions, other than those Governmental Consents described in
   Section 5.1.8 below, which are subject to satisfaction or waiver in accordance with such section, shall have been made or obtained, and such Governmental Consents shall not contain any terms or impose any condition or restriction relating or applying to, or requiring changes in or limitations on, (i) the operation of any asset or businesses of Carnival, P&O Princess or any of their respective Subsidiaries which term, condition or restriction, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on P&O Princess or Carnival after the Effective Time (it being understood that, for this purpose, materiality shall be considered with reference to the total equity market value of P&O Princess and Carnival as a unified commercial enterprise), or (ii) the P&O Princess Amended Memorandum, the P&O Princess Amended Articles, the Carnival Amended Articles, the Carnival Amended By-Laws, the Equalization and Governance Agreement, the ability to vote the P&O Princess Special Share or P&O Princess Ordinary Shares or the ability to vote the Carnival Special Share or Carnival Common Stock (other than, in each case, terms, conditions or restrictions that would not materially frustrate the express intent and purposes of this Agreement or the Equalization and Governance Agreement).

      5.1.3 Laws and Orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits the consummation or performance of, or materially adversely affects, the DLC Transactions (collectively, an "Order"), and no Governmental Entity shall have instituted or threatened any proceeding challenging the DLC Transactions or seeking any such Order or taken any action or decision to revoke or materially amend any consent, clearance or approval of the combination of P&O Princess and Carnival.

      5.1.4 Carnival Amendments and P&O Princess Amendments. The Carnival Amended Articles shall have been filed with the Companies Registry of the Republic of Panama and the Carnival Amended Articles and Carnival Amended By-laws shall have become effective and the P&O Princess Amended Memorandum and the P&O Princess Amended Articles shall have become effective.

      5.1.5 Approval of P&O Princess EGM Circular. The UKLA shall have approved the P&O Princess EGM Circular.

      5.1.6 Offer. The Offer shall have become unconditional (except for the condition regarding the completion of the DLC Transactions).

      5.1.7 Registration Statements. The Registration Statements shall have been declared effective by the SEC and shall be effective and not the subject of a stop order or other proceeding by the SEC to suspend their effectiveness.

      5.1.8  European Commission.

          5.1.8.1 Insofar as the DLC Transactions constitute a concentration which is required to be notified to the European Commission pursuant to
       Article 4(1) of Council Regulation (EEC) No. 4064/89 (as amended) (the "Merger Regulation"), and subject to Clause 5.1.8.2, either, (i) the European Commission having adopted in relation to the DLC Transactions a decision under either Article 6(1)(a), Article 6(1)(b) or Article 8(2) of the Merger Regulation, or (ii) the

       DLC Transactions shall have been deemed compatible with the common market in accordance with Article 10(6) of the Merger Regulation.

          5.1.8.2 In the event that a decision (or decisions) has been taken under Article 9(3) of the Merger Regulation (or is deemed to have been taken pursuant to Article 9(5) of the Merger Regulation) or Article 6(1) of Protocol 24 to the Agreement to establish the European Economic Area (the "EEA Agreement") to refer the whole or part of the DLC Transactions to the competent authorities of one or more European Union or relevant EFTA state, decisions having been taken by all such competent authorities to permit the DLC Transactions; provided that if any such competent authority should have failed to publish its report or the announcement of the findings of its examination, or to complete its review, of the DLC Transactions within four months of the last date on which the European Commission could have issued a decision in relation to the DLC Transactions pursuant to Article 6 of the Merger Regulation, this Condition to Closing shall be deemed to have been satisfied in respect of that competent authority.

      5.1.9 NYSE Listing. The NYSE shall have approved the listing on the NYSE of either the SVT Shares or the P&O Princess Special Share, subject in either case only to official notice of issuance.

   5.2 Conditions to Obligations of P&O Princess to Effect the Closing. The obligation of P&O Princess to effect the Closing and the DLC Transactions is also subject to the satisfaction or waiver by P&O Princess prior to the Effective Time of the following conditions:

      5.2.1 Representations and Warranties of Carnival. The representations and warranties of Carnival set forth in this Agreement (i) to the extent qualified by Material Adverse Effect or any other materiality qualification shall be true and correct and (ii) to the extent not qualified by Material Adverse Effect or any other materiality qualification shall be true and correct (provided that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on Carnival) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date), and P&O Princess shall have received a certificate signed on behalf of Carnival by a Carnival Officer to such effect.

      5.2.2 Performance of Obligations of Carnival. Carnival shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and P&O Princess shall have received a certificate signed on behalf of Carnival by a Carnival Officer to such effect.

      5.2.3 Consents Under Agreements. Carnival shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the DLC Transactions under any Contract to which Carnival or any of its Subsidiaries is a party or by which any of its or their assets are bound, except those the failure of which to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Carnival or prevent the consummation of, or materially adversely affect, the DLC Transactions by Carnival.

      5.2.4 Carnival Special Share. Carnival shall have issued the Carnival Special Share to Carnival SVC.

      5.2.5 Other DLC Documents. Each DLC Document that is required to be executed and delivered by the parties thereto shall have been so executed and delivered in the Agreed Form by all such parties other than P&O Princess and its Subsidiaries.

   5.3 Conditions to Obligations of Carnival. The obligation of Carnival to effect the Closing and the DLC Transactions contemplated by this Agreement is also subject to the satisfaction or waiver by Carnival prior to the Effective Time of the following conditions:

      5.3.1 Representations and Warranties of P&O Princess. The representations and warranties of P&O Princess set forth in this Agreement
   (i) to the extent qualified by Material Adverse Effect or any other materiality qualification shall be true and correct; and (ii) to the extent not qualified by Material Adverse Effect or any other materiality qualification shall be true and correct (provided that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on P&O Princess) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date), and Carnival shall have received a certificate signed on behalf of P&O Princess by a P&O Princess Officer to such effect.

      5.3.2 Performance of Obligations of P&O Princess. P&O Princess shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Carnival shall have received a certificate signed on behalf of P&O Princess by a P&O Princess Officer to such effect.

      5.3.3 Consents Under Agreements. P&O Princess shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the DLC Transactions under any Contract to which P&O Princess or any of its Subsidiaries is a party or by which any of its or their assets are bound, except those the failure of which to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on P&O Princess or prevent the consummation of, or materially adversely affect, the DLC Transactions by P&O Princess.

      5.3.4 P&O Princess Special Share. P&O Princess shall have issued the P&O Princess Special Share to Carnival.

      5.3.5 Other DLC Documents. Each DLC Document that is required to be executed and delivered by the parties thereto shall have been so executed and delivered in the Agreed Form by all such parties other than Carnival and its Subsidiaries.

      5.3.6 Termination of Joint Venture Agreement. P&O Princess shall have given a termination notice under Section 9.01(c) of the Joint Venture Agreement or the Joint Venture Agreement shall have been terminated without any cost to P&O Princess (excluding any existing termination amount set forth in the Implementation Agreement between P&O Princess and Royal Caribbean Cruises Ltd., dated as of November 19, 2001) under Section 9.01(a) thereof.

                                  ARTICLE VI

                                  Termination

   6.1 Termination by Mutual Consent. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, whether before or after the approvals by shareholders of Carnival and P&O Princess referred to in paragraph 5.1.1, by mutual written consent of Carnival and P&O Princess by action of their respective boards of directors.

   6.2 Termination by Either P&O Princess or Carnival. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by action of the board of directors of either P&O Princess or Carnival if (i) the Closing and the Transactions shall not have been consummated by September 30, 2003, whether such date is before or after the date of approval by the shareholders of Carnival or P&O Princess (the "Termination Date"), (ii) any Order (which the terminating Party shall have used its reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 4.5) permanently restraining, enjoining or otherwise prohibiting the consummation of, or materially adversely affecting, the Transactions shall have become final and non-appealable, whether before or after the approval by the shareholders of Carnival or P&O Princess, (iii) the Carnival Requisite Vote shall not have been obtained at the duly held Carnival Shareholders Meeting, including any adjournments or postponements thereof or, in any event by the date that is five Business Days prior to the Termination Date, or (iv) the P&O Princess Requisite Vote shall not have been obtained at the duly held P&O Princess Shareholders Meeting, including any adjournments or postponements thereof or, in any event by the date that is five Business Days prior to the Termination Date; provided that the right to terminate this Agreement shall not be available to a Party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Transactions to be consummated.

   6.3 Termination by Carnival. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of Carnival referred to in paragraph 5.1.1, by action of the board of directors of Carnival, if (i) the board of directors of P&O Princess shall have withdrawn or adversely modified its approval or recommendation to shareholders of this Agreement and the Transactions or shall have resolved to take any such action or failed to reconfirm such approval or recommendation within five Business Days after a written request by Carnival to do so; or (ii) P&O Princess or its board of directors shall take any of the actions described in clause (ii) of the proviso to Section 4.2.1; or (iii) there shall be a breach by P&O Princess of any representation, warranty, covenant or agreement contained in this Agreement, or any event or circumstance shall occur as a result of which any such representation and warranty shall not be true as of, and as if made on, any date after the date hereof, which, in each case, would result in a failure of a condition set forth in paragraph 5.3.1 or 5.3.2 and cannot be or is not cured prior to the Termination Date; or (iv) a third party announces a firm intention (whether or not subject to a pre-condition) to make an offer or Acquisition Proposal for P&O Princess (including an offer to form a dual-listed company) which offer is (x) either subject to the City Code or is otherwise legally binding and (y) in Carnival's reasonable opinion, acting in good faith and after consultation with its financial advisers, the nature of such advice to be communicated to P&O Princess, is likely to be more attractive to P&O Princess Shareholders than the DLC Transactions.

   6.4 Termination by P&O Princess. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, whether before or after the approval by the shareholders of P&O Princess referred to in paragraph 5.1.1, by action of the board of directors of P&O Princess, if (i) the board of directors of Carnival shall have withdrawn or adversely modified its approval or recommendation to shareholders of this Agreement and the Transactions, or shall have resolved to take any such action or failed to reconfirm such approval or recommendation within five Business Days after a written request by P&O Princess to do so; or (ii) Carnival or its board of directors shall take any of the actions described in clause (ii) of the proviso to Section 4.2.1; or (iii) there shall be a breach by Carnival of any representation, warranty, covenant or agreement contained in this Agreement, or any event or circumstance shall occur as a result of which any such representation and warranty shall not be true as of, and as if made on, any date after the date hereof, which, in each case, would result in a failure of a condition set forth in paragraph 5.2.1 or 5.2.2 and cannot be or is not cured prior to the Termination Date.

   6.5  Effect of Termination and Abandonment.

      6.5.1 Effect of Termination. In the event of termination of this Agreement and the abandonment of the Transactions pursuant to this Article VI, this Agreement (other than as set forth in Section 7.1) shall become void and of no effect with no liability on the part of either Party

   (or of any of its Representatives); provided, however, that, subject to
   Section 7.1, no such termination shall relieve either Party of any liability for damages resulting from any breach of this Agreement or from any obligation to pay, if applicable, the Carnival Termination Amount (as defined below) or the P&O Princess Termination Amount (as defined below), as the case may be, pursuant to Section 6.5.2 or 6.5.3.

      6.5.2 Carnival Break Fee. In the event that (i) this Agreement is terminated by either Carnival or P&O Princess pursuant to Section 6.2(iii) and at the time of the Carnival Shareholders Meeting an Acquisition Proposal exists with respect to Carnival; or (ii) this Agreement is terminated by P&O Princess pursuant to Section 6.4(i), 6.4(ii) or 6.4(iii) (solely with respect to a breach of Section 4.2), then if any Acquisition Proposal involving Carnival is implemented or completed on or before the day which is 18 months after the date of this Agreement, Carnival shall promptly, but in no event later than two days after the date of such implementation or completion, pay to P&O Princess a termination payment equal to the Carnival Termination Amount, which amount shall be exclusive of any expenses to be paid pursuant to Section 4.9, payable by wire transfer of same day funds. The term "Carnival Termination Amount" shall mean $49.4 million (representing 1 per cent of the market capitalisation of P&O Princess on January 7, 2003). Carnival acknowledges that the agreements contained in this Section 6.5.2 are an integral part of the Transactions, and that, without these agreements, P&O Princess would not enter into this Agreement; accordingly, if Carnival fails promptly to pay any amount due pursuant to this Section 6.5.2, and, in order to obtain such payment, P&O Princess commences a suit which results in a judgment against Carnival for the payment set forth in this Section 6.5.2, Carnival shall pay to P&O Princess its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the Carnival Termination Amount from each date for payment until the date of such payment at the prime rate of Citibank N.A. in effect on the date such payment was required to be made plus 2 percent.

      6.5.3 P&O Princess Break Fee. In the event that (i) this Agreement is terminated by either Carnival or P&O Princess pursuant to Section 6.2(iv) and at the time of the P&O Princess Shareholders Meeting an Acquisition Proposal exists with respect to P&O Princess; or (ii) this Agreement is terminated by Carnival pursuant to Section 6.3(i), 6.3(ii) or 6.3(iii) (solely with respect to a breach of Section 4.2 then if any Acquisition Proposal involving P&O Princess is implemented or completed on or before the day which is 18 months after the date of this Agreement, P&O Princess shall promptly, but in no event later than two days after the date of such implementation or completion, pay to Carnival a termination payment equal to the P&O Princess Termination Amount, which amount shall be exclusive of any expenses to be paid pursuant to Section 4.9, payable by wire transfer of same day funds. The term "P&O Princess Termination Amount" shall mean $49.4 million (representing 1 per cent. of the market capitalisation of P&O Princess on January 7, 2003). P&O Princess acknowledges that the agreements contained in this Section 6.5.3 are an integral part of the Transactions, and that, without these agreements, Carnival would not enter into this Agreement; accordingly, if P&O Princess fails promptly to pay any amount due pursuant to this Section 6.5.3, and, in order to obtain such payment, Carnival commences a suit which results in a judgment against P&O Princess for the payment set forth in this Section 6.5.3, P&O Princess shall pay to Carnival its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the P&O Princess Termination Amount from each date for payment until the date of such payment at the prime rate of Citibank N.A. in effect on the date such payment was required to be made plus 2 percent.

                                  ARTICLE VII

                           Miscellaneous and General

   7.1 Survival. This Article VII and the agreements of Carnival and P&O Princess contained in Sections 4.8 (Benefits and Other Matters) and 4.9 (Expenses) shall survive the Effective Time. This Article VII (other than
Section 7.2 (Modification or Amendment), Section 7.3 (Waiver of Conditions) and
Section 7.11 (Assignment)), the representations and warranties contained in
Section 3.1.3 (Corporate Authority; Approval and Fairness), the agreements of Carnival and P&O Princess contained in Section 4.9 (Expenses), Section 6.5 (Effect of Termination and Abandonment) and the last sentence of Section 4.6 (Access) and Section 4.11.7 and 4.11.8 shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement shall not survive the Effective Time or the termination of this Agreement. Notwithstanding the foregoing, no termination of this Agreement shall relieve any Party from liability for any breach by it of its covenants and agreements in this Agreement prior to such termination; provided that the sole remedy of any Party for any breach by the other Party of any representation or warranty in this Agreement other than those in Section 3.1.3 (Corporate Authority; Approval; and Fairness) shall be the right (if any) to terminate this Agreement pursuant to clause (iii) of Section 6.3 or Section 6.4, as applicable.

   7.2 Modification or Amendment. This Agreement may be modified or amended by agreement of the Parties, by action taken or authorized by their respective boards of directors, at any time prior to the Effective Time; provided, however, that, after approval by shareholders of the matters presented at the Carnival Shareholders Meeting or the P&O Princess Shareholders Meeting, no modification or amendment shall be made which under applicable Law requires further approval by such shareholders without such further approval. This Agreement may not be modified or amended except by an instrument in writing executed and delivered by duly authorized officers of each of the Parties.

   7.3 Waiver of Conditions. Any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective. For the purposes of Article V, P&O Princess may waive any condition contained in
Section 5.2 and Carnival may waive any condition contained in Section 5.3.

   7.4 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

   7.5 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

   7.6  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

      7.6.1 Governing Law And Venue. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY IN SUCH STATE. The Parties hereby irrevocably submit to the jurisdiction of the Federal courts of the United States of America located in the Borough of Manhattan, New York State solely (or, if such jurisdiction is refused by such Federal courts, the Supreme Court of the State of New York, located in the Borough of Manhattan) in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the Transactions and thereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.7 (Notices), or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof.

      7.6.2 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE "TRANSACTIONS." EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND
   (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.6.

   7.7 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) when sent if sent by facsimile, provided that the facsimile is promptly confirmed by telephone confirmation thereof or (ii) when delivered, if delivered personally to the intended recipient or sent by overnight delivery via a national courier service, and in each case, addressed to a Party at the following address for such Party:

       if to Carnival:

       Carnival Corporation
       3655 N.W. 87th Avenue
       Miami, Florida 33l78-2428
       Attention: Chairman and Chief Executive Officer
       Facsimile: (305) 477-1740

       with copies to

       Carnival Corporation
       3655 N.W. 87th Avenue
       Miami, Florida 33178-2428
       Attention: General Counsel
       Facsimile: (305) 477-1740

       and

       James M. Dubin, Esq.
       Paul, Weiss, Rifkind, Wharton & Garrison LLP
       1285 Avenue of the Americas
       New York, New York 10019-6064
       Facsimile: (212) 757-3990
       and

       Anthony Macaulay
       Herbert Smith
       Exchange Square
       Primrose Street
       London EC2A 2HS
       Facsimile: (44) 20-7374 0888

       if to P&O Princess:

       P&O Princess Cruises plc
       77 New Oxford Street
       London WC1A 1PP
       Attention: Chief Executive Officer
       Facsimile: (44) 20-7805-1240

       with copies to

       P&O Princess Cruises plc
       77 New Oxford Street
       London WC1A 1PP
       Attention: General Counsel
       Facsimile: (44) 20-7805-1240

       Duncan C. McCurrach, Esq.
       Sullivan & Cromwell LLP
       125 Broad Street
       New York, New York 10004
       Facsimile: (212) 558-3588

       and

       Mark Rawlinson
       Freshfields Bruckhaus Deringer
       65 Fleet Street
       London EC4Y 1HS
       Facsimile: (44) 20-7832-7001

or to such other Persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

   7.8 Entire Agreement. This Agreement (including the exhibits, annexes and schedules hereto), the Carnival Disclosure Letter, the P&O Princess Disclosure Letter, the Stockholder Voting Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, between the Parties with respect to the subject matter hereof. References herein to this Agreement shall for all purposes be deemed to include references to the Carnival Disclosure Letter and the P&O Princess Disclosure Letter. Except as set forth in Section 4.8.1, this Agreement is not intended to confer upon any Person other than the Parties any rights or remedies hereunder except the individuals who were directors of either Party on or prior to the Effective Time shall be deemed third party beneficiaries with respect to Section 4.8, as applicable. No employee or former employee of Carnival or P&O Princess who is not a director of Carnival or P&O Princess shall be deemed a third party beneficiary with respect to any provision of this Agreement. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT OR ANY OTHER AGREEMENT CONTEMPLATED HEREBY, NEITHER CARNIVAL NOR P&O PRINCESS MAKES

ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT, OR THE "TRANSACTIONS", NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

   7.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision unless the substitution of such provision would materially frustrate the express intent and purposes of this Agreement or the Equalization and Governance Agreement and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

   7.10 Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." As used herein with respect to any Party, a matter shall be deemed to be "material" only if it is material to the Party and its Subsidiaries taken as a whole. A reference to any agreement or document is to that agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this Agreement. A reference to any legislation (including any listing rules of a stock exchange or voluntary codes) or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all rules and regulations and statutory instruments promulgated and issued under it. Nothing in this Agreement or the DLC Documents will mean or be taken to imply that P&O Princess or Carnival have agreed to dispose of or to acquire any interest in the assets or undertakings of either of them. The parties hereto acknowledge that this Agreement (including the Exhibits and Schedules hereto) has been drafted jointly by the parties hereto and agree that this Agreement will not be construed against any party as a result of any role such party may have had in the drafting process.

   7.11 Assignment. This Agreement shall not be assignable by operation of law or otherwise, and any purported assignment in violation of this provision shall be void.

   7.12 No Partnership. Neither this Agreement nor the DLC Transactions are intended for any legal, tax or other purpose to (i) alter the status of P&O Princess and Carnival as separate, independent entities (taxed respectively and exclusively as a United Kingdom and a Panamanian non-resident corporation),
(ii) result in any of Carnival, P&O Princess, their respective Subsidiaries, or their respective shareholders being treated as creating an entity or otherwise entering into any partnership, joint venture, association or agency relationship, or (iii) give either Party (or its respective Subsidiaries or shareholders) any legal or beneficial ownership interest in the assets or income of the other Party, and shall not be construed as having such effect.

   7.13 Special Shares. The parties agree for all United States federal income tax purposes to treat both the Carnival Special Share and the P&O Princess Special Share as not constituting stock or any other equity interest in Carnival or P&O Princess or any other entity.

   IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Carnival and P&O Princess as of the date hereof.

                                          CARNIVAL CORPORATION

                                          By:  /s/  Micky
                                            Arison
                                              ----------------------------------
                                              Name: Micky Arison
                                              Title: Chairman & Chief Executive
                                              Officer

                                          P&O PRINCESS CRUISES PLC

                                          By:  /s/  Peter G. Ratcliffe
                                              ----------------------------------
                                              Name: Peter G. Ratcliffe
                                              Title: Chief Executive Officer

                                                                      Annex A-2

                                                                    AGREED FORM

                                 DATED   2003
                                 ----- - ----

                             CARNIVAL CORPORATION

                                      and

                           P&O PRINCESS CRUISES PLC

                  ------------------------------------------
                     EQUALIZATION AND GOVERNANCE AGREEMENT
                  ------------------------------------------

                                   CONTENTS

                                                                  Page
                                                                  ----
         1.  Definitions and Interpretation......................   1
         2.  Boards of P&O Princess and Carnival.................   9
         3.  Equalization of Distributions.......................   9
         4.  Capital Actions.....................................  10
         5.  Joint Electorate Actions............................  14
         6.  Separate Approvals of Class Rights Actions..........  15
         7.  Meetings and Voting.................................  17
         8.  Change of Control of either P&O Princess or Carnival  18
         9.  Stock Exchanges.....................................  18
         10. Liquidation.........................................  18
         11. Termination.........................................  19
         12. Consequences of Termination.........................  20
         13. Personal Rights Only................................  20
         14. Issue of Equalization Shares........................  21
         15. Relationship with other Documents...................  21
         16. Miscellaneous.......................................  21
         17. Notices.............................................  22
         18. Counterparts........................................  22
         19. Governing Law.......................................  22
         20. Arbitration.........................................  22

                     EQUALIZATION AND GOVERNANCE AGREEMENT

THIS AGREEMENT is made on [.] 2003 between:

(1)CARNIVAL CORPORATION, a Panamanian corporation having its principal place of business at Carnival Place, 3655 N.W. 87th Avenue, Miami, Florida, 33178-2428 ("Carnival"); and

(2)P&O PRINCESS CRUISES PLC, a public limited company incorporated in England and Wales (Registered No. 4039524) having its registered office at 77 New Oxford Street, London WC1A 1PP ("P&O Princess").

WHEREAS:

(A)P&O Princess and Carnival entered into the Implementation Agreement, pursuant to which P&O Princess and Carnival have agreed to do certain acts and things to implement the DLC Combination and create certain rights for the Carnival Shareholders and the P&O Princess Shareholders in respect of their interests in the combined enterprise.

(B)P&O Princess and Carnival wish to agree upon the terms of the ongoing relationship between them following the DLC Combination, the basic principles being that:

    (i)the two companies shall operate as if they were a single unified economic entity; and

   (ii)the Equalization Ratio shall govern the proportion in which distributions of income and capital are made to, and the relative voting rights of, the holders of Carnival Common Stock relative to the holders of P&O Princess Ordinary Shares.

1. Definitions and Interpretation

    1.1Definitions

       In this Agreement, unless the context otherwise requires:

       "Action" means, in relation to Carnival or P&O Princess, any action affecting the amount or nature of issued share capital of such company, including any non-cash Distribution, offer by way of rights, bonus issue, sub-division or consolidation, or buy-back;

       "Applicable Exchange Rate" means, in relation to any proposed Distributions by P&O Princess and Carnival in relation to which a foreign exchange rate is required, the average of the closing mid-point spot US dollar-sterling exchange rate on the five Business Days ending on the Business Day before the Distribution Determination Date relating to such Distributions (as shown in the London Edition of the Financial Times, or such other point of reference as the parties shall agree), or such other spot US dollar-sterling exchange rate or average US dollar-sterling exchange rate as at such other date (or over such other period) before a Distribution Determination Date as the Boards of P&O Princess and Carnival shall agree, in each case rounded to five decimal places;

       "Applicable Regulations" means:

       (a)any law, statute, ordinance, regulation, judgement, order, decree, licence, permit, directive or requirement of any Governmental Agency having jurisdiction over P&O Princess and/or Carnival; and

       (b)the rules, regulations, and guidelines of:

           (i)any stock exchange or other trading market on which any shares or other securities or depositary receipts representing such shares or securities of either P&O Princess or Carnival are listed, traded or quoted; and

          (ii)any other body with which entities with securities listed or quoted on such exchanges customarily comply,

(but, if not having the force of law, only if compliance with such directives, requirements, rules, regulations or guidelines is in accordance with the general practice of persons to whom they are intended to apply) in each case for the time being in force and taking account all exemptions, waivers or variations from time to time applicable (in particular situations or generally) to P&O Princess or, as the case may be, Carnival;

       "Associated Tax Credit" means, in relation to any Distribution proposed to be made by either P&O Princess or Carnival, the amount of any imputed or associated Tax credit or rebate or exemption (or the value of any other similar associated Tax benefit) which would be available to a shareholder receiving or entitled to receive the Distribution, together with the amount of any credit or benefit in respect of any tax required to be deducted or withheld from the Distribution by or on behalf of the paying company;

       "Board" means the Board of P&O Princess or the Board of Carnival as the context may require;

       "Board of Carnival" means the board of directors of Carnival (or a duly appointed committee of that board) from time to time;

       "Board of P&O Princess" means the board of directors of P&O Princess (or a duly appointed committee of that board) from time to time;

       "Business Day" means any day other than a Saturday, Sunday or day on which banking institutions in the City of New York or London are authorised or obligated by law or executive order to close in the United States or England (or on which such banking institutions are open solely for trading in euros);

       "Carnival Articles" means the Amended Articles of Incorporation of Carnival which will be in effect immediately following Completion, as amended from time to time;

       "Carnival Articles and By-laws" means the Carnival Articles and the By-laws of Carnival which will be in effect immediately following Completion, as amended from time to time;

       "Carnival Common Stock" means the issued and outstanding common stock, par value US$0.01 per share, of Carnival from time to time, as the same may be subdivided or consolidated from time to time and any capital stock into which such common stock may be reclassified, converted or otherwise changed;

       "Carnival Convertible Instruments" means the $600,000,000 2% Convertible Senior Debentures due 2021; and the $1,051,175,000 Liquid Yield Option Notes due 2021 (Zero Coupon-Senior);

       "Carnival Entrenched Provision" has the meaning given to it in the Carnival Articles and By-laws;

       "Carnival Equalization Share" means any share designated as an equalization share in Carnival from time to time by the Board of Carnival;

       "Carnival Equivalent Number" means the number of shares of Carnival Common Stock that have the same rights to distributions of income and capital and voting rights as one P&O

       Princess Ordinary Share. Initially, the Carnival Equivalent Number shall be 0.30040 but shall be adjusted as provided in Clause 4 and the Schedule. In all cases, the Carnival Equivalent Number shall be rounded to five decimal places;

       "Carnival Group" means Carnival and its Subsidiaries from time to time and a member of the Carnival Group means any one of them;

       "Carnival Guarantee" means the deed of guarantee of even date herewith between Carnival and P&O Princess whereby Carnival agrees to guarantee certain obligations of P&O Princess for the benefit of certain future creditors of P&O Princess, as amended from time to time;

       "Carnival SVC" means Carnival SVC Limited, a company incorporated in England and Wales with registered number [.] or such other company as replaces Carnival SVC Limited pursuant to the terms of the SVE Special Voting Deed;

       "Carnival Special Voting Share" means the special voting share of US$0.01 in Carnival;

       "Carnival SVC Owner" means [.] or such other entity as shall be agreed between P&O Princess and Carnival;

       "Class Rights Action" means any of the actions listed in Clause 6.1;

       "Combined Group" means the P&O Princess Group and the Carnival Group;

       "Combined Shareholders" means the holders of Carnival Common Stock and the holders of P&O Princess Ordinary Shares;

       "Completion" means the time at which the steps set out in Section 2.2 (Transaction to be Effected and Documents to be Exchanged) of the Implementation Agreement have been completed;

       "Current Market Price" has the meaning given to it in Paragraph 3 of the Schedule;

       "Dealing Day" has the meaning given to it in Paragraph 3 of the Schedule;

       "Disenfranchised Carnival Common Stock" has the meaning given to that term in the Carnival Articles;

       "Disenfranchised P&O Ordinary Shares" has the meaning given to that term in the P&O Princess Articles of Association;

       "Disenfranchised Shares" means the Disenfranchised P&O Ordinary Shares and the Disenfranchised Carnival Common Stock;

       "Dispute" has the meaning given to it in Clause 20(A);
       "Distributable Reserves" means, with respect to any Distribution by Carnival or P&O Princess, the total funds available to such company which it is permitted to use to pay or make such Distribution under the Applicable Regulations relating to Carnival or P&O Princess, as the case may be;
       "Distribution" means, in relation to Carnival or P&O Princess, any dividend or other distribution, whether of income or capital, and in whatever form, made by such company or any of its Subsidiaries to the holders of such company's Shares, including for the purposes of this definition Disenfranchised Shares, by way of pro rata entitlement, excluding any Liquidation Distribution or buy-back or repurchase or cancellation of Shares;
       "Distribution Determination Date" means, with respect to any parallel Distributions to be made by Carnival and P&O Princess, the date on which the Board of P&O Princess and the Board of Carnival resolve to pay or make such parallel Distributions (or, if they resolve on different dates to pay or make such parallel Distributions, the later of those dates); "DLC Combination" means the combination of Carnival and P&O Princess by means of a dual listed company structure effected pursuant to this Agreement and the transactions contemplated hereby, including the SVE Special Voting Deed, the Carnival Articles and By-laws, the P&O Princess Memorandum and Articles, the Carnival Guarantee and the P&O Princess Guarantee;
       "DLC Structure" means the structure created by the DLC Combination;
       "DLC Transactions" has the meaning given to that term in the Implementation Agreement;
       "Equalization Distribution Amount" means, in relation to either P&O Princess or Carnival, the amount of any Distribution proposed to be paid or made by such company at any particular time on its Shares, before deduction of any amount in respect of Tax required to be deducted or withheld from such Distribution by or on behalf of such company and excluding the amount of any Associated Tax Credit, all such amounts being expressed in the currency of declaration and on a per share basis; "Equalization Fraction" means, as of any time, the Equalization Ratio as of such time expressed as a fraction, where the numerator is one and the denominator is the Carnival Equivalent Number at such time; "Equalization Ratio" means, at any time, the ratio of (i) one P&O Princess Ordinary Share to (ii) the Carnival Equivalent Number at such time;
       "Equalization Share" means, in relation to P&O Princess, the P&O Princess Equalization Share and, in relation to Carnival, the Carnival Equalization Share;
       "equity equivalents" has the meaning given in Clause 4.4(A);
       "Equivalent Distribution" has the meaning given in Clause 3.1;

       "Equivalent Resolution" means a resolution of either P&O Princess or Carnival that is equivalent in nature and effect to a resolution of the other company;

       "Fair Market Value" has the meaning given to it in Paragraph 3 of the Schedule;

       "Final Award" has the meaning given to it in Clause 20(D);

       "Financial Period" means a financial year of either P&O Princess or Carnival or any other period for which both of their accounts may by mutual agreement be made up;

       "Governmental Agency" means a court of competent jurisdiction or any government or any governmental, regulatory, self-regulatory or administrative authority, agency, commission, body or other governmental entity and shall include any relevant competition authorities, the UK Panel on Takeovers and Mergers, the European Commission, the London Stock Exchange, the UK Listing Authority, the U.S. Securities and Exchange Commission and the NYSE;

       "Group" means, in relation to P&O Princess, the P&O Princess Group and, in relation to Carnival, the Carnival Group as the context requires;

       "Guarantee" means each of the P&O Princess Guarantee and the Carnival Guarantee;

       "Implementation Agreement" means the agreement headed "Offer and Implementation Agreement" entered into between P&O Princess and Carnival dated as of 8 January 2003;

       "Joint Electorate Action" has the meaning given in Clause 5.1;

       "Joint Electorate Procedure" means the procedures referred to in Clause 5.2;

       "Liquidation" means, with respect to either Carnival or P&O Princess, any liquidation, winding up, receivership, dissolution, insolvency or equivalent or analogous proceedings pursuant to which the assets of such company will be liquidated and distributed to creditors and other holders of provable claims against such company;

       "Liquidation Distribution" means, in relation to Carnival or P&O Princess, any dividend or other distribution per Share, whether of income or capital, and in whatever form, made or to be made by such company or any of its Subsidiaries to the holders of such company's Shares by way of pro rata entitlement in connection with the Liquidation of such company;

       "Liquidation Exchange Rate" means, as at any date, the average of the closing mid-point spot US dollar-sterling exchange rate on the five Business Days ending on the Business Day before such date (as shown in the London Edition of the Financial Times), or such other US dollar-sterling exchange rate as the Boards of P&O Princess and Carnival or the Board of P&O Princess and liquidators of Carnival or the Board of Carnival and the liquidators of P&O Princess or the liquidators of both P&O Princess and Carnival, as the case may be, may determine, in each case rounded to five decimal places;

       "London Stock Exchange" means the London Stock Exchange plc;

       "Majority Resolution" means, with respect to Carnival or P&O Princess, a resolution duly approved at a meeting of the shareholders of such company by the affirmative vote of a majority of all the votes Voted on such resolution by all shareholders of such company entitled to vote thereon (including, where appropriate, the holder of the Special Voting Share of such company) who are present in person or by proxy at such meeting;

       "Matching Action" has the meaning given in Clause 4.5;

       "Net Assets" has the meaning given in Clause 10.2;

       "NYSE" means the New York Stock Exchange, Inc.;

       "P&O Princess Articles of Association" means the Articles of Association of P&O Princess which will be in effect immediately following Completion, as amended from time to time;

       "P&O Princess Entrenched Provision" has the meaning given to it in the P&O Princess Memorandum and Articles;

       "P&O Princess Equalization Share" means the equalization share of (pound)1 in the capital of P&O Princess;

       "P&O Princess ADS" means an American Depositary Share of P&O Princess, each of which currently represents four P&O Princess Ordinary Shares, which is listed on NYSE;

       "P&O Princess Guarantee" means the deed of guarantee of even date herewith between P&O Princess and Carnival whereby P&O Princess agrees to guarantee certain obligations of Carnival for the benefit of certain future creditors of Carnival, as amended from time to time;

       "P&O Princess Group" means P&O Princess and its Subsidiaries from time to time and a member of the P&O Princess Group means any one of them;

       "P&O Princess Memorandum and Articles" means the Memorandum and Articles of Association of P&O Princess which will be in effect immediately following Completion, as amended from time to time;

       "P&O Princess Ordinary Shares" means the issued ordinary shares of US$0.50 each in P&O Princess from time to time (including the underlying ordinary shares to each P&O Princess ADS), as the same may be subdivided or consolidated from time to time and any ordinary shares into which such class of shares may be reclassified, converted or otherwise changed;

       "P&O Princess SVT" means P&O Princess Special Voting Trust, a trust
       organized under the laws of              or such other entity as
       replaces it pursuant to the terms of the SVE Special Voting Deed;

       "P&O Princess Special Voting Share" means the special voting share of (pound)1 in P&O Princess;

       "P&O Princess Trustee" means [.], as trustee of P&O Princess SVT pursuant to the P&O Princess SVT Agreement (or any successor trustee appointed pursuant to Section 7.08 thereof);

       "P&O Princess SVT Agreement" means the Voting Trust Agreement establishing P&O Princess SVT between P&O Princess Trustee and Carnival, of even date herewith as amended from time to time;

       "Parallel Shareholder Meeting" means, in relation to Carnival or P&O Princess, any meeting of the shareholders of that company which is:

       (a)nearest in time to, or is actually contemporaneous with, the meeting of the shareholders of the other company and at which some or all of the same resolutions or some or all the Equivalent Resolutions are to be considered;

       (b)designated by the Board of Carnival or the Board of P&O Princess, as the case may be, as the parallel meeting of a particular meeting of shareholders of the other company;

       "Primary Action" has the meaning given in Clause 4.5;

       "Relevant Company" has the meaning given in Paragraph 1.1 of the Schedule;

       "Repurchase" means:

       (a)a repurchase of shares in the capital of P&O Princess having voting rights by any member of the P&O Princess Group or a reduction by P&O Princess of its issued Ordinary share capital;

       (b)a repurchase of Carnival Common Stock by any member of the Carnival Group; or

       (c)a purchase of shares in the capital of P&O Princess having voting rights by any member of the Carnival Group; or

       (d)a purchase of Carnival Common Stock by any member of the P&O Princess Group;

       provided that the purchase of P&O Princess Ordinary Shares in the Offer (as defined in the Implementation Agreement) shall not be deemed to be a Repurchase.

       "Required Majority" has the meaning given in Clause 6.2;

       "Shares" means, in relation to P&O Princess, the P&O Princess Ordinary Shares which, for the avoidance of doubt shall not include
       Disenfranchised P&O Ordinary Shares (except where stated to the contrary) and, in relation to Carnival, the Carnival Common Stock which, for the avoidance of doubt shall not include Disenfranchised Carnival Common Stock (except where stated to the contrary);

       "Special Voting Share" means, in relation to Carnival, the Carnival Special Voting Share and, in relation to P&O Princess, the P&O Princess Special Voting Share;

       "sterling" means the lawful currency from time to time of the United Kingdom;

       "Subsidiary" means with respect to Carnival or P&O Princess, any entity, whether incorporated or unincorporated, in which such company owns, directly or indirectly, a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the directors or other persons performing similar functions, or the management and policies of which such party otherwise has the power to direct;

       "Supermajority Resolution" means, with respect to Carnival or P&O Princess, a resolution required by Applicable Regulations and/or the Carnival Articles and By-laws or the P&O Princess Memorandum and Articles, as relevant, to be approved by a higher percentage of votes Voted than required under a Majority Resolution, or where the percentage of votes Voted in favour and against the resolution is required to be calculated by a different mechanism to that required by a Majority Resolution;

       "SVE Special Voting Deed" means the agreement of even date herewith entered into among Carnival SVC, the Carnival SVC Owner, the P&O Princess Trustee, P&O Princess and Carnival relating, inter alia, to how each Special Voting Share is to be voted, as amended from time to time;

       "Tax" means any taxes, levies, imposts, deductions, charges, withholdings or duties levied by any authority (including stamp and transaction duties) (together with any related interest, penalties, fines and expenses in connection with them);

       "Tax Benefit" means any credit, rebate, exemption or benefit in respect of Tax available to any person;

       "Tribunal" has the meaning given to it in Clause 20(B);

       "UK Listing Authority" means the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the UK Financial Services and Markets Act 2000;

       "US Securities Exchange Act" means the U.S. Securities Exchange Act of 1934; and

       "Voted" means the number of votes recorded in favour of and against a particular resolution at a shareholders' meeting of either P&O Princess or Carnival by holders of Shares, holders of any other class of shares entitled to vote and the holder of the relevant Special Voting Share PROVIDED THAT votes recorded as abstentions by holders of Carnival Common Stock or P&O Princess Ordinary Shares (or any other class of shares entitled to vote) shall not be counted as having been Voted for these purposes.

    1.2Interpretation

       Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise.

       (A)The singular includes the plural and conversely.

       (B)One gender includes all genders.

       (C)Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

       (D)A reference to a person includes a body corporate, an unincorporated body or other entity and conversely.

       (E)A reference to a Clause or a Schedule is to a Clause of or a Schedule to this Agreement, and the Schedule forms part of this Agreement.

       (F)A reference to any agreement or document is to that agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this Agreement.

       (G)A reference to any legislation (including any listing rules of a stock exchange or voluntary codes) or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it.

       (H)A reference to "writing" includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

       (I)Mentioning anything after "include", "includes", or "including" does not limit what else might be included. Where particular words are following by general words, the general words are not limited by the particular.

       (J)Reference to a body, other than a party to this Agreement (including any Governmental Agency), whether statutory or not:

           (i)which ceases to exist; or

          (ii)whose powers or functions are transferred to another body,

          is a reference to the body which replaces it or which substantially succeeds to its powers or functions.

       (K)All references to "time" are to the local time in the place where the relevant obligation is to be performed (or right exercised).

       (L)References in this Agreement to "US$" and "cents" are to United States dollars and cents and to "(pound)" and "p" are to pounds sterling and to pence sterling.

       (M)References to an offer by way of rights by Carnival or P&O Princess are to any type of offer (whether renounceable or non-renounceable) made by such company to the holders of its Shares in proportion to their holdings at the relevant time, subject to such exclusions or other arrangements as the relevant Board may deem necessary or expedient in relation to fractional entitlements or legal or practical difficulties with making the offer under any Applicable Regulations of or in any jurisdiction.

       (N)References to "party" or "parties" in this Agreement are to the parties to this Agreement.

2. Boards of P&O Princess and Carnival

    2.1Board Principles

       P&O Princess and Carnival agree that the following principles are essential to the implementation, management and operation of the DLC
       Structure:

       (A)P&O Princess and Carnival must operate as if they were a single unified economic entity, through boards of directors which comprise exactly the same individuals and a unified senior executive management, and the Combined Shareholders shall be treated as if they were shareholders of a combined enterprise; and

       (B)the directors of P&O Princess and Carnival shall, in addition to their duties to the company concerned, have regard to the interests of the other company and both the holders of P&O Princess Ordinary Shares and the holders of Carnival Common Stock as if the two companies were a single unified legal entity.

    2.2Board Composition

       Each of Carnival and P&O Princess will therefore do (and will, to the extent it is able, procure that each member of its Group will do) all acts and things necessary and within their respective powers to ensure that at all times the Board of P&O Princess and the Board of Carnival comprise exactly the same individuals.

    2.3Indemnification of Directors

       Each of Carnival and P&O Princess will take all actions necessary or desirable to ensure that the directors of each company shall be indemnified by such company and the other company for any acts or omissions by such directors in their capacity as a director of such company, to the maximum permitted by Applicable Regulations PROVIDED THAT nothing in this paragraph shall affect the obligations provided for in Section 4.8.1 (Director and Officer Liability) of the Implementation Agreement.

3. Equalization of Distributions

    3.1Equalization Principle

       3.1.1 Subject to the other provisions of this Agreement, neither Carnival nor P&O Princess shall pay or make any Distribution in cash unless the other company also pays or makes a Distribution in cash at or about the same time and the ratio of the Equalization Distribution Amount so paid or made by Carnival to the Equalization Distribution Amount so paid or made by P&O Princess (converted, if applicable, at the Applicable Exchange Rate for such Distributions and rounded to five decimal places) equals the Equalization Ratio in effect on the Distribution Determination Date for such Distributions (each, an "Equivalent Distribution")

       3.1.2 Subject to Clause 3.1.3, neither Carnival nor P&O Princess shall declare or otherwise become obligated to pay or make a Distribution in cash unless (i) on the date on which such declaration is made or such obligation is created, the other company has sufficient Distributable Reserves to make an Equivalent Distribution with respect to such Distribution; or
              (ii) such company agrees to pay, and does pay, to the other company (before such other company pays or makes such Distribution) the minimum amount required by the other company so that it will have sufficient Distributable Reserves to pay or make such an Equivalent Distribution. Notwithstanding compliance with the preceding sentence, if either of Carnival or P&O Princess shall have declared or otherwise become obligated to pay or make an Equivalent Distribution and does not have sufficient Distributable Reserves to pay or make such Equivalent Distribution when due, then the other company shall pay to such company the minimum amount required by such company so that it will have sufficient Distributable Reserves to pay or make such Equivalent Distribution; PROVIDED HOWEVER that if the other company does not have sufficient Distributable Reserves to pay or make in full both the Equivalent Distribution that it declared or became obligated to make and the payment required by this sentence, then (1) such other company shall only pay or make the portion of that Equivalent Distribution (and any related payment that would have been required by this sentence in respect of such portion if it were the entire Equivalent Distribution that it had declared or became obligated to make) that it can make out of its Distributable Reserves; and (2) the first company shall only pay or make the portion of its Equivalent Distribution that it can make out of its Distributable Reserves following receipt of such payment.

       3.1.3 For the purposes of Clause 3.1.2, the amount a company is required to pay the other company shall be determined after taking into account all Taxes payable by, and all Tax Benefits of, the parties with respect to the payment or receipt of such payment and any such payment may be made on the Equalization Share issued by the paying party if both Boards deem it appropriate.

    3.2Timing of Equalized Distributions

       The parties agree that, insofar as is practical, the Boards of P&O Princess and Carnival shall:

       (A)in relation to any proposed cash Distribution, agree the amount of the Equivalent Distribution to be made by each company;

       (B)determine to pay or recommend to pay Equivalent Distributions at Board meetings convened as close in time to each other as is practicable;

       (C)announce and pay their Equivalent Distributions simultaneously or as close in time as is practicable;

       (D)ensure that the record dates for receipt of the Equivalent Distributions are on the same date; and

       (E)generally co-ordinate the timing of all other aspects of the payment or making of Equivalent Distributions.

4. Capital Actions

    4.1Equalization Principle

       The capital of the DLC Structure is to be deployed and managed in the most effective way for the benefit of the Combined Shareholders. Solely for purposes of construing the provisions of this Clause 4 and the Schedule, and without providing an independent basis for requiring any adjustment to the Carnival Equivalent Number or the Equalization Ratio or other action hereunder, Carnival and P&O Princess further intend to undertake Actions in such a way as will not give rise to a materially different financial effect as between the interests of the holders of Carnival Common Stock and the interests of the holders of P&O Princess Ordinary Shares, unless approved as a Class Rights Action.

    4.2Automatic Adjustment

       If any Action by Carnival or P&O Princess is covered by the Schedule, then an automatic adjustment to the Carnival Equivalent Number (and therefore the Equalization Ratio) will occur pursuant to such Schedule unless the Board of the other company, in its sole discretion, undertakes:

       (A)a Matching Action; or

       (B)an alternative to such automatic adjustment, that has been approved as such by a Class Rights Action,

       it being understood that the Board of the other company is under no obligation to undertake any such Matching Action or to seek approval as a Class Rights Action of any such alternative.

    4.3Other Actions

       If any Action by Carnival or P&O Princess is not covered by the Schedule, then no automatic adjustment to the Carnival Equivalent Number or the Equalization Ratio will occur but the Board of the other company shall have the right (in its sole discretion), but not the obligation
       (i) to undertake a Matching Action; or (ii) to seek approval of an adjustment to the Carnival Equivalent Number (and therefore the Equalization Ratio) as a Class Rights Action in order to ensure that the proposed Action does not give rise to materially different financial effects as between the interests of the holders of Carnival Common Stock and the interests of holders of P&O Princess Ordinary Shares. In all cases, the Boards of P&O Princess and Carnival will co-operate in deciding what (if any) Actions or Matching Actions to undertake.

    4.4No Adjustment Required

       Notwithstanding any other provision of this Clause 4 or the Schedule, no adjustment to the Carnival Equivalent Number or the Equalization Ratio will be required on the following Actions:

       (A)grants or issuances by Carnival or P&O Princess of their equity securities, or securities convertible into, or exchangeable or exercisable for, their equity securities ("equity equivalents"), under scrip dividend or dividend reinvestment schemes where the market value of the equity securities or equity equivalents granted or issued (determined in the manner customary for such schemes or plans in the jurisdictions in which they operate) is equal to, or less than, the cash amount of the dividend waived or reinvested;

       (B)issuances of equity securities or equity equivalents by either P&O Princess or Carnival pursuant to a share or stock option or purchase or other benefit plan to or on behalf of any one or more of the directors, officers, employees or consultants (in their capacity as such) of such company or any of its Subsidiaries, which plans are either:

           (i)in existence prior to the date of this Agreement; or

          (ii)approved by the relevant Board and as otherwise required by Applicable Regulations;

       (C)any issuance of Carnival Common Stock under the Carnival Convertible Instruments;

       (D)other issuances by Carnival or P&O Princess of its equity securities or equity equivalents to any person, including for acquisitions, other than by way of rights to the holders of its Shares as a class;

       (E)repurchases or buy-backs by Carnival or P&O Princess of its Shares as follows:

           (i)in the market in an offer (1) not made by way of rights to the holders of its Shares; or (2) in compliance with Rule 10b-18 (under the US Securities Exchange Act);

          (ii)(other than under the preceding sub-clause (i)) at or below market price of such Shares (1) in the case of a repurchase or buy-back at a fixed price, on the Dealing Day immediately preceding the date on which such repurchase or buy-back is announced; or (2) otherwise, on the Dealing Day immediately preceding the date on which such repurchase or buy-back is made;

         (iii)any purchase by Carnival of Excess Shares (as defined in the Carnival Articles and By-laws) under Article XIII of the Carnival Articles (or any equivalent amended articles of Carnival's Articles);

          (iv)any purchase pursuant to the provisions of the Carnival Articles and By-laws or the P&O Princess Memorandum and Articles referred to in Clause 8; and

           (v)pro rata by way of rights to the Combined Shareholders at the same amount of premium to the market value of the relevant Shares (as adjusted by the Equalization Ratio);

       (F)Matching Actions;

       (G)the issue of an Equalization Share in accordance with Clause 14 by either party;

       (H)any purchase, cancellation or reduction of Disenfranchised P&O Ordinary Shares;

       (I)any purchase, cancellation or reduction of Disenfranchised Carnival Common Stock; and

       (J)any distribution of shares of beneficial interest in the P&O Princess SVT by Carnival in accordance with the Pairing Agreement among P&O Princess Trustee, Carnival and the transfer agent thereunder, of even date herewith.

    4.5Matching Action

       For the purposes of this Agreement, a "Matching Action" means, in relation to an Action in respect of the holders of Shares of Carnival or P&O Princess (the "Primary Action"), an Action in respect of the holders of Shares in the other company which the Board of such other company determines (i) has a financial effect on the holders of the Shares of such other company equivalent (but not necessarily identical) to the financial effect of the Primary Action on the holders of Shares of the company undertaking the Primary Action; and (ii) does not materially disadvantage the holders of the Shares of either company. In making the determination referred to in the preceding sentence:

       (A)the Board of such other company shall consider the then existing Equalization Ratio, the timing of the Primary Action and any proposed Matching Action, and any other relevant circumstances;

       (B)in relation to any Action, when calculating any economic return to the holders of P&O Princess Ordinary Shares or Carnival Common Stock, any Tax or Tax Benefit shall be disregarded; and

       (C)the Boards of Carnival and P&O Princess shall have no obligation to take into account any fluctuations in exchange rates or in the market value of any securities or any other changes in circumstances arising after the date on which the Boards of Carnival and P&O Princess, as the case may be, decide to undertake a particular Matching Action.

    4.6Boards' Decisions Final

       The decision as to whether an Action is a Matching Action shall be a decision solely for the Boards of P&O Princess and Carnival, which may obtain appropriate professional advice in connection with such determination if they, in their sole discretion, consider it to be appropriate. Any such decision made by the Boards of P&O Princess and Carnival in accordance with this Clause 4 shall be final and binding.

    4.7Repurchase of Shares

       4.7.1 From the date of this Agreement until the second anniversary of the date of this Agreement:

              (A)no P&O Princess Ordinary Shares (other than P&O Princess
                 Ordinary Shares which, immediately prior to such Repurchase, were Disenfranchised P&O Ordinary Shares) or other shares in the capital of P&O Princess carrying voting rights shall be Repurchased; and

              (B)Carnival Common Stock may be Repurchased without restriction.

       4.7.2 From the second anniversary of the date of this Agreement until the fifth anniversary of the date of this Agreement:

              (A)Carnival Common Stock may be Repurchased without restriction;
                 and

              (B)during each twelve month period commencing on an anniversary of this Agreement, P&O Princess Ordinary Shares representing not more than 5% of the total aggregate number of issued P&O Princess Ordinary Shares and other shares in the capital of P&O Princess carrying voting rights (including for the purpose of this provision any Disenfranchised P&O Ordinary Shares) as of the beginning of such twelve month period may be Repurchased.

       4.7.3  From the fifth anniversary of the date of this Agreement:

              (A)there shall be no restriction on the Repurchase of Carnival
                 Common Stock; and

              (B)there shall be no restriction on the Repurchase of P&O
                 Princess Ordinary Shares.

       4.7.4 All Repurchases shall be made in accordance with Applicable Regulations.

    4.8Issuance of Shares

       4.8.1 From the date of this Agreement until the second anniversary of the date of this Agreement:

              (A)no shares in the capital of P&O Princess carrying voting rights or securities convertible into or exercisable for such shares (other than an Equalization Share and the P&O Princess Special Voting Share) shall be issued to any member of the Carnival Group except where such shares or securities are issued on a pre-emptive basis to all shareholders of P&O Princess; and

              (B)no shares in the capital of Carnival carrying voting rights or securities convertible into or exercisable for such shares (other than an Equalization Share) shall be issued to any member of the P&O Princess Group except where such shares or securities are issued on a pre-emptive basis to all shareholders of Carnival.

       4.8.2 From the second anniversary of the date of this Agreement until the fifth anniversary of the date of this Agreement:

              (A)during each twelve month period commencing on an anniversary of this Agreement, shares in the capital of P&O Princess carrying voting rights or securities convertible into or exercisable for such shares representing (in the aggregate, on an as-converted basis) not more than 5% of the total aggregate voting power of the outstanding shares in the capital of P&O Princess carrying voting rights and the shares issuable upon conversion or exercise of such securities (including any Disenfranchised P&O Ordinary Shares) as of the beginning of such twelve month period may be issued to a member of the Carnival Group; and

              (B)during each twelve month period commencing on an anniversary of this Agreement, shares in the capital of Carnival carrying voting rights or securities convertible or exercisable for into such shares representing (in the aggregate, on an as-converted basis) not more than 5% of the total aggregate voting power of the outstanding shares in the capital of Carnival carrying voting rights and the shares issuable upon conversion or exercise of such securities (including for the purpose of this provision any Disenfranchised Carnival Common Stock) as of the beginning of such twelve month period may be issued to a member of the P&O Princess Group.

       4.8.3  From the fifth anniversary of the date of this Agreement:

              (A)there shall be no restriction on the issue of Carnival Common
                 Stock to a member of the P&O Princess Group; and

              (B)there shall be no restriction on the issue of P&O Princess
                 Ordinary Shares to a member of the Carnival Group.

       4.8.4 All issuances of shares by Carnival and P&O Princess shall be made in accordance with Applicable Regulations.

5. Joint Electorate Actions

    5.1Joint Electorate Actions

       5.1.1 All actions put to shareholders of either P&O Princess or Carnival, except for Class Rights Actions (see Clause 6 below) or resolutions of a procedural or administrative nature (see Clause
              7.5 below), will be Joint Electorate Actions.

       5.1.2 For the avoidance of doubt, the following actions, if put to the holders of P&O Princess Ordinary Shares or the holders of Carnival Common Stock, will be put to the Combined Shareholders as Joint Electorate Actions:

              (A)the appointment, removal or re-election of any director of
                 Carnival or P&O Princess, or both of them;

              (B)to the extent such receipt or adoption is required by
                 Applicable Regulations, the receipt or adoption of the financial statements of P&O Princess or Carnival, or both of them, or accounts prepared on a combined basis, other than any accounts in respect of the period(s) ended prior to the date of Completion;

              (C)a change of name by P&O Princess or Carnival, or both of them;
                 or

              (D)the appointment or removal of the auditors of P&O Princess or
                 Carnival, or both of them.

    5.2Joint Electorate Procedure

       A Joint Electorate Action shall be approved under the Joint Electorate Procedure if, and only if, such action shall have been approved by:

       (A)a Majority Resolution of P&O Princess (or, if the P&O Princess Memorandum and Articles or Applicable Regulations require the action to be approved by Supermajority Resolution of the holders of the P&O Princess Ordinary Shares, by a Supermajority Resolution); and

       (B)a Majority Resolution of Carnival (or, if the Carnival Articles and By-laws or Applicable Regulations require the action to be approved by Supermajority Resolution of the holders of the Carnival Common Stock, by a Supermajority Resolution).

    5.3Disenfranchised P&O Ordinary Shares

       If at any relevant time the rights attached to the Disenfranchised P&O Ordinary Shares enable the holders of such shares to vote at any general meeting or class meeting of the Company then all references in Clauses
       5.1 and 5.2 to:

       (A)shareholders of P&O Princess;

       (B)holders of P&O Princess Ordinary Shares; and

       (C)Combined Shareholders,

       shall include the holders of the Disenfranchised P&O Ordinary Shares and such persons shall have the right to vote such shares on Joint Electorate Actions, Class Rights Actions of P&O Princess and procedural resolutions in the same manner as the holders of P&O Princess Ordinary Shares for the purposes of Clauses 5, 6 and 7.

    5.4Disenfranchised Carnival Common Stock

       If at any relevant time the rights attached to the Disenfranchised Carnival Common Stock enable the holders of such shares to vote at any general meeting or class meeting of the Company then all references in Clauses 5.1 and 5.2 to:

       (A)shareholders of Carnival;

       (B)holders of Carnival Common Stock; and

       (C)Combined Shareholders,

       shall include the holders of the Disenfranchised Carnival Common Stock and such persons shall have the right to vote such shares on Joint Electorate Actions, Class Rights Actions of Carnival and procedural resolutions in the same manner as holders of Carnival Common Stock for the purposes of Clauses 5, 6 and 7.

6. Separate Approvals of Class Rights Actions

    6.1Class Rights Action

       Notwithstanding anything to the contrary contained in this Agreement, if either P&O Princess or Carnival proposes to take any of the following actions:

       (A)the voluntary Liquidation of such company for which the approval of shareholders is required by Applicable Regulations or otherwise sought other than a voluntary Liquidation of both companies at or about the same time with the purpose or effect of no longer continuing the operation of the businesses of the companies as a combined going concern and not as part of a scheme, plan, transaction, or series of related transactions the primary purpose or effect of which is to reconstitute all or a substantial part of such businesses in one or more successor entities;

       (B)the sale, lease exchange or other disposition of all or substantially all of the assets of such company, other than in a bona fide commercial transaction undertaken for a valid business purpose in which such company receives consideration with a fair market value reasonably equivalent to the assets disposed of and not as a part of a scheme, plan, transaction or series of related transactions the primary purpose or effect of which is to collapse or unify the DLC Structure;

       (C)any adjustment to the Carnival Equivalent Number or the Equalization Ratio otherwise than in accordance with the provisions of this Agreement;

       (D)except where specifically provided for in the relevant agreements, any amendment to the terms of, or termination of, this Agreement, the SVE Special Voting Deed, the P&O Princess Guarantee or the Carnival Guarantee (including, for the avoidance of doubt, the voluntary termination of either Guarantee);

       (E)any amendment to, removal or alteration of the effect of (which shall include the ratification of any breach of) any P&O Princess Entrenched Provision or any Carnival Entrenched Provision;

       (F)any amendment to, removal or alteration of the effect of (which shall include the ratification of any breach of) Article XII or XIII of the Carnival Articles that would cause, or at the time of implementation would be reasonably likely to cause, an Exchange Event described in clause (a) of the definition of such term in the P&O Princess Articles to occur; and

       (G)the doing of anything which the Boards of Carnival and P&O Princess agree (either in a particular case or generally), in their absolute discretion, should be approved as a Class Rights Action, each of them agrees with the other that it shall only take such action after it has been approved as a Class Rights Action in accordance with this Clause 6.

    6.2Approvals of Class Rights Action

       A Class Rights Action shall require approval by a Majority Resolution of each company, unless Applicable Regulations and/or the Carnival Articles and By-laws and the P&O Princess Memorandum and Articles (as relevant) require such Class Rights Action to be approved as a Supermajority Resolution by either or both companies, in which case it shall be approved as a Supermajority Resolution by the relevant company or companies to which such requirement applies (the "Required Majority").

    6.3Class Rights Procedure

       A Class Rights Action must be approved separately by the Required Majority of (i) the holders of the Carnival Common Stock and the holders of any other class of shares of Carnival that are entitled to vote pursuant to Applicable Regulations and/or the Carnival Articles and By-laws; and (ii) the holders of the P&O Princess Ordinary Shares and the holders of any other class of shares of P&O Princess that are entitled to vote pursuant to Applicable Regulations and/or the P&O Princess Memorandum and Articles. Each of Carnival and P&O Princess will convene a shareholders meeting at which the holders of its Shares and the holder of its

       Special Voting Share (and the holders of any other relevant class of shares) may vote upon the Class Rights Action together as a single class on a poll; PROVIDED THAT the holder of the relevant Special Voting Share shall not vote on such resolution unless the Class Rights Action is not approved by the Required Majority of the holders of Shares (and any other relevant class of shares) of the other company, in which case the holder of the Special Voting Share shall cast all votes to which the Special Voting Share is entitled against such resolution in accordance with the Carnival Articles and By-laws (in the case of the Carnival Special Voting Share) or in accordance with the P&O Princess Articles of Association (in the case of the P&O Princess Special Voting Share).

7. Meetings and Voting

    7.1Obligations to convene meetings

       In relation to both Joint Electorate Actions and Class Rights Actions:

       (A)each party shall, as soon as practicable, convene a meeting of its shareholders for the purpose of considering a resolution to approve the Joint Electorate Action or Class Rights Action;

       (B)each party shall endeavour to ensure such meetings are held on dates as close together as is practicable; and

       (C)the parties shall co-operate fully with each other in preparing resolutions, explanatory memoranda or any other information or material required in connection with the proposed Joint Electorate Action or Class Rights Action.

    7.2Poll

       Each of P&O Princess and Carnival agrees with the other that any resolution proposed at a meeting of its shareholders in relation to which the holder of the P&O Princess Special Voting Share, or the holder of the Carnival Special Voting Share, is or may be entitled to vote shall be decided on by a poll (i.e. by tabulation of individual votes) and not, for the avoidance of doubt, on a show of hands.

    7.3Timing of Poll

       7.3.1 P&O Princess agrees with Carnival that any poll in which the holder of the P&O Princess Special Voting Share is or may be entitled to vote shall (as regards the P&O Princess Special Voting Share) be kept open for such time as to allow the corresponding general meeting of Carnival to be held and for the votes attaching to the P&O Princess Special Voting Share to be calculated and cast on such poll, although such poll may be closed earlier in respect of shares of other classes.

       7.3.2 Carnival agrees with P&O Princess that any poll on which the holder of the Carnival Special Voting Share is or may be entitled to vote shall (as regards the Carnival Special Voting Share) be kept open for such time as to allow the corresponding general meeting of P&O Princess to be held and for the votes attaching to the Carnival Special Voting Share to be calculated and cast on such poll, although such poll may be closed earlier in respect of shares of other classes.

    7.4Discretionary Matters

       The Boards of P&O Princess and Carnival may by agreement (subject to Applicable Regulations):

       (A)decide to seek the approval of the shareholders (or any class of shareholders) of either or both of P&O Princess and Carnival for any matter that would not otherwise require such approval;

       (B)require any Joint Electorate Action to be approved instead as a Class Rights Action; or

       (C)specify a higher majority vote than the majority that would otherwise be required for any shareholder vote provided for in this Clause 7.

    7.5Procedural Resolutions

       Notwithstanding anything to the contrary contained in this Agreement, resolutions of Carnival or P&O Princess of a procedural or technical nature (and which do not adversely affect the other company or its shareholders in any material respect) shall not constitute Joint Electorate Actions or Class Rights Actions and will be voted on by the relevant company's shareholders voting separately, and neither Special Voting Share will have any vote on those resolutions. Resolutions which will constitute resolutions of a procedural or technical nature may include any resolution:

       (A)that certain people be allowed to attend or excluded from attending the meeting;

       (B)that discussion be closed and the question put to the vote (provided no amendments have been raised);

       (C)that the question under discussion not be put to the vote;

       (D)to proceed with matters in an order other than that set out in the notice of the meeting;

       (E)to adjourn the debate (for example, to a subsequent meeting); and

       (F)to adjourn the meeting.

8. Change of Control of Either P&O Princess or Carnival

   Carnival and P&O Princess shall co-operate with each other in the prompt enforcement of the provisions of Articles XIV and XV of the Carnival Articles and Articles 277 to 286 of the P&O Princess Articles of Association to the full extent possible under law.

9. Stock Exchanges

   Each of P&O Princess and Carnival will, and so far as it is able will ensure that each of its Subsidiaries will, ensure that it is in a position to comply with obligations imposed on it by all stock exchanges on which either or both of the parties' shares (or other securities or depository receipts representing such shares or securities) are from time to time listed, quoted or traded.

10.Liquidation

     10.1Liquidation Principle

         If either or both of Carnival and/or P&O Princess goes into any voluntary or involuntary Liquidation, Carnival and P&O Princess will, subject to Clause 10.2 below, make and receive such payments or take such other actions required to ensure that the holders of Shares (which, for the avoidance of doubt in this Clause 10 do not include the holders of Disenfranchised Shares) of each entity would, had each entity gone into Liquidation on the same date, be entitled to receive a Liquidation Distribution which is equivalent on a per Share basis in accordance with the then existing Equalization Ratio, having regard to the Liquidation Exchange Rate but ignoring any shareholder Tax or Tax Benefit.

     10.2Liquidation Procedure

         10.2.1 To establish the amount payable under Clause 10.1, each of Carnival and P&O Princess will determine the amount of assets (if any) it will have available for distribution in a Liquidation on the date of Liquidation (or notional date of Liquidation) to holders of its Shares after payment of all its debts and other financial obligations, including any tax costs associated with the realisation of any assets on a Liquidation and any payments due on any preference shares (its "Net Assets"). To the extent that the Net Assets of one company would enable it to make a Liquidation Distribution to the holders of its Shares that is greater than the Liquidation Distribution that the other company could pay from its Net Assets to the holders of its Shares, adjusting such comparative Liquidation Distribution in accordance with the then existing Equalization Ratio and having regard to the Liquidation Exchange Rate, but ignoring any shareholder Tax (including any withholding Tax required to be deducted by the company concerned) or Tax Benefit, then, subject to Clause 10.2.2, such company will make a balancing payment (or take any other balancing action described in Clause 10.3 below) in such amount as will ensure that both companies may make equivalent Liquidation Distributions to the holders of their Shares in accordance with the then existing Equalization Ratio and having regard to the Liquidation Exchange Rate, but ignoring any shareholder Tax (including any withholding Tax required to be deducted by the company concerned) or Tax Benefit, PROVIDED ALWAYS THAT no company need make a balancing payment (or take any other action) as described in this Clause 10.2 if it would result in neither the holders of Carnival Common Stock nor the holders of P&O Princess Ordinary Shares being entitled to receive any Liquidation Distribution at all.

         10.2.2 For purposes of Clause 10.2.1, the amount a company is required to pay the other company shall be determined after taking into account all Taxes payable by, and all Tax credits, losses or deductions of, the parties with respect to the payment or receipt of such payment and any such payment may be made on the Equalization Share issued by the paying party if both Boards deem it appropriate.

     10.3Liquidation Actions

         In giving effect to the principle regarding a Liquidation of Carnival and/or P&O Princess described above, Carnival and P&O Princess shall take such action as may be required to give effect to that principle, which may include:

         (A) making a payment (of cash or in specie) to the other company;

         (B) issuing shares (which may include the Equalization Share) to the other party or to holders of Shares of the other party and making a distribution or return on such Shares; or

         (C) taking any other action that the Boards of Carnival and P&O Princess shall both consider appropriate to give effect to that principle.

         Any action other than a payment of cash by one company to the other shall require the prior approval of the Boards of both companies.

11.Termination

   Either Carnival or P&O Princess may terminate this Agreement:

    (A)on the mutual agreement of both parties (upon approval as a Class Rights Action);

    (B)if either party becomes a wholly-owned Subsidiary of the other; or

    (C)after all Liquidation obligations under Clause 10 have been satisfied.

12.Consequences of Termination

     12.1Non Dual-Listed Group

         In any combination of Carnival and P&O Princess into a single non dual-listed group, the consideration to be received by the holders of Shares in the two companies will be calculated by reference to the applicable Equalization Ratio.

     12.2Other Circumstances

         12.2.1 In any other circumstances of termination of the DLC Structure, the Boards of Carnival and P&O Princess will use their reasonable endeavours to agree a termination proposal to be put to their shareholders which the Boards consider to be equitable to both the holders of Carnival Common Stock and the holders of P&O Princess Ordinary Shares, at the applicable Equalization Ratio and using an exchange rate agreed by the parties (failing which, such exchange rate to be determined by an independent accounting firm). If the Boards cannot agree on the proposal to be put to their respective holders of Shares, each Board will appoint an independent accounting firm to establish the value of its company as at the proposed date of termination. The two accounting firms will use the same principles of valuation. If the accounting firms fail to agree on each other's valuation of any company, then a third independent accounting firm shall be appointed to finally determine the value of such company or companies. If, subject to Clause 12.2.2, the agreed/determined respective values of each company on a per Share basis (using the agreed or determined exchange rate) are not equivalent in accordance with the Equalization Ratio at the proposed date of termination then a balancing payment, or other balancing action agreed by the companies, will be made by one company to the other as appropriate in such amount as will ensure that such values are equivalent in accordance with such Equalization Ratio.

         12.2.2 For purposes of Clause 12.2.1, the amount a company is required to pay the other company shall be determined after taking into account all Taxes payable by, and all Tax credits, losses or deductions of, the parties with respect to the payment or receipt of such payment and any such payment may be made on the Equalization Share issued by the paying party if both Boards deem it appropriate.

13.Personal rights only

     13.1Contracts (Rights of Third Parties) Act 2001

         The parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 2001, by any person who is not a party to this Agreement.

     13.2Personal rights

         For the avoidance of doubt, the provisions of this Agreement are personal rights only. They do not, and are not intended to, create any proprietary right (including any proprietary right in any member, shareholder or creditor of P&O Princess or Carnival). These undertakings are not assignable, and cannot be subject to a mortgage, charge, pledge, encumbrance or other security interest. These undertakings do not survive any termination of this

         Agreement. It is fundamental to the agreement of each of P&O Princess and Carnival to give these undertakings that they should be relied on solely by the other, and it is fundamental to the agreement of each of P&O Princess and Carnival to accept these undertakings that they should be performed solely by the other.

14.Issue of Equalization Shares

   The parties agree that the Board of P&O Princess and the Board of Carnival may agree to the issue of the P&O Princess Equalization Share to a member of the Carnival Group (against the nominal value of that share) and of the Carnival Equalization Share to a member of the P&O Princess Group (against the nominal value of that share), but that neither Carnival or P&O Princess shall issue its Equalization Share unless the Board of Carnival and the Board of P&O Princess shall have agreed to such issue.

15.Relationship with other documents

   In the event of any conflict between this Agreement on the one hand and on the other hand either of the P&O Princess Memorandum and Articles or the Carnival Articles and By-laws, the terms of this Agreement shall prevail and the parties shall use their best endeavours to ensure that any required amendment to the P&O Princess Memorandum and Articles or the Carnival Articles and By-laws, as is appropriate, is proposed at meetings of P&O Princess and/or as the case may be Carnival in order to conform it or them with the provisions of this Agreement.

16.Miscellaneous

     16.1Regulatory

         The parties will co-operate with each other from time to time to ensure that all information necessary or desirable for the making of (or responding to any requests for further information consequent upon) any notifications or filings made in respect of this Agreement, or the transactions contemplated hereunder, is supplied to the party dealing with such notification and filings and that they are properly, accurately and promptly made.

     16.2No assignment

         Neither of the parties may assign any of its rights or obligations under this Agreement in whole or in part without the approval of the other party.

     16.3No waiver

         No waiver by a party of a failure or failures by the other party to perform any provision of this Agreement shall operate or be construed as a waiver in respect of any other or further failure whether of a like or different character.

     16.4No partnership

         Neither this Agreement nor the DLC Transactions are intended for any legal, tax or other purpose to (i) alter the status of P&O Princess and Carnival as separate, independent entities (taxed respectively and exclusively as a United Kingdom and a Panamanian non-resident corporation), (ii) result in any of Carnival, P&O Princess, their respective Subsidiaries, or their respective shareholders being treated as creating an entity or otherwise entering into any partnership, joint venture, association or agency relationship, or
         (iii) give either party (or its respective Subsidiaries or shareholders) any legal or beneficial ownership interest in the assets or income of the other party, and shall not be construed as having such effect.

     16.5Applicable Regulations

         Each of the obligations of the parties hereto shall be subject to any Applicable Regulations as in force from time to time. To the extent not prohibited by law, the parties will do all things necessary to remedy any situation where Applicable Regulations prevent any party from performing its obligations hereunder.

     16.6Severance

         If any of the provisions of this Agreement is or becomes invalid, illegal or unenforceable under any relevant law, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired. Notwithstanding the foregoing, the parties shall thereupon negotiate in good faith in order to agree the terms of a mutually satisfactory provision, achieving as nearly as possible the same commercial effect, to be substituted for the provision found to be invalid, illegal or unenforceable.

     16.7Amendment

         Any amendment to or termination of this Agreement shall be made in writing signed by duly authorised representatives of P&O Princess and Carnival. Any amendments to this Agreement which are formal or technical in nature and which are not materially prejudicial to the interests of the shareholders of either party or are necessary to correct any inconsistency or manifest error may be agreed between the Board of P&O Princess and the Board of Carnival. Any other amendment to this Agreement shall, for the avoidance of doubt, require approval by a Class Rights Action.

17.Notices

   Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given (i) when sent if sent by facsimile is promptly confirmed by telephone confirmation thereof; or (ii) when delivered, if delivered personally to the intended recipient or sent by overnight delivery via a national courier service, and in each case, addressed to such person or persons at such address or addresses as each party shall notify in writing to the other party at the address given at the head of this Agreement or thereafter at the relevant address for notification from time to time.

18.Counterparts

   This Agreement may be entered into in any number of counterparts, all of which taken together, shall constitute one and the same instrument. Either party may enter into this Agreement by signing any such counterpart.

19.Governing Law

   This Agreement shall be governed by and construed in accordance with the laws of the Isle of Man.

20.Arbitration

    (A)Any and all disputes, controversies or claims arising out of or in connection with this Agreement, any provision hereof, or any alleged breach hereof, and any and all disputes, controversies or claims relating to the validity of this Agreement (all of which are referred to herein as "Disputes"), even though some or all of such Disputes are alleged to be extra-contractual in nature, whether such Disputes sound in contract, tort or otherwise, at law or in equity, whether for damages, specific performance or other relief, shall be finally and exclusively determined by final and binding arbitration in accordance with this Clause 20.

    (B)The arbitral tribunal (the "Tribunal") shall be composed of three arbitrators, which shall be appointed as follows: each party shall have the right to appoint one arbitrator; the two arbitrators so appointed shall then appoint a third arbitrator who shall serve as the Chairman of the Tribunal. A person or persons, entitled to appoint an arbitrator, shall appoint such arbitrator within ten (10) days of receiving notice from a party of the commencement of an arbitration, failing which such arbitrator shall, at the written request of either party, be appointed by the International Chamber of Commerce. At the initiation of a proceeding and upon the convening of the Tribunal, the arbitrators shall take an oath of neutrality and shall decide the matters presented to them based upon the evidence submitted in the proceeding and without regard to the origin or circumstances of their appointment or selection for service on the Tribunal.

    (C)The construction and interpretation of this Clause 20, and all rules of conduct of any arbitration conducted pursuant to this Clause 20 (including procedural and evidentiary matters), shall be determined by the Tribunal. Unless otherwise unanimously agreed by the arbitrators, the venue of the arbitration shall be Miami, Florida, USA.

    (D)The Tribunal shall conduct a hearing as soon as reasonably practicable after a matter has been submitted for arbitration by a party and the members of the Tribunal have been selected. As the Tribunal may direct and without the necessity of subpoenas or other court orders, the parties shall make their agents, employees and witnesses available upon reasonable notice at reasonable times for deposition or for testimony at the hearing and shall respond to requests for documents. An award completely disposing of all Disputes (a "Final Award") shall be rendered by the Tribunal as soon as reasonably practicable after the hearing. The Tribunal shall not be required to submit a detailed statement of its reasons, but shall set forth concisely in the Final Award the amounts, actions, contractual responsibilities or other remedial conclusions that the Tribunal determines to be appropriate.

    (E)Each party acknowledges and agrees that in the event either party breaches any of its obligations under this Agreement, the other party would be irreparably harmed and could not be made whole by monetary damages alone. Both parties accordingly agree that the Tribunal shall have the authority to grant any party all appropriate non-monetary relief, including ordering a breaching party to comply fully with its obligations under the Agreement, ordering specific performance or granting temporary or permanent injunctive relief; PROVIDED, HOWEVER, that nothing in this Clause 20 shall be construed to limit the Tribunal in awarding monetary damages, whether as a sole remedy or together with remedies for specific performance and/or injunctive relief.

    (F)Any award made by the Tribunal shall be final and binding upon each party, each of which expressly waives all right to appeal or recourse to any court. The Final Award may be confirmed, and a judgement entered or enforced, in any court of competent jurisdiction in the United States or the United Kingdom.

    (G)The fees and expenses of the arbitrators shall be borne equally by the parties, but the Final Award may include such allocations and awards of the arbitrators' fees and expenses as the Tribunal determines is appropriate.

IN WITNESS whereof this Agreement has been executed on the date first written above.

                                   Schedule

            Automatic Adjustments to the Carnival Equivalent Number

1. Automatic Adjustments

    1.1Rights issue of Shares

       If either Carnival or P&O Princess (the "Relevant Company") shall offer its Shares to the holders of its Shares as a class by way of rights at less than the Current Market Price of such Shares, the Carnival Equivalent Number shall be adjusted by:

       (i)dividing the Carnival Equivalent Number by the following fraction where Carnival is the Relevant Company; and

      (ii)multiplying the Carnival Equivalent Number by the following fraction where P&O Princess is the Relevant Company:

                            K + L where L = Q   M
                            -----           -
                            K + M           P

       where:

       K is the number of Shares of the Relevant Company which rank for the relevant offer;

       M is the aggregate number of Shares being offered to the holders of Shares of the Relevant Company;

       P is the Current Market Price of one Share of the Relevant Company; and

       Q is the price per Share being offered to the holders of Shares of the Relevant Company.

       The adjustment to the Carnival Equivalent Number shall become effective from the later of the time at which the Shares of the Relevant Company are first traded ex-rights and the time at which the issue of the Shares becomes wholly unconditional.

    1.2Rights issue of other securities

       If the Relevant Company shall offer any securities (other than a rights issue of Shares described in paragraph 1.1 of this Schedule) to holders of its Shares as a class by way of rights, or grant to such shareholders as a class by way of rights, any options, warrants or other rights to subscribe for, purchase or sell any securities, Carnival Equivalent Number shall be adjusted by:

       (i)dividing the Carnival Equivalent Number by the following fraction where Carnival is the Relevant Company; and

      (ii)multiplying the Carnival Equivalent Number by the following fraction where P&O Princess is the Relevant Company:

                                     R - S
                                     -----
                                       R

       where:

       R is the Current Market Price of one Share; and

       S is the estimated Fair Market Value (calculated in the same currency as the Shares described in R above) of the portion of the rights attributable to one Share of the Relevant Company over any five consecutive Dealing Days determined by the Board of the Relevant Company during the twenty Dealing Days preceding the date on which the Shares are first traded ex-rights.

       The adjustment to the Carnival Equivalent Number shall become effective from the later of the time at which the Shares of the Relevant Company are first traded ex-rights and the time at which the issue of the Shares becomes wholly unconditional.

    1.3Non cash distributions and share repurchases

       If the Relevant Company shall implement (i) any distribution of any non-cash assets; or (ii) any repurchase of its Shares involving an offer made to all or substantially all of its holders of Shares to repurchase their Shares at a premium to the Current Market Price of such shares, the Carnival Equivalent Number shall be adjusted by:

       (i)dividing the Carnival Equivalent Number by the following fraction where Carnival is the Relevant Company; and

      (ii)multiplying the Carnival Equivalent Number by the following fraction where P&O Princess is the Relevant Company:

                                        V
                                    T - U
                                    --- -
                                      T

       where:

       T is the Current Market Price of one Share of the Relevant Company;

       U is equal to the number of Shares of the Relevant Company prior to the non cash distribution or repurchase; and

       V is (i) in the case of a non cash distribution, the aggregate Fair Market Value of the assets distributed to shareholders of the Relevant Company; and (ii) in the case of a repurchase, the aggregate premium paid to holders of Shares; in either case denominated in the same currency as the Current Market Price referred to in T and disregarding the effect of any shareholder Taxes or Tax Benefits and/or any fees incurred in connection with the non-cash Distribution or repurchase.

       The adjustment to the Carnival Equivalent Number shall become effective immediately following implementation of the non-cash Distribution or repurchase.

    1.4Consolidation or subdivision of shares

       If there shall be a change to the number of Shares of the Relevant Company as a result of a consolidation or subdivision of shares, the Carnival Equivalent Number shall be adjusted by:

       (i)dividing the Carnival Equivalent Number by the following fraction where Carnival is the Relevant Company; and

      (ii)multiplying the Carnival Equivalent Number by the following fraction where P&O Princess is the Relevant Company:

                                      X
                                      -
                                      Y

       where:

       X is the number of Shares of the Relevant Company outstanding or in issue immediately before such alteration; and

       Y is the number of Shares of the Relevant Company outstanding or in issue immediately after such alteration.

       The adjustment to the Carnival Equivalent Number shall become effective immediately after the alteration takes effect.

    1.5Bonus issue or stock dividend

       If the Relevant Company issues any Shares to holders of Shares for no consideration or solely by way of capitalisation of profits or reserves, the Carnival Equivalent Number shall be adjusted by:

       (i)dividing the Carnival Equivalent Number following fraction where Carnival is the Relevant Company; and

      (ii)multiplying the Carnival Equivalent Number by the following fraction where P&O Princess is the Relevant Company:

                                      X
                                      -
                                      Y

       where:

       X is the number of Shares of the Relevant Company outstanding immediately before the issue; and

       Y is the number of Shares of the Relevant Company outstanding immediately after such issue.

       The adjustment to the Carnival Equivalent Number shall become effective from the time the issue of such Shares becomes wholly unconditional.

2. Certification

   The auditors for the time being of P&O Princess and Carnival shall jointly certify the arithmetical adjustment to be made to the Carnival Equivalent Number in the circumstances set out in this Schedule where an adjustment is made to such Carnival Equivalent Number and any adjustments so certified shall, in the absence of manifest error, be final and binding on the parties and on all others affected thereby. P&O Princess and Carnival agree with each other to make and co-ordinate such public announcements as are appropriate in relation to any such adjustments, subject to the requirements of Applicable Regulations.

3. Definitions

   In this Schedule:

   "Current Market Price" means the average market price of one Share of the Relevant Company (on its primary or main stock exchange) calculated over any five consecutive Dealing Days determined by the Board of the Relevant Company during the twenty Dealing Days preceding:

       (i)in the case of P in paragraph 1.1 and R in paragraph 1.2, the date on which such Shares are first traded ex-rights; and

      (ii)in the case of T in paragraph 1.3, the date on which the non-cash distribution or repurchase is implemented;

   "Dealing Day" means, with respect to any relevant market for the Shares, a day on which trading is conducted in such market; and

   "Fair Market Value" means the fair market value determined by an investment bank of international repute appointed by agreement between the Boards of Carnival and P&O Princess, acting as expert and not as arbitrator and whose determination (in the absence of manifest error) shall be final and binding on the parties and on all others affected by such determination.

                                                                      Annex A-3

                                                                    AGREED FORM

             DATED                                           2003
             -----                                           ----

                             CARNIVAL CORPORATION

                            [CARNIVAL SVC] LIMITED

                           P&O PRINCESS CRUISES PLC

                             P&O PRINCESS TRUSTEE

                             [CARNIVAL SVC OWNER]

                               -----------------

                            SVE SPECIAL VOTING DEED

                               -----------------

                                   CONTENTS

 CLAUSE                                                                   PAGE
 1.  DEFINITIONS AND INTERPRETATION......................................   1
 2.  NOTIFICATION OF VOTES CAST ON JOINT ELECTORATE ACTIONS AT A PARALLEL
     SHAREHOLDER MEETING AND CALCULATION OF SPECIFIED NUMBER.............   6
 3.  NOTIFICATION OF OUTCOME ON VOTE ON CLASS RIGHTS ACTIONS.............   6
 4.  ATTENDANCE AT MEETINGS AND VOTING...................................   7
 5.  DEALINGS............................................................  10
 6.  OBLIGATIONS SUBJECT TO APPLICABLE REGULATIONS.......................  10
 7.  DEFAULT BY CARNIVAL OR P&O PRINCESS.................................  10
 8.  SUPPLY OF INFORMATION; CONFIDENTIALITY..............................  10
 9.  REMUNERATION AND EXPENSES OF SVES...................................  11
 10. POWER OF SVES.......................................................  12
 11. INDEMNITIES.........................................................  13
 12. ACTIVITIES..........................................................  14
 13. GOVERNANCE MATTERS..................................................  14
 14. AMENDMENTS TO THIS DEED.............................................  15
 15. DAMAGES NOT ADEQUATE REMEDY.........................................  15
 16. TERMINATION.........................................................  15
 17. GENERAL.............................................................  16

THIS SVE SPECIAL VOTING DEED is dated            2003

BETWEEN

(1)CARNIVAL CORPORATION, a Panamanian corporation, having its principal place of business at Carnival Place, 3655 N.W. 87th Avenue, Miami, Florida, 33178-2428 ("Carnival");

(2)CARNIVAL SVC LIMITED, a company incorporated in England and Wales (Registered No. [.]), having its registered office at [.] ("Carnival SVC");

(3)P&O PRINCESS CRUISES PLC, a company incorporated in England and Wales (Registered No 4039524) and having its registered office at 77 New Oxford Street, London, WC1A 1PP ("P&O Princess");

(4)[.], a             corporation, having its principal place of business at
   [.], in its capacity as the trustee (the "P&O Princess Trustee") of P&O Princess Special Voting Trust ("P&O Princess SVT"), a trust formed under the
   laws of              pursuant to the Voting Trust Agreement between Carnival
   and the P&O Princess Trustee of even date herewith (the "P&O Princess SVT Constitution"); and

(5)[.], a company incorporated in England and Wales (Registered No [.]), having its registered office at [.] (the "Carnival SVC Owner").

Recitals

(A)Carnival and P&O Princess entered into the Implementation Agreement pursuant to which Carnival and P&O Princess have agreed to do certain acts and things to implement the DLC Structure and create certain rights for the Carnival shareholders and the P&O Princess shareholders in respect of their indirect interests in the combined enterprise.

(B)Carnival SVC and the P&O Princess Trustee have agreed to carry out certain functions in accordance with the provisions of this Deed in connection with their ownership of the Carnival Special Voting Share and the P&O Princess Special Voting Share, respectively.

(C)The Carnival SVC Owner is the legal and beneficial owner of all the shares in Carnival SVC.

(D)The P&O Princess Trustee is the trustee of P&O Princess SVT.

IT IS AGREED on and from Completion as follows.

1. DEFINITIONS AND INTERPRETATION

    1.1Definitions

       The following definitions apply unless otherwise specified in this Deed:

       "Applicable Regulations" has the same meaning as in the Equalization Agreement;

       "Board of Carnival" means the board of directors of Carnival (or a duly appointed committee of that board) from time to time;

       "Boards of Carnival and P&O Princess" means the Board of Carnival and the Board of P&O Princess;

       "Board of P&O Princess" means the board of directors of P&O Princess (or a duly appointed committee of that board) from time to time;

       "Business Day" has the same meaning as in the Equalization Agreement;

       "Carnival Common Stock" has the meaning given to it in the Carnival Constitution;

       "Carnival Constitution" means the Articles of Incorporation and the By-Laws of Carnival which will be in effect immediately following Completion, as amended from time to time;

       "Carnival Equivalent Number" has the same meaning as in the Equilization Agreement.

       "Carnival Group" has the same meaning as in the Equalization Agreement;

       "Carnival Special Voting Share" means the special voting share of US$0.01 in Carnival;

       "Carnival Specified Numbers" means, in relation to a resolution to consider a Joint Electorate Action at a meeting of P&O Princess shareholders, (i) the number of votes Cast in favour of the Equivalent Resolution of Carnival at the Parallel Shareholder Meeting of Carnival shareholders divided by the Carnival Equivalent Number in effect at the time such meeting of P&O Princess shareholders is held rounded up to the nearest whole number; (ii) the number of votes Cast against the Carnival Equivalent Number of Carnival at the Parallel Shareholder Meeting of Carnival shareholders divided by the Carnival Equivalent Number in effect at the time such meeting of P&O Princess shareholders is held, rounded up to the nearest whole number; and (iii) the number of votes Cast as formal abstentions in relation to the Equivalent Resolution of Carnival at the Parallel Shareholder Meeting of Carnival shareholders divided by the Carnival Equivalent Number in effect at the time such meeting of P&O Princess shareholders is held, rounded up to the nearest whole number;

       "Carnival SVC Constitution" means the Memorandum and Articles of Association of Carnival SVC;

       "Cast" means, separately, the number of votes recorded (i) in favour;
       (ii) against; and (iii) formally abstained in accordance with the terms of the P&O Princess Articles or the Carnival Constitution (as applicable) by holders of Carnival Common Stock (and of any other stock in Carnival (other than the Carnival Special Voting Share) that from time to time are entitled to vote on the relevant resolution) or P&O Princess Ordinary Shares (and of any other shares in P&O Princess (other than the P&O Princess Special Voting Share) that from time to time are entitled to vote on the relevant resolution), as the context requires

       "Class Rights Action" has the same meaning as in the Equalization Agreement;

       "Companies Act" means the UK Companies Act 1985 as amended;

       "Completion" means the time at which the steps set out in Section 2.2 of the Implementation Agreement have been completed;

       "Deal" in relation to a share or an interest in a share or the rights attaching to a share, means transfer, assign (by operation of law or otherwise), convey, create an Encumbrance over or otherwise deal (or agree to do any of those things) with such share or interest or rights in any way whatsoever and "Dealing" shall be construed accordingly;

       "DLC Structure" means the combination of Carnival and P&O Princess by means of a dual listed company structure whereby, amongst other things, Carnival and P&O Princess have a unified management structure and the businesses of both the Carnival Group and the P&O Princess Group are managed on a unified basis in accordance with the provisions of the Equalization Agreement;

       "Encumbrance" means an interest or power:

       (a)reserved in or over any interest in any asset (including shares) including any retention of title; or

       (b)created or otherwise arising in or over any interest in any asset (including shares) under a bill of sale, mortgage, charge, lien, pledge, trust or power, by way of security for the payment of debt or any other monetary obligation or the performance of any other obligation and whether existing or agreed to be granted or created;

       "Equalization Agreement" means the Equalization and Governance Agreement entered into between Carnival and P&O Princess on the same date as this Deed;

       "Equivalent Resolution" means a resolution of either Carnival or P&O Princess, as applicable, certified in accordance with this Deed by a duly authorised officer of Carnival or a duly authorised officer of P&O Princess (as applicable) as equivalent in nature and effect to a resolution of the other company. (For example, a resolution to appoint an individual as a director of Carnival or to appoint the auditors of Carnival would, if a resolution considering such matters in relation to P&O Princess were put to a meeting of P&O Princess' shareholders, be the equivalent resolution (provided that a duly authorised officer of Carnival and a duly authorised officer of P&O give the certification described above) to a resolution to appoint the same individual as a director of P&O Princess or to appoint the auditors of P&O Princess, and vice versa. In addition, if a resolution was proposed by one of the companies (the "Proposing Company") that did not need to be proposed by the other company (the "Other Company"), (e.g. a resolution for the approval of the disapplication of pre-emption rights if under Applicable Regulations this needs to be approved by P&O Princess' shareholders, but not by Carnival's shareholders), then the Proposing Company would put that resolution to a meeting of its shareholders and the same or substantially the same resolution (provided that a duly authorised officer of Carnival and a duly authorised officer of P&O Princess give the certification described above) would also be put to a meeting of the Other Company's shareholders, to enable both sets of shareholders to vote on that resolution);

       "Governmental Agency" has the same meaning as in the Equalization Agreement;

       "Implementation Agreement" means the Offer and Implementation Agreement, dated as of 8 January 2003, between Carnival and P&O Princess;

       "Joint Electorate Action" has the same meaning as in the Equalization Agreement;

       "London Stock Exchange" means London Stock Exchange plc;

       "Majority Resolution" means, with respect to Carnival or P&O Princess, a resolution duly approved at a meeting of the shareholders of such company by the affirmative vote of a majority of all the votes Voted on such resolution by all shareholders of such company entitled to vote thereon (including, where appropriate, the holder of the Special Voting Share of such company) who are present in person or by proxy at such meeting;

       "NYSE" means the New York Stock Exchange, Inc.;

       "Parallel Shareholder Meeting" means, in relation to Carnival or P&O Princess, any meeting of the shareholders of that company which is:

       (a)nearest in time to, or is actually contemporaneous with, the meeting of the shareholders of the other company and at which some or some or all of the same resolutions or some or all of the Equivalent Resolutions are to be considered; or

       (b)designated by the Board of Carnival or the Board of P&O Princess, as the case may be, as the parallel meeting of shareholders of a particular meeting of shareholders of the other company.

       "P&O Princess Articles" means the Articles of Association of P&O Princess which will be in effect as immediately following Completion as amended from time to time;

       "P&O Princess Group" has the same meaning as in the Equalization
       Agreement;

       "P&O Princess ADS" means an American Depositary Share of P&O Princess, each of which currently represents four P&O Princess Ordinary Shares, which is listed on the NYSE;

       "P&O Princess Ordinary Shares" has the meaning given to it in the P&O Princess Articles;

       "P&O Princess Special Voting Share" means the special voting share of (pound)1 in P&O Princess;

       "P&O Princess Specified Numbers" means, in relation to a resolution to consider a Joint Electorate Action at a meeting of Carnival shareholders
       (i) the number of votes Cast in favour of the Equivalent Resolution of P&O Princess at the Parallel Shareholder Meeting of P&O Princess shareholders multiplied by the Carnival Equivalent Number in effect at the time such meeting of Carnival shareholders is held, rounded up to the nearest whole number; (ii) the number of votes Cast against the Equivalent Resolution of P&O Princess at the Parallel Shareholder Meeting of P&O Princess shareholders multiplied by the Carnival Equivalent Number in effect at the time such meeting of Carnival shareholders is held, rounded up to the nearest whole number; and (iii) the number of votes Cast as formal abstentions in relation to the Equivalent Resolution of P&O Princess at the Parallel Shareholder Meeting of P&O Princess shareholders multiplied by the Carnival Equivalent Number in effect at the time such meeting of Carnival shareholders is held, rounded up to the nearest whole number;

       "SEC" means the United States Securities and Exchange Commission;

       "Shares" means, in relation to P&O Princess, the P&O Princess Ordinary Shares and, in relation to Carnival, the Carnival Common Stock;

       "Special Voting Share" means, in relation to P&O Princess, the P&O Princess Special Voting Share and, in relation to Carnival, the Carnival Special Voting Share;

       "Subsidiary" means with respect to P&O Princess or Carnival, any entity, whether incorporated or unincorporated, in which P&O Princess or Carnival owns, directly or indirectly, a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the directors or other persons performing similar functions, or the management and policies of which P&O Princess or Carnival otherwise has the power to direct;

       "Supermajority Resolution" means, with respect to Carnival or P&O Princess, a resolution required by Applicable Regulations and/or the Carnival Constitution or the P&O Princess Articles, as relevant, to be approved by a higher percentage of votes Voted than required under a Majority Resolution, or where the percentage of votes Voted in favour and against the resolution is required to be calculated by a different mechanism to that required by a Majority Resolution;

       "UKLA" means the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the UK Financial Services and Markets Act 2000; and

       "Voted" means the number of votes recorded in favour of and against a particular resolution at a shareholders' meeting of either P&O Princess or Carnival by holders of Shares, holders of any other class of shares entitled to vote and the holder of the relevant Special Voting Share PROVIDED THAT votes recorded as abstentions by holders of Carnival Common Stock or P&O Princess Ordinary Shares (or any other class of shares entitled to vote) shall not be counted as having been Voted for these purposes.

    1.2Interpretation

       The headings herein are for convenience of reference only and do not constitute part of this Deed and shall not be deemed to limit or otherwise affect any of the provisions hereof. The following rules of interpretation apply unless the context requires otherwise.

       (a)The singular includes the plural and conversely.

       (b)A gender includes all genders.

       (c)Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

       (d)A reference to a person includes a body corporate, an unincorporated body or other entity.

       (e)A reference to a clause is to a clause of this Deed unless otherwise indicated.

       (f)A reference to any party to this Deed or any other agreement or document includes the party's successors and permitted assigns.

       (g)A reference to any agreement or document is to that agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this Deed.

       (h)A reference to any legislation (including any listing rules of a stock exchange or voluntary codes) or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all rules and regulations and statutory instruments issued thereunder.

       (i)A reference to $ is to US dollars and a reference to (Pounds) is to pounds sterling.

       (j)A reference to conduct includes any omission and any statement or undertaking, whether or not in writing.

       (k)A reference to writing includes a facsimile transmission and any other means of reproducing words in a tangible and permanently visible form.

       (l)Whenever the words include, includes or including are used in this Deed, they shall be deemed to be followed by the words without limitation;

       (m)A reference to a body, other than a party to this Deed (including, an institute, association, authority or Governmental Agency), whether statutory or not:

           (i)which ceases to exist; or

          (ii)whose powers or functions are transferred to another body,

          is a reference to the body which replaces it or which substantially succeeds to its powers or functions.

       (n)All references to time are to local time in the place where the relevant obligation is to be performed (or right exercised).

    1.3Business Day

       Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the Business Day following such day.

2. NOTIFICATION OF VOTES CAST ON JOINT ELECTORATE ACTIONS AT A PARALLEL SHAREHOLDER MEETING AND CALCULATION OF SPECIFIED NUMBER

    2.1Notification by Carnival

       Carnival agrees with the P&O Princess Trustee and P&O Princess that, in relation to each meeting of Carnival shareholders at which any resolution relating to a Joint Electorate Action is to be considered, Carnival shall, as soon as possible after the Carnival shareholders (other than the Carnival SVC) entitled to vote on any such resolution Cast those votes at such shareholder meeting, deliver to the P&O Princess Trustee and P&O Princess in writing in accordance with clause
       17.4 a report of the inspectors of election for such shareholder meeting setting forth the details in (a) below and a statement by a duly authorised officer of Carnival setting forth the details in (b) below:

       (a)how the votes were Cast (including the number of votes Cast) at the meeting of Carnival shareholders in relation to each such Equivalent Resolution; and

       (b)its calculation of the Carnival Specified Numbers applicable to the P&O Princess Special Voting Share for each Equivalent Resolution for a Joint Electorate Action and of the way in which the P&O Princess Trustee is required to vote the Carnival Specified Numbers attaching to the P&O Princess Special Voting Share in relation to each such Equivalent Resolution at the Parallel Shareholder Meeting of P&O Princess in accordance with this Deed and the P&O Princess Articles.

    2.2Notification by P&O Princess

       P&O Princess agrees with Carnival SVC and Carnival that, in relation to each meeting of P&O Princess shareholders at which any resolution relating to a Joint Electorate Action is to be considered, P&O Princess shall, as soon as possible after the P&O Princess shareholders (other than the P&O Princess Trustee) entitled to vote on any such resolution Cast those votes at such shareholder meeting, deliver to Carnival SVC and Carnival in writing in accordance with clause 17.4 a report of the inspectors of election for such shareholder meeting setting forth the details in (a) below and a statement by a duly authorised officer of P&O Princess setting forth the details in (b) below:

       (a)how the votes were Cast (including the number of votes Cast) at the meeting of P&O Princess shareholders in relation to each such Equivalent Resolution; and

       (b)its calculation of the P&O Princess Specified Numbers applicable to the Carnival Special Voting Share for each Equivalent Resolution for a Joint Electorate Action and of the way in which Carnival SVC is required to vote the P&O Princess Specified Numbers attaching to the Carnival Special Voting Share in relation to each such Equivalent Resolution at the Parallel Shareholder Meeting of Carnival in accordance with this Deed and the Carnival Constitution.

3. NOTIFICATION OF OUTCOME ON VOTE ON CLASS RIGHTS ACTIONS

    3.1Notification by Carnival

       Carnival agrees with P&O Princess and the P&O Princess Trustee that, in relation to each meeting of Carnival shareholders at which any resolution or resolutions relating to a Class Rights Action is to be considered, Carnival shall, as soon as possible after the Carnival shareholders (other than Carnival SVC) entitled to vote on any such resolution Cast those votes at such shareholder meeting, deliver to the P&O Princess Trustee and P&O Princess in writing and in accordance with clause 17.4: (a) a report of the inspectors of election for such shareholder meeting setting forth how the votes were Cast (including the number of votes Cast) at the meeting of Carnival shareholders in relation to each such Equivalent Resolution; and (b) a statement by a duly authorised officer of Carnival setting forth whether or not each such Equivalent Resolution or resolutions was approved by the requisite majority pursuant to the Carnival Constitution and/or Applicable Regulations.

    3.2Notification by P&O Princess

       P&O Princess agrees with Carnival and Carnival SVC that, in relation to each meeting of P&O Princess shareholders at which any resolution or resolutions relating to a Class Rights Action is to be considered, P&O Princess shall, as soon as possible after the P&O Princess shareholders (other than the P&O Princess Trustee) entitled to vote on any such resolution Cast those votes at such shareholder meeting, deliver to Carnival SVC and Carnival in writing and in accordance with clause 17.4:
       (a) a report of the inspectors of election for such shareholder meeting setting forth how the votes were Cast (including the number of votes
       Cast) at the meeting of P&O Princess shareholders in relation to each such Equivalent Resolution; and (b) a statement by a duly authorised officer of P&O Princess setting forth whether or not the Equivalent Resolution or resolutions were approved by the requisite majority pursuant to the P&O Princess Articles and/or Applicable Regulations.

4. ATTENDANCE AT MEETINGS AND VOTING

    4.1Attendance at meetings

       (a)Carnival SVC agrees with P&O Princess that, at every meeting of Carnival shareholders at which any resolution relating to a Joint Electorate Action or a Class Rights Action is to be considered, Carnival SVC shall be present by its duly appointed corporate representative or by proxy or proxies. Carnival agrees to notify Carnival SVC in writing and in accordance with clause 17.4 at the time it sends notice to its shareholders of a shareholder meeting whether any resolution to be proposed at such meeting is a Joint Electorate Action or a Class Rights Action and Carnival SVC shall be entitled to rely on any such notice for the purposes of this Deed. Carnival also agrees to notify Carnival SVC in advance and in writing in accordance with clause 17.4 of the time and place at which an adjourned or postponed meeting will be held and whether any resolution to be proposed at such meeting is a Joint Electorate Action or a Class Rights Action and Carnival SVC shall be entitled to rely on any such notice for the purpose of this Deed.

       (b)The P&O Princess Trustee agrees with Carnival that, at every meeting of P&O Princess at which any resolution relating to a Joint Electorate Action or a Class Rights Action is to be considered, the P&O Princess Trustee shall be present by its duly appointed corporate representative or by proxy or proxies. P&O Princess agrees to notify the P&O Princess Trustee in writing and in accordance with clause
          17.4 at the time it sends notice to its shareholders of a shareholder meeting whether any resolution to be proposed at such meeting is a Joint Electorate Action or a Class Rights Action and the P&O Princess Trustee shall be entitled to rely on any such notice for the purposes of this Deed. P&O Princess also agrees to notify the P&O Princess Trustee in advance and in writing in accordance with clause 17.4 of the time and place at which an adjourned or postponed meeting will be held and whether any resolution to be proposed at such meeting is a Joint Electorate Action or a Class Rights Action and Carnival SVC shall be entitled to rely on any such notice for the purpose of this Deed.

    4.2Vote in accordance with constitution

       (a)Carnival SVC agrees with Carnival and P&O Princess that it shall vote the Carnival Special Voting Share in accordance with the requirements of the Carnival Constitution and this Deed.

       (b)The P&O Princess Trustee agrees with Carnival and P&O Princess that it shall vote the P&O Princess Special Voting Share in accordance with the requirements of the P&O Princess Articles and this Deed.

    4.3Vote on Joint Electorate Action

       (a)Carnival SVC agrees with Carnival and P&O Princess that on any resolution that relates to a Joint Electorate Action it will exercise the voting rights attached to the Carnival Special Voting Share in accordance with the reports and the statement delivered under clause 2.2.

       (b)The P&O Princess Trustee agrees with Carnival and P&O Princess that on any resolution that relates to a Joint Electorate Action it will exercise the voting rights attached to the P&O Princess Special Voting Share in accordance with the reports and the statement delivered under clause 2.1.

    4.4Vote on Class Rights Action

       (a)Carnival SVC agrees with Carnival and P&O Princess that where it has been notified by P&O Princess in accordance with clause 3.2 that a Class Rights Action has (pursuant to the P&O Princess Articles and/or Applicable Regulations) not been approved by the requisite majority of votes at a P&O Princess meeting of shareholders then:

           (i)if the resolution needs to be passed by a Majority Resolution it shall vote the Carnival Special Voting Share to cast such number of votes representing the largest whole percentage that is less than the percentage of the number of votes as would be necessary to defeat a Majority Resolution if the total votes capable of being cast by the outstanding Carnival Common Stock and other class of shares of Carnival that are entitled to vote pursuant to Applicable Regulations and/or the Carnival Articles and By-laws (including the Carnival Special Voting Share) were cast in favour of the resolution at the Carnival Parallel Shareholder Meeting; and

          (ii)if the resolution needs to be passed by a Supermajority Resolution it shall vote the Carnival Special Voting Share to cast such number of votes representing the largest whole percentage that is less than the percentage of the number of votes as would be necessary to defeat a Supermajority Resolution if the total votes capable of being cast by the outstanding Carnival Common Stock and other class of shares of Carnival that are entitled to vote pursuant to Applicable Regulations and/or the Carnival Articles and By-laws (including the Carnival Special Voting Share) were cast in favour of the resolution at the Carnival Parallel Shareholder Meeting.

       (b)The P&O Princess Trustee agrees with Carnival and P&O Princess that where it has been notified by Carnival in accordance with clause 3.1 that a Class Rights Action has (pursuant to the Carnival Constitution and/or Applicable Regulations) not been approved by the requisite majority of votes at a Carnival meeting of shareholders then:

           (i)if the resolution needs to be passed by an ordinary resolution, it shall vote the P&O Princess Special Voting Share to cast such number of votes representing the largest whole percentage that is less than the percentage of the number of votes as would be necessary to defeat an ordinary resolution if the total votes capable of being cast by the outstanding P&O Princess Ordinary Shares and other class of shares of P&O Princess that are entitled to vote pursuant to Applicable Regulations and/or the P&O Princess Memorandum and Articles (including the P&O Princess Special Voting Share) were cast in favour of the resolution at the P&O Princess Parallel Shareholder Meeting; and

          (ii)if the resolution needed to be passed by a special (or extraordinary) resolution, it shall vote the P&O Princess Special Voting Share to cast such number of votes representing the largest whole percentage that is less than the percentage of the number of votes (less one vote) as would be necessary to defeat a special (or extraordinary) resolution if the total votes capable of being cast by the outstanding P&O Princess Ordinary Shares and other class of shares of P&O Princess that are entitled to vote pursuant to Applicable Regulations and/or the P&O Princess Memorandum and Articles (including the P&O Princess Special Voting Share) were cast in favour of the resolution at the P&O Princess Parallel Shareholder Meeting.

    4.5Amendments to resolutions

       (a)Carnival SVC is entitled to rely on a certificate from a duly authorised officer of Carnival and a duly authorised officer of P&O Princess that for all purposes of this Deed an amendment to a resolution to approve a Joint Electorate Action is made in accordance with the Carnival Constitution and Applicable Regulations and that the resolution as amended is the Equivalent Resolution to the resolution considered at the Parallel Shareholder Meeting of P&O Princess Such certificate shall be given in accordance with clause 17.4.

       (b)The P&O Princess Trustee are entitled to rely on a certificate from a duly authorised officer of P&O Princess and a duly authorised officer of Carnival that for all purposes of this Deed an amendment to a resolution to approve a Joint Electorate Action is made in accordance with the P&O Princess Articles and Applicable Regulations and that the resolution as amended is the Equivalent Resolution to the resolution considered at the Parallel Shareholder Meeting of Carnival. Such certificate shall be given in accordance with clause 17.4.

    4.6No discretion as to voting

       Each of Carnival SVC and the P&O Princess Trustee agrees with Carnival and P&O Princess that it has no discretion as to how to vote the P&O Princess Special Voting Share and/or the Carnival Special Voting Share (as applicable) and that it shall only vote those shares in accordance with this Deed and in accordance with the P&O Princess Articles and/or the Carnival Constitution.

    4.7Procedural and technical resolutions

       Carnival SVC and the P&O Princess Trustee will be entitled to rely on a certificate given to it in writing (in accordance with clause 17.4) by the Chairman of the relevant shareholder meeting that a resolution is a procedural or technical resolution (in accordance with the P&O Princess Articles or the Carnival Constitution (as applicable)) and the Carnival Special Voting Share or the P&O Princess Special Voting Share (as applicable) will not have any votes in respect of such resolution. If a resolution is proposed for the first time during a meeting of shareholders of either P&O Princess or Carnival (whereby "proposed for the first time" means it was not set out in the notice of the relevant shareholders' meeting) and is determined by the Chairman of the relevant shareholder meeting (in accordance with the P&O Princess Articles or the Carnival Constitution (as applicable)) not to be a resolution of a procedural or technical nature then, if such resolution is to be voted on by shareholders, it will be voted on in the same way as any other Joint Electorate Action or Class Rights Action (as applicable) (and, for the avoidance of doubt, proper notice of such resolution will first be given to shareholders, including to the Carnival SVC and the P&O Princess Trustee).

5. DEALINGS

    5.1P&O Princess SVT

       Subject to clause 16.3, the P&O Princess Trustee agrees with Carnival and P&O Princess that it shall not deal with the P&O Princess Special Voting Share or any interest in (or right attaching to) such share without the prior written consent of both Carnival and P&O Princess, such consent to be in the absolute discretion of Carnival and P&O Princess. No transfer of the P&O Princess Special Voting Share shall be effective unless and until the transferee of such share, as consented to by Carnival and P&O Princess, has agreed to be bound by this Deed or entered into a deed on equivalent terms. Any dealing by the P&O Princess Trustee in violation of this clause 5.1 shall be null and void.

    5.2Carnival SVC

       Subject to clause 16.2, Carnival SVC agrees with P&O Princess and Carnival that it shall not deal with the Carnival Special Voting Share or any interest in (or right attaching to) such share without the prior written consent of both Carnival and P&O Princess, such consent to be in the absolute discretion of Carnival and P&O Princess. No transfer of the Carnival Special Voting Share shall be effective unless and until the transferee of such share, as consented to by Carnival and P&O Princess, has agreed to be bound by this Deed or entered into a deed on equivalent terms. Any Dealing by the Carnival SVC in violation of this clause 5.2 shall be null and void.

6. OBLIGATIONS SUBJECT TO APPLICABLE REGULATIONS

   The obligations of the parties under this Deed will be subject to any Applicable Regulations. The parties will use their best endeavours to remedy a situation where Applicable Regulations prevent any party from performing its obligations hereunder.

7. DEFAULT BY CARNIVAL OR P&O PRINCESS

   If at any time Carnival or P&O Princess defaults in the performance or observance of any obligation or other provision binding on it under or pursuant to this Deed and owed to Carnival SVC or the P&O Princess Trustee, respectively, Carnival SVC or the P&O Princess Trustee, as the case may be, shall take such actions or institute such proceedings as it may reasonably consider to be appropriate in relation to any such default and shall not be obliged to give notice of its intention to do so.

8. SUPPLY OF INFORMATION; CONFIDENTIALITY

    8.1Supply of information

       So long as Carnival SVC is registered as the holder of the Carnival Special Voting Share and the P&O Princess Trustee is registered as the holder of the P&O Princess Special Voting Share, Carnival and P&O Princess shall each give to the P&O Princess Trustee and Carnival SVC, as the case may be, or any person approved by Carnival or P&O Princess and appointed in writing by Carnival SVC or the P&O Princess Trustee, as the case may be, such information as Carnival SVC or the P&O Princess Trustee, as the case may be, or such appointed person shall reasonably require (other than information which is of a price-sensitive nature and not generally available) for the purpose of the discharge of the powers, duties and discretions vested in Carnival SVC or the P&O Princess Trustee, as the case may be, under this Deed. All information provided by P&O Princess and Carnival under this clause 8.1 shall (if requested by Carnival SVC or the P&O Princess Trustee) be in writing and in accordance with clause 17.4 and contained in a certificate of a duly authorised officer of P&O Princess or a duly authorised officer of Carnival.

    8.2Confidentiality

       Each of Carnival SVC and the P&O Princess Trustee shall not, and will use its respective best endeavours to ensure that any person appointed in writing by it in accordance with clause 8.1 shall not divulge any information given to it pursuant to clauses 2, 3, 4.5 and 8.1 which is confidential or proprietary to the party which gave it the information, in each case, unless prior written approval is given by the party which gave the information or unless required by Applicable Regulations. If disclosure of any such information is required by Applicable Regulations, the Carnival SVC and/or the P&O Princess Trustee (as relevant) will, to the extent practicable, first consult with P&O Princess and Carnival as to the form, content and timing of such disclosure.

9. REMUNERATION AND EXPENSES OF CARNIVAL SVC AND P&O PRINCESS TRUSTEE

    9.1Fees and expenses

       Carnival shall pay or ensure that payment is made to the P&O Princess Trustee or as it shall otherwise direct, and P&O Princess shall pay or ensure that payment is made to Carnival SVC or as it shall otherwise direct, such fees and expenses as may be agreed from time to time between Carnival, P&O Princess, Carnival SVC and the P&O Princess Trustee for the performance by Carnival SVC and the P&O Princess Trustee of their obligations pursuant to this Deed.

    9.2Period of remuneration

       The remuneration referred to in clause 9.1 shall continue to be payable

       (a)by Carnival until the later of: (a) the P&O Princess Trustee ceasing to be registered as the holder of the P&O Princess Special Voting Share and (b) the termination of this Deed in accordance with clause 16; and

       (b)by P&O Princess until the later of (a) Carnival SVC ceasing to be registered as the holder of the Carnival Special Voting Share and (b) the termination of this Deed in accordance with clause 16.

    9.3Exceptional duties

       In the event either Carnival SVC or the P&O Princess Trustee finds it is necessary or otherwise required to undertake any duties which would not have been reasonably contemplated in relation to the performance of its obligations and the exercise of the powers, authorities and discretions vested in it under this Deed, Carnival shall pay to P&O Princess Trustee or as it shall otherwise direct and P&O Princess shall pay to Carnival SVC or as it shall otherwise direct such special remuneration in addition to that referred to in clause 9.1 as shall be mutually agreed.

    9.4VAT and similar taxes

       The remuneration referred to in clause 9.1, any additional special remuneration payable under clause 9.3 shall be exclusive of any value added tax, sales tax, use tax or any similar transaction tax which shall be added at the rate applicable in the circumstances and paid by P&O Princess and/or Carnival, as the case may be.

    9.5Expenses

       Carnival and P&O Princess shall pay all travelling and other costs, charges and expenses including legal costs and other professional fees (including, where applicable, value added tax or any similar tax) which each of the SVEs may properly incur in relation to the performance of its obligations and the exercise of the powers, authorities and discretions vested in it under this Deed and/or any costs and expenses incurred in connection with the valid termination of this Deed and the resulting transfer in accordance with clause 16.2 or 16.3 of the Carnival Special Voting Share or the P&O Princess Special Voting Share, as the case may be or with the transfer of the P&O Princess Special Voting Share or the Carnival Special Voting Share under clause 16.4.

10.POWER OF CARNIVAL SVC AND P&O PRINCESS TRUSTEE

     10.1Act on advice

         Each of the Carnival SVC and the P&O Princess Trustee may in the proper performance of its obligations and the exercise of the powers, authorities and discretion vested in it under this Deed act on the opinion or advice of or information obtained from any lawyer, banker, valuer, accountant, transfer agent, the share registrar or inspector of election at such time of Carnival or P&O Princess or other expert, whether obtained by Carnival or P&O Princess or by Carnival SVC or the P&O Princess Trustee or otherwise, and in such case, provided that the Carnival SVC or the P&O Princess Trustee (as the case may be) shall have acted reasonably in its choice of any such person, the relevant Carnival SVCs and/or the P&O Princess Trustee (as the case may be) shall not be responsible for any losses, liabilities, costs, claims, actions, damages, expenses or demands which it may incur or which may be made against it in connection with or occasioned by so acting. Any such opinion, advice or information may be sought or obtained by electronic mail, letter, facsimile or other means of written communication. The Carnival SVCs and the P&O Princess Trustee shall not be liable for acting on any opinion, advice or information or for acting on, implementing and giving effect to any decision, determination or adjustment purporting to be conveyed by any such written communication reasonably appearing on its face to be authentic even though it contains an error or is not authentic.

     10.2Powers of Carnival SVC and the P&O Princess Trustee

         Each of the Carnival SVCs and the P&O Princess Trustee shall have all requisite powers, authorities and discretions as shall be necessary or appropriate to enable it to take all and any such actions as are contemplated by the provisions of this Deed and the relevant provisions of the Carnival Constitution and the P&O Princess Articles.

     10.3Act on resolution

         Carnival SVC and the P&O Princess Trustee shall not be responsible, respectively, for having acted upon or having implemented or given effect to any resolution purporting to have been passed:

         (a) as a resolution of Carnival at any meeting of Carnival shareholders; or

         (b) as a resolution of P&O Princess at any meeting of P&O Princess shareholders,

         minutes for which have been made and signed (or in respect of which it has been informed in accordance with this Deed by any director of Carnival or P&O Princess or the secretary of Carnival or P&O Princess or other duly authorised person that the resolution has been passed) even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or that for any reason the resolution was not valid or binding upon the holders of the relevant shares or (as the case may be) was not in accordance with this Deed.

     10.4Validity of notices

         Carnival SVC and the P&O Princess Trustee shall be at liberty to accept a notice given under clause 17.4 signed or purporting to be signed by any director of Carnival or P&O Princess or the secretary of Carnival or P&O Princess or any other duly authorised officer or person, as appropriate, and shall be at liberty to accept such certificate or notice in order to satisfy any factor or matter upon which Carnival SVC the P&O Princess Trustee may in the performance of any of its obligations and the exercise of any of the powers, authorities and discretions under this Deed (including a notification, report, statement or certificate referred to in clauses 2.1, 2.2, 3.1, 3.2, 4.1, 4.3, 4.4 or 4.5) or a statement to the effect that in the opinion of the persons so certifying any particular dealing, transaction, step or thing is expedient. Carnival SVC and the P&O Princess Trustee shall not be in any way bound to call for further evidence nor to verify the accuracy of the contents of such certificate, report, statement or notice nor to be responsible for any losses, liabilities, costs, damages, actions, demands or expenses or for any breach of any of the provisions of this Deed that may be occasioned by accepting or acting or relying on any such certificate, report, statement or notice.

     10.5Assumption of no breach

         Carnival SVC and the P&O Princess Trustee shall not be bound to take any steps to ascertain whether any breach of any of the provisions of this Deed has occurred and, until it has actual knowledge to the contrary, Carnival SVC and the P&O Princess Trustee shall be entitled to assume that no such breach has occurred.

     10.6Discretions

         Save as otherwise expressly provided in this Deed (including for the avoidance of doubt in clauses 4, 5 and 16), each of Carnival SVC and the P&O Princess Trustee shall, as regards all powers, authorities and discretions vested in it under this Deed, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and, provided it shall have acted honestly and reasonably, it shall be in no way responsible for any losses, costs, damages, expenses, liabilities, actions, demands or inconveniences that may result from the exercise or non-exercise thereof.

11.INDEMNITIES

     11.1Indemnity by P&O Princess

         Subject to clause 11.2, P&O Princess agrees with Carnival SVC to indemnify it, its directors, officers, employees, controlling persons and every attorney, manager, agent, delegate or other person appointed by it under this Deed against all liabilities and expenses properly incurred by it or such persons in the performance or purported performance of its obligations under this Deed and of any powers, authorities or discretions vested in it or such persons pursuant to this Deed and against all actions, proceedings, costs, claims, damages, expenses and demands in respect of any matter or thing done or omitted in any way relating to this Deed, including the institution by Carnival SVC of any proceedings pursuant to clause 7 in respect of any default by Carnival or P&O Princess.

     11.2Limitation to indemnities

         Nothing contained in this Deed shall, in any circumstance in which Carnival SVC or, as the case may be, any attorney, manager, agent, delegate or other person appointed by Carnival SVC under this Deed (collectively "Indemnified Parties") has been guilty of fraud or negligence in the performance of any of its duties under this Deed or has willfully defaulted in its obligations, or has willfully breached its obligations, under this Deed, exempt such Indemnified Party or Parties from, or indemnify such Indemnified Party or Parties against, any liability for breach of contract or any liability which by virtue of any rule of law would otherwise attach to such Indemnified Party or Parties in respect of any fraud, negligence or willful default of which such Indemnified Party or Parties may be guilty in relation to their duties under this Deed.

12. ACTIVITIES

   For as long as Carnival SVC shall be registered as the holder of the Carnival Special Voting Share and the P&O Princess Trustee shall be registered as the holder of the P&O Princess Special Voting Share, (i) the Carnival SVC Owner agrees that the only activities carried out by Carnival SVC shall be such activities as are necessary or expedient in order for Carnival SVC and (ii) the P&O Princess Trustee agrees that the only activities carried out by the P&O Princess Trustee, in its capacity as trustee, shall be such activities as are necessary or expedient in order for the P&O Princess Trustee, in each case, to perform its respective obligations and exercise its respective powers, authorities and discretions pursuant to this Deed, the P&O Princess SVT Constitution, the Carnival Constitution, the P&O Princess Articles and the Pairing Agreement among the P&O Princess Trustee, Carnival and the transfer agent named therein, as the case may be, and enforce the performance by each of Carnival and P&O Princess of its obligations under them (unless both Carnival and P&O Princess otherwise expressly agree in writing).

13.GOVERNANCE MATTERS

     13.1Members of Carnival SVC

         For as long as Carnival SVC is registered as the holder of the Carnival Special Voting Share, the Carnival SVC Owner, Carnival and P&O Princess agree that the Carnival SVC will have only one member, being the Carnival SVC Owner, and that Carnival SVC shall maintain its status as a limited liability company under the laws of England and Wales.

     13.2Directors of Carnival SVC

         For as long as Carnival SVC is registered as the holder of the Carnival Special Voting Share, the board of directors of the Carnival SVC shall comprise such persons as are appointed or approved by the Carnival SVC Owner. The Carnival SVC Owner shall not appoint any person as a director of the Carnival SVC who is an employee or director of either the Carnival Group or the P&O Princess Group.

     13.3The P&O Princess Trustee

         The Trustee of P&O Princess SVT shall initially be the P&O Princess Trustee, in accordance with the P&O Princess SVT Constitution. Carnival agrees with P&O Princess that it shall not replace the P&O Princess Trustee pursuant to Section 7.08 of the P&O Princess SVT Constitution without the prior written consent of P&O Princess. If the P&O Princess Trustee is replaced at any time in accordance with
         Section 7.08 of the P&O Princess SVT Constitution, the P&O Princess Trustee shall novate its rights and obligations under this Deed to the successor trustee appointed thereunder, and all references to the P&O Princess Trustee in this Deed shall be deemed to be reference to such successor trustee.

14.AMENDMENTS TO THIS DEED

   Carnival SVC, the P&O Princess Trustee and the Carnival SVC Owner shall at any time concur with P&O Princess and Carnival in making any modifications to the provisions of this Deed which:

    (a)are formal or technical amendments and which Carnival and P&O Princess notify are not materially prejudicial to the interests of either Carnival or P&O Princess shareholders;

    (b)are necessary to correct manifest errors in this Deed or inconsistencies between provisions of this Deed or between provisions of this Deed and the Equalization Agreement; or

    (c)have previously been approved as a Class Rights Action,

   provided in each case that if such modification affects (including increasing or reducing respectively) the obligations or rights of Carnival SVC, the P&O Princess Trustee and/or the Carnival SVC Owner under this Deed or any provision affecting the performance by Carnival SVC, the P&O Princess Trustee and/or the Carnival SVC Owner of its obligations under this Deed, such modification shall require the consent of Carnival SVC, the P&O Princess Trustee and/or the Carnival SVC Owner, such consent not to unreasonably withheld or delayed.

15.DAMAGES NOT ADEQUATE REMEDY

   Each of Carnival SVC, Carnival, P&O Princess, the P&O Princess Trustee and the Carnival SVC Owner hereby acknowledge and agree with each other that damages would not be an adequate remedy for the breach of any provision of this Deed and, accordingly, each shall be entitled to the remedies of injunction, specific performance and other equitable remedies for any such threatened or actual breach.

16. TERMINATION

     16.1Automatic termination

         This Deed shall automatically terminate:

         (a) upon termination of the Equalization Agreement in accordance with its terms; or

         (b) if a resolution to terminate this Deed is approved by the shareholders of Carnival and P&O Princess as a Class Rights Action,

         provided that clauses 8.2, 9, 11, 16.1, 16.2, 16.3 and 16.4 shall continue and bind the parties for so long as may be necessary to give full effect to the rights and obligations arising under them and provided that clauses 8.1 and 10.4 shall continue and bind the parties for so long as Carnival SVC is registered as the holder of the Carnival Special Voting Share or the P&O Princess Trustee is registered as the holder of the P&O Princess Special Voting Share.

     16.2Transfer of Carnival Special Voting Share

         Upon termination of this Deed in accordance with clause 16.1, Carnival SVC shall promptly, upon being requested to do so, transfer the Carnival Special Voting Share to such person as the Board of Carnival directs it to in writing. Pending notification, Carnival SVC shall have no obligation whatsoever in respect of the Carnival Special Voting Share or under this Deed except that Carnival SVC must not Deal with the Carnival Special Voting Share or any interest in, or right attaching to, that share other than in accordance with such notification, which is to be given within 6 months after the date of termination of this Deed and must be given in writing in accordance with clause 17.4.

     16.3Transfer of P&O Princess Special Voting Share

         Upon termination of this Deed in accordance with clause 16.1, the P&O Princess Trustee shall promptly, upon being requested to do so, transfer the P&O Princess Special Voting Share to such person as is notified by the Board of P&O Princess. Pending notification, the P&O Princess Trustee shall have no obligation whatsoever in respect of the P&O Princess Special Voting Share or under this Deed except that the P&O Princess Trustee must not Deal with the P&O Princess Special Voting Share or any interest in, or right attaching to, that share other than in accordance with such notification, which is to be given within 6 months after the date of termination of this Deed and must be given in writing in accordance with clause 17.4.

     16.4Replacement of the Carnival SVC Owner

         If given notice under clause 17.4 to do so by a duly authorised officer of P&O Princess and by a duly authorised officer of Carnival, Carnival SVC shall, within two months after receipt of such notice transfer the Carnival Special Voting Share to such person as notified to in the aforementioned notice (the "Novated Person"). Carnival SVC agrees to novate its rights and obligations under this Deed to the Novated Person, and the Carnival SVC Owner agrees to novate its rights and obligations under this Deed to such person as notified in the aforementioned notice ("New SVC Owner"). The provisions of this clause
         16.4 shall apply, mutatis mutandis, to any subsequent notification by a duly authorised officer of P&O Princess and by a duly authorised officer of Carnival to replace the Novated Person and the New SVC Owner. Following any such transfer, references in the Deed to the Carnival SVC shall be to the Second Novated Person and references in this Deed to the Carnival SVC Owner shall be to the New SVC Owner.

17. GENERAL

     17.1No assignment

         This Deed shall not be assignable by operation of law or otherwise, and any purported assignment (whether in whole or in part) in violation of this provision shall be void.

     17.2No partnership or agency

         This Deed is not intended to alter the status of the parties as separate, independent entities, to create a partnership, joint venture or agency relationship between the parties or their respective Subsidiaries or shareholders, or to give any party (or its respective Subsidiaries or shareholders) any legal or beneficial ownership interest in the assets or income of the other parties, and they shall not be construed as having that effect.

     17.3Regulatory

         All parties to this Deed will co-operate with each other from time to time to ensure that all information necessary or desirable for the making of (or responding to any requests for further information with respect to) any notifications or filings made in respect of this Deed, or the transactions contemplated by this Deed, is supplied to the party dealing with such notification and filings and that they are properly, accurately and promptly made.

     17.4Notices

         Any notice, certificate, report or statement given under this Deed:

         (a) must be in writing addressed to the intended recipient at the address shown below:

             Carnival Corporation
             3655 N.W. 87th Avenue
             Miami, Florida 33178-2428

             Attention: Chairman and Chief Executive Officer
             Fax: [.]

             with copies to

             Carnival Corporation
             3655 N.W. 87th Avenue
             Miami, Florida 33178-2428

             Attention: General Counsel
             Fax: [.]

             Carnival SVC Limited
             [.]

             Attention: The Company Secretary (Ref: [.])
             Fax: [.]

             P&O Princess Cruises plc
             77 New Oxford Street
             London WC1A 1PP
             UK

             Attention: Chief Executive Officer
             Fax: (+44) 20 78051240

             with copies to

             P&O Princess Cruises plc
             77 New Oxford Street
             London WC1A 1PP
             UK

             Attention: General Counsel
             Fax: (+44) 20 7805 1240

             [The P&O Princess Trustee]
             [Address]

             Attention:
             Fax: (302) [.]

             [The Carnival SVC Owner]
             [Address]

             Attention: The Company Secretary (Ref [.])
             Fax: (+44) [.]

              Or to such other persons or addresses as may be designated in writing by any party pursuant to this clause 17.4.

         (b) must be signed by a person duly authorised by the sender,

         (c) Notices, certificates, reports and statements given under this Deed shall be in writing and shall be deemed given (i) when sent if sent by facsimile and promptly confirmed by telephone confirmation thereof; or (ii) when delivered, if delivered personally to the intended recipient or sent by overnight delivery via a national courier service, and in each case, addressed to such person or persons in accordance with this clause 17.4.

     17.5Severability

         If any provision of this Deed is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Deed but without invalidating any of the remaining provisions of this Deed. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provisions by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

     17.6Waivers

         (a) Waiver of any right arising from a breach of this Deed or of any right, power, authority, discretion or remedy arising upon default under this Deed must be in writing and signed by the party granting the waiver.

         (b) A failure or delay in exercise, or partial exercise, of

              (i)a right arising from a breach of this Deed; or

             (ii)a right, power, authority, discretion or remedy created or arising upon default under this Deed,

         does not result in a waiver of that right, power, authority, discretion or remedy.

         (c) A party is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this Deed or on a default under this Deed as constituting a waiver of that right, power, authority, discretion or remedy.

         (d) A party may not rely on any conduct of another party as a defence to exercise of a right, power, authority, discretion or remedy by that other party.

         (e) This clause may not itself be waived except by writing.

         (f) No waiver by a party of a failure or failures by the other party to perform any provision of this Deed shall operate or be construed as a waiver in respect of any other or further failure whether of alike or different character.

     17.7Variation

         A variation of any term of this Deed must be in writing and signed by all parties to this Deed.

     17.8Further assurances

         Each party shall take all steps, execute all documents and do everything reasonably required by the other parties to give effect to any of the transactions contemplated by this Deed.

     17.9Counterparts

         This Deed may be executed in any number of counterparts. All counterparts taken together will be taken to constitute one and the same instrument.

    17.10Third Parties Rights

         A person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 2001 to enforce any of its terms.

    17.11Governing law and jurisdiction

         (a) This Deed and the relationship between the parties shall be governed by, and interpreted in accordance with, the laws of the Isle of Man.

         (b) All of the parties agree that the courts of England are to have exclusive jurisdiction to settle any disputes (including claims for set-off and counterclaims) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this Deed or otherwise arising in connection with this Deed, and for such purposes irrevocably submit to the jurisdiction of the English courts.

         (c) The parties irrevocably waive any objections to the jurisdiction of any court referred to in this clause 17.11.

         (d) The parties irrevocably consent to service of process or any other documents in connection with proceedings in any court by facsimile transmission, personal service, delivery at any address specified in this Deed or any other usual address, mail or in any other manner permitted by English law, the law of the place of service or the law of the jurisdiction where proceedings are instituted.

DULY delivered as a DEED on the date inserted above.

                  EXECUTED as a DEED by                  )
                  CARNIVAL CORPORATION                   )
                  by a duly authorised officer           )
                  --------------------------------------
                  Signature
                  --------------------------------------
                  Print name
                  --------------------------------------
                  Office held
                  EXECUTED as a DEED by                  )
                  CARNIVAL SVC LIMITED                   )
                  acting by two Directors/a Director and )
                  Secretary                              )
                  EXECUTED as a DEED by                  )
                  P&O PRINCESS CRUISES PLC               )
                  acting by two Directors/a Director and )
                  Secretary                              )

                  EXECUTED as a DEED by                  )
                  [THE P&O PRINCESS TRUSTEE],            )
                  AS TRUSTEE OF THE P&O PRINCESS         )
                  --------------------------------------
                  Signature
                  --------------------------------------
                  Print name
                  --------------------------------------
                  Office held
                  EXECUTED as a DEED by                  )
                  [The Carnival SVC Owner]               )
                  acting by two Directors/a Director and )
                  Secretary                              )

                                                                      Annex A-4

                                                                    AGREED FORM

                          THIRD AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                             CARNIVAL CORPORATION

   We the undersigned, Micky Arison, Chairman of the Board of Directors and Chief Executive Officer, and Arnaldo Perez, Senior Vice President, General Counsel and Secretary, of Carnival Corporation, a corporation organized and existing in accordance with the laws of the Republic of Panama (the "Corporation"), do hereby certify that the Articles of Incorporation of said corporation are hereby amended and restated as follows:

                                   ARTICLE I
                                Corporate Name

   The name of the Corporation is: "Carnival Corporation."

                                  ARTICLE II
                                   Duration

   The duration of the Corporation shall be perpetual, but it may previously be dissolved pursuant to Panamanian law.

                                  ARTICLE III
                             Corporation Purposes

   The purposes of the Corporation are:

   (a) To make, purchase, barter, charter, acquire dominion upon or use of, operate as owner, charteror or operator, to manage, equip and fit out all kinds of ships and vessels of all types and kinds of propelling systems.

   (b) To make all kinds of buildings and structures related to any kind of legitimate maritime commercial business, merchandise warehousing, shipping and transportation.

   (c) To act as shipbroker, customs and maritime insurance broker, and to administer the properties and assets and investments that maritime trade and shipowners' business and ship exploitation may require.

   (d) To act as principal and agent in all negotiations related to maritime trade to such extent as the purposes of this Corporation may permit it.

   (e) To solicit from the Government of the Republic of Panama or any other government where it may be necessary and through such proceedings as may be required by law, navigation licenses for ships and permits to enroll crewmen for, and port clearance of, the ships in care of the Corporation.

   (f) To perform transactions through negotiable instruments and real estate related to maritime trade and shipowners' business and exploitation of ships.

   (g) To deal in patents and improvements on patented methods related to the business of maritime trade.

   (h) To purchase and sell and deal in general with the shares of its own capital stock pursuant to instructions from the Board of Directors. To acquire, purchase, guarantee, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of, deal in shares of the capital stock of, or bonds, securities or other certificates of indebtedness created by other corporations.

   (i) The Corporation shall have the power without any requirement to obtain prior shareholder approval to give guarantees of the indebtedness or obligations of related or unrelated persons deemed by the Board of Directors to be in furtherance of its corporate purpose and to secure any such guarantee or any other obligations by the creation of any security interest in all or any part of its property or any interest therein (and for these purposes, the corporate purposes of the Corporation shall include any and all lawful acts and activities for which corporations may be organized under the Corporation Law), and it shall not be necessary to seek or obtain the authorization of the shareholders of the Corporation for the giving of any guarantee, indemnity or security in furtherance of any of its corporate purposes.

   (j) To purchase, sell, lease, mortgage, set up easements and encumbrances upon real estate and in general upon all kinds of properties related to the business of the Corporation.

   (k) To sell, mortgage, encumber or otherwise charge its assets and to perform any and all kinds of legitimate commercial transactions and any other that may be permitted in the future pursuant to Panamanian laws.

   (l) To borrow money from any persons, firms, banks or corporations as may be necessary for its business and to guarantee such loans as the law may permit and to loan money secured or unsecured to any persons, firms or corporations as the law may permit and in general to engage in any legitimate commercial undertaking in any country.

   (m) To engage in the general business of travel and tour services, both domestic and foreign; to dispense travel and tour information and to act as agent for all transportation companies, including without limitation airline companies, passenger cruise line companies, steamship companies, railroad companies, bus companies, car rental companies and any other mode of travel or transportation or touring companies, both local and foreign; to engage in the preparation of travel and tour itineraries, including without limitation hotel and motel accommodations and sightseeing; and, in general, to engage in the business of all forms and types of travel services.

   (n) To dispense travel and tour counseling services, sell railroad, airline, passenger cruise line, steamship and bus transportation; to sell accommodations for hotels, resorts, sightseeing and feature attractions throughout the United States, Canada, Mexico, Europe and every country throughout the world; to create, plan, sell and carry through escorted vacation tours; to own, operate, lease or otherwise acquire such real and personal property suitable, useful or necessary in connection with any of the objects aforementioned; to enter into, make, perform and carry out contracts of every kind in connection with the sale and distribution of the aforementioned items or services; to acquire, use, own, lease and dispose of trademarks, copyrights and licenses.

   (o) To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks, service marks and trade names relating or useful in connection with any business of the Corporation.

   (p) To carry on the business of hotel, resort, casino, restaurant, refreshment room and lodging-housekeepers, caterers for public amusements generally, hairdressers, barbers, perfumers, proprietors, laundries, reading, writing and newspaper room, libraries, places of amusements, recreation and entertainment of all kinds, sport, theatrical and musical box office proprietors, entrepreneurs and general agents, and any other business which can be conveniently carried on in connection therewith.

   (q) To take all such actions as the Board of Directors shall determine are necessary or desirable to carry out the transactions contemplated by the Equalization Agreement, the SVE Special Voting Deed and the Carnival Deed of Guarantee.

   (r) To engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the Corporation Law.

   The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not limit or restrict in any manner the powers of the Corporation, and are in furtherance of, and in addition to, and not in limitation of the general powers conferred by the laws of the Republic of Panama.

                                  ARTICLE IV
                               Registered Agent

   The Registered Agent of the Corporation in Panama City, until the Board of Directors may provide otherwise, shall be the law firm of Tapia, Linares y Alfaro, Plaza 2000, Calle 50, Apartado 7412, Panama 5, Republic of Panama.

                                   ARTICLE V
                                Capitalization

   The total number of shares of all classes of stock which the Corporation shall have authority to issue is [2,000,000,000] registered shares comprised of [1,959,999,998] shares of nominative common stock, par value US$.01 per share ("Common Stock"), 40,000,000 shares of preferred stock, par value US$.01 per share ("Preferred Stock"), one (1) share of special voting stock, par value US$.01 per share (such share of special voting stock, the "Carnival Special Voting Share"), and one (1) share of special stock, par value US$.01 per share (such share of special stock, the "Equalization Share"). Subject to the provisions of these Articles of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

   The preferences, limitations and relative rights of the Common Stock, the Preferred Stock and the Carnival Special Voting Share are as follows:

   (a)  Common Stock.

      (1) All shares of the Common Stock shall have the same rights, powers, preferences and privileges and shall rank equally, share ratably and be identical in all respects as to all matters, including rights upon liquidation and distribution of the assets of the Corporation and in respect of rights to dividends and other distributions, when and as declared. The holders of shares of

   Common Stock shall be entitled in accordance with the Equalization Agreement, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors, except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

      (2) Subject to the provisions of any applicable law, these Articles of Incorporation or of the By-laws, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation.

   (b) Preferred Stock. The Board of Directors may authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and fix the designations, powers, preferences and relative, participating, optional or other rights (including, without limitation, rights respecting conversion, exchange or redemption) and the qualifications, limitations or other restrictions thereof (including restrictions respecting conversion, exchange or redemption) with respect to each such class or series of Preferred Stock, and the number of shares constituting each such class or series. Unless otherwise provided in any such resolution or resolutions, the number of shares of Preferred Stock of any such series to which such resolution or resolutions apply may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by a resolution or resolutions likewise adopted by the Board of Directors, and the Board of Directors may otherwise increase or decrease the number of shares of any such class or series to the extent permitted by the Corporation Law. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside of the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board pursuant to the authority vested in it by this Article V, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such Preferred Stock. The term "facts" as used in the next preceding sentence shall have the meaning given to it under Panamanian law. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

   (c)  Carnival Special Voting Share.

      (1) The Carnival Special Voting Share shall confer on the holder of such share the relevant rights and obligations set out in these Articles of Incorporation and the By-Laws. The Carnival Special Voting Share shall cease to confer any right to attend or vote at any meeting of the shareholders of the Corporation if either the Equalization Agreement is terminated or if a resolution to terminate the SVE Special Voting Deed is approved as a Class Rights Action.

      (2) The Carnival Special Voting Share shall have the following voting rights:

          (A) In relation to a resolution of the Corporation to approve a Joint Electorate Action at any meeting of the shareholders of the Corporation, the Carnival Special Voting Share shall carry:

             (i) such number of votes in favor of the resolution as were cast in favor of the Equivalent Resolution at the Parallel Shareholder Meeting of P&O Princess by holders of P&O Princess Ordinary Shares and Other Voting Shares of P&O Princess;

             (ii) such number of votes against the resolution as were cast against the Equivalent Resolution at the Parallel Shareholder Meeting of P&O Princess by holders of P&O Princess Ordinary Shares and Other Voting Shares of P&O Princess; and

             (iii) such number of abstentions as were recorded as abstentions from the Equivalent Resolution at the Parallel Shareholder Meeting of P&O Princess by holders of P&O Princess Ordinary Shares and Other Voting Shares of P&O Princess;

       in each case multiplied by the Carnival Equivalent Number in effect at the time such meeting of the shareholders of the Corporation is held and in each case rounded up to the nearest whole number, such votes to be cast by the holder of the Carnival Special Voting Share in accordance with the above provisions.

          (B) In relation to a resolution of the Corporation to approve a Class Rights Action at any meeting of the shareholders of the
       Corporation:

             (i) if the Equivalent Resolution is approved by the requisite majority (as determined in accordance with the P&O Princess Articles and Applicable Regulations) of the holders of P&O Princess Ordinary Shares and Other Voting Shares of P&O Princess at the Parallel Shareholder Meeting of P&O Princess, then the Carnival Special Voting Share shall carry no votes; and

             (ii) if the Equivalent Resolution is not approved by the requisite majority (as determined in accordance with the P&O Princess Articles and Applicable Regulations) of the holders of P&O Princess Ordinary Shares and Other Voting Shares of P&O Princess at the Parallel Shareholder Meeting of P&O Princess, and (x) if the resolution needs to be passed by a Majority Resolution, then the Carnival Special Voting Share shall be entitled to cast such number of votes, representing the largest whole percentage that is less than the percentage of the number of votes as would be necessary to defeat a Majority Resolution if the total votes capable of being cast by the outstanding Carnival Common Stock and Other Voting Shares entitled to vote pursuant to Applicable Regulations and/or the Carnival Articles and By-Laws (including the Carnival Special Voting Share) were cast in favour of the resolution at the meeting of the Corporation's shareholders, and all such votes shall be cast against approval of such resolution; or (y) if the resolution needs to be passed by a Supermajority Resolution, then the Carnival Special Voting Share shall be entitled to cast such number of votes, representing the largest whole percentage that is less than the percentage of the number of votes as would be necessary to defeat a Supermajority Resolution if the total votes capable of being cast by the outstanding

          Carnival Common Stock and Other Voting Shares of Carnival that are entitled to vote pursuant to Applicable Regulations and/or the Carnival Articles and By-Laws (including the Carnival Special Voting Share) were cast in favour of the resolution at the meeting, and all such votes shall be cast against approval of such resolution.

          (C) Except as set forth above, the Carnival Special Voting Share shall not be entitled to vote on any matter submitted to the shareholders of the Corporation.

      (3) The rights and obligations attaching to the Carnival Special Voting Share may be amended or modified only by a resolution approved as a Class Rights Action; provided that where the proposed amendment or modification increases the obligations of the holder of the Carnival Special Voting Share, such amendment or modification shall also require the consent of the holder of the Carnival Special Voting Share.

      (4) Notwithstanding anything to the contrary in these Articles of Incorporation, the By-Laws or any other agreement, under no circumstances shall the Carnival Special Voting Share be entitled to any rights upon Liquidation and distribution of assets of the Corporation or rights with respect to dividends or other Distributions by the Corporation to its shareholders.

   (d)  The Equalization Share.  The Equalization Share shall:

             (1) have no rights to receive notice of, attend or vote at any meeting of the Corporation;

             (2) have rights to dividends as declared and paid by the Board in accordance with Article XVI; and

             (3) in the event of a voluntary or involuntary Liquidation, rank after all other holders of shares with respect to a Liquidation Distribution paid in accordance with Article XVII.

   (e) Disenfranchised Carnival Common Stock. All shares in the capital of Carnival carrying liquidation rights and/or voting rights acquired by any member of the P&O Princess Group shall automatically be converted on the first day that such shares are beneficially owned by a member of the P&O Princess Group into disenfranchised shares ("Disenfranchised Carnival Common Stock") which will rank pari passu with all of the shares of the same class except that such shares shall not have any rights:

      (1) to attend or vote at any general meeting or class meeting of the Corporation, unless, as to any such shares, at the relevant date the P&O Princess Group, beneficially owns 90 per cent. or more of the outstanding shares of such class (whether or not for the purpose of such calculation any shares of such class are Disenfranchised Carnival Common Stock); or

      (2)  to receive any distributions upon Liquidation.

       Following the Transfer of any Disenfranchised Carnival Common Stock from a member of the P&O Princess Group to a person who is not a member of the Combined Group, such Disenfranchised Carnival Common Stock shall automatically be converted on the day that such shares are registered in the register of members of the Corporation into shares of the same class having liquidation rights and/or voting rights.

                                  ARTICLE VI
                             No Preemptive Rights

   No holder of shares shall have any right, preemptive or other, to subscribe for or to purchase from the Corporation any of the shares of the Corporation hereinafter issued or sold.

                                  ARTICLE VII
                           Address of Incorporators

   The name and mailing address of each signatory to the original Articles of Incorporation and the number of shares which each such signatory agreed to take care is as follows:

                                                       No. of Shares of Common
          Name                Post Office Address         Stock Subscribed
-------------------------  -------------------------  -------------------------
Mariano J. Oteiza          No. 8 Aquilino de la
                           Guardia Street
                           Panama, R. of P.                       1

Domingo Diaz A.            No. 8 Aquilino de la
                           Guardia Street
                           Panama, R. of P.                       1

                                 ARTICLE VIII
                              Board of Directors

   (a) The Board of Directors shall consist of no less than three (3), and no more than twenty-five (25) members. Within said minimum and maximum, the number shall be set forth by resolution of the stockholders or by resolution of the Board of Directors. The meetings of the Board of Directors will be held in the Republic of Panama or in any other country, and any director can be represented and vote by proxy or proxies at any and all directors' meetings. The meetings may also be held by means of telephone conference, fax or any other means of electronic communication, in which the participants have been in direct contact. Likewise, the resolutions of the Board of Directors may be adopted by minutes which are circulated for signature by the directors or their proxies in different dates and places. The Board of Directors shall have absolute control and full powers of administration on all the matters of the Corporation, being it understood that the Board of Directors is empowered to contract loans or financing in general, to grant guarantees with respect to its properties, subsidiaries, its obligations and those of third parties, and to mortgage its properties and assets, and to sell less than all or substantially all of the assets of the Corporation without shareholder approval. Directors shall be elected as provided in the By-Laws. All directors shall have equal standing and have equal voting powers.

   (b) Each director of the Corporation shall also consent to serve, and be properly appointed, as a director of P&O Princess in order to qualify to serve as a director of the Corporation. Directors may be of any nationality and need not be residents or citizens of Republic of Panama or shareholders. No corporation may be appointed or elected a director of the Corporation.

   (c) The Board of Directors are authorized to operate and carry into effect the Equalization Agreement, the SVE Special Voting Deed and the Carnival Deed of Guarantee. Subject to Applicable Regulations, nothing done by any director in good faith pursuant to such authority and obligations shall constitute a breach of the fiduciary duties of such director to the Corporation or its shareholders. In particular, the directors shall, in addition to their duties to the Corporation, be entitled to have regard to interests of the holders of the Carnival Common Stock and P&O Princess Ordinary Shares as if the Corporation and P&O Princess were a single entity.

   (d) At all meetings of the Board of Directors the presence, in person or by proxy, of at least one-third of the total number of directors shall constitute a quorum for the transaction of business except as may be otherwise specifically provided by Applicable Regulations, the Articles of Incorporation or By-Laws. The act of a simple majority of the directors present in person or by proxy at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by Applicable Regulations, the Articles of Incorporation or By-Laws.

   (e) Authority of the Board of Directors. The Board of Directors shall have the authority to exercise all rights and powers granted to or vested in the Board of Directors or the Corporation under Articles XII, XIII, XIV and XV and to take any action as it deems necessary or advisable to give effect to the provisions of Articles XII, XIII, XIV and XV, including the right and power to interpret the provisions of Articles XII, XIII, XIV and XV and to make all determinations deemed necessary or advisable to give effect to the provisions of Articles XII, XIII, XIV and XV. Without limiting the generality of the foregoing, the Corporation shall expressly have the right to effect or procure a transfer of Carnival Common Stock (including Excess Shares and Combined Group Excess Shares) as described in Articles XII, XIII, XIV and XV. In the case of ambiguity in the application of any of the provisions of Articles XII, XIII, XIV and XV, the Board of Directors shall, in its absolute discretion, have the power to determine the application of such provisions with respect to any situation based on the facts known to them, including, without limitation, any rulings, regulations or waivers under, or amendments to, any Applicable Regulations or that affect provisions of the City Code that are analogous to Articles XIV and XV. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Corporation and all other parties. No director shall be liable for any act or omission pursuant to these Articles XII, XIII, XIV and XV if such action was taken in good faith. Any one or more directors may act as the attorney(s) of any holder of Carnival Common Stock (including any holder of Excess Shares or Combined Group Excess Shares) with respect to the execution of documents and other actions required to be taken for the sale or transfer of Excess Shares pursuant to Article XIII or Combined Group Excess Shares pursuant to Article XIV.

                                  ARTICLE IX
                                   Officers

   The Board of Directors, as soon as possible after the annual election of directors, may choose a Chairman of the Board, a Vice-Chairman of the Board, a President, a Chief Executive Officer, a Chief Operating Officer, a Secretary, a Treasurer, and one or more Vice Presidents, all of whom shall hold their offices until their successors are chosen and qualify. More than one office may be held by the same person. The Board of Directors may from time to time choose such other officers and agents as are necessary, who shall hold their offices for such terms as are determined by the Board of Directors. Any officer or agent chosen by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the members of the Board of Directors then in office. Until the Board of Directors provides otherwise, the legal representative of the Corporation shall be the President and, in his absence, the Corporation shall be represented by the Chairman of the Board.

                                   ARTICLE X
              Amendments to Articles of Incorporation and By-Laws

   (a) Subject to subsections (b) and (c) of this Article X, any amendment to these Articles of Incorporation shall require approval as a Joint Electorate Action; provided that no amendment to these Articles of Incorporation may be effected unless a majority of all votes entitled to be cast with respect thereto (including votes entitled to be cast by the Carnival Special Voting Share) have been voted in favor of such amendment at a meeting of the shareholders of the Corporation.

   (b) Any amendment to the Carnival Entrenched Articles shall require approval as a Class Rights Action; provided that no amendment to these Articles of Incorporation may be effected unless a majority of all votes entitled to be cast with respect thereto (including votes entitled to be cast by the Carnival Special Voting Share) have been voted in favor of such amendment at a meeting of the shareholders of the Corporation.

   (c) Notwithstanding the foregoing, any amendment of these Articles of Incorporation (1) to specify or change the location of the office or registered agent of the Corporation, or (2) to make, revoke or change the designation of a registered agent, or to specify or change the registered agent, may be approved and effected by the Board of Directors without the approval of the shareholders of the Corporation or the shareholders of P&O Princess.

   (d) Any amendment to or repeal of the Carnival Entrenched By-Laws shall require approval as a Class Rights Action.

   (e) Any amendment to or repeal of any By-Law of the Corporation other than any of the Carnival Entrenched By-Laws may be approved and effected by the Board of Directors without the approval of the shareholders of the Corporation or the shareholders of P&O Princess regardless of whether such By-Law has been previously approved by the shareholders of the Corporation.

   (f) Notwithstanding the provisions of this Article X, upon completion of a Mandatory Exchange, the Articles of Incorporation and the By-Laws shall be automatically amended without any further action of the Corporation or the shareholders of the Corporation as set forth in Appendices I and II hereto, respectively.

                                  ARTICLE XI
                                Indemnification

   (a) A director of the Corporation shall not be liable to the Corporation, P&O Princess or their respective shareholders for monetary damages for breach of fiduciary duty as a director.

   (b) (1) Each person (and the heirs, executors or administrators of such person) who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Corporation or P&O Princess or is or was serving at the request of the Corporation or P&O Princess as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the Corporation Law, and any other applicable law, as from time to time in effect. The foregoing provisions of this Article XI shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article XI and the relevant provisions of the Corporation Law and other applicable law, if any, are in effect.

      (2) The Corporation may, by action of the Board of Directors, provide indemnification to such of the employees and agents of the Corporation, P&O Princess or any person who is or was serving at the request of the Corporation or P&O Princess as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to such extent and to such effect as the Board of Directors shall determine to be appropriate and permitted by the Corporation Law, and any other applicable law, as from time to time in effect.

   (c) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or P&O Princess, or is or was serving at the request of the Corporation or P&O Princess as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article XI or under the Corporation Law or any other provision of law.

   (d) The rights and authority conferred in this Article XI shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

   (e) Neither the amendment nor repeal of this Article XI nor the adoption or any provision of the Articles of Incorporation or the By-Laws of the Corporation, nor, to the fullest extent permitted by the Corporation Law and any other applicable law, any modification or repeal of law, shall affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

   (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall, unless otherwise provided when authorized or ratified under subsection (b)(2) hereof, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   (g) A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation or P&O Princess and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's or P&O Princess' officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. In discharging their duties, directors and officers, when acting in good faith, may rely upon financial statements of the Corporation or P&O Princess represented to them to be correct by the chief financial officer or the controller or other officer of the Corporation or P&O Princess having charge of its books or accounts, or stated in a written report by an independent public or certified public account or firm of such accountants fairly to reflect the financial condition of the Corporation or P&O Princess.

                                  ARTICLE XII
                           Restrictions on Transfer

   (a) Restriction of Transfers and Other Events. Except as provided in section (g) hereof, from the Section 883 Amendment Date until the Restriction Termination Date: (1) no Person (other than an Existing Holder) shall Beneficially Own Shares in excess of the Ownership Limit; (2) any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such Shares in excess of the Ownership Limit; and (3) any Transfer of Shares that, if effective, would result in the Corporation being "closely held" within the meaning of Section 883 of the Code and the regulations promulgated thereunder shall be void ab initio as to the Transfer of that number of Shares which would cause the Corporation to be "closely held" within the meaning of Section 883 of the Code and the regulations promulgated thereunder and the intended transferee shall acquire no rights in such Shares.

   (b)  Excess Shares.

      (1) If, notwithstanding the other provisions contained in these Articles of Incorporation, at any time from the Section 883 Amendment Date until the Restriction Termination Date, there is a purported Transfer or other event such that any Person (other than an Existing Holder) would Beneficially Own Shares in excess of the Ownership Limit, then, except as otherwise provided in section (g) hereof, such Shares which would be in excess of the Ownership Limit (rounded up to the nearest whole share), shall automatically be designated as Excess Shares (without reclassification), as further described in subsection (b)(2) hereof. The designation of such Shares as Excess Shares shall be effective as of the close of business on the business day prior to the date of the Transfer or other event. If, after designation of such Shares owned directly by a Person as Excess Shares, such Person still owns Shares in excess of the applicable Ownership Limit, Shares Beneficially Owned by such Person constructively in excess of the Ownership Limit shall be designated as Excess Shares until such Person does not own Shares in excess of the applicable Ownership Limit. Where such Person owns Shares constructively through one or more Persons and the Shares held by such other Persons must be designated as Excess Shares, the designation of Shares held by such other Persons as Excess Shares shall be pro rata.

      (2) If, notwithstanding the other provisions contained in these Articles of Incorporation, at any time from the Section 883 Amendment Date until the Restriction Termination Date, there is a purported Transfer which, if effective, would cause the Corporation to become "closely held" within the meaning of Section 883 of the Code and regulations promulgated thereunder, then, except as otherwise provided in section (g) hereof, the Shares being Transferred and which would cause, when taken together with all other Shares, the Corporation to be "closely held" within the meaning of Section 883 of the Code and the regulations promulgated thereunder (rounded up to the nearest whole share) shall automatically be designated as Excess Shares (without reclassification). The designation of such Shares as Excess Shares shall be effective as of the close of business on the business day prior to the date of the Transfer. If, after designation of such Shares owned directly by a Person as Excess Shares, such Person still owns Shares in excess of the applicable Ownership Limit, Shares Beneficially Owned by such Person constructively in excess of the Ownership Limit shall be designated as Excess Shares until such Person does not own Shares in excess of the applicable Ownership Limit. Where such Person owns Shares constructively through one or more Persons and the Shares held by such other Persons must be designated as Excess Shares, the designation of Shares held by such other Persons as Excess Shares shall be pro rata.

   (c) Remedies for Breach. If the Board of Directors or their designees shall at any time determine in good faith that a purported Transfer or other event has taken place in violation of section (a) hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any Shares in violation of section (a) hereof, the Board of Directors or their designees may take such action as they deem advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event or transaction; provided, however, that any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership) in violation of section (a) hereof shall be void ab initio and automatically result in the designation and treatment described in section (b) hereof, irrespective of any action (or non-action) by the Board of Directors or their designees.

   (d) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Shares in violation of section (a) hereof, or any Person who is a purported transferee such that Excess Shares result under section (b) hereof, shall immediately give written notice to the Corporation of such Transfer, attempted Transfer or other event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as qualifying for exemption from taxation on gross income from the international operation of a ship or ships within the meaning of
Section 883 of the Code.

   (e) Exclusion. The restrictions set forth in section (a) shall not apply to any Shares with respect to which such restrictions are prohibited pursuant to applicable provisions of the corporation laws of the Republic of Panama.

   (f) Remedies Not Limited. Subject to section (j) hereof, nothing contained in these Articles of Incorporation shall limit the authority of the Board of Directors to take such other action as they deem necessary or advisable to protect the interests of the Corporation's shareholders by preservation of the Corporation's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code and to ensure compliance with the Ownership Limit.

   (g) Exception. The Board of Directors upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel, satisfactory to them in their sole and absolute discretion, in each case to the effect that the Corporation's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code will not be jeopardized or worsened, may exempt a Person (or may generally exempt any class of Persons) or any class of Shares from the Ownership Limit if the Board of Directors, in its sole discretion, ascertains that such Person's (or Persons') Beneficial Ownership of Shares or the Beneficial Ownership of such class of Shares will not jeopardize or worsen the Corporation's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code. The Board of Directors may require representations and undertakings from such Person or Persons as are necessary to make such determination.

   (h) Legend. After the Section 883 Amendment Date, and prior to the Restriction Termination Date, each certificate for the Shares shall bear the following legend:

   The Shares represented by this certificate are subject to restrictions on transfer. Unless excepted by the Board of Directors or exempted by the terms of the Articles of Incorporation of Carnival Corporation, no Person may (1) Beneficially Own Shares in excess of 4.9% of the outstanding Shares, by value, vote or number, determined as provided in the Articles of Incorporation of Carnival Corporation, and computed with regard to all outstanding Shares and, to the extent provided by the Code, all Shares issuable under existing options and exchange rights that have not been exercised; or (2) Beneficially Own Shares which would result in the Corporation being "closely held." Unless so excepted, any acquisition of Shares and continued holding of ownership constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own Shares in excess of the above limitations has an affirmative obligation to notify the Corporation immediately upon such attempt. If the restrictions on transfer are violated, the transfer will be void ab initio and the Shares represented hereby will be designated and treated as Excess Shares that will be held in trust. Excess Shares may not be transferred at a profit and may be purchased by the Corporation. In addition, certain Beneficial Owners must give written notice as to certain information on demand and on exceeding certain ownership levels. All terms not defined in this legend have the meanings provided in the Articles of Incorporation of Carnival Corporation. The Corporation will mail without charge to any requesting shareholder a copy of the Articles of Incorporation, including the express terms of each class and series of the authorized Shares of the Corporation, within five (5) days after receipt by the Secretary of the Corporation of a written request therefor.

   (i) Severabilty. If any provision of Article XII or XIII or any application of any such provision is determined to be invalid by any Panamanian court or United States federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected, and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

   (j) New York Stock Exchange Transactions. Nothing in these Articles of Incorporation shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of these Articles of Incorporation and any transferee in such a transaction shall be subject to all the provisions and limitations set forth in these Articles of Incorporation.

   (k) Owners Required to Provide Information. After the Amendment Date and prior to the Restriction Termination Date: (1) Every Beneficial Owner of three percent (3%) or more, by vote, value or number, or such lower percentages as required pursuant to regulations under the Code, of the outstanding Shares shall promptly after becoming such a three percent (3%) Beneficial Owner, give written notice to the Corporation stating the name and address of such Beneficial Owner, the general ownership structure of such Beneficial Owner, the number of shares of each class of Shares Beneficially Owned, and a description of how such Shares are held. (2) Each Person who is a Beneficial Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner shall provide on demand to the Corporation such information as the Corporation may request from time to time in order to determine the Corporation's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code and to ensure compliance with the Ownership Limit.

                                 ARTICLE XIII
                                 Excess Shares

   (a) Ownership in Trust. Upon any purported Transfer or other event that results in Excess Shares pursuant to section (b) of Article XII hereof, such Excess Shares shall be deemed to have been transferred to the Excess Share Trustee, as trustee of the Excess Share Trust, for the benefit of the Charitable Beneficiary effective as of the close of business on the business day prior to the date of the Transfer or other event. Excess Shares so held in trust shall be issued and outstanding shares of the Corporation. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Shares. The Purported Beneficial Transferee or Purported Beneficial Holder shall have no rights in such Excess Shares except as provided in section
(c) or (e) of Article XIII. The Excess Share Trustee may resign at any time so long as the Corporation shall have appointed a successor trustee. The Excess Share Trustee shall, from time to time, designate one or more charitable organization or organizations as the Charitable Beneficiary.

   (b) Dividend Rights. Excess Shares shall be entitled to the same dividends determined as if the designation of Excess Shares had not occurred. Any dividend or distribution paid prior to the discovery by the Corporation that the Shares have been designated as Excess Shares shall be repaid to the Excess Share Trust upon demand. Any dividend or distribution declared but unpaid shall be paid to the Excess Share Trust. All dividends received or other income earned by the Excess Share Trust shall be paid over to the Charitable Beneficiary.

   (c) Rights Upon Liquidation. Upon liquidation, dissolution or winding up of the Corporation, the Purported Beneficial Transferee or Purported Beneficial Holder shall receive, for each Excess Share, the lesser of (1) the amount per share of any distribution made upon liquidation, dissolution or winding up or
(2) (x) in the case of Excess Shares resulting from a purported Transfer, the price per share of the Shares in the transaction that created such Excess Shares (or, in the case of the devise, gift or other similar event, the Market Price of such Shares on the date of such devise, gift or other similar event) or (y) in the case of Excess Shares resulting from an event other than a purported Transfer, the Market Price of the Shares on the date of such event. Any amounts received in excess of such amount shall be paid to the Charitable Beneficiary.

   (d) Voting Rights. The Excess Share Trustee shall be entitled to vote the Excess Shares on behalf of the Charitable Beneficiary on any matter. Subject to Panamanian law, any vote cast by a Purported Record Transferee with respect to the Excess Shares prior to the discovery by the Corporation that the Excess Shares were held in trust will be rescinded ab initio; provided, however, that if the Corporation has already taken irreversible action with respect to a merger, reorganization, sale of all or substantially all the assets, dissolution of the Corporation or other action by the Corporation, then the vote cast by the Purported Record Transferee shall not be rescinded. The purported owner of the Excess Shares will be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Shares for the benefit of the Charitable Beneficiary.

   Notwithstanding the provisions of these Articles of Incorporation, until the Corporation has received notification that Excess Shares have been transferred into an Excess Share Trust, the Corporation shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

   (e) Restrictions on Transfer; Designation of Excess Share Trust Beneficiary. Excess Shares shall be transferable only as provided in this section (e) of Article XIII. At the direction of the Board of Directors, the Excess Share Trustee shall transfer the Excess Shares held in the Excess Share Trust to a Person or Persons (including, without limitation, the Corporation under section (f) below) whose ownership of such Shares shall not violate the Ownership Limit or otherwise cause the Corporation to become "closely held" within the meaning of Section 883 of the Code within 180 days after the later of (i) the date of the Transfer or other event which resulted in Excess Shares and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in Excess Shares has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to section (d) hereof. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate, the designation of such Shares as Excess Shares shall thereupon cease and a payment shall be made to the Purported Beneficial Transferee, Purported Beneficial Holder and/or the Charitable Trustee as described below. If the Excess Shares resulted from a purported Transfer, the Purported Beneficial Transferee shall receive a payment from the Excess Share Trustee that reflects a price per share for such Excess Shares equal to the lesser of (A) the price per share received by the Excess Share Trustee and (B) (x) the price per share such Purported Beneficial Transferee paid for the Shares in the purported Transfer that resulted in the Excess Shares, or (y) if the Purported Beneficial Transferee did not give value for such Excess Shares (through a gift, devise or other similar event) a price per share equal to the Market Price of the Shares on the date of the purported Transfer that resulted in the Excess Shares. If the Excess Shares resulted from an event other than a purported Transfer, the Purported Beneficial Holder shall receive a payment from the Excess Share Trustee that reflects a price per share of Excess Shares equal to the lesser of (A) the price per share received by the Excess Share Trustee and (B) the Market Price of the Shares on the date of the event that resulted in Excess Shares. Prior to any transfer of any interest in the Excess Share Trust, the Corporation must have waived in writing its purchase rights, if any, under section (f) below. Any funds received by the Excess Share Trustee in excess of the funds payable to the Purported Beneficial Holder or the Purported Beneficial Transferee shall be paid to the Charitable Beneficiary. The Corporation shall pay the costs and expenses of the Excess Share Trustee.

   Notwithstanding the foregoing, if the provisions of this section (e) are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the Purported Beneficial Transferee or Purported Beneficial Holder of any shares of Excess Shares may be deemed, at the option of the Corporation, to have acted as an agent on behalf of the Corporation in acquiring or holding such Excess Shares and to hold such Excess Shares on behalf of the Corporation.

   (f) Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale by the Excess Share Trustee to the Corporation, or its designee, at a price per Excess Share equal to (i) in the case of Excess Shares resulting from a purported Transfer, the lesser of (A) the price per share of the Shares in the transaction that created such Excess Shares (or, in the case of devise, gift or other similar event, the Market Price of the Shares on the date of such devise, gift or other similar event), or (B) the lowest Market Price of the class of Shares which resulted in the Excess Shares at any time after the date such Shares were designated as Excess Shares and prior to the date the Corporation, or its designee, accepts such offer or (ii) in the case of Excess Shares resulting from an event other than a purported Transfer, the lesser of (A) the Market Price of the Shares on the date of such event or (B) the lowest Market Price for Shares which resulted in the Excess Shares at any time from the date of the event resulting in such Excess Shares and prior to the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the Transfer or other event which resulted in such Excess Shares and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in Excess Shares has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to section (d) hereof.

   (g) Underwritten Offerings. The Ownership Limit shall not apply to the acquisition of Shares or rights, options or warrants for, or securities convertible into, Shares by an underwriter in a public offering or placement agent in a private offering, provided that the underwriter makes a timely distribution of such Shares or rights, options or warrants for, or securities convertible into, Shares.

                                  ARTICLE XIV
                     Combined Group Ownership Restrictions

   (a)  Triggering Acquisition.  From the Amendment Date: Subject to section
(b) below, if any person (an "Acquiring Person") acquires additional Ordinary Shares or voting control over additional Ordinary Shares and, after giving effect to such acquisition (or, if the Corporation is subject to the City Code, acquires Ordinary Shares or voting control over Ordinary Shares) such Acquiring Person, whether solely or together with any person or persons Acting in Concert with such Acquiring Person, holds or exercises voting control over Ordinary Shares which equal or are in excess of the Combined Group City Code Limit (such acquisition of Ordinary Shares or voting control over Ordinary Shares, a "Triggering Acquisition"), then all (x) Ordinary Shares held by the Acquiring Person or over which the Acquiring Person exercises voting control, and (y) Ordinary Shares held by any party or parties Acting in Concert with such Acquiring Person or over which any party or parties Acting in Concert with such Acquiring Person exercise(s) voting control (the "Acquiring Person Attributable Shares") shall automatically be designated as "Combined Group Restricted Shares" for the purposes of Articles XIV and XV. A Triggering Acquisition can occur more than once, and the provisions set forth in Articles XIV and XV shall apply to every separate Triggering Acquisition or series of Triggering Acquisitions.

   (b)  Qualifying Takeover Offer.  Notwithstanding the provisions of section
(a) above, if:

      (1) prior to or simultaneously with a Triggering Acquisition, such Acquiring Person has made a Qualifying Takeover Offer (and, in the event that the Qualifying Takeover Offer was made prior to the Triggering Acquisition, such Qualifying Takeover Offer has not been withdrawn, abandoned or terminated prior to or simultaneously with the Triggering Acquisition), or

      (2) the circumstances described in clause (1) have not occurred, and such Acquiring Person (x) within 10 days after the date on which the applicable Triggering Acquisition occurs, makes a binding public announcement to commence a Qualifying Takeover Offer, and (y) within 28 days after making the public announcement referred to in the preceding clause
   (x), commences a Qualifying Takeover Offer, then the Acquiring Person Attributable Shares shall not be designated Combined Group Restricted Shares for the purposes of Articles XIV and XV hereof until the earliest to occur (if at all) of (i) a withdrawal, abandonment or termination of such Qualifying Takeover Offer other than in accordance with its terms, or (ii) any amendment, modification or supplement to the terms of either offer comprising the Qualifying Takeover Offer such that, as amended, modified or supplemented, the offers would not constitute a Qualifying Takeover Offer; provided, that immediately upon the earliest to occur of the events described in clause (i) or (ii), such Acquiring Person Attributable Shares shall be automatically designated as Combined Group Restricted Shares.

   (c) Determination of Combined Group Excess Shares. In the event that any Ordinary Shares are designated Combined Group Restricted Shares pursuant to section (a) or (b):

      (1) If the Combined Group Restricted Shares (A) consist entirely of Carnival Common Stock, and (B) are held by or subject to the voting control of a single person, then all Carnival Common Stock held by such person or over which such person exercises voting control which cause the Combined Group City Code Limit to be equaled or exceeded, shall automatically be designated as Combined Group Excess Shares for the purposes of Article XV.

      (2) If the Combined Group Restricted Shares (A) consist of both Carnival Common Stock and P&O Princess Ordinary Shares, and (B) are held by or subject to the voting control of a single person, then:

          (A) if, after giving effect to the Equalization Ratio, (x) the number of votes represented by such Carnival Common Stock that could be cast with respect to a Joint Electorate Action exceeds (y) the number of votes represented by such P&O Princess Ordinary Shares that could be cast with respect to a Joint Electorate Action, then all Carnival Common Stock held by such person or over which such person exercises voting control which cause the Combined Group City Code Limit to be equaled or exceeded shall automatically be designated as Combined Group Excess Shares for the purposes of Article XV; and

          (B) if, after giving effect to the Equalization Ratio, (x) the number of votes represented by such Carnival Common Stock that could be cast with respect to a Joint Electorate Action is less than or equal to
       (y) the number of votes represented by such P&O Princess Ordinary Shares that could be cast with respect to a Joint Electorate Action, such Carnival Common Stock shall be automatically be designated as Combined Group Excess Shares for the purposes of Article XV only to the extent that such Carnival Common Stock would give such person ownership or voting control equal to or in excess of the Combined Group City Code Limit, as if determined without regard to any P&O Princess Ordinary Shares held or subject to the voting control of such person.

      (3) If the Combined Group Restricted Shares are held by or subject to the voting control of two or more persons Acting in Concert, where:

          (A) all or a part of such Combined Group Restricted Shares would all have been designated as Combined Group Excess Shares pursuant to subsection (c)(1) hereof had they been held by or subject to the voting control of a single person; or

          (B) all or a part of such Combined Group Restricted Shares would have been designated as Combined Group Excess Shares pursuant to subsection (c)(2) hereof had they been held by or subject to the voting control of a single person, then such automatic designation as Combined Group Excess Shares for the purposes of Article XV shall be made with respect to the same number of Carnival Common Stock held by or subject to the voting control of such persons Acting in Concert as if they had been held by or subject to the voting control of a single person, such designation to be made on a pro rata basis based on the number of Carnival Common Stock each such person holds or over which each such person exercises voting control.

   (d)  Notice.

      (1) Any person whose acquisition of Ordinary Shares or voting control over Ordinary Shares would or does result in any Ordinary Shares being constituted as Combined Group Restricted Shares pursuant to section (a) or
   (b) hereof shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine (i) whether any acquisition of Ordinary Shares or voting control over Ordinary Shares has resulted or could result in any Ordinary Shares being designated as Combined Group Restricted Shares under this Article XIV, and/or (ii) to what extent any Combined Group Restricted Shares should be designated as Combined Group Excess Shares pursuant to section (c) hereof.

      (2) The Corporation will, as soon as practicable after the Board of Directors has knowledge thereof, notify in writing any Person who holds any Combined Group Restricted Shares; provided that failure by the Corporation to give any such notification shall in no way invalidate any of the provisions of Article XIV and XV. Upon receipt of such notice from the Corporation, such Person shall immediately provide to the Corporation such information described in subsection (d)(1) hereof as the Corporation shall request.

   (e) Exclusion. The restrictions set forth in Article XIV shall not apply to:

      (1) any Carnival Common Stock to the extent that such restrictions are prohibited pursuant to Applicable Regulations.

      (2) any acquisition of Ordinary Shares or voting control over Ordinary Shares by any member of the Arison Group if, as a result, the aggregate of the voting rights of the P&O Princess Ordinary Shares and of the Carnival Common Stock held by the Arison Group and of the P&O Princess Ordinary Shares and of the Carnival Common Stock over which the Arison Group, after giving effect to the Equalization Ratio, exercises voting control does not thereby (i) increase by one per cent. or more in any period of twelve consecutive months and (ii) after giving effect to the Equalization Ratio, equal or exceed forty per cent. of the aggregate voting rights attached to the whole of the issued P&O Princess Ordinary Shares and the outstanding Carnival Common Stock. For the avoidance of doubt, (x) a shareholder shall not be deemed to have acquired Ordinary Shares or voting control over Ordinary Shares if solely as a result of a share buyback, cancellation or reduction of share capital, disenfranchisement of voting rights or any other procedure which has the effect of reducing the share capital or the voting share capital of the Corporation or of P&O Princess the percentage holding of such person is increased; and (y) the transfer of Ordinary Shares or voting control over Ordinary Shares among members of the Arison Group shall not be deemed to be a Triggering Acquisition.

      (3)  any acquisition pursuant to a Mandatory Exchange.

      (4) any acquisition by the Corporation or any of its Subsidiaries from time to time of any Ordinary Shares.

      (5) any acquisition by any member of the P&O Princess Group of any Ordinary Shares.

   (f) Legend. After the Amendment Date, each certificate for Carnival Common Stock shall bear the following legend:

   The shares represented by this certificate are subject to certain restrictions on ownership of shares of Carnival Corporation and P&O Princess Cruises plc. Under the terms of the Articles of Incorporation of the Corporation, if any person acquires Carnival Common Stock and/or P&O Princess Ordinary Shares or voting control over such shares, and after giving effect to such acquisition, such person, together with any person or persons Acting in Concert with such acquiring person, holds or exercises voting control over Carnival Common Stock and/or P&O

   Princess Ordinary Shares which is equal to or in excess of such number of shares which, in aggregate, represent the right to cast 30% or more of the votes on a Joint Electorate Action, such shares which cause that ownership limit to be equaled or exceeded may be designated as Combined Group Excess Shares. In addition, any additional acquisition of Carnival Common Stock and/or P&O Princess Ordinary Shares by a person that, together with any person or persons Acting in Concert, holds or has voting control over Carnival Common Stock and/or P&O Princess Ordinary Shares representing the right to cast not less than 30% and not more than 50% of the votes on a Joint Electorate Action, may result in certain shares being designated as Combined Group Excess Shares. Any Carnival Common Stock that are designated as Combined Group Excess Shares will be transferred to a trustee, and the prior holder thereof will have no right to vote such shares or receive dividends or other distributions with respect thereto. A person may exceed the ownership limits described above if such person makes a Qualifying Takeover Offer with respect to all Carnival Common Stock and P&O Princess Ordinary Shares. Holders may be required to provide written notice and other information to the Corporation if such ownership levels are equaled or exceeded. The foregoing is only a summary of the applicable restrictions and is qualified in its entirety by reference to the Articles of Incorporation of the Corporation. The Corporation will mail without charge to any requesting shareholder of the Corporation a copy of the Articles of Incorporation, within five (5) days after receipt by the Secretary of the Corporation of a written request therefor. All terms not defined in this legend have the meanings provided in the Articles of Incorporation of Carnival Corporation.

   (g) Severability. If any provision of Articles XIV or XV or any application of any such provision is determined to be invalid by any Panamanian court or United States federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected, and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

   (h) New York Stock Exchange Transactions. Nothing in these Articles of Incorporation shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of these Articles of Incorporation and any transferee in such a transaction shall be subject to all the provisions and limitations set forth in these Articles of Incorporation.

                                  ARTICLE XV
                         Combined Group Excess Shares

   (a) Ownership in Trust. Upon the designation of any Carnival Common Stock as Combined Group Excess Shares pursuant to section (c) of Article XIV hereof, such Combined Group Excess Shares shall be transferred by or on behalf of the Combined Group Excess Share Holder to the Excess Share Trustee, as trustee of the Excess Share Trust, for the benefit of the Charitable Beneficiary. Until such transfer to the Excess Share Trustee, the Combined Group Excess Shares shall be held by the Combined Group Excess Share Holder in trust for the benefit of the Charitable Beneficiary in accordance with the terms of these Articles of Incorporation. From the date that such shares of Carnival Common Stock are designated as Combined Group Excess Shares, the Combined Group Excess Share Holder shall have no rights in such Combined Group Excess Shares, except as provided in section (c), (e) or (f) below. The Excess Share Trustee may resign at any time so long as the Corporation shall have appointed a successor trustee. The Excess Share Trustee shall, from time to time, designate one or more charitable organization or organizations as the Charitable Beneficiary. More than one Excess Share Trustee may be appointed to hold the Combined Group Excess Shares in trust for one or more Charitable Beneficiaries.

   (b) Dividend Rights. Combined Group Excess Shares shall be entitled to the same dividends and other distributions determined as if the designation of Combined Group Excess Shares had not occurred. Any dividend or distribution made or paid on or after the date such shares of Carnival Common Stock are designated as Combined Group Restricted Shares and prior to the designation of such shares of Carnival Common Stock as Combined Group Excess Shares shall be repaid to the Excess Share Trust upon demand. Any dividend or distribution declared but unpaid or not made shall be paid to the Excess Share Trust. All dividends received or other income earned by the Excess Share Trust shall be paid over to the Charitable Beneficiary.

   (c) Rights Upon Liquidation. Notwithstanding the fact that Combined Group Excess Shares are held in trust for a Charitable Beneficiary, upon Liquidation of the Corporation, the Combined Group Excess Share Holder shall receive (if it has not already received consideration for such shares pursuant to section (e) or (f) below), for each Combined Group Excess Share, the amount per share of any distribution made upon Liquidation with respect to Carnival Common Stock generally, less any costs and expenses incurred by the Corporation, the Excess Share Trustee and the Charitable Beneficiary in connection with the transfer of the Combined Group Excess Shares to the Excess Share Trustee and the holding of such shares by the Excess Share Trustee.

   (d)  Voting Rights.

      (1) The Excess Share Trustee shall be entitled, but shall not be required, to vote the Combined Group Excess Shares on behalf of the Charitable Beneficiary on any matter. Subject to Panamanian law, any vote cast by a Combined Group Excess Share Holder with respect to the Combined Group Excess Shares prior to the designation of such shares as Combined Group Restricted Shares will be rescinded ab initio; provided, however, that if the Corporation has already taken irreversible action with respect to a merger, reorganization, sale of all or substantially all the assets, dissolution of the Corporation or other action by the Corporation, then the vote cast by the Combined Group Excess Share Holder shall not be rescinded. The purported owner of the Combined Group Excess Shares will be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Combined Group Excess Shares for the benefit of the Charitable Beneficiary.

      (2) Notwithstanding the provisions of these Articles of Incorporation, until the Corporation has received notification that Combined Group Excess Shares have been transferred into an Excess Share Trust, the Corporation shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

   (e)  Transfer of Combined Group Excess Shares.

      (1) Combined Group Excess Shares shall be transferable only as provided in this section (e). At the direction of the Board of Directors, the Excess Share Trustee shall transfer the Combined Group Excess Shares held in the Excess Share Trust to a person or persons (including, without limitation, the Corporation under section (f) below) whose ownership of such Carnival Common Stock would not result in a designation of any Carnival Common Stock as Combined Group Restricted Shares pursuant to section (a) or (b) of
   Article XIV, within 180 days after the later of (i) the date of the event that resulted in such shares being designated as Combined Group Restricted Shares pursuant to section (a) or (b) of Article XIV, and (ii) the date that the Board of Directors determines or is notified that an event resulting in Combined Group Restricted Shares has occurred. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate, the designation of such Carnival Common Stock as Combined Group Excess Shares shall thereupon cease and a payment shall be made to the Combined Group Excess Share Holder as described below. The Combined Group Excess Share Holder shall receive a payment from the

   Excess Share Trustee that reflects a price per share of Combined Group Excess Shares equal to the price per share received by the Excess Share Trustee upon such transfer, less any costs and expenses incurred by the Corporation, the Excess Share Trustee upon such transfer and the Charitable Beneficiary in connection with the transfer of the Combined Group Excess Shares to the Excess Share Trustee, the holding of such shares by the Excess Share Trustee and the transfer of such shares in accordance with this section (e).

      (2) Notwithstanding the foregoing, if the provisions of this section (e) are determined to be void or invalid by virtue of any applicable law, then the Combined Group Excess Share Holder may be deemed, at the option of the Corporation, to have acted as an agent on behalf of the Corporation in acquiring or holding such Combined Group Excess Shares and to hold such Combined Group Excess Shares on behalf of the Corporation.

   (f) Purchase Right in Combined Group Excess Shares. Combined Group Excess Shares shall be deemed to have been offered for sale by the Excess Share Trustee to the Corporation, or its designee, at a price per Combined Group Excess Share equal to the Market Price of the Carnival Common Stock on the date that the Corporation acquires the Combined Group Excess Shares, less any costs and expenses incurred by the Corporation, the Excess Share Trustee and the Charitable Beneficiary in connection with the transfer of the Combined Group Excess Shares to the Excess Share Trustee, the holding of such shares by the Excess Share Trustee and the transfer of such shares in accordance with this section (f). The Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the event that resulted in such shares being designated as Combined Group Restricted Shares pursuant to section (a) or (b) of Article XIV, and (ii) the date the Board of Directors determines in good faith that an event resulting in Combined Group Restricted Shares has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to section (d) of Article XIV.

   (g) Underwritten Offerings. The provisions of Articles XIV and XV shall not apply to the acquisition of Carnival Common Stock or rights, options or warrants for, or securities convertible into, Carnival Common Stock by an underwriter in a public offering or placement agent in a private offering; provided, that the underwriter or placement agent makes a timely distribution of such Carnival Common Stock or rights, options or warrants for, or securities convertible into, Carnival Common Stock such that, after the distribution, such underwriter or placement agent does not hold or exercise voting control over Ordinary Shares equal to or in excess of the Combined Group City Code Limit.

   (h)  Applicability of Ownership Limit and Combined Group City Code
Limit. Notwithstanding anything in these Articles to the contrary, in the event of any occurrence that results in Carnival Common Stock being designated as both Excess Shares pursuant to Article XII and Combined Group Restricted Shares pursuant to Article XIV, such Shares shall be designated as Excess Shares and not Combined Group Excess Shares.

   (i) Voting Control. For purposes of Articles XIV and XV: (i) references to holding or acquiring shares will also be deemed to include holding or acquiring voting control over shares; (ii) a person will be deemed to have voting control over shares if such person has the power to direct the voting of such shares;
(iii) a person will be deemed to acquire shares upon the occurrence of any event which results in such person Acting in Concert with another person with respect to such other person's shares; and (iv) for the avoidance of doubt, for purposes of calculating the voting power held by a person, any voting power represented by the P&O Princess Special Voting Share or the Carnival Special Voting Share shall be ignored.

                                  ARTICLE XVI
                          Dividends and Distributions

   (a) Subject to the Equalization Agreement and the provisions of these Articles of Incorporation, the Corporation shall not pay or make any Distribution in cash unless P&O Princess also pays or makes a Distribution in cash at approximately the same time and the ratio of the Equalized Distribution Amount so paid or made by the Corporation to the Equalized Distribution Amount so paid or made by P&O Princess (converted, if applicable, at the Applicable Exchange Rate for such Distributions and rounded to five decimal places) equals the Equalization Ratio in effect on the Distribution Determination Date for such Distributions (each, an "Equivalent Distribution").

   (b) The Corporation shall not declare or otherwise become obligated to pay or make a Distribution in cash unless (i) on the date on which such declaration is made or such obligation is created, P&O Princess has sufficient Distributable Reserves to make an Equivalent Distribution with respect to such Distribution or (ii) the Corporation agrees to pay, and does pay, to P&O Princess (before P&O Princess pays or makes such Distribution) the minimum amount required by P&O Princess so that it will have sufficient Distributable Reserves to pay or make such an Equivalent Distribution. Notwithstanding compliance with the preceding sentence, if P&O Princess shall have declared or otherwise become obligated to pay or make an Equivalent Distribution and does not have sufficient Distributable Reserves to pay or make such Equivalent Distribution when due, then the Corporation shall pay to P&O Princess the minimum amount required by P&O Princess so that P&O Princess will have sufficient Distributable Reserves to pay or make such Equivalent Distribution; provided, however, that if the Corporation does not have sufficient Distributable Reserves to pay or make in full both the Equivalent Distribution that it declared or became obligated to make and the payment required by this sentence, then (i) the Corporation shall only pay or make the portion of that Equivalent Distribution (and any related payment that would have been required by this sentence in respect of such portion if it were the entire Equivalent Distribution that the Corporation had declared or became obligated to make) that it can make out of its Distributable Reserves, and (ii) P&O Princess shall only pay or make the portion of its Equivalent Distribution that it can make out of its Distributable Reserves following receipt of such payment.

   (c) For purposes of section (b) above, any amount the Corporation is required to pay to P&O Princess shall be determined after taking into account all Taxes payable by, and all Tax credits of, the Corporation and P&O Princess with respect to the payment or receipt of such payment and any such payment may be made on the Equalization Share, if any, issued by the Corporation if both the Board of Directors and the P&O Princess Board deem it appropriate.

   (d)  The Board of Directors shall:

      (1) insofar as is practicable in relation to any proposed cash Distribution, cooperate with the P&O Princess Board to agree the amount of the Equivalent Distribution to be paid by the Corporation and P&O Princess;

      (2) determine to pay or recommend to pay Equivalent Distributions at Board of Directors meetings convened as close in time to those similarly convened by the P&O Princess Board as is practicable;

      (3) cooperate with the P&O Princess Board to announce and pay Equivalent Distributions simultaneously or as close in time as practicable;

      (4) ensure that the record dates for receipt of the Equivalent Distribution, in respect of the Corporation and P&O Princess, are on the same date; and

      (5) generally coordinate with the P&O Princess Board the timing of all other aspects of the payment or making of Equivalent Distributions.

                                 ARTICLE XVII
                                  Liquidation

   (a) In the event of a voluntary or involuntary Liquidation of the Corporation, the Corporation will, subject to subsection (b) below, make such payments or take such other actions required to ensure that the holders of Carnival Common Stock and P&O Princess Ordinary Shares would, had each of the Corporation and P&O Princess gone into Liquidation on the same date, be entitled to receive a Liquidation Distribution which is equivalent on a per share basis in accordance with the Equalization Ratio then in effect and having regard to the Liquidation Exchange Rate, but disregarding any shareholder Tax or Tax Benefit.

   (b) To establish the amount payable under section (a) above, each of the Corporation and P&O Princess will determine the amount of assets (if any) it will have available for distribution in a Liquidation on the date of the Liquidation (or notional date of Liquidation) to holders of Carnival Common Stock or P&O Princess Ordinary Shares, as the case may be, after payment of all debts and other financial obligations, including any Tax costs associated with the realization of any assets on a Liquidation and any payments due with respect to any securities ranking in preference to the Carnival Common Stock or the P&O Princess Ordinary Shares, as the case may be (each such amount, the "Net Assets"). To the extent that the Net Assets of the Corporation or P&O Princess would enable such company to make a Liquidation Distribution to the holders of Carnival Common Stock or P&O Princess Ordinary Shares, as the case may be, that is greater than the Liquidation Distribution that the other company could pay from its Net Assets to the holders of its Ordinary Shares, adjusting such comparative Liquidation Distribution in accordance with the Equalization Ratio then in effect and having regard to the Liquidation Exchange Rate, but disregarding any shareholder Tax (including any withholding Tax required to be deducted by the company concerned) or Tax Benefit, then, subject to subsection (c) below, such company will make a balancing payment (or take any other action described in subsection (d) below) in such amount as will ensure that both companies can make equivalent Liquidation Distributions to the holders of their Ordinary Shares in accordance with the then existing Equalization Ratio and having regard to the Liquidation Exchange Rate, but ignoring any shareholder Tax (including any withholding Tax required to be deducted by the company concerned) or Tax Benefit; provided that neither the Corporation nor P&O Princess need make a balancing payment (or take any other action) as described in this subsection (b) if it would result in neither the holders of Carnival Common Stock nor the holders of P&O Princess Ordinary Shares being entitled to receive any Liquidation Distribution at all.

   (c) For purposes of subsection (b) above, any amount a company is required to pay the other company shall be determined after taking into account all Taxes payable by, and all Tax credits, losses or deductions of, the Corporation and P&O Princess with respect to the payment or receipt of such payment and any such payment may be made on the Equalization Share, if any, issued by the paying party if both the Board of Directors and the P&O Princess Board deem it appropriate.

   (d) In giving effect to the principles regarding a Liquidation of the Corporation and/or P&O Princess described above, the Corporation shall take such action as may be required to give effect to such principles, which may include:

      (i) making a payment (of cash or in specie) to P&O Princess in accordance with the provisions of the Equalization Agreement;

      (ii) issuing shares (which may include the Equalization Share) to P&O Princess or to holders of P&O Princess Ordinary Shares and making a distribution or return on such shares; or

      (iii) taking any other action that the Board of Directors and the P&O Princess Board shall both consider appropriate to give effect to such principles provided that any action other than a payment of cash by one company to the other company shall require the prior approval of both the Board of Directors and the P&O Princess Board.

                                 ARTICLE XVIII
                                    Pairing

   (a) For so long as the P&O Princess SVT Shares and the Carnival Common Stock remain outstanding:

      (i) the P&O Princess SVT Shares and the shares of Carnival Common Stock shall not be represented by separate instruments but shall be represented by certificates representing the shares of Carnival Common Stock, which shall also represent the P&O Princess SVT Shares;

      (ii) each share of Carnival Common Stock shall not be transferred without the corresponding P&O Princess SVT Share; and

      (iii) upon each issuance of additional shares of Carnival Common Stock by the Corporation, once the P&O Princess Trustee authorizes and issues a number of additional P&O Princess SVT Shares to the Corporation equal to the number of shares of Carnival Common Stock to be issued by the Corporation, the Corporation shall cause the shares of Carnival Common Stock to be issued together with the P&O Princess SVT Shares, which P&O Princess SVT Shares shall be represented by the certificates representing such shares of Carnival Common Stock.

   (b) Each certificate representing shares of Carnival Common Stock issued after the Amendment Date shall:

      (i) subject to the other provisions of this Article XVIII, take the form of the certificate representing shares of Carnival Common Stock as of immediately prior to the Amendment Date;

      (ii) bear the following legend: "THIS CERTIFICATE ALSO REPRESENTS A NUMBER OF SHARES OF BENEFICIAL INTEREST ("TRUST SHARES") IN THE P&O PRINCESS
   SPECIAL VOTING TRUST, A TRUST FORMED UNDER THE LAWS OF [        ] ("P&O
   PRINCESS TRUST"), EQUAL TO THE NUMBER OF SHARES OF COMMON STOCK OF CARNIVAL CORPORATION (THE "CARNIVAL COMMON STOCK") REPRESENTED BY THIS CERTIFICATE. THE TRUST SHARES EACH REPRESENT A FRACTIONAL, UNDIVIDED INTEREST IN THE TRUST PROPERTY (INCLUDING A SPECIAL VOTING SHARE ISSUED BY P&O PRINCESS CRUISES PLC) THAT IS HELD IN THE P&O PRINCESS TRUST. THE TRUST SHARES ARE REPRESENTED BY THIS CERTIFICATE PURSUANT TO THE TERMS OF A SPECIAL VOTING
   TRUST AGREEMENT ESTABLISHING P&O PRINCESS TRUST, DATED AS OF [          ],
   2003 BETWEEN CARNIVAL CORPORATION AND [        ], AS TRUSTEE (THE "SPECIAL
   VOTING TRUST AGREEMENT") AND A PAIRING AGREEMENT AMONG CARNIVAL CORPORATION,
   P&O PRINCESS TRUST AND [TRANSFER AGENT], DATED AS OF [        ], 2003 (THE
   "PAIRING AGREEMENT"), AND THE TRUST SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED TOGETHER WITH THE CARNIVAL COMMON STOCK PURSUANT TO THE PAIRING AGREEMENT. THE TRUST AND THE TRUST SHARES ARE SUBJECT TO AND THE TRUST SHARES ARE ISSUED PURSUANT TO, THE SPECIAL VOTING TRUST AGREEMENT. BY ACCEPTING THE TRUST SHARES REPRESENTED BY THIS CERTIFICATE, THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND BY THE PROVISIONS OF THE SPECIAL VOTING TRUST AGREEMENT. COPIES OF THE PAIRING AGREEMENT AND THE SPECIAL VOTING TRUST AGREEMENT MAY BE OBTAINED FROM CARNIVAL CORPORATION BY CONTACTING [APPROPRIATE CARNIVAL CONTACT PERSON]"; and

      (iii)  be in a form that complies with all Applicable Regulations.

   (c) Upon the conversion or exercise of any securities convertible into shares of Carnival Common Stock or any rights, options or warrants to purchase shares of Carnival Common Stock (collectively, "Derivative Securities"), which were issued by the Corporation prior to the Amendment

Date, once the P&O Princess Trustee has authorized and issued to the Corporation a number of the P&O Princess Trustee Shares equal to the number of shares of Carnival Common Stock the exercising or converting holder of such Derivative Securities is entitled to receive upon such exercise or conversion, the Corporation shall issue to the exercising or converting holder of such Derivative Securities a certificate or certificates representing the number of shares of Carnival Common Stock that such holder is entitled to receive upon such exercise or conversion, which certificate or certificates shall also represent an equivalent number of P&O Princess SVT Shares in accordance with the terms of the Pairing Agreement and of the P&O Princess SVT Agreement.

   (d) After the Amendment Date, after the P&O Princess Trustee has taken such action (including, without limitation, the authorization and issuance of additional P&O Princess SVT Shares to the Corporation) as is required to be taken by it to effect the issuance of P&O Princess SVT Shares as contemplated herein, represented by the certificates representing the shares of Carnival Common Stock issuable upon conversion or exercise of such Derivative Securities, the Corporation shall (i) take all actions as may be necessary to permit the P&O Princess Trustee to effect such action and (ii) upon conversion or exercise of such Derivative Securities, issue to the exercising or converting holder of such Derivative Securities a certificate or certificates representing the number of shares of Carnival Common Stock that such holder is entitled to receive upon such exercise or conversion, which certificate or certificates shall also represent an equivalent number of P&O Princess SVT Shares in accordance with the terms of the Pairing Agreement and of the P&O Princess SVT Agreement.

                                  ARTICLE XIX
                                   Domicile

   The domicile of the Corporation shall be in Panama City, Republic of Panama. However, the Corporation may, as provided for by the Board of Directors, engage in business and establish branches and keep its files and assets anywhere in the world. Likewise, the Corporation may change its domicile of incorporation and continue to exist under the laws or jurisdiction of another country, if authorized by a resolution of the shareholders of the Corporation or of the Board of Directors.

                                  ARTICLE XX
                            Directors and Officers

   The names and addresses of the directors and officers of the Corporation in office as of the date hereof are as follows:

        Name                Address                         Office
        ----                -------                         ------
Micky Arison          3655 N.W. 87 Avenue  Director, Chairman of the Board and Chief
                      Miami, Florida 33178 Executive Officer

Richard G. Capen, Jr. 6077 San Elijo       Director
                      Rancho Santa Fe,
                      California 92067

Robert H. Dickinson   3655 N.W. 87 Avenue  Director, President and Chief Operating
                      Miami, Florida 33178 Officer--Carnival Cruise Lines

Arnold W. Donald      3655 N.W. 87 Avenue  Director
                      Miami, Florida 33178

Pier L. Foschi        3655 N.W. 87 Avenue  Director, Chairman and Chief Executive
                      Miami, Florida 33178 Officer--Costa Crociere S.p.A

       Name                     Address                               Office
       ----                     -------                               ------

Howard S. Frank     3655 N.W. 87 Avenue              Director, Vice Chairman of the Board and
                    Miami, Florida 33178             Chief Operating Officer

Baroness Hogg       [                  ]             Director

A. Kirk Lanterman   300 Elliott Avenue West          Director, Chairman of the Board and Chief
                    Seattle, Washington 98119        Executive Officer--Holland America
                                                     Line--Westours Inc.

Sir John Parker     [                  ]             Director

Peter G. Ratcliffe  [                  ]             Director

Modesto A. Maidique Florida International University Director
                    Office of the President
                    University Park Campus
                    Miami, Florida 33199

Stuart S. Subotnick 215 East 67th Street             Director
                    New York, New York 10021

Uzi Zucker          245 Park Avenue                  Director
                    New York, New York 10167

Richard D. Ames     3655 N.W. 87 Avenue              Senior Vice President--Audit Services
                    Miami, Florida 33178

Gerald R. Cahill    3655 N.W. 87 Avenue              Senior Vice President Finance and Chief
                    Miami, Florida 33178             Financial Officer

Pamela C. Conover   3655 N.W. 87 Avenue              President and Chief Operating Officer,
                    Miami, Florida 33178             Cunard Line Limited

Kenneth D. Dubbin   3655 N.W. 87 Avenue              Vice President--Corporate Development
                    Miami, Florida 33178

Ian Gaunt           3655 N.W. 87 Avenue              Senior Vice President--International
                    Miami, Florida 33178

Lowell Zemnick      3655 N.W. 87 Avenue              Vice President and Treasurer
                    Miami, Florida 33178
Arnaldo Perez       3655 N.W. 87 Avenue              Senior Vice President, General Counsel
                    Miami, Florida 33178             and Secretary

                                  ARTICLE XXI
                                 Miscellaneous

   (a) Ambiguity. In the case of an ambiguity in the application of any of the provisions of these Articles of Incorporation, including any definition contained in Article XXI hereof, the Board of Directors shall have the power to determine the application of the provisions of these Articles of Incorporation with respect to any situation based on the facts known to them.

   (b) Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of these Articles of Incorporation.

   (c) Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

   (d) No Trust Business. Notwithstanding anything to the contrary included in these Articles of Incorporation, the creation and continued existence of the Excess Share Trust may not be regarded as constituting the exercise by the Excess Share Trustee of trust business in Panama in violation of the trust laws of Panama.

                                 ARTICLE XXII
                                  Definitions

   For purposes of these Articles of Incorporation, except where the context otherwise requires, the following terms shall have the following meanings:

   "Acting in Concert" shall have the same meaning as it has in the City Code; provided that, notwithstanding anything to the contrary, none of (x) the Arison Group, (y) the Carnival Group or (z) the P&O Princess Group (each, a "Non-Concert Group"), shall be deemed to be Acting in Concert with any other Non-Concert Group for the purpose of these Articles of Incorporation.

   "Amendment Date" shall mean [.], 2003.

   "Applicable Exchange Rate" shall mean, in relation to any proposed Distributions by the Corporation and P&O Princess in relation to which a foreign exchange rate is required, the average of the closing mid-point spot U.S. dollar-sterling exchange rate on the five Business Days ending on the Business Day before the Distribution Determination Date relating to such Distributions (as shown in the London edition of the Financial Times, or such other point of reference as the parties shall agree), or such other spot U.S. dollar-sterling exchange rate or average U.S. dollar-sterling exchange rate as at such other date (or over such other period) before a Distribution Determination Date as the Board of Directors and the P&O Princess Board shall agree, in each case rounded to five decimal places.

   "Applicable Regulations" shall mean (a) any law, statute, ordinance, regulation, judgment, order, decree, license, permit, directive or requirement of any Governmental Agency having jurisdiction over the Corporation and/or P&O Princess; and (b) the rules, regulations, and guidelines of (i) any stock exchange or other trading market on which any shares or other securities or depositary receipts representing such shares or securities of either the Corporation or P&O Princess are listed, traded or quoted; and (ii) any other body with which entities with securities listed or quoted on such exchanges customarily comply (but, if not having the force of law, only if compliance with such directives, requirements, rules, regulations or guidelines is in accordance with the general practice of persons to whom they are intended to apply), in each case for the time being in force and taking into account all exemptions, waivers or variations from time to time applicable (in particular situations or generally) to the Corporation or, as the case may be, P&O Princess.

   "Arison Group" shall mean each of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses or children or lineal descendants of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, any trust established by Theodore Arison, any trust established for the benefit of any Arison family member mentioned in this definition, or any "person" (as such term is used in Section 13(d) or 14(d) of the US Securities Exchange Act of 1934, directly or indirectly, controlling, controlled by or under common control with any Arison family member mentioned in this paragraph or any trust established for the benefit of any such Arison family member or any charitable trust or non-profit entity established by a member of the Arison Group but excluding (for the avoidance of doubt) Carnival or P&O Princess or any of their respective Subsidiaries or affiliates.

   "Articles of Incorporation" shall mean the articles of incorporation of the Corporation, as amended from time to time.

   "Associated Tax Credit" shall mean, in relation to any Distribution proposed to be made by either the Corporation or P&O Princess, the amount of any imputed or associated Tax credit or rebate or exemption (or the value of any other similar associated Tax Benefit) which would be available to a shareholder receiving or entitled to receive the Distribution, together with the amount of any credit or benefit in respect of any Tax required to be deducted or withheld from the Distribution by or on behalf of the paying company.

   "beneficial ownership" shall mean beneficial ownership as determined under Rule 13d-3 under the U.S. Securities Exchange Act of 1934, and the terms "beneficially own" and "beneficially owned" shall have the correlative meanings.

   "Beneficial Ownership" shall mean ownership of Shares by a Person who would be treated as the owner of such Shares directly, indirectly or constructively, as determined for purposes of Section 883(c)(3) of the Code and the regulations promulgated thereunder, and shall include any Shares Beneficially Owned by any other Person who is a "related person" with respect to such Person through the application of Section 267(b) of the Code, as modified in any way for the purposes of Section 883(c)(3) of the Code and the regulations promulgated thereunder. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

   "Board of Directors" or "Board" shall mean the board of directors of the Corporation (or a duly authorised committee of the board of directors of the Corporation) from time to time.

   "Business Day" shall mean, for purposes of the definitions of "Applicable Exchange Rate" and "Liquidation Exchange Rate" only, any day other than a Saturday, Sunday or day on which banking institutions in the cities of both New York and London are authorized or obligated by law or executive order to close in the United States or England (or on which such banking institutions are open solely for trading in euros).

   "By-Laws" shall mean the by-laws of the Corporation, as from time to time amended.

   "Carnival Common Stock" shall mean issued and outstanding shares of Common Stock from time to time, as the same may be subdivided or consolidated from time to time and any shares of capital stock into which such Common Stock may be reclassified, converted or otherwise changed, excluding the Carnival Special Voting Share and the Carnival Equalization Share and, except with respect to any voting rights and rights on a Liquidation as described in Article V(e), shall include the Disenfranchised Carnival Common Stock.

   "Carnival Deed of Guarantee" shall mean the deed of guarantee dated as of [.], 2003, between the Corporation and P&O Princess pursuant to which the Corporation guarantees certain obligations of P&O Princess for the benefit of certain future creditors of P&O Princess, as amended from time to time.

   "Carnival Entrenched Articles" shall mean section (a) (2), (c), (d) and (e) of Article V, sections (b) and (d) of Article X, Article XIV, Article XV,
Article XVI and Article XVII and the definitions referred to therein.

   "Carnival Entrenched By-Laws" shall mean the following sections of the By-Laws 2.06, 2.08(b), 2.10, 2.15, 2.16, 2.17, 2.18, 2.19, 2.20, 3.03(a),
3.03(b), 3.07, 3.19, 3.20 and 5.03 and the definitions referred to therein.

   "Carnival Entrenched Provisions" shall mean the Carnival Entrenched Articles and the Carnival Entrenched By-Laws.

   "Carnival Equivalent Number" means the number of shares of Carnival Common Stock that have the same rights to distributions of income and capital and voting rights as one P&O Ordinary Share. Initially, the Carnival Equivalent Number shall be 0.30040, but it shall adjust as provided in Clause 4 of the Equalization Agreement and the Schedule thereto. In all cases, the Carnival Equivalent Number shall be rounded to five decimal places;

   "Carnival Group" shall mean the Corporation and its Subsidiaries and associated undertakings from time to time, and a member of the Carnival Group means any one of them.

   "Carnival Special Voting Share" shall mean the special voting share, par value $.01 per share, of the Corporation.

   "Carnival SVC" shall mean the holder, from time to time, of the Carnival Special Voting Share.

   "Carnival SVC Owner" shall mean the holder, from time to time, of the equity interests in Carnival SVC.

   "Charitable Beneficiary" shall mean the organization or organizations described in Section 170(c)(2) and 501(c)(3) of the Code selected by the Excess Share Trustee.

   "City Code" shall mean the United Kingdom City Code on Takeovers and Mergers, as amended from time to time (including any supplemental or replacement Applicable Regulations), and including any actions required, or approved, by any relevant governing or supervisory body with authority in relation to the United Kingdom City Code on Takeovers and Mergers (or any replacement).

   "Class Rights Action" shall mean the following actions:

      (1) the voluntary Liquidation of the Corporation or P&O Princess for which the approval of shareholders of the Corporation is required by Applicable Regulations or proposed other than a voluntary Liquidation of both P&O Princess and the Corporation at or about the same time with the purpose or effect of no longer continuing the operation of the businesses of the companies as a combined going concern and not as part of a scheme, plan, transaction or series of related transactions the primary purpose or effect of which is to reconstitute all or a substantial part of such businesses in one or more successor entities;

      (2) the sale, lease, exchange or other disposition of all or substantially all of the assets of either P&O Princess or the Corporation, other than in a bona fide commercial transaction undertaken for a valid business purpose in which such company receives consideration with a fair market value reasonably equivalent to the assets disposed of and not as part of a scheme, plan, transaction or series of related transactions the primary purpose or effect of which is to collapse or unify the DLC Structure.

      (3) any adjustment to the Equalization Ratio, otherwise than in accordance with the provisions of the Equalization Agreement;

      (4) except where specifically provided for in such agreements, any amendment to the terms of, or termination of, the Equalization Agreement, the SVE Special Voting Deed, the Carnival Deed of Guarantee or the P&O Princess Deed of Guarantee (including, for the avoidance of doubt, the voluntary termination of either Deed of Guarantee);

      (5) any amendment to, removal or alteration of the effect of (which shall include the ratification of or any breach of) any Carnival Entrenched Provision or any P&O Princess Entrenched Provision;

      (6) any amendment to, removal or alteration of the effect of (which shall include the ratification of any breach of) Article XII or XIII of the Articles of Incorporation that would cause, or at the time of implementation would be reasonably likely to cause, an Exchange Event described in clause
   (a) of the definition thereof in the P&O Princess Articles to occur; and

      (7) the doing of anything which the Board of Directors and the P&O Princess Board agree (either in a particular case or generally), in their absolute discretion, should be approved as a Class Rights Action.

   "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

   "Combined Group" means the Corporation, P&O Princess and their respective Subsidiaries.

   "Combined Group City Code Limit" shall mean, at any time (i) with respect to any person other than a Significant Combined Group Holder (or persons Acting in Concert) such Ordinary Shares (which may include either or both of Carnival Common Stock or P&O Princess Ordinary Shares) representing, in aggregate and after giving effect to the Equalization Ratio, the right to cast 30% of the votes on a Joint Electorate Action from time to time, or (ii) with respect to a Significant Combined Group Holder only, any further Ordinary Shares (which may include either or both of Carnival Common Stock or P&O Princess Ordinary Shares) which increase that person's percentage of votes which could be cast on a Joint Electorate Action from time to time.

   "Combined Group Excess Share Holder" shall mean the holder of Combined Group Excess Shares as of the date such shares of Carnival Common Stock were designated as Combined Group Excess Shares pursuant to section (c) of Article XIV.

   "Combined Group Excess Shares" shall mean Carnival Common Stock designated as such pursuant to section (c) of Article XIV.

   "Combined Group Restricted Shares" shall mean Carnival Common Stock designated as such pursuant to sections (a) or (b) of Article XIV.

   "Common Stock" shall mean the nominative common stock, par value $.01 per share, of the Corporation.

   "Corporation" shall mean Carnival Corporation, a corporation organized and existing in accordance with the laws of the Republic of Panama.

   "Corporation Law" shall mean the Corporation Law of the Republic of Panama.

   "Derivative Securities" shall have the meaning given in Article XVIII(c).

   "Disenfranchised Carnival Common Stock" has the meaning given to it in
Article V(e).

   "Distributable Reserves" shall mean, with respect to any Distribution by the Corporation or P&O Princess, the total funds available to such company which it is permitted to use to pay or make such Distribution under Applicable Regulations relating to the Corporation or P&O Princess, as the case may be.

   "Distribution" shall mean, in relation to the Corporation or P&O Princess, any dividend or other distribution, whether of income or capital, and in whatever form, made by such company or any of its Subsidiaries to the holders of such company's Ordinary Shares by way of pro rata entitlement, excluding any Liquidation Distribution or buy back or repurchase or cancellation of Ordinary Shares.

   "Distribution Determination Date" shall mean, with respect to any parallel Distributions to be made by the Corporation and P&O Princess, the date on which the Board of Directors and the P&O Princess Board resolve to pay or make such parallel Distributions (or if they resolve on different dates to pay or make such parallel Distributions, the later of those dates).

   "Equalization Agreement" shall mean the Equalization and Governance Agreement, dated as of [.], 2003, between the Corporation and P&O Princess, as the same may be amended or modified from time to time in accordance with its terms.

   "Equalization Ratio" shall mean the ratio of (i) one P&O Princess Ordinary Share to (ii) the Carnival Equivalent Number;

   "Equalization Share" shall mean, in relation to the Corporation, any share designated as an Equalization Share in the Corporation from time to time by the Board and, in relation to P&O Princess, the Equalization Share of (pound)50,000 in the capital of P&O Princess.

   "Equalized Distribution Amount" shall mean, in relation to either the Corporation or P&O Princess, the amount of any Distribution proposed to be paid or made by such company at any particular time on its Ordinary Shares, before deduction of any amount in respect of Tax required to be deducted or withheld from such Distribution by or on behalf of such company and excluding the amount of any Associated Tax Credit, all such amounts being expressed in the currency of declaration and on a per share basis.

   "Equivalent Distribution" shall have the meaning set forth in section (a) of
Article XVI.

   "Equivalent Resolution" shall mean a resolution of either the Corporation or P&O Princess that is equivalent in nature and effect to a resolution of the other company.

   "Excess Shares" shall mean Shares resulting from an event described in section (b) of Article XII.

   "Excess Share Trust" shall mean a trust created pursuant to Article XIII or
Article XV hereof, as applicable.

   "Excess Share Trustee" shall mean a Person, who shall be unaffiliated with the Corporation, any Purported Beneficial Transferee, any Purported Record Transferee and any Combined Group Excess Share Holder, appointed by the Board of Directors as the trustee of the Excess Share Trust.

   "Existing Holders" shall mean (i) any member of the group of Persons that jointly filed the Schedule 13D with the United States Securities and Exchange Commission on November 22, 1999, with respect to the beneficial ownership of shares of Carnival Common Stock and (ii) any Permitted Transferee.

   "Governmental Agency" shall mean a court of competent jurisdiction or any government or governmental, regulatory, self regulatory or administrative authority, agency, commission, body or other governmental entity and shall include without limitation any relevant competition authorities, the UK Panel on Takeovers and Mergers, the London Stock Exchange, the UK Listing Authority, the U.S. Securities and Exchange Commission and the New York Stock Exchange.

   "Joint Electorate Action" shall have the meaning set forth in the Corporation's By-Laws.

   "Liquidation" shall mean, with respect to the Corporation or P&O Princess, any liquidation, winding up, receivership, dissolution, insolvency or equivalent proceedings pursuant to which the assets of such company will be liquidated and distributed to creditors and other holders of provable claims against such company.

   "Liquidation Distribution" shall mean, in relation to the Corporation or P&O Princess, any dividend or other distribution per Carnival Common Stock or P&O Princess Ordinary Share, respectively, whether of income or capital and in whatever form, made or to be made by such company or any of its Subsidiaries to the holders of Carnival Common Stock or P&O Princess Ordinary Shares, as the case may be, by way of pro rata entitlement in connection with the Liquidation of such company.

   "Liquidation Exchange Rate" shall mean, as at any date, the average of the closing mid-point spot U.S. dollar-U.K. pound sterling exchange rate on the five Business Days ending on the Business Day before such date (as shown in the London Edition of the Financial Times), or such other U.S. dollar-U.K. pound sterling exchange rate as the Board of Directors and the P&O Princess Board or the P&O Princess Board and the liquidators of Carnival or the Board of Directors and the liquidators of P&O Princess or the liquidators of both P&O Princess and Carnival Corporation, as the case may be, may determine, in each case rounded to five decimal places.

   "Majority Resolution" means a resolution duly approved at a meeting of the Corporation's shareholders by the affirmative vote of a majority of all the votes cast on such resolution by all Shareholders of the Corporation entitled to vote thereon (including, where applicable, the Carnival SVC) who are present in person or by proxy at such meeting; provided that abstentions shall not be counted as votes "cast" for these purposes.

   "Mandatory Exchange " shall have the meaning set forth in the P&O Princess Articles.

   "Market Price" of any class of Shares on any date shall mean the average of the daily closing prices for any such class of Shares for the five (5) consecutive trading days ending on such date, or if such date is not a trading date, the five consecutive trading days preceding such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to any class of Shares listed or admitted to trading on the New York Stock Exchange, or if such class of Shares are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such class of Shares are listed or admitted to trading, or if such class of Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over the counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or if such class of Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such class of Shares selected by the Board of Directors.

   "Ordinary Shares" shall mean the Carnival Common Stock and/or the P&O Princess Ordinary Shares, as the context requires.

   "Other Voting Shares" shall mean, with respect to any resolution to be acted on by the shareholders of the Corporation or P&O Princess, as the case may be, such shares of capital stock of that company that are entitled to vote on such resolution at a meeting of the shareholders of such company, other than the Carnival Special Voting Share, the P&O Princess Special Voting Share and the Ordinary Shares.

   "Ownership Limit" shall mean, in the case of a Person other than an Existing Holder, Beneficial Ownership of more than four and nine tenths percent (4.9%), by value, vote or number, of any class of Shares. The Ownership Limit shall not apply to any Existing Holder or to any class of Shares exempted in accordance with the provisions of section (g) of Article XII.

   "P&O Princess" shall mean P&O Princess Cruises plc, a public limited company incorporated in England and Wales.

   "P&O Princess Articles" shall mean the articles of association of P&O Princess, as amended from time to time.

   "P&O Princess Board" shall mean the Board of Directors of P&O Princess (or a duly authorized committee of the board of directors of P&O Princess) from time to time.

   "P&O Princess Deed of Guarantee" means the guarantee dated as of January   ,
2003 between P&O Princess and the Corporation, pursuant to which P&O Princess guarantees certain obligations of the Corporation for the benefit of certain future creditors of the Corporation, as amended from time to time.

   "P&O Princess Group" means P&O Princess and its Subsidiaries from time to time, and a member of the P&O Princess Group means any one of them.

   "P&O Princess Ordinary Shares" shall have the meaning given to it in the P&O Princess Articles.

   "P&O Princess Special Voting Share" shall mean the special voting share of [(pound)1] in P&O Princess.

   "P&O Princess SVT" shall mean P&O Princess Special Voting Trust, a trust
organized under the laws of       , or such other entity as replaces it
pursuant to the terms of the SVE Special Voting Deed.

   "P&O Princess SVT Agreement" shall mean the Voting Trust Agreement, establishing P&O Princess SVT, between P&O Princess Trustee and Carnival, dated as of [.] 2003, as amended from time to time.

   "P&O Princess SVT Shares" shall mean the shares of beneficial interest in the P&O Princess SVT.

   "P&O Princess Trustee" means [.], as trustee of P&O Princess SVT pursuant to the P&O Princess SVT Agreement (or any successor trustee appointed pursuant to Section 7.08 thereof).

   "Parallel Shareholder Meeting" shall have the same meaning as it has in the By-Laws.

   "Pairing Agreement" means the Pairing Agreement, dated as of [.], 2003, among the Corporation, the P&O Princess Trustee and [.], as transfer agent, as amended from time to time.

   "Permitted Transfer" shall mean a Transfer by an Existing Holder to any Person which does not result in the Corporation losing its exemption from taxation on gross income derived from the international operation of a ship or ships within the meaning of Section 883 of the Code. Any such transferee is herein referred to as a "Permitted Transferee."

   "Person" shall mean a person as defined by Section 7701(a) of the Code.

   "Preferred Stock" shall mean preferred stock, par value $.01 share, of the Corporation.

   "Purported Beneficial Holder" shall mean, with respect to any event (other than a purported Transfer, but including holding Shares in excess of the Ownership Limitation on the Amendment Date) which results in Excess Shares, the Person for whom the Purported Record Holder held Shares that, pursuant to section (b) of Article XII, became Excess Shares upon the occurrence of such event.

   "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Shares if such Transfer had been valid under section (a) of Article XII.

   "Purported Record Holder" shall mean, with respect to any event (other than a purported Transfer, but including holding Shares in excess of the Ownership Limitation on the Amendment Date) which results in Excess Shares, the record holder of the Shares that, pursuant to section (b) of Article XII, became Excess Shares upon the occurrence of such event.

   "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the record holder of the Shares if such Transfer had been valid under section (a) of Article XII.

   "Qualifying Acquisition" shall mean an acquisition of Ordinary Shares consummated pursuant to a Qualifying Takeover Offer.

   "Qualifying Takeover Offer" shall mean an offer or offers to acquire Carnival Common Stock and P&O Princess Ordinary Shares (i) which are made in accordance with the City Code to the extent that the City Code applies to the Combined Group, and (ii) which (provided that compliance with the following is not inconsistent with the City Code):

      (a) are made to all holders of Carnival Common Stock and P&O Princess Ordinary Shares; or

      (b) are undertaken with respect to the Carnival Common Stock and P&O Princess Ordinary Shares at or about the same time; and

      (c) comply with all Applicable Regulations and these Articles of Incorporation and the P&O Princess Articles; and

      (d) each of the Board of Directors and the P&O Princess Board determines are equivalent to the holders of Carnival Common Stock, on the one hand, and the holders of P&O Princess Ordinary Shares, on the other hand, with respect to:

          (1) the consideration offered for such shares (taking into account exchange rates and any difference in the share price of P&O Princess Ordinary Shares and Carnival Common Stock determined by the Board of Directors and the P&O Princess Board in their sole discretion to be appropriate and taking into account the Equalization Ratio);

          (2)  the information provided to such holders;

          (3)  the time available to such holders to consider such offer;

          (4)  the conditions to which the offers are subject; and

          (5) such other terms of the offers which the Board of Directors and the P&O Princess Board shall determine are relevant.

   "Restriction Termination Date" shall mean such date as may be determined by the Board of Directors in its sole discretion (and for any reason) as the date on which the ownership and transfer restrictions set forth in Articles XII and XIII should cease to apply.

   "Section 883 Amendment Date" means August 2, 2002.

   "Shares" shall mean shares of the Corporation of any class or classes traded on an established securities market as may be authorized and issued from time to time pursuant to Article V.

   "Significant Combined Group Holder" shall mean any person who, whether solely or together with any party or parties Acting in Concert with such person, after complying with the provisions of Articles XIV and XV, holds or exercises voting control over Ordinary Shares (which may include either or both of P&O Princess Ordinary Shares or Carnival Common Stock) representing, in aggregate and after giving effect to the Equalization Ratio, the right to cast not less than thirty percent (30%) and not more than fifty percent (50%) of the votes on a Joint Electorate Action from time to time.

   "Subsidiary" shall mean with respect to the Corporation or P&O Princess, any entity, whether incorporated or unincorporated, in which such company owns, directly or indirectly, a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the directors or other persons performing similar functions, or the management and policies of which such party otherwise has the power to direct.

   "Supermajority Resolution" means a resolution required by Applicable Regulations, these Articles of Incorporation or the By-Laws, as relevant, to be approved by a higher percentage of votes cast than required under a Majority Resolution, or where the percentage of votes in favour and against the resolution is required to be calculated by a different mechanism to that required by a Majority Resolution.

   "SVE Special Voting Deed" means the SVE Special Voting Deed, dated as of [.], 2003, by and among the Corporation, Carnival SVC, Carnival SVC Owner, P&O Princess and P&O Princess Trustee.

   "Tax" shall mean any taxes, levies, imposts, deductions, charges, withholdings or duties levied by any authority (including stamp and transaction duties) (together with any related interest, penalties, fines and expenses in connection with them).

   "Tax Benefit" shall mean any credit, rebate, exemption or benefit in respect of Tax available to any person.

   "Transfer" shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Shares (including (i) the granting of any option or interest similar to an option (including an option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. For purposes of this definition, whether securities or rights are convertible or exchangeable for Shares shall be determined in accordance with Sections 267(b) and 883 of the Code.

   In witness whereof, the undersigned have executed the Third Amended and
Restated Articles of Incorporation of Carnival Corporation this    day of
          , 2003.


--------------------------------------       --------------------------------------
By:    Micky Arison                          By:    Arnaldo Perez
Title: Chairman of the Board of Directors    Title: Secretary
       and Chief Executive Officer

                                                                      Annex A-5

                                                                  [AGREED FORM]

                         AMENDED AND RESTATED BY-LAWS

                                      OF

                             CARNIVAL CORPORATION

                                   ARTICLE I
                                    Offices

   Section 1.1 Offices. The Corporation may have and maintain an office or offices at such places within or without the Republic of Panama as the Board of Directors may from time to time determine or the business of the Corporation requires.

                                  ARTICLE II
                           Meetings of Shareholders

   Section 2.1 Place of Meeting. Every meeting of the Shareholders the Corporation shall be held at the office of the Corporation or at such place or places within or outside the Republic of Panama as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof.

   Section 2.2 Annual Meeting. The Annual Meeting of the Shareholders shall be held annually at such hour and on such business day as may be determined by the Board of Directors and designated in the notice of meeting. At such Annual Meeting, the Shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

   Section 2.3 Deferred Meeting for Election of Directors, Etc. If the Annual Meeting for the election of directors and the transaction of other business is not held within the months specified in Section 2.2, the Board shall call a meeting of Shareholders for the election of directors and the transaction of other business as soon thereafter as convenient.

   Section 2.4 Special Meetings. A Special Meeting of Shareholders (other than special meting for the election of directors), unless otherwise prescribed by statute, may be called at any time by the Board or by the President or by the Secretary. At any Special Meeting of Shareholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof or in any waiver of notice thereof.

   Section 2.5 Notice of Meetings. Except as provided in Section 6.2, written notice of all meetings of Shareholders stating the purpose or purposes for which the meeting is called, including whether the resolution relates to a Joint Electorate Action or a Class Rights Action, the name of the person or persons at whose direction the notice is being given, and the date, time and place where it is to be held, shall be given, personally or by mail, at least ten (10) but not more than sixty (60) days before such meeting, to each Shareholder of record entitled to vote at such meeting and to each member of the Board of Directors. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid directed to the Shareholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.

   Section 2.6 Notice with Respect to Joint Electorate Action or Class Rights Action. If the Corporation proposes to undertake a Joint Electorate Action or Class Rights Action, the Corporation shall immediately give notice to P&O Princess of the nature of the Joint Electorate Action or the Class Rights Action it proposes to take. Unless such action is proposed to be taken at the Annual Meeting of Shareholders, the Board of Directors shall convene a Special Meeting for the purpose of considering a resolution to approve the Joint Electorate Action or Class Rights Action. Such meeting shall be held as close in time as practicable with the Parallel Shareholder Meeting convened by P&O Princess for purposes of considering such Joint Electorate Action or Class Rights Action.

      (a) The Corporation shall cooperate fully with P&O Princess in preparing resolutions, explanatory memoranda or any other information or material required in connection with the proposed Joint Electorate Action or Class Rights Action.

   Section 2.7  Quorum, Manner of Acting and Adjournment.

      (a) The presence in person or by proxy at any meeting of Shareholders holding at least one-third of the total votes entitled to be cast shall constitute a quorum for the transaction of business at such meeting except as otherwise required by Applicable Regulation, the Articles of Incorporation or these By-Laws. When a quorum is once present to organize a meeting of Shareholders, it is not broken by the subsequent withdrawal of any Shareholders. The holders of a majority of the shares of stock present in person or represented by proxy at any meeting of Shareholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. The Secretary shall give notice to P&O Princess as soon as possible of an adjournment and of the business to be transacted at an adjourned meeting.

      (b) When a quorum for the transaction of business is present at any meeting, a Majority Resolution shall decide such question brought before such meeting, unless the question is one upon which, by express provision of Applicable Regulation, the Articles of Incorporation or as provided in these By-Laws, a Supermajority Resolution is required, in which case such express provision shall govern the decision of such question. Shareholders present in person or by proxy at a duly convened meeting can continue to transact business until adjournment, notwithstanding withdrawal of Shareholders so as to leave fewer than a quorum present.

   Section 2.8  Quorum for Joint Electorate Actions and Class Rights Actions.

      (a) For purposes of determining whether a quorum exists at any meeting of Shareholders where a Joint Electorate Action or a Class Rights Action is to be considered:

          (i) if the meeting of Shareholders convenes before the Parallel Shareholder Meeting of P&O Princess, the Carnival Special Voting Share shall, at the commencement of the meeting, have no votes and therefore shall not be counted for purposes of determining the total number of shares entitled to vote at such meeting or whether a quorum exists at such meeting, although the Carnival Special Voting Share itself must be present, either in person (through a representative of Carnival SVC) or by proxy;

          (ii) if the meeting of the Shareholders convenes at substantially the same time as or after the Parallel Shareholder Meeting of P&O Princess with respect to one or more Joint Electorate Actions, the Carnival Special Voting Share will have the maximum number of votes attached to it as were cast on such Joint Electorate Actions, either for, against or abstained, at the Parallel Shareholder Meeting of P&O Princess, and such maximum number of votes (including abstentions) shall constitute shares entitled to vote and present for purposes of determining whether a quorum exists at such meeting; and

          (iii) if the meeting of Shareholders convenes at substantially the same time as or after the Parallel Shareholder Meeting of P&O Princess with respect to a Class Rights Action, the Carnival Special Voting Share shall, at the commencement of the meeting, have no votes and therefore shall not be counted for purposes of determining the total number of shares entitled to vote at such meeting or whether a quorum exists at such meeting, although the Carnival Special Voting Share itself must be present, either in person (through a representative of Carnival SVC) or by proxy.

      (b) Notwithstanding the foregoing, in order for a quorum to be validly constituted with respect to meetings of Shareholders convened to consider a Joint Electorate Action or Class Rights Action, Carnival SVC must be present at such meeting.

   Section 2.9 Organization. At every meeting of Shareholders, the Chairman of the Board, if there be one, or in the case of vacancy in the office or absence of the Chairman of the Board, one of the following persons present in the order stated: the vice chairman of the Board, if there be one or in their order of rank or seniority if there be more than one, the Chief Executive Officer, the President, the vice presidents in their order of rank or seniority, a chairman designated by those members of the Board of Directors present at the meeting or a chairman chosen by Shareholders shall act as chairman, and the Secretary, or in his absence, an assistant secretary, or in the absence of the Secretary and assistant secretaries, a person appointed by the Chairman, shall act as secretary.

   Section 2.10 Voting by Ballot. Any resolution to be considered at a meeting of Shareholders in relation to which the Carnival SVC is or may be entitled to vote shall be decided by ballot. The ballot shall be kept open for such time as to allow the Parallel Shareholder Meeting of P&O Princess to be held and for the votes attaching to the Carnival Special Voting Share to be calculated and cast on such ballot, although such ballot may be closed earlier in respect of shares of other classes. The chairman of the meeting shall direct the procedures for voting by ballot.

   Section 2.11 Voting by Proxy. Each Shareholder entitled to vote at a meeting of Shareholders may authorize any person to act for him by proxy. A proxy deposited by Carnival SVC will be valid if it is received by or delivered to the chairman of the meeting before the close of the ballot to which it relates. To be valid, a proxy must comply in form and substance with all applicable provisions of Panamanian law.

   Section 2.12 Cumulative Voting. Cumulative voting for directors shall not be permitted.

   Section 2.13 List of Shareholders. The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of Shareholders, a complete list of Shareholders, entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Shareholder and the number of shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present.

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Section 2.14  Inspectors of Election.

      (a) In advance of any meeting of Shareholders, the Board of Directors may appoint inspectors of election, who need not be Shareholders, to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the person presiding at any such meeting may, and on the request of any Shareholder entitled to vote at the meeting and before voting begins shall, appoint inspectors of election. In case any absence of the Chairman of the Board and the President, the persons designated pursuant to
   Section 2.9 shall act as chairman and secretary of the meeting.

      (b) On request of the person presiding at the meeting or any Shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge or question or matter determined by them, and execute a sworn certificate of any fact found by them. Any such report or certificate shall be prima facie evidence of the facts stated and on the vote as certified by him or them.

   Section 2.15  Actions for Shareholder Approval.

      (a) All actions to be approved by the holders of Carnival Common Stock shall be Joint Electorate Actions, Class Rights Actions or Procedural Resolutions.

      (b) No resolution with respect to a Joint Electorate Action or a Class Rights Action shall be approved unless the Parallel Shareholder Meeting of P&O Princess is validly held and a vote of the holders of P&O Princess Ordinary Shares is held on an Equivalent Resolution.

   Section 2.16 Joint Electorate Actions. All actions put to the holders of Carnival Common Stock or P&O Princess Ordinary Shares, except for Class Rights Actions and Procedural Resolutions, shall constitute Joint Electorate Actions. For the avoidance of doubt, the following actions, if put to the holders of Carnival Common Stock or P&O Princess Ordinary Shares, shall constitute Joint Electorate Actions:

      (a) the appointment, removal or re-election of any director of the Corporation or P&O Princess, or both of them;

      (b) to the extent such receipt or adoption is required by Applicable Regulations, the receipt or adoption of the Corporation's or P&O Princess' financial statements, or both of them, or accounts prepared on a combined basis, other than any accounts in respect of the period(s) ended prior to the date of the Equalization Agreement;

      (c) a change of name of either the Corporation, P&O Princess, or both of them; and

      (d) the appointment or removal of the auditors of the Corporation or P&O Princess, or both of them.

   Section 2.17  Procedure for Approval of Joint Electorate Actions.

      (a) If the Corporation proposes to take any Joint Electorate Action, such action shall require approval by Majority Resolution (or if Applicable Regulations, the Articles of Incorporation or these By-Laws require the action to be approved by a Supermajority Resolution, by the vote required thereby) of the holders of Carnival Common Stock, holders of the Corporation's Other Voting Shares and the Carnival SVC, voting together as a single class by ballot.

      (b) No resolution will be approved with respect to a Joint Electorate Action unless at least one-third of the total votes entitled to be cast by
   (i) the holders of Carnival Common Stock, and (ii) the Carnival SVC (assuming for purposes of this calculation only that all holders of issued and outstanding P&O Princess Ordinary Shares voted at the Parallel Shareholder Meeting of P&O Princess) are cast on the resolution proposing such Joint Electorate Action.

      (c) If P&O Princess proposes to take any Joint Electorate Action, the Corporation shall convene a Special Meeting, unless such action is proposed for an Annual Meeting, as close in time as practicable to such P&O Princess shareholders meeting to consider such action and shall propose a resolution which is an Equivalent Resolution to the proposed P&O Princess resolution with respect to such Joint Electorate Action. Such Equivalent Resolution shall be proposed as a Majority Resolution, unless Applicable Regulations, the Articles of Incorporation or these By-Laws require the Joint Electorate Action to be approved by a Supermajority Resolution.

      (d) In relation to a resolution of the Corporation to approve a Joint Electorate Action at any meeting of Shareholders, the Carnival Special Voting Share shall carry:

          (i) such number of votes in favour of the resolution as were cast in favour of the Equivalent Resolution at the Parallel Shareholder Meeting of P&O Princess by holders of P&O Princess Ordinary Shares and Other Voting Shares of P&O Princess;

          (ii) such number of votes against the resolution as were cast against the Equivalent Resolution at the Parallel Shareholder Meeting of P&O Princess by holders of P&O Princess Ordinary Shares and Other Voting Shares of P&O Princess; and

          (iii) such number of abstentions as were recorded as abstentions from the Equivalent Resolution at the Parallel Shareholder Meeting of P&O Princess by holders of P&O Princess Ordinary Shares and Other Voting Shares of P&O Princess;

in each case, multiplied by the Carnival Equivalent Number in effect at the time such meeting of the Shareholders is held and in each case rounded up to the nearest whole number, such votes to be cast by the holder of the Carnival Special Voting Share in accordance with the above provisions.

   Section 2.18 Class Rights Action. The following actions constitute Class Rights Actions:

      (a) the voluntary Liquidation of the Corporation or P&O Princess for which the approval of shareholders of the Corporation is required by Applicable Regulations or proposed other than a voluntary Liquidation of both P&O Princess and the Corporation at or about the same time with the purpose or effect of no longer continuing the operation of the businesses of the companies as a combined going concern and not as part of a scheme, plan, transaction, or series of related transactions the primary purpose or effect of which is to reconstitute all or a substantial part of such businesses in one or more successor entities;

      (b) the sale, lease, exchange or other disposition of all or substantially all of the assets of either P&O Princess or the Corporation, other than in a bona fide commercial transaction undertaken for a valid business purpose in which such company receives consideration with a fair market value reasonably equivalent to the assets disposed of and not as a part of a scheme, plan, transaction or series of related transactions the primary purpose of which is to collapse or unify the DLC Structure;

      (c) any adjustment to the Equalization Ratio, otherwise than in accordance with the provisions of the Equalization Agreement;

      (d) except where specifically provided for in such agreements, any amendment to the terms of, or termination of, the Equalization Agreement, the SVE Special Voting Deed, the Carnival Deed of Guarantee or the P&O Princess Deed of Guarantee (including, for the avoidance of doubt, the voluntary termination of either Deed of Guarantee);

      (e) any amendment to, removal or alteration of the effect of (which shall include the ratification of any breach of) any Carnival Entrenched Provision or any P&O Princess Entrenched Provision;

      (f) any amendment to, removal or alteration of the effect of (which shall include the ratification of any breach of) Article XII or XIII of the Articles of Incorporation that would cause, or at the time of implementation would be reasonably likely to cause, an Exchange Event described in clause
   (a) of the definition of such term in the P&O Princess Articles of Association to occur; and

      (g) the doing of anything which the Board of Directors and the P&O Princess Board agree (either in a particular case or generally), in their absolute discretion, should be approved as a Class Rights Action.

Notwithstanding anything in these By-Laws to the contrary, none of the foregoing actions may be taken by the Corporation unless it has been approved as a Class Rights Action in accordance with Section 2.19.

   Section 2.19  Procedure for Approval of Class Rights Actions.

      (a) If the Corporation proposes to take any Class Rights Action, such action shall require approval by a Majority Resolution (or, if Applicable Regulations, the Articles of Incorporation or these By-Laws require the action to be approved by a Supermajority Resolution, by the vote required thereby) of holders of Carnival Common Stock, holders of Other Voting Shares of the Corporation, and the Carnival SVC, voting together as a single class by ballot.

      (b) If the proposed Class Rights Action is approved by the requisite vote (as determined in accordance with the P&O Princess Memorandum and Articles) of the holders of P&O Princess Ordinary Shares and Other Voting Shares of P&O Princess entitled to vote thereon at the Parallel Shareholder Meeting of P&O Princess, the Carnival Special Voting Share shall have no votes with respect to such proposed Class Rights Action. If the proposed Class Rights Action is not approved by the requisite vote (as determined in accordance with the P&O Princess Memorandum and Articles) of the holders of P&O Princess Ordinary Shares and Other Voting Shares of P&O Princess, entitled to vote thereon at the Parallel Shareholder Meeting of P&O Princess:

          (i) if the resolution needs to be passed by a Majority Resolution, then the Carnival Special Voting Share shall be entitled to cast such number of votes representing the largest whole percentage that is less than the percentage of the number of votes as would be necessary to defeat a Majority Resolution if the total votes capable of being cast by the outstanding Carnival Common Stock and Other Voting Shares of Carnival that are entitled to vote pursuant to Applicable Regulations and/or the Carnival Articles and By-Laws (including the Carnival Special Voting Share) were cast in favour of the resolution at the Carnival Special Meeting, and all such votes shall be cast against approval of such resolution; and

          (ii) if the resolution needs to be passed by a Supermajority Resolution, then the Carnival Special Voting Share shall be entitled to cast such number of votes representing the largest whole percentage that is less than the percentage of the number of votes as would be necessary to defeat a Supermajority Resolution if the total votes capable of being cast by the outstanding Carnival Common Stock and Other Voting Shares of Carnival that are entitled to vote pursuant to Applicable Regulations and/or the Carnival Articles and By-Laws (including the Carnival Special Voting Share) were cast in favour of the resolution at the Carnival Special Meeting, and all such votes shall be cast against approval of such resolution.

      (c) If P&O Princess proposes to take any Class Rights Action, the Corporation shall convene a Special Meeting, unless such action is proposed for an Annual Meeting, as close in time as practicable to the P&O Princess shareholders meeting at which the P&O Princess resolution in respect of such Class Rights Action is to be proposed, and shall propose an Equivalent Resolution. Such Equivalent Resolution shall be proposed as a Majority Resolution, unless Applicable Regulations, the Articles of Incorporation or these By-Laws require the Class Rights Action to be approved by a Supermajority Resolution.

   Section 2.20 Procedural Resolutions. The Carnival Special Voting Share shall have no right to vote on any resolution of a procedural or technical nature, which does not adversely affect the shareholders of P&O Princess in any material respect, put to the Shareholders at a meeting ("Procedural Resolutions"), nor shall notice of such meeting to Shareholders be required to include reference to these matters. The Chairman of the Board will, in his absolute discretion, determine whether a resolution is a Procedural Resolution. Subject to the foregoing and without limitation, to the extent that such matters require the approval of Shareholders, any of the following shall be Procedural Resolutions:

      (a) that certain people be allowed to attend or be excluded from attending the meeting;

      (b) that discussion be closed and the question put to the vote (provided no amendments have been raised);

      (c) that the question under discussion not be put to the vote (where a shareholder feels the original motion should not be put to the meeting at all, if such original motion was brought during the course of that meeting);

      (d) to proceed with matters in an order other than that set out in the notice of the meeting;

      (e)  to adjourn the debate (for example, to a subsequent meeting);and

      (f)  to adjourn the meeting.

                                  ARTICLE III
                              Board of Directors

   Section 3.1 Powers. All powers of the Corporation, except those specifically reserved or granted to Shareholders by Applicable Regulation, the Articles of Incorporation or these By-Laws, are hereby granted to and vested in the Board of Directors; all such powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors.

   Section 3.2  Number and Term of Office.

      (a) The Board of Directors shall consist of no less than three (3) nor more than twenty-five (25) members. Directors need not be Shareholders. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

      (b) The Board of Directors shall consist of the identical individuals that constitute the P&O Princess Board.

   Section 3.3 Eligibility for Election, Effectiveness of Appointment, Reciprocal Appointment.

      (a) No person shall be a director of the Corporation unless they are also a director of P&O Princess. The appointment of a person as a director of the Corporation shall only take effect at the same time as that person's appointment as a director of P&O Princess takes effect.

      (b) If a person is appointed as a director of P&O Princess by the P&O Princess Board in accordance with the P&O Princess Memorandum and Articles, the Board of Directors shall also appoint that person as a director of the Corporation.

   Section 3.4 Vacancies. Vacancies on the Board of Directors shall be filled by a majority of the directors then in office, even though less than a quorum, provided that any such person is appointed to both the Board of Directors and P&O Princess Board at the same time. If only one director remains in office, this director shall have the power to fill all vacancies. If there are no directors, the Secretary may call a meeting at the request of any two shareholders of the Corporation for the purpose of appointing one or more directors.

   Section 3.5 Resignation of Directors. Any director of the Corporation may resign at any time by written notice to the Corporation. Such director must, concurrently with his or her resignation as director of the Corporation, also resign as director of P&O Princess. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, but in all events, only concurrently with the effectiveness of the director's resignation from the P&O Princess Board, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

   Section 3.6 Removal of Directors. Subject to the provisions of the Corporation Law, any or all of the directors may be removed with or without cause only by a Majority Resolution.

   Section 3.7 Disqualification of Directors. A director shall be disqualified from continuing to serve on the Board of Directors if (i) he ceases to be a director by virtue of any provisions of Applicable Regulation, the Articles of Incorporation or these By-Laws; (ii) he resigns from office by giving written notice to the Corporation or, having been appointed for a fixed term, the term expires or his office as a director is vacated pursuant to
Section 3.6; or (iii) he ceases to be a director of P&O Princess.

   Section 3.8 Organization. At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the vice chairman of the Board of Directors, if there be one or in their order of rank and seniority if more than one, the Chief Executive Officer, the President, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the Secretary, or, in his absence, an assistant secretary, or in the absence of the Secretary and the assistant secretaries, any person appointed by the chairman of the meeting shall act as secretary.

   Section 3.9 Place of Meeting. The Board of Directors may hold its meetings, both regular and special, at such place or places within or outside the Republic of Panama as the Board of Directors may from time to time appoint, or as may be designated in the notice calling the meeting.

   Section 3.10 Annual Meetings. On the day when and at the place where the Annual Meeting of Shareholders is held, and as soon as practicable thereafter, the Board of Directors may hold its annual meeting, for the purposes of organization, the election of officers and the transaction of other business. Such annual meeting may be held at any other time and place specified in a notice given as provided in Section 3.11 or in a waiver of notice thereof.

   Section 3.11 Regular Meetings. Unless otherwise required by the Board of Directors, regular meetings of the Board of Directors may be held without notice at such time and place as shall be designated from time to time by resolution of the Board of Directors. At such meetings, the directors may transact such business as may properly be brought before the meeting. If any day fixed for a regular meeting of the Board shall be a Saturday or Sunday or a legal holiday at the place where such meeting is to be held, then such meeting shall be held at the same hour at the same place on the first business day thereafter which is not a Saturday, Sunday or legal holiday.

   Section 3.12 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or the Secretary or by two or more directors. Notice of each such meeting shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone) or 48 hours (in the case of notice by electronic mail or facsimile) or 10 days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purpose or purposes of the meeting. If mailed, each notice shall be deemed given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States post office department. Such mailing shall be by first class mail.

   Section 3.13 Voting by Proxy. Each director may authorize another director to act for him by proxy at meetings of the Board of Directors, at meetings of committees of the Board of Directors of which he is a member and in giving a written consent in lieu of meetings of the Board of Directors and such committees on behalf of his appointor. A proxy to a director shall be given in an instrument in writing including a facsimile or similar communication method and shall be produced to the first meeting at which it is used or otherwise delivered to the Secretary of the Corporation. A proxy shall be conclusive evidence of its validity until notice of revocation of such proxy in writing including a facsimile or similar method of communication has been delivered to the Secretary of the Corporation.

   Section 3.14  Quorum, Manner of Acting, Adjournment and Action without
Meeting.

      (a) At all meetings of the Board of Directors the presence, in person or by proxy, of one-third of the total number of directors shall constitute a quorum for the transaction of business except as may be otherwise specifically provided by Applicable Regulation, the Articles of Incorporation or these By-Laws. The act of a simple majority of the directors present in person or by proxy at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by Applicable Regulation, the Articles of Incorporation or these By-Laws. A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Notice of any adjourned meeting of the Board need not be given to any director whether or not present at the time of the adjournment. Any business may be transacted at any adjourned meeting that might have been transacted at the meeting as originally called.

      (b) Any person who is himself a director and acting as a proxy for any other director shall be entitled to have one vote for each capacity in which he so acts (in addition to any vote he may have as a director).

      (c) Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all of the members of the Board of Directors or committee (or other proxies) consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board of Directors or committee.

   Section 3.15 Conference Telephone Meetings. One or more directors may participate in a meeting of the Board of Directors, or of a committee of the Board of Directors, by means of conference telephone or similar communications equipment by means of which all persons can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

   Section 3.16  Committees of the Board of Directors.

      (a) The Board of Directors may, by resolutions adopted by a majority vote of the entire Board of Directors, designate from among its members one or more other committees (having such name or names as may be determined from time to time by resolution adopted by the Board of Directors), each committee to consist of two or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

      (b) Any committee designated by the Board of Directors shall have and may exercise such powers and authorities as shall be provided in the resolution of the Board of Directors establishing such committee; but no committee of the Board of Directors shall have the power or authority in reference to the submission to Shareholders of any action that requires Shareholders' authorization under Applicable Regulation, the Articles of Incorporation, or these By-Laws, the filling of vacancies in the Board of Directors or in a committee, the fixing of the compensation of the directors for serving on the Board of Directors or on any committee, the adoption of an agreement of merger or consolidation, the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to Shareholders a dissolution of the Corporation or revocation of a dissolution, the amendment or repeal of the By-Laws or the adoption of new By-Laws, or the amendment or repeal of any resolution of the Board of Directors other than one which is by its terms so amendable or repealable.

   Section 3.17 Compensation of Directors. Each director, in consideration of his service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Each director who shall serve as a member of any committee of directors in consideration of his serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in the performance of his duties. Nothing contained in this section shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

   Section 3.18 Specific and General Powers of Directors. Subject to any regulations from time to time made by Shareholders, the Board of Directors shall have the management of the affairs, business and property of the Corporation and may do all such acts as are not prohibited by Applicable Regulation, by the Articles of Incorporation, or by these By-Laws, and as are not reserved to the Shareholders.

   Section 3.19  Directors' Power to Give Effect to the DLC Agreements.

      (a) The directors are authorized to operate and carry into effect the Equalization Agreement, the SVE Special Voting Deed and the Carnival Deed of Guarantee with full power to:

          (i) enter into, operate and carry into effect any further or other agreements or arrangements with or in connection with P&O Princess or the holder of the P&O Princess Special Voting Share; and

          (ii) do all such things as, in the opinion of the directors, are necessary or desirable for the application, implementation, protection, furtherance or maintenance of the dual listed company relationship with P&O Princess constituted by or arising out of any agreement or arrangement.

      (b) Subject to Applicable Regulation, nothing done by any director in good faith pursuant to such authority and obligations shall constitute a breach of the fiduciary duties of such director to the Corporation or Shareholders. In particular, the directors shall, in addition to their duties to the Corporation, be entitled to have regard to the interests of the Combined Shareholders as if the Corporation and P&O Princess were a single legal entity. They are also authorized to provide to P&O Princess and any officer, employee or agent of P&O Princess any information relating to the Corporation.

   Section 3.20 Discretionary Matters. The Board of Directors may, by agreement with the P&O Princess Board:

      (a) decide to seek the approval of the shareholders (or any class of shareholders) of either or both of the Corporation and P&O Princess for any matter that would not otherwise require such approval;

      (b) require any Joint Electorate Action to be approved instead as a Class Rights Action; or

      (c) specify a higher majority vote than the required majority that would otherwise be required for any shareholder vote provided for in Section 2.7.

                                  ARTICLE IV
                                   Officers

   Section 4.1 Number, Qualifications and Designation. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, one or more vice presidents, a Secretary, a Treasurer, and such other officers as may be elected or appointed in accordance with the provisions of Section 4.2. Officers may be of any nationality and need not be residents or citizens of the Republic of Panama. One person may hold more than one office. Officers may be, but need not be, directors of the Corporation or Shareholders.

   Section 4.2 Election and Term of Office. The officers of the Corporation, except those appointed by delegated authority pursuant to Section 4.3, shall be elected annually by the Board of Directors, and each such officer shall hold his office until his successor shall have been elected or appointed and qualified, or until his earlier death, resignation or removal. More than two offices may be held by the same person. Any officer may resign at any time upon written notice to the Corporation. Any officer elected by the Board of Directors or appointed by delegated authority may be removed at any time with or without cause by the affirmative vote of a majority of members of the Board of Directors then in office. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any vacancy occurring in the office of the Corporation may be filled by the Board of Directors.

   Section 4.3 Powers and Duties. The Chairman of the Board, or, if a Chairman of the Board has not been chosen or is unavailable, the Vice-Chairman of the Board, or, if neither has been chosen or are unavailable, the President, shall preside at all meetings of the Shareholders and of the Board. The Chairman of the Board and the Vice-Chairman of the Board may be executive officers of the Corporation and shall exercise such executive duties as may be prescribed from time to time by the Board. The officers and agents of the Corporation shall each have such powers and perform such duties in the management of the business and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board.

   Section 4.4 Other Officers, Subordinate Officers, Non-Board Committees and Agents. The Board of Directors may from time to time elect such other officers and appoint such employees or other agents, or such committees (not constituting committees of the Board of Directors), as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these By-Laws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee of the Board of Directors referred to in Section
3.16 the power to appoint subordinate officers and to retain or appoint employees or other agents, or committees (not constituting committees of the Board of Directors) and to prescribe the authority, duties and compensation of such subordinate officers, committees, employees or other agents.

                                   ARTICLE V
                     Certificates of Stock, Transfer, Etc.

   Section 5.1 Issue. Each Shareholder shall be entitled to a certificate or certificates for shares of the Corporation owned by him upon his request thereof. All share certificates of the Corporation shall be issued in registered form only, consistent with the provisions of Article 27 of the Corporation Law. They shall be signed by the President or a vice president and by the Secretary or an assistant secretary or the Treasurer or an assistant treasurer, and may bear the corporate seal, which may be a facsimile. The signatures of the officers upon such certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employees. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer before the certificate is issued it may be issued or delivered with the same effect as if he were such officer at the date of its issue or delivery. The Corporation shall keep a record containing the names and addresses of all registered Shareholders, the number and class of shares held by each and the date when they respectively became the owners of record thereof.

   Section 5.2  Transfer.

      (a) Transfer of shares issued in the name of a holder of record shall be made only on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted and upon surrender of and cancellation of the certificate therefor. Every transfer of shares by holders of record shall be entered on the stock book of the Corporation. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for registered shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No transfer of shares of capital stock shall be valid as against the Corporation, its shareholders and creditors for any purpose except to render the transferee liable for the debts of the Corporation to the extent provided by law until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

      (b) Any applicant wishing to transfer shares shall pay to the Corporation any stamp or other duties or taxes payable in respect of the transfer, together with any charges imposed by the Corporation in respect of such transfer, all prior to and as a condition precedent to the issuance of any new certificates to such applicant.

   Section 5.3 Transfer of the Carnival Special Voting Share. No transfer of the Carnival Special Voting Share will take effect until the transfer has been approved in accordance with the SVE Special Voting Deed and until the transferee has agreed to be bound by the terms of the SVE Special Voting Deed.

   Section 5.4 Lost, Stolen, Destroyed or Mutilated Certificates. The holder of any shares of capital stock of the corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

   Section 5.5 Record Holder of Shares. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of registered shares to receive dividends, to vote and to exercise any other rights in respect of the shares held as the owner thereof.

   Section 5.6 Determination of Shareholders of Record. In order that the Corporation may determine the holders of registered shares entitled to notice of meeting of Shareholders, or entitled to express consent to or dissent from any proposed corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of shares or for the purposes of any other action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no such record is fixed:

      (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held;

      (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and

      (c) The record date for determining stockholders for any purpose other than those specified in subsections (a) and (b) shall be at the close of business on the day on which the Board adopts resolution relating thereto.

A determination of registered Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; except that the Board of Directors may fix a new record date for an adjourned meeting.

                                  ARTICLE VI
                                    Notices

   Section 6.1 Notice to Corporation. Whenever, under the provisions of the statutes of the Republic of Panama or the Articles of Incorporation or these By-Laws, any notice, request, demand or other communication is required to be or may be given or made to the Corporation, it shall also not be construed to mean that such notice, request, demand or other communication must be given or made in person, but the same may be given or made to the Corporation by mail or facsimile. Any such notice, request, demand or other communication shall be considered to have been properly given or made, in the case of mail when deposited in the mail, and in other cases when transmitted by the party giving or making the same, directed to the Corporation at its then registered address, provided that a copy of the same is sent by like medium of communication to the attention of the secretary at the Corporation's then principal place of business.

   Section 6.2  Waiver of Notice.

      (a) Whenever any written notice is required to be given under the provision of Applicable Regulation, the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

      (b) Attendance of a person, either in person or by proxy, at any meeting, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice of such meeting.

                                  ARTICLE VII
                                Indemnification

   Section 7.1 Indemnification of Officers and Directors. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation or P&O Princess, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section
7.1 shall be deemed to be a contract between the Corporation and each director and officer of the Corporation or P&O Princess who serves in such capacity at any time while this Article VII and the relevant provisions of the Corporation Law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

   Section 7.2 Indemnification of Other Persons. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an employee or agent of the Corporation or P&O Princess, or is or was serving at the request of the Corporation or P&O Princess as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from he foregoing provisions.

   Section 7.3 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or P&O Princess, or is or was serving at the request of the Corporation or P&O Princess as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Sections 7.1 and 7.2 hereof or under the Corporation Law or any other provision of law.

                                 ARTICLE VIII
                              General Provisions

   Section 8.1  Dividends.

      (a) Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, and the Equalization Agreement, may be declared by the Board of Directors at any regular or special meeting, pursuant to Applicable Regulation. Dividends may be paid in cash, in property or in shares of the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation and the Equalization Agreement. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

      (b) The Corporation or other person paying any dividend or issuing any right on behalf of the Corporation shall be entitled to withhold therefrom any taxes required to be withheld by the laws and regulations of any taxing authority having jurisdiction in the circumstances.

   Section 8.2 Contracts. Except as otherwise provided in these By-Laws, the Board of Directors may authorize any officer or officers or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the Corporation and such authority may be general or confined to specific instances.

   Section 8.3 Loans. The President or any other officer, employee or agent authorized to do so by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or the property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances or otherwise limited.

   Section 8.4 Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

   Section 8.5 Deposits. The funds of the Corporation otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositaries as the Board may select or as may be selected by a officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

   Section 8.6 Corporate Seal. The corporate seal shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Republic of Panama." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

   Section 8.7 Corporate Records. Every Shareholder shall, upon written demand stating the purpose thereof, have a right to inspect, in person or by agent or attorney, during the usual hours of business, for a purpose reasonably related to his interests as a Shareholder, the share register, books of account, and minutes of all proceedings, and make copies or extracts therefrom.

   Section 8.8 Fiscal Year. The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the Board.

   Section 8.9 Amendment of By-Laws. These By-Laws may be amended in accordance with the Articles of Incorporation.

   Section 8.10 Effective Date. Any amendment to or any amendment and restatement of these By-Laws shall govern the affairs of the Corporation from and after the date stated in the resolution adopting the same.

                                  ARTICLE IX
                                  Definitions

   Section 9.1  For purposes of these By-Laws:

   "Amendment Date" means [.], 2003.

   "Annual Meeting" means the annual meeting of the Shareholders as described in Section 2.2.

   "Applicable Exchange Rate" means, in relation to any proposed Distributions by the Corporation and P&O Princess in relation to which a foreign exchange rate is required, the average of the closing mid-point spot US dollar-sterling exchange rate on the five Business Days ending on the Business Day before the Distribution Determination Date relating to such Distributions (as shown in the London edition of the Financial Times, or such other point of reference as the parties shall agree), or such other spot US dollar-sterling exchange rate or average US dollar-sterling exchange rate as at such other date (or over such other period) before a Distribution Determination Date as the Board of Directors and the P&O Princess Board shall agree, in each case rounded to five decimal places.

   "Applicable Regulation" means

      (a) any law, statute, ordinance, regulation, judgment, order, decree, license, permit, directive or requirement of any Governmental Agency having jurisdiction over the Corporation; and

      (b)  the rules, regulations, and guidelines of:

          (i) any stock exchange or other trading market on which any shares or other securities or depositary receipts representing such shares or securities of the Corporation or P&O Princess are listed, traded or quoted; and

          (ii) any other body with which entities with securities listed or quoted on such exchanges customarily comply,

(but, if not having the force of law, only if compliance with such directives, requirements, rules, regulations or guidelines is in accordance with the general practice of persons to whom they are intended to apply) in each case for the time being in force and taking account all exemptions, waivers or variations from time to time applicable (in particular situations or generally) to the Corporation or, as the case may be, P&O Princess.

   "Articles of Incorporation" means the articles of incorporation of the Corporation, as amended from time to time.

   "Board of Directors" or "Board" means the board of directors of the Corporation (or a duly authorized committee of the board of directors of the Corporation) from time to time.

   "Carnival Common Stock" has the same meaning as described in the Articles of Incorporation.

   "Carnival Deed of Guarantee" means the deed of guarantee dated as of [.], 2003, between the Corporation and P&O Princess pursuant to which the Corporation guarantees certain obligations of P&O Princess for the benefit of certain future creditors of P&O Princess, as amended from time to time.

   "Carnival Entrenched Provision" shall have the meaning given to such term in the Articles of Incorporation.

   "Carnival Equivalent Number" means the number of shares of Carnival Common Stock that have the same rights to distributions of income and capital and voting rights as one P&O Ordinary Share. Initially, the Carnival Equivalent Number shall be 0.30040, but it shall adjust as provided in Clause 4 of the Equalization Agreement and the Schedule thereto. In all cases, the Carnival Equivalent Number shall be rounded to five decimal places;

   "Carnival Special Voting Share" means the special voting share, par value $.01 per share, of the Corporation.

   "Carnival SVC" means the holder, from time to time, of the Carnival Special Voting Share.

   "Carnival SVC Owner" shall mean the holder, from time to time, of the equity interests in Carnival SVC.

   "Class Rights Action" means any of the actions listed in Section 2.18.

   "Combined Shareholders" means the holders of Carnival Common Stock and the holders of P&O Princess Ordinary Shares.

   "Corporation" means Carnival Corporation, a corporation organized and existing in accordance with the laws of the Republic of Panama.

   "Corporation Law" shall mean Law 32 of the Corporation Law of 1927 of the Republic of Panama, as amended.

   "Deeds of Guarantee" means the Carnival Deed of Guarantee and the P&O Princess Deed of Guarantee.

   "Disenfranchised Carnival Common Stock" has the meaning in the Articles of Incorporation.

   "Equalization Agreement" means the Equalization and Governance Agreement, dated as of [.], 2003, between the Corporation and P&O Princess, as amended from time to time.

   "Equalization Ratio" means the ratio of (i) one P&O Princess Ordinary Share to (ii) the Carnival Equivalent Number;

   "Equalization Share" shall mean, in relation to the Corporation, any share designated as an Equalization Share in the Corporation from time to time by the Board and, in relation to P&O Princess, the Equalization Share of (Pounds)50,000 in the capital of P&O Princess.

   "Equivalent Resolution" means a resolution of either the Corporation or P&O Princess that is equivalent in nature and effect to a resolution of the other company.

   "Governmental Agency" means a court of competent jurisdiction or any government or any governmental, regulatory, self-regulatory, or administrative authority, agency, commission, body or other governmental entity and shall include any relevant competition authorities, the U.S. Securities and Exchange Commission, the New York Stock Exchange, the UK Panel on Takeovers and Mergers, the London Stock Exchange and the UK Listing Authority.

   "Implementation Agreement" means the Offer and Implementation Agreement, dated as of January 8, 2003, between the Corporation and P&O Princess.

   "Joint Electorate Action" has the meaning set forth in Section 2.16.

   "Liquidation" means, with respect to either the Corporation or P&O Princess, any liquidation, winding up, receivership, dissolution, insolvency or equivalent proceedings pursuant to which the assets of such company will be liquidated and distributed to creditors and other holders of provable claims against such company.

   "London Stock Exchange" means the London Stock Exchange plc.

   "Majority Resolution" means a resolution duly approved at a meeting of the Corporation's Shareholders by the affirmative vote of a majority of all the votes cast on such resolution by all shareholders of the Corporation entitled to vote thereon (including, where applicable, the Carnival SVC) who are present in person or by proxy at such meeting; provided that abstentions shall not be deemed to be "votes cast" for these purposes.

   "New York Stock Exchange" means the New York Stock Exchange, Inc.

   "Ordinary Shares" means that Carnival Common Stock and the P&O Princess Ordinary Shares, as the context requires.

   "Other Voting Shares" means, with respect to any resolution to be acted on by the shareholders of the Corporation or P&O Princess, as the case may be, such shares of capital stock of that company that are entitled to vote on such resolution at a meeting of the shareholders of such company, other than the Carnival Special Voting Share, the P&O Princess Special Voting Share and the Ordinary Shares (including the Disenfranchised Carnival Common Stock).

   "P&O Princess Articles" means the P&O Princess articles of association, as amended from time to time.

   "P&O Princess" means P&O Princess Cruises plc, a public limited company incorporated in England and Wales.

   "P&O Princess Board" means the Board of Directors of P&O Princess.

   "P&O Princess Deed of Guarantee" means the deed of guarantee dated as of [.], 2003, between P&O Princess and the Corporation whereby P&O Princess agrees to guarantee certain obligations of the Corporation for the benefit of certain future creditors of the Corporation, as amended from time to time.

   "P&O Princess Entrenched Provision" means those provisions designated as such in the P&O Princess Memorandum and Articles.

   "P&O Princess Equivalent Number" has the meaning given in the definition of "Equalization Ratio."

   "P&O Princess Memorandum and Articles" means the P&O Princess memorandum and articles of association, as amended from time to time.

   "P&O Princess Ordinary Shares" has the meaning given to in the P&O Princess Articles.

   "P&O Princess Special Voting Share" means the special voting share of (Pounds)1 in P&O Princess.

   "P&O Princess SVT" shall mean P&O Princess Special Voting Trust, a trust
organized under the laws of       , or such other entity as replaces it
pursuant to the terms of the SVE Special Voting Deed.

   "P&O Princess SVT Agreement" shall mean the Voting Trust Agreement, forming P&O Princess SVT, between P&O Princess Trustee and Carnival, dated as of [.] 2003, as amended from time to time.

   "P&O Princess Trustee" means [.], as trustee of P&O Princess SVT pursuant to the P&O Princess SVT Agreement (or any successor trustee appointed pursuant to Section 7.08 thereof).

   "Parallel Shareholder Meeting" means, in relation to P&O Princess, any meeting of the shareholders of P&O Princess which is:

      (a) nearest in time to, or is contemporaneous with, the meeting of the Shareholders of the Corporation and at which some or all of the same resolutions or some or all Equivalent Resolutions are to be considered; or

      (b) designated by the P&O Princess Board as the parallel meeting of shareholders of a particular meeting of Shareholders of the Corporation.

   "Procedural Resolutions" shall have the meaning set forth in Section 2.20.

   "Shareholders" means the holders of shares of the Corporation's capital stock.

   "Special Meeting" means a meeting of the Shareholders other than an Annual Meeting as described in Section 2.4.

   "Special Voting Share" means, in relation to the Corporation, the Carnival Special Voting Share and, in relation to P&O Princess, the P&O Princess Special Voting Share.

   "Supermajority Resolution" means a resolution required by Applicable Regulations, the Articles of Incorporation or these By-Laws, as relevant, to be approved by a higher percentage of votes cast than required under a Majority Resolution, or where the percentage of votes in favour and against the resolution is required to be calculated by a different mechanism to that required by a Majority Resolution.

   "SVE Special Voting Deed" means the SVE Special Voting Deed, dated as of [.], 2003, by and among the Corporation, Carnival SVC, Carnival SVC Owner, P&O Princess and P&O Princess Trustee, as amended from time to time.

                                                                      Annex A-6

                                                                    AGREED FORM

                            THE COMPANIES ACT 1985

                               -----------------

                      A PUBLIC COMPANY LIMITED BY SHARES

                               -----------------

                           MEMORANDUM OF ASSOCIATION

                                      of

                           P&O PRINCESS CRUISES PLC

                               -----------------

1. The name of the Company is "P&O Princess Cruises plc".

2. The Company is to be a public company.

3. The registered office of the Company is to be situated in England and Wales.

4. The objects for which the Company is established are:

    4.1To enter into, operate and carry into effect the Equalization and Governance Agreement between the Company and Carnival Corporation, a corporation organized under the laws of the Republic of Panama ("Carnival"), the SVE Special Voting Deed among, inter alia, the Company, Carnival, Carnival SVC Limited, a limited liability company organized under the laws of England and Wales, [.] as trustee of the P&O Princess Special Voting Trust, a trust organized under the laws of
             , [.] and [.] and the Deed of Guarantee made between the Company and Carnival in favour of certain creditors of Carnival each as described in the circular to shareholders of the Company dated [.] 2003 with full power to:

       4.1.1 agree any amendment or termination of all or any of the terms of the said Agreement or the said Deeds in accordance with the terms thereof;

       4.1.2 enter into, operate and carry into effect any further or other agreements or arrangements with or in connection with Carnival; and

       4.1.3 do all such things as in the opinion of the Directors are necessary or desirable for the furtherance of this object or for the furtherance, maintenance or development of the relationship with Carnival constituted by or arising out of any agreement, deed or other arrangement mentioned in or made in accordance with this sub-clause.

   4.2.

       4.2.1 To carry on the business of ship and boat owners, forwarding and general agents, organising and conducting cruises, tours, holidays and excursions and to carry on the business as carriers of passengers and goods by sea, river, land and air, travel agents, tourist agents and contractors, insurance brokers, agents for the operators of sea, river, land and air carriage undertakings, and to provide passengers, travellers and tourists with hotel and other services and conveniences of all kinds.

       4.2.2 To co-ordinate, finance and manage all or any part of the operations of any company which is a subsidiary company of or otherwise under the control of the Company and generally to carry on the business of a holding company.

       4.2.3 To carry out such operations and to manufacture or deal with such goods and to purchase or otherwise acquire, take options over, construct, lease, hold, manage, maintain, alter, develop, exchange or deal with such property, rights or privileges (including the whole or part of the business, property or liabilities of any other person or company) as may seem to the board of directors directly or indirectly to advance the interests of the Company.

       4.2.4 To enter into such commercial or other transactions in connection with any trade or business of the Company as may seem to the board of directors desirable for the purpose of the Company's affairs.

       4.2.5 To apply for, purchase or otherwise acquire, protect, maintain and renew any patents, patent rights, trade marks, designs, licences and other intellectual property rights of all kinds or any secret or other information as to any invention and to use, exercise, develop or grant licences in respect of, or otherwise turn to account the property, rights or information so acquired and to experiment with any such rights which the Company may propose to acquire.

       4.2.6 To invest and deal with the moneys of the Company not immediately required in any manner and hold and deal with any investment so made.

       4.2.7 To pay or to provide or to make such arrangements for providing such gratuities, pensions, benefits, share option and acquisition schemes, loans and other matters and to establish, support, subsidise and subscribe to any institutions, associations, clubs, schemes, funds or trusts (whether to or for the benefit of present or past directors or employees of the Company or its predecessors in business or of any company which is a subsidiary company of the Company or is allied to or associated with the Company or with any such subsidiary company or to or for or for the benefit of persons who are or were related to or connected with or dependants of any such directors or employees) as may seem to the board of directors directly or indirectly to advance the interests of the Company.

       4.2.8 To draw, make, accept, endorse, discount, negotiate, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable and transferable instruments.

       4.2.9 To act as agents, brokers or trustees, and to enter into such arrangements (whether by way of amalgamation, partnership, profit sharing, union of interests, co-operation, joint venture or otherwise) with other persons or companies as may seem to the board of directors to advance the interests of the Company and to vest any property of the Company in any person or company on behalf of the Company and with or without any declaration of trust in favour of the Company.

       4.2.10 To apply for, promote and obtain any Act of Parliament, charter, privilege, concession, licence or authorisation of any government, state or municipality, or any other department or authority, or enter into arrangements with any such body, for enabling the Company to carry any of its objects into effect or for extending any of the powers of the Company or for effecting any modification of the constitution of the Company or for any other purpose which may seem to the board of directors to be expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the interests of the Company.

       4.2.11 To sell, lease, dispose of, grant rights over or otherwise deal with the whole or any part of the undertaking, property or assets of the Company on such terms as the board of directors may decide, and to distribute any property or assets of the Company of whatever kind in specie among the members of the Company.

       4.2.12 To pay for any rights or property acquired by the Company or any of its subsidiaries and to remunerate any person or company, whether by cash payment or by the allotment of shares, debentures or other securities of the Company credited as paid up in full or in part, or by any other method the board of directors thinks fit.

       4.2.13 To establish or promote companies and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire, hold, dispose of and deal with, and guarantee the payment of interest, dividends and capital on all or any of the shares, debentures, debenture stock or other securities or obligations of any company or association and to pay or provide for brokerage, commission and underwriting in respect of any such issue on such terms as the board of directors may decide.

       4.2.14 To carry on through any subsidiary or associated company any activities which the Company is authorised to carry on and to make any arrangements whatsoever with such company (including any arrangements for taking the profits or bearing the losses of any such activities) as the board of directors thinks fit.

       4.2.15 To raise or borrow money in such manner as the board of directors thinks fit and to receive deposits and to mortgage, charge, pledge or give liens or other security over the whole or any part of the Company's undertaking, property and assets (whether present or future), including its uncalled capital, for such purposes and in such circumstances and on such terms and conditions as the board of directors thinks fit.

       4.2.16 To lend or advance money and to give credit and to enter (whether gratuitously or otherwise) into guarantees or indemnities of all kinds, and whether secured or unsecured, whether in respect of its own obligations or those of some other person or company, in such circumstances and on such terms and conditions as the board of directors thinks fit.

       4.2.17 To pay or agree to pay all or any of the promotion, formation and registration expenses of the Company.

       4.2.18 To contribute to or support any public, general, political, charitable, benevolent or useful object, which it seems to the board of directors to be in the interests of the Company or its members to contribute to or support.

       4.2.19 To do all or any of the things stated in this clause 4 in any part of the world whether as principal, agent or trustee or otherwise and either alone or jointly with others and either by or through agents, subcontractors, trustees or otherwise.

       4.2.20 To do all such other things as the board of directors considers will further the interests of the Company or to be incidental or conducive to the attainment of all or any of the objects stated in this clause 4.

5. The objects stated in each part of clause 4 shall not be restrictively construed but shall be given the widest interpretation. In clause 4, the word "company" shall be deemed, except where used to refer to the Company, to include any partnership or other body of persons, whether corporate or unincorporate and whether domiciled in the United Kingdom or elsewhere. Except where the context expressly so requires, none of the sub-clauses of clause 4, or the objects stated in clause 4, or the powers conferred by clause 4 shall be limited by, or be deemed subsidiary or auxiliary to, any other sub-clause of clause 4, or any other object stated in clause 4 or any other power conferred by clause 4.

6. The liability of the members is limited.

7. The share capital of the Company is (Pounds)50,000 divided into 2 subscriber shares of (Pounds)1 each and 49,998 redeemable preference shares of (Pounds)1 each/(1)/.
--------
/(1)/This is the share capital of the Company as at 28 July 2000. A statement of the Company's share capital on incorporation is given at the end of the memorandum of association.

We, the subscribers to this memorandum of association, wish to be formed into a company pursuant to this memorandum. We agree to take the number of shares shown opposite our respective names.

             Name and address of subscriber Number of shares taken

             Michael Gradon                   One Subscriber Share

             The Summer House
             18 Granville Road
             Limpsfield, Oxted
             Surrey
             RH8 0DA

             Nicholas Luff                    One Subscriber Share

             30 Kings Avenue
             Carshalton
             Surrey
             SM5 4NX
                                                Total shares taken

                                             Two Subscriber Shares

Date:

Witness to signatures:

                                                                      Annex A-7

                                                                    AGREED FORM

                               -----------------

                      A PUBLIC COMPANY LIMITED BY SHARES

                               -----------------

                            ARTICLES OF ASSOCIATION

                                      of

                           P&O PRINCESS CRUISES PLC

                                 (the Company)
                                  ([      ])

                               -----------------

     CONTENTS                                                      ARTICLE
     --------                                                      -------
     Preliminary.................................................. 1-2
     Construction................................................. 3-15
     Share Capital................................................ 16-34
     Redeemable Shares............................................ 35-51
     Variation of Rights.......................................... 52
     Share Certificates........................................... 53-55
     Lien......................................................... 56-59
     Calls on Shares.............................................. 60-66
     Forfeiture and Surrender..................................... 67-73
     Transfer of Shares........................................... 74-83
     Transmission of Shares....................................... 84-87
     Alteration of Share Capital.................................. 88-91
     Purchase of Own Shares....................................... 92
     General Meetings............................................. 93-98
     Notice of General Meetings................................... 99-110
     Proceedings at General Meetings.............................. 111-123
     Voting rights and procedures under the Equalization Agreement 124-146
     Voting rights and procedures................................. 147-160
     Proxies and Corporate Representatives........................ 161-169
     Number of Directors.......................................... 170
     Appointment and Retirement of Directors...................... 171-181
     Alternate Directors.......................................... 182-187
     Powers of the Board.......................................... 188-190
     Delegation of powers of the Board............................ 191-194
     Disqualification and Removal of Directors.................... 195
     Remuneration of Non-Executive Directors...................... 196-197
     Directors' Expenses.......................................... 198
     Executive Directors.......................................... 199-201
     Directors' Interests......................................... 202-203
     Gratuities, Pensions and Insurance........................... 204-207
     Proceedings of the Board..................................... 208-217
     Secretary.................................................... 218
     Minutes...................................................... 219-220
     The Seal..................................................... 221-223
     Registers.................................................... 224-225
     Dividends.................................................... 226-247
     Capitalisation of Profits and Reserves....................... 248
     Record Dates................................................. 249
     Accounts..................................................... 250-252
     Notices...................................................... 253-265
     Destruction of Documents..................................... 266-267
     Untraced Shareholders........................................ 268-271
     Liquidation.................................................. 272-276
     Share Control Limit.......................................... 277-285
     Combined Group Excess Shares................................. 286
     Voting Control............................................... 287
     Indemnity.................................................... 288
     Mandatory Exchange........................................... 289-292

PRELIMINARY

Table A

1. Regulations in Table A as in force at the date of the incorporation of the Company shall not apply to the Company.

Definitions

2. In these Articles, except where the subject or context otherwise requires:

   "Act" means the Companies Act 1985 including any modification or re-enactment of it for the time being in force;

   "Acting in Concert" has the same meaning as it has in the City Code provided that, notwithstanding anything to the contrary, none of (x) the Arison Group, (y) the Carnival Group or (z) the P&O Princess Group (each, a "Non-Concert Group"), shall be deemed to be Acting in Concert with any other Non-Concert [Group] for the purposes of these Articles;

   "Action" means, in relation to Carnival or the Company, any action affecting the amount or nature of issued share capital of such company, including any non-cash Distribution, offer by way of rights, bonus issue, sub-division or consolidation, or buy-back;

   "Acts" means the Act and all other statutes and subordinate legislation for the time being in force concerning companies so far as they apply to the Company;

   "address" in relation to electronic communications, includes any number or address used for the purposes of such communications;

   a person shall be treated as "Appearing to be Interested" in any Ordinary Shares if:

    (a)the Company has received a notification which either:

       (i)states that such person is, or may be, Interested in such Ordinary Shares;

      (ii)fails to establish the identities of those Interested in the Ordinary Shares and (after taking into account any notification and any relevant information) the directors know or have reasonable cause to believe that the person in question is, or may be, Interested in the Ordinary Shares; or

    (b)the directors know or have reasonable cause to believe that the person in question is, or may be, Interested in the Ordinary Shares;

   "Applicable Exchange Rate" means, in relation to any proposed Distributions by the Company and Carnival in relation to which a foreign exchange rate is required, the average of the closing mid-point spot US dollar-sterling exchange rate on the five Business Days ending on the Business Day before the Distribution Determination Date relating to such Distributions (as shown in the London edition of the Financial Times, or such other point of reference as the parties shall agree), or such other spot US dollar-sterling exchange rate or average US dollar-sterling exchange rate as at such other date (or over such other period) before a Distribution Determination Date as the Board and the Board of Carnival shall agree, in each case rounded to five decimal places;

   "Applicable Regulations" means;

    (a)any law, statute, ordinance, regulation, judgement, order, decree, licence, permit, directive or requirement of any Governmental Agency having jurisdiction over P&O Princess and/or Carnival; and

    (b)the rules, regulations, and guidelines of:

       (i)any stock exchange or other trading market on which any shares or other securities or depositary receipts representing such shares or securities of either P&O Princess or Carnival are listed, traded or quoted; and

      (ii)any other body with which entities with securities listed or quoted on such exchanges customarily comply,

       (but, if not having the force of law, only if compliance with such directives, requirements, rules, regulations or guidelines is in accordance with the general practice of persons to whom they are intended to apply) in each case for the time being in force and taking account all exemptions, waivers or variations from time to time applicable (in particular situations or generally) to the Company or, as the case may be, Carnival;

   "Arison Group" shall mean each of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses or children or lineal descendants of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison of their spouses, any trust established by Theodore Arison, any trust established for the benefit of any Arison family member mentioned in this definition, or any "person" (as such term is used in Section 13(d) or 14(d) of the United States Securities Exchange Act of 1934), directly or indirectly, controlling, controlled by or under common control with any Arison family member mentioned in this definition or any trust established for the benefit of any such Arison family member or any charitable trust or non-profit entity established by a member of the Arison Group but excluding (for the avoidance of doubt) Carnival, the Company or any of their respective Subsidiaries or affiliates.

   "Articles" means these articles of association as altered from time to time by special resolution;

   "Associated Tax Credit" means, in relation to any Distribution proposed to be made by the Company, the amount of any imputed or associated Tax credit or rebate or exemption (or the value of any other similar associated Tax Benefit) which would be available to a holder of P&O Princess Ordinary Shares receiving or entitled to receive the Distribution, together with the amount of any credit or benefit in respect of any Tax required to be deducted or withheld from the Distribution by or on behalf of the Company;

   "Auditors" means the auditors of the Company;

   "beneficially own" shall mean to possess beneficial ownership as determined under Rule 13d-3 under the U.S. Securities Exchange Act of 1934;

   "Board" means the board of directors of the Company (or a duly authorised committee of the board of directors of the Company) from time to time;

   "Board of Carnival" means the board of directors of Carnival (or a duly authorised committee of the board of directors of Carnival) from time to time;

   "Business Day" means any day other than a Saturday, Sunday or day on which banking institutions in the cities of both New York and London are authorised or obligated by law or executive order to close in the United Sates or England (or on which day such banking institutions are open solely for trading in euros);

   "Carnival" means Carnival Corporation;

   "Carnival Common Stock" has the meaning set out in the Carnival Constitution;

   "Carnival Constitution" means the Articles of Incorporation and By-Laws of Carnival as amended from time to time;

   "Carnival Entrenched Provisions" means the Carnival Entrenched Articles and the Carnival Entrenched By-Laws as defined in the Carnival Constitution;

   "Carnival Equivalent Number" means the number of shares of Carnival Common Stock that have the same rights to distributions of income and capital and voting rights as one P&O Ordinary Share. Initially, the Carnival Equivalent Number shall be 0.30040 but it shall adjust as provided in Clause 4 of the Equalization Agreement and the Schedule thereto. In all cases, the Carnival Equivalent Number shall be rounded to five decimal places;

   "Carnival Group" means Carnival and its Subsidiaries and associated undertakings from time to time;

   "Carnival Guarantee" means the guarantee of the same date as the Equalization Agreement between Carnival and the Company under which Carnival agrees to guarantee certain obligations of the Company for the benefit of certain future creditors of the Company, as amended from time to time;

   "Carnival Special Voting Share" means the special voting share in the capital of Carnival having the rights set out in the Carnival Constitution;

   "Carnival SVC" means the holder, from time to time, of the Carnival Special Voting Share;

   "Carnival SVC Owner" means the holder, from time to time, of the equity interests in Carnival SVC;

   "certificated share" means a share in the capital of the Company that is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly;

   "Charitable Beneficiary" means any registered charity or similar body or organisation;

   "City Code" means the UK City Code on Takeovers and Mergers as amended from time to time (including any supplemental or replacement Applicable Regulations), and including any actions required, or approved, by any relevant governing or supervisory body with authority in relation to the UK City Code on Takeovers and Mergers (or any replacement);

   "Class Rights Action" means any of the actions listed in Article 124;

   "clear days" in relation to the sending of a notice means the period excluding the day on which a notice is sent or deemed to be sent and the day for which it is sent or on which it is to take effect;

   "Combined Group" means the Company, Carnival and their respective subsidiaries;

   "Combined Group City Code Limit" means, at any time (i) with respect to any person other than a Significant Combined Group Holder (or persons Acting in Concert), such Ordinary Shares (which may include either or both of P&O Princess Ordinary Shares and Carnival Common Stock) representing, in aggregate and after giving effect to the Equalization Ratio, the right to cast 30 per cent. of the votes on a Joint Electorate Action from time to time, or (ii) with respect to a Significant Combined Group Holder only, any further Ordinary Shares (which may include either or both of P&O Princess Ordinary Shares or Carnival Common Stock) which increase that person's percentage of votes which could be cast on a Joint Electorate Action from time to time;

   "Combined Group Excess Shares" means the Ordinary Shares designated as such pursuant to Article 279;

   "Combined Group Excess Share Trust" means any trust established by the Company for the purposes, inter alia, of holding Combined Group Restricted Shares on behalf of, and for the benefit of, a Charitable Beneficiary;

   "Combined Group Excess Share Trustee" means any body corporate, association or other person appointed as a trustee by the Company who is empowered to hold, possess, dispose of and/or deal with the Combined Group Restricted Shares;

   "Combined Group Restricted Shares" means the Ordinary Shares as determined by reference to Article 277;

   "Combined Shareholders" means the holders of P&O Princess Ordinary Shares and the holders of Carnival Common Stock;

   "Companies Acts" has the meaning given by section 744 of the Act and includes any enactment passed after those Acts which may, by virtue of that or any other such enactment, be cited together with those Acts as the "Companies Acts" (with or without the addition of an indication of the date of any such enactment);

   "Compulsory Acquisition" means, with respect to a class of shares in the capital of P&O Princess, a compulsory acquisition of such class of shares in accordance with section 428 of the Act;

   "director" means a director of the Company;

   "Disenfranchised P&O Ordinary Shares" has the meaning given to it in Article 21A;

   "Distribution" means, in relation to the Company or Carnival, any dividend or other distribution, whether of income or capital, and in whatever form, made by the Company or Carnival (or any of their subsidiaries) to the holders of Ordinary Shares by way of pro rata entitlement, excluding any Liquidation Distribution, buy-back, repurchase or cancellation of Ordinary Shares;

   "Distribution Determination Date" means, with respect to any parallel Distributions to be made by the Company and Carnival, the date on which the Board and the Board of Carnival resolve to pay or make such parallel Distributions (or if they resolve on different dates to pay or make such parallel Distributions, the later of those dates);

   "dividend" means dividend or bonus;

   "electronic signature" has the meaning given by section 7(2) of the Electronic Communications Act 2000;

   "employees' share scheme" has the meaning given by section 743 of the Act;

   "entitled by transmission" means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;

   "Equalization Agreement" means the agreement entered into between the Company and Carnival and entitled the Equalization and Governance Agreement, as amended from time to time;

   "Equalization Distribution" shall have the meaning set out in Article 234;

   "Equalization Distribution Amount" means the amount of any Distribution proposed to be paid or made by the Company or Carnival on its Ordinary Shares, before deduction of any amount in respect of Tax required to be deducted or withheld from such Distribution by or on behalf of such company and excluding the amount of any Associated Tax Credit, all such amounts being expressed in the currency of payment and on a per share basis;

   "Equalization Ratio" means, at any time, the ratio of (i) one P&O Princess Ordinary Share to (ii) the Carnival Equivalent Number as of such time;

   "Equalization Share" means, in relation to the Company, an Equalization Share in the capital of the Company with a par value of (pound)1 having the rights set out in Article 22 and, in relation to Carnival, any share in the capital of Carnival designated as an Equalization Share from time to time by the Board of Carnival;

   "Equivalent Resolution" means a resolution of either the Company or Carnival that is equivalent in nature and effect to a resolution of the other company;

   "Exchange Event" means any of the following:

    (a)there shall have occurred any change in the tax laws, rules or regulations applicable to the Company and/or Carnival and/or their shareholders or in the application or interpretation thereof (collectively, a "Change In Tax Law") and the Board shall have reasonably determined, based on an opinion of a recognised independent tax counsel experienced in such matters and after using its commercially reasonable efforts to explore the available alternatives to the Mandatory Exchange in consultation with such counsel and external financial advisors, that (x) such Change In Tax Law is reasonably likely to have a material adverse effect on the Company and Carnival, considered as a single enterprise (a "Material Adverse Tax Effect"), (y) it is reasonably likely that such Material Adverse Tax Effect would be eliminated or substantially reduced by a Mandatory Exchange and (z) such Material Adverse Tax Effect could not be substantially eliminated by any commercially reasonable alternative to such Mandatory Exchange;

    (b)either (A) there shall have occurred any change in the non-tax laws, rules or regulations applicable to the Company and/or Carnival or in the application or interpretation thereof (collectively, a "Change In Other Law") as a result of which the Board has reasonably determined that, and has received a written legal opinion from independent counsel to the effect that, it is reasonably likely that, or (B) any court, governmental entity or regulatory body of competent jurisdiction shall have issued any ruling, judgement, decree or order which has been appealed to the extent the Board reasonably determined was appropriate in the circumstances (the "Final Order") finding, holding or declaring that, in either of cases (A) or (B), all or a substantial part of the contracts between, and the constituent documents of, the Company and Carnival that create the Combined Group (the "DLC Arrangements") are unlawful, illegal or unenforceable (collectively, an "Illegality Event") and the Board shall have reasonably determined, based on an opinion of a recognised independent counsel and after using its commercially reasonable efforts to explore the available alternatives to the

       Mandatory Exchange in consultation with such counsel and external financial advisors, that (x) the legal basis for the Illegality Event would be eliminated by a Mandatory Exchange, (y) the Illegality Event could not be eliminated by any amendments to the DLC Arrangements that would not materially and adversely affect the rights of the shareholders of the Company or Carnival, taken together or in relation to each other and (z) the Change in Other Law or Final Order is reasonably likely to be enforced in a way that will have a material adverse effect on the Company and Carnival, considered as a single enterprise;

   "Exchange Notice" means a notice that is served on the holders of P&O Princess Ordinary Shareholders subsequent to the occurrence of an Exchange Event;

   "Governmental Agency" means a court of competent jurisdiction or any government or governmental, regulatory, self-regulatory or administrative authority, agency, commission, body or other governmental entity and shall include without limitation any relevant competition authorities, the UK Panel on Takeovers and Mergers, the London Stock Exchange, the UK Listing Authority, the US Securities and Exchange Commission and the New York Stock Exchange;

   "holder" in relation to a share in the capital of the Company means the member whose name is entered in the register as the holder of that share;

   A person shall be deemed to be "Interested" or to have an "Interest" in Ordinary Shares if such person has an interest which would be taken into account, or which he would be taken as having, in determining for the purposes of Part VI of the Act whether a person has a notification interest in a share (including any interest which he would be taken as having for the purposes) but shall not be deemed to be "Interested" or to have an "Interest" in shares which he holds as a bare or custodian trustee under the law of England or as a simple trustee under the law of Scotland;

   "Joint Electorate Action" shall have the meaning set out in Article 126;

   "Liquidation" means, with respect to either the Company or Carnival, any liquidation, winding up, receivership, dissolution, insolvency or equivalent proceedings pursuant to which the assets of either the Company or Carnival will be liquidated and distributed to creditors and other holders of recognisable claims against such company;

   "Liquidation Distribution" means in relation to the Company or Carnival, any dividend or other distribution per Ordinary Share, whether of income or capital and in whatever form, made or to be made by such company or any of its Subsidiaries to the holders of such company's Ordinary Shares by way of pro rata entitlement in connection with the Liquidation of such company;

   "Liquidation Exchange Rate" means as at any date, the average of the closing mid-point spot US dollar-sterling exchange rate on the five Business Days ending on the Business Day before such date (as shown in the London edition of the Financial Times), or such other point of reference as the Board and the Board of Carnival or the Board and liquidators of Carnival or the Board of Carnival and the liquidators of the Company or the liquidators of both the Company and Carnival, as the case may be, may determine in each case rounded to five decimal places;

   "London Stock Exchange" means London Stock Exchange plc;

   "Mandatory Exchange" shall have the meaning set out in Article 289;

   "Market Price" means the average of the daily closing price of an Ordinary Share on the London Stock Exchange, as derived from the Daily Official List, over the five consecutive Dealing Days prior to the relevant date;

   "member" means, unless the context otherwise requires, a member of the Company;

   "Member Present" means, in connection with a meeting, a member present at the venue or venues for the meeting, in person or by proxy, by attorney or, where the member is a body corporate, by representative;

   "Memorandum" means the memorandum of association of the Company as amended from time to time;

   "NYSE" means New York Stock Exchange, Inc;

   "office" means the registered office of the Company;

   "Operator" means the "Operator" of the "relevant system", in each case as defined in the Regulations;

   "Ordinary Share" means a P&O Princess Ordinary Share and/or a share of Carnival Common Stock, as the context requires;

   "paid" means paid or credited as paid;

   "Parallel Shareholder Meeting" means, in relation to Carnival, any meeting of the shareholders of Carnival which is:

    (a)nearest in time to, or contemporaneous with, the meeting of the shareholders of the Company and at which some or all of the same resolutions or some or all Equivalent Resolutions are to be considered; or

    (b)designated by the Board of Carnival as the parallel meeting of shareholders of a particular general meeting of the shareholders of the Company;

   "P&O Princess" means the Company;

   "P&O Princess Entrenched Provision" means Articles 19, 20, 21, 21A, 22, 52, 76, 77, 96, 97, 98, 112, 113, 124 to 132 (inclusive), 136, 147, 174, 177,
   189, 194, 195(c), 234 to 237 (inclusive), 272 to 275 (inclusive), 277 to 287
   (inclusive) and 289 to 292 (inclusive) and the definitions referred to therein;

   "P&O Princess Guarantee" means the guarantee of the same date as the Equalization Agreement between the Company and Carnival under which the Company agrees to guarantee certain obligations of Carnival for the benefit of certain future creditors of Carnival, as amended from time to time;

   "P&O Princess Group" means the Company and its Subsidiaries and associated undertakings from time to time;

   "P&O Princess Ordinary Shares" means ordinary shares in the capital of the Company (and, in respect of Articles 125 and 128 only, will include any class of share entitled to vote on the relevant resolution), excluding the P&O Princess Special Voting Share and the Equalization Share, and except with respect to any voting rights (as described in Articles 147 and 148), on a Liquidation (as described in Articles 272-276 inclusive) and rights on a Mandatory Exchange (as described in Articles 289-292 inclusive), shall also include the Disenfranchised P&O Ordinary Shares;

   "P&O Princess Special Voting Share" means the special voting share in the capital of the Company (having the rights set out in and referred to in Article 19);

   "P&O Princess SVT" means P&O Princess Special Voting Trust, a trust
   organized under the laws of       , or such other entity as replaces it
   pursuant to the terms of the SVE Special Voting Deed;

   "P&O Princess SVT Agreement" means the Voting Trust Agreement, establishing P&O Princess SVT, between P&O Princess Trustee and Carnival, dated as of [.] 2003, as amended from time to time;

   "P&O Princess Trustee" means [.], as trustee of P&O Princess SVT pursuant to the P&O Princess SVT Agreement (or any successor trustee appointed pursuant to Section 7.08 thereof);

   "Qualifying Takeover Offer" means an offer or offers to acquire Carnival Common Stock and P&O Princess Ordinary shares (i) which would be in accordance with the provisions of the City Code to the extent that the City Code applies to the Combined Group, and (ii) which:

    (a)are made to all holders of Carnival Common Stock and P&O Princess Ordinary Shares; and

    (b)are undertaken with respect to the Carnival Common Stock and P&O Princess Ordinary Shares at or about the same time; and

    (c)comply with all Applicable Regulations, the Carnival Constitution and these Articles; and

    (d)each of the Board of Directors of Carnival and the Board determines are equivalent to the holders of Carnival Common Stock, on the one hand, and the holders of P&O Princess Ordinary Shares, on the other hand, with respect to:

       (1)the consideration offered for such shares (taking into account exchange rates and any difference in the share price of P&O Princess Ordinary Shares and Carnival Common Stock determined by the Board and the Board of Carnival in their sole discretion to be appropriate and taking into account the Equalization Ratio);

       (2)the information provided to such holders;

       (3)the time available to such holders to consider such offers;

       (4)the conditions to which the offer(s) is subject; and

       (5)such other terms of the offer(s) which the Board and the Board of Carnival shall determine are relevant.

   "recognised person" means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, each of which terms having the meaning given to it by section 185(4) of the Act;

   "register" means the register of members of the Company;

   "Regulations" means the Uncertificated Securities Regulations 2001;

   "seal" means the common seal of the Company and includes any official seal kept by the Company by virtue of section 39 or 40 of the Act;

   "secretary" means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

   "Significant Combined Group Holder" means any person who, after complying with the provisions of Articles 277 to 287, whether solely or together with any party Acting in Concert with such person, holds or exercises voting control over Ordinary Shares (which may include either or both of P&O Princess Ordinary Shares or Carnival Common Stock) representing, in aggregate and after giving effect to the Equalization Ratio, the right to cast not less than 30 per cent and not more than 50 per cent of the votes on a Joint Electorate Action from time to time;

   "Special Resolution" means, with respect to the Company or Carnival, a resolution required by Applicable Regulations and/or the Carnival Constitution or the Memorandum and these Articles, as relevant, to be approved by a higher percentage of votes voted than required under an ordinary resolution, or where the percentages of votes in favour and against the resolution is required to be calculated by a different mechanism to that required by an ordinary resolution;

   "subsidiary" means with respect to the Company or Carnival, any entity, whether incorporated or unincorporated, in which such company owns, directly or indirectly, a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the directors or other persons performing similar functions, or the management and policies of which such company otherwise has the power to direct;

   "Substantive Resolution" means any resolution of the Company to be considered at a general meeting other than a resolution of a procedural or technical nature;

   "Tax" means any taxes, levies, imposts, deductions, charges, withholdings or duties levied by any authority (including stamp and transaction duties) (together with any related interest, penalties, fines and expenses in connection with them);

   "Tax Benefit" means any credit, rebate, exemption or benefit in respect of Tax available to any person;

   "uncertificated share" means a share in the capital of the Company which is recorded on the register as being held in uncertificated form and title to which may, by virtue o the Regulations, be transferred by means of a relevant system and references in these Articles to a share being held in uncertificated form shall be construed accordingly;

   "United Kingdom" means Great Britain and Northern Ireland; and

   "Voting Agreement" means the deed entered into among the Company, Carnival, Carnival SVC, Carnival SVC Owner and P&O Princess Trustee and entitled the SVE Special Voting Deed, as amended or novated from time to time, and shall include any deed entered into to replace that deed or any such replacement.

CONSTRUCTION

3. References to a document include, unless the context otherwise requires, references to an electronic communication.

4. References to an electronic communication mean, unless the contrary is stated, an electronic communication (as defined in the Act) comprising writing.

5. References to a document being executed include references to its being executed under hand or under seal or, in the case of an electronic communication, by electronic signature.

6. References to an instrument mean, unless the contrary is stated, a written document having tangible form and not comprised in an electronic communication (as defined in the Act).

7. Where, in relation to a share, these Articles refer to a relevant system, the reference is to the relevant system in which that share is a participating security at the relevant time.

8. References to a notice or other document being sent to a person by the Company include references to such notice or other document, or a copy of such notice or other document, being sent, given, delivered, issued or made available to, or served on, that person by any method authorised by these Articles, and sending shall be construed accordingly.

9. References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether comprised in an electronic communication (as defined in the Act) or otherwise, and written shall be construed accordingly.

10.Words denoting the singular number include the plural number and vice versa;
   words denoting the masculine gender include the feminine gender; and words denoting persons include corporations.

11.Words or expressions contained in these Articles which are not defined in
   Article 2 but are defined in the Act have the same meaning as in the Act (but excluding any modification of the Act not in force at the date of adoption of these Articles) unless inconsistent with the subject or context.

12.Words or expressions contained in these Articles which are not defined in
   Article 2 but are defined in the Regulations have the same meaning as in the Regulations (but excluding any modification of the Regulations not in force at the date of adoption of these Articles) unless inconsistent with the subject or context.

13.Subject to the preceding two paragraphs, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

14.Headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles.

15.In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word Board or board in the context of the exercise of any power contained in these Articles includes any validly appointed committee; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

SHARE CAPITAL

Share capital

16.The authorised share capital of the Company on the adoption of these Articles is (Pounds)100,001 divided into 2 subscriber shares of (Pounds)1 each, 49,998 redeemable preference shares of (Pounds)1 each, one P&O Princess Special Voting Share of (Pounds)1 and one Equalization Share of (Pounds)1 and US$375 million divided into 750,000,000 ordinary shares of US$0.50 each.

17.The two subscriber shares have no rights whatsoever, including without limitation the right to receive notice, attend and vote at a general or extraordinary meeting, the right to receive dividends and the right to receive the payment of capital upon a distribution of assets.

Return of Capital

18.If on any return of capital to a shareholder of the Company there is any fraction of a cent, or pence as the case may be in respect of the amount due to be paid to holder of any P&O Princess Ordinary Share, such fraction shall, to the extent permitted by Applicable Regulations, be rounded up to the nearest whole cent or pence as the case may be.

P&O Princess Special Voting Share

19.The P&O Princess Special Voting Share shall confer on the holder of such share the relevant rights set out in these Articles, but shall cease to confer any right to receive notice of, attend or vote at any general meeting if either:

    (a)the Equalization Agreement is terminated; or

    (b)a resolution to terminate the Voting Agreement is approved by both Carnival and the Company as a Class Rights Action.

20.On a distribution of assets of the Company on a Liquidation of the Company, the P&O Princess Special Voting Share shall rank after the holders of Ordinary Shares and redeemable preference shares but ahead of the Equalization Share for repayment of any capital paid up or credited as paid up and shall only be entitled to repayment of the nominal value paid up on its share. The P&O Princess Special Voting Share shall not be entitled to receive any dividends.

21.The rights attaching to the P&O Princess Special Voting Share may be varied by a resolution approved as a Class Rights Action. Where the proposed variation increases the obligations of the holder of the P&O Princess Special Voting Share, such variation shall also require the consent of the holder of the P&O Princess Special Voting Share.

21A.All shares in the capital of the Company carrying liquidation rights and/or voting rights acquired by any member of the Carnival Group, whether pursuant to the partial share offer by Carnival for up to 20 per cent. of the P&O Princess Ordinary Shares dated [.] or otherwise, shall automatically be converted on the first day that such shares are beneficially owned by such member of the Carnival Group into disenfranchised shares ("Disenfranchised P&O Ordinary Shares") which will rank pari passu with all of the shares of the same class, save that such shares shall not have any rights:

    (a)to attend or vote at any general meeting or class meeting of the Company unless at the relevant date the Carnival Group is entitled to effect a Compulsory Acquisition of such class of shares (treating for the purpose of such calculation, any shares of such class that are Disenfranchised P&O Ordinary Shares as if this Article 21A did not apply to such shares); or

    (b)to receive any distribution upon Liquidation.

   Following the transfer of any Disenfranchised P&O Ordinary Shares from the Carnival Group to a person who is not a member of, or Acting in Concert with, the Combined Group such Disenfranchised P&O Ordinary Shares shall automatically be reclassified on the day that such shares are, following such transfer, registered in the register of members of the Company into shares of the same class carrying liquidation rights and/or voting rights.

Equalization Share

22.The Equalization Share shall:

    (a)have no rights to receive notice of, attend or vote at any general meeting of the Company;

    (b)have rights to dividends as declared and paid by the Board as interim dividends declared on that share from time to time; and

    (c)on a distribution of assets of the Company on a Liquidation of the Company, rank after all other holders of shares for repayment of any capital paid up or credited as paid up.

Shares with special rights

23.Subject to the provisions of the Companies Acts and the provisions of Articles 124 to 129 and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such rights or restrictions as the Company, as to any such class, may by ordinary resolution determine or, subject to and in default of such determination, as the Board shall determine.

Share warrants to bearer

24.Subject to the provisions of Articles 124 to 129, the Board may issue share warrants to bearer in respect of any fully paid shares under a seal of the Company or in any other manner authorised by the Board. Any share while represented by such a warrant shall be transferable by delivery of the warrant relating to it. In any case in which a warrant is so issued, the Board may provide for the payment of dividends or other moneys on the shares represented by the warrant by coupons or otherwise. The Board may decide, either generally or in any particular case or cases, that any signature on a warrant may be applied by mechanical means or printed on it or that the warrant need not be signed by any person.

Conditions of issue of share warrants

25.The Board may determine, and from time to time vary, the conditions on which share warrants to bearer shall be issued and, in particular, the conditions on which:

    (a)a new warrant or coupon shall be issued in place of one which has been worn-out, defaced, lost or destroyed (but no new warrant shall be issued unless the Company is satisfied beyond reasonable doubt that the original has been destroyed); or

    (b)the bearer shall be entitled to attend and vote at general meetings; or

    (c)a warrant may be surrendered and the name of the bearer entered in the register in respect of the shares specified in the warrant.

   The bearer of such a warrant shall be subject to the conditions for the time being in force in relation to the warrant, whether made before or after the issue of the warrant. Subject to those conditions and to the provisions of the Companies Acts, the bearer shall be deemed to be a member of the Company and shall have the same rights and privileges as he would have if his name had been included in the register as the holder of the shares comprised in the warrant.

No right in relation to share

26.The Company shall not be bound by or be compelled in any way to recognise any right in respect of the share represented by a share warrant other than the bearer's absolute right to the warrant.

Uncertificated shares

27.Subject to the provisions of the Regulations, the Board may permit the holding of shares in any class of shares in uncertificated form and the transfer of title to shares in that class by means of a relevant system and may determine that any class of shares shall cease to be a participating security.

Not separate class of shares

28.Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class:

    (a)is held in uncertificated form; or

    (b)is permitted in accordance with the Regulations to become a participating security.

Exercise of Company's entitlements in respect of uncertificated shares

29.Where any class of shares is a participating security and the Company is entitled under any provision of the Companies Acts, the Regulations or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Companies Acts, the Regulations, these Articles and the facilities and requirements of the relevant system:

    (a)to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

    (b)to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

    (c)to require the holder of that uncertificated share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice; and

    (d)to take any action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share, including giving notice to any person that the share should be converted into certificated form.

Section 80 authority

30.The Board has general and unconditional authority to exercise all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the section 80 amount, for each prescribed period.

Section 89 disapplication

31.The Board is empowered for each prescribed period to allot equity securities for cash pursuant to the authority conferred by Article 30 as if section 89(1) of the Act did not apply to any such allotment, provided that its power shall be limited to:

    (a)the allotment of equity securities in connection with an issue in favour of ordinary shareholders where the equity securities respectively attributable to the interests of all ordinary shareholders are proportionate (as nearly as practicable) to the respective numbers of ordinary shares held by them, but subject to such exclusions or other arrangements as the Board may deem necessary or expedient in relation to fractional entitlements or any legal, regulatory or practical problems under the laws or regulations of any overseas territory or the requirements of any regulatory body or stock exchange; and

    (b)the allotment (otherwise than pursuant to Article 31) of equity securities up to an aggregate nominal amount equal to the section 89 amount.

Allotment after expiry

32.Before the expiry of a prescribed period the Company may make an offer or agreement which would or might require equity securities or other relevant securities to be allotted after such expiry. The Board may allot equity securities or other relevant securities in pursuance of that offer or agreement as if the prescribed period during which that offer or agreement was made had not expired.

Further Definitions

33.In Articles 30 to 33:

   "prescribed period" means any period for which the authority conferred by
   Article 30 is given by ordinary or special resolution stating the section 80 amount and/or the power conferred by Article 31 is given by special resolution stating the section 89 amount;

   "section 80 amount" means, for any prescribed period, the amount stated in the relevant ordinary or special resolution; and

   "section 89 amount" means, for any prescribed period, the amount stated in the relevant special resolution.

Residual allotment powers

34.Subject to Articles 124 to 129, the provisions of the Companies Acts relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, the provisions of Articles 124 to 129 and, in the case of redeemable shares, the provisions of Article 35:

    (a)all unissued shares for the time being in the capital of the Company shall be at the disposal of the Board; and

    (b)the Board may allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as it thinks fit.

REDEEMABLE SHARES

Redeemable shares

35.Subject to the provisions of the Companies Acts, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company on such terms and in such manner as may be provided by these Articles.

Redeemable Preference Shares

36.The rights attaching to the redeemable preference shares are as follows:

Dividends

37.The holders of redeemable preference shares shall be entitled, in priority to the holders of any other class of shares in the Company's share capital, to receive out of the profits of the Company available for distribution and resolved under the Articles to be distributed in respect of each financial year of the Company a fixed cumulative preferential dividend (the "Preference Dividend") at the rate of 8 per cent. per annum on the amount for the time being paid up on each redeemable preference share held by them respectively, save that no Preference Dividend shall accrue in respect of any redeemable preference share not in issue.

38.The Preference Dividend shall accrue on a daily basis and shall be payable annually in arrears on 31 December ("Annual Preference Dividend Payment Date"), or if such date is not a Business Day, on the next following Business Day, in respect of the year ending on that date. The first such payment shall be made on the 31 December following the issue in respect of the period from the date of the issue of the redeemable preference shares concerned until such date. The Preference Dividend shall be paid to the holders of the issued redeemable preference shares whose names appear on the register at 12 noon on any date selected by the directors up to 42 days before the relevant dividend payment date.

Capital

39.On a distribution of assets of the Company among its members on a winding up or other return of capital (other than a redemption or purchase by the Company of its own shares), the holders of the redeemable preference shares shall rank behind the holders of Ordinary Shares but ahead of the holders of any other classes of shares of the Company in relation to the payment of any capital paid up or credited as paid up on each redeemable preference share.

No further rights to dividends or capital

40.Save as provided in Articles 37, 38 and 39, the holders of the redeemable preference shares shall not be entitled to any participation in the profits or assets of the Company.

Voting

41.The holders of redeemable preference shares shall not have any rights to vote.

Redemption

42.Subject to the Act, the Company shall have the right at any time to redeem any redeemable preference shares (provided that they are credited as fully paid) by giving to the registered holder written notice of its intention to do so (the "Redemption Notice").

43.The Redemption Notice must specify the number of redeemable preference shares to be redeemed, the amount payable on redemption and the date and time (the "Redemption Date") and place in England at which:

    (a)the share certificates in respect of the redeemable preference shares must be delivered to the Company for cancellation; and

    (b)the Company shall pay to the registered holders of the redeemable preference shares to be redeemed the redemption money in respect of such redeemable preference shares together with a sum equal to any arrears and accruals of the Preference Dividend (whether accrued or declared or not) and any interest payable calculated down to the date of such repayment.

   The holders of the redeemable preference shares to be redeemed shall be bound by the Redemption Notice.

44.The amount to be paid on redemption of each redeemable preference share shall equal the amount credited as paid up on it (including any share premium) together with all arrears or accruals of the Preference Dividend (whether accrued, declared or not) calculated up to and including the Redemption Date and in the case of a partial redemption proportionately in respect of each holding of redeemable preference shares.

45.The redeemable preference shares shall be redeemed on or before 31 December
   2050 and if, in accordance with the Act, the redeemable preference shares shall not on any such date be capable of being redeemed by the Company, such redemption shall be effected as soon as possible after the redeemable preference shares have become capable of being redeemed.

46.The Preference Dividend shall cease to accrue on any redeemable preference shares, which are to be redeemed, on the Redemption Date.

47.If any holder of a redeemable preference share to be redeemed fails or refuses to surrender the share certificate for such redeemable preference share (or fails or refuses to accept the redemption money payable in respect of it), the Company shall retain such money and hold it on trust for such holder but without interest or further obligation whatever.

48.No redeemable preference share shall be redeemed otherwise than out of distributable profits or the proceeds of a fresh issue of shares made for the purposes of the redemption or out of capital to the extent permitted by the Act but any premium payable on redemption shall be paid either out of distributable profits, or to the extent permitted by law, out of the share premium account of the Company.

49.No redeemable preference share redeemed by the Company shall be capable of re-issue and on redemption of any redeemable preference shares the directors may convert the authorised share capital created as a consequence of such redemption into shares of any other class of share capital into which the authorised share capital of the Company is or may at that time be divided of a like nominal amount (as nearly as may be) as the shares of such class then in issue or into unclassified shares of the same nominal amount as the redeemable preference shares.

Commissions

50.The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Companies Acts. Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

Trusts not recognised

51.Except as required by law or as otherwise provided by these Articles, the Company shall recognise no person as holding any share on any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any share (or in any fractional part of a share) except the holder's absolute right to the entirety of the share (or fractional part of the share).

VARIATION OF RIGHTS

Method of varying rights

52.Subject to the provisions of the Companies Acts and the provisions of Articles 124 to 129, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of allotment of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either:

    (a)with the consent of the holders of three-quarters in nominal value of the issued shares of the class, which consent shall be by means of one or more instruments or contained in one or more electronic communications sent to such address (if any) as may for the time being be notified by or on behalf of the Company for that purpose or a combination of both; or

    (b)with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class,

   but not otherwise.

SHARE CERTIFICATES

Members' rights to certificates

53.Every member, on becoming the holder of any certificated share (except a recognised person in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) shall be entitled, without payment, to one certificate for all the certificated shares of each class held by him (and, on transferring a part of his holding of certificated shares of any class, to a certificate for the balance of his holding of certificated shares). He may elect to receive one or more additional certificates for any of his certificated shares if he pays for every certificate after the first a reasonable sum determined from time to time by the Board. Every certificate shall:

    (a)be executed under the seal or otherwise in accordance with Article 222 or in such other manner as the Board may approve; and

    (b)specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares.

54.The Company shall not be bound to issue more than one certificate for certificated shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. Shares of different classes may not be included in the same certificate.

Replacement certificates

55.If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the Board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

LIEN

Company to have lien on shares

56.The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable to the Company (whether presently or not) in respect of that share. The Board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a share shall extend to any amount (including without limitation dividends) payable in respect of it.

Enforcement of lien by sale

57.The Company may sell, in such manner as the Board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been sent to the holder of the share, or to the person entitled to it by transmission, demanding payment and stating that if the notice is not complied with the share may be sold.

Giving effect to sale

58.To give effect to that sale the Board may, if the share is a certificated share, authorise any person to execute an instrument of transfer in respect of the share sold to, or in accordance with the directions of, the buyer. If the share is an uncertificated share, the Board may exercise any of the Company's powers under Article 29 to require the share to be changed into certificated form and to effect the sale of the share to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase money and his title to the share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.


Application of proceeds

59.The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (if the share sold is a certificated share, on surrender to the Company for cancellation of the certificate in respect of the share sold and, whether the share sold is a certificated or uncertificated share, subject to a like lien for any moneys not presently payable as existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

CALLS ON SHARES

Power to make calls

60.Subject to the terms of allotment, the Board may from time to time make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium). Each member shall (subject to receiving at least 14 clear days' notice specifying when and where payment is to be made) pay to the Company the amount called on his shares as required by the notice. A call may be required to be paid by instalments. A call may be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the Board may determine. A person on whom a call is made shall remain liable for calls made on him even if the shares in respect of which the call was made are subsequently transferred.

Time when call made

61.A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

Liability of joint holders

62.The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

Interest payable

63.If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid. Interest shall be paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, the rate determined by the Board, not exceeding 15 per cent. per annum, or, if higher, the appropriate rate (as defined in the Act), but the Board may in respect of any individual member waive payment of such interest wholly or in part.

Deemed calls

64.An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.


Differentiation on calls

65.Subject to the terms of allotment, the Board may make arrangements on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of calls on their shares.

Payment of calls in advance

66.The Board may, if it thinks fit, receive from any member all or any part of the moneys uncalled and unpaid on any share held by him. Such payment in advance of calls shall extinguish the liability on the share in respect of which it is made to the extent of the payment. The Company may pay on all or any of the moneys so advanced (until they would but for such advance become presently payable) interest at such rate agreed between the Board and the member not exceeding (unless the Company by ordinary resolution otherwise directs) 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act).

FORFEITURE AND SURRENDER

Notice requiring payment of call

67.If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the Board may give to the person from whom it is due not less than 14 clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

Forfeiture for non-compliance

68.If that notice is not complied with, any share in respect of which it was given may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the Board. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited share which have not been paid before the forfeiture. When a share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture. An entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture. No forfeiture shall be invalidated by the omission or neglect to give that notice or to make those entries.

Sale of forfeited shares

69.Subject to the provisions of the Companies Acts, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determines, either to the person who was the holder before the forfeiture or to any other person. At any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the Board thinks fit. Where for the purposes of its disposal a forfeited share held in certificated form is to be transferred to any person, the Board may authorise any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the Board may exercise any of the Company's powers under Article 29. The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

Liability following forfeiture

70.A person shall cease to be a member in respect of any share which has been forfeited and shall, if the share is a certificated share, surrender the certificate for any forfeited share to the Company for cancellation. The person shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of that share with interest on that amount at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate determined by the Board, not exceeding 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act), from the date of forfeiture until payment. The Board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

Surrender

71.The Board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

Extinction of rights

72.The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Companies Acts.

Evidence of forfeiture or surrender

73.A statutory declaration by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject if necessary to the execution of an instrument of transfer or transfer by means of the relevant system, as the case may be) constitute a good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, and his title to the share shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

Form and execution of transfer of certificated share

74.The instrument of transfer of a certificated share may be in any usual form or in any other form which the Board may approve. An instrument of transfer shall be signed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. An instrument of transfer need not be under seal.

Right to refuse Registration

75.The Board may, in its absolute discretion and without giving any reason, refuse to register the transfer of a certificated share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

76.The Board shall decline to register any transfer of the P&O Princess Special
   Voting Share unless the transfer has been approved in accordance with, and the transferee complies with, the relevant provisions of the Voting Agreement.

77.The Board shall refuse to register any transfer of the Equalization Share unless such transfer is to a member of the Carnival Group or to a trustee for the benefit of one or more members of the Carnival Group.

78.The Board may, in its absolute discretion, also refuse to register the transfer of a certificated share unless the instrument of transfer:

    (a)is lodged, duly stamped (if stampable), at the office or at another place appointed by the Board accompanied by the certificate for the share to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

    (b)is in respect of only one class of shares; and

    (c)is in favour of not more than four transferees.

Transfers by recognised persons

79.In the case of a transfer of a certificated share by a recognised person, the lodgement of a share certificate will only be necessary if and to the extent that a certificate has been issued in respect of the share in question.

Notice of refusal to register

80.If the Board refuses to register a transfer of a share, it shall send the transferee notice of its refusal within two months after the date on which the instrument of transfer was lodged with the Company or the Operator-instruction was received, as the case may be.

Suspension of registration

81.The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding 30 days in any year) as the Board may determine, except that the Board may not suspend the registration of transfers of any participating security without the consent of the Operator of the relevant system.

No fee payable on registration

82.No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to a share.

Retention of transfers

83.The Company shall be entitled to retain an instrument of transfer which is registered, but an instrument of transfer which the Board refuses to register shall be returned to the person lodging it when notice of the refusal is given.

TRANSMISSION OF SHARES

Transmission

84.If a member dies, the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest. Nothing in these Articles shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by him.

Elections permitted

85.A person becoming entitled by transmission to a share may, on production of any evidence as to his entitlement properly required by the Board, elect either to become the holder of the share or to have another person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the Board may require (including without limitation the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

Elections required

86.The Board may at any time send a notice requiring any such person to elect either to be registered himself or to transfer the share. If the notice is not complied with within 60 days, the Board may after the expiry of that period withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

Rights of persons entitled by transmission

87.A person becoming entitled by transmission to a share shall, on production of any evidence as to his entitlement properly required by the Board and subject to the requirements of Articles 85 and 86, have the same rights in relation to the share as he would have had if he were the holder of the share, subject to Article 241. That person may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any meeting of the Company or to receive notice of or to attend or vote at any separate meeting of the holders of any class of shares in the capital of the Company.

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

ALTERATION OF SHARE CAPITAL

Alterations by ordinary resolution

88.Subject to Articles 124 to 129 and the provisions of the Equalization
   Agreement, the Company may by ordinary resolution:

    (a)increase its share capital by such sum to be divided into shares of such amount as the resolution prescribes;

    (b)consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

    (c)subject to the provisions of the Companies Acts, sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and

    (d)cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

New shares subject to these Articles

89.All shares created by ordinary resolution pursuant to Article 88 shall be:

    (a)subject to all the provisions of these Articles including, without limitation, provisions relating to payment of calls, lien, forfeiture, transfer and transmission; and

    (b)ordinary shares, unless otherwise provided by these Articles, by the resolution creating the shares or by the terms of allotment of the shares.

Fractions arising

90.Whenever any fractions arise as a result of a consolidation or sub-division of shares, the Board may on behalf of the members deal with the fractions as it, in its absolute discretion, thinks fit. In particular, without limitation, the Board may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Companies Acts, the Company) and distribute the net proceeds of sale in due proportion among those members. Where the shares to be sold are held in certificated form the Board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer. Where the shares to be sold are held in uncertificated form, the Board may do all acts and things it considers necessary or expedient to rematerialize the shares into certificated form and/or to effect the transfer of the shares to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase moneys and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

Power to reduce capital

91.Subject to Articles 124 to 129, the provisions of the Companies Acts, and the provisions of the Equalization Agreement, the Company may by special resolution reduce its share capital, capital redemption reserve and share premium account in any way.

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

PURCHASE OF OWN SHARES

Power to purchase own shares

92.Subject to Articles 124 to 129, and in accordance with the provisions of the Companies Acts and the provisions of the Equalization Agreement, and without prejudice to any relevant special rights attached to any class of shares, the Company may purchase any of its own shares of any class (including without limitation redeemable shares) in any way and at any price (whether at par or above or below par).

GENERAL MEETINGS

Types of general meeting

93.All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings. The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Act.

Convening general meetings

94.The Board may call general meetings whenever and at such times and places as it shall determine. On the requisition of members pursuant to the provisions of the Companies Acts, the Board shall promptly convene an extraordinary general meeting in accordance with the requirements of the Companies Acts. If there are no directors of the Company at any time, any two members of the Company may summon a meeting for the purpose of appointing one or more directors.

Recipients of notice

95.Subject to the provisions of the Companies Acts, to the provisions of these Articles and to any restrictions imposed on any shares, any notice of general meeting shall be sent to all the members, to each of the directors and to the auditors.

96.If the Company proposes to undertake a Joint Electorate Action or a Class
   Rights Action:

    (a)the Company shall immediately give notice to Carnival of the nature of the Joint Electorate Action or the Class Rights Action it proposes to take; and

    (b)the Board shall convene a general meeting for the purpose of considering the Joint Electorate Action or Class Rights Action to be held as close in time as practicable with the Parallel General Meeting convened by Carnival for the purposes of considering that Joint Electorate Action or Class Rights Action.

97.If the Company receives notice that Carnival proposes to undertake a Joint
   Electorate Action or Class Rights Action, the directors shall convene a general meeting for the purposes of considering that Joint Electorate Action or Class Rights Action, such meeting to be held as close in time as practicable with the Parallel General Meeting and shall propose a resolution which is an Equivalent Resolution to the Carnival Joint Electorate Action or Class Rights Action.

98.The Company shall co-operate fully with Carnival in the preparation of any information or material required in connection with any general meeting to consider a proposed Joint Electorate Action or Class Rights Action.

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

NOTICE OF GENERAL MEETINGS

Period of notice

99.An annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least 21 clear days' notice. All other extraordinary general meetings shall be called by at least 14 clear days' notice.

Contents of notice: general

100.The notice shall specify the time and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of
    Article 103, which shall be identified as such in the notice) and the general nature of that business.

Contents of notice: additional requirements

101.In the case of an annual general meeting, the notice shall specify the meeting as such. In the case of a meeting to pass a special or extraordinary resolution, the notice shall specify the intention to propose the resolution as a special or extraordinary resolution, as the case may be. The notice shall also state whether the resolution relates to a Joint Electorate Action or a Class Rights Action.

Article 105 arrangements

102.The notice shall include details of any arrangements made for the purpose of Article 105 making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates.

General meetings at more than one place

103.The Board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

     (a) participate in the business for which the meeting has been convened;

     (b) hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

     (c) be heard and seen by all other persons so present in the same way, and the meeting shall be deemed to take place at the principal meeting place.

Interruption or adjournment where facilities inadequate

104.If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article 103, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article 119 shall apply to that adjournment.

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

Other arrangements for viewing/hearing proceedings

105.The Board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

Controlling level of attendance

106.The Board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 105 (including without limitation the issue of tickets or the imposition of some other means of selection) which it in its absolute discretion considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 105. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

Change in place and/or time of meeting

107.If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Board decides that it is impracticable or unreasonable for a reason beyond its control to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 103 applies) and/or time, it may change the place (or any of the places, in the case of a meeting to which Article 103 applies) and/or postpone the time at which the meeting is to be held. If such a decision is made, the Board may then change the place (or any of the places, in the case of a meeting to which Article 103 applies) and/or postpone the time again if it decides that it is reasonable to do so. In either case:

     (a) no new notice of the meeting need be sent, but the Board shall, if practicable, advertise the date, time and place of the meeting in at least two newspapers having a national circulation and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

     (b) a proxy appointment in relation to the meeting may, if by means of an instrument, be delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 165(a) or, if contained in an electronic communication, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 165(b), at any time not less than 48 hours before any postponed time appointed for holding the meeting; and

     (c) any valid proxy duly delivered to the Company in respect of a meeting which is postponed in accordance with these Articles shall be valid and subsisting in respect of that meeting when held notwithstanding that the time and/or place for the meeting changes unless expressly provided otherwise in the relevant proxy.

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

Meaning of participate

108.For the purposes of Articles 103 to 107, the right of a member to participate in the business of any general meeting shall include, without limitation, the right to speak, vote on a show of hands (to the extent applicable), vote on a poll, be represented by a proxy and have access to all documents which are required by the Companies Acts or these Articles to be made available at the meeting.

Accidental omission to give notice etc.

109.The accidental omission to send a notice of a meeting, or to send any notification where required by the Companies Acts or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Companies Acts or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

Security

110.The Board and, at any general meeting, the chairman may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

PROCEEDINGS AT GENERAL MEETINGS

Quorum

111.No business shall be transacted at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles and subject to Articles 112 and 130, three Members Present in person or by proxy and entitled to vote on the business to be transacted shall be a quorum (and for the avoidance of doubt, the holder of the P&O Princess Special Voting Share shall be treated as being entitled to vote for the purposes of determining whether a quorum exists notwithstanding the operation of Articles 125 and 131).

112.Where a Joint Electorate Action or a Class Rights Action is to be considered at the general meeting, one of the Members Present must be the holder of the P&O Princess Special Voting Share. Notwithstanding the provisions of Article 111, no resolution will be approved as a Joint Electorate Action unless one third of the total votes capable of being cast by (i) the holders of the P&O Princess Ordinary Shares, and (ii) the holder of the P&O Princess Special Voting Share (assuming all holders of outstanding Carnival Common Stock vote at the Parallel General Meeting), are cast on the resolution proposing such Joint Electorate Action.

113.For the purposes of Article 112, (i) votes which a holder of P&O Princess
    Ordinary Shares specifically elects to abstain from voting in accordance with Article 148; and (ii) votes which the P&O Princess Special Voting Share carries as abstentions in accordance with Article 129 shall in each case be counted as having been "cast".

If quorum not present

114.If such a quorum is not present within five minutes (or such longer time not exceeding 60 minutes as the chairman of the meeting may decide to wait) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place as the chairman of the meeting may determine. The adjourned meeting shall be dissolved if a quorum is not present within 15 minutes after the time appointed for holding the meeting.

Chairman

115.The chairman, if any, of the Board or, in his absence, any deputy chairman of the Board or, in his absence, some other director nominated by the Board, shall preside as chairman of the meeting. If neither the chairman, deputy chairman nor any such other director is present within thirty minutes after the time appointed for holding the meeting or is not willing to act as chairman, the directors present shall elect one of their number to be chairman. If there is only one director present and willing to act, he shall be chairman. If no director is willing to act as chairman, or if no director is present within thirty minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.

Directors entitled to attend and speak

116.A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the capital of the Company.

Adjournments: chairman's powers

117.The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place. No business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. In addition (and without prejudice to the chairman's power to adjourn a meeting conferred by Article 104), the chairman may adjourn the meeting to another time and place without such consent if it appears to him that:

     (a) any amendment to a Substantive Resolution has been approved at the meeting;

     (b) it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present; or

     (c) the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

     (d) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted; or

     (e) notice is received of any adjournment of the Parallel General Meeting.

118.In determining whether to adjourn the meeting under Article 117, the chairman shall have regard to the Company's obligations under Articles 106 and 109 and the impact of any adjournment on the Parallel General Meeting (if any).

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Adjournments: procedures

119.Any such adjournment may be for such time and to such other place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such other places) as the chairman may, in his absolute discretion, determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article 163 or by means of an instrument which, if delivered by him at the meeting which is adjourned to the chairman or the secretary or any director, shall be valid even though it is given at less notice than would otherwise be required by Article 165(a). When a meeting is adjourned for 30 days or more or for an indefinite period, notice shall be sent at least seven clear days before the date of the adjourned meeting specifying the time and place (or places, in the case of a meeting to which Article 103 applies) of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to send any notice of an adjournment or of the business to be transacted at an adjourned meeting.

120.The Company shall as soon as possible give notice to Carnival of an adjournment and of the business to be transacted at an adjourned meeting.

Class meetings

121.Subject to Articles 122 and 123 below, all provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

     (a) the necessary quorum shall be two or more persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class or, at any adjourned meeting of such holders, one holder present in person or by proxy, whatever the amount of his holding, who shall be deemed to constitute a meeting;

     (b) any holder of shares of the class present in person or by proxy may demand a poll; and

     (c) each holder of shares of the class shall, on a poll, be entitled to such aggregate number of votes as are attached to every share of the class held by him.

122.Any separate class meeting of the holder of the P&O Princess Special Voting
    Share shall take effect by written resolution.

123.Any separate class meeting of the holder of the Equalization Share shall take effect by written resolution.

VOTING RIGHTS AND PROCEDURES UNDER THE EQUALIZATION AGREEMENT

Class Rights Actions

124.The following actions constitute Class Rights Actions:

     (a) the voluntary Liquidation of the Company or Carnival for which the approval of the members is required by Applicable Regulations or otherwise sought other than a voluntary Liquidation of both the Company and Carnival at or about the same time with the purpose or effect of no longer continuing the operation of the businesses of the companies as a combined going concern and not as part of a scheme, plan, transaction, or series of related transactions the primary purpose or effect of which is to reconstitute all or a substantial part of such businesses in one or more successor entities;

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     (b) the sale, lease, exchange or other disposition of all or substantially all of the assets of either Carnival or the Company, other than in a bona fide commercial transaction undertaken for a valid business purpose in which such company receives consideration with a fair market value reasonably equivalent to the assets disposed of and not as a part of a scheme, plan, transaction or series of related transactions the primary purpose or effect of which is to collapse or unify the DLC Structure;

     (c) any adjustment to the Carnival Equivalent Number or the Equalization Ratio otherwise than in accordance with the provisions of the Equalization Agreement;

     (d) except where specifically provided for in the relevant agreements, any amendment to the terms of, or termination of, the Equalization Agreement, the Voting Agreement, the P&O Princess Guarantee or the Carnival Guarantee (including, for the avoidance of doubt, the voluntary termination of either the P&O Princess Guarantee or the Carnival Guarantee);

     (e) any amendment to, or removal of, or alteration of the effect of (which shall include the ratification of any breach of) any P&O Princess Entrenched Provision or any Carnival Entrenched Provision;

     (f) any amendment to, removal or alteration of the effect of (which shall include the ratification of any breach of) Article XII or XIII of the Articles of Incorporation of Carnival that would cause, or at the time of implementation would be reasonably likely to cause, an Exchange Event described in clause (a) of the definition thereof to occur; and

     (g) the doing of anything which the Board and the Board of Carnival agree (either in a particular case or generally), in their absolute discretion, should be approved as a Class Rights Action.

    Notwithstanding anything to the contrary contained in these Articles, none of the foregoing actions may be undertaken by the Company unless it has been approved as a Class Rights Action in accordance with Article 125.

Class Rights Action Procedure

125.If the Company proposes to take any Class Rights Action or is required to put a resolution pursuant to Article 97:

     (a) such action (either by the Company or by Carnival) shall require approval by an ordinary resolution (or, if required by these Articles or Applicable Regulations, by a Special Resolution) passed at a general meeting of the members of the Company in relation to which the holders of P&O Princess Ordinary Shares and the holder of the P&O Princess Special Voting Share shall be entitled to vote as a single class on a poll; and

     (b) in relation to such resolution:

         (i) if the proposed action is approved by the requisite majority (as determined in accordance with the Carnival Constitution and Applicable Regulations) of the holders of Carnival Common Stock entitled to vote thereon at the Parallel General Meeting, the P&O Princess Special Voting Share shall have no votes; and

         (ii)if the proposed action is not approved by the holders of Carnival Common Stock (on the basis described in Article 125(b)(i) above) at the Parallel General Meeting, the P&O Princess Special Voting Share shall vote as follows:

              (x)if the resolution needs to be passed at the Company's general meeting by an ordinary resolution, the P&O Princess Special Voting Share shall be entitled to cast such number of votes representing the largest whole percentage that is less

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

                 than the percentage of the number of votes as would be necessary to defeat an ordinary resolution if the total votes capable of being cast by the issued P&O Princess Ordinary Shares and other class of shares of P&O Princess that are entitled to vote pursuant to Applicable Regulations and/or the P&O Princess Memorandum and Articles (including the P&O Princess Special Voting Share) were cast in favour of the resolution at the Company's general meeting, and all such votes shall be cast against approval of such resolution; or
                 (y) if the resolution needs to be passed at the Company's general meeting by a special (or extraordinary) resolution, then the P&O Princess Voting Share shall be entitled to cast such number of votes representing the largest whole percentage that is less than the percentage of the number of votes (less one vote) as would be necessary to defeat a special (or extraordinary) resolution if the total votes capable of being cast by the issued P&O Princess Ordinary Shares and the other class of shares of P&O Princess that are entitled to vote pursuant to Applicable Regulations and/or the P&O Princess Memorandum and Articles (including the P&O Princess Special Voting Share) were cast in favour of the resolution at the Company's general meeting, and all such votes shall be cast against approval of such resolution.

Joint Electorate Actions

126.All actions put to the holders of P&O Princess Ordinary Shares or Carnival
    Common Stock, except for Class Rights Actions and resolutions of a procedural or technical nature (described in Article 131 below) shall constitute Joint Electorate Actions. For the avoidance of doubt, the following actions, if put to the holders of P&O Princess Ordinary Shares or Carnival Common Stock, shall constitute Joint Electorate Actions:

     (a) the appointment, removal or re-election of any director of the Company or Carnival, or both of them;

     (b) to the extent such receipt or adoption is required by Applicable Regulations, the receipt or adoption of the financial statements of the Company or Carnival, or both of them, or accounts prepared on a combined basis, other than any accounts in respect of the period(s) ended prior to the date of the Equalization Agreement;

     (c) a change of name of either the Company or Carnival, or both of them;
         and

     (d) the appointment or removal of the auditors of either the Company or Carnival or both of them.

127.If a particular matter falls both within Articles 124 and 126, then it shall be treated as a Class Rights Action falling exclusively within
    Article 124.

Joint Electorate Action Procedure

128.If the Company proposes to take any Joint Electorate Action or is required to propose a resolution pursuant to Article 97, such action (either by the Company or by Carnival) shall require approval by ordinary resolution (or, if required by these Articles or Applicable Regulations, approval by a Special Resolution) of the holders of the P&O Princess Ordinary Shares and the holder of the P&O Princess Special Voting Share, voting as a single class.

129.In relation to a resolution of the Company to approve a Joint Electorate
    Action, the P&O Princess Special Voting Share shall carry:

     (a) such number of votes in favour of the resolution as were cast in favour of the Equivalent Resolution at the Parallel Shareholder Meeting; and

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

     (b) such number of votes against the resolution as were cast against the Equivalent Resolution at the Parallel Shareholder Meeting; and

     (c) solely for the purposes of Article 112, such number of abstentions as is equivalent to the number of votes which holders of Carnival Common Stock have specifically elected to abstain from the Equivalent Resolution at the Parallel Shareholder Meeting in accordance with the Carnival Constitution and/or Applicable Regulations, in each case divided by the Carnival Equivalent Number in effect at the time such general meeting of the Company is held and in each case rounded up to the nearest whole number, such votes to be cast by the holder of the P&O Princess Special Voting Share in accordance with the above provisions.

Resolutions Generally

130.No resolution to approve a Class Rights Action or a Joint Electorate Action shall be approved unless the Parallel General Meeting of Carnival is validly held and a vote of the holders of Carnival Common Stock is held on an Equivalent Resolution.

131.The P&O Princess Special Voting Share shall have no right to vote on any resolution of a procedural or technical nature put to a general meeting of the Company provided it has no adverse effect on the holders of Carnival Common Stock in any material respect. Resolutions of a procedural or technical nature will not be included in any notice of general meeting to the Company's shareholders. The Chairman will, in his absolute discretion, determine whether a resolution is of a procedural or technical nature. Subject to the foregoing, without limitation, the following resolutions shall constitute resolutions of a procedural or technical nature:

     (a) that certain people be allowed to attend or excluded from attending the Company's general meeting;

     (b) that discussion be closed and the question put to the vote (provided no amendments have been raised);

     (c) that the question under discussion not be put to the vote;

     (d) to proceed to the next item of business;

     (e) to proceed with matters in an order other than that set out in the notice of the meeting;

     (f) to adjourn the debate (for example, to a subsequent meeting); and

     (g) to adjourn the general meeting.

Methods of voting

132.Every resolution put to the vote of a general meeting on which the holder of the P&O Princess Special Voting Share is or may be entitled to vote shall be decided on a poll.

133.Subject to Article 132, any resolution to be put to the vote of a general meeting shall be decided on a show of hands unless, before or on the declaration of the result of a vote on the show of hands or on the withdrawal of any other demand for a poll, a poll is duly demanded. Subject to the provisions of the Companies Acts, a poll may be demanded by:

     (a) the chairman of the meeting; or

     (b) at least five Members Present in person or by proxy having the right to vote at the meeting; or

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

     (c) any member or Members Present in person or by proxy representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

     (d) any member or Members Present in person or by proxy holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

134.A demand by a person as proxy for a member shall be the same as a demand by the member.

Declaration of result in the absence of a poll

135.Unless a poll is required pursuant to Article 132 or is duly demanded pursuant to Article 133 (and the demand is not withdrawn before the poll is taken) a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Procedure on a poll

136.A poll on a resolution on which the holder of the P&O Princess Special
    Voting Share is or may be entitled to vote shall be kept open for such time as to allow the Parallel General Meeting to be held and for the votes attaching to the P&O Princess Special Voting Share to be calculated and cast on such poll.

137.A poll shall, subject to Article 136, be taken in such manner as the chairman directs. He may appoint scrutineers, who need not be members, and may fix a time and place for declaring the result of the poll. The result of the poll is deemed to be the resolution of the meeting at which the poll is demanded.

138.A poll shall be taken at such time and place as the chairman decides, either at once or after an interval or adjournment (but not more than 30 clear days after the date of the demand).

139.The chairman may determine that any poll may close at different times for different classes of shareholder or for different shareholders of the same class entitled to vote on the relevant resolution.

140.No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

141.A demand for a poll may be withdrawn but only with the consent of the chairman. A demand withdrawn in this way validates the result of a show of hands declared before the demand is made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand has not been made. If the demand for a poll is withdrawn, the chairman or any other member entitled may demand a poll.

142.The requirement for a poll (whether automatic or on demand) does not prevent the meeting continuing for the transaction of business other than the question on which a poll is to be held.

143.On a poll, votes may be given in person or by proxy and a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way, whether present in person or by proxy.

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

144.The chairman shall determine any dispute as to the admission or rejection of a vote and such determination made in good faith shall be final and conclusive.

Effectiveness of special and extraordinary resolutions

145.Where for any purpose an ordinary resolution of the Company is required, a special or extraordinary resolution shall also be effective. Where for any purpose an extraordinary resolution is required, a special resolution shall also be effective.

146.[Intentionally left blank]

VOTING RIGHTS AND PROCEDURES

Right to vote

147.Subject to any special terms as to voting on which shares have been allotted or issued, or a suspension or abrogation of voting rights pursuant to the Articles, at a general meeting or meeting of members of a class every Member Present has on a show of hands one vote and has on a poll:

     (a) one vote for each fully paid P&O Princess Ordinary Share; and

     (b) in the case of a partly paid share, that fraction of a vote equivalent to the proportion which the amount paid up (not credited) on that member's share bears to the total amount paid and payable for that share (excluding amounts credited). Amounts paid in advance of a call shall be ignored when calculating the proportion; and

     (c) in the case of the P&O Princess Special Voting Share, such number of votes as are determined in accordance with Articles 125, 129 and 131.

148.On a poll, every Member Present may cast the votes attaching to his Ordinary Shares either for or against the resolution or may specifically elect to abstain from voting, in which case his vote shall, subject to
    Article 112, neither be counted as a vote in favour or against such resolution.

Votes of joint holders

149.In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of he other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the register.

Member under incapacity

150.A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised for that purpose appointed by that court or official. That receiver, curator bonis or other person may, on a poll, vote by proxy. The right to vote shall be exercisable only if evidence satisfactory to the Board of the authority of the person claiming to exercise the right to vote has been deposited at the office, or at another place specified in accordance with these Articles for the delivery of proxy appointments, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised.

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Calls in arrears

151.No member shall be entitled to vote at a general meeting or at a separate meeting of the holders of any class of shares in the capital of the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

Errors in voting

152.If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chairman (in his absolute discretion), it is of sufficient magnitude to vitiate the result of the voting.

Objection to voting

153.No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered. Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

Disclosure Notice

154.The directors may by notice in writing (a "Disclosure Notice") require any member or other person Appearing to be Interested or Appearing to have been Interested in the Ordinary Shares to disclose to the Company in writing such information as directors require relating to the ownership of, or Interests in, the Ordinary Shares in question as lies within the knowledge of such member or other person (supported, if the directors so require, by a statutory declaration and/or by such independent evidence as the directors reasonably require) including:

     (a) any information which the Company is entitled to seek pursuant to Part VI of the Act; and

     (b) any information which the directors shall deem necessary or desirable in order to determine whether any Ordinary Shares are Combined Group Restricted Shares.

    The directors may give a Disclosure Notice at any time and may give one or more notices to the same members or other person in respect of the same Ordinary Shares.

Failure to comply with Disclosure Notice

155.If any member or any other person Appearing to be Interested in Ordinary
    Shares has been served with a Disclosure Notice or a notice under Section 212 of the Act and has failed to supply the Company with the information required within 14 days from the date of service of the notice (or, such other period of time as the directors may, in their absolute discretion, prescribe in the notice), then the directors may, in their absolute discretion, at any time thereafter by notice (a "Direction Notice") to such member direct that in respect of the Ordinary Shares in relation to which the default occurred (the "Default Shares") the member shall not be entitled to vote either personally or by proxy at a general meeting of the Company or to exercise any other right conferred by membership in relation to general meetings of the Company or meetings of the holders of any class of shares of the Company. The Company shall send to each other person Appearing to be Interested in Ordinary Shares which are the subject of a Direction Notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice. Any Direction Notice shall have effect, in accordance with its terms, for so long as the default in

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

    respect of which the Direction Notice was issued continues. The Direction Notice shall cease to have effect five days after confirmation by the Company that the information required by the Disclosure Notice has been provided to the Company.

Additional directions

156.Where the Default Shares represent at least 0.25 per cent. in nominal value of the issued shares of that class then the Direction Notice may additionally direct:

     (a) that any dividend or other money (or shares instead of such amount) payable in respect of the Default Shares shall (in whole or part) be retained by the Company without any liability to pay interest on it when it is finally paid to the member; and/or

     (b) that no transfer of any Default Shares held by such member shall be registered unless:

         (i) the member is not in default as regards supplying the information required;

         (ii)the member proves to the satisfaction of the directors that no person in default as regards supplying such information is Interested in any of the Ordinary Shares which are the subject of the transfer;

        (iii)registration of the transfer is required by the Regulations; or

         (iv)the transfer is an approved transfer if:

              (A)it is a transfer of shares pursuant to an acceptance of a takeover offer (within the meaning of section 428(1) of the Act); or

              (B)the Board is satisfied that the transfer is made pursuant to a sale of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or

              (C)the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services and Markets Act 2000 or any other stock exchange outside the United Kingdom on which the Company's shares are normally traded.

Additional Shares

157.Any new Ordinary Shares in the Company issued in right of Default Shares shall be subject to the same sanctions as apply to the Default Shares, and the directors may make any right to an allotment of new Ordinary Shares subject to sanctions corresponding to those which will apply to those Ordinary Shares on issue, provided that:

     (a) any sanctions applying to, or to a right to, new Ordinary Shares by virtue of this Article 157 shall cease to have effect when the sanctions applying to the related Default Shares cease to have effect (and shall be suspended or cancelled if and to the extent that the sanctions applying to the related Default Shares are suspended or cancelled); and

     (b) Article 154 shall apply to the exclusion of this Article 157 if the Company issues a separate Disclosure Notice in respect of the new shares.

Section 216 of the Act

158.The provisions of Article 157 are without prejudice to the provisions of section 216 of the Act and, in particular, the Company may apply to the court under section 216(1) of the Act whether or not the provisions of
    Article 157 have been applied.

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Conversion of uncertificated shares

159.The Company may exercise any of its powers under Article 29 in respect of any Default Shares that are held in uncertificated form.

Notification of interests

160.In addition to the obligation to disclose interests in shares pursuant to
    Part VI of the Act and the regulations made under it, any person with an interest in Ordinary Shares and any person treated as Appearing to be Interested in Ordinary Shares shall notify the Company in writing as soon as practicable following any event which would cause such person to disclose interests in shares pursuant to Part VI of the Act and any regulations made under it as if such obligation applied by reference to interests in Ordinary Shares.

PROXIES AND CORPORATE REPRESENTATIVES

Appointment of proxy: execution

161.The appointment of a proxy, whether by means of an instrument or contained in an electronic communication, shall be executed in such manner as the Board may approve. Subject thereto, the appointment of a proxy shall be executed by the appointor or his attorney or, if the appointor is a corporation, executed by a duly authorised officer, attorney or other authorised person or under its common seal. For the purpose of this Article and Articles 162 to 166, an electronic communication which contains a proxy appointment need not comprise writing if the Board so determines and in such a case, if the Board so determines, the appointment need not be executed but shall instead be subject to such conditions as the Board may approve.

Method of proxy appointment

162.The appointment of a proxy shall be in any usual form or in any other form which the Board may approve. Subject thereto, the appointment of a proxy may be:

     (a) by means of an instrument; or

     (b) contained in an electronic communication sent to such address (if any) as may for the time being be notified by or on behalf of the Company for that purpose, provided that the electronic communication is received in accordance with Article 163 not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to
         Article 107) or, where a poll is taken more than 48 hours after it is demanded, after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll, and the Board may, if it thinks fit, but subject to the provisions of the Companies Acts, at the Company's expense send forms of proxy for use at the meeting and issue invitations contained in electronic communications to appoint a proxy in relation to the meeting in such form as may be approved by the Board. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion.

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

Sending of proxy appointment

163.Without prejudice to Article 107(b) or to the second sentence of Article
    119, the appointment of a proxy shall:

     (a) in the case of an instrument, be delivered personally or by post to the office or such other place within the United Kingdom as may be specified by or on behalf of the Company for that purpose:

         (i) in the notice convening the meeting, or

         (ii)in any form of proxy sent by or on behalf of the Company in relation to the meeting,

         not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article 107) at which the person named in the appointment proposes to vote; or

     (b) in the case of an appointment contained in an electronic communication, where an address has been specified by or on behalf of the Company for the purpose of receiving electronic communications:

         (i) in the notice convening the meeting, or

         (ii)in any form of proxy sent by or on behalf of the Company in relation to the meeting, or

        (iii)in any invitation contained in an electronic communication to appoint a proxy issued by or on behalf of the Company in relation to the meeting, be received at that address not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article 107) at which the person named in the appointment proposes to vote; or

     (c) in either case, where a poll is automatic, the appointment of a proxy shall be delivered or received not less than 48 hours before the meeting at which the poll is to be held, and, in circumstances where a poll is demanded and taken more than 48 hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

     (d) in the case only of an instrument, where a poll is not taken forthwith but is, in respect of resolutions on which the P&O Princess Special Voting Share has no vote, taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director.

164.A proxy deposited by the holder of the P&O Princess Special Voting Share will be valid if it is received by or delivered to the chairman of the meeting before the close of the poll to which it relates.

Delivery of authority

165.Except in relation to an instrument deposited by the holder of the P&O
    Princess Special Voting Share (which is governed by Article 164 above), any power of attorney or other written authority under which a proxy appointment is executed or an office or notarially certified copy or a copy certified in accordance with the Powers of Attorney Act 1971 of such power or written authority shall be:

     (a) delivered personally or by post to the office, or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 163(a), not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article 107) at which the person named in the appointment proposes to vote; or

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     (b) in respect of resolutions on which the P&O Princess Special Voting
         Share has no vote, where a poll is taken more than 48 hours after it is demanded, be delivered as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

     (c) in the case only of a proxy appointment by means of an instrument, in respect of resolutions on which the P&O Princess Special Voting Share has no vote, where a poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director together with the proxy appointment to which it relates.

166.A proxy appointment which is not delivered or received in accordance with Articles 163 or 164, or in respect of which Article 165 has not been complied with, shall be invalid. No proxy appointment shall be valid more than twelve months after the date stated in it as the date of its execution. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one which was executed last shall be treated as replacing and revoking the others as regards that share; if the Company is unable to determine which was executed last, none of them shall be treated as valid in respect of that share.

Validity of proxy appointment

167.A proxy appointment shall be deemed to include the right to demand, or join in demanding, a poll but shall not confer any further right to speak at a meeting, except with the permission of the chairman. Save in respect of a proxy delivered in respect of the P&O Princess Special Voting Share, the proxy appointment shall also be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

Corporate representatives

168.Any corporation which is a member of the Company (in this Article the "grantor") may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any separate meeting of the holders of any class of shares. A person so authorised shall be entitled to exercise the same power on behalf of the grantor as the grantor could exercise if it were an individual member of the Company, save that a director, the secretary or other person authorised for the purpose by the secretary may require such person to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers. The grantor shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it.

Revocation of authority

169.A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding the poll unless notice of the determination was either delivered or received as mentioned in the following sentence at least three hours before the start of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of determination shall be either by means of an instrument delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 163(a) or contained in an

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

    electronic communication received at the address (if any) specified by or on behalf of the Company in accordance with Article 163(b), regardless of whether any relevant proxy appointment was effected by means of an instrument or contained in an electronic communication. For the purpose of this Article, an electronic communication which contains such notice of determination need not comprise writing if the Board has determined that the electronic communication which contains the relevant proxy appointment need not comprise writing.

NUMBER OF DIRECTORS

Limits on number of directors

170.Unless otherwise determined by ordinary resolution, the number of directors
    (other than alternate directors) shall be not less than three nor more than a maximum of twenty five in number (or such lesser maximum as the directors may from time to time resolve).

APPOINTMENT AND RETIREMENT OF DIRECTORS

Directors

Number of directors to retire

171.At every subsequent annual general meeting following the adoption of these Articles one-third of the directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to one-third shall retire from office, but;

     (a) if any director has at the start of the annual general meeting been in office for more than three years since his last appointment or re-appointment, he shall retire; and

     (b) if there is only one director who is subject to retirement by rotation, he shall retire.

Which directors to retire

172.Subject to the provisions of the Companies Acts and these Articles, the directors to retire by rotation shall be those who have been longest in office since their last appointment or re-appointment. As between persons who became or were last re-appointed directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. The directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the board at the date of the notice convening the annual general meeting. No director shall be required to retire or be relieved from retiring or be retired by reason of any change in the number or identity of the directors after the date of the notice but before the close of the meeting. If the Company does not fill the vacancy at the meeting at which a director retires by rotation or otherwise, the retiring director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-appointment of the director is put to the meeting and lost.

Eligibility for election and effectiveness of appointment

173.No person shall be appointed a director at any general meeting unless:

     (a) he is recommended by the Board; or

     (b) not less than seven nor more than 42 days before the earlier of the date appointed for the meeting and the date appointed for the Parallel General Meeting, notice executed by a member qualified to vote at the meeting (not being the person to be proposed) has been received by the Company of the intention to propose that person for appointment stating the

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

         particulars which would, if he were so appointed, be required to be included in the Company's register of directors, together with notice executed by that person of his willingness to be appointed.

174.No person shall be a director of the Company unless he is also a director of Carnival. The appointment of a person as a director of the Company shall only take effect at the same time as that person's appointment as a director of Carnival takes effect. Any director who resigns from his office will be obliged to resign as a director of Carnival at the same time as he resigns from the Board and his resignation from the Board shall not take effect until he does so.

Separate resolutions on appointment

175.Except as otherwise authorised by the Companies Acts, the appointment of any person proposed as a director shall be effected by a separate resolution.

Additional powers of the Company

176.Subject to Articles 124 to 129 and to Article 174, the Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director. The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the meeting.

Appointment by Board

177.The Board may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director and in either case whether or not for a fixed term, provided that the appointment does not cause the number of directors to exceed the number, if any, fixed by or in accordance with these Articles as the maximum number of directors. If a person is appointed as a director of Carnival by the Board of Carnival in accordance with the Carnival Constitution, the Board shall also appoint that person as a director of the Company.

178.Irrespective of the terms of his appointment, a director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the directors who are to retire by rotation at the meeting. If not re-appointed at such annual general meeting, he shall vacate office at its conclusion.

Position of retiring directors

179.A director who retires at an annual general meeting may, if willing to act, be re-elected. If he is not re-elected, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the later of the end of the meeting at which the director retires and the end of the Parallel General Meeting.

Age limit

180.No person shall be disqualified from being appointed or re-appointed a director, and no director shall be required to vacate that office, by reason only of the fact that he has attained the age of 70 years or any other age nor shall it be necessary by reason of his age to give special notice under the Companies Acts of any resolution for his appointment or re-appointment.

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No share qualification

181.A director shall not be required to hold any shares in the capital of the Company by way of qualification.

ALTERNATE DIRECTORS

Power to appoint alternates

182.Any director (other than an alternate director) may appoint any other director, willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.

Alternates entitled to receive notice

183.An alternate director shall be entitled to receive notice of all meetings of the Board and of all meetings of committees of the Board of which his appointor is a member, to attend and vote at any such meeting at which his appointor is not personally present, and generally to perform all the functions of his appointor (except as regards power to appoint an alternate) as a director in his absence.

Alternates representing more than one director

184.A director may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the Board or any committee of the Board to one vote for every director whom he represents (and who is not present) in addition to his own vote as a director, and shall count for the purpose of determining whether a quorum is present both in his capacity as a director and in his capacity as an alternate director.

Termination of appointment

185.An alternate director shall cease to be an alternate director:

     (a) if his appointer ceases to be a director; but, if a director retires by rotation or otherwise but is re-appointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his re-appointment; or

     (b) on the happening of any event which would cause him to vacate his office as director; or

     (c) if he resigns his office as a director by notice to the Company; or

     (d) if he notifies the Board and his appointer that he no longer wishes to serve as an alternate director.

Method of appointment and revocation

186.Any appointment or removal of an alternate director shall be by notice to the Company signed by the director making or revoking the appointment and shall take effect in accordance with the terms of the notice on receipt of such notice by the Company which shall, in the case of a notice contained in an instrument, be at the office or, in the case of a notice contained in an electronic communication, be at such address (if any) as may for the time being be notified by or on behalf of the Company for that purpose.

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

Alternate not an agent of appointor

187.Except as otherwise expressly provided in these Articles, an alternate director shall be deemed for all purposes to be a director. Accordingly, except where the context otherwise requires, a reference to a director shall be deemed to include a reference to an alternate director. An alternate director shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

POWERS OF THE BOARD

Business to be managed by Board

188.Subject to the provisions of the Companies Acts, the Memorandum and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the Board which may pay all expenses incurred in forming and registering the Company and may exercise all the powers of the Company, including without limitation the power to dispose of all or any part of the undertaking of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Board by these Articles. A meeting of the Board at which a quorum is present may exercise all powers exercisable by the Board.

Discretionary Matters

189.The Board may, by agreement with the Board of Carnival:

     (a) decide to seek the approval of the shareholders (or any class of shareholders) of either or both of the Company and Carnival for any matter that would not otherwise require such approval;

     (b) require any Joint Electorate Action to be approved instead as a Class Rights Action; or

     (c) specify a higher majority vote than the required majority that would otherwise be required for any shareholder vote provided for in Articles 125(a) and 128.

Exercise by Company of voting rights

190.The Board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them as directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

DELEGATION OF POWERS OF THE BOARD

Committees of the Board

191.A majority of the Board may delegate any of its powers to any committee consisting of two or more directors. Any such delegation may be made subject to such conditions as the majority of the Board may specify and may be revoked or altered. Subject to any conditions imposed by a majority of the Board, the proceedings of a committee with two or more directors shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying. For the avoidance of doubt, Article 209 shall not apply with regard to determining whether a committee of the Board is quorate. A committee of the Board will be quorate if at least a majority of the directors appointed to that committee is present.

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

Agents

192.A majority of the Board or of a committee of the Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the Board) and on such conditions as the Board or the relevant committee determines, including without limitation authority for the agent to delegate all or any of his powers, authorities and discretions, and may revoke or vary such delegation.

Offices including the title "director"

193.A majority of the Board may appoint any person to any office or employment having a designation or title including the word "director" or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word "director" in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these Articles.

Director's power to give effect to the DLC agreements

194.The directors are authorised and directed to carry into effect the provisions of the Equalization Agreement, the Voting Agreement, the P&O Princess Guarantee and any further agreements or arrangements that the Company is party to which are mentioned in or contemplated by such agreements. Subject to the Acts, nothing done in good faith by any director pursuant to such authority and obligations shall constitute a breach of the fiduciary duties of such director to the Company or its shareholders. In particular:

     (a) the directors shall, in addition to their duties to the Company, be entitled to have regard to the interests of the Combined Shareholders and to the interests of Carnival, as if the Company and Carnival were a single legal entity;

     (b) the directors are authorised to provide to Carnival and any officer, employee or agent of Carnival any information relating to the Company; and

     (c) the directors are authorised to enter into, operate and carry into effect the Equalization Agreement, the Voting Agreement and the P&O Princess Guarantee with full power to:

         (i) enter into, operate and carry into effect any further or other agreements or arrangements with or in connection with Carnival or the holder of the P&O Princess Special Voting Share; and

         (ii)do all such things as, in the opinion of the directors, are necessary or desirable for the application, implementation, protection, furtherance or maintenance of the dual listed company relationship with Carnival constituted by or arising out of any agreement or arrangement.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

Disqualification as a director

195.The office of a director shall be vacated immediately if:

     (a) he ceases to be a director by virtue of any provisions of the Companies Acts or these Articles or he becomes prohibited by applicable law from being a director; or

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

     (b) he resigns his office by notice to the Company or, having been appointed for a fixed term, the term expires or his office as a director is vacated pursuant to Article 177; or

     (c) he ceases to be a director of Carnival.

REMUNERATION OF NON-EXECUTIVE DIRECTORS

Ordinary remuneration

196.The ordinary remuneration of the directors who do not hold executive office for their services (excluding amounts payable under any other provision of these Articles) shall not exceed in aggregate (pound)1,000,000 per annum or such higher amount as the Company may from time to time by ordinary resolution determine and shall be satisfied in such manner as the Board or any validly formed committee thereof shall from time to time determine, which includes without limitation satisfaction in Company shares. Subject thereto, each such director shall be paid a fee (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board.

Additional remuneration for special services

197.Any director who does not hold executive office and who serves on any committee of the Board, by the request of the Board goes or resides abroad (from his normal country of residence) for any purpose of the Company or otherwise performs special services which in the opinion of the Board are outside the scope of the ordinary duties of a director, may (without prejudice to the provisions of Article 196) be paid such extra remuneration by way of salary, commission or otherwise as the Board may determine.

DIRECTORS' EXPENSES

Directors may be paid expenses

198.The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the Board or the Board of Carnival, meetings of any committees of the Board or of the Board of Carnival, or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or Carnival, or otherwise in connection with the discharge of their duties.

EXECUTIVE DIRECTORS

Appointment to executive office

199.Subject to the provisions of the Companies Acts, the Board may appoint one or more of its body to be the holder of any executive office (except that of auditor) in the Company and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made on such terms, including without limitation terms as to remuneration, as the Board determines. The Board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

Termination of appointment to executive office

200.Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any rights or claims which he may have against the Company by reason

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    of such cessation. A director appointed to an executive office shall not cease to be a director merely because his appointment to such executive office terminates.

Emoluments to be determined by the Board

201.The emoluments of any director holding executive office for his services as such shall be determined by the Board, and may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

DIRECTORS' INTERESTS

Directors may contract with the Company

202.Subject to the provisions of the Companies Acts, and provided that he has disclosed to the Board the nature and extent of any material interest of his, a director notwithstanding his office:

     (a) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

     (b) may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director;

     (c) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

     (d) shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

Notification of interests

203.For the purposes of this Article:

     (a) a general notice given to the Board that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

     (b) an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

GRATUITIES, PENSIONS AND INSURANCE

Gratuities and pensions

204.The Board may (by establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiary undertakings or any body

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    corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

Insurance

205.Without prejudice to the provisions of Article 288, the Board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

     (a) a director, officer, employee or auditor of the Company or Carnival, or any body which is or was the holding company or subsidiary undertaking of the Company or Carnival, or in which the Company or Carnival or a holding company or subsidiary undertaking of the Company or Carnival has or had any interest (whether direct or indirect) or with which the Company or Carnival or a holding company or subsidiary undertaking of the Company or Carnival is or was in any way allied or associated; or

     (b) a trustee of any pension fund in which employees of the Company, Carnival or, any other body referred to in Article 205(a) is or has been interested,

    including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.

Directors not liable to account

206.No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to Article 204. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

Section 719 of the Act

207.Pursuant to section 719 of the Act, the Board is hereby authorised to make such provision as may seem appropriate for the benefit of any persons employed or formerly employed by the Company or any of its subsidiary undertakings in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary undertaking. Any such provision shall be made by a resolution of the Board in accordance with section 719.

PROCEEDINGS OF THE BOARD

Convening meetings

208.Subject to the provisions of these Articles, the Board may regulate its proceedings as it thinks fit. The Chairman or any two directors may, and the secretary at the request of the Chairman or any two directors shall, call a meeting of the Board. Notice of a Board meeting shall be deemed to be properly sent to a director if it is sent to him personally or by word of mouth or sent by instrument to him, at his last known address (whether within or outside the United Kingdom) or such other address (if any) as may for the time being be notified by him or on his behalf to the Company for that purpose, or sent using electronic communications to such address (if any) as may for the time being be notified by him or on his behalf to the Company for that purpose. Questions arising at a meeting shall be decided by a majority of directors present at any meeting (provided that the meeting is quorate). Any director may waive notice of a meeting and any such waiver may be retrospective. Any electronic communication pursuant to this Article need not comprise writing if the Board so determines.

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Quorum

209.The quorum for the transaction of the business shall be a majority of the directors of the Company. A person who holds office as an alternate director shall, if his appointor is not present, be counted in the quorum in his capacity as an alternate director (on behalf of his appointor) in addition to in his capacity as a director of the Company. Any director who ceases to be a director at a Board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the Board meeting if no director objects.

Powers of directors if number falls below minimum

210.The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number.

Chairman and deputy chairman

211.The Board may appoint one of their number to be the chairman, and one of their number to be the deputy chairman, of the Board and may at any time remove either of them from such office. Unless he is unwilling to do so, the director appointed as chairman, or in his stead the director appointed as deputy chairman, shall preside at every meeting of the Board at which he is present. If there is no director holding either of those offices, or if neither the chairman nor the deputy chairman is willing to preside or neither of them is present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

Validity of acts of the Board

212.All acts done by a meeting of the Board, or of a committee of the Board, or by a person acting as a director or alternate director, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or alternate director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or, as the case may be, an alternate director and had been entitled to vote.

Resolutions in writing

213.A resolution in writing signed by all of the directors entitled to receive notice and vote at a meeting of the Board or of a committee of the Board shall be as valid and effectual as if it had been passed at a meeting of the Board or (as the case may be) a committee of the Board duly convened and held. For this purpose:

     (a) a resolution may be by means of an instrument or contained in an electronic communication sent to such address (if any) as may for the time being be notified by the Company for that purpose;

     (b) a resolution may consist of several instruments or several electronic communications, each executed by one or more directors, or a combination of both;

     (c) a resolution signed by an alternate director need not also be signed by his appointor; and

     (d) a resolution signed by a director who has appointed an alternate director need not also be signed by the alternate director in that capacity.

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Meetings by telephone, etc.

214.Without prejudice to the first sentence of Article 209, a person entitled to be present at a meeting of the Board or of a committee of the Board shall be deemed to be present for all purposes if he is able (directly or by telephonic communication) to speak to and be heard by all those present or deemed to be present simultaneously. A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is. The word "meeting" in these Articles shall be construed accordingly.

Directors' power to vote on contracts in which they are interested

215.Except as otherwise provided by these Articles, a director shall not vote at a meeting of the Board or a committee of the Board on any resolution of the Board concerning a matter in which he has an interest (other than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company or Carnival) which (together with any interest of any person connected with him) is to his knowledge material unless his interest arises only because the resolution concerns one or more of the following matters:

     (a) the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of, the Company or Carnival or any of their respective subsidiary undertakings;

     (b) the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or Carnival or any of their respective subsidiary undertakings for which the director has assumed responsibility (in whole or part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

     (c) a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or Carnival or any of their respective subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

     (d) a contract, arrangement, transaction or proposal concerning any other body corporate in which he or any person connected with him is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise, if he and any persons connected with him do not to his knowledge hold an interest (as that term is used in sections 198 to 211 of the Act) representing one per cent or more of either any class of the equity share capital of such body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be material interest in all circumstances);

     (e) a contract, arrangement, transaction or proposal for the benefit of employees of the Company or Carnival or any of their respective subsidiary undertakings which does not award him any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

     (f) a contract, arrangement, transaction or proposal concerning any insurance which the Company or Carnival is empowered to purchase or maintain for, or for the benefit of, any directors of the Company or of Carnival, or for persons who include directors of the Company or of Carnival.

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Interests of connected person and alternate director

216.For the purposes of this Article, an interest of a person who is, for any purpose of the Companies Acts (excluding any statutory modification of the Companies Acts not in force when this Article is adopted), connected with a director shall be treated as an interest of the director and, in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

Division of proposals

217.Where proposals are under consideration concerning the appointment
    (including without limitation fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately. In such cases each of the directors concerned shall be entitled to vote in respect of each resolution except that concerning his own appointment.

SECRETARY

Appointment and removal of secretary

218.Subject to the provisions of the Companies Acts, the secretary shall be appointed by the Board for such term, at such remuneration and on such conditions as it may think fit. Any secretary so appointed may be removed by the Board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

MINUTES

Minutes required to be kept

219.The Board shall cause minutes to be made in books kept for the purpose of:

     (a) all appointments of officers made by the Board; and

     (b) all proceedings at meetings of the Company, the holders of any class of shares in the capital of the Company, the Board and committees of the Board, including the names of the directors present at each such meeting.

Conclusiveness of minutes

220.Any such minutes, if purporting to be signed by the chairman of the meeting to which they relate or of the meeting at which they are read, shall be sufficient evidence of the proceedings at the meeting without any further proof of the facts stated in them.

THE SEAL

Authority required for execution of deed

221.The seal shall only be used by the authority of a resolution of the Board or a duly appointed committee of the Board. The Board may determine who shall sign any instrument executed under the seal. If they do not, it shall be signed by at least one director and the secretary or by at least two directors. Any instrument may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the instrument or by applying the seal or a facsimile of it by any other means to the instrument. An instrument signed, with the authority of a resolution of the Board, by a director and the secretary or by two directors and

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

    expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal. For the purpose of the preceding sentence only, "secretary" shall have the same meaning as in the Act and not the meaning given to it by Article 2.

Certificates for shares and debentures

222.The Board may by resolution determine either generally or in any particular case that any certificate for shares or debentures or representing any other form of security may have any signature affixed to it by some mechanical means, or printed on it or, in the case of a certificate executed under the seal, need not bear any signature.

Official seal for use abroad

223.The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad.

REGISTERS

Overseas and local registers

224.Subject to the provisions of the Companies Acts and the Regulations, the Company may keep an overseas or local or other register in any place, and the Board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

Authentication and certification of copies and extracts

225.Any director or the secretary or any other person appointed by the Board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

     (a) any document comprising or affecting the constitution of the Company whether in physical form or electronic form;

     (b) any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the Board or any committee of the Board whether in physical form or electronic form; and

     (c) any book, record and document relating to the business of the Company whether in physical form or electronic form (including without limitation the accounts), and if certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the Board or a committee of the Board, whether in physical form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS

Declaration of dividends

226.Subject to the provisions of the Companies Acts and the Equalization
    Agreement, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Board.

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227.The Board shall announce any dividends on ordinary shares in US dollars (or such other currency as it shall determine from time to time) together with a sterling equivalent for any such dividend in accordance with Article 232 below.

228.The Board may at its discretion make provisions to enable a member to receive dividends duly payable in a currency or currencies other than dollars or sterling.

229.Holders of ordinary shares shall be entitled to be paid dividends in sterling for so long as sterling remains the national currency of the United Kingdom or in any replacement currency if sterling ceases to be the only national currency of the United Kingdom.

Interim dividends

230.Subject to the provisions of the Companies Acts, the Equalization Agreement and Articles 234 to 236 (inclusive), the Board may pay interim dividends if it appears to the Board that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Board may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The Board may also pay at intervals settled by it any dividend payable at a fixed rate if it appears to the Board that the profits available for distribution justify the payment. If the Board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

Apportionment of dividends

231.Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid; but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

Exchange rate dividend calculation

232.For the purposes of the calculation of the amount receivable in respect of any dividend payable in a currency or currencies other than US dollars, the rate of exchange to be used to determine the relevant currency equivalent of any sum payable as a dividend shall be such market rate (whether spot or forward) selected by the Board as it shall consider appropriate by reference to such market rate or rates or the mean of such market rates prevailing at such time or times or on such date or dates as the Board may in its discretion select.

Ranking of shares for dividends

233.The rights attaching to the shares of the Company, as regards the participation in the profits available for distribution and resolved to be distributed, are as follows:

     (a) the holders of preference shares shall be entitled, in priority to any payment of dividends to the holders of any other class of shares, to a preferred right to participate as regards dividends up to but not beyond a specified amount; and

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     (b) any surplus remaining after payment of the dividends under paragraph
         (a) shall be payable to the holders of the P&O Princess Ordinary Shares in equal amounts per share.

Matching cash dividends or distributions of an income nature

234.Subject to the other provisions of these Articles, the Company shall not pay or make any Distribution in cash unless Carnival also pays or makes a Distribution in cash at or about the same time and the ratio of the Equalization Distribution Amount so paid or made by Carnival to the Equalization Distribution Amount so paid or made by the Company (converted, if applicable, at the Applicable Exchange Rate for such Distributions and rounded to five decimal places) equals the Equalization Ratio in effect on the Distribution Determination Date for such Distributions (each, an "Equivalent Distribution").

235.The Company shall not declare or otherwise become obligated to pay or make a Distribution in cash unless (i) on the date on which such declaration is made or such obligation is created, Carnival has sufficient distributable reserves to make an Equivalent Distribution with respect to such Distribution; or (ii) the Company agrees to pay, and does pay, to Carnival (before Carnival pays or makes such Distribution) the minimum amount required by Carnival so that it will have sufficient distributable reserves to pay or make such an Equivalent Distribution. Notwithstanding compliance with the preceding sentence, if Carnival shall have declared or otherwise become obligated to pay or make such Equivalent Distribution when due, then the Company shall pay to Carnival the minimum amount required by Carnival so that Carnival will have sufficient distributable reserves to pay or make such Equivalent Distribution; provided however that if the Company does not have sufficient distributable reserves to pay or make in full both the Equivalent Distribution that it declared or became obligated to make and the payment required by this sentence, then (i) the Company shall only pay or make the portion of that Equivalent Distribution (and any related payment that would have been required by this sentence in respect of such portion if it were the entire Equivalent Distribution that it had declared or became obligated to make) that it can make with its distributable reserves and (ii) Carnival shall only pay or make the portion of its Equivalent Distribution that it can make out of its distributable reserves following receipt of such payment.

236.For purposes of Article 235, the amount the Company is required to pay
    Carnival shall be determined after taking into account all Taxes payable by, and all Tax credits of, the Company and Carnival with respect to the payment or receipt of such payment and any such payment may be made on the Equalization Share issued by the Company if both the Board and the Board of Carnival deem it appropriate.

Timing of dividends and distributions

237.The Board, insofar as is practical, will:

     (a) in relation to any proposed cash Distribution, agree with the Board of Carnival the amount of the Equivalent Distribution to be made by each company;

     (b) determine to pay or recommend to pay Equivalent Distributions at a meeting of the Board convened as close in time as is practicable to the respective meeting of the Board of Carnival;

     (c) announce and pay any Equivalent Distributions simultaneously or as close in time as is practicable to the announcement or payment of any Equivalent Distribution made by the Board of Carnival;

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

     (d) ensure that the record dates for receipt of the Equivalent Distribution, in respect of the Company and Carnival, are on the same date; and

     (e) generally co-ordinate the timing of all other aspects of the payment or making of Equivalent Distributions with the Board of Carnival.

Dividends in specie

238.Subject to the provisions of Articles 124 to 129 and the provisions of the Equalization Agreement, a general meeting declaring a dividend may, on the recommendation of the Board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, including without limitation paid up shares or debentures of another body corporate. The Board may make any arrangements it thinks fit to settle any difficulty arising in connection with the distribution, including without limitation
    (a) the fixing of the value for distribution of any assets, (b) the payment of cash to any member on the basis of that value in order to adjust the rights of members, and (c) the vesting of any asset in a trustee.

Scrip dividends: authorising resolution

239.Subject to the Companies Acts and the provisions of Articles 124 to 129, the Board may, if authorised by an ordinary resolution of the Company (the "Resolution"), offer any holder of ordinary shares the right to elect to receive Ordinary Shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of all or any dividend specified by the Resolution. The offer shall be on the terms and conditions and be made in the manner specified in Article 240 or, subject to those provisions, specified in the Resolution.

Scrip dividends: procedures

240.The following provisions shall apply to the Resolution and any offer made pursuant to it and Article 239.

     (a) The Resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period.

     (b) Each holder of Ordinary Shares shall be entitled to that number of new shares as are together as nearly as possible equal in value to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo (each a "new share"). For this purpose, the value of each new share shall be:

         (i) equal to the average quotation for the Company's Ordinary Shares, that is, the average of the middle market quotations for those shares on the London Stock Exchange, as derived from the Daily Official List, on the day on which such shares are first quoted ex the relevant ividend and the four subsequent dealing days; or

         (ii)calculated in any other manner specified by the Resolution,

         but shall never be less than the par value of the new share. A certificate or report by the auditors as to the value of a new share in respect of any dividend shall be conclusive evidence of that value.

     (c) On or as soon as practicable after announcing that any dividend is to be declared or recommended, the Board, if it intends to offer an election in respect of that dividend, shall also announce that intention. If, after determining the basis of allotment, the Board decides to proceed with the offer, it shall notify the holders of Ordinary Shares of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be lodged in order to be effective.

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     (d) The Board shall not proceed with any election unless the Company has sufficient unissued Ordinary Shares authorised for issue and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined.

     (e) The Board may exclude from any offer any holders of Ordinary Shares where the Board believes the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

     (f) The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on Ordinary Shares in respect of which an election has been made (the "elected shares") and instead such number of new shares shall be allotted to each holder of elected shares as is arrived at on the basis stated in
         Article 240(b). For that purpose the Board shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including without limitation the profit and loss account), whether or not it is available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to each holder of elected shares as is arrived at on the basis stated in Article 240(b).

     (g) The new shares when allotted shall rank equally in all respects with the fully paid shares of the same class then in issue except that they shall not be entitled to participate in the relevant dividend.

     (h) No fraction of an Ordinary Share shall be allotted. The Board may make such provision as it thinks fit for any fractional entitlements including without limitation payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any holder.

     (i) The Board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters. Any agreement made under such authority shall be effective and binding on all concerned.

     (j) The Board may, at its discretion, amend, suspend or terminate any offer pursuant to this Article.

Permitted deductions and retentions

241.The Board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share. Where a person is entitled by transmission to a share, the Board may retain any dividend payable in respect of that share until that person (or that person's transferee) becomes the holder of that share.

Procedure for payment to holders and others entitled

242.Any dividend or other moneys payable in respect of a share may be paid:

     (a) in cash; or

     (b) by cheque or warrant made payable to or to the order of the holder or person entitled to payment; or

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     (c) by any direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment; or

     (d) by any other method approved by the Board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment including (without limitation) in respect of an uncertificated share by means of the relevant system (subject to the facilities and requirements of the relevant system).

Joint entitlement

243.If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may:

     (a) pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and

     (b) for the purposes of Article 242, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

Payment by post

244.A cheque or warrant may be sent by post to:

     (a) where a share is held by a sole holder, the registered address of the holder of the share; or

     (b) if two or more persons are the holders, to the registered address of the person who is first named in the register; or

     (c) if a person is entitled by transmission to the share, as if it were a notice to be given under Articles 254 to 260; or

     (d) in any case, to such person and to such address as the person entitled to payment may direct by notice to the Company.

Discharge to Company and risk

245.Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds by the bank instructed to make the transfer or, in respect of an uncertificated share, the making of payment in accordance with the facilities and requirements of the relevant system (which, if the relevant system is CREST, shall be the creation of an assured payment obligation in respect of the dividend or other moneys payable in favour of the settlement bank of the member or other person concerned) shall be a good discharge to the Company. Every cheque or warrant sent in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any other method used by the Company in accordance with Article 242.

Interest not payable

246.No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

Forfeiture of unclaimed dividends

247.Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, unless the Board resolves otherwise, be forfeited and cease to remain owing by

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    the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the Company a trustee in respect of it. The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if those instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the member's new address. The entitlement conferred on the Company by this Article in respect of any member shall cease if the member claims a dividend or cashes a dividend warrant or cheque.

CAPITALISATION OF PROFITS AND RESERVES

Power to capitalise

248.Subject to the provisions of Articles 124 to 129 and the provisions of the Equalization Agreement, the Board may with the authority of an ordinary resolution of the Company:

     (a) subject to the provisions of this Article, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund, including without limitation the Company's share premium account and capital redemption reserve, if any;

     (b) appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportions;

     (c) apply that sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

     (d) allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other;

     (e) where shares or debentures become, or would otherwise become, distributable under this Article in fractions, make such provision as they think fit for any fractional entitlements including without limitation authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

     (f) authorise any person to enter into an agreement with the Company on behalf of all the members concerned providing for either:

         (i) the allotment to the members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled on the capitalisation; or

         (ii)the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under that authority shall be binding on all such members; and

     (g) generally do all acts and things required to give effect to the ordinary resolution.

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RECORD DATES

Record dates for dividends, etc.

249.Notwithstanding any other provision of these Articles, the Company or the Board may:

     (a) fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

     (b) for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, and how many votes such persons may cast, specify in the notice of meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting; changes to the register after the time specified by virtue of this Article 249(b) shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

     (c) for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of shares in the capital of the Company, under these Articles, determine that persons entitled to receive such notices are those persons entered on the register at the close of business on a day determined by the Company or the Board, which day may not be more than 21 days before the day that notices of the meeting are sent.

ACCOUNTS

Rights to inspect records

250.No member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by statute or authorized by the Board or by ordinary resolution of the Company or order of a court of competent jurisdiction.

Sending of annual accounts

251.Subject to the Companies Acts, a copy of the Company's annual accounts, together with a copy of the directors' report for that financial year and the auditors' report on those accounts shall, at least 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Companies Acts, be sent to every member and to every holder of the Company's debentures of whose address the Company is aware, and to every other person who is entitled to receive notice of meetings from the Company under the provisions of the Companies Acts or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders.

Summary financial statements

252.Subject to the Companies Acts, the requirements of Article 251 shall be deemed satisfied in relation to any person by sending to the person, instead of such copies, a summary financial statement derived from the Company's annual accounts and the directors' report, which shall be in the form and containing the information prescribed by the Companies Acts and any regulations made under the Companies Acts.

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NOTICES

When notice required to be in writing: use of electronic communications

253.Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the Board) shall be in writing. Any such notice may be sent using electronic communications to such address (if any) as may for the time being be notified for that purpose to the person giving the notice by or on behalf of the person to whom the notice is sent.

Methods of giving notice

254.The Company may send any notice or other document pursuant to these Articles to a member by whichever of the following methods it may in its absolute discretion determine:

     (a) personally; or

     (b) by posting the notice or other document in a prepaid envelope addressed to the member at his registered address; or

     (c) by leaving the notice or other document at that address; or

     (d) by sending the notice or other document using electronic communications to such address (if any) as may for the time being be notified to the Company by or on behalf of the member for that purpose.

Website publication

255.Subject to the Companies Acts, the Company may also send any notice or other document pursuant to these Articles to a member by publishing that notice or other document on a website where:

     (a) the Company and the member have agreed to him having access to the notice or document on a website (instead of it being sent to him);

     (b) the notice or document is one to which that agreement applies;

     (c) the member is notified, in a manner for the time being agreed between him and the Company for the purpose, of:

         (i) the publication of the notice or document on a website;
         (ii)the address of that website; and

        (iii)the place on that website where the notice or document may be accessed, and how it may be accessed; and

     (d) the notice or document is published on that website throughout the publication period, provided that, if the notice or document is published on that website for a part, but not all of, the publication period, the notice or document shall be treated as being published throughout that period if the failure to publish that notice or document throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

    In this Article 255, "publication period" means:

     (e) in the case of a notice of an adjourned meeting pursuant to Article 104, a period of not less than seven clear days before the date of the adjourned meeting, beginning on the day following that on which the notification referred to in sub-paragraph (c) above is sent or (if later) is deemed sent;


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     (f) in the case of a notice of a poll pursuant to Article 136, a period of not less than seven clear days before the taking of the poll, beginning on the day following that on which the notification referred to in sub-paragraph (c) above is sent or (if later) is deemed sent; and

     (g) in any other case, a period of not less than the relevant notice period, beginning on the day following that on which the notification referred to in sub-paragraph (c) above is sent or (if later) is deemed sent.

Notice to joint holders

256.In the case of joint holders of a share, all notices or other documents shall be sent to the joint holder whose name stands first in the register in respect of the joint holding. Any notice or other document so sent shall be deemed for all purposes sufficient sending to all the joint holders.

Registered address outside United Kingdom

257.A member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which a notice or other document may be sent to him by instrument or an address to which a notice or other document may be sent using electronic communications shall (provided that, in the case of electronic communications, the Company so agrees) be entitled to have notices or other documents sent to him at that address but otherwise:

     (a) no such member shall be entitled to receive any notice or other document from the Company; and

     (b) without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

Deemed receipt of notice

258.A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

Terms and conditions for electronic communications

259.The Board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic communications for the sending of notices, other documents and proxy appointments by the Company to members and by members to the Company.

Notice includes website notification

260.In this Article and in Articles 261, 262 and 263, references to a notice include without limitation references to any notification required by the Companies Acts or these Articles in relation to the publication of any notices or other documents on a website.

Notice to persons entitled by transmission

261.A notice or other document may be sent by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose authorised by these Articles for the sending of a notice or other document to a member, addressed to them by

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    name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address, if any, in the United Kingdom as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, a notice or other document may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

Transferees etc. bound by prior notice

262.Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has been sent to a person from whom he derives his title, provided that no person who becomes entitled by transmission to a share shall be bound by any direction notice issued under Article 154 to a person from whom he derives his title.

Proof of sending when sent by post

263.Proof that an envelope containing a notice or other document was properly addressed, prepaid and posted shall be conclusive evidence that the notice or document was sent. Proof that a notice or other document contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators current at the date of adoption of these Articles, or, if the Board so resolves, any subsequent guidance so issued, shall be conclusive evidence that the notice or document was sent. A notice or other document sent by the Company to a member by post shall be deemed to be sent:

     (a) if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the envelope containing it was posted;

     (b) if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or from an address in another country to an address outside that country (including without limitation an address in the United Kingdom), on the third day following that on which the envelope containing it was posted; and

     (c) in any other case, on the second day following that on which the envelope containing it was posted.

When notices etc. deemed sent by electronic communication

264.A notice or other document sent by the Company to a member contained in an electronic communication shall be deemed sent to the member on the day following that on which the electronic communication was sent to the member. Such a notice or other document shall be deemed sent to the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant notice or other document for any reason and notwithstanding that the Company subsequently sends a copy of such notice or other document by post to the member.

Notice during disruption of postal services

265.If at any time the Company is unable effectively to convene a general meeting by notices sent through the post in the United Kingdom as a result of the suspension or curtailment of postal services, notice of general meeting may be sufficiently given by advertisement in the United

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    Kingdom. Any notice given by advertisement for the purpose of this Article shall be advertised on the same date in at least one newspaper having a national circulation. Such notice shall be deemed to have been sent to all persons who are entitled to have notice of meetings sent to them on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable. The foregoing shall not absolve the Company from any duty to send notice of a general meeting by use of electronic communications pursuant to these Articles.

DESTRUCTION OF DOCUMENTS

Power of Company to destroy documents

266.The Company shall be entitled to destroy:

     (a) all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration;

     (b) all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address at any time after the expiration of two years from the date of recording;

     (c) all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

     (d) all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment;

     (e) all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use; and

     (f) all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded.

Presumption in relation to destroyed documents

267.It shall conclusively be presumed in favour of the Company that:

     (a) every entry in the register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 266 was duly and properly made;

     (b) every instrument of transfer destroyed in accordance with Article 266 was a valid and effective instrument duly and properly registered;

     (c) every share certificate destroyed in accordance with Article 266 was a valid and effective certificate duly and properly cancelled; and

     (d) every other document destroyed in accordance with Article 266 was a valid and effective document in accordance with its recorded particulars in the books or records of the Company,

     but:

     (e) the provisions of this Article apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant;

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     (f) nothing in this Article shall be construed as imposing on the Company any liability in respect of the destruction of any document earlier than the time specified in Article 266 or in any other circumstances which would not attach to the Company in the absence of this Article; and

     (g) any reference in Articles 266 and 267 to the destruction of any document includes a reference to its disposal in any manner.

UNTRACED SHAREHOLDERS

Power to dispose of shares of untraced shareholders

268.The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

     (a) during the period of 12 years before the date of the publication of the advertisements referred to in Article 268(b) (or, if published on different dates, the first date) (for the purposes of this Article, the "relevant period") at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorized by these Articles in respect of the shares in question have remained uncashed;

     (b) the Company shall as soon as practicable after expiry of the relevant period have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares;

     (c) during the relevant period and the period of three months following the publication of the advertisements referred to in Article 268(b) (or, if published on different dates, the first date) the Company has received no indication either of the whereabouts or of the existence of such member or person; and

     (d) if the shares are listed on the London Stock Exchange, notice has been given to the London Stock Exchange of the Company's intention to make such sale before the publication of the advertisements.

Transfer on sale

269.To give effect to any sale pursuant to Article 268, the Board may:

     (a) where the shares are held in certificated form, authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer; or

     (b) where the shares are held in uncertificated form, do all acts and things it considers necessary or expedient to rematerialise shares into certificated form and/or to effect the transfer of the shares to, or in accordance with the directions of, the buyer.

Effectiveness of transfer

270.An instrument of transfer executed by that person in accordance with
    Article 269(a) shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article 269(b) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares. The transferee shall not be bound to see to the application of the purchase money, and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

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Proceeds of sale

271.The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for an amount equal to the proceeds. The Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount. In relation to the debt, no trust is created and no interest is payable. The Company shall not be required to account for any money earned on the net proceeds of sale, which may be used in the Company's business or invested in such a way as the Board from time to time thinks fit.

LIQUIDATION

272.If either or both of the Company and/or Carnival goes into any voluntary or involuntary Liquidation, the Company and Carnival will, subject to Article 273 below, make and receive such payments or take such other actions required to ensure that the holders of Ordinary Shares of each company would, had each entity gone into Liquidation on the same date, be entitled to receive a Liquidation Distribution which is equivalent on a per share basis in accordance with the then existing Equalization Ratio, having regard to the Liquidation Exchange Rate but ignoring any shareholder Tax or Tax Benefit.

Liquidation Procedure

273.To establish the amount payable under Article 272, each of the Company and Carnival will determine the amount of assets (if any) it will have available for distribution in a Liquidation on the date of Liquidation (or notional date of Liquidation) to holders of its Ordinary Shares after payment of all its debts and other financial obligations, including any tax costs associated with the realisation of any assets on a Liquidation and any payments due on any preference shares (its "Net Assets"). To the extent that the Net Assets of one company would enable it to make a Liquidation Distribution to the holders of its Ordinary Shares that is greater than the Liquidation Distribution that the other company could pay from its Net Assets to the holders of its Ordinary Shares, adjusting such comparative Liquidation Distribution in accordance with the then existing Equalization Ratio and having regard to the Liquidation Exchange Rate, but ignoring any shareholder Tax (including any withholding Tax required to be deducted by the company concerned) or Tax Benefit then subject to Article 274 such company will make a balancing payment (or take any other balancing action described in Article 275 below) in such amount as will ensure that both companies can make equivalent Liquidation Distributions to the holders of their Ordinary Shares in accordance with the then existing Equalization Ratio and having regard to the Liquidation Exchange Rate, but ignoring any shareholder Tax (including any withholding Tax required to be deducted by the company concerned) or Tax Benefit, PROVIDED ALWAYS THAT no company need make a balancing payment (or take any other action) as described in this
    Article 273 if it would result in neither the holders of Carnival Common Stock nor the holders of P&O Princess Ordinary Shares being entitled to receive any Liquidation Distribution at all.

274.For purposes of Article 273, the amount a company is required to pay the other company shall be determined after taking into account all Taxes payable by, and all Tax credits, losses or deductions of, the parties with respect to the payment or receipt of such payment and any such payment may be made on the Equalization Share issued by the paying company if both the Board and the Board of Carnival deem it appropriate.

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Liquidation Actions

275.In giving effect to the principle regarding a Liquidation of the Company and/or Carnival described above, the Company and/or Carnival shall take such action as may be required to give effect to that principle, which may include:

     (a) making a payment (of cash or in specie) to the other company;

     (b) issuing shares (which may include the Equalization Share) to the other party or to holders of Ordinary Shares of the other company and making a distribution or return on such Ordinary Shares; or

     (c) taking any other action that the Board and the Board of Carnival shall both consider appropriate to give effect to that principle,

    provided that any action other than a payment of cash by one company to the other shall require the prior approval of the Board and the Board of Carnival.

Disposal of assets by liquidator

276.The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.

SHARE CONTROL LIMIT

Trigger of limit

277.Subject to Article 278, if any person (an "Acquiring Person") acquires additional Ordinary Shares or voting control over additional Ordinary Shares and, after giving effect to such acquisition (or, if the Company is subject to the City Code, acquires Ordinary Shares or voting control over Ordinary Shares) such Acquiring Person, whether solely or together with any person or persons Acting in Concert with such Acquiring Person, holds or exercises voting control over Ordinary Shares which equal or are in excess of the Combined Group City Code Limit (such acquisition of Ordinary Shares or voting control over Ordinary Shares, a "Triggering Acquisition"), then all (i) Ordinary Shares held by the Acquiring Person or over which the Acquiring Person exercises voting control, and (ii) Ordinary Shares held by any party or parties Acting in Concert with such Acquiring Person or over which any party or parties Acting in Concert with such Acquiring Person exercise(s) voting control (the "Acquiring Person Attributable Shares") shall automatically be designated as "Combined Group Restricted Shares" for the purposes of Articles 277 to 287. A Triggering Acquisition can occur more than once and the provisions set forth in Articles 277 to 287 shall apply to every separate Triggering Acquisition or series of Triggering Acquisitions.

Qualifying Takeover Offer

278.Notwithstanding the provisions of Article 277, if:

     (a) prior to or simultaneously with a Triggering Acquisition, such Acquiring Person has made a Qualifying Takeover Offer (and, in the event that the Qualifying Takeover Offer was made prior to the Triggering Acquisition, such Qualifying Takeover Offer has not been withdrawn, abandoned or terminated prior to or simultaneously with the Triggering Acquisition), or

     (b) where the circumstances described in Article 278(a) have not occurred, such Acquiring Person (i) within 10 days after the date on which the applicable Triggering Action occurs,

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         makes a binding public announcement to commence a Qualifying Takeover
         Offer, and (ii) within 28 days after making the public announcement referred to in 278(b)(i), commences a Qualifying Takeover Offer,

    then the Acquiring Person Attributable Shares shall not be designated Combined Group Restricted Shares for the purposes of Articles 278 to 287 hereof until the earliest to occur (if at all) of (x) a withdrawal, abandonment or termination of such Qualifying Takeover Offer other than in accordance with its terms, or (y) any amendment, modification or supplement to the terms of either offer constituting the Qualifying Takeover Offer such that, as amended, modified or supplemented, the offers would not constitute a Qualifying Takeover Offer; provided that immediately upon the earliest to occur of the events described in (x) or (y) above, such Acquiring Person Attributable Shares shall be automatically designated as Combined Group Restricted Shares.

Determination of Combined Group Excess Shares

279.In the event that any Ordinary Shares are designated Combined Group
    Restricted Shares pursuant to Articles 277 or 278:

     (a) If the Combined Group Restricted Shares (i) consist entirely of P&O Princess Ordinary Shares, and (ii) are held by or subject to the voting control of a single person, then all P&O Princess Ordinary Shares held by such person or over which such person exercises voting control which cause the Combined Group City Code Limit to be equalled or exceeded shall automatically be designated as Combined Group Excess Shares for the purposes of Articles 286 and 287;

     (b) If the Combined Group Restricted Shares consist of both Carnival Common Stock and P&O Princess Ordinary Shares, and are held by or subject to the voting control of a single person, then:

         (i) if, after giving effect to the Equalization Ratio, (x) the number of votes represented by such P&O Princess Ordinary Shares that could be cast with respect to a Joint Electorate Action exceeds or is equal to (y) the number of votes represented by such Carnival Common Stock that could be cast with respect to a Joint Electorate Action, then all P&O Princess Ordinary Shares held by such person or over which such person exercises voting control which cause the Combined Group City Code Limit to be equalled or exceeded shall automatically be designated as Combined Group Excess Shares for the purposes of Articles 286 and 287; and

         (ii)if, after giving effect to the Equalization Ratio, (x) the number of votes represented by such P&O Princess Ordinary Shares that could be cast with respect to a Joint Electorate Action is less than (y) the number of votes represented by such Carnival Common Stock that could be cast with respect to a Joint Electorate Action, such P&O Princess Ordinary Shares shall automatically be designated as Combined Group Excess Shares for the purposes of Articles 286 and 287 only to the extent that such P&O Princess Ordinary Shares would give such person ownership or voting control equal to or in excess of the Combined Group City Code Limit, if such limit was applied without regard to any Carnival Common Stock held or subject to the voting control of such person.

     (c) If the Combined Group Restricted Shares are held by or subject to the voting control of two or more persons Acting in Concert, where:

         (i) all or a part of such Combined Group Restricted Shares would all have been designated as Combined Group Excess Shares pursuant to
             Article 279(a) had they been held by or subject to the voting control of a single person; or

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         (ii)all or a part of such Combined Group Restricted Shares would have been designated as Combined Group Excess Shares pursuant to
             Article 279(b) had they been held by or subject to the voting control of a single person,

         then such automatic designation as Combined Group Excess Shares for the purposes of Articles 286 and 287 shall be made with respect to the same number of P&O Princess Ordinary Shares held by or subject to the voting control of such persons Acting in Concert as if they had been held by or subject to the voting control of a single person, such designation to be made on a pro rata basis based on the number of P&O Princess Ordinary Shares each such person holds or over which each such person exercises voting control.

Authority of the Board

280.The Board shall have the authority to exercise all rights and powers granted to or vested in the Board or the Company under Articles 277 to 287 and to take any action as it deems necessary or advisable to give effect to the provisions of Articles 277 to 287, including the right and power to interpret the provisions of Articles 277 to 278 and to make all determinations deemed necessary or advisable to give effect to the provisions of Articles 277 to 287. Without limiting the generality of the foregoing, the Company shall expressly have the right to effect or procure a transfer of Combined Group Restricted Shares as described in Articles 277 to 287. In the case of ambiguity in the application of any of the provisions of Articles 277 to 287, the Board shall, in its absolute discretion, have the power to determine the application of such provisions with respect to any situation based on the facts known to them. All such actions, calculation, interpretations and determinations which are done or made by the Board in good faith shall be final, conclusive and binding on the Company and all other parties. No Director shall be liable for any act or omission pursuant to these Articles 277 to 287 if such action was taken in good faith.

281.Immediately on a trigger of the Combined Group City Code Limit by any member (or any Acquiring Person), such person(s) shall:

     (a) be deemed to irrevocably appoint the Company as his agent for the sale of the Combined Group Excess Shares, together with all rights attaching thereto, including, but not limited to, the right to do all acts and things, receive (on behalf of the Acquiring Person) the proceeds from the sale of the Combined Group Excess Shares and to negotiate, sign, execute and deliver all documents on behalf of the Acquiring Person which it considers necessary and advisable in connection with the sale of the Combined Group Excess Shares and such appointment shall endure until the ninetieth day after final delivery of the proceeds of the sale of all of the relevant Combined Group Excess Shares to the Company; and

     (b) authorise any person to execute an instrument of transfer in respect of the Combined Group Excess Shares sold to, or in accordance with the directions of, the Combined Group Excess Share Trustee and/or any subsequent purchaser. The transferee shall not be bound to see to the application of any purchase money and his title to the Combined Group Excess Shares shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale or transfer; and

     (c) assist the Company in any and all matters or things relating to the sale of the Combined Group Excess Shares, including, but not limited to, procuring the appointment of the Company by his nominee or trustee, as their agent for the sale of the Combined Group Restricted Shares together with those rights, permissions and authorisations granted in (i) and (ii) above.

282.Articles 277 to 287 override any other provision of these Articles.

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Notice

283.Any person whose acquisition of Ordinary Shares or voting control over Ordinary Shares would or does result in any Ordinary Shares being constituted as Combined Group Restricted Shares pursuant to Articles 277 or 278 shall immediately give written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine (i) whether any acquisition of Ordinary Shares or voting control over Ordinary Shares has resulted or could result in any Ordinary Shares being designated as Combined Group Excess Shares under Article 279, and/or (ii) to what extent any Combined Group Restricted Shares should be designated as Combined Group Excess Shares pursuant to
    Article 278.

284.The Company will, as soon as practicable after the Board has knowledge thereof, notify in writing any person who holds any Combined Group Restricted Shares; provided that failure by the Company to give any such notification shall in no way invalidate any of the provisions of Articles 277 to 287. The Company may, at any time after serving such notice referred to in this Article 284, require that the holder(s) of Combined Group Restricted Shares provide the Company with such other information as the Company may request in order to determine (i) whether any acquisition of Ordinary Shares or voting control over Ordinary Shares has resulted or could result in any Ordinary Shares being designated as Combined Group Excess Shares under Article 279, and/or (ii) to what extent any Combined Group Restricted Shares should be designated as Combined Group Excess Shares pursuant to Article 278.

Exclusions

285.The provisions set forth in Articles 277 to 284 and 286 and 287 shall not apply to:

     (a) any Ordinary Shares to the extent that such restrictions are prohibited pursuant to the Applicable Regulations; or

     (b) any acquisition of Ordinary Shares or voting control over Ordinary Shares by any member of the Arison Group if, as a result, the aggregate of the voting rights of the P&O Princess Ordinary Shares and of the Carnival Common Stock held by the Arison Group and of the P&O Princess Ordinary Shares and of the Carnival Common Stock over which the Arison Group, after giving effect to the Equalization Ratio, exercises voting control does not thereby (i) increase by one per cent or more in any period of twelve consecutive months and (ii) after giving effect to the Equalization Ratio, equal or exceed forty per cent of the aggregate voting rights attached to the whole of the issued P&O Princess Ordinary Shares and the outstanding Carnival Common Stock. For the avoidance of doubt, (x) a member shall not be deemed to have acquired Ordinary Shares or voting control over Ordinary Shares if solely as a result of a share buyback, cancellation or reduction of share capital, disenfranchisement of voting rights or any other procedure which has the effect of reducing the share capital or the voting share capital of the Company or of Carnival the percentage holding of such person is increased; (y) the transfer of Ordinary Shares or voting control over Ordinary Shares among members of the Arison Group shall not be deemed to be a Triggering Acquisition; or

     (c) any acquisition by Carnival or any member of the Carnival Group pursuant to a Mandatory Exchange; or

     (d) any acquisition by any member of the Carnival Group of any Ordinary Shares; or

     (e) any acquisition by the Company or any of its Subsidiaries from time to time of any Ordinary Shares.

COMBINED GROUP EXCESS SHARES

286.The following shall apply to any Combined Group Excess Shares:

    Ownership in Trust

     (a) Any Combined Group Excess Shares, as soon as possible after trigger of the Combined Group City Code Limit, shall be transferred by or on behalf of any Acquiring Person to the Combined Group Excess Share Trustee, as trustee of the Combined Group Excess Shares Trust, for the benefit of the Charitable Beneficiary (subject to the provisions of these Articles). The Acquiring Person shall, immediately after any trigger of the Combined Group City Code Limit, have no rights whatsoever in such Combined Group Excess Shares (except as provided in Articles 286(c), 286(e) and 286(f)), and pending such transfer the Combined Group Excess Shares shall be held by the Acquiring Person on trust for the benefit of the Charitable Beneficiary. The Combined Group Excess Share Trustee may resign at any time so long as the Company shall have appointed a successor trustee. The Combined Group Excess Share Trustee shall, from time to time, designate one or more charitable organisation or organisations as the Charitable Beneficiary. More than one Combined Group Excess Share Trustee may be appointed to hold the Combined Group Excess Shares on trust for one or more Charitable Beneficiaries.

    Dividend Rights

     (b) Combined Group Excess Shares shall remain entitled to the same dividends and other distributions as other Ordinary Shares are entitled to, and any dividend or distribution made or paid on Combined Group Excess Shares shall, pending transfer of such shares to the Combined Group Excess Share Trustee, be received by the relevant Acquiring Person in its capacity as trustee for the Charitable Beneficiary. Any dividend or distribution declared, paid or made shall, after the Combined Group Excess Shares have been transferred to the Combined Group Excess Share Trustee, be made or paid to the Combined Group Excess Share Trust. All dividends received or other income earned by the Combined Group Excess Share Trust shall be paid over to the Charitable Beneficiary.

    Rights Upon Liquidation

     (c) Upon Liquidation of the Company, an Acquiring Person shall (if it has not already received consideration for the transfer of the Combined Group Excess Shares to the Combined Group Excess Share Trustee) receive, for each Combined Group Excess Share, the amount per share of any distribution made upon liquidation, dissolution or winding up less any costs and expenses incurred by the Company, the Combined Group Excess Share Trustee or the Charitable Beneficiary in respect of the transfer or holding of such shares.

    Voting Rights

     (d) Pending a transfer of the Combined Group Excess Shares by an Acquiring Person, it shall have no rights whatsoever to vote on those shares and those votes shall not be counted for any purpose pursuant to these Articles. The Combined Group Excess Share Trustee shall be entitled (but not required) to vote the Combined Group Excess Shares on behalf of the Charitable Beneficiary on any matter. The Charitable Beneficiary will be deemed to have given an irrevocable proxy to the Combined Group Excess Share Trustee to vote the Combined Group Excess Shares for its benefit.

    Restrictions on Transfer; Designation of Combined Group Excess Share Trust Beneficiary

     (e) At the direction of the Board, the Combined Group Excess Share Trustee shall transfer the Combined Group Excess Shares held in the Combined Group Excess Share Trust to a person or persons (including, without limitation, if permitted under Applicable Regulations, to the Company pursuant to Article 286(f) below) whose ownership of such shares shall not cause a trigger of the Combined Group City Code Limit within 180 days after the later of (i) the date of triggering of the Combined Group City Code Limit, and (ii) the date the Board determines or is notified that a trigger of the Combined Group City Code Limit has occurred. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate, the designation of such Ordinary Shares as Combined Group Excess Shares shall thereupon cease and the proceeds of such transfer shall be paid to the Acquiring Person net of any costs incurred by the Company, the Combined Group Excess Share Trustee and/or the Charitable Beneficiary in connection with the transfer of the Combined Group Excess Shares to the Combined Group Excess Share Trustee, the holding by the Combined Group Excess Share Trustee of the Combined Group Excess Shares and the transfer of the Combined Group Excess Shares by the Combined Group Excess Share Trustee to such person(s) in accordance with this Article 286(e).

    Purchase Rights in relation to Combined Group Excess Shares

     (f) Combined Group Excess Shares held by the Combined Group Excess Share Trustee shall be deemed to have been offered for sale by the Combined Group Excess Share Trustee to the Company, or its designee, at a price per Combined Group Excess Share equal to the Market Price less any costs and expenses incurred by the Company, the Combined Group Excess Share Trustee and/or the Charitable Beneficiary relating to the transfer or holding of the Combined Group Excess Shares and their subsequent purchase by the Company, whereby the "relevant date" for determining the Market Price shall be the date of acquisition of the Combined Group Excess Shares by the Company. The Company shall, to the extent permitted under Applicable Regulations, have the right to accept such offer for a period of ninety (90) days after the later of
         (i) the date of any breach of Article 277 and (ii) the date the Board determines there has been a breach of Article 277 if the Company does not receive a notice of transfer or other event pursuant to Article 286(e).

    Underwritten Offerings

     (g) Ordinary Shares or rights, options or warrants for, or securities convertible into, Ordinary Shares acquired by an underwriter in a public offering or placement agent in a private offering shall not be treated as Combined Group Excess Shares, provided that the underwriter makes a timely distribution of such Ordinary Shares or rights, options or warrants for, or securities convertible into, Ordinary Shares such that, after the distribution, such underwriter or placement agent does not hold or exercise voting control over Ordinary Shares equal to or in excess of the Combined Group City Code Limit.

VOTING CONTROL

287.In Articles 277 to 286: (i) references to holding or acquiring shares will also be deemed to include holding or acquiring voting control over shares;
    (ii) a person will be deemed to have voting control over shares if such person has the power to direct the voting of such shares; (iii) a person will be deemed to acquire shares upon the occurrence of any event which results in such person Acting in Concert with another person with respect to such other person's shares; and (iv) for the avoidance of doubt, for purposes of calculating the voting power held by a person, any voting power represented by the P&O Princess Special Voting Share or the Carnival Special Voting Share shall be ignored.

INDEMNITY

Indemnity to directors and officers

288.Subject to the provisions of the Companies Acts but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer of the Company or of Carnival shall be indemnified out of the assets of the Company against any liability incurred by him to the fullest extent permitted under law.

MANDATORY EXCHANGE

289.Following the occurrence of an Exchange Event described in clause (a) of the definition thereof, the Board may call a general meeting (which may be an annual general meeting or an extraordinary general meeting) of the members of the Company to consider whether to effect the Mandatory Exchange. Such action by the members of the Company shall be by Supermajority Resolution approved by 66 2/3 per cent. of those voting and shall be a Joint Electorate Action. If the requisite approval is obtained for an Exchange Event described in clause (a) of the definition thereof the Board shall, or following the occurrence of an Exchange Event described in clause (b) of the definition thereof (which, for the avoidance of doubt shall not require the calling of a general meeting or a Supermajority Resolution), the Board may, send an Exchange Notice to each holder of P&O Princess Ordinary Shares (other than non-voting Ordinary Shares held by Carnival or a wholly-owned Subsidiary of Carnival) notifying such holder of the Mandatory Exchange (as defined below). On the date specified in the Exchange Notice, which date shall be not less than fourteen days and no more than thirty days after the date of the Exchange Notice, the P&O Princess Ordinary Shares held by each member of the Company (other than the Non-Voting Ordinary Shares held by Carnival or a wholly-owned subsidiary of Carnival) shall, subject to the terms and conditions set forth in this Article, be automatically exchanged for such number of validly issued, fully paid and non-assessable shares of Carnival Common Stock as are equal to the number of such P&O Princess Ordinary Shares held by such member at such time multiplied by the Equalisation Fraction in effect at such time ("Mandatory Exchange"). Notwithstanding the foregoing, there shall be no entitlement to receive fractional interest in shares and in lieu of such fractional interest the member shall receive from Carnival an amount in cash in U.S. dollars at the Applicable Exchange Rate equal to either:

     (a) the product of multiplying the fractional interest by the closing price of the Carnival Common Stock on the NYSE (as reported in The Wall Street Journal or, if not reported therein, such other authoritative source as the Board may determine) on the date that the Mandatory Exchange is implemented; or

     (b) the pro rata entitlement of such member to the net proceeds of the sale of the aggregate fractional entitlements to Carnival Common Stock which shall be sold in the market at the best price reasonably obtainable by Carnival, provided always that Carnival shall be able to choose whether to apply the procedure referred to in (a) or (b) above, shall not be obliged to give any reasons for such choice and such choice shall be conclusive and binding on all persons concerned and shall not be open to challenge on any grounds whatsoever.

290.On the day on which Exchange Notices are served pursuant to Article 289 each member shall:

     (a) be deemed to irrevocably appoint the Company as his agent to effect the Mandatory Exchange, including, but not limited to, the right to do all acts and things, receive (on behalf of the relevant member) sign, execute and deliver all documents on behalf of the relevant member which it considers necessary and advisable in connection with the Mandatory Exchange and such appointment shall endure until the Mandatory Exchange is completed; and

     (b) authorise any director to execute an instrument of transfer in respect of the P&O Princess Ordinary Shares which are the subject of the Mandatory Exchange conditional on the issuance of Carnival Common Stock to the relevant member in accordance with Articles 289 to 292; and

     (a) assist the Company in any and all matters or things relating to the Mandatory Exchange of the P&O Princess Shares held by such member, including, but not limited to, procuring the appointment of the Company as their agent for the exchange together with the rights, permissions and authorisations granted in (a) and (b) above.

291.To the extent that any of the procedures relating to the implementation of the Mandatory Exchange are inconsistent with any Applicable Regulations governing such Mandatory Exchange, such Applicable Regulations shall apply to the implementation of the Mandatory Exchange, and not such procedures or the provisions of this Articles 289 to 292.

292.Any resolution or determination of, or any decision or the exercise of any discretion or power by, the Board under and in accordance with Articles 289 to 292 shall be final and conclusive and they shall not be obliged to give any reasons therefor. Any disposal, transfer, exchange, or other thing done, by or on behalf, or on the authority of the Board pursuant to this Article shall be conclusive and binding on all persons concerned and shall not be open to challenge on any grounds whatsoever.

             Name and address of subscriber Number of shares taken
             ------------------------------ ----------------------

                 Michael Gradon              One Subscriber Share

                 The Summer House
                 18 Granville Road
                 Limpsfield, Oxted
                 Surrey RH8 0DA

                 Nicholas Luff               One Subscriber Share

                 30 Kings Avenue
                 Carshalton
                 Surrey SM5 4NX

                 Date:

                 Witness to signatures:

                                                                      Annex A-8

                                                                    AGREED FORM

                                 DATED   2003
                                 ----- - ----

                  ------------------------------------------

                    CARNIVAL CORPORATION DEED OF GUARANTEE

                  ------------------------------------------

                          CARNIVAL DEED OF GUARANTEE

This Deed of Guarantee ("Guarantee") is made on [.], 2003 between Carnival Corporation ("Carnival") and P&O Princess and is made for the benefit of each Creditor.

BACKGROUND

Under the Implementation Agreement referred to below, Carnival has agreed with P&O Princess to enter into this Guarantee in respect of certain obligations of P&O Princess (including, without limitation, guarantees by P&O Princess of certain obligations of Principal Debtors).

THIS DEED WITNESSES as follows:

1. Definitions and Interpretation

    1.1Definitions

       In this Guarantee:

       "Business Day" shall have the meaning given in the Equalization and Governance Agreement;

       "Creditor" means any Person to whom or to which any Obligation is owed;

       "Equalization and Governance Agreement" means the Agreement headed "Equalization and Governance Agreement" entered into between P&O Princess and Carnival as of even date with this Guarantee;

       "Existing Obligation" means, in relation to:

           (a)any agreement or exclusion referred to in Clause 4; or

           (b)any termination of this Guarantee; or

           (c)any amendment to this Guarantee,

       any Obligation incurred before, or arising out of any credit or similar facility (whether committed or uncommitted) available for use at, the time at which the relevant agreement, exclusion, termination or amendment becomes effective;

       "Group" means, in relation to Carnival or P&O Princess, such company and its Subsidiaries from time to time;

       "Implementation Agreement" means the Agreement headed "Offer and Implementation Agreement" entered into between P&O Princess and Carnival, dated as of 8 January 2003;

       "Obligation" means:

           (a)any contractual monetary obligation (whether primary or secondary (and including, for the avoidance of doubt, any guarantee of the contractual monetary obligations of any Principal Debtor)) incurred by P&O Princess after the date of this Guarantee; and

           (b)any other obligation of any kind which may be agreed in writing between Carnival and P&O Princess (in their absolute discretion) after the date of this Guarantee (in which case a note of such Obligation will be appended as an exhibit to this Guarantee), other than, in each case, any obligation:

              (i) to the extent that (without reference to the effect of this Guarantee) it is covered by the terms of any policy of insurance (or any indemnity in the nature of insurance) of which P&O Princess (or, where relevant, the Principal Debtor) has the benefit and which is in full force and effect;

              (ii) explicitly guaranteed in writing by Carnival (otherwise than under this Guarantee) or for which Carnival agrees in writing to act as co-obligor or co-issuer;

              (iii)where the arrangement under which the obligation was or is incurred, or the terms of issue of the obligation, explicitly provided or provide(s) that the obligation is not to be an Obligation within the meaning of this Guarantee, or where the Creditor has explicitly agreed or explicitly agrees that the obligation is not to be an Obligation within the meaning of this Guarantee;

              (iv) owed to Carnival or to any Subsidiary or Subsidiary
                   Undertaking of Carnival or to any of the Subsidiaries or Subsidiary Undertakings of P&O Princess;

              (v) of P&O Princess under or in connection with the P&O Princess Guarantee or any other guarantee by P&O Princess of any obligation of Carnival or any Subsidiary or Subsidiary Undertaking of Carnival;

              (vi) excluded from the scope of this Guarantee as provided in
                   Clause 4 (Exclusion Of Certain Obligations) or Clause 5 (Termination);

              (vii)of P&O Princess incurred under any instrument or agreement existing on or prior to the date of this Guarantee; or

             (viii)of P&O Princess under a guarantee to the extent that the guaranteed obligation of the Principal Debtor is not a contractual monetary obligation and/or is of a type referred to in any of paragraphs (i) to (vii) of this definition;

       "Person" includes an individual, company, corporation, firm, partnership, joint venture, association, trust, state or agency of a state (in each case, whether or not having a separate legal personality);

       "P&O Princess" means P&O Princess Cruises plc, whose registered office at the date of this Guarantee is 77 New Oxford Street, London, WC1A lPP, United Kingdom;

       "P&O Princess Guarantee" means the deed of guarantee entered into by P&O Princess on or about the date of this Guarantee pursuant to the Implementation Agreement;

       "Principal Debtor" means, at any time, any Person any of whose obligations are at that time guaranteed by P&O Princess;

       "Relevant Creditor" has the meaning given in Clause 3.1;

       "Subsidiary" means, with respect to Carnival or P&O Princess, any entity, whether incorporated or unincorporated, in which such company owns, directly or indirectly, a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the directors or other persons performing similar functions, or the management and policies of which such company otherwise has the power to direct; and

       "Subsidiary Undertaking" has the meaning as defined in section 258 of the Companies Act 1985 (an Act of Parliament).

    1.2Interpretation

       Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise.

       (A)The singular includes the plural and conversely.

       (B)One gender includes all genders.

       (C)Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

       (D)A reference to a person includes a body corporate, an unincorporated body or other entity and conversely.

       (E)A reference to a Clause is to a Clause of this Guarantee.

       (F)A reference to any agreement or document is to that agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this Guarantee.

       (G)A reference to any legislation (including any listing rules of a stock exchange or voluntary codes) or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it.

       (H)A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

       (I)Mentioning anything after include, includes, or including does not limit what else might be included. Where particular words are following by general words, the general words are not limited by the particular.

       (J)Reference to a body other than Carnival or P&O Princess (including any government agency), whether statutory or not:

           (i)which ceases to exist; or

          (ii)whose powers or functions are transferred to another body,

          is a reference to the body which replaces it or which substantially succeeds to its powers or functions.

       (K)All references to time are to the local time in the place where the relevant obligation is to be performed (or right exercised).

2. Effect Of This Guarantee

   This Guarantee shall take effect as a deed and it is intended that each Creditor severally shall be entitled to benefit from the terms of this Guarantee pursuant to the terms of the Contracts (Rights of Third Parties) Act 2001 save that the parties hereto shall be entitled to make any variation or rescission of its terms, in accordance with its terms (including, without limitation, pursuant to Clause 4), without the consent of any Creditor or of any third party.

3. Guarantee and Indemnity

    3.1Subject to the terms of this Guarantee, Carnival unconditionally and irrevocably undertakes and promises to P&O Princess that it shall, as a continuing obligation, make to the Creditor to whom or to which it is owed (the "Relevant Creditor") the proper and punctual payment of each Obligation if for any reason P&O Princess does not make such payment on its due date. If for any reason P&O Princess does not make such payment on its due date, Carnival shall pay the amount due and unpaid to the Relevant Creditor upon written demand upon Carnival by the Relevant Creditor. In this Clause 3, references to the Obligations include references to any part of them.

    3.2The obligations of Carnival under this Guarantee shall be continuing obligations and shall not be satisfied, discharged or affected by any intermediate payment or settlement of account.

    3.3For the avoidance of doubt, nothing in this Guarantee shall require, bind or oblige Carnival to fulfil any non-monetary Obligation of P&O Princess of any kind.

    3.4In the event that Carnival is required to make any payment to any Creditor pursuant to Clause 3.1 and/or 3.11 and does make such payment, P&O Princess unconditionally and irrevocably agrees by way of a full indemnity to reimburse Carnival in respect of such payments.

    3.5A demand may not be made under this Guarantee without:

       (A)a demand first having been made by the Relevant Creditor on P&O Princess; and/or

       (B)to the extent, if any, that the terms of the relevant Obligation of P&O Princess (or the underlying obligation of the relevant Principal Debtor) require such recourse, recourse first being had to any other Person or to any security.

    3.6Unless otherwise provided in this Guarantee, the liabilities and obligations of Carnival under this Guarantee shall remain in force notwithstanding any act, omission, neglect, event or matter which would not affect or discharge the liabilities of P&O Princess owed to the Relevant Creditor. Without prejudice to its generality, the foregoing shall apply in relation to:

         (A) anything which would have discharged Carnival (wholly or in part) but not P&O Princess;

         (B) anything which would have offered Carnival (but not P&O Princess) any legal or equitable defence; and

         (C) any winding-up, insolvency, dissolution and/or analogous proceeding of, or any change in constitution or corporate identity or loss of corporate identity by, P&O Princess or any other Person.

     3.7 Section 3(2) and (4) of the Contracts (Rights of Third Parties) Act 2001 shall not apply to this Guarantee and accordingly:

              (A)In respect of any claim against Carnival by a Creditor,
                 Carnival shall not have available to it by way of defence or set off any matter that arises from or in connection with this Guarantee, and which would have been available to Carnival by way of defence or set-off if the proceedings had been brought against Carnival by P&O Princess.

              (B)Carnival shall not have available to it by way of defence or set-off any matter that would have been available to it by way of defence or set-off against the Creditor if the Creditor had been a party to this Guarantee.

              (C)Carnival shall not have available to it by way of counterclaim any matter not arising from this Guarantee that would have been available to it by way of counterclaim against the Creditor if the Creditor had been a party to this Guarantee.

     3.8 Any discharge or release of any liabilities and obligations of Carnival under this Guarantee, and any composition or arrangement which Carnival may effect with any Creditor in respect of any such liabilities or obligations, shall be deemed to be made subject to the condition that it will be void to the extent that any or all of the payment or security which the Creditor may previously have received or may thereafter receive from any Person in respect of the relevant Obligations is set aside or reduced under any applicable law or proves to have been for any reason invalid.

     3.9 Without prejudice to the generality of this Clause 3, and to Clause
         3.10 in particular, none of the liabilities or obligations of Carnival under this Guarantee shall be impaired by any Creditor:

         (A) agreeing with P&O Princess any variation of or departure from (however substantial) the terms of any Obligation and any such variation or departure shall, whatever its nature, be binding upon Carnival in all circumstances; or

         (B) releasing or granting any time or any indulgence whatsoever to P&O Princess.

     3.10Despite anything else in this Guarantee (including Clause 3.9), no variation of or departure from the terms of any Obligation (or any underlying obligation of any Principal Debtor) agreed with P&O Princess or any Principal Debtor, as applicable, after termination of this Guarantee or exclusion of that Obligation shall be binding on Carnival (or extend its liabilities and obligations under this Guarantee) except to the extent, if any, that:

         (A) Carnival explicitly agrees in writing to that variation or departure at the same time as P&O Princess or that Principal Debtor; or

         (B) it reduces Carnival's obligations or liability under this Guarantee.

     3.11As a separate, additional and continuing obligation, Carnival unconditionally and irrevocably agrees that, should any Obligation not be recoverable from Carnival under Clause 3.1 as a result of the Obligation becoming void, voidable or unenforceable against P&O Princess, Carnival undertakes with P&O Princess that it will, as a sole, original and independent obligor, make payment of the Obligation to the Relevant Creditor by way of a full indemnity on the due date provided for payment by the terms of the Obligation.

     3.12Carnival shall, if requested by P&O Princess, (i) enter into agreements to act as a co-issuer or co-borrower with respect to any Obligation of P&O Princess or (ii) execute and deliver a separate guarantee agreement of any Obligation of P&O Princess, in each case, on terms satisfactory to Carnival and P&O Princess. If Carnival enters into such agreements with respect to any Obligation of P&O Princess, Carnival and P&O Princess may agree that such Obligation shall be excluded from the scope of this Guarantee in accordance with Clause 4.

4. Exclusion Of Certain Obligations

     4.1 Subject to Clauses 4.2 and 4.3, Carnival and P&O Princess may at any time agree that obligations of a particular type, or a particular obligation or particular obligations, incurred after the time at which such exclusion becomes effective shall be excluded from the scope of this Guarantee (and shall not be "Obligations" for the purpose of this Guarantee) with effect from such future time (being at least 3 months after the date on which notice of the relevant exclusion is given in accordance with Clause 8.2 or, where the Obligation is a particular obligation, at least 5 Business Days, or such shorter period as the relevant Creditor may agree, after the date on which notice of the relevant exclusion is given in accordance with Clause 4.5) as they may agree.

     4.2 No such agreement or exclusion shall be effective with respect to any Existing Obligation.

     4.3 No such agreement or exclusion shall be effective unless and until Carnival and P&O Princess enter into a supplemental deed specifying the relevant exclusion and the time at which it is to become effective.

     4.4 Notice of any such exclusion of obligations of a particular type, of the time at which such exclusion is to become effective, and of the date of the related supplemental deed shall be given in accordance with Clause 8.2.

     4.5 Notice of any such exclusion of a particular obligation and of the time at which it is to become effective shall be given to the relevant Creditor in writing addressed to that Creditor at the last address of that Creditor known to Carnival and shall be effective when delivered to that address. It shall not be necessary for the related supplemental deed to have been entered into before that notice is sent, nor for the notice to state the date of the related supplemental deed.

5. Termination

    5.1Subject to Clause 5.3, this Guarantee shall automatically terminate if, and with effect from, the same time as:

       (A)the Equalization and Governance Agreement terminates or otherwise ceases to have effect; or

       (B)the P&O Princess Guarantee terminates or otherwise ceases to have effect.

    5.2Subject to Clause 5.3, Carnival may at any time terminate this Guarantee by giving notice under Clause 8.2 with effect from such future time (being at least 3 months after the date on which such notice of termination is given) as it may determine. Subject to the next sentence, no such termination under this Clause 5.2 shall be effective unless P&O Princess agrees to such termination before such notice is given. However, such termination shall not require the agreement of P&O Princess if:

       (A)Carnival has given notice of the proposed termination of this Guarantee in accordance with Clause 8.2; and

       (B)prior to the date set out in such notice, a resolution is passed or an order is made for the liquidation of P&O Princess.

    5.3No such termination shall be effective with respect to any Existing
       Obligation.

    5.4Notice of any automatic termination under Clause 5.1, and of the time at which it became effective, shall be given in accordance with Clause 8.2 within 10 Business Days of such termination.

6. Amendments

    6.1Subject to Clause 6.2, Carnival and P&O Princess may at any time amend this Guarantee by giving notice under Clause 8.2 with effect from such future time (being at least 3 months after the date on which notice of such amendment is given) as they may determine.

    6.2No such amendment shall be effective with respect to any Existing
       Obligation.

    6.3No such amendment shall be effective unless and until Carnival and P&O
       Princess enter into a supplemental deed specifying the relevant amendment and the time at which it is to become effective.

    6.4Notice of any such amendment, of the time at which it is to become effective, and of the date of the related supplemental deed shall be given in accordance with Clause 8.2.

7. Currency

    7.1All payments to be made under this Guarantee shall be made in the currency or currencies in which the Obligations are expressed to be payable by P&O Princess.

    7.2If, under any applicable law, whether as a result of a judgment against Carnival or P&O Princess or the liquidation of Carnival or P&O Princess or for any other reason, any payment under or in connection with this Guarantee is made or is recovered in a currency (the "other currency") other than that in which it is required to be paid under the terms of the relevant Obligation (the "agreed currency") then, to the extent that the payment to the Creditor (when converted at the rate of exchange on the date of payment, or in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable law) falls short of the amount due and unpaid in respect of that Obligation, Carnival undertakes with P&O Princess that it shall, as a separate and independent obligation, fully indemnify the Creditor against the amount of the shortfall, and for the purposes of this Clause 7, "rate of exchange" means the spot rate at which the Creditor is able on the relevant date to purchase the agreed currency with the other currency.

8. Notices

    8.1Any notice to or demand upon Carnival under this Guarantee shall be in writing addressed to it at its principal place of business in the U.S.A. for the time being (marked for the attention of the Chief Financial Officer, with a copy sent to the General Counsel and Secretary) and shall be effective when delivered to that principal place of business.

    8.2Any notice to or demand upon P&O Princess under this Guarantee shall be in writing addressed to it at its principal place of business in the U.S.A. for the time being (marked for the attention of the Chief Financial Officer, with a copy sent to the General Counsel and Secretary) and shall be effective when delivered to that principal place of business.

    8.3Any notice by Carnival under Clause 4.4, 5.4 or 6.4 shall be given by advertisements in the Financial Times (London Edition) and the Wall Street Journal (but, if at any time Carnival determines that advertisement in such newspaper(s) is not practicable, the relevant advertisement shall instead be published in such other newspaper(s) circulating generally in the United Kingdom or the U.S.A., as the case may be, as Carnival shall determine). Any such notice shall be deemed given on the date of publication in such newspaper in the United Kingdom or the U.S.A., as the case may be (or, where such advertisements are published on different dates, on the later of such dates).

    8.4The original counterparts of this Guarantee and of any related supplemental deeds shall be kept at, respectively, the principal place of business in the U.S.A. for the time being of Carnival and the principal place of business in the U.S.A. for the time being of P&O Princess and shall be available for inspection there on reasonable notice during the normal business hours of that office.

9. General

    9.1Prohibition and Enforceability

       Any provision of, or the application of any provision of, this Guarantee which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

    9.2Further Assurances

       Carnival and P&O Princess shall take all steps, execute all documents and do everything reasonably required to give effect to their rights, liabilities and obligations contemplated by this Guarantee.

    9.3No Novation

       Neither Carnival nor P&O Princess may novate any of their rights, liabilities or obligations under this Guarantee, in whole or in part.

    9.4Counterparts

       This Guarantee may be executed in any number of counterparts. All counterparts taken together will be taken to constitute one and the same instrument.

10.Law and Jurisdiction

   10.1This Guarantee shall be governed by and construed in accordance with the laws of the Isle of Man.

   10.2Any legal action or proceeding arising out of or in connection with this Guarantee shall be brought exclusively in the courts of England.

   10.3Carnival and P&O Princess irrevocably submit to the jurisdiction of such courts and waive any objection to proceedings in any such court on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum.

 IN WITNESS WHEREOF

 EXECUTED as a DEED by                           )
 CARNIVAL CORPORATION                            )
 acting by [.] [and [.]] [who, in                )
 accordance with the laws of the                 )  ___________________________
 territory in which Carnival Corporation         )  ___________________________
 is incorporated, is/are] acting under           )  (Authorised signatory(ies))
 the authority of Carnival Corporation

 EXECUTED as a DEED by                           )
 P&O PRINCESS CRUISES PLC                        )
 acting by two of its directors/a director and   )
 secretary                                       )

                                          Director
                                Director/Secretary

                                                                      Annex A-9

                                                                    AGREED FORM

                                 DATED   2003
                                 ----- - ----


                ----------------------------------------------
                  P&O PRINCESS CRUISES PLC DEED OF GUARANTEE
                ----------------------------------------------

                        P&O PRINCESS DEED OF GUARANTEE

This Deed of Guarantee ("Guarantee") is made on       , 2003 between P&O
Princess Cruises plc ("P&O Princess") and Carnival for the benefit of each Creditor.

BACKGROUND

Under the Implementation Agreement referred to below, P&O Princess has agreed with Carnival to enter into this Guarantee in respect of certain obligations of Carnival (including, without limitation, guarantees by Carnival of certain obligations of Principal Debtors).

THIS DEED WITNESSES as follows:

1. Definitions and Interpretation

    1.1Definitions

       In this Guarantee:

       "Business Day" shall have the meaning given in the Equalization and Governance Agreement;

       "Carnival" means Carnival Corporation, a Panamanian company, having its principal place of business at Carnival Place, 3655, 87 Avenue, Miami, Florida, 33178-2482;

       "Carnival Guarantee" means the deed of guarantee entered into by Carnival on or about the date of this Guarantee pursuant to the Implementation Agreement;

       "Creditor" means any Person to whom or to which any Obligation is owed;

       "Equalization and Governance Agreement" means the Agreement headed "Equalization and Governance Agreement" entered into between Carnival and P&O Princess as of even date with this Guarantee;

       "Existing Obligation" means, in relation to:

              (i)any agreement or exclusion referred to in Clause 4; or

             (ii)any termination of this Guarantee; or

            (iii)any amendment to this Guarantee,

       any Obligation incurred before, or arising out of any credit or similar facility (whether committed or uncommitted) available for use at, the time at which the relevant agreement, exclusion, termination or amendment becomes effective;

       "Group" means, in relation to Carnival or P&O Princess, such company and its Subsidiaries from time to time;

       "Implementation Agreement" means the Agreement headed "Offer and Implementation Agreement" entered into between P&O Princess and Carnival, dated as of 8 January 2003;

       "Obligation" means:

       (a)any contractual monetary obligation (whether primary or secondary (and including, for the avoidance of doubt, any guarantee of the contractual monetary obligations of any Principal Debtor)) incurred by Carnival after the date of this Guarantee; and

       (b)any other obligation of any kind which may be agreed in writing between Carnival and P&O Princess (in their absolute discretion) after the date of this Guarantee (in which case a note of such Obligation will be appended as an exhibit to this Guarantee), other than, in each case, any obligation:

           (i) to the extent that (without reference to the effect of this Guarantee) it is covered by the terms of any policy of insurance (or any indemnity in the nature of insurance) of which Carnival (or, where relevant, the Principal Debtor) has the benefit and which is in full force and effect;

           (ii) explicitly guaranteed in writing by P&O Princess (otherwise than under this Guarantee) or for which P&O Princess agrees in writing to act as co-obligor or co-issuer;

           (iii)where the arrangement under which the obligation was or is incurred, or the terms of issue of the obligation, explicitly provided or provide(s) that the obligation is not to be an Obligation within the meaning of this Guarantee, or where the Creditor has explicitly agreed or explicitly agrees that the obligation is not to be an Obligation within the meaning of this Guarantee;

           (iv) owed to P&O Princess or to any Subsidiary or Subsidiary Undertaking of P&O Princess or to any of the Subsidiaries or Subsidiary Undertakings of Carnival;

           (v) of Carnival under or in connection with the Carnival Guarantee or any other guarantee by Carnival of any obligation of P&O Princess or any Subsidiary or Subsidiary Undertaking of P&O Princess;

           (vi) excluded from the scope of this Guarantee as provided in Clause 4 (Exclusion Of Certain Obligations) or Clause 5 (Termination);

           (vii)of Carnival incurred under any instrument or agreement existing on or prior to the date of this Guarantee; or

          (viii)of Carnival under a guarantee to the extent that the guaranteed obligation of the Principal Debtor is not a contractual monetary obligation and/or is of a type referred to in any of paragraphs (i) to (vii) of this definition;

       "Person" includes an individual, company, corporation, firm, partnership, joint venture, association, trust, state or agency of a state (in each case, whether or not having a separate legal personality);

       "Principal Debtor" means, at any time, any Person any of whose obligations are at that time guaranteed by Carnival;

       "Relevant Creditor" has the meaning given in Clause 3.1;

       "Subsidiary" means, with respect to Carnival or P&O Princess, any entity, whether incorporated or unincorporated, in which such company owns, directly or indirectly, a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the directors or other persons performing similar functions, or the management and policies of which such company otherwise has the power to direct; and

       "Subsidiary Undertaking" has the meaning as defined in section 258 of the Companies Act 1985 (an Act of Parliament).

1.2Interpretation

   Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise.

    (A)The singular includes the plural and conversely.

    (B)One gender includes all genders.

    (C)Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

    (D)A reference to any person includes a body corporate, an unincorporated body or other entity and conversely.

    (E)A reference to a Clause is to a Clause of this Guarantee.

    (F)A reference to any agreement or document is to that agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this Guarantee.

    (G)A reference to any legislation (including any listing rules of a stock exchange or voluntary codes) or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it.

    (H)A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

    (I)Mentioning anything after include, includes, or including does not limit what else might be included. Where particular words are following by general words, the general words are not limited by the particular.

    (J)Reference to a body other than P&O Princess or Carnival (including any government agency), whether statutory or not:

       (i)which ceases to exist; or

      (ii)whose powers or functions are transferred to another body,

       is a reference to the body which replaces it or which substantially succeeds to its powers or functions.

    (K)All references to time are to the local time in the place where the relevant obligation is to be performed (or right exercised).

2. Effect Of This Guarantee

   This Guarantee shall take effect as a deed and it is intended that each Creditor severally shall be entitled to benefit from the terms of this Guarantee pursuant to the terms of the Contracts (Rights of Third Parties) Act 2001 save that the parties hereto shall be entitled to make any variation or rescission of its terms, in accordance with its terms (including, without limitation, pursuant to Clause 4), without the consent of any Creditor or of any third party.

3. Guarantee and Indemnity

    3.1Subject to the terms of this Guarantee, P&O Princess unconditionally and irrevocably undertakes and promises to Carnival that it shall make to the Creditor to whom or to which it is owed (the "Relevant Creditor") the proper and punctual payment of each Obligation if for any reason Carnival does not make such payment on its due date. If for any reason Carnival does not make such payment on its due date, P&O Princess shall pay the amount due and unpaid to the Relevant Creditor upon written demand upon P&O Princess by the Relevant Creditor. In this Clause 3, references to the Obligations include references to any part of them.

    3.2The obligations of P&O Princess under this Guarantee shall be continuing obligations and shall not be satisfied, discharged or affected by any intermediate payment or settlement of account.

    3.3For the avoidance of doubt, nothing in this Guarantee shall require, bind or oblige P&O Princess to fulfil any non-monetary Obligation of Carnival of any kind.

    3.4In the event that P&O Princess is required to make any payment to any Creditor pursuant to Clause 3.1 and/or 3.11 and does make such payment, Carnival unconditionally and irrevocably agrees by way of a full indemnity to reimburse P&O Princess in respect of such payments.

    3.5A demand may not be made under this Guarantee without:

       (A)a demand first having been made by the Relevant Creditor on Carnival; and/or

       (B)to the extent, if any, that the terms of the relevant Obligation of Carnival (or the underlying obligation of the relevant Principal Debtor) require such recourse, recourse first being had to any other Person or to any security.

    3.6Unless otherwise provided in this Guarantee, the liabilities and obligations of P&O Princess under this Guarantee shall remain in force notwithstanding any act, omission, neglect, event or matter which would not affect or discharge the liabilities of Carnival owed to the Relevant Creditor. Without prejudice to its generality, the foregoing shall apply in relation to:

       (A)anything which would have discharged P&O Princess (wholly or in part) but not Carnival;

       (B)anything which would have offered P&O Princess (but not Carnival) any legal or equitable defence; and

       (C)any winding-up, insolvency, dissolution and/or analogous proceeding of, or any change in constitution or corporate identity or loss of corporate identity by, Carnival or any other Person.

     3.7 Section 3(2) and (4) of the Contracts (Rights of Third Parties) Act 2001 shall not apply to this Guarantee and accordingly:

         (A) In respect of any claim against P&O Princess by a Creditor, P&O Princess shall not have available to it by way of defence or set off any matter that arises from or in connection with this Guarantee, and which would have been available to P&O Princess by way of defence or set-off if the proceedings had been brought against P&O Princess by Carnival.

         (B) P&O Princess shall not have available to it by way of defence or set-off any matter that would have been available to it by way of defence or set-off against the Creditor if the Creditor had been a party to this Guarantee.

         (C) P&O Princess shall not have available to it by way of counterclaim any matter not arising from this Guarantee that would have been available to it by way of counterclaim against the Creditor if the Creditor had been a party to this Guarantee.

     3.8 Any discharge or release of any liabilities and obligations of P&O Princess under this Guarantee, and any composition or arrangement which P&O Princess may effect with any Creditor in respect of any such liabilities or obligations, shall be deemed to be made subject to the condition that it will be void to the extent that any or all of the payment or security which the Creditor may previously have received or may thereafter receive from any Person in respect of the relevant Obligations is set aside or reduced under any applicable law or proves to have been for any reason invalid.

     3.9 Without prejudice to the generality of this Clause 3, and to Clause
         3.10 in particular, none of the liabilities or obligations of P&O Princess under this Guarantee shall be impaired by any Creditor:

         (A) agreeing with Carnival any variation of or departure from (however substantial) the terms of any Obligation and any such variation or departure shall, whatever its nature, be binding upon P&O Princess in all circumstances; or

         (B) releasing or granting any time or any indulgence whatsoever to Carnival.

     3.10Despite anything else in this Guarantee (including Clause 3.9), no variation of or departure from the terms of any Obligation (or any underlying obligation of any Principal Debtor) agreed with Carnival or any Principal Debtor, as applicable, after termination of this Guarantee or exclusion of that Obligation shall be binding on P&O Princess (or extend its liabilities and obligations under this Guarantee) except to the extent, if any, that:

         (A) P&O Princess explicitly agrees in writing to that variation or departure at the same time as Carnival or that Principal Debtor; or

         (B) it reduces P&O Princess' obligations or liability under this Guarantee.

     3.11As a separate, additional and continuing obligation, P&O Princess unconditionally and irrevocably agrees that, should any Obligation not be recoverable from P&O Princess under Clause 3.1 as a result of the Obligation becoming void, voidable or unenforceable against Carnival, P&O Princess undertakes with Carnival that it will, as a sole, original and independent obligor, make payment of the Obligation to the Relevant Creditor by way of a full indemnity on the due date provided for payment by the terms of the Obligation.

     3.12P&O Princess shall, if requested by Carnival, (i) enter into agreements to act as a co-issuer or co-borrower with respect to any Obligation of Carnival or (ii) execute and deliver a separate guarantee agreement of any Obligation of Carnival, in each case, on terms satisfactory to P&O Princess and Carnival. If P&O Princess enters into such agreements with respect to any Obligation of Carnival, P&O Princess and Carnival may agree that such Obligation shall be excluded from the scope of this Guarantee in accordance with Clause 4 hereof.

4. Exclusion Of Certain Obligations

    4.1Subject to Clauses 4.2 and 4.3, P&O Princess and Carnival may at any time agree that obligations of a particular type, or a particular obligation or particular obligations, incurred after the time at which such exclusion becomes effective shall be excluded from the scope of this Guarantee (and shall not be "Obligations" for the purpose of this Guarantee) with effect from such future time (being at least 3 months after the date on which notice of the relevant exclusion is given in accordance with Clause 8.2 or, where the Obligation is a particular obligation, at least 5 Business Days, or such shorter period as the relevant Creditor may agree, after the date on which notice of the relevant exclusion is given in accordance with Clause 4.5) as they may agree.

    4.2No such agreement or exclusion shall be effective with respect to any Existing Obligation.

    4.3No such agreement or exclusion shall be effective unless and until P&O
       Princess and Carnival enter into a supplemental deed specifying the relevant exclusion and the time at which it is to become effective.

    4.4Notice of any such exclusion of obligations of a particular type, of the time at which such exclusion is to become effective, and of the date of the related supplemental deed, shall be given in accordance with Clause 8.2.

    4.5Notice of any such exclusion of a particular obligation and of the time at which it is to become effective shall be given to the relevant Creditor in writing addressed to that Creditor at the last address of that Creditor known to P&O Princess and shall be effective when delivered to that address. It shall not be necessary for the related supplemental deed to have been entered into before that notice is sent, nor for the notice to state the date of the related supplemental deed.

5. Termination

    5.1Subject to Clause 5.3, this Guarantee shall automatically terminate if, and with effect from, the same time as:

       (A)the Equalization and Governance Agreement terminates or otherwise ceases to have effect; or

       (B)the Carnival Guarantee terminates or otherwise ceases to have effect.

    5.2Subject to Clause 5.3, P&O Princess may at any time terminate this Guarantee by giving notice under Clause 8.2 with effect from such future time (being at least 3 months after the date on which such notice of termination is given) as it may determine. Subject to the next sentence, no such termination under this Clause 5.2 shall be effective unless Carnival agrees to such termination before such notice is given.
       However, such termination shall not require the agreement of Carnival if:

       (A)P&O Princess has given notice of the proposed termination of this Guarantee in accordance with Clause 8.2; and

       (B)prior to the date set out in such notice, a resolution is passed or an order is made for the liquidation of Carnival.

    5.3No such termination shall be effective with respect to any Existing
       Obligation.

    5.4Notice of any automatic termination under Clause 5.1, and of the time at which it became effective, shall be given in accordance with Clause 8.2 within 10 Business Days of such termination.

6. Amendments

    6.1Subject to Clause 6.2, P&O Princess and Carnival may at any time amend this Guarantee by giving notice under Clause 8.2 with effect from such future time (being at least 3 months after the date on which notice of such amendment is given) as they may determine.

    6.2No such amendment shall be effective with respect to any Existing
       Obligation.

    6.3No such amendment shall be effective unless and until P&O Princess and Carnival enter into a supplemental deed specifying the relevant amendment and the time at which it is to become effective.

    6.4Notice of any such amendment, of the time at which it is to become effective, and of the date of the related supplemental deed, shall be given in accordance with Clause 8.2.

7. Currency

    7.1All payments to be made under this Guarantee shall be made in the currency or currencies in which the Obligations are expressed to be payable by Carnival.

    7.2If, under any applicable law, whether as a result of a judgment against P&O Princess or Carnival or the liquidation of P&O Princess or Carnival or for any other reason, any payment under or in connection with this Guarantee is made or is recovered in a currency (the "other currency") other than that in which it is required to be paid under the terms of the relevant Obligation (the "agreed currency") then, to the extent that the payment to the Creditor (when converted at the rate of exchange on the date of payment, or in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable law) falls short of the amount due and unpaid in respect of that Obligation, P&O Princess undertakes with Carnival that it shall, as a separate and independent obligation, fully indemnify the Creditor against the amount of the shortfall, and for the purposes of this Clause 7, "rate of exchange" means the spot rate at which the Creditor is able on the relevant date to purchase the agreed currency with the other currency.

8. Notices

    8.1Any notice to or demand upon P&O Princess under this Guarantee shall be in writing addressed to it at its principal place of business in the U.S.A. for the time being (marked for the attention of the Chief Financial Officer, with a copy sent to the General Counsel and Secretary) and shall be effective when delivered to that principal place of business.

    8.2Any notice to or demand upon Carnival under this Guarantee shall be in writing addressed to it at its principal place of business in the U.S.A. for the time being (marked for the attention of the Chief Financial Officer, with a copy sent to the General Counsel and Secretary) and shall be effective when delivered to that principal place of business.

    8.3Any notice by P&O Princess under Clause 4.4, 5.4 or 6.4 shall be given by advertisements in the Financial Times (London Edition) and the Wall Street Journal (but, if at any time P&O Princess determines that advertisement in such newspaper(s) is not practicable, the relevant advertisement shall instead be published in such other newspaper(s) circulating generally in the United Kingdom or the U.S.A., as the case may be, as P&O Princess shall determine). Any such notice shall be deemed given on the date of publication in such newspaper in the United Kingdom or the U.S.A., as the case may be (or, where such advertisements are published on different dates, on the later of such dates).

    8.4The original counterparts of this Guarantee and of any related supplemental deeds shall be kept at, respectively, the principal place of business in the U.S.A. for the time being of P&O Princess and the principal place of business in the U.S.A. for the time being of Carnival and shall be available for inspection there on reasonable notice during the normal business hours of that office.

9. General

    9.1Prohibition and Enforceability

       Any provision of, or the application of any provision of, this Guarantee which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

    9.2Further Assurances

       P&O Princess and Carnival shall take all steps, execute all documents and do everything reasonably required to give effect to their rights, liabilities and obligations contemplated by this Guarantee.

    9.3No Novation

       Neither P&O Princess nor Carnival may not novate any of their rights, liabilities or obligations under this Guarantee, in whole or in part.

    9.4Counterparts

       This Guarantee may be executed in any number of counterparts. All counterparts taken together will be taken to constitute one and the same instrument.

10. Law and Jurisdiction

     10.1This Guarantee shall be governed by and construed in accordance with the laws of the Isle of Man.

     10.2Any legal action or proceeding arising out of or in connection with this Guarantee shall be brought exclusively in the courts of England.

     10.3P&O Princess and Carnival irrevocably submit to the jurisdiction of such courts and waive any objection to proceedings in any such court on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum.

IN WITNESS WHEREOF

 Executed as a deed by                         )
 P&O PRINCESS CRUISES PLC                      )
 acting by two of its directors/a director and )
 secretary                                     )

                                  Director

                             Director/Secretary

 EXECUTED as a DEED by                         )
 CARNIVAL CORPORATION                          )
 acting by [.] [and [.]] [who, in              )
 accordance with the laws of the               )   ___________________________
 territory in which Carnival Corporation       )   ___________________________
 is incorporated, is/are] acting under         )   (Authorised signatory(ies))
 the authority of Carnival Corporation

                                                                     Annex A-10

                                                                    AGREED FORM

                                DATED     2003
                                ----- -   ----


                         -----------------------------
                           CARNIVAL CORPORATION DEED
                         -----------------------------

                           CARNIVAL CORPORATION DEED

THIS DEED is made on [.] 2003 by Carnival Corporation ("Carnival") and P&O Princess for the benefit of the P&O Princess Shareholders.

BACKGROUND

Carnival has agreed with P&O Princess to enter into this Deed in respect of certain obligations of Carnival to effect the Mandatory Exchange under the P&O Princess Articles of Association.

THIS DEED WITNESSES as follows:

1. Definitions and Interpretation

    1.1Definitions

       In this Deed:

       "Business Day" has the meaning given in the Equalization and Governance Agreement;

       "Carnival Common Stock" means the issued and outstanding common stock, par value US $0.01 per share, of Carnival from time to time, as the same may be sub-divided or consolidated from time to time and any capital stock into which such common stock may be reclassified, converted or otherwise changed;

       "Completion" has the meaning given to it in the Equalization and Governance Agreement;

       "Equalization and Governance Agreement" means the Agreement headed

       "Equalization and Governance Agreement" entered into between P&O Princess and Carnival as of the date of this Deed;

       "Exchange Notice" has the meaning given in the P&O Princess Articles of Association;

       "Group" means, in relation to Carnival or P&O Princess, such company and its Subsidiaries from time to time;

       "Implementation Agreement" means the agreement headed "Offer and Implementation Agreement" entered into between P&O Princess and Carnival as of 8 January 2003;

       "Mandatory Exchange" has the meaning given to it in the P&O Princess Articles;

       "P&O Princess" means P&O Princess Cruises plc, whose registered office at the date of this Deed is 77 New Oxford Street, London, WC1A lPP, United Kingdom;

       "P&O Princess Articles of Association" means the Articles of Association of P&O Princess which will be in effect immediately following Completion;

       "P&O Princess Ordinary Shares" has the meaning given to it in the P&O Princess Articles;

       "P&O Princess Shareholders" means those persons from time to time being registered as holders of P&O Princess Ordinary Shares;

       "Person" includes an individual, company, corporation, firm, partnership, joint venture, association, trust, state or agency of a state (in each case, whether or not having a separate legal personality); and

       "Subsidiary" means, with respect to Carnival or P&O Princess, any entity, whether incorporated or unincorporated, in which such company owns, directly or indirectly, a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the directors or other persons performing similar functions, or the management and policies of which such company otherwise has the power to direct.

    1.2Interpretation

       Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise.

       (A)The singular includes the plural and conversely.

       (B)One gender includes all genders.

       (C)Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

       (D)A reference to a Clause is to a Clause of this Deed.

       (E)A reference to any agreement or document is to that agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this Deed.

       (F)A reference to any legislation (including any listing rules of a stock exchange or voluntary codes) or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it.

       (G)Mentioning anything after include, includes, or including does not limit what else might be included. Where particular words are following by general words, the general words are not limited by the particular.

       (H)Reference to a body other than Carnival or P&O Princess (including any government agency), whether statutory or not:

           (i)which ceases to exist; or

          (ii)whose powers or functions are transferred to another body,

          is a reference to the body which replaces it or which substantially succeeds to its powers or functions.

       (I)All references to time are to the local time in the place where the relevant obligation is to be performed (or right exercised).

2. Effect Of This Deed

   This Deed shall take effect for the benefit of the P&O Princess Shareholders, and it is intended that each P&O Princess Shareholder shall be entitled to benefit from the terms of this Deed pursuant to the terms of the Contracts (Rights of Third Parties) Act 2001, save that the parties hereto shall be entitled to make any variation or rescission of its terms, in accordance with its terms, without the consent of any P&O Princess Shareholder or of any third party.

3. Agreement and Undertaking

   Carnival agrees and irrevocably undertakes, as a continuing obligation, to P&O Princess, that in the event that an Exchange Notice is issued pursuant to the P&O Princess Articles of Association, Carnival shall, on the date specified in the Exchange Notice, issue such number of fully paid and non-assessable shares of Carnival Common Stock to each P&O Princess Shareholder as shall be required to effect the Mandatory Exchange in accordance with the provisions of the P&O Princess Articles of Association. Carnival further agrees with P&O Princess that there shall be no entitlement to receive fractional interests in Carnival Common Stock issued by it and that, in lieu of such fractional interests, P&O Princess Shareholders shall receive from Carnival an amount in cash in accordance with the P&O Princess Articles of Association.

4. Termination

    4.1This Deed shall automatically terminate if, and with effect from the same time as:

       (A)the Equalization and Governance Agreement terminates or otherwise ceases to have effect;

       (B)completion of the Mandatory Exchange;

       (C)a resolution is passed or an order is made for the liquidation of the whole or substantially the whole of P&O Princess; or

       (D)the Mandatory Exchange provisions set out in the P&O Princess Articles of Association are properly deleted from the P&O Princess Articles of Association.

5. Notices

    5.1Any notice to or demand upon Carnival under this Deed shall be in writing addressed to it at its principal place of business in the U.S.A. for the time being (marked for the attention of the Chief Financial Officer, with a copy sent to the General Counsel and Secretary) and shall be effective when delivered to that principal place of business.

    5.2Any notice to or demand upon P&O Princess under this Deed shall be in writing addressed to it at its principal place of business in the U.S.A. for the time being (marked for the attention of the Chief Financial Officer, with a copy sent to the General Counsel and Secretary) and shall be effective when delivered to that principal place of business.

    5.3The original counterparts of this Deed and of any related supplemental deed shall be kept at, respectively, the principal place of business in the U.S.A. for the time being of Carnival and the principal place of business in the U.S.A. for the time being of P&O Princess and shall be available for inspection there on reasonable notice during the normal business hours of that office.

6. General

    6.1Prohibition and enforceability

       Any provision of, or the application of any provision of, this Deed which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

    6.2Further assurances

       Carnival and P&O Princess shall take all steps, execute all documents and do everything reasonably required to give effect to its obligations contemplated by this Deed.

    6.3No assignment

       Neither Carnival nor P&O Princess may assign any of their obligations under this Deed, in whole or in part.

    6.4Counterparts

       This Deed may be executed in any number of counterparts. All counterparts taken together will be taken to constitute one and the same instrument.

7. Law And Jurisdiction

    7.1This Deed shall be governed by and construed in accordance with the laws of the Isle of Man.

    7.2Any legal action or proceeding arising out of or in connection with this Deed shall be brought exclusively in the courts of England.

    7.3Carnival and P&O Princess irrevocably submit to the jurisdiction of such courts and waive any objection to proceedings in any such court on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum.

IN WITNESS WHEREOF

       Executed as a deed by                         )
       CARNIVAL CORPORATION                          )
       acting by [.] [and [.]] [who, in              )
       accordance with the laws of the               )   _______________
       territory in                                  )   _______________
       which Carnival Corporation                    )   (Authorised
       is incorporated, is/are] acting under         )   signatory(ies))
       the authority of Carnival Corporation
       EXECUTED as a DEED by                         )
       P&O PRINCESS CRUISES PLC                      )
       acting by two of its directors/a director and )
       secretary                                     )
                                            Director

                                  Director/Secretary

                                                                     Annex A-11

                    DIRECTORS OF CARNIVAL AND P&O PRINCESS

   Name                            Function
   ----                            --------

   Micky Arison                    Chairman and Chief Executive Officer

   Robert Dickinson                Executive Director

   Howard S. Frank                 Vice-Chairman and Chief Operating Officer

   Pier Luigi Foschi               Executive Director

   A. Kirk Lanterman               Executive Director

   Peter G. Ratcliffe              Executive Director

   Ambassador Richard G. Capen Jr. Non-Executive Director

   Arnold W. Donald                Non-Executive Director

   Baroness Hogg                   Non-Executive Director

   Modesto A. Maidique             Non-Executive Director

   Sir John Parker                 Non-Executive Director

   Stuart Subotnick                Non-Executive Director

   Uzi Zucker                      Non-Executive Director

                                                                        Annex B
                               PAIRING AGREEMENT

   PAIRING AGREEMENT (hereinafter called this "Agreement") dated as of
[      ], 2003, among Carnival Corporation, a corporation organized under the
laws of the Republic of Panama ("Carnival"), [      ] (the "Trustee"), as
trustee of the P&O Princess Special Voting Trust, a trust formed under the laws
of Bermuda (the "P&O Princess Trust") and [      ] (the "Transfer Agent").

   WHEREAS, Carnival and P&O Princess Cruises plc, a public limited company incorporated under the laws of England and Wales ("P&O Princess"), on the date hereof, pursuant to an Offer and Implementation Agreement dated as of January 8, 2003, between Carnival and P&O Princess (the "Offer and Implementation Agreement"), are establishing a dual listed company structure for the purposes of (i) conducting their business together, (ii) treating their shareholders as if they owned an interest in a combined enterprise and (iii) creating certain rights for their respective shareholders in respect of their indirect interests in the combined voting enterprise;

   WHEREAS, in connection with the closing (the "Closing") of the transactions contemplated by the Offer and Implementation Agreement, (i) concurrently with the Closing, P&O Princess is issuing to Carnival, pursuant to the Offer and Implementation Agreement, one Special Voting Share (the "Special Voting Share"); (ii) immediately after such issuance, Carnival is transferring the Special Voting Share to the Trustee (the "Deposit"); (iii) immediately after the Deposit, the Trustee is entering into a SVE Special Voting Deed (the "SVE Special Voting Deed") among the Trustee, [name of Carnival SVC], Carnival, P&O Princess and, [third party owner of the Carnival SVC], which will, among other things, set forth the obligations of the Trustee with respect to the Special Voting Share; (iv) in respect of the Deposit, the Trustee is issuing to Carnival one share of beneficial interest (a "Trust Share") in P&O Princess Trust for each outstanding share of common stock, par value $0.01 per share, of Carnival (including any security into which such common stock is reclassified or converted, the "Carnival Common Stock"); and (v) immediately after receiving the Trust Shares, Carnival is distributing (the "Distribution") a dividend to the holders of Carnival Common Stock of one Trust Share for each share of Carnival Common Stock held as of the record date (the "Record Date") for such dividend;

   WHEREAS, Carnival and the Trustee intend that (i) the Special Voting Share be listed on the New York Stock Exchange or another national stock exchange or automated quotation system (the "Applicable Exchange") and be publicly traded;
(ii) each Trust Share is paired with and is transferable only with one share of Carnival Common Stock, subject to equitable adjustment in accordance with
Section 6 hereof; and (iii) one Trust Share be issued to Carnival by P&O Princess Trust for each share of Carnival Common Stock subsequently issued by Carnival, to be represented by the certificates representing such Carnival Common Stock and to be paired with and transferable only with such Carnival Common Stock; and

   WHEREAS, the Transfer Agent is the transfer agent and registrar for the Carnival Common Stock and has agreed to be transfer agent and registrar for the Trust Shares, which are to be represented by the certificates representing shares of Carnival Common Stock in accordance with the terms hereof and of the Special Voting Trust Deed, of even date herewith, between the Trustee and Carnival (the "Trust Deed").

   NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree:

   1. On and after the date hereof (the "Effective Date") and for so long as the Trust Shares and shares of Carnival Common Stock remain outstanding:

      (a) if a share of Carnival Common Stock is transferred, one Trust Share shall be transferred along with such share of Carnival Common Stock, and the Transfer Agent shall cause such transfer of each security to be recorded in Carnival's share register;

      (b) each share of Carnival Common Stock shall not be transferred without the corresponding Trust Share;

      (c) the Trust Shares and the shares of Carnival Common Stock shall not be represented by separate instruments but shall be represented by certificates representing the shares of Carnival Common Stock, which shall also represent the Trust Shares, including existing certificates of Carnival Common Stock;

      (d) the Trustee and the Transfer Agent shall not transfer, agree to transfer or recognize the transfer of Trust Shares unless such transfer occurs together with a transfer of an equivalent number of shares of Carnival Common Stock;

      (e) upon each issuance of additional shares of Carnival Common Stock by Carnival, the Trustee shall authorize and issue to Carnival a number of additional Trust Shares equal to the number of shares of Carnival Common Stock issued by Carnival (to reflect the increase in the voting rights attaching to the Special Voting Share held by P&O Princess Trust resulting from the issuance of additional shares of Carnival Common Stock), which Trust Shares shall, once transferred by Carnival in connection with the issuance of such shares of Carnival Common Stock, be represented by the certificates representing such shares of Carnival Common Stock in accordance with the terms hereof and the Trust Deed;

      (f) the Trustee shall not issue any Trust Shares except as required under this Agreement, the Offer and Implementation Agreement and the Trust Deed; and

      (g) the Trustee shall not declare or pay any distribution consisting in whole or in part of Trust Shares, or retire, cancel, subdivide or combine such Trust Shares, except in accordance with Section 6 hereof.

   2. Each certificate representing shares of Carnival Common Stock issued after the Effective Date shall:

      (a) subject to the other provisions of this Section 2, take the form of the certificate representing shares of Carnival Common Stock as of immediately prior to the Effective Date;

      (b)  bear the following legend:

   "THIS CERTIFICATE ALSO REPRESENTS A NUMBER OF SHARES OF BENEFICIAL INTEREST ("TRUST SHARES") IN THE P&O PRINCESS SPECIAL VOTING TRUST, A BERMUDA TRUST ("P&O PRINCESS TRUST"), EQUAL TO THE NUMBER OF SHARES OF COMMON STOCK OF CARNIVAL CORPORATION (THE "CARNIVAL COMMON STOCK") REPRESENTED BY THIS CERTIFICATE. THE TRUST SHARES EACH REPRESENT A FRACTIONAL, UNDIVIDED INTEREST IN THE TRUST PROPERTY (INCLUDING A SPECIAL VOTING SHARE ISSUED BY P&O PRINCESS
CRUISES PLC) THAT IS HELD BY [      ], AS TRUSTEE OF THE P&O PRINCESS TRUST
(THE "P&O PRINCESS TRUSTEE"). THE TRUST SHARES ARE REPRESENTED BY THIS CERTIFICATE PURSUANT TO THE TERMS OF A SPECIAL VOTING TRUST DEED ESTABLISHING
THE P&O PRINCESS TRUST, DATED AS OF [      ], 2003 BETWEEN CARNIVAL CORPORATION
AND THE P&O PRINCESS TRUSTEE (THE "SPECIAL VOTING TRUST DEED") AND A PAIRING AGREEMENT AMONG CARNIVAL CORPORATION, THE P&O PRINCESS TRUSTEE AND [TRANSFER
AGENT], DATED AS OF [      ], 2003 (THE "PAIRING AGREEMENT"), AND THE TRUST
SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED TOGETHER WITH THE CARNIVAL COMMON STOCK PURSUANT TO THE PAIRING AGREEMENT. THE P&O PRINCESS TRUST AND THE TRUST SHARES ARE SUBJECT TO AND THE TRUST SHARES ARE ISSUED PURSUANT TO, THE SPECIAL VOTING TRUST DEED. BY ACCEPTING THE TRUST SHARES REPRESENTED BY THIS CERTIFICATE, THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND BY THE PROVISIONS OF THE SPECIAL VOTING TRUST

DEED. COPIES OF THE PAIRING AGREEMENT AND THE SPECIAL VOTING TRUST DEED MAY BE OBTAINED FROM CARNIVAL CORPORATION BY CONTACTING [APPROPRIATE CARNIVAL CONTACT PERSON]."; and

      (c) be in a form that is in compliance with all applicable rules and regulations of the Applicable Exchange.

   3. On the Effective Date, immediately after the Deposit, the Trustee shall issue to Carnival one Trust Share for each issued and outstanding share of Carnival Common Stock. Carnival shall, immediately thereafter, declare a dividend of the Trust Shares to the holders of the Carnival Common Stock (at a rate of one Trust Share for each share of Carnival Common Stock held on the relevant record date) and promptly thereafter, make the Distribution. With respect to certificates for shares of Carnival Common Stock outstanding as of the Record Date, the Trust Shares shall be evidenced by such certificates registered in the names of the holders thereof together with a copy of a summary of the terms of this Pairing Agreement substantially in the form attached hereto as Exhibit A (the "Summary of Terms") (provided that the certificates alone shall represent such Trust Shares if the Summary of Terms is not attached thereto). The surrender for transfer of any certificate representing shares of Carnival Common Stock outstanding on the Record Date, with or without a copy of the Summary of Terms attached thereto, shall also constitute the surrender for transfer of the Trust Shares represented thereby.

   4. Upon the conversion or exercise of any securities convertible into shares of Carnival Common Stock or any rights, options or warrants to purchase shares of Carnival Common Stock (collectively, "Carnival Derivative Securities"), which were issued by Carnival prior to the Effective Date, the Trustee shall simultaneously authorize and issue to Carnival to reflect the increase in the voting rights attaching to the Special Voting Share held by the Trustee resulting from the issuance of additional shares of Carnival Common Stock) a number of Trust Shares equal to the number of shares of Carnival Common Stock the exercising or converting holder of such Carnival Derivative Securities is entitled to receive upon such exercise or conversion. Carnival shall transfer the Trust Shares to the holders of the Carnival Common Stock arising from the conversion or exercise of the Carnival Derivative Securities (at a rate of one Trust Share for each share of Carnival Common Stock held on the relevant record date) and shall issue to the exercising or converting holder of such Carnival Derivative Securities a certificate or certificates representing the number of shares of Carnival Common Stock that such holder is entitled to receive upon such exercise or conversion, which certificate or certificates shall also represent an equivalent number of Trust Shares in accordance with the terms hereof and of the Trust Deed.

   5. After the Effective Date, if Carnival notifies the Trustee that it intends to issue Carnival Derivative Securities, the Trustee shall take such action (including, without limitation, the authorization of the issuance of additional Trust Shares to Carnival to reflect the increase in the voting rights attaching to the Special Voting Share held by the Trustee resulting from the issuance of additional shares of Carnival Common Stock) as is required to be taken by it to effect the issuance of Trust Shares as contemplated herein, represented by the certificates representing the shares of Carnival Common Stock issuable upon conversion or exercise of such Carnival Derivative Securities, and Carnival shall (i) take all actions as may be necessary to permit the Trustee to effect such action, (ii) transfer the Trust Shares to the holders of the Carnival Common Stock arising from the conversion or exercise of the Carnival Derivative Securities (at a rate of one Trust Share for each share of Carnival Common Stock held on the relevant record date), and (iii) issue to the exercising or converting holder of such Carnival Derivative Securities a certificate or certificates representing the number of shares of Carnival Common Stock that such holder is entitled to receive upon such exercise or conversion, which certificate or certificates shall also represent an equivalent number of Trust Shares in accordance with the terms hereof and of the Trust Deed.

   6.  After the Effective Date:

      (a) if Carnival declares or pays any distribution consisting in whole or in part of shares of Carnival Common Stock, or subdivides or combines such shares of Carnival Common Stock (each, an "Adjustment"), then the Trustee shall effect such corresponding Adjustments as are necessary to maintain the pairing relationship of one share of Carnival Common Stock to each Trust Share, and Carnival shall take all actions as may be necessary to permit the Trustee to effect such corresponding Adjustment;

      (b) if Carnival otherwise reclassifies the shares of Carnival Common Stock, then the Trustee shall effect such transactions as are necessary to maintain the pairing relationship of the securities into which one share of Carnival Common Stock was so reclassified to each Trust Share, and Carnival shall take all actions as may be necessary to permit the Trustee to effect such transactions; and

      (c) if Carnival cancels or retires any shares of Carnival Common Stock, then the Trustee shall cancel or retire the Trust Shares that correspond to such canceled or retired shares of Carnival Common Stock.

   7. Immediately following the Distribution, the Transfer Agent shall be the transfer agent and registrar for shares of Carnival Common Stock and the Trust Shares. Carnival may, by written notice to the Transfer Agent, replace the Transfer Agent, and upon such written notice, the Transfer Agent shall assign its rights and obligations under this Agreement to the successor Transfer Agent, and all references to "Transfer Agent" in this Agreement shall refer to such successor Transfer Agent. The Trustee shall appoint, from time to time, with respect to the Trust Shares, the same banks or trust companies as transfer agents and the same banks or trust companies as registrars as Carnival may appoint, from time to time, for the shares of Carnival Common Stock.

   8. This Agreement may be amended only by written consent of Carnival and the Trustee. This Agreement shall only terminate upon the termination of the
Equalization and Governance Agreement, dated as of [      ] 2003, between
Carnival and P&O Princess or the SVE Special Voting Deed, under the relevant agreement.

   9. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

   10. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements or undertakings with respect thereto, both written and oral.

   11. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Trustee of the P&O Princess Trust:

      [      ]

      Attention:

      Facsimile:

If to Carnival:

      Carnival Corporation
      3655 N.W. 87/th/ Avenue
      Miami, Florida 33178-2428

      Attention:  General Counsel

      Facsimile:  (305) [      ]

With a copy, which shall not constitute notice, to:

      Paul, Weiss, Rifkind, Wharton & Garrison LLP
      1285 Avenue of the Americas
      New York, New York 10019-6064

      Attention:  James M. Dubin

      Facsimile:  (212) 757-3990

If to the Transfer Agent:

      [      ]

      Attention:  [      ]

      Facsimile:   (    ) [      ]

or to such other Persons on addresses as may be designated in writing by the party to receive such notice as provided above.

   12. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the laws of Panama.

   13. Any legal action or proceeding arising out of or in connection with this Agreement shall be brought exclusively in the courts of England. Carnival and the Trustee irrevocably submit to the jurisdiction of such courts and waive any objection to proceedings in any such court on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum. The parties irrevocably consent to service of process or any other documents in connection with proceedings in any court by facsimile transmission, personal service, delivery at any address specified in this Agreement or any other usual address, mail or in any other manner permitted by English law, the law of the place of service or the law of the jurisdiction where proceedings are instituted.

   14. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be effected, impaired or invalidated so long as the legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

   15. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signature, thereto and hereto were upon the same instrument.

   16. Each party hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

   17. This Agreement shall not be assignable by operation of law or otherwise, and any purported assignment in violation of this provision shall be void.

                 [Remainder of Page Intentionally Left Blank]

   IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

The Corporate Seal of
CARNIVAL CORPORATION, as
Depositor, was hereunto affixed
in the presence of

---------------------
Name:
Title:

The Common Seal of
[      ], as Trustee,
was hereunto affixed in the presence of

---------------------
Name:
Title:

The Corporate Seal of
[TRANSFER AGENT], was hereunto
affixed in the presence of

By:  ________________
Name:
Title:

                                                                      Exhibit A

                     [Letterhead of Carnival Corporation]

Re:  Summary of terms of Pairing Agreement and Special Voting Trust Deed

Dear Carnival Stockholder:

   On [      ], 2003, Carnival Corporation ("Carnival") and P&O Princess
Cruises plc ("P&O Princess") established a dual listed company structure (the "DLC Structure") under an Offer and Implementation Agreement (the "Offer and Implementation Agreement") between Carnival and P&O Princess, dated as of January 8, 2003. In connection with the establishment of the DLC Structure, P&O Princess issued a Special Voting Share to Carnival. Carnival then transferred
the Special Voting Share to [      ] (the "Trustee") as trustee of the P&O
Princess Special Voting Trust, a newly-formed Bermuda trust (the "Trust"), and the Trust issued to Carnival one share of beneficial interest (each, a "Trust Share" and together the "Trust Shares") for each outstanding share of common stock, par value $0.01 per share, of Carnival (the "Carnival Common Stock"). The Trust Shares represent a fractional, undivided interest in the property of the Trust, including the Special Voting Share.

   The Trust Shares have been distributed by Carnival as a dividend to holders
of record of the Carnival Common Stock as of [      ], 2003, in accordance with
the Offer and Implementation Agreement and the Pairing Agreement (the "Pairing
Agreement") between Carnival and the Trustee, dated as of [      ], 2003, at a
rate of one Trust Share for each share of Carnival Common Stock.

   Under the Pairing Agreement:

    . each Trust Share is represented by and is attached permanently to a share of Carnival Common Stock;

    . the Carnival Common Stock and the Trust Shares will trade together as a unit on the New York Stock Exchange under Carnival's existing symbol, "CCL";

    . the certificates representing shares of Carnival Common Stock will also represent an equivalent number of Trust Shares; and

    .  the transfer agent for both the Carnival Common Stock and the Trust
       Shares will be [      ] and will be required to register transfers in
       accordance with the Pairing Agreement.

   Therefore, do not send in any certificates representing shares of Common Stock. You do not need to send in stock certificates in order to receive the Trust Shares. All certificates representing shares of Carnival Common Stock
issued after [      ], 2003 will bear a legend stating that those certificates also represent Trust Shares.

   The issuance of the Trust Shares will have no effect on reported earnings per share or any other per share operating measures of Carnival. Although there is no U.S. federal income tax authority addressing the tax consequences of a dual listed company transaction, Carnival believes that the distribution of the Trust Shares should not give rise to taxable income or gain for U.S. federal income tax purposes for U.S. holders of Carnival Common Stock. However, the Internal Revenue Service may assert that U.S. holders of Carnival Common Stock received taxable income as a result of the various voting and equalisation provisions necessary to implement the DLC structure. Carnival believes that such voting and other rights, if any, received by shareholders are expected to have only nominal value and, therefore, the receipt of such rights by U.S. Carnival shareholders would only result in a nominal amount of income. It is possible, however, that the Internal Revenue Service may disagree with this conclusion. The distribution of the Trust Shares will not change the way in which you can presently trade the shares of Carnival Common Stock.

   For more information regarding the Trust Shares, the deed governing the Trust and the Trust Shares, the Pairing Agreement, the Special Voting Share and the DLC Structure, you are encouraged to read "The DLC Transaction - Trust Shares of Beneficial Interest" and "The DLC Transaction - The DLC Structure," which contain a summary of such matters.

                                            Very truly yours,

                                            [          ]

                                                                        Annex C

                       P&O PRINCESS SPECIAL VOTING TRUST

                               VOTING TRUST DEED

                                    Between

                             Carnival Corporation
                                 as Depositor,

                                      and

                                   [      ],

                                  as Trustee,

                           Dated as of       , 2003

                               TABLE OF CONTENTS

                                                                                      Page
-                                                                                     ----
ARTICLE I     Definitions; Construction..............................................    4
 Section 1.01 Definitions............................................................    4
 Section 1.02 Rules of Construction..................................................    7
 Section 1.03 Article and Section References.........................................    8
ARTICLE II    Declaration Of Trust; Issuance Of Shares...............................    8
 Section 2.01 Creation and Declaration of Trust; Acceptance by Trustee...............    8
 Section 2.02 The Deposit and Execution of Agreements................................    8
 Section 2.03 Agreement to Issue and Deliver Shares..................................    8
ARTICLE III   Trust Powers; Administration Of The Trust Property.....................    8
 Section 3.01 Administration of the Trust............................................    8
 Section 3.02 P&O Princess Special Voting Share......................................    9
 Section 3.03 Required Compliance with Securities Laws and Stock Exchange Regulations   10
 Section 3.04 Tax Status of the Trust................................................   10
ARTICLE IV    Distributions And Reports..............................................   10
 Section 4.01 Distributions..........................................................   10
 Section 4.02 Compliance with Information Reporting and Withholding Requirements.....   11
ARTICLE V     The Shares.............................................................   11
 Section 5.01 The Shares.............................................................   11
 Section 5.02 No Voting Rights.......................................................   11
 Section 5.03 Issuance of the Shares.................................................   11
 Section 5.04 Form of the Shares.....................................................   12
 Section 5.05 Transfer and Exchange..................................................   13
 Section 5.06 Adjustments to Shares..................................................   13
 Section 5.07 Mutilated, Destroyed, Lost and Stolen Certificates.....................   13
 Section 5.08 Distributions in Respect of Shares.....................................   13
 Section 5.09 Persons Deemed Owners..................................................   14
ARTICLE VI    The Depositor..........................................................   14
 Section 6.01 Limitation on Liability of the Depositor...............................   14
 Section 6.02 Depositor May Purchase Shares..........................................   14
ARTICLE VII   Concerning The Trustee.................................................   14
 Section 7.01 Duties of Trustee......................................................   14
 Section 7.02 Certain Matters Affecting the Trustee..................................   15
 Section 7.03 Limitation on Liability of Trustee.....................................   16
 Section 7.04 Trustee Fees and Expenses; Indemnification.............................   16
 Section 7.05 Limitation of Powers and Duties........................................   17
 Section 7.06 Resignation or Removal of the Trustee..................................   17
 Section 7.07 Successor Trustee......................................................   18
 Section 7.08 Merger or Consolidation of Trustee.....................................   18
 Section 7.09 Representations and Warranties of Trustee..............................   18
ARTICLE VIII  Term And Termination...................................................   19
 Section 8.01 Term...................................................................   19
 Section 8.02 Termination............................................................   19
ARTICLE IX    Miscellaneous Terms....................................................   20
 Section 9.01 Amendment..............................................................   20
 Section 9.02 Counterparts...........................................................   20

                                                                  Page
          -                                                       ----
           Section 9.03 Limitation on Rights of Shareholders.....   20
           Section 9.04 Governing Law............................   20
           Section 9.05 Notices..................................   21
           Section 9.06 Severability of Terms....................   21
           Section 9.07 No Recourse..............................   21
           Section 9.08 Intent of the Parties....................   22
           Section 9.09 Voting Trust Deed Binding on Shareholders   22

                               VOTING TRUST DEED

   This Voting Trust Deed (this "Voting Trust Deed") is dated [      ], 2003,
and is made by and between [      ] (the "Trust Company," and in its capacity
as Trustee hereunder and any successor thereto appointed hereunder, the "Trustee"), as Trustee, and Carnival Corporation, a Panamanian corporation ("Carnival," and, in its capacity as depositor hereunder, the "Depositor"), as Depositor, and is being entered into for the purpose of forming the P&O Princess Special Voting Trust, a trust established under the laws of Bermuda (the "Trust"), and providing for the issuance of shares of beneficial interest in the Trust (each a "Share" and together the "Shares").

                             PRELIMINARY STATEMENT

   P&O Princess Cruises plc ("P&O Princess") and Carnival are parties to an Offer and Implementation Agreement, dated as of January 8, 2003 (the "Offer and Implementation Agreement") pursuant to which, among other things, P&O Princess and Carnival are establishing a dual listed company structure (the "DLC Transaction") and creating certain rights for the holders (the "Carnival Stockholders") of Carnival's common stock, par value $0.01 per share (including any security into which such common stock is reclassified or converted, the "Carnival Common Stock") and the holders of P&O Princess ordinary shares.

   Pursuant to the Offer and Implementation Agreement and immediately prior to the execution and delivery of this Voting Trust Deed, P&O Princess has issued the Initial Property to the Depositor, and the Depositor is now transferring to the Trustee, on behalf of and for the benefit of the Shareholders and without recourse, all the right, title and interest of the Depositor, in, to and under the Initial Property (the "Deposit") to be held by the Trustee on the terms and conditions set out herein. The Deposit is occurring concurrently with the closing of the DLC Transaction.

   Pursuant hereto, Carnival and the Trust Company are forming this Trust in accordance with the laws of Bermuda.

   Pursuant to the Offer and Implementation Agreement, and promptly after receiving the Shares, the Depositor shall convey any and all of its interest in the Shares to the Carnival Stockholders.

   The Trust Company is willing to act as Trustee hereunder and to hold the Trust Property upon and subject to the trusts, powers and provisions of this Voting Trust Deed.

   The parties hereto intend that the Trust be classified for United States federal income tax purposes as an "investment trust" under the Code and United States Treasury Regulation 301.7701-4(c) and, without limitation, a "grantor trust" under Subpart E, Part I of Subchapter J of the Code pursuant to which the Shareholders will be considered to own the Trust Property for U.S. federal, state and local income tax purposes, and not as a trust or association taxable as a corporation or as a partnership.

   NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree and declare as follows:

                                   ARTICLE I

                           DEFINITIONS; CONSTRUCTION

   Section 1.01 Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Voting Trust Deed:

   "Affiliate": With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Applicable Regulations":  As defined in the SVE Special Voting Deed.

   "Business Day": Any day other than a Saturday, Sunday or day on which banking institutions in the City of New York or London are authorized or obligated by law or executive order to close in the United States or England (or on which such banking institutions are open solely for trading in euros).

   "Carnival Constitution": The articles of incorporation and by-laws of Carnival in effect immediately following the closing of the DLC Transaction.

   "Certificate": A certificate representing shares of Carnival Common Stock and Shares pursuant to the Pairing Agreement, which may include a copy of the "Summary of Terms" attached thereto pursuant to Section 3 of the Pairing Agreement (provided that such certificate alone shall represent the Carnival Common Stock and the Shares even if the "Summary of Terms" is not attached thereto).

   "Class Rights Action":  As defined in the P&O Princess Articles.

   "Closing Date":  As defined in the Offer and Implementation Agreement.

   "Code": The United States Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

   "Commission": The United States Securities and Exchange Commission or any successor agency.

   "Corporate Trust Office": The office of the Trustee as the Trustee may designate from time to time by written notice to the Depositor. Initially, the
Corporate Trust Office shall be [      ].

   "Deal": In relation to Trust Property or an interest in Trust Property or the rights attaching to Trust Property, to transfer, assign (by operation of law or otherwise), convey, create an Encumbrance over or otherwise deal (or agree to do any of those things) with such Trust Property or interest or rights in any way whatsoever and "Dealing" shall be construed accordingly.

   "Encumbrance": An interest or power (i) reserved in or over any interest in any asset (including shares) including any retention of title or (ii) created or otherwise arising in or over any interest in any asset (including shares) under a bill of sale, mortgage, charge, lien, pledge, trust or power, by way of security for the payment of debt or any other monetary obligation or the performance of any other obligation and whether existing or agreed to be granted or created.

   "Equalization Agreement": The Equalization and Governance Agreement, of even date herewith, between Carnival and P&O Princess.

   "Exchange Act": The United States Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

   "Final Distribution": Either (i) a distribution by the Trustee of all remaining Trust Property (if any), together with all income thereof accrued but not yet collected and collected but still on hand, to the Shareholders pro rata in respect of their Shares or (ii) the setting aside in trust of all remaining Trust Property (if any) for distribution to the Shareholders pro rata in respect of their Shares, in each case, in connection with the termination of this Voting Trust Deed.

   "Incorporated Powers": The powers and provisions of the Schedule to Section 17 of the Trusts (Special Provisions) Act 1989 of Bermuda, as amended to the date hereof, except that the following paragraphs of such Schedule shall not be Incorporated Powers: Paragraphs 1(2), 2, 4(1), 4(2), 4(3), 4(4)(b), 4(6), 4(7),
4(8), 4(9), 4(12), 4(15), 4(17)(a), 4(18)(b), 4(19) and 4(21).

   "Initial Property": The P&O Princess Special Voting Share and any associated rights.

   "Investment Company Act": The United States Investment Company Act of 1940 and the rules and regulations promulgated thereunder.

   "Joint Electorate Action":  As defined in the P&O Princess Articles.

   "Opinion of Counsel": A written opinion of counsel, who may, except as otherwise expressly provided in this Voting Trust Deed, be counsel for the Depositor, reasonably acceptable to the Trustee.

   "P&O Princess Articles":  The Articles of Association of P&O Princess.

   "P&O Princess Special Voting Share": The Special Voting Share, nominal value of (Pounds)1 in the capital of P&O Princess.

   "Pairing Agreement": The Pairing Agreement among the Trustee, Carnival and [Transfer Agent], of even date herewith, which will, among other things, provide for the pairing of the Shares with the shares of Carnival Common Stock.

   "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

   "Permitted Activities of the Trustee": To accept delivery of the P&O Princess Special Voting Share; to perform its obligations under this Voting Trust Deed, the SVE Special Voting Deed and the Pairing Agreement; to cause the issuance of the Shares; to vote the P&O Princess Special Voting Share in accordance with the SVE Special Voting Deed and the P&O Princess Articles; to make distributions pursuant to Article IV; and to engage in such other activities as are necessary or expedient in order for the Trustee to perform its obligations and exercise its powers, authorities and discretions pursuant to the SVE Special Voting Deed, Pairing Agreement and the P&O Princess Articles and to take all reasonable steps to enforce the performance by each of Carnival and P&O Princess of its obligations under them.

   "Perpetuities Period": (i) If this Voting Trust Deed is governed by the laws of Bermuda, the 100th anniversary of the date hereof; and (ii) if the situs of the Trust is changed under Section 9.04(b), the perpetuities period (if any) of the governing law of the situs of the Trust (provided that such perpetuities period is equal to or less than the period set out in (i) above, otherwise the period in (i) above shall continue to apply).

   "Proceeding": Any suit in equity, action at law or other judicial or administrative action or proceeding.

   "Responsible Officer": With respect to the Trustee, as the context requires, any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

   "Securities Act": The United States Securities Act of 1933 and the rules and regulations promulgated thereunder.

   "Share Register": The register for the Shares, which shall be the share register of Carnival relating to the holders of Carnival Common Stock.

   "Shareholder":

   (a) As and from the time of the Deposit until the Shares are transferred to the Carnival Stockholders, and at any time thereafter that the Trustee issues additional Shares in accordance with Section 5.03 hereof until such additional Shares are transferred to the Carnival Stockholders with respect to whom such additional Shares are issued, the Depositor; and

   (b) thereafter, any and all Persons in whose name a Share is registered in the Share Register as of any relevant date, and for this purpose, any Person in whose name a share of Carnival Common Stock is registered shall be the Person in whose name a Share is registered.

   "SVE Special Voting Deed": The SVE Special Voting Deed among [Carnival SVC Limited], Carnival, P&O Princess, [third party owner of the Carnival SVC] and the Trustee, of even date herewith, which will, among other things, set forth the obligations of the Trustee with respect to the P&O Princess Special Voting Share.

   "State": Any one of the 50 states of the United States or the District of Columbia.

   "Termination Date": The earlier of (i) the Business Day immediately preceding the end of the Perpetuities Period (if any) and (ii) the date on which either the SVE Special Voting Deed or the Equalization Agreement terminates in accordance with their respective terms.

   "Treasury Regulations": The final, temporary or proposed regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

   "Trust Property": The Initial Property, any assets added to the Trust Property and the assets from time to time representing the same, respectively.

   "U.S." or "United States": The United States of America (including the States), its territories, its possessions and other areas subject to its jurisdiction.

   Section 1.02  Rules of Construction.  Unless the context otherwise requires:

      (a)  a term has the meaning assigned to it;

      (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

      (c)  "or" is not exclusive;

      (d) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Voting Trust Deed as a whole and not to any particular Article, Section or other subdivision;

      (e) any reference to an agreement or other instrument shall be to such agreement or other instrument, as amended from time to time, unless otherwise specified;

      (f)  "including" means including without limitation; and

      (g) words in the singular include the plural and words in the plural include the singular.

   Section 1.03 Article and Section References. All Article and Section references used in this Voting Trust Deed, unless otherwise provided, are to Articles and Sections in this Voting Trust Deed. Any reference to "this Section" appearing within a particular paragraph of a Section is a reference to such Section as a whole.

                                  ARTICLE II

                   DECLARATION OF TRUST; ISSUANCE OF SHARES

   Section 2.01 Creation and Declaration of Trust; Acceptance by Trustee. The Trustee hereby acknowledges receipt of the Initial Property and declares that subject to the provisions of this Voting Trust Deed, it will hold the Trust Property in trust for the exclusive benefit of the Shareholders from time to time in accordance with the trusts, powers and provisions of this Voting Trust Deed, including, without limitation, the Trustee's obligations to make distributions to the Shareholders in accordance with section 4.01.

   Section 2.02  The Deposit and Execution of Agreements.

      (a) The Depositor shall deliver the P&O Princess Special Voting Share, duly endorsed and accompanied by all necessary transfer documents, to the Trustee.

      (b) Immediately after the Deposit and the execution of this Voting Trust Deed, the Trustee shall enter into the Pairing Agreement and the SVE Special Voting Deed.

   Section 2.03 Agreement to Issue and Deliver Shares. The Trustee agrees and acknowledges that it will, immediately after the Deposit and the execution of this Voting Trust Deed, cause to be issued and delivered to or upon the order of the Depositor Shares in accordance with Section 5.03(a).

                                  ARTICLE III

              TRUST POWERS; ADMINISTRATION OF THE TRUST PROPERTY

   Section 3.01  Administration of the Trust

      (a) Except as otherwise specified herein, the Trustee shall administer the Trust Property for the benefit of the Shareholders. In administering the Trust Property, the Trustee shall perform all its duties set forth herein. The duties of the Trustee shall be performed in accordance with applicable Bermuda (or if the situs of the Trust is changed under Section 9.04(b), the situs of the Trust), U.S. Federal, State and local law.

      (b) Subject to Article VII, the Trustee is hereby authorized to perform, and from time to time hereafter, shall perform only those acts which are described in this Voting Trust Deed as obligations of the Trustee. Notwithstanding the generality of the foregoing, the Trustee is hereby specifically authorized to perform the Permitted Activities of the Trustee.

      (c) In furtherance of its performance of the Permitted Activities of the Trustee, the Trustee may exercise the Incorporated Powers, which shall be incorporated herein by reference; provided that the Trustee shall not exercise any of its powers contrary to the express provisions of this Trust. Notwithstanding anything to the contrary herein, the Trustee shall not engage in any business or activities other than the Permitted Activities of the Trustee. The Trustee shall not vary the investment of the Trust or engage in any business or activity which will cause the Trust to be required to be registered under the Investment Company Act or which would cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation or otherwise alter the classification of the Trust for U.S. Federal income tax purposes.

      (d) The Trustee shall not engage in any activity other than as required or authorized by this Voting Trust Deed. In particular, the Trustee shall not and shall not cause the Trust to (i) invest any proceeds received by the Trustee from holding the Trust Property, but shall promptly distribute all such proceeds to the Shareholders pursuant to the terms of this Voting Trust Deed, except as allowed pursuant to the principles set forth in Rev. Rul. 75-192 1975-1 C.B. 384, as amended or modified by subsequent changes in applicable law; (ii) subject to Sections 3.01(e), 4.01(c) and 5.03, Deal in the P&O Princess Special Voting Share or other Trust Property, any interest of the Trustee therein or any right of the Trustee thereto, to any Person or Persons; (iii) acquire any assets other than as expressly provided herein;
   (iv) possess any power or otherwise act in such a way as to vary the Trust Property; (v) incur any indebtedness for borrowed money or issue any other debt; or (vi) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Shares.

      (e) The Trustee may sell at any time, all or any part of the Trust Property if it has obtained the consent of both the Depositor and P&O Princess, such consent to be in the absolute discretion of the Depositor and P&O Princess; provided, however, that any such sale must be carried out in accordance with the principles set forth in Rev. Rul. 78-149, 1978-1 C.B. 448, as amended or modified by subsequent changes in applicable law, and the Trustee must act, or if appropriate, not fail to act in a manner that permits the Trust to continue to qualify as an investment trust under the Code and Treasury Regulation 301.7701-4(c) and, without limitation, as a grantor trust under Subpart E, Part I of Subchapter J of the Code pursuant to which the Shareholders will be considered to own the Trust Property for U.S. federal, state and local income tax purposes. No sale of Trust Property pursuant to this Section 3.01(e) shall be effective unless and until the transferee of such property, as consented to by the Depositor and P&O Princess, has agreed to be bound by the terms of this Voting Trust Deed. Any sale of Trust Property in violation of this Section 3.01(e) shall be null and void. For the avoidance of doubt, in no event shall (i) any of the proceeds of a sale of the Trust Property be distributable to anyone other than the Shareholders or (ii) the Trustee have any power to reinvest any proceeds of a sale of Trust Property, it being understood that the Trustee must distribute such proceeds to the Shareholders.

      (f)  The Trustee shall not take any action that is reasonably likely to
   (i) impair the interests of the Trustee in the P&O Princess Special Voting Share or any other Trust Property, (ii) impair the value of any P&O Princess Special Voting Share or any other Trust Property or (iii) require the Trustee or the Trust to be registered under the Investment Company Act, and the Trustee shall not fail to take any action that is reasonably likely to avoid any of the matters referred to in clause (i), (ii) or (iii) above.

   Section 3.02  P&O Princess Special Voting Share.

      (a) At every meeting of P&O Princess shareholders at which any resolution relating to a Joint Electorate Action or a Class Rights Action is to be considered, the Trustee shall be present by its duly appointed corporate representative or by proxy or proxies.

      (b) Neither the Trustee nor its duly appointed corporate representative, proxy or proxies shall have any discretion as to how the P&O Princess Special Voting Share is to be voted. The Trustee shall vote the P&O Princess Special Voting Share in accordance with the requirements of the P&O Princess Articles and the SVE Special Voting Deed.

      (c) On any resolution that relates to a Joint Electorate Action, the Trustee shall exercise the voting rights attached to the P&O Princess Special Voting Share in accordance with the reports and the statement delivered under clause 2.1 of the SVE Special Voting Deed. The Trustee shall be entitled to rely in good faith on such reports and statement.

      (d) If the Trustee has been notified by Carnival in accordance with clause 3.1 of the SVE Special Voting Deed that a Class Rights Action (pursuant to the Carnival Constitution and/or Applicable Regulations) has not been approved by the requisite majority of votes at a Carnival meeting of shareholders, then the Trustee shall vote the P&O Princess Special Voting Share in accordance with clause 4.4(b) of the SVE Special Voting Deed. The Trustee shall be entitled to rely in good faith on such notification.

      (e) The Trustee shall be entitled to rely on a certificate given to it in writing (in accordance with clause 17.4 of the SVE Special Voting Deed) by the Chairman of the P&O Princess shareholder meeting that a resolution is a procedural or technical resolution (in accordance with the P&O Princess Articles). If a resolution is proposed for the first time during a meeting of shareholders of P&O Princess (whereby "proposed for the first time" means it was not set out in the notice of such shareholders' meeting) and is determined by the Chairman of the relevant shareholder meeting (in accordance with the P&O Princess Articles) not to be a resolution of a procedural or technical nature then, if such resolution is to be voted on by shareholders, it will be voted on in the same way as any other Joint Electorate Action or Class Rights Action (as applicable) in accordance with the SVE Special Voting Deed.

   Section 3.03 Required Compliance with Securities Laws and Stock Exchange Regulations. The Trustee shall make any filings that are necessary or appropriate under the Securities Act relating to the issuance of Shares under this Voting Trust Deed or any deemed issuance of the P&O Princess Special Voting Share by P&O Princess under the Securities Act. The Trustee shall also make any filings that are necessary or appropriate under the Exchange Act or the rules of any national securities exchange or automated quotation system on which the Shares, the P&O Princess Special Voting Share or the shares of Carnival Common Stock are listed.

   Section 3.04 Tax Status of the Trust. Notwithstanding any other provision of this Voting Trust Deed or the SVE Special Voting Deed, the Trustee must always act, or if appropriate, not fail to act, in a manner that permits the Trust (i) to continue to qualify as an investment trust under the Code and Treasury Regulation 301.7701-4(c) including, without limitation, by acting in accordance with the principles set forth in Rev. Rul. 75-192 1975-1 C.B. 384, as amended or modified by subsequent changes in applicable law, and (ii) to continue to qualify as a grantor trust under Subpart E, Part I of Subchapter J of the Code pursuant to which the Shareholders will be considered to own the Trust Property for U.S. federal, state and local income tax purposes.

                                  ARTICLE IV

                           DISTRIBUTIONS AND REPORTS

   Section 4.01  Distributions.

      (a) Subject to Article III, the Trustee shall, from time to time and at any time prior to the Termination Date, distribute to or pay or apply to or for the use or benefit of the Shareholders, pro rata, according to their holdings of Shares, the net income of the Trust, as soon as practicable after the receipt of such income.

      (b) Subject to Article III, the Trustee shall have the power from time to time and at any time prior to the Termination Date to distribute to or pay or apply to or for the use or benefit of the Shareholders, pro rata, according to their holdings of Shares, such part, parts or all of the Trust Property, and at such time or times as the Trustee, in its discretion, determines.

      (c) The Trustee shall make the Final Distribution to the Shareholders against presentation and surrender of the Certificates representing their Shares on the date scheduled for the Final Distribution pursuant to Section 8.02(a).

   Section 4.02 Compliance with Information Reporting and Withholding Requirements. The Trustee shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Shareholders in respect of the Shares.

                                   ARTICLE V

                                  THE SHARES

   Section 5.01 The Shares. The Trust shall have a single class of shares of beneficial interest. The Trustee may issue an unlimited number of Shares. Each Share represents an identical fractional, undivided interest in the Trust Property.

   Section 5.02 No Voting Rights. The Shares shall have no voting rights. For the avoidance of doubt, the Shareholders shall not have the right to direct the vote or decide any other matters with respect to the P&O Princess Special Voting Share by virtue of their ownership of Shares.

   Section 5.03  Issuance of the Shares.

      (a)  In accordance with Section 3 of the Pairing Agreement and Section
   2.2.6 of the Offer and Implementation Agreement, on the date hereof, the Trustee shall issue a number of Shares equal to the number of shares of Carnival Common Stock outstanding on the date hereof, each evidencing a fractional, undivided interest in the entire Trust Property, to the Depositor, which shall distribute such Shares to the Carnival Stockholders in accordance with Section 3 of the Pairing Agreement and Section 2.2.6 of the Offer and Implementation Agreement.

      (b) Upon each issuance of additional shares of Carnival Common Stock by Carnival, the Trustee shall authorize and issue to the Depositor a number of additional Shares equal to the number of additional shares of Carnival Common Stock issued by Carnival (to reflect the increase in the voting rights attaching to the P&O Princess Special Voting Share held by the Trustee resulting from the issuance of additional shares of Carnival Common Stock), which Shares shall be paired with shares of Carnival Common Stock on the basis described in the Pairing Agreement and represented by the Certificates representing such shares of Carnival Common Stock in accordance with the terms hereof and of the Pairing Agreement.

      (c) Upon the conversion or exercise of any securities convertible into or exercisable for shares of Carnival Common Stock or any rights, options or warrants to purchase shares of Carnival Common Stock (collectively, "Carnival Derivative Securities"), which were issued by Carnival prior to the date hereof, the Trustee shall simultaneously authorize and issue to Carnival (to reflect the increase in the voting rights attaching to the P&O Princess Special Voting Share held by the Trustee resulting from the issuance of additional shares of Carnival Common Stock) a number of Shares equal to the number of shares of Carnival Common Stock the exercising or converting holder of such Carnival Derivative Securities is entitled to receive upon such exercise or conversion, which Shares shall be paired with shares of Carnival Common Stock on the basis

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   described in the Pairing Agreement and represented by the Certificate representing the shares of Carnival Common Stock in accordance with the terms hereof and of the Pairing Agreement.

      (d) After the date hereof, if Carnival notifies the Trustee that it intends to issue Carnival Derivative Securities, the Trustee shall take such action (including, without limitation, the authorization and issuance of additional Shares to Carnival to reflect the increase in the voting rights attaching to the P&O Princess Special Voting Share held by the Trustee resulting from the issuance of additional shares of Carnival Common Stock) as is required to be taken by it to effect the issuance of Shares as contemplated herein and in the Pairing Agreement, which Shares shall be paired with shares of Carnival Common Stock on the basis described in the Pairing Agreement on the and represented by the Certificates representing the shares of Carnival Common Stock issuable upon conversion or exercise of such Carnival Derivative Securities, in accordance with the terms hereof and of the Pairing Agreement.

      (e) Except as provided above, in Section 5.05, in the Pairing Agreement and in the Offer and Implementation Agreement, the Trustee shall not issue any Shares.

   Section 5.04  Form of the Shares.

      (a) The Shares issued to and distributed by the Depositor on the date hereof in accordance with Section 5.03(a), shall be evidenced by Certificates representing Carnival Common Stock registered in the names of the holders thereof. The surrender for transfer of any Certificate representing shares of Carnival Common Stock outstanding on or prior to the date hereof, with or without a copy of the Summary of Terms attached thereto, shall also constitute the surrender for transfer of the Shares represented thereby.

      (b) The Shares and the Carnival Common Stock shall together be evidenced by Certificates, not by separate certificates or other instruments. The Shares shall only be transferable as provided in Section 5.05.

      (c) Each Certificate issued after the date hereof shall bear the following legend:

   "THIS CERTIFICATE ALSO REPRESENTS A NUMBER OF SHARES OF BENEFICIAL INTEREST ("TRUST SHARES") IN THE P&O PRINCESS SPECIAL VOTING TRUST, A BERMUDA TRUST ("P&O PRINCESS TRUST"), EQUAL TO THE NUMBER OF SHARES OF COMMON STOCK OF CARNIVAL CORPORATION (THE "CARNIVAL COMMON STOCK") REPRESENTED BY THIS CERTIFICATE. THE TRUST SHARES EACH REPRESENT A FRACTIONAL, UNDIVIDED INTEREST IN THE TRUST PROPERTY (INCLUDING A SPECIAL VOTING SHARE ISSUED BY P&O PRINCESS
CRUISES PLC) THAT IS HELD BY [      ], AS TRUSTEE OF THE P&O PRINCESS TRUST
(THE "P&O PRINCESS TRUSTEE"). THE TRUST SHARES ARE REPRESENTED BY THIS CERTIFICATE PURSUANT TO THE TERMS OF A SPECIAL VOTING TRUST DEED ESTABLISHING
THE P&O PRINCESS TRUST, DATED AS OF [      ], 2003 BETWEEN CARNIVAL CORPORATION
AND THE P&O PRINCESS TRUSTEE (THE "SPECIAL VOTING TRUST DEED") AND A PAIRING AGREEMENT AMONG CARNIVAL CORPORATION, THE P&O PRINCESS TRUSTEE AND [TRANSFER
AGENT], DATED AS OF [      ], 2003 (THE "PAIRING AGREEMENT"), AND THE TRUST
SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED TOGETHER WITH THE CARNIVAL COMMON STOCK PURSUANT TO THE PAIRING AGREEMENT. THE TRUST AND THE TRUST SHARES ARE SUBJECT TO AND THE TRUST SHARES ARE ISSUED PURSUANT TO, THE SPECIAL VOTING TRUST DEED. BY ACCEPTING THE TRUST SHARES REPRESENTED BY THIS CERTIFICATE, THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND BY THE PROVISIONS OF THE SPECIAL VOTING TRUST DEED. COPIES OF THE PAIRING AGREEMENT AND THE SPECIAL VOTING TRUST DEED MAY BE OBTAINED FROM CARNIVAL CORPORATION BY CONTACTING [APPROPRIATE CARNIVAL CONTACT PERSON]."

      (d) The Certificates shall be in a form that is in compliance with all applicable rules and regulations of the relevant securities exchange or automated quotation system on which the Shares and the Common Stock are listed.

   Section 5.05 Transfer and Exchange. So long as shares of Carnival Common Stock and Shares are outstanding:

      (a) if a share of Carnival Common Stock is transferred, one Share shall be transferred along with such share of Carnival Common Stock;

      (b) each Share shall not be transferred without the corresponding share of Carnival Common Stock;

      (c) the Shares and the shares of Carnival Common Stock shall not be represented by separate instruments but shall be represented by Certificates;

      (d) the Trustee shall not transfer, agree to transfer or recognize the transfer of Shares unless such transfer occurs together with a transfer of an equivalent number of shares of Carnival Common Stock; and

      (e) the Trustee shall appoint, from time to time, with respect to the Shares, the same banks or trust companies as transfer agents and the same banks or trust companies as registrars as Carnival may appoint, from time to time, for the shares of Carnival Common Stock.

   Section 5.06  Adjustments to Shares.

      (a) The Trustee shall not declare, make or pay any distribution consisting in whole or in part of Shares, or subdivide or combine such Shares, except as required by Section 5.06(b).

      (b)  After the date hereof:

          (i) if Carnival declares or pays any distribution consisting in whole or in part of shares of Carnival Common Stock, or subdivides or combines such shares of Carnival Common Stock (each, an "Adjustment"), then the Trustee shall effect such corresponding Adjustments as are necessary to maintain the pairing relationship of one share of Carnival Common Stock to each Share;
          (ii) if Carnival otherwise reclassifies the shares of Carnival Common Stock, then the Trustee shall effect such transactions as are necessary to maintain the pairing relationship of the securities into which one share of Carnival Common Stock was so reclassified to each Share, and Carnival shall take all actions as may be necessary to permit the Trustee to effect such transactions; and
          (iii) if Carnival cancels or retires any shares of Carnival Common Stock, then the Trustee shall cancel or retire the Shares that correspond to such canceled or retired shares of Carnival Common Stock.

   Section 5.07  Mutilated, Destroyed, Lost and Stolen
Certificates. Mutilated, destroyed, lost or stolen Certificates shall be dealt with pursuant to Section 5.5 of the Bylaws of Carnival.

   Section 5.08  Distributions in Respect of Shares.

      (a) Distributions with respect to a Share shall be made to the Person in whose name such Share is registered at the close of business on the record date for such distribution. Distributions in respect of Shares (other than the Final Distribution) shall be made either (i) by check mailed to the address of the Shareholder entitled thereto as such address shall appear in the Share Register or (ii) in same-day funds against presentation of the Certificates representing such Shares to the Trustee at its Corporate Trust Office.

      (b) Subject to the terms of this Voting Trust Deed to the contrary, each Certificate delivered under this Voting Trust Deed upon transfer of or in exchange for or in lieu of any other Certificate shall carry the rights to amounts to be distributed by the Trust that are accrued and undistributed, and to accrue, that were carried by such other Certificate.

   Section 5.09 Persons Deemed Owners. Subject to Section 5.08, the Depositor, the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions in respect of Shares represented by such Certificate and for all other purposes whatsoever, and none of the Depositor, the Trustee or any agent of the Depositor or the Trustee shall be affected by notice to the contrary.

                                  ARTICLE VI

                                 THE DEPOSITOR

   Section 6.01  Limitation on Liability of the Depositor.

      (a) Unless otherwise expressly specified in this Voting Trust Deed, the Depositor shall not be under any obligation to expend or risk its own funds, except to the extent of its obligation to pay any amount payable under
   Section 7.04(b) hereof, or otherwise incur financial liability in the performance of its duties thereunder or in the exercise of any of its rights or powers if reasonable grounds exist for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

      (b) Neither the Depositor nor any of its directors, officers, employees or agents shall be liable, for any losses, costs or damages or otherwise, to the Trustee or the Shareholders for any act or omission except for its willful misconduct, bad faith or gross negligence in the performance of duties specifically set forth in this Voting Trust Deed.

      (c) The Depositor shall not be under any obligation to appear in, prosecute or defend any Proceeding; provided, however, that the Depositor may in its discretion undertake any such Proceeding which it may deem necessary or desirable with respect to this Voting Trust Deed.

   Section 6.02 Depositor May Purchase Shares. The Depositor or its Affiliates may at any time purchase Certificates and thus Shares in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold.

                                  ARTICLE VII

                            CONCERNING THE TRUSTEE

   Section 7.01  Duties of Trustee.

      (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Voting Trust Deed. Any permissive right of the Trustee enumerated in this Voting Trust Deed shall not be construed as a duty.

      (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Voting Trust Deed, shall examine them to determine whether they conform to the requirements of this Voting Trust Deed. If any such instrument is found not to conform to the requirements of this Voting Trust Deed, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Depositor.

      (c) No provision of this Voting Trust Deed shall be construed to relieve the Trustee from liability for its fraud or negligence in the performance of any of its duties under this Voting Trust Deed or the willful default or breach of its obligations under this Voting Trust Deed; provided, however, that:

          (i) the duties and obligations of the Trustee shall be determined solely by the express terms of this Voting Trust Deed, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Voting Trust Deed, no implied covenants or obligations (except for a fiduciary duty to the beneficiaries of the Trust) shall be read into this Voting Trust Deed against the Trustee and, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely upon any certificates or opinions furnished to the Trustee as to the truth and correctness of any statements contained therein;

          (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) except with respect to actions or duties required to be taken or performed, as applicable, by the Trustee under the express terms of this Voting Trust Deed, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under this Voting Trust Deed if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that the Trustee agrees that the indemnification under Section 7.04(b) will provide reasonable assurance against such risk or liability.

   Section 7.02  Certain Matters Affecting the Trustee.

      (a)  Except as otherwise provided in Section 7.01:

          (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officers' certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed by the proper party or parties;

          (ii) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Voting Trust Deed in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) except for the duties and obligations of the Trustee expressly created by this Voting Trust Deed, the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Voting Trust Deed or to institute, conduct or defend any Proceeding hereunder or in relation thereto, at the request, order or direction of any of the Shareholders, pursuant to the terms of this Voting Trust Deed, unless such Shareholders or the Depositor shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Voting Trust Deed; provided that any such action taken, suffered or omitted is not attributable to fraud or negligence on the part of the Trustee in the performance of its duties under this Voting Trust Deed or the willful default or breach of its obligations under this Voting Trust Deed;

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

          (v) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine;

          (vi) the Trustee may execute any of the trusts or powers or perform any duties under this Voting Trust Deed either directly or by or through agents, attorneys or custodians; and

          (vii) the Trustee shall not be deemed to have notice or actual knowledge of any matter unless (1) a Responsible Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or
       (2) written notice thereof is received by the Trustee at the Corporate Trust Office.

      (b) All rights of action under this Voting Trust Deed or under any of the Shares, enforceable by the Trustee, may be enforced by it without the possession of any of the Shares, or the production thereof at the trial or other Proceeding relating thereto, and any Proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Shareholders, subject to the terms of this Voting Trust Deed.

   Section 7.03 Limitation on Liability of Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained in this Voting Trust Deed, the Shares, the Certificates or any document issued in connection with the issuance of the Shares. Except as set forth in Section 7.09, the Trustee makes no representations or warranties as to the validity or sufficiency of this Voting Trust Deed, the Shares, the Certificates, the P&O Princess Special Voting Share or any related document. The Shares and the Certificates do not represent interests in or obligations of the Trustee personally, and the Trustee shall not be responsible or accountable for any tax, accounting or other treatment proposed to be applied to the Shares, the Certificates or any interest therein.

   Section 7.04  Trustee Fees and Expenses; Indemnification.

      (a) The Depositor shall pay to the Trustee from time to time reasonable compensation for its acceptance of the Trust created under this Voting Trust Deed and services rendered hereunder in accordance with its fee schedule previously delivered to the Depositor. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Depositor shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      (b) The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and held harmless against any loss, liability or expense incurred in connection with any Proceeding relating to this Voting Trust Deed, the Shares or the Certificates or the performance of any of the Trustee's duties under this Voting Trust Deed, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under this Voting Trust Deed or (ii) incurred by reason of fraud or negligence on the part of the Trustee in the performance of its duties under this Voting Trust Deed or the willful default or breach of its obligations under this Voting Trust Deed. With respect to any such Proceeding, the Trustee shall notify the Depositor promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Depositor shall not relieve the Depositor of its obligations hereunder. The Depositor may, by written notice to the Trustee, assume the defense of the Proceeding, and, if the Depositor does so, the Trustee shall cooperate in such defense. If the Trustee maintains control of the defense of the Proceeding, it shall consult in good faith with the Depositor in preparing its defense. The Depositor need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. In the event the Trustee is not indemnified by the Depositor in accordance with this Section 7.04(b), the Trustee shall nevertheless remain obligated to perform its duties under this Voting Trust Deed.

   Section 7.05 Limitation of Powers and Duties. The Trust is established solely for the purposes of acquiring and holding the Trust Property, entering into and performing its obligations under the SVE Special Voting Deed and the Pairing Agreement, issuing the Shares and engaging in activities incidental to the foregoing. The Trustee is not permitted to incur any debt except as is necessary to achieve the foregoing. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized in this Voting Trust Deed and, in particular, the Trustee is not authorized (i) to Deal in the P&O Princess Special Voting Share or interests therein or rights thereto except as contemplated in Section 3.01(d) or (ii) to do anything that would cause the Trust to (1) be required to be registered under the Investment Company Act or
(2) cause the Trust to be taxed as an entity other than investment trust under the Code and United States Treasury Regulation 301.7701-4(c) and, without limitation, a grantor trust under Subpart E, Part I of Subchapter J of the Code pursuant to which the Shareholders will be considered to own the Trust Property for U.S. federal, state and local income tax purposes, or otherwise alter the classification of the Trust for U.S. federal, state and local income tax purposes.

   Section 7.06  Resignation or Removal of the Trustee.

      (a) Subject to Section 7.06(c), the Trustee may at any time resign and be discharged from its obligations and duties hereunder by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor shall as promptly as possible (and in any event within 45 calendar days after the date of such notice of resignation) appoint a successor Trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor Trustee. If no successor Trustee that has been so appointed shall have accepted appointment within 90 calendar days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Upon any appointment of a successor Trustee pursuant to this Section 7.06(a), the Depositor shall be solely liable for (i) the payment of such successor Trustee's fees and expenses and (ii) provision of adequate indemnities satisfactory to such successor Trustee (it being understood that the indemnification obligations of the Depositor pursuant to Section 7.04(b) shall inure to the benefit of such successor Trustee).

      (b) At any time, the Depositor or its designee may make a written request that the Trustee resign. Upon the agreement of the Trustee to so resign or if the Trustee fails to resign within a reasonable time after written request therefor by the Depositor or such designee (and in no event later than 10 days after the Trustee shall have received such written request), or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or such designee may remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor Trustee.

      (c) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the terms of this Section 7.06 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 7.07.

      (d) Notwithstanding any other provision of this Section 7.06, any appointment of a successor Trustee pursuant to any of the terms of this
   Section 7.06 shall be effective if, and only if, the Depositor appoints a successor Trustee (other than the Depositor) that is not related or subordinate to the Depositor or P&O Princess, within the meaning of Section 672(c) of the Code, and such designated successor so qualifies as Trustee. The Depositor may at any time release the powers granted under this paragraph.

   Section 7.07  Successor Trustee.

      (a) Any successor Trustee appointed as provided in Section 7.06 shall execute, acknowledge and deliver to the Depositor and its predecessor Trustee an instrument accepting such appointment under this Voting Trust Deed, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of the predecessor Trustee under this Voting Trust Deed, with the like effect as if originally named as Trustee in this Voting Trust Deed. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Voting Trust Deed, and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

      (b) Upon acceptance of appointment by a successor Trustee as provided in this Section 7.07, the predecessor Trustee shall novate its rights and obligations under the SVE Special Voting Deed to such successor Trustee.

   Section 7.08 Merger or Consolidation of Trustee. Any corporation or association into or with which the Trustee may be merged, amalgamated or converted or with which it may be consolidated or any corporation or association resulting from any merger, amalgamation, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee under this Voting Trust Deed, without the execution or filing of any paper or any further act on the part of any of the parties to this Voting Trust Deed, anything in this Voting Trust Deed to the contrary notwithstanding.

   Section 7.09  Representations and Warranties of Trustee.

      (a) The Trustee represents and warrants, as of the date hereof (or, in the case of a successor Trustee appointed pursuant to Section 7.07, as of the date of such appointment), that:

          (i) the Trustee is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized;

          (ii) the Trustee has full power, authority and right to execute, deliver and perform its duties and obligations under this Voting Trust Deed, the SVE Special Voting Deed and the Pairing Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Voting Trust Deed, the SVE Special Voting Deed and the Pairing Agreement;

          (iii) the execution and delivery of this Voting Trust Deed, the SVE Special Voting Deed and the Pairing Agreement by the Trustee and its performance of and compliance with the terms of this Voting Trust Deed, the SVE Special Voting Deed, the Pairing Agreement and the Shares will not violate the Trustee's charter or by-laws or constitute a default under, or result in the breach or acceleration of, any contract, agreement or other instrument to which the Trustee is a party or which may be applicable to the Trustee or any of its assets;

          (iv) each of this Voting Trust Deed, the SVE Special Voting Deed and the Pairing Agreement has been or will be duly executed and delivered by the Trustee, and each of this Voting Trust Deed, the SVE Special Voting Deed and the Pairing Agreement constitutes or will constitute, upon execution, the valid and legally binding obligation of the Trustee, enforceable in accordance with its terms, except as enforcement may be limited by the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity;

          (v) the Trustee is not in violation, and the execution, authentication and delivery of this Voting Trust Deed, the SVE Special Voting Deed and the Pairing Agreement by the Trustee and its performance of the respective terms of this Voting Trust Deed, the SVE Special Voting Deed and the Pairing Agreement will not constitute a violation of any order or decree of any court or any order or regulation of any U.S. Federal, State, municipal or other governmental agency having jurisdiction over the Trustee or any of its assets, which violation would reasonably be expected to have a material adverse effect on the business, prospects, condition (financial or otherwise) or operations of the Trustee or on the performance of its duties thereunder;

          (vi) there are no Proceedings against, or investigations of, the Trustee pending, or, to the knowledge of the Trustee, threatened, before any court, administrative agency or other tribunal (a) that could reasonably be expected to prohibit its entering into this Voting Trust Deed, the SVE Special Voting Deed and the Pairing Agreement, (b) seeking to prevent the issuance of the Shares or the Certificates representing the Shares or the consummation of any of the transactions contemplated by this Voting Trust Deed, the SVE Special Voting Deed and the Pairing Agreement or (c) that could reasonably be expected to prohibit or materially and adversely affect the performance by the Trustee of its obligations under, or the validity or enforceability of, this Voting Trust Deed, the SVE Special Voting Deed and the Pairing Agreement; and

          (vii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, authentication, delivery and performance by the Trustee of, or compliance by the Trustee with, this Voting Trust Deed, the SVE Special Voting Deed and the Pairing Agreement or for the consummation of the transactions contemplated by this Voting Trust Deed, the SVE Special Voting Deed and the Pairing Agreement, except for such consents, approvals, authorizations and orders, if any, that have already been obtained.

      (b) Within 30 calendar days of the discovery by the Trustee of a breach of any of its representations or warranties set forth in this Section 7.09, the Trustee shall promptly cure such breach.

                                 ARTICLE VIII

                             TERM AND TERMINATION

   Section 8.01 Term. Subject to the terms of the Voting Trust Deed and to the powers conferred by law, the Trust Property and the income of the Trust Property shall be held on the Termination Date for the Shareholders absolutely pro rata in accordance with Shares held.

   Section 8.02  Termination.

      (a) On the Termination Date, the Trustee shall fix the date of the Final Distribution, which shall be as soon as reasonably possible thereafter, and shall on that date make the Final Distribution, after which the Trust shall be dissolved.

      (b) The respective obligations and responsibilities under this Voting Trust Deed of the Depositor and the Trustee (other than the obligations of the Trustee to provide reports and other information under this Voting Trust Deed and to make distributions to Shareholders as herein set forth) shall terminate upon the effectuation of the Final Distribution.

                                  ARTICLE IX

                              MISCELLANEOUS TERMS

   Section 9.01  Amendment.

      (a) This Voting Trust Deed may be amended from time to time by the Depositor and the Trustee without the consent of any of the Shareholders:
   (i) if such amendment does not materially and adversely affect the rights of any Shareholder; (ii) to cure any ambiguity or to correct or supplement any provision in this Voting Trust Deed which may be defective or inconsistent with any other provision in this Voting Trust Deed; (iii) to add to the covenants, restrictions or obligations of the Depositor for the benefit of the Shareholders; (iv) to comply with the requirements of the law governing this Voting Trust Deed if such governing law is changed under Section 9.04(b); (v) to comply with any requirements imposed by the Commission or the Code or to qualify the Trust as a "grantor trust" under Subpart E, Part I of Subchapter J of the Code; (vi) to amend or waive the terms of Section 7.04(b) in any manner which shall not adversely affect the Shareholders in any material respect; or (vii) to evidence and provide for the acceptance of appointment under this Voting Trust Deed by a successor Trustee.

      (b) Notwithstanding the foregoing, this Voting Trust Deed may also be amended from time to time by the Depositor and the Trustee with the consent of Shareholders holding a majority of the outstanding Shares.

      (c) Notwithstanding the foregoing, no amendment to this Voting Trust Deed shall be effective if it causes the Trust not to be classified for U.S. federal, state and local income tax purposes as an "investment trust" under the Code and Treasury Regulation 301.7701-4(c) and, without limitation, as a grantor trust under Subpart E, Part I of Subchapter J of the Code pursuant to which the Shareholders will be considered to own the Trust Property for U.S. federal, state and local income tax purposes, and not as a trust or association taxable as a corporation or as a partnership.

   Section 9.02 Counterparts. This Voting Trust Deed may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

   Section 9.03  Limitation on Rights of Shareholders.

      (a) The death or incapacity of any Shareholder shall not (1) operate to terminate this Voting Trust Deed or the Trust Property, (2) entitle such Shareholder's legal representatives or heirs to claim an accounting or to take any Proceeding in any court for a partition or winding up of the Trust Property or (3) otherwise affect the rights, obligations and liabilities of the parties thereto or any of them.

      (b) No Shareholder shall have any right to control the operation and management of any Trust Property, or the obligations of the parties thereto, nor shall anything in this Voting Trust Deed set forth, or contained in the terms of the Shares or the Certificates, be construed so as to constitute the Shareholders from time to time as partners or members of an association. In addition, no Shareholder shall be under any liability to any third person by reason of any action taken by the parties to this Voting Trust Deed pursuant to any provision thereof.

   Section 9.04  Governing Law.

      (a) This Voting Trust Deed and each Share shall initially be governed by and construed in accordance with the laws of Bermuda. The Trustee, however, is prohibited from exercising any power or discretion granted under said laws that would be inconsistent with the qualification of the trust as an investment trust under the Code and Treasury Regulation 301.7701-4(c) and, without limitation, as a grantor trust under Subpart E, Part I of Subchapter J of the Code pursuant to which the Shareholders will be considered to own the Trust Property for U.S. federal, state and local income tax purposes. Notwithstanding the foregoing, the Trustee may upon obtaining the consent of the Depositor, at any time and from time to time, by written instrument, declare that the Trust hereunder shall from the date of such declaration, or from a date stated in such declaration, take effect in accordance with the law of such other jurisdiction as it and the Depositor, in their sole and absolute discretion, determine, and thereafter the law of such other jurisdiction shall govern the validity and construction of the Trust hereunder; provided, however, that if the Trustee exercises the discretionary power under this Section 9.04(a) to change the situs and governing jurisdiction of the Trust under this Voting Trust Deed, it may initiate such judicial proceedings (if any) as it deems necessary or desirable to accomplish such change, whether or not such proceeding is required by the law of the new governing jurisdiction. However, nothing in this section 9.04(a) shall be construed as allowing the Trustee to exercise this power in a manner that will result in the trust failing to qualify as an investment trust under the Code and Treasury Regulation 301.7701-4(c) and, without limitation, as a grantor trust under Subpart E, Part I of Subchapter J of the Code pursuant to which the Shareholders will be considered to own the Trust Property for U.S. federal, state and local income tax purposes.

      (b) At any time or times, without prior court approval but subject to applicable legal limitations, upon the written request of the Depositor, the Trustee shall move (or decline to move) all or part of the assets or the situs of administration of the trust from one jurisdiction to another jurisdiction and, in connection with such move, this Voting Trust Deed and each Share shall be governed by and construed in accordance with the laws of such other jurisdiction. The determination of the Depositor as to any such removal or change of situs may be made by them for any reason, including, without limitation, the convenience of the Depositor, P&O Princess, the Trustee or of the Shareholders; provided, however, that nothing in this
   Section 9.04(b) shall be construed as allowing the Depositor to exercise this power in a manner that will result in the trust failing to qualify at all times for U.S. federal, state and local income tax purposes as an "investment trust" under the Code and Treasury Regulation 301.7701-4(c) and, without limitation, as a grantor trust under Subpart E, Part I of Subchapter J of the Code pursuant to which the Shareholders will be considered to own the Trust Property for U.S. federal, state and local income tax purposes.

   Section 9.05 Notices. All directions, demands and notices under this Voting Trust Deed shall be in writing and shall be delivered to the Trustee at the Corporate Trust Office. Any notice required to be given to a Shareholder shall be sent by first class mail, postage prepaid, to the last address of such Shareholder set forth in the Share Register or may be given by facsimile to such number as may be provided to the Trustee. Any notice so mailed within the time prescribed in this Voting Trust Deed shall be conclusively presumed to have been duly given when mailed, whether or not the Shareholder receives such notice. Notices given by facsimile will be effective upon confirmation (including electronic confirmation) of effective transmission.

   Section 9.06 Severability of Terms. If any one or more of the covenants, agreements or terms of this Voting Trust Deed shall be for any reason whatsoever held invalid, then such covenants, agreements or terms shall be deemed severable from the remaining covenants, agreements or terms of this Voting Trust Deed and shall in no way affect the validity or enforceability of the other terms of this Voting Trust Deed or of the Shares or the rights of the Shareholders.

   Section 9.07 No Recourse. Each Shareholder, by its acceptance of a Share, acknowledges that such Share represents an identical fractional, undivided interest in the Trust Property only and does not represent an interest in or obligation of the Depositor, the Trustee or any Affiliate of the Depositor (other than the Trust, if the Trust is deemed to be an Affiliate of the Depositor) or the Trustee and no recourse may be had against such Persons or their respective assets.

   Section 9.08 Intent of the Parties. The parties intend that the Trust shall at all time be classified for U.S. federal, state and local income tax purposes as an "investment trust" under the Code and Treasury Regulation 301.7701-4(c) and, without limitation, as a grantor trust under Subpart E, Part I of Subchapter J of the Code pursuant to which the Shareholders will be considered to own the Trust Property for U.S. federal, state and local income tax purposes, and not as a trust or association taxable as a corporation or as a partnership. Each Shareholder, by its acceptance of its Shares, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes. Notwithstanding any other provision of this Voting Trust Deed or the SVE Special Voting Deed, the provisions of this Voting Trust Deed shall be interpreted to further this intention and powers granted as well as obligations undertaken pursuant to this Voting Trust Deed shall be construed so as to further such intent. No provision of this Voting Trust Deed shall be of any force or effect if such provision would result in the Trust being treated in a manner inconsistent with the intention of the parties as set forth in this
Section 9.08.

   Section 9.09 Voting Trust Deed Binding on Shareholders. Each Person becoming a Shareholder in accordance with the terms hereof and knowingly accepting a Share shall be bound by this Voting Trust Deed.

   IN WITNESS WHEREOF, the Depositor and the Trustee have caused this instrument to be duly executed as a deed as of the date first above written.

                                              The Corporate Seal of
                                              CARNIVAL CORPORATION, as
                                              Depositor, was hereunto affixed
                                              in the presence of

                                              ----------------------------------
                                              Name:
                                              Title:

                                              The Common Seal of
                                              [      ], as Trustee,
                                              was hereunto affixed in the
                                              presence of

                                              ----------------------------------
                                              Name:
                                              Title:

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Carnival's second amended and restated articles of incorporation and by-laws provide, subject to the requirements set forth therein, that with respect to any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, Carnival shall indemnify such person by reason of the fact that he is or was one of Carnival's directors or an officer, and may indemnify such person by reason of the fact that he is or was one of Carnival's employees or agents or is or was serving at Carnival's request as a director, officer, employee or agent in another corporation, partnership, joint venture, trust or other enterprise, in either case against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Carnival has entered into indemnity agreements with Shari Arison, Maks L. Birnbach, Richard G. Capen, Jr., Arnold W. Donald, James M. Dubin, Modesto Maidique, Stuart Subotnick, Sherwood M. Weiser, Meshulam Zonis and Uzi Zucker providing essentially the same indemnities as are described in Carnival's second amended and restated articles of incorporation.

Article 161 of P&O Princess' articles of association provides:

"Subject to the provisions of the Companies Acts but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company."

Under the UK Companies Act 1985, a UK company is not permitted to indemnify a director or officer of the company against any liability in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company. UK companies, however, may:

..  purchase and maintain liability insurance for officers and directors; and

.. indemnify officers and directors against any liability incurred by him either in defending any proceedings in which judgment is given in his favour or he is acquitted, or in connection with the court granting him relief from liability in the case of honest and reasonable conduct.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER                                    DESCRIPTION OF DOCUMENTS
------  --------------------------------------------------------------------------------------------

  5.1   Opinion of Tapia Linares y Alfaro*

  5.2   Opinion of Freshfields Bruckhaus Deringer*
 8.1    Opinion of Paul, Weiss, Rifkind, Wharton and Garrison LLP*

 23.1   Consent of PricewaterhouseCoopers LLP*

 23.2   Consent of KPMG Audit Plc*

 23.3   Consent of Tapia Linares y Alfaro (included in Exhibit 5.1).*

 23.4   Consent of Freshfields Bruckaus Deringer (included in Exhibit 5.2)*
 23.5   Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 8.1)*

 24.1   Power of Attorney of certain officers and directors of Carnival Corporation (included on the signature pages hereof)

 24.2   Power of Attorney of certain officers and directors of P&O Princess (included on the signature pages hereof)

 99.1   Form of Proxy Card*

--------
*  Filed as part of Amendment No. 1.

ITEM 22.  UNDERTAKINGS.

The undersigned Registrants hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent. change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to Registration Statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

      (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
   Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

      (7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      (8) That every prospectus: (i) that is filed pursuant to paragraph (8) immediately preceding, or (ii) that purports to meet the requirements of
   Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant, Carnival Corporation, hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

The undersigned Registrant, P&O Princess Cruises plc, hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      SIGNATURES OF CARNIVAL CORPORATION

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami, State of Florida, on the 24th day of February, 2003.


                                              CARNIVAL CORPORATION

                                              By: /s/  GERALD R. CAHILL
                                                  -----------------------------
                                                  Gerald R. Cahill  Chief
                                                  Financial and Accounting
                                                  Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                    TITLE                    DATE
    -                     ------------------------------- -----------------

    By:                *  Director, Chairman of the Board February 24, 2003
    ---------------------   and Chief Executive Officer
        Micky Arison        (Principal Executive Officer)

    By:                *  Director, Vice-Chairman of the  February 24, 2003
    ---------------------   Board and Chief Operating
       Howard S. Frank      Officer

    By:                *  Senior Vice President--Finance  February 24, 2003
    ---------------------   and Chief Financial and
      Gerald R. Cahill      Accounting Officer

    By:                   Director
    ---------------------
        Shari Arison

    By:                *  Director                        February 24, 2003
    ---------------------
      Maks L. Birnbach

    By:                *  Director                        February 24, 2003
    ---------------------
    Richard G. Capen, Jr.

    By:                *  Director                        February 24, 2003
    ---------------------
     Robert H. Dickinson

    --------------------- Director
      Arnold W. Donald

                              SIGNATURE TITLE DATE
                              --------- ----- ----

                By:                * Director February 24, 2003
                --------------------
                   James M. Dubin

                -------------------- Director
                 A. Kirk Lanterman

                By:                * Director February 24, 2003
                --------------------
                Modesto A. Maidique

                By:                * Director February 24, 2003
                --------------------
                  Stuart Subotnick

                By:                * Director February 24, 2003
                --------------------
                 Sherwood M. Weiser

                By:                * Director February 24, 2003
                --------------------
                   Meshulam Zonis

                By:                * Director February 24, 2003
                --------------------
                     Uzi Zucker


*   By:   /s/  ARNALDO PEREZ
        -------------------------------
                  Arnaldo Perez
                 Attorney-in-Fact

                        SIGNATURES OF P&O PRINCESS PLC

Pursuant to the requirements of the Securities Act, the Registrant, P&O Princess Cruises plc, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, Country of England, on the 24th day of February, 2003.

                                              P&O PRINCESS CRUISES plc

                                              By: /s/  NICHOLAS L. LUFF
                                                  -----------------------------
                                                  Nicholas L. Luff
                                                  Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
          ---------           ------------------------------- -----------------

By:                *          Director and Chairman of the    February 24, 2003
-----------------------------   Board
The Lord Sterling of Plaistow

By:                *          Director and Chief Executive    February 24, 2003
-----------------------------   Officer
     Peter G. Ratcliffe

By:                *          Chief Financial Officer         February 24, 2003
-----------------------------
      Nicholas L. Luff

By:                *          Group Financial Controller      February 24, 2003
-----------------------------
        Colin Rumble

By:                *          Director and Deputy Chairman of February 24, 2003
-----------------------------   the Board
       Sir John Parker

By:                *          Director                        February 24, 2003
-----------------------------
          Peter Foy

By:                *          Director                        February 24, 2003
-----------------------------
        Baroness Hogg

By:                *          Director                        February 24, 2003
-----------------------------
         Horst Rahe

                        AUTHORIZED REPRESENTATIVE IN
                        THE UNITED STATES

By:                 *                                       February 24,  2003
    -------------------------------
    Name:  Mona Ehrenreich
    Title:    General Counsel,
    Princess Cruises


*   By:   /s/  NICHOLAS L. LUFF
        -------------------------------
                 Nicholas L. Luff
                 Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
 NUMBER                                   DESCRIPTION OF DOCUMENTS

  5.1   Opinion of Tapia Linares y Alfaro*

  5.2   Opinion of Freshfields Bruckhaus Deringer*

  8.1   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP*

 23.1   Consent of PricewaterhouseCoopers LLP*

 23.2   Consent of KPMG Audit plc

 23.3   Consent of Tapia Linares y Alfaro (included in Exhibit 5.1)*

 23.4   Consent of Freshfields Bruckaus Deringer (included in Exhibit 5.2)*

 23.5   Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 8.1)*

 24.1   Power of Attorney of certain officers and directors of Carnival Corporation (included on the signature pages hereof)

 24.2   Power of Attorney of certain officers and directors of P&O Princess (included on the signature pages hereof)

 99.1   Form of Proxy Card*

--------
*  Filed as part of Amendment No. 1.